CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
by and between

CoreLogic Real Estate Solutions, LLC

and

Cognizant Technology Solutions U.S. Corporation

Effective as of August 17, 2011

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

7.3	Service Level Credits and Deliverable Credits	16
8	SUPPLIER PERSONNEL	17
8.1	Reserved	17
8.2	Key Supplier Personnel and Knowledge Transfer Personnel	17
8.3	Supplier Account Manager	18
8.4	Supplier Personnel Are Not CoreLogic Employees	19
8.5	Replacement, Qualifications and Retention Supplier Personnel	19
8.6	Reserved	20
8.7	Conduct of Supplier Personnel	20
8.8	Reserved	20
8.9	Substance Abuse	20
9	SUPPLIER RESPONSIBILITIES	21
9.1	Policy and Procedures Manual	21
9.2	Reports	22
9.3	Governance Model; Meetings	22
9.4	Quality Assurance and Internal Controls	23
9.5	CoreLogic Standards	24
9.6	Change Control	25
9.7	Software Currency	26
9.8	Cost Effectiveness and Cost Reduction	27
9.9	Malicious Code	27
9.10	Audit Rights	27
9.11	Subcontractors	30
9.12	Technology and Business Process Evolution	31
9.13	Notice of Adverse Impact	31
9.14	Force Majeure	32
9.15	Reserved	34
9.16	Government Contracts Flow-Down	34
9.17	CoreLogic Customer Contracts Flow-Down	34
10	CORELOGIC RESPONSIBILITIES	35
10.1	Responsibilities	35
10.2	Supplier Excused Performance	35
11	CHARGES	36
11.1	General	36
11.2	Administered Expenses	37
11.3	Taxes	37
11.4	Extraordinary Events	39
11.5	Refundable Items	39
11.6	CoreLogic Benchmarking Reviews	40
11.7	Financial Forecasting and Budgeting Support	40
12	INVOICING AND PAYMENT	41
12.1	Invoicing	41
12.2	Payment Due	42
12.3	Set Off	42
12.4	Disputed Charges	42
13	CORELOGIC DATA AND OTHER CONFIDENTIAL INFORMATION	42

13.1	Confidential Information	42
13.2	CoreLogic Data	45
13.3	Personal Data	49
13.4	Survival	51
14	OWNERSHIP OF MATERIAL	52
14.1	CoreLogic Owned Materials	52
14.2	Developed Materials	53
14.3	Supplier Owned Materials	54
14.4	Other Materials	55
14.5	General Rights	55
14.6	CoreLogic Rights Upon Expiration or Termination of Agreement	55
15	REPRESENTATIONS, WARRANTIES AND COVENANTS	57
15.1	Work Standards	57
15.2	Materials	57
15.3	Non-Infringement	58
15.4	Authorization	59
15.5	CoreLogic Code of Conduct	59
15.6	Disabling Code	59
15.7	Compliance with Laws	60
15.8	Interoperability	62
15.9	Disclaimer	62
16	INSURANCE AND RISK OF LOSS	62
16.1	Insurance	62
16.2	Risk of Loss	62
17	INDEMNITIES	63
17.1	Indemnity by Supplier	63
17.2	Indemnity by CoreLogic	64
17.3	Additional Indemnities	65
17.4	Infringement	65
17.5	Indemnification Procedures	65
17.6	Indemnification Procedures - Governmental and Other Claims	66
17.7	Subrogation	66
18	LIABILITY	67
18.1	Introduction	67
18.2	Limitation of Liability	67
19	DISPUTE RESOLUTION	69
19.1	Dispute Resolution Procedures	69
19.2	Jurisdiction	69
19.3	Continued Performance	69
19.4	Governing Law	69
19.5	Injunctive Relief	70
20	TERMINATION	70
20.1	Termination for Cause	70
20.2	Termination for Convenience	71
20.3	Termination Upon ***	71
20.4	Termination Upon CoreLogic Merger or Acquisition	71

20.5	Termination for Insolvency	72
20.6	CoreLogic Rights Upon Supplier's Bankruptcy	72
20.7	Termination for ***	73
20.8	Disengagement Services	73
21	GENERAL	76
21.1	Binding Nature, Assignment	76
21.2	Entire Agreement; Amendment	76
21.3	Notices	77
21.4	Counterparts, Headings, Language	78
21.5	Relationship of Parties	78
21.6	Severability	78
21.7	Consents and Approval	78
21.8	Waiver of Default; Cumulative Remedies	79
21.9	Survival	79
21.1	Publicity	79
21.11	Third Party Beneficiaries	79
21.12	Covenant ***	79
21.13	Order of Precedence	79
21.14	Hiring	80
21.15	Liens	80
21.16	Covenant of Cooperation and Good Faith	80
21.17	Acknowledgment, Further Assurances	80
21.18	Limitation on Damages	80

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
This Master Professional Services Agreement is entered into effective August 17, 2011 (the “Effective Date”) by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, California 92707 (“CoreLogic”), and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (“Supplier”).
WHEREAS, CoreLogic and Supplier have engaged in extensive negotiations, discussions and due diligence that have culminated in the formation of the contractual relationship described in this Agreement;
WHEREAS, prior to the date hereof, CoreLogic Global Services Private Limited provided certain services to CoreLogic and its Affiliates;
WHEREAS, on the date hereof, certain Affiliates of CoreLogic sold all of the issued and outstanding shares of CoreLogic Global Services Private Limited to Cognizant (Mauritius) Ltd., an Affiliate of Supplier pursuant to a share purchase agreement (the “Share Purchase Agreement”); and
WHEREAS, CoreLogic desires to procure from Supplier, and Supplier desires to provide to CoreLogic and the other Eligible Recipients, certain services, including services which CoreLogic previously obtained from CoreLogic Global Services Private Limited, on the terms and conditions specified in the Agreement;
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, CoreLogic and Supplier (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1.	Introduction.

1.1    Framework Approach.

(a)
Master Professional Services Agreement. The body of this agreement (i.e., the introductory paragraph through Article 21) and all schedules and annexes hereto (the “Master Professional Services Agreement” or “MPSA”) sets forth terms and conditions pursuant to which the Parties' may enter into supplementary agreements for the provision of Services.

(b)	Supplements and Work Orders. To the extent the Parties desire to enter into an agreement for Supplier to perform
Services, the Parties shall execute a supplement to this MPSA, a form for which is set forth in Annex 1. Each supplement, together with any Work Orders (defined below), exhibits, schedules, attachments or appendices thereto, shall be referred to as a “Supplement”. After execution of a Supplement, the Parties may modify the scope or nature of the Services to be provided under such Supplement by executing a work order referring to such Supplement (each, together with any attachments thereto, a “Work Order”). Supplements and Work Orders are not binding on the Parties until fully executed by authorized representatives of each Party.

(c)
Relationship of the Master Professional Services Agreement and Supplements. The term “Agreement” means, collectively, the MPSA and the Supplements. Unless and to the extent expressly excluded in a particular Supplement, all of the terms and conditions of this MPSA shall be deemed to be incorporated into such Supplement, unless, given the context of a particular term or condition, the term or condition is clearly inapplicable to such Supplement. For example, if this MPSA contains a term regarding Service Levels, and a particular Supplement does not contain Service Levels, such term would not apply to such Supplement. The terms and conditions of a particular Supplement (including incorporated MPSA terms and conditions as such may have been modified for such Supplement), apply only to such Supplement unless otherwise expressly provided. However, information in any Schedule to the MPSA (and all

Schedules to this Agreement are marked as such), for example, Schedule 1, will apply to all Supplements. For example, a pricing term in Schedule A-4 to Supplement A will not apply to Supplement B unless otherwise expressly agreed, but a pricing term in Schedule 4 will apply to all Supplements.

(d)
References. References to any Schedule, Attachment, Appendix or Annex include all subparts of such documents. For example, a reference to Schedule 3 will include reference to Attachments 3-A, 3-B, and 3-C to Schedule 3.

1.1    Definitions.

a.	Except as otherwise expressly provided in this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1.

b.
Each reference in this Agreement to “Commencement Date” refers to the applicable Commencement Date for the particular Services as designated in the applicable Supplement or a Companion Agreement for such Supplement. Each reference to “Term” refers to the Term for the applicable Supplement.

2.CONTRACT DOCUMENTS.

2.1    Associated Contract Documents.

This MPSA includes each of the following Schedules and Annexes, all of which are incorporated into this MPSA by this reference.

Schedule 1	Definitions

Schedule 2	Services

Schedule 3	Service Levels

Schedule 4	Pricing and Financial Provisions

Schedule 5	Human Resources Provisions

Schedule 6	Governance

Schedule 7	Facilities

Schedule 8	Rules, Procedures and Policies

Schedule 9	Insurance Requirements

Schedule 10	Collaboration Between the Parties

Schedule 11	Minimum Revenue Commitment and Termination Charges

Schedule 12	Direct Supplier Competitors

Schedule 13	FAR Flow Down Provisions as of Effective Date

Schedule 14	Approved Benchmarkers

Annex 1	Form of Supplement

Annex 2	Form of Non-Disclosure Agreement

2.2    Companion Agreements.

(a)
At CoreLogic's request, Supplier shall enter into, or cause Supplier Affiliates to enter into, one or more companion agreements (in a form to be mutually agreed by the Parties at the time of such request) with non-U.S. Entities that are Eligible Recipients for the purpose of memorializing the implementation of this Agreement and the applicable Supplement (each, a “Companion Agreement”). All Services shall be provided by Supplier or the applicable Affiliate of Supplier pursuant to this Agreement or an executed Companion Agreement. Unless and to the extent an individual Companion Agreement expressly provides otherwise, each Companion Agreement shall incorporate by reference the terms and conditions of this Agreement and shall not be construed as altering or superseding the rights and obligations of the Parties under this Agreement.

(b)
CoreLogic shall be fully responsible and liable for all obligations of the applicable Eligible Recipient, and Supplier shall be fully responsible and liable for all obligations of itself or any Supplier Affiliate or Subcontractor of Supplier to the same extent as if such failure to perform or comply was committed by CoreLogic (in the case of the Eligible Recipients) or by Supplier (in the case of Supplier's Affiliates or Subcontractors) and each party will have the same rights under this Agreement if an event or circumstance (e.g., bankruptcy) occurs with respect to an Eligible Recipient (in the case of the rights of Supplier or a Supplier Affiliate or Subcontractor (in the case of the rights of CoreLogic) that is a party to a Companion Agreement, that it would have if such party were CoreLogic (in the case of the Eligible

Recipients) or Supplier (in the case of Supplier's Affiliates or Subcontractors).

(c)
The Supplier Account Manager (and his or her designees(s)) and the CoreLogic Relationship Manager (and his or her designees(s)) shall remain responsible for the administration of this Agreement and the individual Companion Agreements on a day-to-day basis on behalf of Supplier and CoreLogic respectively and shall each provide recommendations to his or her respective Party's authorized representative to amend, modify, change, waive or discharge their rights and obligations under this Agreement or such Companion Agreements as appropriate.

(d)
Notwithstanding anything to the contrary in any Companion Agreement, any and all disputes arising under or relating to any Companion Agreement shall be subject to the provisions of Article 19, and under no circumstances shall CoreLogic or any Eligible Recipient, on the one hand, or Supplier, any Supplier Affiliate or Subcontractor, on the other hand, bring or attempt to bring any claim or other action arising under or relating to any Companion Agreement or this Agreement in any jurisdiction except as provided in Section 19.2. In addition, CoreLogic shall have the right to enforce this Agreement (including the terms of all Companion Agreements) on behalf of each Eligible Recipient that enters into a Companion Agreement, and to assert all rights and exercise and receive the benefits of all remedies (including monetary damages) of each Eligible Recipient, to the same extent as if CoreLogic were such Eligible Recipient, subject to the limitations of liability applicable under this Agreement; provided that, in the event that CoreLogic enforces this Agreement and/or asserts any rights or exercises and receives the benefit of any remedies (as the case may be, a “CoreLogic Remedial Action”) that may be available to any Eligible Recipient, the Eligible Recipient on whose behalf the CoreLogic Remedial Action was brought shall not bring or assert, nor have the right to bring or assert, any duplicative or additional CoreLogic Remedial Action arising out of the same facts or circumstances giving rise to the CoreLogic Remedial Action brought or asserted on its behalf by CoreLogic. Supplier shall have the right to enforce this Agreement (including the terms of all Companion Agreements) on behalf of each Affiliate or Subcontractor that enters into a Companion Agreement, and to assert all rights and exercise and receive the benefits of all remedies (including monetary damages) of each Affiliate or Subcontractor hereunder, to the same extent as if Supplier were such Affiliate or Subcontractor, subject to the limitations of liability applicable under this Agreement; provided that, in the event that Supplier enforces this Agreement and/or asserts any rights or exercises and receives the benefit of any remedies (as the case may be, a “Supplier Remedial Action”) that may be available to any Supplier Affiliate or Supplier Subcontractor, the Affiliate or Subcontractor on whose behalf the Supplier Remedial Action was brought shall not bring or assert, nor have the right to bring or assert, any duplicative or additional Supplier Remedial Action arising out of the same facts or circumstances giving rise to the Supplier Remedial Action brought or asserted on its behalf by Supplier. Each reference to “Supplier” in this Agreement shall be deemed to refer to Supplier Affiliates or Subcontractors, to the extent such Supplier Affiliates or Subcontractors perform, or are obligated to perform, Services under any Companion Agreement.

3.TERM.

3.1    Initial Term.
The Term for each Supplement shall be as set forth therein, unless such Supplement is terminated earlier in accordance with this Agreement.
3.2    Notice and Extension of Term of Supplements.
CoreLogic's rights to extend, at its sole option, the Supplement Term of an applicable Supplement on the terms and conditions then set forth in this Agreement and such Supplement shall be set forth in such Supplement.
3.3    Term of Agreement.
Unless otherwise terminated in accordance with Article 20, this Agreement shall remain in effect until the second anniversary of the first date on which no Supplement is then in effect between the Parties.

4.	SERVICES.

4.1    Overview.

(a)
Services. During the periods set forth in the applicable Supplement, Supplier shall provide the following services as they may evolve during the Term (or be supplemented, enhanced, modified or replaced by the Parties) to CoreLogic, and, upon CoreLogic's request, to Eligible Recipients and Authorized Users designated by CoreLogic:

(i)	The services, functions and responsibilities described as Supplier's responsibility in the applicable Supplement and elsewhere in this Agreement;

(ii)
The related services, functions and responsibilities performed during the *** months preceding the Commencement Date by, (a) in the case of Supplement A, the Continuing Employees (as such term is defined in Schedule A-5 thereto) and (b) with respect to all other Supplements, CoreLogic Personnel (including CoreLogic Affiliates and contractors) who were displaced or whose functions were displaced as a direct result of such Supplement, even if the service, function, or responsibility is not specifically described in such Supplement (provided that, in the event of a direct conflict between the description of services, functions and responsibilities in such Supplement and the scope of services as described in this Section 4.1(a)(ii), the description in such Supplement shall control); and

(iii)	All subtasks of the obligations covered in the description of Services set forth in a Supplement, whether or not such subtasks are written in such description of Services.

(b)
*** Services. If any services, functions or responsibilities *** described in a Supplement are *** or *** of the described Services, or are *** for *** or *** of the Services in *** with this Agreement, those services, functions and responsibilities *** be *** to be *** within the scope of the Services to be delivered for the Charges, *** if such *** or *** were *** in such Supplement (other than any such services, functions or responsibilities that are specified as CoreLogic's responsibility hereunder or under the applicable Supplement).

(c)
Required Resources. Except as otherwise expressly provided in the applicable Supplement or otherwise in this Agreement, Supplier shall be responsible for providing the facilities, personnel, Equipment, Materials, technical knowledge, expertise and other resources necessary to provide the Services.

(d)
Supplier Responsibility. Supplier shall be responsible for the performance of the Services in accordance with this Agreement even if such Services are actually performed or dependent upon services performed by Subcontractors and other non-Supplier Personnel, including CoreLogic employees, for whom Supplier is *** or *** responsible under this Agreement.

4.2    Transition Services.

a.
Transition. Supplier shall perform the services required to smoothly transfer responsibility for the services to be transitioned from CoreLogic (or Third Party Contractors where applicable) to Supplier (the “Transition Services”), including those described in any transition plan set forth in the applicable Supplement (the “Transition Plan”).

b.
Initial Transition Plan. If an initial Transition Plan is set forth in the applicable Supplement, Supplier shall prepare and deliver to CoreLogic a detailed Transition Plan for CoreLogic's review, comment and approval within the time period agreed and set forth in the applicable Supplement. The proposed detailed Transition Plan shall describe in greater detail the specific transition activities to be performed by Supplier, but shall be consistent in all material respects with the initial Transition Plan, including the activities, Deliverables, Transition Milestones and Deliverable Credits described in the initial Transition Plan. Supplier shall address and resolve any questions or concerns CoreLogic may have as to any aspect of the proposed detailed Transition Plan and incorporate any modifications, additions or deletions to such Transition Plan mutually agreed by the Parties. To the extent practicable, given the timing and level of questions/concerns to be addressed, Supplier shall deliver a revised Transition Plan to CoreLogic for CoreLogic's approval of the detailed Transition Plan within *** days after the Supplement Effective Date unless another period is agreed upon by the Parties. The detailed Transition Plan, as approved by CoreLogic, shall be deemed to be appended to and incorporated in the applicable Supplement.

c.
Detailed Transition Plan. To the extent requested by CoreLogic, the detailed Transition Plan shall identify (i) the transition activities to be performed by Supplier and the significant components, subcomponents and the conditions precedent associated with each such activity, (ii) all Deliverables to be completed by Supplier in connection with the Transition Services, (iii) the date(s) by which each such activity or Deliverable is to be completed (the “Transition Milestones”), (iv) the completion date for each Transition Services task, (v) the contingency or risk mitigation strategies to be employed by Supplier in the event of disruption or delay, (vi) the acceptance criteria (and, if appropriate, description of applicable testing) to be applied by CoreLogic in evaluating Transition Services deliverables, (vii) any transition responsibilities to be performed or transition resources to be provided by CoreLogic, (viii) any related documents contemplated by this Agreement and/or required to effectuate the transition to be executed by the Parties and (ix) a detailed work plan identifying the specific transition activities to be performed by Supplier on a *** basis during the Transition Period.

d.
Performance. Supplier shall perform the Transition Services described in the Transition Plan in accordance with the timetable and the Transition Milestones set forth in the Transition Plan. Supplier shall perform the Transition Services in a manner that will not disrupt the business or operations of any of the Eligible Recipients or degrade the Services then being received by any of the Eligible Recipients, except as may be otherwise addressed in the Transition Plan. Prior to undertaking any transition activity, Supplier shall discuss with CoreLogic all *** material risks and shall not proceed with such activity until *** is *** with the plans with regard to such risks (provided that neither Supplier's disclosure of any such risks to CoreLogic, nor CoreLogic's acquiescence in Supplier's plans, shall operate or be construed as limiting Supplier' responsibility under this Agreement). Supplier shall identify and resolve, with CoreLogic's reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that is Supplier's responsibility and shall use all commercially reasonable efforts to assist CoreLogic with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that is CoreLogic's responsibility.

e.
Reports. Supplier shall meet at least *** with CoreLogic to report on its progress in performing its responsibilities set forth in the Transition Plan. Supplier also shall provide written reports to CoreLogic at least *** regarding such matters, and shall provide oral reports more frequently if reasonably requested by CoreLogic. Promptly after receiving any information indicating that Supplier may not perform its responsibilities or meet the timetable set forth in the Transition Plan, Supplier shall notify CoreLogic in writing of the potential delays and shall identify when possible for CoreLogic's consideration and approval specific measures to address such delay and mitigate the risks associated therewith.

f.
*** or *** of Transition Activities. CoreLogic reserves the right, in its sole discretion, to *** or *** the performance of the Transition Services and/or the transition of all or any part of the Services. If CoreLogic elects to exercise such right because of Supplier's failure to perform the Services related to a Transition Milestone, or Supplier's failure to perform its transition-related obligations under the applicable Supplement or this Section 4.2, CoreLogic shall *** or *** in connection with such decision. If CoreLogic's decision is not based in material part on *** about Supplier's ability to perform the Services or Supplier's failure to perform its obligations under the applicable Supplement, *** shall *** for *** reasonably *** as a result of such decision (provided that *** notifies *** in advance of such ***, obtains *** prior to *** such ***, and uses commercially reasonable efforts to minimize such costs).

g.	Failure to Meet Transition Milestones.

i.	If Supplier fails to meet a Transition Milestone, Supplier shall pay CoreLogic any Deliverable Credits specified in the applicable Supplement for such Transition Milestone.

ii.	Neither the Transition Services nor the activities and Deliverables associated with individual Transition Milestones will be deemed complete until Acceptance of such activities and Deliverables.

iii.
In addition to any Deliverable Credits provided pursuant to Section 4.2(g)(i), subject to Section 9.14 and except as provided in Section 10.2, if Supplier fails to meet the date specified for any Transition Milestone, Supplier shall *** be *** to *** for work associated with such Transition Milestone after such date.

h.
Termination for Cause. In addition to any other termination right CoreLogic may have under this Agreement, CoreLogic may terminate the applicable Supplement in whole or in part for cause if (i) Supplier materially breaches its obligations with respect to the provision of Transition Services and fails to cure such breach within *** days after its receipt of written notice, (ii) Supplier fails to meet a Transition Milestone and such failure constitutes a material breach of the applicable Supplement and Supplier fails to cure such breach within *** days after its receipt of written notice or (iii) Supplier fails to meet a Transition Milestone designated in the applicable Supplement as a “Critical Transition Milestone”. In all such events, subject to Section 18.2, CoreLogic may recover the damages suffered by the Eligible Recipients in connection with such a termination, provided that, if such termination is based on Supplier's failure to meet a Transition Milestone, Supplier shall be entitled to set-off against such damages any Deliverable Credits Supplier has paid for the failure to meet such Transition Milestone.

4.3    New Services.

a.
Procedures. If CoreLogic requests that Supplier perform any New Services reasonably related to the Services or other services generally provided by Supplier, Supplier shall promptly prepare a New Services proposal for CoreLogic's consideration. Unless otherwise agreed by the Parties, Supplier shall prepare such New Services proposal *** to CoreLogic and shall deliver such proposal to CoreLogic within ten (10) business days of its receipt of CoreLogic's request, unless a longer period of time is agreed upon by the Parties (such agreement by CoreLogic not to be unreasonably withheld). Supplier shall use commercially reasonable efforts to respond quickly in the case of a pressing business need or an emergency situation. CoreLogic shall provide such information as Supplier reasonably requests in order to prepare such New Services proposal. CoreLogic may accept or reject any New Services proposal in its sole discretion and Supplier shall not be obligated to perform any New Services to the extent the applicable proposal is rejected. If CoreLogic accepts Supplier's proposal, Supplier will perform the New Services and will be paid in accordance with the proposal submitted by Supplier, or other terms as may be agreed upon by the Parties, and the applicable provisions of this Agreement. Upon CoreLogic's acceptance of a Supplier proposal for New Services, the scope of the Services will be expanded to include such New Services, and such accepted New Services proposal will be documented in a Work Order or in a new Supplement to the Agreement, as applicable. Notwithstanding any provision to the contrary, (i) Supplier shall act reasonably and in good faith in formulating its pricing proposal, (ii) Supplier shall use commercially reasonable efforts to identify *** of *** the *** to CoreLogic, including utilizing Subcontractors as and to the extent appropriate, (iii) such pricing proposal shall be *** to CoreLogic *** the *** and *** set forth in this Agreement for *** or *** Services, and (iv) such pricing proposal shall take into account the *** and *** of *** CoreLogic and Supplier. If CoreLogic requests additional Services and Supplier and CoreLogic disagree about whether such requested Services constitute New Services, then the Parties shall meet and discuss such disagreement in good faith, provided that *** the *** and *** of such ***, Supplier shall perform such requested Services to the extent that it has the capability (meaning it is among the types of Services that Supplier does or reasonably can provide) to provide such requested additional Services. If, after *** days of the commencement of discussions, the Parties cannot agree on whether such requested Services constitute New Services, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19.

b.
Use of Third Parties. CoreLogic may elect to solicit and receive bids from third parties to perform any New Services. If CoreLogic elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement, and (ii) Supplier shall cooperate with such third parties as provided in Section 4.5.

c.
Services Evolution and Modification. The Parties anticipate that the Services will evolve and be supplemented, modified, or enhanced over time to keep pace with technological advancements and improvements in the methods of delivering Services and changes in the businesses of the Eligible Recipients. The Parties acknowledge and agree that these changes will modify the Services and *** to result in *** or *** Charges *** the changed services *** the *** of ***.

d.
Authorized User and Eligible Recipient Requests. Supplier shall promptly inform the CoreLogic Relationship Manager or his or her designee of requests for New Services from Authorized Users or Eligible Recipients, and shall submit any proposals for New Services to the CoreLogic Relationship Manager or his or her designee. Supplier shall not agree to provide New Services to any Authorized Users or Eligible Recipients, and CoreLogic shall not pay for such New Services, without the prior written approval of the CoreLogic Relationship Manager or his or her designee.

4.6    Billable Projects; Additional Work or Reprioritization.

a.
Billable Projects. Supplier shall perform Projects requested and approved by CoreLogic pursuant to this Agreement and the applicable Supplement. A Project may consist of or include work that would otherwise be treated as New Services. Supplier Personnel assigned to perform such Projects shall possess the training, education, experience, competence and skill to perform such work. The CoreLogic Relationship Manager or his or her designee shall request, define and set the priority for such Projects. Supplier shall maintain appropriate continuity of personnel assigned to perform Projects in accordance with the requirements set forth in Article 8 below. Supplier shall utilize its personnel as and to the extent necessary to perform the work in question and meet the agreed Project schedule.

b.
The CoreLogic Relationship Manager or his or her designee may identify new or additional work activities to be performed by Supplier Personnel possessing the required skills (including work activities that would otherwise be treated as New Services) or reprioritize or reset the schedule for existing work activities to be performed by such Supplier Personnel. Unless otherwise agreed, CoreLogic shall incur *** for the performance of such work activities by Supplier Personnel then assigned to CoreLogic. Supplier shall use commercially reasonable efforts to perform such work activities without impacting the established schedule for other tasks or the performance of Services in accordance with the Service Levels. If it is not possible to avoid such an impact, Supplier shall notify CoreLogic of the anticipated impact and obtain its consent prior to proceeding with such work activities. CoreLogic, in its sole discretion, may forego or delay such work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated therewith or the Service Levels to permit the performance by Supplier of such work activities, and such changes shall be documented per Section 9.6.

4.7    Right to In-Source or Use of Third Parties; Cooperation and Management.

a.
Right of Use. This Agreement shall not be construed as a requirements contract and shall not be interpreted to prevent any Eligible Recipient from obtaining from third parties (each, a “Third Party Contractor”), or providing to themselves, any or all of the Services or any other services. Subject to any pricing-related constraints (e.g., volume based pricing) or minimum commitments as may be specifically provided in this Agreement, (a) nothing in this Agreement limits CoreLogic's right or ability to add or delete Eligible Recipients or increase or decrease its demand for Services, and (b) nothing in this Agreement should be construed or interpreted as limiting CoreLogic's right or ability to change Service volumes or move parts of any Service in or out of scope. To the extent CoreLogic adds or deletes Eligible Recipients or any Eligible Recipient increases or decreases its demand for Services or obtains Services from a Third Party Contractor or provides Services to itself, the amount to be paid to Supplier by CoreLogic will be equitably adjusted pursuant to the terms of this Agreement and/or any Supplement, including, if applicable in accordance with Schedule 4 or as otherwise specified in the applicable Supplement. Except as otherwise provided in an applicable Supplement or Work Order, CoreLogic will not be obligated to pay Termination Charges in connection with such adjustment.

b.
Supplier Cooperation. Supplier shall cooperate with and work in good faith with CoreLogic, the other Eligible Recipients and Third Party Contractors as described in this Agreement or requested by CoreLogic and at no additional charge to CoreLogic (except to the extent that such cooperation qualifies as New Services). If and to the extent requested by CoreLogic, Supplier shall provide such cooperation by, among other things: (i) timely providing reasonable electronic and physical access to the business processes and associated Equipment, Materials and/or Systems to the extent necessary and appropriate for CoreLogic, the other Eligible Recipients or Third Party Contractors to perform the work assigned to them; (ii) timely providing written requirements, standards, policies or other documentation for the business processes and associated Equipment, Materials or Systems procured, operated, supported or used by Supplier in connection with the Services; (iii) providing access to CoreLogic Data to the Eligible Recipients and/or Third Party Contractors in the same manner and to the same extent access to such data is provided to CoreLogic; (iv) timely providing cooperation and assistance in accordance with Section 20.8 to facilitate the orderly transfer of terminated Services from Supplier to CoreLogic, the other Eligible Recipients and/or Third Party Contractors; (v) ensuring that there is no *** in the *** of the Services caused by the adjustments made by Supplier (other than as approved in advance by CoreLogic) following such transfer of Services, (vi) establishing procedures and other arrangements with Third Party Contractors to ensure continuity of seamless service to CoreLogic (e.g., RACI charts, multi-supplier governance procedures) and (vii) any other cooperation or assistance reasonably necessary for CoreLogic, the other Eligible Recipients and/or Third Party Contractors to perform the work in question. CoreLogic personnel and Third Party Contractors shall comply with Supplier's reasonable security and confidentiality requirements, and shall, to the extent performing work on Materials, Equipment or Systems for which Supplier has operational responsibility, comply with Supplier's reasonable standards, methodologies, and procedures. If requested by CoreLogic, Supplier shall work reasonably with CoreLogic and Third Party Contractors to enter into a mutually agreed joint governance and issue resolution document between Supplier and Third Party Contractors who provide similar or related services to CoreLogic.

c.
Managed Third Parties. With respect to Third Party Contractors identified in a Supplement as “Managed Third Parties” and any substitutes or replacements for Third Party Contractors so identified (each, a “Managed Third Party”), Supplier shall: (i) manage the Managed Third Parties, including monitoring operational day-to-day service delivery, monitoring performance, escalating problems for resolution, and maintaining technical support relationships; (ii) *** by ***, work with CoreLogic to manage new and existing contractual relationships between CoreLogic and Managed Third Parties; (iii) oversee Managed Third Party delivery of services and compliance with the service levels and the performance standards contained in CoreLogic's agreement with the Managed Third Party (to the extent such relevant terms are made known to Supplier); (iv) notify CoreLogic and the Managed Third Party of each Managed Third Party failure to perform in accordance with the performance standards or other terms and conditions contained in CoreLogic's agreement with the Managed Third Party (to the extent such relevant terms are made known to Supplier); (v) escalate Managed Third Party performance failures to Managed Third Party management as promptly as practicable to achieve timely resolution; (vi) monitor and manage the Managed Third Party's efforts to remedy a failure of performance; (vii) communicate to CoreLogic the status of the Managed Third Party's efforts to remedy a failure of performance; (viii) recommend retention, replacement, modification, or termination of the Managed Third Party based on the performance or cost benefits to CoreLogic as tracked by Supplier; and (ix) participate and assist in the *** (e.g., *** or ***) of such Managed Third Parties if CoreLogic requests that re-sourcing.

4.8    Correction of Errors.

As part of the Services and at *** to *** (until the end of any applicable ***, to the extent a *** is applicable), Supplier shall promptly correct any errors or inaccuracies in or with respect to the Services, the information or data provided or maintained in relation to the Services or contained in Reports, or other contract Deliverables.

4.9    Competition.

The Parties will comply with their respective obligations and agreements regarding competition as set forth in Schedule 10.

5.	REQUIRED CONSENTS.

5.1    Administrative Responsibility.

Each Party shall undertake all administrative activities necessary to obtain the Required Consents for which such Party is financially responsible, as such financial responsibility is designated in Section 5.2. At either Party's request, the other Party will reasonably cooperate with the requesting Party in obtaining the applicable Required Consents by executing appropriate written communications approved by the non-requesting Party and other documents prepared or provided by the requesting Party. The Parties shall reasonably cooperate in minimizing or eliminating any costs associated with obtaining Required Consents.
5.2    Financial Responsibility.

Financial responsibility for obtaining Required Consents shall be as follows: (a) Subject to Section 5.2(b) through (d) below, each Party shall bear the costs of obtaining Required Consents that are such Party's responsibility under and/or pursuant to its contracts and licenses (including those related to volume changes for existing Services), including any termination and re-licensing fees or expenses associated with third-party licenses or contracts as to which such Party is unable to obtain such Required Consents; (b) unless otherwise agreed in a Supplement, Supplier shall bear such Required Consent costs associated with CoreLogic's contracts and licenses to extent Supplier's performance of the Services requires additional or different use or access than the manner in which CoreLogic used or accessed such contracts and licenses as of the applicable Supplement Effective Date; (c) Required Consents costs associated with New Services will be handled in a manner to be mutually agreed by the Parties; and (d) Required Consents listed in subsection (iv) of the definition of Required Consents, Supplier shall undertake all administrative activities and bear the financial responsibility necessary to obtain such Required Consents. With respect to Required Consents listed in subsection (v) of the definition of Required Consents, if CoreLogic requires a change in the location of the installation or use of any Software, Equipment or System not already contemplated in the applicable Supplement, CoreLogic will undertake such administrative responsibilities and bear financial responsibility.
5.3    Contingent Arrangements.

The following shall apply in the event either Party is unable to obtain a Required Consent that is such Party's responsibility despite using commercially reasonable efforts. If CoreLogic is unable to obtain a Required Consent with respect to CoreLogic's Third Party Contract that is CoreLogic's responsibility, the Parties shall cooperate to determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such Required Consent. Without limiting the foregoing, if such alternative approaches are required, the Parties shall equitably adjust the terms and the prices specified in this Agreement to reflect any additional costs being incurred by CoreLogic or Supplier and any Services not being received by CoreLogic and the Eligible Recipients. If Supplier is unable to obtain a Required Consent that Supplier is required to obtain, then Supplier shall use commercially reasonable efforts to: (a) in the case of Supplier Third Party Contracts, replace such Third Party Contract with another Third Party Contract offering products and services with similar features and functionality; or (b) in the case of a CoreLogic Third Party Contract, adopt such alternative approaches as are necessary and sufficient to provide the Services without such Required Consent. Without limiting the foregoing, if such alternative approaches are required, the Parties shall equitably adjust the terms and the prices specified in this Agreement to reflect any additional costs being incurred by CoreLogic or Supplier and any Services not being received by CoreLogic and the Eligible Recipients.

6.	FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES.

6.1    Service Facilities.

(a)
Service Facilities. Supplier and its Affiliates and Subcontractors will only supply or provide the Services at or from (i) the CoreLogic Facilities and Supplier Facilities described in Schedule 7, or (ii) any other service location permitted by applicable Law and approved in advance in writing by CoreLogic. Supplier shall obtain CoreLogic's prior approval, which approval shall not unreasonably withheld or delayed, prior to (i) any proposed relocation or reallocation by Supplier, its Affiliates or Subcontractors of the provision of a Service to a new or different Supplier Facility within the same country that has been approved by CoreLogic, or (ii) movement of the provision of a Service from one approved Supplier Facility to another Supplier Facility in a different country (except to the extent that such movement has been expressly approved by CoreLogic in any personnel projection matrix or transition plan attached to a Supplement). CoreLogic will discuss such Supplier requests to move to a country from which CoreLogic has not approved provision of Services; provided, CoreLogic may refuse any such request for one or more business reasons identified by CoreLogic, including, because CoreLogic has determined that (1) such location may have a material adverse impact on the Services or the business or reputation of CoreLogic or any Eligible Recipient, (2) events or conditions in such location interfere with CoreLogic's or any Eligible Recipient's ability to conduct its business or to exercise and enforce its rights under this Agreement, or to protect its assets and rights generally or to remain in compliance with applicable Laws, or (3) CoreLogic's compliance function has determined that such location is not an acceptable location in which for CoreLogic to conduct business, or (4) constraints in the customer agreements of CoreLogic or an Eligible Recipient. *** shall be *** for *** or *** resulting from any *** to a *** or ***, including any costs or expenses incurred or experienced by *** as a result of such relocation. CoreLogic shall have the right to request that Supplier relocate the performance of all or any portion of the Services to a different location, and if Supplier relocates performance of the Services to such location, *** shall be *** for *** and ***, *** or *** resulting from such CoreLogic-initiated relocation, to the extent such incremental costs, taxes or expenses *** other *** of ***. Supplier will store and process CoreLogic Data only in the locations set forth in Schedule 7. Supplier shall not transfer CoreLogic Data to any other locations, nor change the locations for storage and processing of such CoreLogic Data, except as expressly permitted in Schedule 7, or otherwise with the express written consent of CoreLogic, which CoreLogic may withhold in its sole discretion.

(b)
*** Responsibilities. Except as provided in Sections 6.1(a), 6.2 and 6.5(e) and the applicable Supplement, *** shall be responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities required to perform the Services.

6.2    CoreLogic Facilities.

a.
Access and Use. CoreLogic shall provide Supplier with access to and the use of the CoreLogic Facilities (or equivalent space) described in Schedule 7 or specified in the applicable Supplement for the periods specified therein solely as necessary for Supplier to perform its obligations under this Agreement. If any given Supplement provides that CoreLogic will make office space or storage space at any CoreLogic Facilities available to Supplier, then CoreLogic will provide such space and any reasonable and customary related office support services (such as parking privileges, access cards or badges, cafeteria services, Internet, phone, fax, photocopier and furniture), to Supplier, as such level of support services may be modified from time to time, but only to the extent CoreLogic provides such items to its own employees at such CoreLogic location. Supplier shall only provide Services from the locations set forth in the Supplement and will not change those locations without CoreLogic's prior written approval. Supplier's use of any of CoreLogic's locations does not constitute or create a leasehold interest, and CoreLogic may, upon request from time to time, require that Supplier re-locate to other reasonably equivalent space within CoreLogic's location. THE CoreLogic FACILITIES ARE PROVIDED BY CoreLogic TO Supplier ***. CoreLogic *** AS TO THE CoreLogic FACILITIES, OR THEIR *** BY Supplier.

b.
CoreLogic Rules. In performing the Services, Supplier shall observe and comply with all CoreLogic policies, guidelines, rules, and regulations applicable to CoreLogic Facilities or the performance of the Services that are communicated to Supplier, including those set forth on Schedule 8 and those communicated to Supplier or Supplier Personnel by the means generally used by CoreLogic to disseminate such information to its employees or contractors (collectively, “CoreLogic Rules”). Supplier shall be responsible for the promulgation and distribution to Supplier Personnel of CoreLogic Rules that have been communicated to Supplier. In addition, Supplier and Supplier Personnel shall be responsible for familiarizing themselves with the premises and operations at each CoreLogic Facility at, to or from which Services are rendered and the CoreLogic Rules applicable to each such Site or Facility that are communicated to Supplier. Additions or modifications to the CoreLogic Rules may be (i) communicated orally by an Eligible Recipient directly to Supplier and Supplier Personnel, provided that as promptly as practicable after such communication, such Eligible Recipient provides to the Supplier a document (or other tangible record) which describes, or summarizes such oral communication, (ii) disclosed to Supplier and Supplier Personnel in writing, (iii) conspicuously posted at a CoreLogic Facility, (iv) electronically posted, or (v) communicated to Supplier or Supplier Personnel by means generally used by CoreLogic to disseminate such information to its employees or contractors. Supplier and Supplier Personnel shall observe and comply with such additional or modified CoreLogic Rules as are communicated to Supplier, provided however, if any such addition or modification requires changes to the Services that meet the definition of New Services, such changes shall be handled in accordance with Section 4.3. At CoreLogic's request, Supplier Personnel shall participate in CoreLogic provided training programs regarding CoreLogic Rules.

6.3    Supplier's Responsibilities Regarding CoreLogic's Network.

a.
To the extent any Equipment used by Supplier or Supplier Personnel is, with CoreLogic's approval, to be connected to any network operated by or on behalf of an Eligible Recipient (a “CoreLogic Network”), such Equipment (and all Software installed thereon) shall be (i) subject to review and approval in advance by CoreLogic, not to be unreasonably withheld or delayed (Supplier shall cooperate with CoreLogic in the testing, evaluation and approval of such Equipment), (ii) in strict compliance with the then-current CoreLogic Rules and CoreLogic Standards communicated to Supplier in advance, unless and to the extent deviations are approved in advance by CoreLogic. Supplier shall not install or permit the installation of any other software on such Equipment without CoreLogic's prior approval. Supplier will use each CoreLogic Network for the sole and limited purpose of and to the limited extent necessary for performing the Services. Supplier shall not access, or attempt to access, any part of any CoreLogic Network that Supplier is not authorized to access, including any part of the CoreLogic Network that is not reasonably necessary for and pertinent to the performing the Services.

b.
Except as otherwise agreed in a Supplement (A) all Services involving the use of CoreLogic Materials will be performed on or using a *** designated by *** and (B) all Developed Materials will be created on *** through such ***.

c.
Supplier shall only access a CoreLogic Network using one or more Access Codes provided by CoreLogic, and shall ensure that only the Supplier Personnel who are authorized by CoreLogic to use an Access Code (by name, title, job function or otherwise) use such Access Code to access the CoreLogic Network. Supplier shall inform CoreLogic of the name(s) of each of the Supplier Personnel that Supplier desires CoreLogic to authorize to access any CoreLogic Network. Supplier shall notify CoreLogic promptly if any of the Supplier Personnel who has been granted an Access Code has been (i) terminated from employment or otherwise is no longer one of the Supplier Personnel, or (ii) reassigned and no longer requires access to the CoreLogic Network. Supplier shall ensure that no one other than those Supplier Personnel who receive Access Codes in accordance with this Agreement access the CoreLogic Network through any Access Codes or other facilities provided by CoreLogic to Supplier. Access Codes will be deemed Confidential Information of CoreLogic.

d.
Supplier acknowledges and agrees that, to the extent permitted by applicable Law, CoreLogic has the right to monitor, review, record and investigate all uses of the CoreLogic Network and CoreLogic resources by Supplier, including all email or other communications sent to, from, or through the CoreLogic Network, regardless of the content of such communications, and Supplier hereby consents to such reviewing, monitoring, recording and investigation. Without prejudice to CoreLogic's obligations under Section 13.1 (Confidential Information), Supplier acknowledges and agrees that it does not have any expectation of privacy with respect to any personal information or personal communications made by or to it through the CoreLogic Network.

6.4    CoreLogic Access to Supplier Facilities.

During the Term, Supplier shall provide to CoreLogic, at no additional charge, (i) reasonable access to and use of portions of Supplier Facilities from which the Services are being performed and (ii) reasonable access to reasonable work/conference space at Supplier Facilities, in each case for the exercise of CoreLogic's rights under this Agreement or the conduct of activities associated with this Agreement. In addition, at CoreLogic's request, Supplier shall provide reasonable access to and use of such portions of Supplier Facilities by CoreLogic, *** of CoreLogic or *** or *** as and to the extent provided in Section 4.5; provided, however, that Supplier shall may, in its reasonable discretion, refuse to provide such access or use to any *** that is a Direct Supplier Competitor. All such access shall be in compliance with Supplier's reasonable security rules and procedures applicable to other parties visiting Supplier's facility for similar purposes; provided that, notwithstanding such security rules and procedures, Supplier will work reasonably in good faith to provide CoreLogic with the access that it requires as contemplated by this Section 6.4 or as otherwise required by this Agreement.
6.5    Software, Equipment and Third Party Contracts.

a.
Financial Responsibility. To the extent Supplier is financially responsible under the applicable Supplement for certain Third Party Software licenses, Equipment leases or Third Party Contracts, if any, Supplier shall (i) pay all amounts becoming due under such licenses, leases or contracts, ***, for periods on or after Supplier's assumption of financial responsibility; (ii) refund to CoreLogic any prepayment of such amounts in accordance with Section 11.5(a); (iii) pay all modification, termination, cancellation, late payment, renewal or other fees, penalties, charges, interest or other expenses relating to periods on or after the date of transfer or Supplier's assumption of financial responsibility; (iv) unless otherwise agreed by the Parties, pay *** associated with the transfer of such licenses, leases and contracts to Supplier, including all taxes associated with such transfer; and (v) be responsible for *** in Supplier's performance under such licenses, leases and contracts on or after the date of transfer or Supplier's assumption of financial responsibility.

b.
Operational Responsibility. To the extent Supplier is operationally responsible under the applicable Supplement for certain Software, Equipment, Equipment leases or related Third Party Contracts, Supplier shall be responsible, to the extent relevant to the Services, for (i) the evaluation, procurement, testing, installation, use, support, management, administration, operation and maintenance of such Software, Equipment, Equipment leases and Third Party Contracts and new, substitute or replacement items (including Upgrades, enhancements, and new versions or releases of Software); (ii) the performance, availability, reliability, compatibility and interoperability of such Software, Equipment, Equipment leases and Third Party Contracts, each in accordance with this Agreement; (iii) the compliance with and performance of all operational, administrative and non-financial contractual obligations specified in such licenses, leases and contracts; (iv) the administration and exercise as appropriate of all rights available under such licenses, leases and contracts; and (v) the payment of *** fees, penalties, charges, interest or other expenses resulting from Supplier's failure to comply with or perform its obligations under this Section 6.5(b) (except to the extent that such failure directly results from a breach by CoreLogic of its obligations under this Agreement).

c.
Rights Upon Expiration/Termination. With respect to all Third Party Software licenses, Equipment leases and Third Party Contracts (x) for which Supplier is financially responsible under the applicable Supplement or (y) that are Integral Third Party Materials, Supplier shall use commercially reasonable efforts to (i) obtain for CoreLogic, the other Eligible Recipients and/or their designee(s) the license, sublicense, assignment and other rights specified in Sections 14.6 and 20.8, (ii) ensure that the granting of such license, sublicense, assignment and other rights is not subject to subsequent third party approval or the *** by ***, the other *** and/or their designee(s) of ***, (iii) ensure that the terms, conditions and prices applicable to CoreLogic, the other Eligible Recipients and/or their designee(s) following expiration or termination are *** those otherwise applicable to Supplier, and at least sufficient for the continuation of the activities comprising the Services, and (iv) ensure that neither the expiration/termination of the applicable Supplement nor the assignment of the license, lease or contract will *** or ***. If Supplier is unable to obtain any such rights and assurances, it shall notify CoreLogic in advance and Supplier shall *** such Third Party Software license, Equipment lease and/or Third Party Contract without *** (and *** such *** of any such license, lease or contract shall *** to *** or ***, at *** to ***, for such license, sublicense, assignment or other right for ***, the *** and their *** upon expiration or termination).

d.
Evaluation of Third Party Software, Equipment. In addition to its obligations under Sections 6.5(a) and (b) and in order to facilitate CoreLogic's control of architecture, standards and plans pursuant to Section 9.5, Supplier shall use commercially reasonable efforts to evaluate any Third Party Software and Equipment selected by or for an Eligible Recipient to determine whether such Software and Equipment will *** their environment or ability to interface with and use the Software, Equipment and Systems and/or Supplier's ability to provide the Services. Supplier shall complete and report the results of such evaluation to CoreLogic within *** days, or such time period as may otherwise be mutually agreed, of its receipt of CoreLogic's request; provided that Supplier shall use commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation.

e.	CoreLogic Provided Equipment.

i.
CoreLogic shall provide Supplier with the use of the CoreLogic owned and/or leased Equipment identified in the applicable Supplement as “CoreLogic Provided Equipment” (collectively, the “CoreLogic Provided Equipment”) for the periods specified therein solely for and in connection with the performance of the Services. Upon the expiration of the period specified in the applicable Supplement for each item of CoreLogic Provided Equipment (or when such CoreLogic Provided Equipment is no longer required by Supplier for the performance of the Services), Supplier shall promptly return such CoreLogic Provided Equipment to CoreLogic, the other Eligible Recipients and/or their designee(s) in condition at least as good as the condition thereof on the date initially provided to Supplier, ordinary wear and tear excepted. THE CoreLogic PROVIDED EQUIPMENT

IS PROVIDED BY CoreLogic TO SUPPLIER ***. CoreLogic ***, AS TO THE CoreLogic PROVIDED EQUIPMENT, *** BY SUPPLIER *** THE ***, INCLUDING *** OR ***. The foregoing does not limit CoreLogic's indemnification obligations under Section 17.2.

6.6    Assignment of Third Party Contracts.

a.
Assignment and Assumption. Subject to each Party obtaining such Party's Required Consents, on and as of the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), CoreLogic shall assign to Supplier, and Supplier shall assume and agree to perform all obligations related to, Third Party Contracts that are agreed by the Parties in an applicable Supplement to be so assigned; provided, however, that such assignment shall not include any assignment or transfer of any intellectual property rights in Materials developed under such Third Party Contracts prior to the date of such assignment and, as between the Parties, except as otherwise expressly agreed by the Parties in such Supplement, CoreLogic hereby expressly reserves and retains such intellectual property rights. The Parties shall execute and deliver a mutually satisfactory assignment and assumption agreement evidencing any such assignments.

b.
Items Not Assignable by Commencement Date. With respect to any Software licenses, Equipment leases or Third Party Contracts that cannot, as of the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), be assigned to Supplier without breaching their terms or otherwise adversely affecting the rights or obligations of CoreLogic thereunder, the performance obligations shall be deemed to be subcontracted or delegated to Supplier until any Required Consent, notice or other prerequisite to assignment can be obtained, given or satisfied by Supplier. It is understood that, from and after the Commencement Date (or, if later, the date on which Supplier assumes responsibility for the Services in question in accordance with the Transition Plan), Supplier, as a subcontractor or delegatee, shall be financially and operationally responsible for such Third Party Contract as CoreLogic's agent. Supplier shall use all commercially reasonable efforts to satisfy the consent, notice or other prerequisites to assignment and, upon Supplier doing so, the Third Party Contract shall immediately be assigned and transferred to and assumed by Supplier.

c.
Non-Assignable Items. If, after Supplier has used all commercially reasonable efforts for a reasonable period of time, a Third Party Contract cannot be assigned without breaching its terms or otherwise adversely affecting the rights or obligations of CoreLogic thereunder, the Parties shall take all actions and execute and deliver all documents as may be necessary to cause the Parties to realize the practical effects of the allocation of responsibilities intended to be effected by this Agreement.

d.
Modification and Substitution. Supplier may terminate, shorten, modify or extend the Third Party Contracts for which Supplier is financially responsible and may substitute or change suppliers relating to goods or services covered thereby; provided that, except as otherwise disclosed by Supplier and agreed to by CoreLogic, such change(s) (i) shall not constitute a breach of any obligation of the Eligible Recipients under such Third Party Contracts; (ii) shall not result in additional financial obligations, financial or operational risk or Losses to the Eligible Recipients; (iii) shall not result in any increase to the Eligible Recipients in the cost of receiving the Services; and (iv) shall not provide for less favorable terms, conditions or prices for CoreLogic, the other Eligible Recipients and/or their respective designee(s) following the expiration or termination of the Term or any applicable Service than would otherwise be applicable to Supplier (except for terms, conditions or prices available to Supplier because of its volume purchases), unless CoreLogic has otherwise agreed that such Third Party Contract is not assumable. Supplier's rights under the immediately preceding sentence are conditioned upon Supplier paying all applicable termination or cancellation charges, Losses and other amounts due to the applicable supplier associated with such action and indemnifying the Eligible Recipients against any such charges, Losses or other amounts associated therewith. Notwithstanding anything to the contrary herein, Supplier shall not terminate, shorten or modify without CoreLogic's prior written consent any license for Third Party Software either *** for the *** or otherwise not ***.

6.7    Notice of Defaults.

Each Party shall promptly inform the other Party in writing of any breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

7.	SERVICE LEVELS.

7.1    Service Levels and Other Performance Standards.

Beginning on the Commencement Date (or, if later, the date specified in the applicable Supplement), Supplier shall perform the Services so as to meet or exceed the Service Levels set forth in the applicable Supplement. For matters not covered by the Service Levels set forth in the applicable Supplement, Supplier shall perform the Services at levels of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency that are *** to the *** levels received by the Eligible Recipients during the *** months prior to the Commencement Date, or, if not ***, then at levels that are *** than the *** standards of *** performing services similar to the Services. If CoreLogic believes that Services are not being performed *** of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as ***, CoreLogic shall notify Supplier of such ***, and Supplier shall have a reasonable period to implement and meet the requirement. The obligations in the preceding sentence shall not be construed to alter or supersede any Service Level specifically agreed upon by the Parties in a Supplement.
7.2    Multiple Service Levels.

If more than one Service Level applies to any particular obligation of Supplier, Supplier shall perform in accordance with the most stringent of such Service Levels.
7.3    Service Level Credits and Deliverable Credits.

(a)
Service Level Credits. Supplier recognizes that CoreLogic is paying Supplier to deliver certain Services at specified Service Levels. If Supplier fails to meet any Service Levels, then, in addition to other remedies available to CoreLogic, Supplier shall pay or credit to CoreLogic the performance credits calculated in accordance with Schedule 3 (“Service Level Credits”) in recognition of the diminished value of the Services resulting from Supplier's failure to meet the agreed upon level of performance, and not as a penalty. Supplier may, if and to the extent agreed in an applicable Supplement, have the opportunity to earn back Service Level Credits based on Supplier's achievement of certain levels of services calculated in accordance with earn-back provisions set forth in such Supplement. Under no circumstances shall the imposition of Service Level Credits be construed as *** for any failure to meet the Service Levels. *** if CoreLogic recovers monetary damages from Supplier as a result of Supplier's failure to meet a Service Level, Supplier shall be entitled to set-off against such damages any Service Level Credits paid for the failure giving rise to such recovery. Service Level Credits are *** and are *** the overall cap on Supplier's liability.

(b)
Deliverable Credits. Supplier recognizes that CoreLogic is paying Supplier to provide certain Critical Deliverables by the time and in the manner agreed by the Parties. If Supplier fails to meet its obligations with respect to Critical Deliverables, then, in addition to other remedies available to CoreLogic, Supplier shall pay or credit to CoreLogic the Deliverable Credits specified in the applicable Supplement or established as part of a project or action plan approval process on a case-by-case basis in recognition of the diminished value of the Services resulting from Supplier's failure to meet the agreed upon level of performance, and not as a penalty. If CoreLogic recovers monetary damages from Supplier as a result of Supplier's failure to meet its obligations with respect to one or more Critical Deliverables, Supplier shall be entitled to set-off against such damages any Deliverable Credits paid for the failure(s) giving rise to such recovery. Deliverable Credits are *** and are *** the *** on *** liability and are in *** to ***.

8.SUPPLIER PERSONNEL.

8.1    Reserved.

8.2    Key Supplier Personnel and Knowledge Transfer Personnel.

(a)	Approval of Key Supplier Personnel.

(i)
Supplier shall fill the positions/roles specified as “Key Supplier Personnel” positions/roles in the applicable Supplement with Supplier Personnel approved by CoreLogic in accordance with this Section 8.2. Supplier shall identify and obtain CoreLogic's approval of the initial Key Supplier Personnel prior to the completion of any Transition Services, or if no Transition Services are to be performed under a particular Supplement, then prior to the Commencement Date.

(ii)
Before assigning an individual to act as a Key Supplier Personnel, whether as an initial or subsequent assignment, Supplier shall notify CoreLogic of the proposed assignment, introduce the individual to appropriate CoreLogic representatives, permit CoreLogic representatives to *** the ***, and provide CoreLogic with a resume and any other information about the individual's knowledge, skills, abilities, and other qualifications to serve in the role ***. If CoreLogic in good faith objects to the proposed assignment, the Parties shall attempt to resolve CoreLogic's concerns on a mutually agreeable basis. If the Parties are not able to resolve CoreLogic's concerns within *** business days, or as otherwise agreed, Supplier shall propose another individual of suitable knowledge, skills, abilities, and other qualifications to serve in the role.

(iii)	CoreLogic may from time to time *** as Key Supplier Personnel under this Agreement with Supplier's approval, which shall not be unreasonably withheld.

(b)
Continuity of Key Supplier Personnel. Supplier shall cause each of the Key Supplier Personnel to devote the lesser of (i) *** months and (ii) the amount of time specified in the applicable Supplement to the provision of Services. Supplier shall not transfer, reassign or remove any of the Key Supplier Personnel (except as a result of voluntary resignation, involuntary termination for cause, significant family considerations that require a Key Supplier Personnel to move to a location in their home country that subsequently prevents such individual from adequately performing his or her obligations as a Key Supplier Personnel (“Significant Family Considerations”), illness, disability or death (the “Assignment Exceptions”) or announce its intention to do so during the specified period without CoreLogic's prior approval, which CoreLogic may withhold in its reasonable discretion. Supplier may also request the removal of any Key Supplier Personnel for failure to perform his/her functions, and CoreLogic shall not unreasonably withhold or delay its approval of such requests. In the event of the voluntary resignation, involuntary termination for cause, failure to perform (as agreed by the Parties above), Significant Family Considerations, illness, disability or death of any of its Key Supplier Personnel during or after the specified period, Supplier shall, (i) give CoreLogic as much notice as reasonably possible of such development, and (ii) expeditiously identify and obtain CoreLogic's approval of a suitable replacement. In addition, unless and to the extent a Key Supplier Personnel position ceases to be so designated after a defined period, even after the minimum period specified above, Supplier shall transfer, reassign or remove any of its Key Supplier Personnel only after (1) giving CoreLogic reasonable prior notice, (2) identifying and obtaining CoreLogic's approval of a suitable replacement in a reasonable period of time prior to the effective date of such transfer, reassignment or removal, (3) demonstrating to CoreLogic's *** that such action will not have an adverse impact on Supplier's performance of its obligations under this Agreement, and (4) completing any and all necessary knowledge transfer between the departing Key Supplier Personnel and his or her CoreLogic-approved replacement. Unless otherwise agreed, Supplier shall not transfer, reassign or remove more than the percentage of Key Supplier Personnel specified in the applicable Supplement over the period of time specified in such Supplement.

(c)
Continuity of Knowledge Transfer Personnel. Supplier shall cause each of the Knowledge Transfer Personnel to devote full time and effort to the provision of Services under this Agreement during the *** month period immediately following his or her Employment Effective Date. Supplier shall not transfer, reassign or remove any of the Knowledge Transfer Personnel (except as a result of voluntary resignation, involuntary termination for cause, Significant Family Considerations, illness, disability or death) during the specified period without CoreLogic's prior approval, which CoreLogic may withhold in its reasonable discretion. Supplier may also request the removal of a Knowledge Transfer Personnel for failure to perform his/her functions, and CoreLogic shall not unreasonably withhold or delay its approval of such requests. In the event of the voluntary resignation, involuntary termination for cause, failure to perform (as agreed by the Parties above), illness, disability or death of one of its Knowledge Transfer Personnel during the specified period, Supplier shall (i) give CoreLogic as much notice as reasonably possible of such development and (ii) expeditiously identify and obtain CoreLogic's approval of a suitable replacement.

(d)
*** and ***. Supplier shall implement and maintain a *** to *** Key Supplier Personnel and Knowledge Transfer Personnel on the CoreLogic account for the prescribed period. Supplier shall also maintain *** for each of the Key Supplier Personnel and Knowledge Transfer Personnel positions and shall provide such *** to CoreLogic for its review promptly after CoreLogic's request.

8.3    Supplier Account Manager.

Supplier shall designate a “Supplier Account Manager” for this CoreLogic engagement. The Supplier Account Manager shall (i) be one of the Key Supplier Personnel; (ii) be a full time employee of Supplier; (iii) devote his or her full time and effort to managing the Services; (iv) remain in this position for a minimum period of *** months from the initial assignment (except as a result of voluntary resignation, involuntary termination for cause, Significant Family Considerations, illness, disability, or death); (v) serve as the single point of accountability for the Services, (vi) be the single point of contact to whom all CoreLogic communications concerning this Agreement may be addressed; (vii) have authority to act on behalf of Supplier in all day-to-day matters pertaining to this Agreement; (viii) have day-to-day responsibility for service delivery, billing and relationship management; and (ix) have day-to-day responsibility for CoreLogic satisfaction and Service Levels attainment. Supplier may also request the removal of a Supplier Account Manager for failure to perform his/her functions, and CoreLogic shall not unreasonably withhold or delay its approval of such requests.
8.4    Supplier Personnel Are Not CoreLogic Employees.

Nothing in this Agreement shall operate or be construed as making CoreLogic (or the other Eligible Recipients) and Supplier partners, joint venturers, principals, joint employers, agents or employees of or with the other. No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Supplier to perform work on CoreLogic's behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of the Eligible Recipients for any purpose. Neither CoreLogic nor the other Eligible Recipients has the right, power, authority or duty to supervise or direct the activities of the Supplier Personnel or to compensate such Supplier Personnel for any work performed by them pursuant to this Agreement. Supplier, and not the Eligible Recipients, shall be responsible and liable for the acts and omissions of Supplier Personnel, including acts and omissions constituting negligence, willful misconduct and/or fraud.
8.5    Replacement, Qualifications, and Retention of Supplier Personnel.

a.
Sufficiency and Suitability of Personnel. Supplier shall assign (or cause to be assigned) sufficient Supplier Personnel to provide the Services in accordance with this Agreement and all such Supplier Personnel shall possess suitable competence, ability, qualifications, education and training for the Services they are to perform and are performing.

b.
Requested Replacement. If CoreLogic determines in good faith and not for an unlawful purpose that the continued assignment to CoreLogic of any individual Supplier Personnel (including Key Supplier Personnel) is not in the best interests of the Eligible Recipients, then CoreLogic shall give Supplier written notice to that effect requesting that such Supplier Personnel be replaced. Supplier shall have *** business days following CoreLogic's request for removal in which to investigate the matters forming the basis of such request, correct any deficient performance and provide CoreLogic with assurances that such deficient performance shall not recur (provided that, if requested to do so by CoreLogic for actual or suspected violations of CoreLogic Rules or applicable Laws, Supplier shall immediately remove (or cause to be removed) the individual in question from all CoreLogic Facilities and CoreLogic sites pending completion of Supplier's investigation and discussions with CoreLogic). If, following such period, CoreLogic is not reasonably satisfied with the results of Supplier's efforts to correct the deficient performance and/or to ensure its non-recurrence, Supplier shall, as soon as reasonably possible, permanently remove and replace such Supplier Personnel with an individual of suitable ability and qualifications. In such event, CoreLogic shall *** to *** any Charges or other fees relating to the replacement of such Supplier Personnel, including any *** or *** transfer activities or overlaps in periods of employment. Nothing in this provision shall operate or be construed to limit Supplier's responsibility for the acts or omissions of the Supplier Personnel, or be construed as joint employment.

c.
Turnover Rate and Data. Supplier shall use *** to keep the turnover rate of Supplier Personnel to a level comparable to or better than *** for *** service providers in the applicable country performing services *** to the Services. If CoreLogic reasonably believes that the turnover rate of Supplier Personnel is excessive and so notifies Supplier, Supplier shall provide CoreLogic with data relating to such turnover rate within *** business days after such notification, and if such data confirms CoreLogic's concerns, Supplier shall within the following *** days (i) meet with CoreLogic to discuss the reasons for the turnover rate, (ii) submit a proposal for reducing the turnover rate for CoreLogic's review and approval, and (iii) implement such proposal to reduce the turnover rate, *** at *** to CoreLogic. Turnover data shall exclude Supplier Personnel who are redeployed on other accounts or who are part of workforce reductions due to a productivity improvement plan of Supplier that has been approved in advance by CoreLogic. Notwithstanding any transfer or turnover of Supplier Personnel, Supplier shall remain obligated to perform the Services without *** and in accordance with the Service Levels and shall be responsible for *** related to the transition of personnel and all required training.

d.	Reserved.

e.
Security Clearances/Background Check/Drug Screening. Supplier shall verify (i) that Supplier Personnel are authorized to work in any country in which they are assigned to perform Services and (ii) that, pursuant to CoreLogic's or Eligible Recipients' or their customers' background screening procedures and drug screening requirements made known to Supplier reasonably in advance and the performance of which Supplier would not be limited by applicable Law, Supplier Personnel have not been convicted of, or accepted responsibility for, a felony or a misdemeanor (or the local equivalent) involving a dishonest or violent act, do not use illegal drugs, and are not otherwise disqualified from performing the assigned work under applicable Laws. To the extent permitted under applicable Laws, Supplier shall perform or have performed a reasonable background check, which, to the extent permitted under applicable

Laws, shall include at a minimum a criminal history background check, third party credit check, drug screening test, education verification check and fingerprinting, on all Supplier Personnel assigned to work on CoreLogic's account. In addition, Supplier shall screen all Supplier Personnel assigned to work on CoreLogic's account against the most recent version of the “Specially Designated Nationals List” published by the Office of Foreign Assets Controls of the U.S. Department of the Treasury. As of the Effective Date, Supplier shall be deemed to have satisfied, and be fully compliant with, the foregoing obligations with respect to all Continuing Employees. Thereafter, such obligations shall be applicable to Continuing Employees to the same extent as they are applicable to other Supplier Personnel in accordance with the terms of this Section 8.5(e). Supplier Personnel may also be required to execute confidentiality agreements ***, at *** request; which such agreements shall neither expand nor limit Supplier's confidentiality obligations. In order to comply with CoreLogic's and Eligible Recipients' customers' requirements, CoreLogic shall have the right, from time to time and in its reasonable discretion, to designate *** or *** to *** under this Section 8.5(e). If any such change meets the definition of New Services, such change shall be handled in accordance with Section 4.3.

8.6    Reserved.

8.7    Conduct of Supplier Personnel.

a.
Conduct and Compliance. While at CoreLogic sites and Facilities, Supplier Personnel shall, subject to Section 6.2(b), (i) comply with the CoreLogic Rules and other rules and regulations regarding personal and professional conduct communicated to Supplier, (ii) comply with reasonable requests of Eligible Recipient personnel pertaining to personal and professional conduct, (iii) attend workplace training offered by CoreLogic at CoreLogic's request (which training shall be provided by CoreLogic at no cost to Supplier unless otherwise agreed by the Parties), and (iv) otherwise conduct themselves in a businesslike manner.

b.
Identification of Supplier Personnel. Except as expressly authorized by CoreLogic, Supplier Personnel shall clearly identify themselves as Supplier Personnel and not as employees or representatives of any Eligible Recipient. This shall include any and all communications, whether oral, written or electronic, unless and to the extent authorized by CoreLogic in connection with the performance of specific Services.

c.
8.8    Reserved.

8.9    Substance Abuse.

a.
Employee Removal. To the extent permitted by applicable Laws, Supplier shall immediately remove (or cause to be removed) any Supplier Personnel who is known by Supplier to be *** of engaging in substance abuse while at a CoreLogic site or a CoreLogic Facility, in a CoreLogic vehicle or while performing the Services. In the case of ***, such removal shall be pending completion of the applicable investigation. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or alcohol, or the misuse of prescription or non-prescription drugs.

b.
Substance Abuse Policy. Supplier represents and warrants that it has and will maintain substance abuse policies, in each case in conformance with applicable Laws, and Supplier Personnel will be subject to such policies. Supplier represents and warrants that it shall require its Subcontractors and Affiliates providing Services to have and maintain such policies in conformance with applicable Laws and to adhere to this provision.

9.SUPPLIER RESPONSIBILITIES.

9.1    Policy and Procedures Manual.

(a)
Delivery and Contents. As part of the Services and at no additional cost to CoreLogic, Supplier shall deliver to CoreLogic for its review, comment and approval (i) a reasonably complete draft of the Policy and Procedures Manual within *** days after the Effective Date of the applicable Supplement, and (ii) a final draft of the Policy and Procedures Manual within *** days after the Effective Date of the applicable Supplement; provided, however, that in the case of Supplement A, unless otherwise agreed by the Parties, Cognizant's initial obligation shall only be to update the existing Policy and Procedures Manual(s) maintained by CoreLogic as of the date immediately prior to the Effective Date and deliver (i) a reasonably complete draft of such updated Policy and Procedures Manual(s) to CoreLogic for its review, comment and approval within *** days after the Effective Date of Supplement A, and (ii) a final draft of the updated Policy and Procedures Manual(s) within *** days after the Effective Date of the applicable Supplement.

CoreLogic shall have at least *** days to review the draft Policy and Procedures Manual and provide Supplier with comments and revisions. Supplier shall then incorporate any comments or changes of CoreLogic that are reasonably relevant to the scope of the Services or policies associated with the Services into the Policy and Procedures Manual and shall deliver a final revised version to CoreLogic within *** days of its receipt of such comments and changes for CoreLogic's final approval.

At a minimum, the Policy and Procedures Manual shall include:

(i)	a detailed description of the Services and the manner in which each will be performed by Supplier to the extent not already described in the applicable Supplement,

(ii)
the procedures for CoreLogic/Supplier interaction and communication, including: (A) call lists; (B) procedures for and limits on direct communication by Supplier with CoreLogic personnel; (C) problem management and escalation procedures; (D) priority and project procedures; (E) Acceptance testing and procedures; (F) Quality Assurance procedures and internal controls; (G) the Project formation and approval process; (H) a schedule, format and required attendees for performance reporting, account relationship management, issues management, risk management, request management and financial management; and (I) disaster recovery/business continuity plans; and

(iii)	practices and procedures addressing any other issues and matters as CoreLogic shall require.

Supplier shall incorporate CoreLogic's then current Information Security Policy Set and Compliance Policy Set, a copy of each of which (as of the Effective Date) is included in Schedule 8, as well as CoreLogic's standard operating procedures (SOPs) that are communicated to Supplier in writing, in the Policy and Procedures Manual to the extent that Supplier is directed to do so by CoreLogic.

(b)
Updated Policy and Procedures Manual. Thereafter, in connection with each Supplement, and, unless otherwise agreed in the applicable Supplement, at no additional cost to CoreLogic, Supplier shall deliver to CoreLogic for its review, comment and approval (i) a reasonably complete draft of an updated Policy and Procedures Manual containing additions and modifications applicable to and/or specified in such Supplement not later than *** days after the Supplement Effective Date, and (ii) a final draft of such updated Policy and Procedures Manual within *** days after the Supplement Effective Date. CoreLogic shall have at least *** days to review the draft Policy and Procedures Manual and provide Supplier with comments and revisions. Supplier shall then incorporate any comments or suggestions of CoreLogic into the Policy and Procedures Manual and shall deliver a final revised version to CoreLogic within *** days of its receipt of such comments and suggestions for CoreLogic's approval, which approval shall not be unreasonably withheld or delayed.

(c)
Compliance. Supplier shall perform the Services in accordance with applicable Laws and CoreLogic's then current Information Security Policy Set and Compliance Policy Set, a copy of each of which (as of the Effective Date) is included in Schedule 8.

(d)
Maintenance, Modification and Updating. Supplier shall promptly modify and update the Policy and Procedures Manual to reflect changes in the operations or procedures described therein, to reflect new Supplements or other changes in the work to be performed, and to comply with CoreLogic Standards, CoreLogic Rules, the Technology and Business Process Plan and Strategic Plans as described in Sections 9.5 and 9.12. Supplier shall provide the proposed changes in the manual to CoreLogic for review, comment and approval. Supplier shall maintain the Policy and Procedures Manual so as to be accessible electronically to CoreLogic management via a secure web site in a manner consistent with CoreLogic's security policies communicated to Supplier in advance.

(e)	*** Review. The Parties shall meet to perform a formal *** review of the Policy and Procedures Manual on a mutually agreed upon date but not later than *** days from each *** the Effective Date.

9.2    Reports.

a.
Reports. Supplier shall provide CoreLogic with *** reports sufficient to permit CoreLogic to monitor and manage Supplier's performance along with any other reports to be provided under this Agreement (collectively, the “Reports”). In addition, from time to time, CoreLogic may identify additional Reports to be generated by Supplier and delivered to CoreLogic on an ad hoc or periodic basis. All Reports shall be provided to CoreLogic as part of the Services and at *** charge to CoreLogic (*** to the extent that any such Reports *** New Services). The Reports, to the extent reasonably possible, shall be provided to CoreLogic in a network accessible format with ability for data to be downloaded to CoreLogic's then current standard spreadsheet application.

b.
Back-Up Documentation. As part of the Services, Supplier shall provide CoreLogic with all documentation and other information available to Supplier as may be reasonably requested by CoreLogic from time to time in order to verify the accuracy of the Reports provided by Supplier.

9.3    Governance Model; Meetings.

a.	Governance. The governance model to be employed by the Parties in connection with this Agreement is set forth in Schedule 6.

b.
Meetings. During the term of this Agreement, representatives of the Parties shall meet periodically or as reasonably requested by CoreLogic to discuss matters arising under this Agreement, including any such meetings provided for in the applicable Supplement, the Transition Plan, the Policy and Procedures Manual or Schedule 6. Each Party shall bear its own costs in connection with the attendance and participation of such Party's representatives in such meetings.

9.4    Quality Assurance and Internal Controls.

a.
Supplier shall develop, implement, and document Quality Assurance and internal control (e.g., financial and accounting controls, organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) processes and procedures, including implementing tools and methodologies, to ensure that the Services are performed in an accurate and timely manner, in accordance with (i) the Service Levels and other requirements in this Agreement; (ii) generally accepted accounting principles; (iii) the practices of tier one providers of comparable services; (iv) Laws applicable to CoreLogic and *** to the extent communicated to Supplier in writing and/or the Services; (v) industry standards applicable to *** to the extent communicated to Supplier in writing and/or industry standards applicable to the Services and (vi) the applicable CoreLogic Standards communicated to Supplier.

b.	Without limiting the foregoing, the processes, procedures and controls developed and implemented by Supplier shall require Supplier to:

i.
Maintain a strong control environment in day-to-day operations, to assure that the following fundamental control objectives are met: (1) financial and operational information is valid, complete and accurate; (2) operations are performed efficiently and achieve effective results, consistent with the requirements of this Agreement; (3) assets are safeguarded; and (4) actions and decisions of the organization are in compliance with applicable Laws;

ii.
Build the following basic control activities into its work processes: (1) accountability clearly defined and understood; (2) access properly controlled; (3) adequate supervision; (4) transactions properly authorized; (5) transactions properly recorded; (6) transactions recorded in proper accounting period; (7) policies, procedures, and responsibilities documented; (8) adequate training and education; (9) adequate separation of duties; and (10) recorded assets compared with existing assets;

iii.
Conduct *** with respect to all Services (such *** to be performed at least *** unless and until CoreLogic approves less frequent ***) and promptly remediate any *** (and promptly report to CoreLogic any items having the potential to impact an Eligible Recipient or CoreLogic Confidential Information);

iv.	Maintain an *** with respect to the Services sufficient to monitor the processes and Systems used to provide the Services and provide summaries of such internal audits to CoreLogic on a *** basis;

v.
Promptly conduct investigations of suspected fraudulent activities within Supplier's organization that impact or could impact an Eligible Recipient or CoreLogic Confidential Information. Supplier shall promptly notify CoreLogic of any such suspected fraudulent activity and the results of any such investigation as they relate to any Eligible Recipient or CoreLogic Confidential Information;

vi.
Comply with all applicable requirements and guidelines established by CoreLogic, and communicated to Supplier in advance, in order to assist CoreLogic to meet the requirements of (1) the Sarbanes-Oxley Act of

2002, as amended, and implementing regulations promulgated by the United States Securities and Exchange Commission and Public Company Accounting Oversight Board; (2) CoreLogic's Information Security Policy Set and Compliance Policy Set; (3) the Health Insurance Portability and Accountability Act and Health Information Technology for Economic and Clinical Health Act, as amended, and implementing regulations; (4) the Gramm-Leach-Bliley Act, as amended, and implementing regulations; (5) the Fair Credit Reporting Act and (6) other applicable Laws; provided, however, that if compliance by Supplier with the foregoing obligations meets the definition of New Services, such compliance shall be handled in accordance with Section 4.3;

vii.	Comply with the CoreLogic Code of Ethics and Conduct; and

viii.	Comply with all internal or external audit activities, findings and action plans involving the Services in accordance with Section 9.10.

c.
Supplier shall submit such processes, procedures and controls to CoreLogic for its review, comment and approval within *** days prior to the Commencement Date and shall use commercially reasonable efforts to finalize such processes, procedures and controls and obtain CoreLogic's final approval on or before the Commencement Date. Upon CoreLogic's approval, such processes, procedures and controls shall be included in the Policy and Procedures Manual. No failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Supplier's failure to comply with the Service Levels and other terms of this Agreement.

d.
Industry Standards, Certifications and Compliance. Supplier has achieved and, to the extent relevant, will maintain certification or compliance with the industry standards set forth in the applicable Supplement, in addition to the other certifications, specifications and standards set forth elsewhere in this Agreement.

9.5    CoreLogic Standards.

a.
CoreLogic Standards and Strategic Plans. CoreLogic shall have final authority to promulgate (A) the standards, policies, practices, procedures, controls and processes to be adhered to and enforced by Supplier in the performance of the Services and (B) the associated architectures, products, software, systems and technologies to be provided, operated, managed, supported and/or used by Supplier in connection therewith (collectively, the “CoreLogic Standards”), including those specified in Schedule 8. CoreLogic also shall have final authority to promulgate Strategic Plans on *** basis and to modify and update such Strategic Plans on a periodic basis as appropriate. Only CoreLogic shall have the authority to modify or grant waivers from such CoreLogic Standards and Strategic Plans. Supplier shall (i) comply with and implement the CoreLogic Standards and Strategic Plans in providing the Services, (ii) work with CoreLogic to enforce the CoreLogic Standards and Strategic Plans, (iii) subject to Section 4.3, modify the Services as and to the extent necessary to conform to such CoreLogic Standards and Strategic Plans, and (iv) obtain CoreLogic's prior written approval for any deviations from such CoreLogic Standards and Strategic Plans. Notwithstanding anything herein to the contrary, any changes to existing standards, policies, procedures and/or Service requirements promulgated or proposed by CoreLogic that would, if implemented, meet the definition of New Services shall be handled in accordance with Section 4.3.

b.
Supplier Support. At CoreLogic's request, Supplier shall assist CoreLogic on an ongoing basis in developing CoreLogic Standards, *** Strategic Plans and short-term implementation plans. The assistance to be provided by Supplier shall include: (i) active participation with CoreLogic representatives on permanent and ad-hoc committees and working groups addressing such issues; (ii) assessments of the then-current CoreLogic Standards; (iii) analyses of the appropriate direction for such CoreLogic Standards in light of business priorities, business strategies, competitive market forces, and changes in technology; (iv) the provision of information to CoreLogic regarding Supplier's technology, business processes and telecommunications strategies for its own business; and (v) recommendations regarding standards, processes, procedures and controls and associated information technology architectures, standards, products and systems. With respect to each recommendation, Supplier shall provide the following at a level of detail sufficient to permit CoreLogic to make an informed business decision: (A) the projected cost to the Eligible Recipients and cost/benefit analyses; (B) the changes, if any, in the personnel and other resources Supplier and/or the Eligible Recipients will require to operate and support the changed environment; (C) the resulting impact on the total costs of the Eligible Recipients; (D) the expected performance, quality, responsiveness, efficiency, reliability, security risks and other service levels; and (E) general plans and projected time schedules for development and implementation. Supplier shall provide such assistance at no additional charge to CoreLogic, except to the extent such assistance meets the definition of New Services.

c.	Technology and Business Process Plan. Supplier shall develop and implement a technology and business process plan on *** basis, or other more frequent basis, as requested by CoreLogic and agreed by Supplier in writing, and shall modify and update such plan on a periodic basis as appropriate (“Technology and Business Process Plan”). The Technology and Business Process Plan shall include, among other things, plans for: (i) implementing the then-current CoreLogic Standards and Strategic Plan; (ii) refreshing Equipment and Software (consistent with the refresh cycles and responsibilities described in the applicable Supplement); and (iii) adopting new technologies and business processes as part of Technology and Business Process Evolution (as further described in this Section). The development of the Technology and Business Process Plan will be an iterative process that Supplier shall carry out in consultation with CoreLogic. The timetable for finalization of the Technology and Business Process Plan shall be set *** having regard to the timetable for the Strategic Plan. Following approval by CoreLogic, Supplier shall comply with the Technology and Business Process Plan unless and to the extent CoreLogic agrees to depart from such Technology and Business Process Plan.

9.6    Change Control.

a.
Compliance with Change Control Procedures. In making any change in the standards, processes, procedures or controls or associated technologies, architectures, standards, products, Software, Equipment, Systems, Services or Materials provided, operated, managed, supported or used in connection with the Services, Supplier shall comply with the change control procedures and change control standards specified in the Policy and Procedures Manual (the “Change Control Procedures”). For a change required by CoreLogic pursuant to CoreLogic's rights to make changes under this Agreement or any Supplement, including CoreLogic Standards, CoreLogic Rules, Strategic Plans, Technology and Business Process Plans, business processes, Materials, Equipment and Systems, compliance with Laws, Quality Assurance, and security standards, Supplier shall perform such changes if it has the capability to perform such change as part of the Services (meaning the change is among the types of Services that Supplier does or reasonably could provide). Any and all such changes required by CoreLogic that meet the definition of a New Service shall be handled in accordance with Section 4.3.

b.
Financial Responsibility for Changes. Unless otherwise set forth in this Agreement or approved in accordance with Sections 4.3 or 9.6(c), or as specified in Section 15.7 regarding changes in Laws, *** shall bear all charges, fees and costs associated with any change described above in Section 9.6(a) desired by ***, including all charges, fees and costs associated with (i) the design, installation, implementation, testing and rollout of such change, (ii) any modification or enhancement to, or substitution for, any impacted business process or associated Software, Equipment, System, Services or Materials, (iii) any increase in the cost *** of operating, maintaining or supporting any impacted business process or associated Software, Equipment, System, Services or Materials, and (iv) any increase in Resource Unit usage resulting from such change.

c.
CoreLogic Approval - Cost, Adverse Impact. Supplier shall make no change which *** (i) increase any Eligible Recipient's total cost of receiving the Services; (ii) require material changes to, or have an adverse impact on, any Eligible Recipient's businesses, operations, environments, facilities, business processes, systems, software, utilities, tools or equipment (including those provided, managed, operated, supported and/or used on their behalf by Third Party Contractors); (iii) require any Eligible Recipients or Supplier to install a new version, release, upgrade of, or replacement for, any Software or Equipment or to modify any Software or Equipment; (iv) have a material adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality or resource efficiency of the Services; (v) have an adverse impact on the cost, either actual or planned, to CoreLogic of terminating all or any part of the Services or exercising its right to in-source or use third parties; (vi) require changes to or have an adverse impact on the functionality, interoperability, performance, accuracy, speed, responsiveness, quality, cost or resource efficiency of CoreLogic's Retained Systems and Business Processes or (vii) violate or be inconsistent with CoreLogic Standards or Strategic Plans as specified in Section 9.5, without first obtaining CoreLogic's approval, which approval CoreLogic may withhold ***.

d.
Temporary Emergency Changes. Notwithstanding the foregoing, Supplier may make temporary changes required by an emergency if it has been unable to contact the CoreLogic Relationship Manager or his or her designee to obtain approval after making reasonable efforts. Supplier shall document and report such emergency changes to CoreLogic not later than the next business day after the change is made. Such changes shall not be implemented on a permanent basis unless and until approved by CoreLogic.

e.
Implementation of Changes. Supplier shall schedule and implement all changes so as not to (i) disrupt or adversely impact the business, Systems or operations of the Eligible Recipients, (ii) degrade the Services then being received by them, or (iii) interfere with their ability to obtain the full benefit of the Services.

f.
Planning and Tracking. On a *** basis, Supplier shall prepare, with CoreLogic's participation and approval, a rolling *** “look ahead” schedule for ongoing and planned changes for the next *** months. The status of changes shall be monitored and tracked by Supplier against the applicable schedule.

9.7    Software Currency.

a.
Currency of Supplier Owned Software. Subject to and in accordance with Sections 6.5, 9.5, 9.6, 9.7(c) and Schedule 4, Supplier shall maintain reasonable currency for Supplier Owned Software and provide maintenance and support for new releases and versions of such Software. At CoreLogic's direction, Supplier shall operate, maintain and support *** of Supplier Owned Software on a temporary basis for *** of time during a technology or business transition (e.g., a software upgrade or business unit acquisition) and shall do so *** the applicable Charges. For purposes of this Section 9.7(a), “reasonable currency” means that, unless otherwise directed by CoreLogic, Supplier shall (i) maintain Supplier Owned Software at the then current Major Release, and (ii) install Minor Releases ***.

b.
Currency of Third Party Software. Subject to and in accordance with Sections 6.5, 9.5, 9.6, 9.7(c) and Schedule 4, Supplier shall maintain reasonable currency for Third Party Software for which it is financially responsible under this Agreement and provide maintenance and support for new releases and versions of Third Party Software for which it is operationally responsible. At CoreLogic's direction, Supplier shall operate, maintain and support *** of Third Party Software on a temporary basis for *** of time during a technology or business transition (e.g., a software upgrade or business unit acquisition) and shall do so *** the applicable Charges. In addition, unless otherwise directed by CoreLogic, Supplier shall keep Third Party Software within release levels supported by the appropriate third party vendor to ensure compatibility with other Software or Equipment components of the Systems. For purposes of this Section 9.7(b), “reasonable currency” shall mean that, unless otherwise directed by CoreLogic, Supplier shall (i) maintain Third Party Software within one Major Release of the then current Major Release, and (ii) install Minor Releases ***.

c.
Approval. Notwithstanding Sections 9.7(a) and 9.7(b) and in accordance with Section 9.6, Supplier shall confer with CoreLogic prior to installing any *** or ***, shall provide CoreLogic with the results of its testing and evaluation and a detailed implementation plan and shall not install such *** if directed not to do so by CoreLogic. Where specified by CoreLogic, Supplier shall not install new Software releases or make other Software changes until CoreLogic has completed and provided formal signoff on successful user acceptance testing.

d.
Updates by CoreLogic. *** shall have the right, but not the obligation, to install new releases of, replace, or make other changes to Applications Software or other Software for which CoreLogic is financially responsible under this Agreement.

9.8    Cost Effectiveness ***.

a.
Efficiency and Cost Effectiveness. Supplier shall provide the Services in a *** manner consistent with the required level of quality and performance set forth in this Agreement and the applicable Supplement. Without limiting the generality of the foregoing, such actions shall include efficiently using resources for which CoreLogic is charged hereunder.

b.
CoreLogic Requests for ***. Without limiting Supplier's obligations under Section 9.8(a) above, CoreLogic may request from time to time that the Parties work together to identify ways to *** in the *** of *** and *** in the *** by *** by *** or *** the nature or scope of the ***, the applicable *** or other ***. If requested by CoreLogic, Supplier shall promptly prepare a proposal at a level of detail sufficient to permit CoreLogic to make an informed business decision identifying all viable means of achieving the *** without *** identified by ***. Supplier shall negotiate in good faith with CoreLogic about each *** and, without *** of providing ***, shall identify *** if and to what extent *** may be *** by implementing various *** in the ***. CoreLogic shall not be obligated to accept any proposal and Supplier shall not be obligated to implement any change to the extent CoreLogic does not accept the applicable proposal.

9.9    Malicious Code.

Each Party shall cooperate with the other Party and shall take commercially reasonable actions (and in the case of Supplier, precautions consistent with Schedule 8) to prevent the introduction and proliferation of Malicious Code into CoreLogic's or another Eligible Recipient's environment or any System used by Supplier to provide the Services. Without limiting Supplier's other obligations under this Agreement, if Malicious Code is found in Equipment, Software or Systems over which Supplier has operational control, Supplier shall, *** to ***, eliminate the Malicious Code (to the extent Supplier's operational control permits) and reduce the effects of such Malicious Code and, if the Malicious Code causes a *** of *** or *** of ***, to *** and *** such data with generally accepted data restoration techniques.
9.10    Audit Rights.

a.
Records Retention. Supplier shall, and shall cause its Subcontractors to, maintain accurate records of and supporting documentation for all Charges, all CoreLogic *** and ***, and all transactions, authorizations, changes, implementations, soft document accesses, reports, filings, returns, analyses, procedures, controls, records, data or information *** by *** in the performance of *** under this Agreement, including all invoices and supporting documentation (the “Contract Records”). Supplier and its Subcontractors shall maintain such Contract Records in accordance with applicable Laws and retain Contract Records in accordance with CoreLogic's record retention policy (as such policy may be modified from time to time and provided to Supplier in writing) during the Term and any Disengagement Services period and thereafter for the *** of (1) the period required by applicable Laws or (2) the period ending at the end of the *** full calendar year after the calendar year in which Supplier ceased performing the Services (including Disengagement Services requested by CoreLogic under Section 20.8(b)(vii)) (the “Audit Period”), provided that, at the end of the Audit Period, Supplier shall return or destroy any remaining Contract Records in accordance with Section 13.1(f). Supplier will provide a certificate of any such destruction upon CoreLogic's request.

b.
Compliance, Information Security, Privacy, Business Continuity, Disaster Recover, Vendor Risk Management and Operational Audits. During the Audit Period, Supplier shall, ***, provide to CoreLogic (and, subject to Section 9.10(e)(iv) below, internal and external auditors, inspectors, and regulators and other representatives that CoreLogic may designate from time to time, *** CoreLogic and/or Eligible Recipients *** and *** and *** and ***, but only to the extent the relevant Eligible Recipient is legally or contractually (*** between an ***) *** to submit to audits by such entities (collectively, “Permitted Auditors”)) access at reasonable hours to ***, to *** used by Supplier to perform Services, to those portions of facilities at or from which Services are then being provided and to Supplier records and other pertinent information, all to the extent relevant to the Services, usage of *** and to ensure Supplier's compliance with the terms of this Agreement and Schedule 8 or with regulations applicable to this Agreement. If an audit reveals *** breach of this Agreement by the Supplier or that Supplier is not in compliance with a Third Party Software license agreement, Supplier shall cure such breach *** for the *** of such *** pertaining to ***, *** to verify that such breach has been corrected, and, if applicable, any *** and *** for the additional usage of ***.

c.
Financial Audits. During the Audit Period, Supplier shall, and shall cause its Subcontractors to, provide to CoreLogic and Permitted Auditors access during reasonable hours to Supplier Personnel and to Contract Records and other pertinent information to conduct financial audits, all to the extent relevant to the performance of Supplier's financial obligations under this Agreement. If any such audit reveals an overcharge by Supplier, and Supplier does not successfully dispute the amount questioned by such audit in accordance with Article 19, Supplier shall promptly pay to CoreLogic ***. In addition, if any such audit reveals an overcharge of more than *** percent (***%) in respect of the audited Charges, Supplier shall promptly *** CoreLogic for the *** of ***; provided that such *** of *** shall not exceed an amount equal to *** of the *** by such audit.

d.
Audit Assistance. Supplier shall (i) provide any assistance reasonably requested by CoreLogic or a Permitted Auditor in conducting any such audit, including providing reasonable assistance with Requests For Proposal (“RFP”), Requests For Quotation (“RFQ”), Information Security Risk Assessments, Information Security Questionnaires or similar documentation and *** (which shall be subject to Supplier's reasonable security policies consistently applied across other customers of Supplier), (ii) make requested personnel, records, Systems and information used, created or collected in connection with the Services available to CoreLogic or a Permitted Auditor in response to an audit or request for information, and (iii) in all cases, provide such assistance, personnel, records, Systems and information in an expeditious manner to facilitate the timely completion of such audit.

e.	General Procedures.

i.
Notwithstanding the intended breadth of CoreLogic's audit rights, CoreLogic shall not be given access to (A) the confidential information of other Supplier customers, (B) Supplier locations or portions of Supplier locations that are not related to CoreLogic, the other Eligible Recipients or the Services, or (C) *** costs, except to the extent such costs are the basis upon which CoreLogic is charged (e.g., reimbursable expenses, Out-of-Pocket Expenses, Administered Expenses or cost-plus Charges) and/or are necessary to calculate the applicable variable Charges.

ii.
In performing audits, CoreLogic shall *** to avoid unnecessary disruption of Supplier's operations and unnecessary interference with Supplier's ability to perform the Services in accordance with the Service Levels.

iii.
CoreLogic and Permitted Auditors shall be given adequate private workspace in which to perform an audit, plus access to photocopiers, telephones, facsimile machines, computer hook-ups, and any other facilities or equipment needed for the performance of the audit.

iv.
Any audit hereunder shall be subject to the following limitations: (i) use of any Permitted Auditor or any other third party auditor that is an entity indentified in Schedule 12 (each, a “Direct Supplier Competitor”) shall be subject to Supplier's prior written approval, such approval not to be unreasonably withheld or delayed; and (ii) CoreLogic or any auditor conducting any such audit complying with any and all reasonable security and facility policies of Supplier with respect to the audit; provided that, notwithstanding such security and facility policies, Supplier will work reasonably in good faith to provide CoreLogic with the access that it requires as contemplated by this Section 9.10 or as otherwise required by this Agreement.

f.
Supplier Internal Audit. If Supplier determines as a result of its own internal audit or otherwise that it has overcharged CoreLogic, then Supplier shall promptly pay to CoreLogic the amount of such overcharge.

g.
Supplier Response to Audits. Supplier and CoreLogic shall meet promptly upon the completion of any audit conducted pursuant to this Section 9.10 (i.e., an exit interview) and/or the issuance of an interim or final report following such an audit. Supplier shall respond to each exit interview and/or audit report in writing within *** days, unless a shorter response time is warranted by the circumstances. Supplier and CoreLogic shall develop and agree upon an action plan to expeditiously address and resolve any deficiencies, concerns and/or recommendations identified in such exit interview or audit report. Supplier, ***, shall then undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Supplier's obligations under this Agreement.

h.
Facility and Controls Audit. In addition to its other obligations under this Section 9.10, Supplier shall provide an *** or *** under such successor standard as may then be in effect (a “Facility and Controls Audit”) to be conducted by an independent public accounting firm on *** basis for the portions of the Supplier service delivery facilities at or from which the Services and/or services similar to the Services are provided. The scope and timing of each such audit shall be established by ***. Supplier shall provide CoreLogic and its independent auditors with a copy of each of the resulting Facility and Controls Audit reports as soon as reasonably possible after the conclusion of such audit, and in all events by *** of the applicable calendar ***; provided that, absent Supplier's prior written consent (not to be unreasonably withheld), CoreLogic shall not share a copy of any such audit, or information derived therefrom, with any *** that is a ***. CoreLogic and *** not restricted by the preceding sentence from receiving copies of such audits shall be permitted to provide copies of the Facility and Controls Audit reports to *** at any time other than any *** that is a ***. At CoreLogic's request at any time, Supplier shall confirm in writing that there have been no changes in the relevant policies, procedures and internal controls since the completion of such audit. The Facility and Controls Audit shall be conducted and the report provided *** to CoreLogic. Supplier shall respond to such report in accordance with Section 9.10(g).

To the extent CoreLogic requests that, in addition to the Facility and Controls Audit described above, Supplier conduct a CoreLogic-specific Facility and Controls Audit, Supplier shall do so at CoreLogic's expense (provided that *** of ***, and uses *** to ***, such ***). If, however, Supplier undertakes additional or different Facility and Controls Audits (or equivalent audits) of Supplier Facilities in question (other than customer-specific audits requested and performed by other Supplier customers, CoreLogic, Eligible Recipients, or customers of CoreLogic or Eligible Recipients), Supplier shall accord CoreLogic the rights described in the last two sentences of the first paragraph of this Section 9.10(h) with respect to such audits.

i.
Facility and Controls Audit Obligations for Subcontractors. Unless otherwise approved by CoreLogic, *** will *** the applicable Subcontractor to provide *** Facility and Controls Audit to CoreLogic under terms and conditions *** to those applicable to Supplier under Section 9.10(h) above.

j.
Audit Costs. Except as provided in this Section 9.10, Supplier and its Subcontractors and suppliers shall provide the Services described in this Section 9.10 at ***; provided that Supplier shall *** for the cost of CoreLogic's third party auditors and similar providers.

9.11    Subcontractors.

a.
Use of Subcontractors. Supplier shall not use Subcontractors to perform the Services specified in this agreement unless Supplier: (i) obtains CoreLogic's prior written approval of the proposed Subcontractor and the scope of the Subcontracting services (which approval may take into account any approval rights that may exist under agreements between CoreLogic and CoreLogic customers) (ii) gives CoreLogic reasonable prior notice of any subcontract, specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor, the reasons for subcontracting the work in question, the location of the Subcontractor facilities from which the Services will be provided, and the extent to which the subcontract will be dedicated; and (iii) provides CoreLogic with either a copy of the ***, or a detailed description of the scope and material terms of the ***, in either case excluding the ***. If CoreLogic requests that Supplier negotiate a dedicated subcontract with a Subcontractor, Supplier will include CoreLogic as an *** in such dedicated subcontract. Any pre-approved Subcontractors shall be listed in the applicable Supplement, along with the components and locations of the Services to be provided by each Subcontractor. However, pre-approval of a Subcontractor does not constitute approval of subcontracting of a Service.

b.	Reserved.

c.
Supplier Responsibility. Unless otherwise approved by CoreLogic, the terms of any subcontract must be consistent with this Agreement, including: (i) confidentiality and intellectual property obligations, including obligations that are at least as restrictive as those set forth in Article 13; (ii) CoreLogic's approval rights; (iii) compliance with CoreLogic Information Security Policy Set and Compliance Policy Set, Strategic Plans and applicable Laws; (iv) compliance with CoreLogic's policies and directions; (v) audit rights, as described in Section 9.10; (vi) Key Supplier Personnel; and (vii) insurance coverage with coverage types and limits consistent with the scope of work to be performed by such Subcontractors. Notwithstanding the terms of the applicable subcontract, the approval of such Subcontractor by CoreLogic or the availability or unavailability of Subcontractor insurance, Supplier shall be and remain responsible and liable for any failure by any Subcontractor or Subcontractor personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Supplier under this Agreement to the same extent as if such failure to perform or comply was committed by Supplier or Supplier's employees.

d.
Right to Require Removal. CoreLogic shall have the right to require Supplier to promptly replace a Subcontractor (notwithstanding any prior approval), *** to CoreLogic, if the Subcontractor's performance is materially deficient or if there are other reasonable grounds for removal. If directed to do so, Supplier shall remove and replace such Subcontractor as soon as practicable. Supplier shall continue to perform its obligations under this Agreement, notwithstanding the removal of the Subcontractor. CoreLogic shall have *** for any *** that *** may be *** to a Subcontractor as a result of the removal of such Subcontractor at CoreLogic's request or the withdrawal or cancellation of the Services then performed by such Subcontractor as permitted under this Agreement.

9.12    Technology and Business Process Evolution.

a.
Obligation to Evolve. Subject to Section 9.5, Supplier shall provide the Services using current technologies and business processes that are consistent with the standards and practices of a *** provider of services that are similar to the Services and are designed or intended to enable the Eligible Recipients to take advantage of the advances in the industry and support their efforts to maintain competitiveness in their markets. Supplier shall identify and propose the implementation of Technology and Business Process Evolutions that are likely to: (i) *** the *** and *** of the Services (including ***); (ii) *** the *** and *** of the services and functions performed by or for the Eligible Recipients at or from CoreLogic facilities; (iii) result in *** or *** to the Eligible Recipients in areas of their business outside the Services; (iv) enhance the ability of the Eligible Recipients to conduct their businesses and serve their customers; and (v) achieve the objectives of the Eligible Recipients faster and/or ***.

b.
*** Technology and Business Process Review. CoreLogic may elect to conduct *** business process review to compare Supplier's then current technologies and business processes against the industry *** standards and practices. If any such review reveals that the technologies and business processes then utilized by Supplier are not at the level of “***,” then the Parties shall review the results of the review and promptly establish and implement a plan to implement identified ***.

c.
Supplier Briefings. At least *** and as described in Schedule 6, Supplier shall meet with CoreLogic to formally brief CoreLogic regarding Technology and Business Process Evolutions of possible interest or applicability to the Eligible Recipients. Such briefing shall include Supplier's assessment of the business impact, performance improvements and *** associated with such Technology and Business Process Evolutions. Subject to its non-

disclosure obligation under other customer contracts, Supplier shall obtain information regarding Technology and Business Process Evolutions from other *** and shall communicate such information to CoreLogic on an ongoing basis.

d.
Supplier Developed Advances. Subject to Supplier's confidentiality obligations with third parties, if Supplier develops technological advances in or changes to the information technology and business processes and services and associated technologies used to provide the same or substantially similar services to other Supplier customers or Supplier develops new or enhanced processes, services, software, tools, products or methodologies *** to *** (collectively, “New Advances”), Supplier shall, subject to Section 4.3, Schedule 6 and *** in Supplier's ***, (i) offer *** the opportunity to *** as a *** in connection with the *** of ***; and (ii) if *** such ***, offer *** to *** and the *** to be *** the *** of the Supplier customer base to implement and receive the benefits of any New Advances.

e.
***. Supplier shall deploy, implement and support Technology and Business Process Evolution and New Advances throughout the Term and such Technology and Business Process Evolution and New Advances shall *** except as set forth in the applicable Supplement or to the extent such implementation constitutes a New Service.

9.13    Notice of Adverse Impact.

If Supplier becomes aware of any failure by Supplier to comply with its obligations under this Agreement or any other situation (i) that has impacted or reasonably could adversely impact the maintenance of any Eligible Recipient's financial integrity or internal controls, the accuracy of any Eligible Recipient's financial, accounting, safety, security, manufacturing/production quality or human resources records and reports, or compliance with CoreLogic Rules, CoreLogic Standards or applicable Laws, or (ii) that has had or reasonably could have any other material adverse impact on the Services in question or the business operations of the Eligible Recipients, then Supplier shall promptly notify CoreLogic of such situation and the impact or expected impact and Supplier and CoreLogic shall meet to formulate and implement an action plan to rectify such situation and minimize or eliminate such impact.
9.14    Force Majeure.

a.
General. Subject to Section 9.14(e), no Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God; wars, terrorist acts, site-specific terrorist threats, riots, civil disorders, rebellions or revolutions; strikes, lockouts or labor disputes; or any other similar cause beyond the reasonable control of such Party (a “Force Majeure Event”); except to the extent that the non-performing Party is at fault in failing to prevent or causing such default or delay, and provided that such default or delay cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. A strike, lockout or labor dispute involving a Party's Personnel shall not be a Force Majeure Event for such Party. In addition, the refusal of a Supplier Personnel to enter a facility that is the subject of a labor dispute shall excuse Supplier from its obligations hereunder only if and to the extent such refusal is based upon a clear and present danger of physical harm.

b.
Duration and Notification. In the event of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within one (1) day of the inception of such delay) and describe at a reasonable level of detail the circumstances of the Force Majeure Event, the steps being taken to address such Force Majeure Event, and the expected duration of such Force Majeure Event.

c.
Substitute Services. If any Force Majeure Event described in Section 9.14(a) has substantially prevented, hindered or delayed or is reasonably expected to substantially prevent, hinder or delay the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical Eligible Recipient functions for longer than the recovery period specified in the applicable disaster recovery plan, or if there is no such recovery period, ***, Supplier shall, unless and until otherwise directed by CoreLogic, use commercially reasonable efforts to *** such Services *** for so long as the delay in performance shall continue, and any such *** shall be at *** expense (with *** to *** Supplier the *** for the affected Services). If Supplier is unable to *** or CoreLogic elects to ***, CoreLogic may procure *** substitute services from an alternate source at *** expense. If CoreLogic's procurement of such substitute services results in ***, CoreLogic shall continue to *** the *** for the ***. If CoreLogic's procurement of such substitute services results in *** the ***, CoreLogic shall have *** to *** for the affected Services, and, if the *** CoreLogic *** to the *** are *** the *** that *** would have *** for the ***, Supplier shall promptly *** for *** what *** the *** and the *** that *** for the ***. Supplier shall *** the *** to *** or *** as a result of any Force Majeure Event affecting Supplier's ability to perform. Notwithstanding the foregoing, in each case described above in this Section 9.14(c) where CoreLogic is obligated to *** to *** the *** the ***, such obligation shall be subject to Section *** (i.e., CoreLogic is not required to *** for Services that ***, whether from Supplier or from an alternate source ***).

d.
Termination. If any Force Majeure Event substantially prevents, hinders or delays the performance by Supplier or one of its Subcontractors of Services necessary for the performance of critical CoreLogic functions for more than:

i.	*** days, CoreLogic, at its option, may terminate *** other *** of *** of ***; or

ii.
*** days, CoreLogic, at its option, may terminate *** applicable *** so *** as well as *** other *** of ***. For the purposes of Supplement A only, any such termination pursuant to this item (ii) shall be a *** (i.e., CoreLogic shall have the right *** as described therein).

In each case, with respect to Supplement A only, CoreLogic may elect to terminate the affected Service Areas (and other Service Areas that *** to such affected Service Areas) instead of terminating *** of *** applicable Supplement. If CoreLogic elects to terminate *** the Services, the *** under this Agreement shall be ***, in accordance with the pricing methodology set forth in Schedule 4, to reflect such *** termination.

e.
Business Continuity and Disaster Recovery Services. Supplier shall maintain a business continuity program, including a disaster recovery plan consistent with CoreLogic's Information Security Policy Set and the requirements stated herein. Such business continuity program shall be designed to ensure that Supplier can continue to function through a Force Majeure Event or an operational interruption and resume services to CoreLogic within *** hours, and any failure of the business continuity program to meet such requirements (regardless of the design of such program) shall result in Supplier being *** for *** pursuant to Section 9.14(c). The program shall provide a framework and methodology, including a business impact analysis and risk assessment process, necessary to identify and prioritize critical business functions. Supplier shall maintain a documented disaster recovery plan which shall be maintained and updated *** or following a change in Supplier's organization, personnel, or processes that would materially impact Supplier's recovery operations or its ability to support CoreLogic. Supplier shall define trigger events prompting the invocation of the recovery plan(s) and test the operation and effectiveness of its recovery plan(s) ***. Supplier shall make available to CoreLogic, Eligible Recipients *** of *** a copy of the business continuity and disaster recovery plans, the testing strategy and results upon request; provided, however, that Supplier shall not be obligated to make such plans, testing strategy or results available to, and no party in receipt of such plans, testing strategy or results shall make such results available to, any Eligible Recipient or customer that is a *** absent Supplier's prior written consent, not to be unreasonably withheld or delayed. CoreLogic and, to the extent reasonable, the Eligible Recipients *** of *** and ***, reserve the right to participate in Supplier's testing process. For the avoidance of doubt, the Parties acknowledge and agree that it would not be reasonable for a Direct Supplier Competitor to participate in Supplier's testing process. In the event Supplier experiences an event requiring recovery of systems, information or services, the recovery plan shall be executed to ensure services can be rendered in compliance with requirements defined herein. Upon the occurrence of a Force Majeure Event or operational interruption that constitutes a disaster under the applicable disaster recovery or business continuity plans, Supplier shall promptly implement, as appropriate, such disaster recovery or business continuity plan and provide disaster recovery and business continuity services as described in such plan. Supplier shall notify CoreLogic immediately upon Supplier's declaration of a disaster or the invocation of the business continuity and/or disaster recovery plan(s). Within *** hours of CoreLogic's written request, Supplier shall make available to CoreLogic call lists necessary for contacting key individuals at Supplier's primary and recovery locations. The occurrence of a Force Majeure Event shall not relieve Supplier of its obligation to implement the applicable disaster recovery and business continuity plan and provide disaster recovery and business continuity services. Such plan will be operative from the Commencement Date and will at all times be aligned with CoreLogic's then-current disaster recovery and business continuity plans. Supplier agrees to provide adequate support personnel to assist CoreLogic as necessary in promptly resuming operations after a disaster affecting the Services provided to CoreLogic under this Agreement. Supplier will address and resolve any issues or changes flagged for attention by CoreLogic as soon as practicable but no longer than *** days after notification by CoreLogic. Supplier shall test such plan at least ***, including as may be required in Schedule 8 and, upon request by CoreLogic, share the results of such test with CoreLogic, Eligible Recipients *** of CoreLogic and Eligible Recipients, upon CoreLogic's request; provided, however, that Supplier shall not be obligated to make such results available to, and no party in receipt of such results shall make such results available to, any Eligible Recipient *** that is a Direct Supplier Competitor absent

Supplier prior written consent, not to be unreasonably withheld or delayed. Supplier shall perform re-tests if such initial test reveals any issues or problems. Supplier agrees to complete appropriate back-up and retention of software, data, and other recovery documentation, in accordance with (i) Applicable Laws, (ii) the requirements and obligations of this Agreement and (iii) Supplier's Business Continuity and Disaster Recovery Plans. Supplier's procedures for frequency of back-ups and retention cycles shall be made available to CoreLogic upon written request.

f.
Payment Obligation. If Supplier fails to provide Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, all amounts payable to Supplier, including under Section 20.8 hereunder, shall be equitably adjusted in a manner such that CoreLogic is not required to pay any amounts for Services that it is not receiving whether from Supplier or from an alternate source at Supplier's expense pursuant to Section 9.14(c).

g.
Allocation of Resources. Without limiting Supplier's obligations under this Agreement, whenever a Force Majeure Event causes Supplier to allocate limited resources between or among Supplier's customers and Affiliates, the Eligible Recipients shall receive *** the *** for which *** is ***. In no event will Supplier *** or *** to *** or *** in the event of the occurrence of a Force Majeure Event unless otherwise agreed by the Parties.

9.15    Reserved.

9.16    Government Contracts Flow-Down.

The Parties acknowledge and agree that, as a matter of federal procurement law, Supplier may be deemed a “subcontractor” to CoreLogic and/or another Eligible Recipient under one or more of their contracts with the federal government, that the Services provided or to be provided by Supplier in such circumstances constitute “commercial items” as that term is defined in the Federal Acquisition Regulation, 48 C.F.R. Section 52.202, and that “subcontractors” providing “commercial items” under government contracts are subject to certain mandatory “flow-down” clauses under the Federal Acquisition Regulation, 48 C.F.R. Section 52.244-6 (together, the “FAR Flow Down Provisions”). The Parties agree that, insofar as certain FAR Flow Down Provisions are required to be flowed down to Supplier, CoreLogic shall so notify Supplier in writing, and thereafter, Supplier shall comply with such FAR Flow Down Provisions ***, except to the extent that such ***, in which case *** in accordance with ***. As of the Effective Date, CoreLogic hereby notifies Supplier that the FAR Flow Down Provisions set forth in Schedule 13 are required to be flowed down to Supplier.
9.17    CoreLogic Customer Contracts ***

The Parties acknowledge that CoreLogic is in the business of providing services similar to the Services to CoreLogic's customers, and the majority of the Services to be provided under this Agreement and its Supplements are the foundation for some of the Services to be provided by CoreLogic to CoreLogic's and the Eligible Recipients' customers. Supplier agrees to provide the Services in a manner that will assist CoreLogic and the Eligible Recipients in providing its services to their customers. The Parties acknowledge and agree that Supplier may be deemed a “subcontractor” to CoreLogic and/or another Eligible Recipient under one or more of their contracts with their customers. The Parties agree that, insofar as *** to be *** to *** (the “***”), CoreLogic shall so notify Supplier in writing, and thereafter, where Supplier is reasonably capable of *** with ***, Supplier shall *** with *** at *** to CoreLogic, except to the extent that such ***, in which case *** be *** as mutually agreed in accordance with Section ***.

10.	CoreLogic Responsibilities.

10.1    Responsibilities.

In addition to CoreLogic's responsibilities as expressly set forth elsewhere in this Agreement, CoreLogic shall be responsible for the following:

(a)
CoreLogic Relationship Manager. CoreLogic shall designate one (1) individual to whom all Supplier communications concerning this Agreement may be addressed (the “CoreLogic Relationship Manager”), who shall have the authority to act on behalf of the Eligible Recipients in all day-to-day matters pertaining to this Agreement. CoreLogic may change the designated CoreLogic Relationship Manager from time to time by providing notice to Supplier. Additionally, CoreLogic will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the CoreLogic Relationship Manager is not available.

(b)	Cooperation. CoreLogic shall cooperate with Supplier by, among other things, making available, as reasonably requested by Supplier, management decisions, information, approvals and acceptances so that Supplier may accomplish its obligations and responsibilities hereunder.

(c)
Requirement of Writing. To the extent Supplier is required under this Agreement to obtain CoreLogic's approval, consent, authorization or agreement, such approval, consent, authorization or agreement shall be in writing and shall be signed by or directly transmitted by electronic mail from the CoreLogic Relationship Manager or an authorized CoreLogic representative. Notwithstanding the preceding sentence, the CoreLogic Relationship Manager may agree in advance in writing that as to certain specific matters oral approval, consent, authorization or agreement will be sufficient.

10.2    Supplier Excused Performance.

Supplier's failure to perform its responsibilities under this Agreement or to meet the Service Levels shall be excused if and to the extent such Supplier non-performance is caused by (i) the *** actions of CoreLogic, another Eligible Recipient or a Third Party Contractor performing obligations on behalf of CoreLogic under this Agreement (unless and to the extent, as to Third Party Contractors, such failure is attributable to Supplier's failure to properly manage such Third Party Contractor as required hereunder), or (ii) the failure of CoreLogic, another Eligible Recipient or such a Third Party Contractor to perform *** under this Agreement (e.g., CoreLogic's failure to provide CoreLogic Provided Equipment that CoreLogic is obligated to provide under an applicable Supplement), but only if (A) Supplier *** CoreLogic of such *** or failure to perform and its inability to perform under such circumstances, (B) Supplier provides CoreLogic with reasonable opportunity to correct such *** or failure to perform and thereby avoid such Supplier non-performance, (C) Supplier *** and *** commercially reasonable means to avoid or mitigate the impact of such *** or failure to perform, (D) Supplier uses commercially reasonable efforts to *** notwithstanding such *** or failure to perform, and (E) Supplier conducts a ***; provided, that per Supplier's notice in clause (A) if CoreLogic agrees that the *** or failure to perform is the cause, Supplier shall not be required to perform a ***. Supplier acknowledges and agrees that the circumstances described in this Section 10.2, together with ***, are *** in which *** to perform *** under this Agreement or to *** the *** will be *** and that Supplier *** any other act or omission of *** as *** any *** on ***.

11.	CHARGES.

11.1    General.

(a)
Payment of Charges. In consideration of Supplier's performance of the Services, CoreLogic agrees to pay Supplier the applicable Charges. Supplier acknowledges and agrees that, other than amounts due on account of Reimbursable Amounts not paid directly by CoreLogic, there are no separate or additional charges for such Services. Any costs incurred by Supplier prior to the Effective Date are included in the Charges and are not to be separately paid or reimbursed by CoreLogic. Supplier shall continually seek to identify methods of reducing such Charges and will notify CoreLogic of such methods and the estimated potential savings associated with each such method.

(b)
Incidental Expenses. Supplier acknowledges that, except for Reimbursable Amounts not paid directly by CoreLogic or as expressly provided otherwise in this Agreement or in an applicable Supplement, expenses that Supplier incurs in performing the Services (including management, travel and lodging, document reproduction and shipping, and long-distance telephone) are included in Supplier's charges and rates set forth in this Agreement. Accordingly, such Supplier expenses are not separately reimbursable by CoreLogic unless CoreLogic has agreed in writing in advance to reimburse Supplier for the expense.

(c)	Proration. Periodic Charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.

(d)
Charges for Contract Changes. Unless otherwise agreed, changes in the Services (including changes in the CoreLogic Standards, Strategic Plans, Technology and Business Process Plans, business processes, Materials, Equipment and Systems) and changes in the rights or obligations of the Parties under this Agreement (collectively, “Contract Changes”) shall result in changes in the applicable Charges only if and to the extent (i) this Agreement expressly provides for a change in the Supplier Charges in such circumstances; (ii) the agreed upon Charges or pricing methodology expressly provides for a price change in such circumstances (for example, Schedule 4 specifies the number of FTEs or hours of coverage to be provided for the quoted price); or (iii) the Contract Change meets the definition of billable Project or New Service and additional Charges are applicable in accordance therewith.

(e)	Eligible Recipient Services.

(i)
New Eligible Recipients. From time to time CoreLogic may request that Supplier provide Services to Eligible Recipients not previously receiving such Services. Except as provided in Section 4.3 or otherwise agreed by the Parties, such Services shall be performed in accordance with the terms, conditions and prices (excluding any non-recurring transition or start-up activities specific to such Eligible Recipients) then applicable to the provision of the same Services to existing Eligible Recipients.

(ii)	Reserved.

(iii)
Election Procedure. In the event of a transaction described in clause (c) or (d) of the definition of Eligible Recipient in Schedule 1, CoreLogic may elect, on behalf of the Eligible Recipient in question, either (A) that such Eligible Recipient shall *** obtain some or all of the Services subject to and in accordance with the *** and *** of this Agreement for the remainder of the Term, (B) that the Entity shall obtain some or all of the Services under a separate agreement between Supplier and such Entity containing the *** and *** as this Agreement or (C) that such Eligible Recipient shall no longer receive some or all the Services as of a specified date, subject to its receipt of *** pursuant to Section ***. If the Services are provided under a separate agreement, CoreLogic shall *** to *** any fees in relation to the Services provided to such Entity. If such a separate agreement is entered into, as part of creating such separate agreement, the Parties shall allocate Charges, volume and/or revenue sensitive measures and the Termination Charges between CoreLogic and such Entity consistent with the allocation requested by CoreLogic, provided such allocation equitably reflects the allocation by CoreLogic of services to be provided under this Agreement and the separate agreement with such Entity.

11.2    Administered Expenses.

a.
Procedures and Payment. Unless otherwise agreed by the Parties, CoreLogic shall pay all Administered Expenses directly to the applicable vendors following review, validation and approval of such Administered Expenses by Supplier. No new Administered Expenses may be added without CoreLogic's prior consent, which it may withhold in its sole discretion. Before submitting any Administered Expenses for payment, Supplier shall (i) review and validate the invoiced charges, (ii) identify any errors or omissions, and (iii) communicate with the applicable vendor to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits, rebates, discounts or other incentives for CoreLogic. Supplier shall deliver to CoreLogic the original vendor invoice (or a true and correct copy thereof), together with any documentation supporting such invoice and a statement that Supplier has reviewed and validated the invoiced charges, within *** days after Supplier's receipt thereof; provided that, if earlier, Supplier shall use commercially reasonable efforts to deliver such invoice, documentation and statement at least *** business days prior to the date on which payment is due; and provided further that, if it is not possible to deliver such invoice, documentation and statement at least *** business days prior to the due date, Supplier shall promptly notify CoreLogic and, ***, either request additional time for review and validation or submit the invoice for payment subject to subsequent review and validation. In addition, if the vendor offers a discount for payment prior to a specified date, Supplier shall use commercially reasonable efforts to deliver such invoice and associated documentation to CoreLogic at least *** business days prior to such date. During the last month of each calendar quarter, Supplier shall use commercially reasonable efforts to deliver all such invoices and associated documentation to CoreLogic by the end of the month and, to the extent that is not possible, Supplier shall provide CoreLogic with information sufficient to accrue the applicable expenses on or before the end of such month. To the extent *** to *** with *** hereunder, *** for any *** or any *** incurred by ***. In addition, to the extent Supplier fails to process and pay any invoice in accordance with this provision within *** days after Supplier's receipt of such invoice, *** shall *** for the *** of ***. All Services to be performed by Supplier with respect to Administered Expenses are *** the ***. Supplier shall not charge any *** or *** charge in connection with its processing or review of Administered Expenses.

b.
Efforts to Minimize. Supplier will continually seek to identify methods of reducing and minimizing CoreLogic's retained expenses and Administered Expenses and will notify CoreLogic of such methods and the estimated potential savings associated with each such method.

11.3    Taxes.

The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

a.	Income Taxes. Each Party shall be responsible for its own Income Taxes.

b.	Taxes on Goods or Services Used by Supplier. Supplier shall be responsible for all Indirect Taxes payable by

Supplier on any goods or services used or consumed by Supplier in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Supplier's acquisition or use of such goods or services and the amount of tax is measured by Supplier's costs in acquiring or procuring such goods or services (unless such goods or services are obtained by Supplier on CoreLogic's behalf, on the basis of CoreLogic's express direction provided in advance in writing, and the costs of which are agreed by the Parties to be reimbursed by CoreLogic as Administered Expenses) and not by CoreLogic's cost of acquiring such goods or services from Supplier.

c.
Service Taxes. *** shall be responsible for all Indirect Taxes that are assessed on the receipt of, or in relation to, the Services and any deliverables provided hereunder as a whole, or on any particular deliverable or Service. Supplier shall *** on *** any Indirect Taxes that *** be *** for each applicable taxing jurisdiction.

d.
Withholding. Any withholding tax or other tax of any kind that CoreLogic is required by applicable Law to withhold and pay on behalf of Supplier with respect to amounts payable to Supplier under this Agreement shall be deducted from such amounts prior to remittance to Supplier. CoreLogic will provide to Supplier reasonable assistance, which shall include the provision of documentation as required by revenue authorities, to enable Supplier to claim exemption from or obtain a repayment of such withheld taxes and will, upon request, provide Supplier with a copy of the withholding tax certificate sent to Tax Department, Cognizant Technology Solutions U.S. Corporation, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 or equivalent documentation.

e.
Efforts to Minimize Taxes. Supplier shall cooperate fully with CoreLogic to enable CoreLogic to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Supplier's invoices shall separately state the Charges that are subject to taxation and the amount of taxes included therein. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party.

f.
Tax Audits or Proceedings. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for taxes asserted by applicable Tax Authorities for which the other Party is financially responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have the right to participate in the responses and settlements to the extent appropriate given its potential responsibilities or liabilities. Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to reasonably direct the other Party to challenge the imposition of any such tax liability. If either Party requests the other to challenge the imposition of any tax liability, such other Party shall use commercially reasonable efforts to do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and, the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, plus the reasonable legal, accounting and other professional fees and expenses it incurs. Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

g.
Tax Filings. Supplier represents, warrants and covenants that it is registered to and will collect and remit Service Taxes in all applicable jurisdictions. At CoreLogic's request, Supplier shall provide CoreLogic with (i) written confirmation that Supplier has filed all required tax forms and returns and has collected and remitted all applicable amounts in connection with Service Taxes, and (ii) such other information pertaining to applicable Taxes as CoreLogic may reasonably request.

11.4    Extraordinary Events.

a.
Definition. As used in this Agreement, an “Extraordinary Event” shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of the Eligible Recipients that results or will result in a change in the scope, nature or volume of the Services that the Eligible Recipients will require from Supplier, and which is expected to cause the estimated average *** usage of any chargeable resource to increase or decrease by *** percent (***%) or more from the actual average *** usage for the preceding *** (or, if less, the number of *** for which such data is available), provided that such increase or decrease is not temporary or seasonal and that such decrease is not due to CoreLogic resuming the provision of Services itself or transferring the performance of the Services to another service provider. Examples of the kinds of events that might cause such substantial increases or decreases include the following: (i) changes in the locations where the Eligible Recipients operate; (ii) mergers, acquisitions, divestitures or reorganizations of the Eligible Recipients; (iii) changes in the method of service delivery; (iv) changes in the applicable regulatory environment; or (v) changes in the Eligible Recipient business units being serviced by Supplier.

b.	Consequence. If an Extraordinary Event occurs, *** may, *** with respect to applicable Charges specified in Schedule 4 in accordance with the following:

i.
Supplier and CoreLogic shall mutually determine on a reasonable basis the efficiencies, economies, savings and resource utilization reductions resulting from such Extraordinary Event and, upon ***, Supplier shall then proceed to implement such efficiencies, economies, savings and resource utilization reductions as quickly as practicable and in accordance with the agreed upon schedule. As any efficiencies, economies, savings or resource utilization reductions are realized, *** specified on Schedule 4 and any affected *** (e.g., ***) shall be promptly and *** adjusted to *** to *** of such efficiencies, economies, savings and resource utilization reductions; provided, that CoreLogic shall reimburse Supplier for any *** costs or expenses incurred to realize such efficiencies, economies, savings or resource utilization reductions if and to the extent Supplier (i) notifies CoreLogic of such additional costs and *** incurring such costs, (ii) uses commercially reasonable efforts to identify and consider practical alternatives, and reasonably determines that there is no other more practical or cost effective way to obtain such savings without incurring such expenses, and (iii) uses commercially reasonable efforts to minimize the *** to be *** by ***.

ii.
Subject to Section 4.3, an Extraordinary Event shall *** in Charges to CoreLogic being *** have *** if the *** and *** specified in the applicable Supplement *** been ***. CoreLogic ***, for each Extraordinary Event, at any time *** under this Section 11.4 and ***, apply the rates and charges (e.g., ARCs and RRCs) specified in the applicable Supplement to adjust the Charges.

11.5    Refundable Items.

a.
Prepaid Amounts. If any Eligible Recipient has prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement, Supplier shall promptly refund to the applicable Eligible Recipient, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods after the Commencement Date.

b.
Refunds and Credits. If Supplier should receive a refund, credit, discount or other rebate for goods or services paid for by an Eligible Recipient on a Administered Expense, Retained Expense, cost-plus or cost-reimbursement basis, then Supplier shall (i) notify CoreLogic of such refund, credit, discount or rebate and (ii) promptly pay the full amount of such refund, credit, discount or rebate to such Eligible Recipient.

11.6    CoreLogic Benchmarking Reviews.

a.
Benchmarking Review. From time to time during the Term, but not prior to the third anniversary of the Effective Date, CoreLogic may, at its expense and subject to this Section 11.6, engage the services of an independent third party approved by Supplier, which approval shall not be unreasonably withheld or delayed, (a “Benchmarker”) to compare the quality, cost and Supplier staffing of all or any portion of the Services against the quality and cost of other well managed service providers performing *** services for *** situated clients to ensure that CoreLogic is receiving from Supplier pricing and *** that are competitive with market rates, prices and ***, given the nature, quality, volume and type of Services provided by Supplier hereunder (“Benchmarking”). Supplier hereby approves the Benchmarkers that are identified in Schedule 14. In making this comparison, the Benchmarker shall consider the following factors and other similar variables and consider the prices as and to the extent appropriate in light thereof: (i) whether and to what extent supplier transition charges are paid by the customer as incurred or amortized over the term of the Agreement; (ii) the extent to which supplier pricing includes the purchase of the customer's existing assets; (iii) the extent to which supplier pricing includes the cost of acquiring future assets; (iv) the extent to which this Agreement calls for Supplier to provide and comply with unique CoreLogic and/or other customer requirements; and (v) whether Service Taxes are included in such pricing or stated separately in supplier invoices. Nothing in this Section 11.6 shall apply to the Transition Services conducted pursuant to Section 4.2.

b.
General. The Benchmarker engaged by CoreLogic shall be a nationally recognized firm with experience in benchmarking similar services (e.g., Gartner Group or Compass) and shall execute a non-disclosure agreement substantially in the form attached hereto as Annex 2. Supplier shall cooperate with CoreLogic and the Benchmarker during such effort, and shall (i) provide the Benchmarker reasonable access to any necessary premises, equipment, personnel or documents; and (ii) provide any assistance required by the Benchmarker to conduct the Benchmarking. The Benchmarking shall be conducted so as not to unreasonably disrupt Supplier's operations under this Agreement.

CoreLogic shall be solely responsible for all costs of any Benchmarking hereunder, including the Benchmarker's fees.

c.
Result of Benchmarking. If, after making the comparison described in Section 11.6(a), the Benchmarker finds that the Charges paid by CoreLogic for all Services or for any Service element are *** than the *** percent (***%) of the prices charged by other well managed service providers for work of a *** nature, type and volume (the “Benchmark Standard”), the Benchmarker shall submit a written report setting forth such findings and conclusions. The Parties shall then *** and *** as to *** the Charges to eliminate any such ***.

d.
Supplier Review and Dispute. CoreLogic shall provide Supplier with a copy of the Benchmarker's report and Supplier shall have ten (10) days to review such report and contest the Benchmarker's findings. If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Article 19. *** in *** shall *** only upon Supplier's agreement. For purposes of clarification, *** to *** as a result of any Benchmarking hereunder *** to *** in ***.

11.7    Financial Forecasting and Budgeting Support.

To support CoreLogic's forecasting and budgeting processes, Supplier shall provide the following information regarding the costs to be incurred by the Eligible Recipients in connection with the Services and the cost/benefit to the Eligible Recipients associated therewith: (i) actual and forecasted *** of Resource Units; (ii) actual and forecasted *** the total cost or resource *** of the Eligible Recipients associated with changes to the environment; (iii) opportunities to ***, to reduce the Charges or Administered Expenses incurred by CoreLogic; and (iv) a review of CoreLogic's actual savings over the prior twelve (12) month period, as projected in Schedule 4, versus the actual amounts that CoreLogic paid Supplier for the Services during that same period, and if savings are less than those projected in Schedule 4, *** such variance. Such information shall be provided at CoreLogic's request, and *** to CoreLogic, in accordance with the *** reasonably established by ***.

12.	INVOICING AND PAYMENT.

12.1    Invoicing.

(a)
Invoice. Unless otherwise provided in the applicable Supplement, on or before the *** day of each month, Supplier shall present CoreLogic with an invoice for any Charges due and owing for the preceding month (the “Monthly Invoice”). At a minimum, Supplier will provide CoreLogic with the information and assistance reasonably necessary to enable CoreLogic to *** CoreLogic business units at *** detail than that delivered by CoreLogic prior to the Supplement Effective Date. Supplier will provide a *** System to measure the Eligible Recipients' actual consumption of Services by ***. At CoreLogic's request, Supplier shall provide separate Monthly Invoices for each Eligible Recipient then receiving Services, with the Charges allocated among such Eligible Recipients based on the chargeback data generated by Supplier and/or the allocation formula ***. In such event, Supplier shall, contemporaneous with the delivery of such Monthly Invoices, provide a summary of all such invoices to CoreLogic. Supplier shall not invoice CoreLogic for any advance or concurrent charges or other amounts. Unless otherwise agreed by the Parties, Supplier shall invoice CoreLogic for changes charged on a time and material basis only after the entire change has been *** by CoreLogic.

(b)
Form and Data. Each invoice shall be in the form specified in the applicable Supplement and shall (i) comply with all applicable legal, regulatory and accounting requirements, (ii) allow CoreLogic to validate volumes and fees, (iii) comply with the chargeback and other billing requirements as provided by CoreLogic in advance, and (iv) meet CoreLogic's and the other Eligible Recipient's business, accounting and billing requirements communicated to Supplier in advance. Each invoice shall include the pricing calculations and related data utilized to establish the Charges and sufficient information to validate the service volumes and associated Charges. The data underlying each invoice shall be delivered to CoreLogic electronically in a form and format compatible with CoreLogic's accounting systems. *** may make reasonable changes to such invoicing requirements during the Term with ***.

(c)
Credits. To the extent a credit is due to CoreLogic pursuant to this Agreement, Supplier shall provide CoreLogic with an appropriate credit against amounts then due and owing; if no further payments are due to Supplier, Supplier shall credit such amounts to future Services provided to CoreLogic, or if no future Services exist, Supplier shall pay any remaining credits to CoreLogic.

(d)
Time Limitation. If Supplier fails to provide an invoice to CoreLogic for any amount within (i) *** days after the month in which the Services in question are rendered or the expense incurred (or, if later, the month in which Supplier is first entitled to invoice for such amount) or (ii) within *** days following the end of CoreLogic's fiscal year in which the Services in question were rendered (provided that Supplier may satisfy its obligations in this clause (ii) by providing CoreLogic with information sufficient to accrue the applicable expenses on or before such *** day period, then *** it may otherwise have to *** for and *** amount.

(e)	Currency. Unless otherwise specified in Schedule 4, Charges for all Services shall be invoiced and paid in United States Dollars.

12.2    Payment Due.

Subject to the other provisions of this Article 12, each Monthly Invoice provided for under Section 12.1 shall be due and payable within thirty (30) days after receipt by CoreLogic of such invoice unless the amount in question is disputed in accordance with Section 12.4. Any invoice not otherwise disputed in good faith in accordance with Section 12.4 and due under this Agreement for which a time for payment is not otherwise specified also shall be due and payable within thirty (30) days.
12.3    ***.

With respect to any *** to be *** or *** by *** hereunder, CoreLogic may, in good faith and after reasonable inquiry, *** Supplier is *** to *** hereunder.
12.4    Disputed Charges.

CoreLogic may withhold payment of particular Charges that CoreLogic reasonably disputes in good faith subject to the following:

a.
Notice of Dispute. If CoreLogic so disputes any Supplier Charges, CoreLogic shall so notify Supplier in writing and provide a description of the particular Charges in dispute and an explanation of the reason why CoreLogic disputes such Charges.

b.	***. Each Party agrees to *** under this Agreement *** any *** is *** unless and until such *** are *** by the *** of this Agreement.

c.
No Waiver. Neither the failure to dispute any Charges prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right CoreLogic may otherwise have to dispute any Charge or recover any amount previously paid.

d.	Payment of Disputed Amounts. Any amounts to be paid after resolution of a relevant dispute shall be paid in accordance with Section 12.2 upon settlement of such dispute.

13.CoreLogic DATA AND OTHER CONFIDENTIAL INFORMATION.

13.1    Confidential Information.

Nothing in this Section 13.1 is intended to limit the obligations of Supplier under Sections 13.2 and 13.3 of this Agreement with respect to the CoreLogic Data addressed in such Sections and, to the extent the provisions of Sections 13.2 or 13.3 conflict with the provisions of this Section 13.1 as they pertain to CoreLogic Data, the provisions of Sections 13.2 or 13.3 shall control over the provisions of this Section 13.1, as applicable.

(a)
Confidential Information. As used herein, “Confidential Information” means (i) this Agreement and the terms hereof and thereof, (ii) all information marked confidential, proprietary or similar legend by either Party, and (iii) any other information that is treated as confidential by the disclosing Party and would be understood by a reasonable person to be confidential, whether or not so marked (which, in the case of the Eligible Recipients, shall include information treated or defined as confidential under the CoreLogic Privacy Policy in Schedule 8, Software owned or licensed by CoreLogic or an Eligible Recipient, Developed Materials, CoreLogic Data, Personal Data, Authorized User information, information with respect to any customer of CoreLogic or any Eligible Recipient (including information about customers or clients of any such customers) attorney-client privileged materials, attorney work product, CoreLogic lists, CoreLogic contracts, CoreLogic information, rates and pricing, information with respect to competitors, strategic plans, account information, research information, information that contains trade secrets, financial/accounting information, human resources/personnel information, marketing/sales information, contact information, information regarding businesses, plans, operations, mergers, acquisitions, divestitures, third party contracts, licenses, internal or external audits, law suits, arbitrations, mediations, regulatory compliance or other information or data obtained, received, transmitted, processed, stored, archived, or maintained by Supplier under this Agreement, and in the case of Supplier, its Affiliates and Subcontractors, shall include, Supplier Owned Materials, attorney-client privileged materials, attorney work product, Supplier information, rates and pricing, strategic plans, account information, research information, information that contains trade secrets, financial/accounting information, human resources/personnel information, marketing/sales information, contact information, technical data and concepts, information regarding businesses, plans or operations, third party licenses and contracts of Supplier, its Affiliates or Subcontractors, internal or external audits of Supplier, its Affiliates or Subcontractors, law suits, arbitrations, mediations, regulatory compliance or other information or data of Supplier, its Affiliates or Subcontractors provided in any way by Supplier, its Affiliates or Subcontractors to CoreLogic or any Eligible Recipient under this Agreement).

(b)	Disclosure of Confidential Information.

(i)
During the Term and at all times thereafter as specified in Section 13.4, each receiving Party (A) shall hold Confidential Information received from a disclosing Party in confidence and shall use such Confidential Information only for the purposes of fulfilling its obligations or exercising its rights under this Agreement and for no other purposes, and (B) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the disclosing Party to any third party (except (1) the receiving Party's or its Affiliates' (which, in the case of Supplier, shall mean Supplier's Affiliates approved as Subcontractors by CoreLogic in accordance with Section 9.11) auditors, accountants, consultants or similar professionals and (2) the receiving Party's attorneys) without the express written permission of the disclosing Party, unless expressly permitted by Sections 13.1(b)(ii) and 13.1(b)(iii) below or elsewhere in this Agreement. Each receiving Party shall use at least the same degree of care to safeguard and to prevent unauthorized access, disclosure, publication, destruction, loss, alteration or use of the disclosing Party's Confidential Information as the receiving Party employs to protect its own information (or information of its customers) of a similar nature, but not less than reasonable care.

(ii)
A receiving Party may disclose Confidential Information of the disclosing Party to its (or its Affiliates' (which, in the case of Supplier, shall mean Supplier's Affiliates approved as Subcontractors by CoreLogic in accordance with Section 9.11)) employees, directors, attorneys, financial advisors, contractors and agents provided that (A) such person or entity has a need to know the Confidential Information for purposes of performing his or her obligations under or with or to enforce its rights under or with respect to this Agreement or as otherwise naturally occurs in such person's scope of responsibility, (B) such disclosure is made pursuant to an obligation of confidentiality that is no less stringent than that set forth in this Section 13.1, and (C) such disclosure is not in violation of applicable Law. The receiving Party assumes full responsibility for the acts or omissions of any person or entity to whom it discloses Confidential Information of the disclosing Party regarding their use of such Confidential Information.

(iii)
A receiving Party may disclose Confidential Information of a disclosing Party as required to satisfy any legal requirement of a competent government body (e.g., complying with a subpoena), provided that, promptly upon receiving any such request, the receiving Party, to the extent it may legally do so, gives written notice to the disclosing Party of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure so that the disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. The receiving Party shall disclose only such Confidential Information as is required by the governmental body, and shall reasonably cooperate with the disclosing Party in its efforts to seek a protective order or other appropriate remedy or, in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Confidential Information.

(iv)
Unless expressly permitted by this Agreement, neither Party shall (A) make any use or copies of the Confidential Information of the other Party except as expressly contemplated by this Agreement, (B) possess or acquire any right in or assert any lien against the Confidential Information of the other Party, (C) sell, assign, transfer, lease, encumber, or otherwise dispose of or disclose the Confidential Information of the other Party to third parties, (D) commercially exploit, or permit a third party to commercially exploit, such Confidential Information, or (E) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party's Confidential Information (including any copies thereof) to the other Party if requested to do so.

(v)
Notwithstanding the foregoing, the terms and conditions of this Agreement that are specific to this transaction (as opposed to the general outsourcing terms and conditions as they existed prior to negotiation of this Agreement, which belong to CoreLogic), including the Charges and the Service Levels (collectively, the “Agreement Terms”), but not its existence and not general descriptions of the Services, shall be deemed to be the Confidential Information of each Party. Each Party shall have the right to disclose the Agreement Terms without notice to or consent of the other Party as necessary to enforce any of that Party's rights or to perform their obligations as set forth in this Agreement, in connection with any audit or Benchmarking, in connection with any potential merger, sale or acquisition of Supplier or an Eligible Recipient (as the case may be), or a sale or transfer of a portion of the business of an Eligible Recipient which business relies, in whole or in part on the Services hereunder, in connection with Supplier or an Eligible Recipient (as the case may be) obtaining any financing or investment, or as otherwise permitted in this Article 13. Prior to disclosing the Agreement Terms to any external auditors or Benchmarker personnel (other than government auditors, inspectors and regulators or as part of a public regulatory filing as described below) the disclosing Party shall ensure that the disclosure is made subject to an obligation of confidentiality that is no less stringent than that set forth in this Section 13.1. Each Party shall have the right to disclose the Agreement Terms (as part of any public regulatory filings or otherwise) upon at least five (5) business days' notice to the other Party to the extent required by rules or regulations promulgated by the Securities and Exchange Commission (“SEC”) or any similar governmental or regulatory body having jurisdiction over such Party in any country or jurisdiction, provided that the Parties shall cooperate and seek to minimize disclosure through redaction consistent with such rules and regulations. CoreLogic may disclose Confidential Information relating to the financial or operational terms of this Agreement and/or Supplier's performance hereunder (e.g., applicable Service Levels and measurements of Supplier's performance with respect to such Service Levels) in connection with the solicitation of proposals for or the procurement of the same or similar services from prospective Third Party Contractors; provided, however, CoreLogic may not divulge Supplier's pricing for the Services in connection with any such solicitation or procurement. For any redaction efforts, the Parties shall cooperate in good faith to agree upon the appropriate redactions within a timeframe that permits the Eligible Recipient to comply with the applicable Laws; provided that nothing shall prevent an Eligible Recipient from filing a version of the Agreement Terms that is at least as redacted as the Initial Redaction (as defined below). Each Party shall bear its own legal costs associated with the redaction of documents for any filing(s) required by CoreLogic in connection with the execution of this Agreement (the “Initial Redaction”), and the Parties shall work together in good faith to minimize all required disclosures. Thereafter, the Party that is obligated to disclose the Agreement Terms shall be fully responsible for all costs incurred in connection with the redaction efforts described above in this Section 13.1(b)(v); provided that each Party shall cooperate reasonably and in good faith with the other Party to minimize such costs.

(c)
Exclusions. Notwithstanding the above, Section 13.1(b) shall not apply to, and the term “Confidential Information” shall not include, any particular information which the receiving Party can demonstrate (i) is, at the time of disclosure to it, generally available to the public other than through a breach of the receiving Party's or a third party's confidentiality obligations; (ii) after disclosure to it, is published by the disclosing Party or otherwise becomes generally available to the public other than through a breach of the receiving Party's or a third party's confidentiality obligations; (iii) was lawfully in the possession of the receiving Party without restriction as to confidentiality immediately prior to the time of disclosure to it without obligation of confidentiality; (iv) is received without restriction on disclosure from a third party having a lawful right to disclose such information and without breach of agreement by the receiving Party; or (v) is independently developed by the receiving Party without reference to the disclosing Party's Confidential Information. The exclusions in this Section 13.1(c) shall not apply to Personal Data.

(d)
Loss of Confidential Information. Each Party shall (i) immediately notify the other Party of any possession, use, knowledge, disclosure, or loss of such other Party's Confidential Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) promptly use all commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this Agreement. Each Party shall bear any costs it incurs in complying with this Section 13.1(d).

(e)
No Implied Rights. Nothing contained in this Section 13.1 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Confidential Information of the other Party.

(f)
Return or Destruction of Confidential Information. Within ten (10) days following a request by the disclosing Party as to the return or destruction of the disclosing Party's Confidential Information, the receiving Party must, at the disclosing Party's discretion, either return to the disclosing Party all Confidential Information (including all copies/derivatives thereof); or certify in writing to the disclosing Party that such Confidential Information (including all copies/derivatives thereof) has been destroyed in such a manner that it cannot be retrieved. In no event shall the receiving Party withhold any Confidential Information of the disclosing Party as a means of resolving any dispute. Notwithstanding the foregoing, receiving Party may retain one copy of disclosing Party's Confidential Information in its legal department as and to the extent required to comply with applicable Laws or enforce its rights under this Agreement; provided that such Confidential Information shall be returned or destroyed in accordance with this provision upon the expiration of the period specified in the applicable Law, the expiration of the applicable statute of limitations and the final resolution of any pending dispute.

13.2    CoreLogic Data.

Nothing in this Section 13.2 is intended to limit the obligations of Supplier under Section 13.1 or 13.3 of this Agreement with respect to the Confidential Information addressed in such Sections. To the extent that the provisions pertaining to CoreLogic Data in Section 13.1, this Section 13.2, and Section 13.3 are in conflict, the provisions of Section 13.3 shall control over the provisions of this Section 13.2, which shall control over the provisions of Section 13.1.

a.
Ownership of CoreLogic Data. CoreLogic Data shall be and remain, as between the Parties, the property of the relevant Eligible Recipient regardless of whether Supplier or CoreLogic is in possession of the CoreLogic Data. CoreLogic Data shall be made available to CoreLogic, upon its request, in real time by the means and in the form and format as reasonably requested by CoreLogic. At no time shall CoreLogic Data be stored or held by Supplier in a form or manner not readily accessible to CoreLogic in this manner.

b.	Safeguarding of CoreLogic Data.

i.
Consistent with the standards set forth below in this Section 13.2(b)(i), Supplier shall implement and maintain information security controls to protect against unauthorized access to or use of Confidential Information of CoreLogic or Eligible Recipients or their employees and customers which Supplier receives or otherwise has access to in connection with the Services provided hereunder. To the extent the following are under the Supplier's operational control (including Supplier Personnel), Supplier shall implement and maintain: (1) the confidentiality of CoreLogic Confidential Information so that it is processed, used, maintained and disclosed only as necessary for the specific purpose for which such CoreLogic Confidential Information was disclosed to Supplier and only in accordance with the Agreement; (2) an industry standard written information security program consistent with the requirements of the CoreLogic Information Security Policy Set (provided that, in the event of a specific conflict between such industry standards and the CoreLogic Information Security Policy Set, the CoreLogic Information Security Policy Set shall take precedence over such industry standards with respect to such conflict); (3) access controls on information systems, including controls to authenticate and permit access only to authorized officers, directors, employees, consultants, attorneys, accountants, agents and independent subcontractors (and their employees) and other representatives or other third party who have a need to know such CoreLogic Confidential Information; (4) access restrictions at physical locations containing CoreLogic Confidential Information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals; (5) *** CoreLogic Confidential Information, including while in *** at ***; (6) procedures designed to ensure that modifications of information systems are consistent with the information security measures set forth herein; (7) dual control procedures and segregation of duties; (8) monitoring systems and procedures to detect actual and attempted attacks on or intrusions into information systems; (9) response programs that specify actions to be taken when Supplier detects unauthorized access to information systems, including immediate reports to CoreLogic; (10) measures to protect against destruction, loss or damage of CoreLogic Confidential Information due to potential environmental hazards at facilities under Supplier's operational control, such as fire and water damage or technological failures; (11) regular testing of key controls, systems and procedures of the information security measures by independent third parties or staff independent of those that develop or maintain the security measures; and (12) reporting to CoreLogic of any material deficiencies that significantly diminish the security of systems under Supplier's operational control containing CoreLogic Confidential Information, as determined from its audits, test results, and other evaluations of Supplier's information security systems and procedures. Supplier will provide *** which are applicable to the Services or CoreLogic Confidential Information in a form that meets industry standards upon request.

Supplier agrees to: (x) provide notice to CoreLogic *** in the event it becomes aware of an actual *** breach of such information security or internal operating controls in connection with the Services; and (y) cooperate with CoreLogic and any relevant regulatory authority in the event of litigation or a regulatory inquiry concerning the CoreLogic Confidential Information.

Supplier's information security program and associated technical, organizational and security measures utilized in performing Services and in connection with Supplier's confidentiality obligations under this Agreement shall comply in all material respects with the following:
(A)    Subject to Section 15.7, all applicable Laws;
(B)    The CoreLogic Information Security Policy and Compliance Policy Set set forth in Schedule 8; and
(C)    the *** of standards as published by *** and the ***, also known as the ***, as each may be modified or replaced from time to time.
The content and implementation of the data security program and associated technical, organizational and security measures shall be fully documented in writing by Supplier. Supplier shall permit CoreLogic to review such documentation and/or to inspect Supplier's compliance with such program in accordance with Section 9.10.
In addition to adherence to the information security controls, Supplier shall ensure that all Supplier Personnel are trained on the information security controls, the CoreLogic Information Security Policy Set, the Compliance Policy Set and CoreLogic Code of Ethics and Conduct communicated to Supplier in advance no less than *** in a format subject to CoreLogic's written approval. Supplier hereby agrees to ensure that, prior to being granted access to any CoreLogic Confidential Information, all Supplier Personnel have undergone appropriate information security training in the previous *** months and that new Supplier Personnel have undergone training prior to accessing CoreLogic Confidential Information.

i.	Reserved.

ii.
CoreLogic shall have the right to establish backup security for any CoreLogic Data and to keep backup copies of such Data in its possession if it chooses. At CoreLogic's request, Supplier shall provide CoreLogic with downloads of CoreLogic Data to enable CoreLogic to maintain such backup copies.

iii.
Supplier shall maintain a Security Incident Response Plan (“SIRP”) consistent with CoreLogic's Information Security Policy Set. The SIRP shall detail procedures to be followed in the event of an attempted or actual breach of or unauthorized access to or use of CoreLogic Confidential Information, including but not limited to disclosure, theft or manipulation of information that has the potential to cause harm to CoreLogic systems, or information. The SIRP must include a clear, documented escalation procedure and the process for immediately notifying CoreLogic of a Security Incident. Supplier agrees to keep CoreLogic informed of the progress and actions taken in connection with Supplier's investigation of each Security Incident. Supplier will promptly notify the CoreLogic Relationship Manager when Supplier detects or is notified of any Security Incident. Supplier will investigate (with CoreLogic's participation if so desired by CoreLogic) such Security Incident and mitigate the adverse effects of such Security Incident. Supplier will correct, at CoreLogic's request and sole discretion ***, any destruction, loss or alteration of any CoreLogic Data. Supplier shall promptly (and in any event as soon as reasonably practical) (i) perform a Root Cause Analysis and prepare a corrective action plan, (ii) provide CoreLogic with written reports and detailed information regarding any Security Incident, including how and when such Security Incident occurred and what actions Supplier is taking to remedy such Security Incident, (iii) cooperate in the investigation of the Security Incident at CoreLogic's request, (iv) *** its *** notifying any individuals and/or authorities of the Security Incident if CoreLogic, in its good faith judgment, considers notification necessary, and (v) to the extent such breach or potential breach is within Supplier's or its Subcontractor's or Affiliate's areas of control, remediate such breach or potential breach of security and take commercially reasonable actions to prevent its recurrence.

iv.
To the extent Supplier removes CoreLogic Data from any media under its control that is taken out of service, Supplier shall destroy or securely erase such media in accordance with the Policy and Procedures Manual. Under no circumstances shall Supplier use or re-use media on which CoreLogic Data has been stored for any purpose unless such CoreLogic Data has been securely erased in accordance with the Policy and Procedures Manual. *** determine whether to provide notification to customers, employees, agents or government authorities concerning a breach or potential breach of security or any other type or form of security incident as well as the content of such notification.

v.
All CoreLogic Confidential Information shall be *** to *** while being (i) *** and ***, (ii) copied to ***, (iii) stored to disk *** that does not fall under the *** processes of CoreLogic, ***. With regard to communications between CoreLogic and Supplier, the Parties shall *** as mutually agreed upon by the Parties. CoreLogic Confidential Information transported on paper media by common carrier shall be sealed and tracked via certified mail while in transit.

vi.
Supplier agrees to permit CoreLogic, *** or *** to perform vulnerability scans on a test environment that represents a mirror image of the production environment. If a mirror image of production is not available, Supplier agrees to permit the scan to be performed on the production environment at a date and time ***.

vii.
Applications used to process, transmit, or store CoreLogic Confidential Information shall be appropriately secured to mitigate information security risks. Applications that are publicly accessible (e.g., internet accessible) and that access, transmit, or store CoreLogic Confidential Information shall undergo:

Application security assessments, via manual or automated application testing methods, conducted by an organization that specializes in application security at least *** and after any significant application upgrade or modification. For the purposes of clarity, an organization that “specializes in application security” shall mean: (1) an independent, internationally-recognized organization that specializes in application security; or (2) an internal group at Supplier, provided that such internal group specializes in application security and can demonstrate independence from Supplier's development team to CoreLogic's reasonable satisfaction. Vulnerabilities identified in the application assessment shall be mitigated within a reasonable timeframe based upon the risk level of the finding and re-tested to confirm compliance.
In the event Supplier has a business to business application accessible over the internet, Supplier shall provide log-in and password security to restrict access CoreLogic's account to the application available over the public internet to a reasonable number of CoreLogic IP address(es), provided CoreLogic provides the IP address(es) within a sufficient time to set up the systems to recognize such IP address(es).

viii.
Supplier shall define and maintain a process to obtain proof of assurance from a *** independent, qualified, industry recognized third party, which may include Fortify, Veracode or similar secure code review process tool, regarding the quality and security of the code for all applications used to process, transmit or store CoreLogic Confidential Information. Proof of assurance must be submitted to CoreLogic prior to delivery of the application for installation. Code shall be digitally signed before distribution to CoreLogic to provide integrity assurance. Supplier shall provide CoreLogic with a message digest or hash along with the application to ensure application integrity.

ix.
For all systems that access, transmit or store CoreLogic Confidential Information, system logs shall be in place to uniquely identify individual users and their access to associated systems and to *** and clearly *** all attempted or executed activities of any one or more such users. All systems creating system logs shall be synchronized to a central time source. Reasonable processes shall be in place to review privileged access and identify, investigate and respond to suspicious or malicious activity. System log trails shall be secured in a manner to prevent unauthorized access, modification, and accidental or deliberate destruction.

x.
The Supplier-end user must be located within a Supplier-managed facility while connected to the CoreLogic network or accessing CoreLogic Confidential Information. If there is a business justification for connecting to the CoreLogic network or accessing CoreLogic Confidential Information while outside a Supplier-managed facility, the authentication protocols used to access the CoreLogic network or accessing CoreLogic Confidential Information must comply with CoreLogic's Information Security Policy Set.

c.
Correction of CoreLogic Data. The correction of any errors or inaccuracies in or with respect to CoreLogic Data shall be performed by *** if (i) *** is operationally responsible for inputting such data, or (ii) such errors or inaccuracies are attributable to the failure of *** or *** to comply with *** obligations under this Agreement. To the extent that such errors or inaccuracies are attributable to such failure described in clause (ii), *** shall be financially responsible for any additional *** resource usage resulting from the re-running of corrected data.

d.
Restoration of CoreLogic Data. The restoration of any destroyed, lost or altered CoreLogic Data shall be performed by the Party that has operational responsibility for maintaining the System on which such CoreLogic Data resides and for creating and maintaining backup copies of such CoreLogic Data. To the extent (i) *** is operationally responsible for performing such restoration or (ii) such destruction, loss or alteration is attributable to the failure of *** or *** to comply with *** obligations under this Agreement, *** shall bear the cost of restoring such data.

e.
Cardholder Data. To the extent applicable to the Services provided by Supplier under a Supplement, Supplier shall comply with the Payment Card Industry Data Security Standard then in effect (“PCI DSS”). Supplier shall use Cardholder Data only for assisting in completing a card transaction, for fraud control services, or as specifically agreed to by Visa, MasterCard, American Express, Discover and/or other relevant issuer (collectively, the “Issuers”), CoreLogic, or as required by the applicable Supplement or applicable Law. In the event of a breach or intrusion of or otherwise unauthorized access to Cardholder Data stored by or for Supplier, Supplier shall promptly notify CoreLogic, in writing, and, subject to the restrictions set forth in Section 9.10(e) during normal business hours, provide CoreLogic ***, the ***, and the *** access to relevant portions of Supplier's facilities and all pertinent records to conduct a review of Supplier's compliance with these requirements. During normal business hours, subject to the restrictions set forth in Section 9.10(e), Supplier shall provide access to relevant portions of its security systems and procedures, as reasonably requested in an advanced written notice by CoreLogic, its designee or Permitted Auditor(s) to the extent required for verifying Supplier's compliance with its obligations hereunder. Supplier shall cooperate with any reviews of their facilities and records provided for in this Section 13.2(e).

13.3    Personal Data.

a.
Privacy Laws. Supplier acknowledges that the CoreLogic Data is subject to Laws, in multiple jurisdictions worldwide, restricting collection, use, processing and free movement of personal data. Supplier represents and warrants that it adheres to, and during the Term shall continue to adhere to, the United States Department of Commerce Safe Harbor Principles as they apply to the Services. In addition to its other obligations under this Agreement, subject to Section 15.7, Supplier will comply with all applicable Laws with respect to Supplier's processing and storage of the CoreLogic Data. Supplier shall hold any Personal Data that it receives in confidence and in compliance with (1) Supplier's obligations under this Agreement, the Supplements, Schedules and Attachments hereto, the Policy and Procedures Manual, the data privacy policy of CoreLogic communicated to Supplier in advance and CoreLogic's contractual obligations to CoreLogic's customers (to the extent communicated to Supplier in advance) and (2) the global data privacy policies of any self-regulatory organizations to which any Eligible Recipient belongs and which are communicated to Supplier and are applicable to Supplier in its role as a third party supplier to the Eligible Recipients in relation to CoreLogic Data. In addition, and without limiting the foregoing, *** CoreLogic *** the responsibilities of CoreLogic and the other Eligible Recipients under data privacy Laws. Supplier shall not use terms of use or privacy statements that vary from this Agreement or enter into separate agreements between Supplier and Authorized Users or other individuals of Eligible Recipients that offer less stringent protection with respect to the Personal Data of Authorized Users or other individuals' Personal Data than the protections provided in this Agreement.

i.
Unless otherwise agreed, Supplier shall process and store all Personal Data in (1) the jurisdiction(s) set forth in Schedule 7, (2) the jurisdiction in which the data subject resides (or, in the case of a data subject residing in the European Economic Area (“EEA”), in the EEA, or for a data subject residing in another jurisdiction that has Privacy Laws or data transfer requirements, in that jurisdiction), or (3) the jurisdictions and locations set forth in the applicable Supplement, and shall not transfer, process, or maintain CoreLogic Data in any other jurisdiction or location without the prior consent of CoreLogic.

ii.
Supplier shall not transfer Personal Data from a country within the EEA to countries deemed by the European Union not to have adequate protection without first ensuring that the standard contractual clauses approved by the European Commission in Commission Decision as the standard contractual clauses for the transfer of personal data to processors in third countries under applicable EU Directives (e.g., Directive 95/46/EC, 2002 O.J. L6/52 as of the Effective Date) and any implementing legislation are in place between the CoreLogic Affiliate that is the Data Exporter and the Data Importer, and any such contract is filed with the appropriate regulatory agency if required.

iii.	Supplier shall maintain technical, organizational and security measures to protect the confidentiality of Personal Data in accordance with the obligations contained in this Article 13.

iv.
Notwithstanding any other provision of this Agreement, Supplier shall not undertake or engage in any activity with respect to any Personal Data that would constitute Supplier's functioning in the capacity of a “controller,” as such capacity may be identified and defined in the respective applicable Privacy Laws and Supplier shall promptly notify CoreLogic if it believes that any use of Personal Data by Supplier contemplated under this

Agreement or to be undertaken as part of the Services would constitute Supplier so functioning in the capacity of a “controller”. The Parties acknowledge that, for purposes of the European Data Protection Legislation and similar legislation in other jurisdictions, Supplier will act as a Data Processor in relation to all Personal Data it accesses under this Agreement, that CoreLogic is the Data Controller with respect to such Personal Data, and that Supplier will act in accordance with CoreLogic's instructions in relation to such Personal Data.

v.
Supplier shall also comply with applicable Laws relating to Personal Data and the handling, processing, security and transfer of Personal Data in jurisdictions that impact Services or Personal Data, whether such Laws are in place as of the Commencement Date or are enacted, adopted or otherwise come into effect during the term of this Agreement. Supplier and CoreLogic agree to cooperate to enter into any appropriate agreements relating to such new Laws as and when they apply, including data processing agreements between Supplier or the applicable Supplier Affiliate and the applicable CoreLogic Affiliate(s). Supplier, its Affiliates and Subcontractors shall cooperate with CoreLogic with respect to any registrations, filings or responses for applicable governmental organizations, data protection authorities, data protection working groups or commissions, works councils, or other third party obligations and requests related to the Services.

b.
Limitations on Use. Supplier agrees that Supplier and Supplier Personnel will not use Personal Data for any purpose or to any extent other than as necessary to fulfill Supplier's obligations under this Agreement. Supplier and Supplier Personnel shall not process, transfer or disseminate Personal Data without the approval of CoreLogic unless expressly provided for in this Agreement. Supplier shall take appropriate action to ensure that Supplier Personnel having access to Personal Data are advised of the terms of this Section 13.3 and trained regarding their handling of Personal Data. All such Supplier Personnel's access to Personal Data must be governed by a non-disclosure agreement that prohibits the personnel from using, disclosing or copying the Personal Data for any purpose except as required for the performance of this Agreement. Supplier is and Supplier shall be responsible for any failure of Supplier Personnel to comply with the terms and conditions regarding Personal Data.

c.
Limitations on Disclosure. When interfacing with the applicable Eligible Recipient regarding Personal Data, Supplier shall only disclose or transmit Personal Data to those Eligible Recipient employees and Third Party Contractors authorized by the CoreLogic Relationship Manager or his or her designee or identified in the Policy and Procedures Manual.

d.
Unauthorized Disclosure or Access. If Supplier or Supplier Personnel have knowledge of or suspect any unauthorized possession, use, knowledge, loss, disclosure of or access to Personal Data in contravention of this Agreement, Supplier shall, in addition to its obligations with regard to Security Incidents set forth in Section 13.2(b)(iii), (i) immediately report to CoreLogic such possession, use, knowledge, loss, disclosure or access to Personal Data and promptly furnish to CoreLogic all known details; (ii) immediately take steps to mitigate any harmful effects of such possession, use, knowledge, loss, disclosure or access; (iii) cooperate with CoreLogic in any investigation, litigation, or provision of notices that *** appropriate and (iv) promptly use *** efforts to prevent further possession, use, knowledge, disclosure or loss of Personal Data in contravention of this Agreement. To the extent any unauthorized disclosure of or access to Personal Data arises out of or is connected to a breach by Supplier or Supplier Personnel of Supplier's obligations under this Agreement, *** (A) the costs incurred by Supplier in complying with its legal obligations relating to such breach, and (B) in addition to any other damages *** be *** for under this Agreement, the following costs incurred by *** in responding to such breach, to the extent applicable: (1) the cost of providing notice to affected individuals; (2) the cost of providing notice to government agencies, credit bureaus, and/or other required entities; (3) *** individuals with *** (which *** to the extent CoreLogic then owns a business engaged in providing ***) for a specific period not to exceed *** months or the minimum time period provided by applicable Law, whichever is longer; (4) *** for such *** for a specific period not to exceed *** days; (5) the cost of any other measures required under applicable Law; and (6) any other Losses for which *** would be liable under this Agreement.

13.4    Survival.

Each Party's obligations under this Article 13 with respect to (a) Personal Data and Confidential Information consisting of or related to the trade secrets of the other Party or an Eligible Recipient shall survive the expiration or termination of this Agreement and shall be perpetual; and (b) all other Confidential Information shall survive such expiration or termination for *** years from the later of such expiration or termination; provided, however, that passage of such *** year period shall not relieve a Party of responsibility for any breach of this Article 13 occurring during or before such *** year period.

14.	OWNERSHIP OF MATERIALS.

14.1    CoreLogic Owned Materials.

(a)
Ownership of CoreLogic Owned Materials. For purposes of this Agreement, as between the Parties, CoreLogic shall be the sole and exclusive owner of (i) all Materials owned by the Eligible Recipients as of or after the Effective Date, (ii) all enhancements and Derivative Works of such Materials, including all United States and international patent, copyright and other intellectual property rights in such Materials, and (iii) certain Developed Materials, as provided in Section 14.2(a) and 14.2(d) (collectively, “CoreLogic Owned Materials”).

(b)
License to CoreLogic Owned Materials. CoreLogic hereby grants to Supplier and, to the limited extent necessary for Supplier to provide the Services, to Subcontractors designated by Supplier that sign a written agreement to be bound by terms at least as protective as the terms contained herein applicable to such Materials, a non-exclusive, non-transferable, royalty-free limited right and license during the Term (and thereafter to the extent necessary to perform any Disengagement Services requested thereunder by CoreLogic) to access, use, execute, reproduce, display, perform, modify, distribute and create Derivative Works of the CoreLogic Owned Materials for the express and sole purpose of providing the Services. Supplier and its Subcontractors shall have no right to the source code to such CoreLogic Owned Materials unless and to the extent approved in advance by CoreLogic. CoreLogic Owned Materials shall remain the property of CoreLogic. Supplier and its Subcontractors shall not (i) use any CoreLogic Owned Materials for the benefit of any person or Entity other than CoreLogic, the other Eligible Recipients or the Authorized Users, (ii) separate or uncouple any portions of the CoreLogic Owned Materials, in whole or in part, from any other portions thereof unless and to the extent such separation or uncoupling is necessary for Supplier to provide the Services, or (iii) reverse assemble, reverse engineer, translate, disassemble, decompile or otherwise attempt to create or discover any source code, underlying algorithms, ideas, file formats or programming interfaces of the CoreLogic Owned Materials by any means whatsoever, without the prior approval of CoreLogic, which may be withheld at CoreLogic's sole discretion. Except as otherwise requested or approved by CoreLogic, Supplier and its Subcontractors shall cease all use of CoreLogic Owned Materials upon the end of the Term and the completion of any Disengagement Services requested thereunder by CoreLogic pursuant to Section 20.8(b)(vii) and shall certify such cessation to CoreLogic in a notice signed by an officer of Supplier and each applicable Subcontractor.

(c)
License to CoreLogic Licensed Third Party Materials. Subject to Supplier or CoreLogic, as applicable, having obtained any Required Consents, CoreLogic hereby grants to Supplier, during the Term (and thereafter to the limited extent necessary to perform any Disengagement Services requested by CoreLogic), for the sole purpose of performing the Services and solely to the extent of CoreLogic's underlying rights, the same rights of access and use as CoreLogic possesses under the applicable software licenses with respect to CoreLogic licensed Third Party Materials. CoreLogic also shall grant such rights to Subcontractors designated by Supplier if and to the extent necessary for Supplier to provide the Services; provided that, Supplier shall pay all additional fees, costs and expenses associated with the granting of such rights to such Subcontractors. Supplier and its Subcontractors shall comply with the duties, including use restrictions and nondisclosure obligations, imposed on CoreLogic by such licenses. In addition, each Subcontractor that uses such Third Party Materials shall sign a written agreement to be bound by terms consistent with the terms contained herein applicable to such Third Party Materials (including, to the extent relevant, the terms specified in this Section 14.1 as well as those pertaining to the ownership of such Materials and any Developed Materials, the scope and term of the license, the restrictions on the use of such Materials, and the obligations of confidentiality). Except as otherwise requested or approved by CoreLogic (or the relevant licensor), Supplier and its Subcontractors shall cease all use of such Third Party Materials upon the end of the applicable Term and the completion of any Disengagement Services requested thereunder by CoreLogic pursuant to Section 20.8(b)(vii).

14.2    Developed Materials.

a.
Ownership by ***. Except as provided in Sections 14.2(c) and (d) or otherwise agreed by the Parties, *** shall be the sole and exclusive owner of all Developed Materials, including all United States and international patent, copyright and other intellectual property rights in such Materials. Such Developed Materials shall be considered works made for hire (as that term is used in Section 101 of the United States Copyright Act, 17 U.S.C. § 101, or in analogous provisions of other applicable Laws) owned by CoreLogic. If any such Developed Materials may not be considered a work made for hire under applicable Law, *** hereby irrevocably assigns, and shall assign, to *** in perpetuity without further consideration, all of *** worldwide rights, title and interest in and to such Developed Materials, including United States and foreign intellectual property rights. *** and the successors and assigns of *** shall have the right to obtain and hold in their own name any intellectual property rights in and to such Developed Materials. *** agrees to execute any documents and take any other actions reasonably requested by *** to effectuate the purposes of this Section 14.2(a). *** hereby grants to *** a license to such Developed Materials on the same terms as described in Section 14.1(b). *** may, in its sole discretion and upon such terms and at such financial arrangement as CoreLogic and Supplier may agree, grant *** a license to use the Developed Materials for other purposes and to sublicense such Developed Materials.

b.
*** Documentation. If any Developed Material includes Software, Supplier shall, promptly as it is developed by Supplier, provide CoreLogic with all of the *** object code and documentation for all CoreLogic owned Developed Materials. Such *** technical documentation shall be sufficient to allow a reasonably knowledgeable and experienced *** to maintain and support such Developed Materials, and any user documentation for such Developed Materials shall accurately describe in terms understandable by a *** the functions and features of such Developed Materials and the procedures for exercising such functions and features.

c.
*** Developed Materials. Notwithstanding Section 14.2(a), unless the Parties agree otherwise, *** shall be the sole and exclusive owner of all Derivative Works of *** Materials, including all United States and foreign patent, copyright and other intellectual property rights in such Materials. *** and the successors and assigns of *** shall have the right to obtain and hold in their own name any intellectual property rights in and to such *** Developed Materials. *** agrees to execute any documents and take any other actions reasonably requested by *** to effectuate the purposes of this Section 14.2(c). *** also grants *** certain license and other rights with respect to such Developed Materials in Sections 14.3(a) and 14.6.

d.
Third Party Materials. The ownership of Derivative Works of Third Party Materials created by Supplier or its Subcontractors in the performance of the Services shall, as between Supplier and CoreLogic, be considered Developed Materials owned by the Party that is the licensee of such Third Party Materials or, if both Parties are the licensee of such Third Party Materials, owned by ***. For purposes of the foregoing, Supplier shall be deemed the licensee of Third Party Materials licensed by its Subcontractors or Affiliates and CoreLogic shall be deemed the licensee of Third Party Materials licensed by CoreLogic Affiliates or any other Eligible Recipients. Each Party acknowledges and agrees that its ownership of such Derivative Works may be subject to or limited by the terms of the underlying agreement with the owner of the underlying Third Party Materials; provided, that if a Derivative Work is to be made of Third Party Materials provided by ***, *** shall notify *** in advance and obtain *** consent prior to proceeding with such Derivative Work if the terms of any such agreement will preclude or limit, as applicable, *** license rights in and to such Derivative Work as contemplated in Sections 14.3 and 14.6.

e.
Disclosure by Supplier of ***. Supplier shall promptly disclose in writing to CoreLogic each *** that is *** in connection with the Services. With respect to each disclosure, Supplier shall indicate the *** or *** that it believes to be *** or ***. This Section 14.2(e) will not apply to *** that are specifically contemplated in the relevant Supplement.

f.
Waiver of Moral Rights. To the extent permitted by Law, Supplier hereby waives and shall cause Supplier Personnel who will provide any Services to waive any moral rights in the *** Developed Materials, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise. *** acknowledges the receipt of equitable compensation for its assignment and waiver of such moral rights and agrees to provide equitable compensation to *** for any assignment or waiver of moral rights.

14.3    Supplier Owned Materials.

a.
Ownership of Supplier Owned Materials. For purposes of this Agreement, as between the Parties, Supplier shall be the sole and exclusive owner of the (i) Materials lawfully owned or acquired by it prior to the Effective Date, (ii) Materials acquired by Supplier on or after the Effective Date other than acquisitions for an Eligible Recipient in connection with the performance of the Services, (iii) Developed Materials that are Derivative Works of Supplier owned intellectual property, Software and Materials created by or for Supplier as provided in Section 14.2(c), and (iv) except as provided in Sections 14.2(a) and 14.2(d), intellectual property, Software and Materials developed by or on behalf of Supplier, including all United States and foreign intellectual property rights in such Materials (collectively, “Supplier Owned Materials”).

b.
License to Supplier Owned Materials. As of the Commencement Date, Supplier hereby grants to *** (and at CoreLogic's request, *** that sign a written agreement with *** to be bound by terms at least as protective as the terms contained herein applicable to such Materials), at ***, a *** and ***, to *** and *** the Supplier Owned Materials (including all *** tools, documentation, *** and *** related), during the Term and *** period, for the benefit of ***, to the extent required to (i) receive the *** of the *** provided by Supplier, (ii) monitor, access, interface with or use the Materials and Software then being used *** to the extent contemplated by this Agreement,

(iii) perform or have performed services and functions that *** to the *** provided by Supplier, (iv) perform, or have performed services or functions previously *** by *** in circumstances in which the services or functions in question have not been *** or *** from *** or (v) perform or have performed services that are *** as or *** to the *** to the extent such Supplier Owned Material is necessary to *** or further *** CoreLogic Owned Materials, CoreLogic licensed Third Party Materials or other Materials as to which CoreLogic holds *** under this Agreement. The rights and obligations of the *** with respect to such Supplier Owned Materials following the expiration or termination of this Agreement or termination of any Service are set forth in Section 14.6.

c.
License to Supplier Third Party Materials. As of the Commencement Date and subject to Supplier having obtained any Required Consents, Supplier hereby grants to *** (and at CoreLogic's request, *** that sign a written agreement with *** to be bound by terms at least as protective as the terms contained herein applicable to such Third Party Materials), at *** charge, a *** and *** to *** and/or *** the Third Party Materials as to which Supplier holds the license or for which Supplier is financially responsible under this Agreement (including all available modifications, substitutions, ***, tools, documentation, *** and ***), during the Term and any Disengagement Services period, for the benefit of ***, solely to (i) receive the *** of the *** provided by Supplier, (ii) monitor, access, interface with or use the Materials and Software then being used *** to the extent contemplated by this Agreement, (iii) perform or have performed services and functions that *** to the *** provided by Supplier, (iv) perform, or have performed services or functions previously *** by *** in circumstances in which the services or functions in question have not been *** or *** from Supplier, or (v) perform or have performed services that are *** to *** to the extent such Third Party Materials are necessary to maintain, support, enhance or further develop CoreLogic Owned Materials, CoreLogic licensed Third Party Materials or other Materials as to which CoreLogic holds a license under this Agreement. The rights and obligations of *** and *** with respect to such Supplier licensed *** following the expiration or termination of this Agreement or termination of any Service are set forth in Section 14.6.

d.
Embedded Materials. To the extent that *** Materials are embedded in any Developed Materials owned by ***, *** shall not be deemed to have assigned its intellectual property rights in such *** Materials to ***, but *** hereby grants to *** (and at *** request, *** that sign a written agreement with *** to be bound by terms at least as protective as the terms contained herein applicable to such Materials) a *** (provided that *** may seek to enjoin any specific action by *** or *** that is a breach of the license set forth in this Section 14.3(d)), non-exclusive, *** license, *** the *** to *** to *** and *** of such *** Materials for the benefit of *** and *** for so long as such *** Materials remain embedded in such Developed Materials and are not separately commercially exploited. *** shall, at *** request and subject to Section 14.6(b)(ii), provide to *** the *** object code for such embedded *** Materials.

14.4    Other Materials.

This Agreement shall not confer upon either Party intellectual property rights in Materials of the other Party (to the extent not covered by this Article 14) unless otherwise so provided elsewhere in this Agreement.

14.5    General Rights.

a.	Copyright Legends. Each Party agrees to reproduce copyright legends which appear on any portion of the Materials which may be owned by the other Party or third parties.

b.
No Implied Licenses. Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Affiliate of the other Party (or, in the case of Supplier, any Eligible Recipient).

c.
Incorporated Materials. Should either Party incorporate into Developed Materials any intellectual property subject to third party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party doing so discloses this fact and obtains the prior approval of the other Party.

14.6    CoreLogic Rights Upon Expiration or Termination of Agreement.

As part of the Disengagement Services, Supplier shall provide the following to the Eligible Recipients with respect to Materials and Software:

a.	CoreLogic Owned Materials and Developed Materials. With respect to CoreLogic Owned Materials (including CoreLogic owned Developed Materials), Supplier shall, at no cost to CoreLogic:

i.
Deliver to CoreLogic all CoreLogic Owned Materials and all copies thereof in the format and medium in use by Supplier in connection with the Services as of the date of such expiration or termination; and

ii.
Following confirmation by CoreLogic that the copies of the CoreLogic Owned Materials delivered by Supplier are acceptable and the completion by Supplier of any Disengagement Services for which such CoreLogic Owned Materials are required, destroy or securely erase all other copies of such CoreLogic Owned Materials then in Supplier's possession and cease using such CoreLogic Owned Materials and any information contained therein for any purpose.

b.
Supplier Owned Materials. Subject to the final paragraph of this Section 14.6(b), with respect to Materials owned by Supplier, Supplier Affiliates or (subject to Section 6.5(c)), Subcontractors, and that are either (i) *** the relevant Deliverable(s), or (ii) *** by *** to *** the Services (and any *** tools, *** and ***) and *** for *** or *** to *** to *** or *** under this Agreement (the “Integral Supplier Owned Materials”), unless CoreLogic otherwise agrees in writing *** to *** of such Materials in the *** the Services:

i.
Supplier hereby grants to *** (and, at *** election, *** that sign a written agreement with CoreLogic to be *** at least as *** as the *** applicable to such Materials) a *** non-exclusive, *** license to ***, execute, ***, display, perform, *** and *** such Integral Supplier Owned Materials, in each case *** of the *** upon the expiration or termination of the Term with respect to the Services for which such Integral Supplier Owned Materials were used;

ii.
Supplier shall *** to *** (and, at *** election, to *** that sign a written agreement with *** to be *** at least as *** as the *** applicable to such Materials) (A) a *** of *** Integral Supplier Owned Materials and related documentation, (B) the *** for such Integral Supplier Owned Materials to the extent such *** is reasonably *** to *** them to use *** Integral Supplier Owned Materials, (C) (1) the *** for such Integral Supplier Owned Materials that are not *** and (2) the *** if Supplier does not offer or provide *** and other *** for such Materials as provided in Section ***, and (D) the *** and *** for such Integral Supplier Owned Materials that are *** if Supplier does not offer or provide *** and other *** for such Materials as provided in Section ***; and

iii.
Supplier shall offer to provide to *** (and, at *** election, to *** that sign a written agreement with *** to be *** by *** at least as *** as the *** applicable to such Integral Supplier Owned Materials) *** and other *** for *** Integral Supplier Owned Materials on Supplier's *** and conditions for such services.

Unless *** otherwise agrees prior to *** of such Integral Supplier Owned Materials in the performance of the Services, the Eligible Recipients (and, at CoreLogic's election, ***) shall *** to *** in connection with its receipt of the licenses and other rights above.
Supplier shall not *** any such Integral Supplier Owned Materials for which *** to offer *** or other *** without *** (and *** such ***, Supplier's use of any such Integral Supplier Owned Materials shall *** to *** such license and other rights to CoreLogic, CoreLogic Affiliates, the Eligible Recipients and designated Third Party Contractors).

c.
Third Party Materials. Unless CoreLogic otherwise agrees in advance in writing in accordance with Section 6.5(c), with respect to Third Party Materials licensed by Supplier or Supplier Affiliates or Subcontractors and that are either (i) embedded in the relevant Deliverable(s), or (ii) used by them to provide the Services (and any modifications, enhancements, Upgrades, methodologies, tools, documentation, materials and media related thereto) and *** for *** or *** to *** to *** the *** this *** (the “Integral Third Party Materials”), Supplier hereby grants to *** (and, at *** election, to *** that sign a written agreement with *** to be bound by terms *** as *** as the *** to *** ) a *** the same *** with respect to such Integral Third Party Materials available to Supplier (or the applicable Supplier Affiliates or Subcontractors), on terms and conditions that are at least as favorable in all material respects as those applicable to Supplier (or the applicable Supplier Affiliate or Subcontractor), for the benefit of the Eligible Recipients upon the expiration or termination of the Term with respect to the Services for which such Integral Third Party Materials were used; provided that, during the Disengagement Services period, Supplier may, with CoreLogic's approval, substitute one of the following for ***: (i) the assignment to ***, the *** and such ***, of the underlying license for such Integral Third Party Materials; or (ii) the procurement for *** and such *** of either a (a) new license (with terms at least as favorable as those in the license held by Supplier or its Affiliates or Subcontractors and with the right to grant sublicenses) to such Integral Third Party Materials for the benefit of the ***, or (iii) substitute license for Integral Third Party Materials sufficient to perform, ***, support or resources and at the levels of performance and efficiency required by this Agreement, the functions of the Integral Third Party Materials necessary to enable CoreLogic or its designee to provide the Services for which such Integral Third Party Materials were used.

Unless CoreLogic has otherwise agreed in advance, the Eligible Recipients (and, to the extent applicable, Third Party Contractors) shall *** be *** to *** or *** in connection with its receipt of *** and *** specified in this Section 14.6(c). In addition, unless CoreLogic has otherwise agreed in advance, Supplier shall deliver to the Eligible Recipients (and, to the extent applicable, Third Party Contractor(s)) a *** of *** Integral Third Party Materials (including ***, to the extent it has been available to Supplier) and related *** and shall, unless CoreLogic otherwise agrees in advance in writing in accordance with Section 6.5(c), *** maintenance, support and other services to *** to be *** to *** (and, at *** election, to their designee(s)) to the extent it has been *** to ***. CoreLogic, however, shall be obligated to *** or *** to *** after the expiration or termination of the Term with respect to the Services for which such Integral Third Party Materials were used, for the right to use and receive maintenance or support related thereto, but only to the extent *** to *** if it had *** to *** the licenses in question or *** has agreed in advance to *** such ***.
To the extent CoreLogic has agreed in advance *** any *** in connection with its receipt of such *** or *** rights, Supplier shall, at CoreLogic's request, identify the *** options available to the Eligible Recipients and the *** associated with each. Supplier shall use commercially reasonable efforts to obtain the most favorable options and the *** or *** for Integral Third Party Materials. Supplier shall not commit any *** to *** any *** without CoreLogic's prior approval. If the licensor offers more than one form of license, CoreLogic (not Supplier) shall select the form of license to be received by CoreLogic, ***.

15.	REPRESENTATIONS, WARRANTIES and covenants.

15.1    Work Standards.

Supplier represents and warrants that: (i) the Services shall be rendered with ***, due care, skill and diligence; (ii) the Services shall be executed in a workmanlike manner, in accordance with the Service Levels and standards and practices *** by *** performing *** to the Services; (iii) Supplier shall use adequate numbers of qualified individuals with suitable training, education, experience, know-how, competence and skill to perform the Services; (iv) Supplier shall provide such individuals with training as to *** and *** to their *** in the CoreLogic's and/or the Eligible Recipients' environment; and (v) Supplier shall have the resources, capacity, expertise and ability in terms of Equipment, Materials, know-how and personnel to provide the Services.
15.2    Materials.

(a)
Ownership and Use. Subject to each Party obtaining the applicable Required Consents pursuant to Article 5, Supplier represents and warrants that it is either the owner of, or authorized to use, any and all Materials provided and used by Supplier in providing the Services. As to any such Materials that Supplier does not own but is authorized to use, excluding Materials provided to Supplier by CoreLogic, Supplier shall advise CoreLogic as to the *** of *** with regard to such Materials to the extent any limitation in such rights would *** under this Agreement.

(b)
Performance. Supplier represents and warrants that any Supplier Owned Materials will perform in *** with its *** and will provide the functions and features and operate in the manner described in its ***.

(c)
Developed Materials Compliance. Supplier represents and warrants that Developed Materials shall be free from material errors in operation and performance, shall Comply with the Specifications in all material respects, shall provide the functions and features and operate in the manner described in the applicable Supplement, Work Order or as otherwise agreed to by the Parties, and will otherwise be free from any material defects for a specified number of months after the *** of such Developed Materials by CoreLogic (the “Warranty Period”). Unless otherwise specified in a Supplement or Work Order, the Warranty Period shall be *** for Developed Materials that execute on a *** or *** cycle; *** for Developed Materials that execute on a *** cycle; and *** for Developed Materials that execute on *** cycle. During the Warranty Period, Supplier shall repair, replace or correct any failure to Comply at no additional charge to CoreLogic and shall use *** efforts to do so *** as ***. If Supplier fails or is unable to repair, replace or correct such nonconforming Developed Materials, CoreLogic shall, in addition to any and all other remedies available to it hereunder, be entitled to *** Supplier *** of *** and/or *** to such Developed Material. The foregoing warranty is *** and not *** of any obligation Supplier may have to *** pursuant to an applicable Supplement.

(d)
Nonconformity of Supplier Owned Software. In addition to the foregoing, if Supplier Owned Materials (excluding Supplier owned Developed Materials, which are addressed in Section 15.2(c)) do not Comply with the Specifications and criteria set forth in this Agreement or the applicable Supplement, and/or adversely affect the Services provided hereunder, Supplier shall *** or *** such Supplier Owned Materials ***.

15.3    Non-Infringement.

a.
Performance of Responsibilities. Except as otherwise provided in this Agreement, each Party represents and warrants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party; provided, however, that the performing Party shall not have any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications made by the other Party or its contractors or subcontractors, without the knowledge or approval of the performing Party, (ii) the other Party's combination of the performing Party's work product or Materials with items not furnished, specified or *** by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, (iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality, or (v) Third Party Software, except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary licenses or Required Consents or to abide by the limitations of the applicable Third Party Software licenses. Each Party further represents and warrants that it will not use or create materials in connection with the Services which are libelous, defamatory, obscene or otherwise infringe another individual's privacy rights.

b.
Third Party Software Indemnification. In addition, with respect to Third Party Software provided by Supplier pursuant to this Agreement, Supplier will *** to obtain and provide intellectual property indemnification for *** (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of ***) from the suppliers of such Software. Supplier will *** to ensure that, such indemnification shall be (i) comparable to the intellectual property indemnification provided by Supplier to *** under this Agreement, or (ii) the *** indemnification available in *** for the same or substantially similar types of software products.

15.4    Authorization.

Each Party represents, warrants and covenants to the other that:

a.	Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the Laws of its state of incorporation;

b.	Corporate Power and Authority. It has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

c.
Legal Authority. It has obtained all licenses, authorizations, approvals, consents or permits that it is required to obtain under this Agreement or, if not specifically provided for under this Agreement, that it is required to perform its obligations under this Agreement under all applicable Laws of all authorities having jurisdiction over the Services, except to the extent the failure to obtain any such license, authorizations, approvals, consents or permits is, in the aggregate, immaterial;

d.
Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by such Party have been duly authorized by the requisite corporate action on the part of such Party; and

e.
No Violation or Conflict. The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

15.5    CoreLogic Code of Conduct.

Supplier represents and warrants that, in the performance of the Services and its other contractual obligations hereunder, it shall comply, and shall cause Supplier Subcontractors and Supplier Personnel to comply, with the CoreLogic Code of Conduct as set forth in Schedule 8.

15.6    Disabling Code.

Supplier represents and warrants that, without the prior written consent of CoreLogic, Supplier shall not insert into the Software any code that *** be invoked to disable or otherwise shut down all or any portion of the Services. Supplier further represents and warrants that, with respect to any disabling code that is part of the Software, Supplier shall not invoke or cause to be invoked such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without CoreLogic's prior written consent. Supplier also represents and warrants that it shall not use Third Party Software containing disabling code without the prior approval of CoreLogic. For purposes of this provision, (i) code that serves the function of ensuring software license compliance (including passwords) shall not be deemed disabling code, provided that Supplier notifies CoreLogic in advance of all such code and obtains CoreLogic's approval prior to installing such code in any Software, Equipment or System and (ii) code that is disabling (as described in this Section 15.6) due to unintentional errors, flaws or bugs in such code shall not be deemed disabling code.
15.7    Compliance with Laws.

a.
Compliance by Supplier. Subject to Section *** and ***, Supplier represents and warrants that, with respect to the Services and the performance of any of its legal and contractual obligations hereunder, it is and shall be in compliance in all material respects with all applicable Laws during the Term and any Disengagement Services period, including *** and *** applicable permits, certificates, approvals and inspections required of Supplier under such Laws. If a charge of non-compliance by Supplier with any such Laws occurs and such non-compliance has or *** be *** to have a *** on the *** or *** of the Services by CoreLogic, Supplier shall *** CoreLogic of ***.

b.
Compliance by CoreLogic. Subject to Section 15.7(a), (e) and (f), CoreLogic represents and warrants that, with respect to the performance by the Eligible Recipients of CoreLogic's legal and contractual obligations under this Agreement, it is and shall be in compliance in all material respects with all applicable Laws for the Term and any Disengagement Services period, including identifying and procuring applicable permits, certificates, approvals and inspections required of CoreLogic under such Laws.

c.
Compliance Data and Reports. At no additional charge, Supplier shall provide CoreLogic with data and reports in Supplier's possession that are necessary for CoreLogic to comply with, all Laws applicable to the Services.

d.
Notice of Laws. CoreLogic shall use commercially reasonable efforts to be and remain familiar with the Laws and changes in Laws specifically applicable to the principal businesses of CoreLogic and the Eligible Recipients, the performance of CoreLogic's (including the Eligible Recipients') obligations under this Agreement and shall notify Supplier of such Laws and changes in Laws to the extent they relate to Supplier's provision of the Services or Supplier's performance of its other obligations under this Agreement (collectively, “CoreLogic Laws”). Supplier shall be and remain familiar with all other Laws and changes in Laws applicable to the principal businesses of Supplier, the Services or the performance of Supplier's obligations under this Agreement and shall *** CoreLogic of *** and *** in *** to the extent they *** to *** or the other *** receipt or use of *** (collectively, “Supplier Laws”). For the avoidance of doubt, Supplier Laws shall include Laws applicable to (i) the technical, organizational and security measures to be implemented and maintained by Supplier and/or at Supplier Facilities to safeguard Personal Data, (ii) the restrictions or prohibitions on the use or disclosure of Personal Data by Supplier and/or Supplier Personnel, and (iii) particular compliance functions to the extent set forth in the applicable Supplement.

Supplier shall, through the Supplier Personnel, use *** efforts to maintain general familiarity with *** Laws, and shall bring additional or changed requirements of which it becomes aware to CoreLogic's attention. *** will be responsible for *** failure to comply with *** if *** failure to *** under this Agreement causes *** to be out of compliance with ***. In such event, *** shall provide written notice to *** regarding the failure to comply, and in consultation with *** as to mitigation and next steps and subject to *** prior approval of those steps, *** shall have the opportunity to remediate the underlying cause of such failure. Subject to its non-disclosure obligations under other *** contracts, *** also shall make commercially reasonable efforts to obtain information regarding such requirements from *** other *** and to communicate such information to *** in a timely manner. At CoreLogic's request, Supplier Personnel shall participate in CoreLogic provided compliance training programs.

e.
Interpretation of Laws or Changes in Laws. CoreLogic shall be responsible, with Supplier's cooperation and assistance, for interpreting CoreLogic Laws or changes in CoreLogic Laws and for identifying the impact of CoreLogic Laws or changes in CoreLogic Laws on Supplier's performance and CoreLogic's and/or the other Eligible Recipients' receipt and use of the Services. Supplier shall be responsible, with CoreLogic's cooperation and assistance, for interpreting Supplier Laws or changes in Supplier Laws and for identifying the impact of Supplier Laws or changes in Supplier Laws on Supplier's performance and any Eligible Recipients' receipt and use of the Services. To the extent the impact of any Supplier Law or change in Supplier Law cannot be readily identified by Supplier, the Parties shall cooperate in interpreting such Law or change in Law and shall seek in good faith to identify and agree upon the impact on Supplier's performance and *** and *** of the Services. If Supplier reasonably concludes, after due inquiry, that the compliance obligations associated with any Supplier Law or change in Supplier Law are unclear or that there is more than one reasonable approach to achieving compliance, Supplier shall *** regarding the appropriate approach to compliance, which approach shall ultimately be determined by Supplier in its reasonable discretion, and, to the extent reasonably possible, shall implement the approach that is *** with *** to the *** and rights of the Parties as expressed in this Agreement.

f.
Implementation of Changes in Laws. Each Party shall be operationally responsible for any changes to its own Systems and processes required by any change in Laws. *** shall be *** for the *** with that change in Laws if (i) *** would have *** with that change in Law *** into this Agreement or (ii) *** is required to comply with the change in Law as a direct result of the *** (provided that, solely with respect to Supplement A, this clause (ii) shall not be applicable for the first twelve (12) months after the Supplement Effective Date of Supplement A). If a Party is operationally but not financially responsible for a change in Laws, the financially responsible Party shall reimburse the operationally responsible Party for the reasonable cost of making the required operational changes.

g.	Export Control.

i.
The Parties acknowledge that certain products, technology, technical data and software (including certain services and training) and certain transactions may be subject to export controls and/or sanctions under the Laws of the United States and other countries and jurisdictions (including the Export Administration Regulations, 15 C.F.R. §§730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, and sanctions programs implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury). No Party shall directly or indirectly export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such Laws.

ii.
For any products, technology, technical data or software provided by any Eligible Recipient to Supplier (“CoreLogic Export Materials”), *** shall be responsible for obtaining all necessary export authorizations and licenses for the export of such CoreLogic Export Materials (a) within Supplier's enterprise, (b) from Supplier to Supplier Subcontractors, (c) from Supplier Subcontractors to Supplier or (d) where Supplier has directed, this Agreement provides, or the Parties have agreed that CoreLogic will export such Materials directly to a member of Supplier's enterprise or a Supplier Subcontractor, in each case as contemplated by this Agreement.

iii.
*** shall identify the specific export control status of, and be responsible for obtaining all necessary export authorizations and licenses for the “export” or “re-export” of products, technology, technical data or software provided by Supplier or its Affiliates or Subcontractors to any Eligible Recipient.

h.
Compliance with Anti-Corruption Laws. Each Party represents and warrants that it is fully aware of and will comply with, and in the performance of its obligations hereunder will not take any action or omit to take any action that would cause either Party to be in violation of, (i) U.S. Foreign Corrupt Practices Act, (ii) U.K. Anti-Bribery Act, (iii) India Prevention of Corruption Act of 1988, or (iv) any regulations promulgated under any such laws. Supplier represents and warrants that neither it nor any of the Supplier Personnel is an official or employee of any government (or any department, agency or instrumentality of any government), political party, state owned enterprise or a public international organization such as the United Nations, or a representative or any such person (each, an “Official”). Supplier further represents and warrants that, to its knowledge, neither it nor any of the Supplier Personnel has offered, promised, made or authorized to be made, or provided any contribution, thing of value or gift, or any other type of payment to, or for the private use of, directly or indirectly, any Official for the purpose of influencing or inducing any act or decision of the Official to secure an improper advantage in connection with, or in any way relating to, (i) any government authorization or approval involving CoreLogic, or (ii) the obtaining or retention of business by CoreLogic. Supplier further represents and warrants that it will not in the future offer, promise, make or otherwise allow to be made or provide any payment and that it will take all lawful and necessary actions to ensure that no payment is promised, made or provided in the future by any of the Supplier Personnel. *** will be deemed to be ***.

i.
Responsibility. Subject to Section 15.7(e), Supplier shall be responsible for any liability imposed on Supplier or any *** resulting from any failure of Supplier or its Subcontractors or persons acting at Supplier's direction to comply with Supplier's obligations under this Section 15.7, unless and to the extent such failure *** from the sole acts or omissions of CoreLogic, an Eligible Recipient or a Third Party Contractor in contravention of CoreLogic's obligations under this Section 15.7.

***
15.8    Interoperability.

Supplier represents and warrants that the Software, Equipment and Systems used by Supplier to provide the Services and for which Supplier is financially or operationally responsible under this Agreement, are and, subject to Sections 4.3 and 9.6, will remain during the Term and any Disengagement Services period, compatible and interoperable with the *** (including the software, equipment and systems used by *** to provide the *** or *** services and/or which may deliver records to, receive records from, or otherwise interact with the Software, Equipment and/or Systems used by Supplier to receive the Services) as and to the extent necessary to provide the Services.
15.9    Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES AND CONDITIONS FROM COURSE OF DEALING OR USAGE OF TRADE.

16.	INSURANCE AND RISK OF LOSS.

16.1    Insurance.

During the Term, Supplier shall keep in full force and effect and maintain at its sole cost and expense the policies of insurance set forth in Schedule 9, with the specified minimum limits of liability specified therein.
16.2    Risk of Loss.

(a)
General. Subject to Section 17.3, Supplier and CoreLogic each shall be responsible for damage, destruction, loss, theft or governmental taking of their respective tangible property or real property (whether owned or leased) and each Party agrees to look only to its own insuring arrangements with respect to such damage, destruction, loss, theft, or governmental taking. Each Party shall promptly notify the other Party of any such damage, destruction, loss, theft, or governmental taking of such other Party's tangible property or real property (whether owned or leased) in the possession or under the control of such Party.

(b)
Waiver. Supplier and CoreLogic hereby waive, on behalf of themselves and shall cause their respective insurers to issue appropriate waivers of subrogation rights for, any claims that either may have against the other for loss or damage resulting from perils covered by the All Risk Property Damage insurance policy. It is understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Supplier or CoreLogic and whether or not insurance is in force. If required by policy conditions, each Party shall secure from its property insurer a waiver of subrogation endorsement to its policy, and deliver a copy of such endorsement to the other Party if requested.

17.INDEMNITIES.

17.1    Indemnity by Supplier.

Supplier agrees to indemnify, defend and hold harmless the Eligible Recipients and their respective officers, directors, employees, successors, and assigns from any and all Losses and threatened Losses due to non-Party claims arising from or in connection with any of the following:

(a)	Representations, Warranties and Covenants. Supplier's breach of any of the representations, warranties and covenants set forth in Sections 15.3 (Non-Infringement), *** and ***.

(b)
*** Contracts. Supplier's decision to terminate or failure to observe or perform any duties or obligations to be observed or performed on or after the Commencement Date by Supplier under any of the *** or *** to *** or for which *** has *** or *** pursuant to this Agreement.

(c)
***. Supplier's failure to observe or perform any duties or obligations to be observed or performed on or after the Commencement Date by Supplier under *** or ***, or any *** pertaining to such *** or ***, used by Supplier to provide the Services.

(d)	*** or ***. Supplier's breach of its obligations with respect to *** or *** set forth in Article ***.

(e)
Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of Supplier's representations, warranties and covenants in Sections 15.2 and 15.3.

(f)
Compliance with ***. Losses, including government fines, penalties, sanctions, interest or other remedies resulting from Supplier's failure to perform its responsibilities under this Agreement in *** with *** as required by this Agreement.

(g)	Taxes. Taxes, together with interest and penalties, that are the responsibility of Supplier under Section 11.3.

(h)	***. Services, products or systems provided by Supplier to a third party from any *** or using any *** and not constituting Services provided to *** or consumer pursuant to this Agreement.

(i)
Affiliate, Subcontractor or Assignee Claims. Any claim, other than an indemnification claim under this Agreement, initiated by (i) a Supplier Affiliate or Subcontractor asserting rights under this Agreement or (ii) any entity to which Supplier assigned, transferred, pledged, hypothecated or otherwise encumbered its rights to receive payments from CoreLogic under this Agreement.

(j)
Employment Claims. Any claim relating to any: (i) violation by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic; (ii) liability arising or resulting from the employment of Supplier Personnel (including each Continuing Employee from and after the applicable Supplement Effective Date), by Supplier, Supplier Affiliates or Subcontractors (including liability for any social security or other employment taxes, workers' compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel); (iii) payment or failure to pay any salary, wages, pensions, benefits or other compensation due and owing to any Supplier Personnel, (including each Continuing Employees from and after the applicable Supplement Effective Date), (iv) employee pension or other benefits of any Supplier Personnel, (including Continuing Employees from and after the applicable Supplement Effective Date); (v) failure on the part of Supplier or any Supplier Affiliate or Subcontractor to comply with the terms of any *** or *** between Supplier (or its Affiliates) and a ***; (vi) failure to comply with its obligations set forth in Schedule ***, and/or (vii) *** the employment relationship of Supplier Personnel with Supplier, Supplier Affiliates or Subcontractors or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of co-employment or joint employment, except, in each case, to the extent resulting from the *** of CoreLogic, the other Eligible Recipients, or Third Party Contractors or the failure of CoreLogic, the other Eligible Recipients, or Third Party Contractors to comply with CoreLogic's responsibilities under this Agreement.

17.2    Indemnity by CoreLogic.

CoreLogic agrees to indemnify, defend and hold harmless Supplier and its Affiliates' officers, directors, employees, successors, and assigns, from any Losses and threatened Losses due to non-Party claims arising from or in connection with any of the following:

a.
Representations, Warranties and Covenants. CoreLogic's breach of any of the representations, warranties and covenants set forth in Sections 15.3 (Non-Infringement), 15.4 (Authorization) and 15.7 (Compliance with Laws).

b.
Assigned Contracts. CoreLogic's failure to observe or perform any duties or obligations to be observed or performed prior to the Commencement Date by CoreLogic under any of the Third Party Software licenses, Equipment leases or Third Party Contracts assigned to Supplier by CoreLogic pursuant to this Agreement.

c.	Reserved.

d.
Licenses, Leases or Contracts. CoreLogic's failure to observe or perform any duties or obligations to be observed or performed by CoreLogic under any of the applicable Third Party Software licenses, Equipment leases or Third Party Contracts to the extent CoreLogic is financially or operationally responsible under this Agreement.

e.	Supplier's Confidential Information. CoreLogic's breach of its obligations with respect to Supplier's Confidential Information set forth in Article 13.

f.
Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright or other proprietary rights in contravention of CoreLogic's representations, warranties and covenants in Section 15.3.

g.	Taxes. Taxes, together with interest and penalties, that are the responsibility of CoreLogic under Section 11.3.

h.
CoreLogic Affiliate, Eligible Recipient or Third Party Contractor Claims. Any claim, other than an indemnification claim or insurance claim under this Agreement, initiated by a CoreLogic Affiliate, an Eligible Recipient (other than CoreLogic) or a CoreLogic Third Party Contractor asserting rights under this Agreement.

17.3    Additional Indemnities.

Supplier and CoreLogic each agree to indemnify, defend and hold harmless the other, and the Eligible Recipients and their respective Affiliates, officers, directors, employees, successors, and assigns, from any and all Losses and threatened Losses to the extent they arise from or in connection with any of the following: (a) except as otherwise provided in Section 17.1(j), the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the *** or other *** of the indemnitor or the *** of the indemnitor to comply with its obligations under this Agreement; and (b) except as otherwise provided in Section 16.2, the damage, loss or destruction of any real or tangible personal property caused by the *** or *** of the indemnitor or the *** failure of the indemnitor to comply with its obligations under this Agreement.
17.4    Infringement.

In the event that (a) any Materials, Equipment, or Services provided by Supplier or its Affiliates or Subcontractors pursuant to this Agreement or used by them in the performance of the Services are found, or in *** are *** to *** found, to infringe upon the patent, copyright, trademark, trade secrets, intellectual property or proprietary rights of any third party in *** in which Services are *** performed or received under this Agreement, or (B) the continued use of such Materials, Equipment, Software or Services is enjoined, Supplier shall, in addition to defending, indemnifying and holding harmless CoreLogic as provided in Section 17.1(e) and to the other rights CoreLogic may have under this Agreement, promptly and at its own cost and expense and in such a manner as to minimize the disturbance to the Eligible Recipients do one of the following: (i) obtain for the Eligible Recipients the right to continue using such Materials, Equipment, or Services; (ii) modify such Materials, Equipment, or Services so as to no longer be infringing without degrading the performance or quality of the Services or adversely affecting CoreLogic's and the Eligible Recipients' intended use; or (iii) replace such item(s) with a non-infringing functional equivalent reasonably acceptable to CoreLogic.
17.5    Indemnification Procedures.

With respect to non-Party claims which are subject to indemnification under this Agreement (other than as provided in Section 17.6 with respect to claims covered by Section 17.1(f)), the following procedures shall apply:

a.
Notice. Promptly after receipt by any person or Entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim in writing. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure. Within fifteen (15) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee that the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

b.
Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume sole control over the defense and settlement of the claim; provided, however, that

(i) the indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim imposing financial or non-financial obligations or restrictions on the indemnitee or constituting an admission of guilt or wrongdoing by the indemnitee or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that the indemnitee shall be entitled to employ counsel at its own expense to participate on a monitoring, non-controlling basis, in the handling of the claim. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (x) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the written consent of the indemnitor, (y) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or (z) the time period within which to deliver a Notice of Election has not yet expired.

c.
Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim for which it is obligated to indemnify the other Party hereunder within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate. The indemnitor shall promptly *** the indemnitee for all *** and *** by the ***, including ***.

17.6    Indemnification Procedures - Governmental and Other Claims.

With respect to claims covered by Section 17.1(f), the following procedures shall apply:

(k)
Notice. Promptly after receipt by CoreLogic of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 17.1(f) or (g), or any claim by a current or former CoreLogic employee, CoreLogic shall notify Supplier of such claim in writing. No delay or failure to so notify Supplier shall relieve Supplier of its obligations under this Agreement except to the extent that Supplier has suffered actual prejudice by such delay or failure.

(l)
Procedure for Defense. In addition to the procedures described in Section 17.5, (i) Supplier shall employ only counsel *** CoreLogic in defending against such claim (*** not to *** or ***); (ii) Supplier shall consult with CoreLogic prior to taking any step that is reasonably expected to *** the *** and the ***; (iii) CoreLogic shall have the right to *** of the *** and *** of *** with Supplier *** to Supplier. If CoreLogic *** a ***, Supplier and CoreLogic will *** and in *** in *** of the *** and *** of such claim.

17.7    Subrogation.

Except as otherwise provided in Section 16.1 or 16.2, if an indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

18.	LIABILITY.

18.1    Introduction.

Subject to the specific provisions and limitations of this Article 18, each Party has or may enforce any rights and remedies available under applicable Law with respect to the other Party's breach of its obligations under this Agreement and applicable Law.
18.2    Limitation of Liability.

(a)
Exclusions from Limitations. EXCEPT AS PROVIDED IN THIS SECTION 18.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, COLLATERAL, EXEMPLARY, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER *** (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY.

(b)	Liability Cap.

(i)
Except as provided in this Section 18.2, the total aggregate liability of each Party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, shall be limited to the greater of $*** or the total Charges payable to Supplier under this Agreement during the *** period preceding the last act or omission giving rise to such liability (the “Standard Cap”). For avoidance of doubt, this liability cap is an aggregate liability cap for this Agreement, all Supplements and all Companion Agreements. The limitations specified in this Article 18 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

(ii)
Except as provided in Section 18.2(c)(vi), the total aggregate liability of each Party with respect to Losses occasioned by any breach of a Party's obligations under *** shall be limited to an amount equal to *** the value of the Standard Cap (the “Extended Cap”), and such Losses shall not be excluded as Consequential Damages unless and until such Losses reach the amount of the Extended Cap, in which case any such additional Losses may be excluded as Consequential Damages and the Parties agree that the position that such Losses should be excluded as Consequential Damages shall not be prejudiced by, and the Indemnified Party shall not raise as an argument, the fact that any such Losses had not previously been excluded as Consequential Damages;

(c)	Exceptions to Limitations of Liability. The limitations of liability set forth in Sections 18.2(a) and (b) shall not apply with respect to:

(i)	Losses caused by the fraud, willful misconduct, or gross negligence of a Party.

(ii)	Losses that are the subject of indemnification under *** of this Agreement.

(iii)
Losses occasioned by *** refusal to *** or ***. For purposes of this provision, “refusal” shall mean the *** by ***, in a manner impermissible under this Agreement, of the *** of *** of the *** or *** then *** to be *** by *** under this Agreement.

(iv)
Amounts paid under Section 17.3 with respect to death or bodily injury of an agent, employee, customer, business invitee, business visitor or other person or damage, loss or destruction of real or tangible personal property.

(v)	Losses occasioned by any breach of a Party's representations or warranties under ***, *** and *** of this Agreement.

(vi)	Losses occasioned by Supplier's breach of its obligations under Section *** or *** with respect to any ***.

(d)	Items Not Considered Damages. The following shall not be considered damages subject to, and shall not be counted toward the liability exclusion or cap specified in, Section 18.2(a) or (b):

(i)	*** or *** against Supplier pursuant to this Agreement.

(ii)
Amounts withheld in good faith by CoreLogic in accordance with this Agreement or paid by CoreLogic but subsequently recovered from Supplier due either to incorrect Charges by Supplier or non-conforming Services.

(iii)	Invoiced Charges and other amounts that are due and owing to Supplier for Services under this Agreement.

(e)	Reserved.

(f)
Eligible Recipient Damages. The Parties acknowledge and agree that, to the extent an Eligible Recipient has suffered Losses for which Supplier may be liable under this Agreement, CoreLogic may seek recovery of such Losses on behalf of (and in lieu of such Eligible Recipient) such Eligible Recipient in the same manner and to the same extent it would be entitled to do so on its own behalf if it had suffered such Losses.

(g)
Acknowledged Direct Damages. The following shall be considered direct damages and neither Party shall assert that they are indirect, incidental, collateral, consequential or special damages or lost profits to the extent that (i) they result from either Party's breach of this Agreement, (ii) damage amounts listed below must be reasonable (taking into account the circumstances) , and (iii) the non-breaching Party must use reasonable efforts to mitigate such damages.

(i)	Costs and expenses of *** or *** any *** or ***.

(ii)	Costs and expenses of *** a *** in respect of a *** the Services or any part thereof.

(iii)	Costs and expenses of *** or ***.

(iv)	Cover damages, including the costs and expenses incurred to *** from an ***, to the extent in *** of *** under this Agreement.

(v)	Costs and expenses incurred to bring the Services *** or to contract to *** the ***, including the reasonable costs and expenses associated with the *** to assist with ***.

(vi)	*** or related expenses incurred by either Party, including *** and similar charges.

(vii)	Subject to Section ***, damages, *** or *** to the extent they result from *** to *** with ***.

(viii)	*** resulting from *** of *** obligations under Section ***.

(ix)	Losses imposed on or incurred by *** under a *** or *** for *** to *** the Services.

(x)	Losses that are payable *** to *** as specified in a Supplement resulting from *** to *** the Services.

(xi)	Losses resulting from a *** as required by a Supplement and/or this Agreement.

(xii)	Losses resulting from *** to *** as being *** as required by a Supplement.

The absence of a direct damage listed in this Section 18.2(g) shall not be construed or interpreted as an agreement to exclude it as a direct damage under this Agreement.

19.	DISPUTE RESOLUTION.

19.1    Dispute Resolution Procedures.

Any dispute arising out of or relating to this Agreement and/or the Services provided by Supplier pursuant thereto shall be resolved in accordance with the dispute resolution procedures set forth in Schedule 6.
19.2    Jurisdiction.

Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in state or federal courts located in Orange County in the state of California, and each Party irrevocably submits to the sole and exclusive jurisdiction of these courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party. Notwithstanding the foregoing, either Party may seek injunctive or other equitable relief or seek to enforce an arbitration award or other judgment in any court of competent jurisdiction.
19.3    Continued Performance.

(a)
General. Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided that this provision shall not operate or be construed as extending the Term or prohibiting or delaying a Party's exercise of any right it may have to terminate the Term as to all or any part of the Services. For purposes of clarification, CoreLogic Data may not be withheld by Supplier pending the resolution of any dispute.

(b)
Non-Interruption of Services. Supplier acknowledges and agrees that any interruption to the Service may cause irreparable harm to the Eligible Recipients, in which case an adequate remedy at law may not be available. Supplier expressly acknowledges and agrees that, pending resolution of any dispute or controversy, it shall not deny, withdraw, or restrict Supplier's performance of the Services to the Eligible Recipients under this Agreement, except as specifically and expressly agreed in writing by the Parties.

19.4    Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the applicable Laws of California, without giving effect to any choice-of-law provision or rule (whether of such State or any other jurisdiction) that would cause the application of the Laws of any other jurisdiction; provided, however, the Uniform Computer Information Transactions Act whether now or hereafter enacted in California (“UCITA”), shall not apply to the Agreement or any performance hereunder and the Parties expressly opt-out of the applicability of UCITA to the Agreement. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.
19.5    Injunctive Relief.

As a recipient of Confidential Information, each Party agrees that the other Party may be irreparably injured by the disclosure of the other Party's Confidential Information in violation of this Agreement; and in addition to any other remedies available at law or in equity, the Party that originally disclosed Confidential Information to the recipient Party may seek an injunction to prevent or stop such disclosure.

20.	TERMINATION.

20.1    Termination for Cause.

(a)	By CoreLogic. If Supplier:

(i)	commits a material breach of its obligations with respect to Transition Services, which breach is not cured within the period specified in Section 4.2(h);

(ii)	commits a material breach of this Agreement or a Supplement, which breach is not cured within *** days after notice of the breach from CoreLogic;

(iii)	commits a material breach of this Agreement or a Supplement which is not capable of being cured within the period specified pursuant to Section 20.1(a)(ii);

(iv)	commits *** of its duties or obligations over any consecutive *** month period which, due to the *** of such breaches, *** a material breach of this Agreement or a Supplement;

then CoreLogic may, by giving written notice to Supplier, terminate the applicable Supplement with respect to to all or any part of the Services under such Supplement as of a date specified in the notice of termination. If any right of termination under this Section 20.1(a) arises due to breach of the Agreement that constitutes a material breach of a *** or *** under the the Agreement, or a material breach of a *** or *** that is *** to the *** of the ***, CoreLogic may, by giving written notice to Supplier, terminate all or any part of the Services under the Agreement. Supplier shall not be entitled to any *** in connection with a termination pursuant to this Section 20.1(a). If CoreLogic chooses to terminate a Supplement or the Agreement (as described above in this Section 20.1(a)) in part, the *** under this Agreement or such Supplement will be *** in accordance with the *** set forth in the applicable Supplement to reflect such partial termination.

(b)
By Supplier. If CoreLogic fails to pay any Charges then due and owing under a Supplement (excluding Charges disputed in good faith in accordance with Section 12.4) by the specified due date, *** the *** of *** the *** for such Supplement, then Supplier may notify CoreLogic in writing of its intention to terminate such Supplement unless such default is cured by CoreLogic. If CoreLogic fails to cure such default within *** days after receipt of such notice from Supplier, Supplier may provide a second notice in writing to CoreLogic stating Supplier's intention to terminate the Supplement within *** days unless such default is cured by CoreLogic. If CoreLogic fails to cure such default within *** days after receipt of such second notice, Supplier may terminate the applicable Supplement by providing CoreLogic with a notice in writing. If Supplier has the right to terminate Supplement A pursuant to this Section 20.1(b) and so terminates, CoreLogic shall pay to Supplier a Termination Charge calculated in accordance with Schedule 11. *** and *** that this Section *** and Section *** describe *** to *** a *** and *** any other *** it may have to *** or any Supplements under this Agreement.

20.2    Termination for Convenience.

CoreLogic may terminate any Supplement with respect to all or any portion of the Services for convenience and without cause at any time. If CoreLogic elects to terminate all Services provided under a Supplement on this basis, CoreLogic shall give Supplier at least six (6) months prior written notice designating the termination date. In either event, CoreLogic shall pay to Supplier a Termination Charge calculated in accordance with Schedule 11 and the applicable Supplement, if any Termination Charges are applicable to the termination under the applicable Supplement. If a purported termination for cause by CoreLogic under Section 20.1 is finally determined by a competent authority not to be properly a termination for cause, then such termination by CoreLogic shall be deemed to be a termination for convenience under this Section 20.2.
20.3    Termination Upon Supplier Change of Control.

a.
“Supplier Change in Control” means a change in Control of Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) or the Entity that Controls Supplier (if any), where such Control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) are acquired by any Entity, or Supplier (or that portion of Supplier providing all or any material portion of the Services under this Agreement) is merged with or into another Entity to form a new entity.

b.
If a Supplier Change in Control occurs and (i) the Entity that acquires such Control is domiciled in Iran, Syria, North Korea, Myanmar, *** or any country that is embargoed by the United States Office of Foreign Assets Control (together, the “Restricted Countries”), or (ii) as a direct result of such change in Control the Supplier's performance of the Services is not possible because such performance would violate applicable laws, then at any time within *** after the Supplier Change in Control CoreLogic may, at its option terminate this Agreement by giving Supplier at least *** days prior written notice and designating a date upon which such termination shall be effective. Either Party shall have the right to propose modifications to the list of Restricted Countries, which the Parties will discuss in good faith, and approval by the other Party shall not be unreasonably withheld. If CoreLogic terminates this Agreement pursuant to this Section 20.3(b), Supplier shall be entitled to *** (***%) of any Termination Charges that *** have been *** if *** had terminated this Agreement pursuant to Section ***.

c.
Notwithstanding Section 20.3(a), if a *** acquires Control of Supplier or the Entity that Controls Supplier (if any) as described therein, CoreLogic may, at its option (whether or not such *** is domiciled in a Restricted Country), terminate this Agreement by giving Supplier at least *** days prior notice, and such *** shall be prohibited from any contact with CoreLogic Data, CoreLogic Confidential Information and any and all other information about the CoreLogic account, including discussions with Supplier Personnel regarding specifics relating to the Services. Supplier shall *** Termination Charges in connection with a termination on this basis.

20.4    Termination Upon CoreLogic Merger or Acquisition.

If, in a single transaction or series of transactions, CoreLogic is acquired by any other Entity (by stock sale, asset sale or otherwise) or merges with any other Entity, then, at any time within *** after the last to occur of such events, CoreLogic may at its option terminate this Agreement by giving Supplier at least *** days prior notice and designating a date upon which such termination shall be effective. If CoreLogic terminates this Agreement pursuant to this Section 20.4, Supplier shall be entitled to *** percent (***%) of any Termination Charges as if *** had terminated this Agreement pursuant to Section ***.
20.5    Termination for Insolvency.

If any Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it, (iii) passes a resolution for its voluntary liquidation, (iv) has a receiver or manager appointed over all or substantially all of its assets, (v) makes an assignment for the benefit of all or substantially all of its creditors, (vi) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations, (vii) fails or become incapable of paying its debts as they become due or is otherwise in default under material contracts and fails to promptly cure such defaults, or (viii) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated, then the other Party may terminate this Agreement as of a date specified in a written termination notice; provided, however, that Supplier will not have the right to terminate under this Section 20.5 so long as CoreLogic pays for the Services to be received hereunder in advance on a month-to-

month basis; unless, in the reasonable opinion of Supplier, such payments will, or may, be subject to a preference action or any other equitable ruling that may require Supplier to return such funds. If any Party elects to terminate this Agreement due to the insolvency of the other Party, such termination will be deemed to be a termination for cause hereunder.
20.6    CoreLogic Rights Upon Supplier's Bankruptcy.

a.
General Rights. In the event of Supplier's bankruptcy or other formal procedure referenced in Section 20.5 or the filing of any petition under bankruptcy laws affecting the rights of Supplier which is not stayed or dismissed within thirty (30) days of filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, CoreLogic will have the immediate right to retain and take possession for safekeeping all CoreLogic Data, CoreLogic Confidential Information, CoreLogic licensed Third Party Software, CoreLogic owned Equipment, CoreLogic Owned Materials, CoreLogic owned Developed Materials, and all other Software (including all source code), Equipment, Systems or Materials to which the Eligible Recipients are or would be entitled during the Term or upon the expiration or termination of this Agreement. Supplier shall cooperate fully with the Eligible Recipients and assist the Eligible Recipients in identifying and taking possession of the items listed in the preceding sentence. CoreLogic will have the right to hold such CoreLogic Data, CoreLogic Confidential Information, Software (including all source code), Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to CoreLogic that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing. Supplier and CoreLogic agree that without this material provision, CoreLogic would not have entered into this Agreement or provided any right to the possession or use of CoreLogic Data, CoreLogic Confidential Information, or CoreLogic Software covered by this Agreement.

b.
CoreLogic Rights in Event of Bankruptcy Rejection. Notwithstanding any other provision of this Agreement to the contrary, if Supplier becomes a debtor under the United States Bankruptcy Code (11 U.S.C. §101 et. seq. or any similar Law in any other country (the “Bankruptcy Code”)) and rejects this Agreement pursuant to Section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”), (i) any and all of the licensee and sublicensee rights of the Eligible Recipients arising under or otherwise set forth in this Agreement, including the rights of the Eligible Recipients referred to in Section 14.6, shall be deemed fully retained by and vested in the Eligible Recipients as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Supplier is the debtor; (ii) CoreLogic shall have all of the rights afforded to non-debtor licensees and sublicensees under Section 365(n) of the Bankruptcy Code; and (iii) to the extent any rights of the Eligible Recipients under this Agreement which arise after the termination or expiration of this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by the Eligible Recipients after any Bankruptcy Rejection as though this Agreement were terminated or expired. CoreLogic shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of CoreLogic referenced in Section 14.6.

20.7    Termination for ***.

If Supplier receives ***, then *** may, in its sole discretion, terminate this Agreement *** of Termination Charges by giving Supplier at least *** days prior notice.
20.8    Disengagement Services.

a.
Availability. As part of the Services, and for the Charges set forth in Sections 20.8(b)(ii) and 20.8(d) and the applicable Supplement, Supplier shall provide to CoreLogic and its designee(s) the Services described in Section 20.8(b) and any disengagement services described in the applicable Supplement (collectively, the “Disengagement Services”) with respect to any Services that Supplier will no longer be performing for CoreLogic (whether as a result of termination, expiration or removal) (the “Affected Services”).

i.
Period of Provision. Subject to Section 20.8(a)(ii), Supplier shall provide the Disengagement Services to CoreLogic and its designee(s), commencing upon a request for Disengagement Services, and, at CoreLogic's request, continuing for up to *** following the effective date of the notice of removal of the Services, or, if applicable, the expiration or termination of the Term of with respect to Affected Services.

ii.
Firm Commitment. Supplier shall provide Disengagement Services regardless of the reason for removal of the Affected Services; provided, that if this Agreement is terminated by Supplier under Section 20.1(b) for failure to pay undisputed amounts, subject to Section 12.4, Supplier may require payment *** at the *** for Disengagement Services to be provided or performed under this Section 20.8 *** of such Disengagement Services. Such *** shall be based on an *** with any *** to be *** on the ***.

iii.
Performance. All Disengagement Services shall, be provided subject to and in accordance with the terms and conditions of this Agreement. Without limiting the foregoing, Supplier shall perform the Disengagement Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as it was required to provide the same or similar Services during the Term, including compliance with the Service Levels, payment of Service Level Credits in the event it fails to do so, and if the Disengagement Services occur during the Sarbanes-Oxley reporting period, delivery of the *** report in accordance with Section 9.10(h). Supplier Personnel (including all Key Supplier Personnel) reasonably considered by *** to be critical to the performance of the Services and Disengagement Services shall be retained on the CoreLogic account through the completion of all relevant Disengagement Services.

b.
Scope of Disengagement Services. At CoreLogic's request, the Disengagement Services provided by Supplier shall include the services, functions and responsibilities described below (in addition to any Disengagement Services described in the applicable Supplement).

i.
General Support. To the extent requested by CoreLogic, Supplier shall (i) assist CoreLogic or its designee(s) in developing a written disengagement plan (“Disengagement Plan”) to effect the disengagement, (ii) perform programming and consulting services to assist in implementing the Disengagement Plan, (iii) train personnel designated by CoreLogic or its designee(s) in the use of any business processes, work instructions and work procedures and any Equipment, Software, Systems, Materials and tools used in connection with the performance of the Affected Services, (iv) catalog all business processes, work instructions, work procedures, Software, CoreLogic Data, Equipment, Materials, Third Party Contracts and tools used to provide the Affected Services, (v) provide machine readable and printed listings and associated documentation for source code for Software owned by any Eligible Recipient and source code to which any Eligible Recipient is entitled under this Agreement or the applicable Supplement and assist in its re-configuration, (vi) provide technical documentation for Software used by Supplier to provide the Affected Services, (vii) assist in the execution of a parallel operation, data migration and testing process until the successful completion of the transition of the Affected Services to CoreLogic or its designee(s), (viii) create and provide copies of the CoreLogic Data related to the Affected Services in the format and on the media reasonably requested by CoreLogic, another Eligible Recipient and/or their designee(s), (ix) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual and applicable business processes, work instructions and work procedures in the format and on the media reasonably requested by CoreLogic, and (x) provide other technical assistance requested by CoreLogic that is reasonably related to the disengagement with respect to the Affected Services.

ii.
Continuation of the Affected Services. At CoreLogic's written request, subject to Section 20.8(a)(ii), Supplier shall continue providing to the Eligible Recipient(s) any or all of the Affected Services after their anticipated removal, expiration or termination date. Supplier shall provide any such Affected Services subject to and in accordance with the terms and conditions of this Agreement and CoreLogic shall pay Supplier the Charges specified in the applicable Supplement that CoreLogic would have been obligated to pay Supplier for such Affected Services if the Agreement had not yet expired or been terminated or had the Affected Services not been removed. To the extent CoreLogic requests a portion of the Services included in a particular Charge, the amount to be paid by CoreLogic will be equitably adjusted to reflect the portion of the Affected Services included in such Charge that Supplier will not be providing or performing.

iii.
***. Subject to Section 20.8(c), CoreLogic and its designee(s)' rights to *** to *** after notice of an applicable termination (with any *** after the date when Supplier ceases provision of the Affected Services), without interference from Supplier, Supplier Subcontractors or Supplier Affiliates (including counter-offers), shall be set forth in the applicable Supplement. To the extent that CoreLogic and/or its designee(s) have such *** and notify Supplier in writing of the *** intends to *** (*** an “***”), (i) Supplier shall waive, and shall cause *** (as contemplated in Section ***) and Affiliates to waive, their rights, if any, under *** with such *** restricting the ability of such *** to be *** or *** or ***, and (ii) CoreLogic shall endeavor to conduct the above-described *** in a *** is not *** of the performance by Supplier of its obligations under this Agreement. Supplier shall give CoreLogic and its designee(s) *** to such *** for *** and ***. In order for CoreLogic to specify *** to this Section 20.8(b)(iii), upon request by CoreLogic at any time after notice of an applicable termination, Supplier will promptly provide to CoreLogic *** of the *** of the *** are ***, as provided in the applicable Supplement, to be specified by CoreLogic as ***.

iv.
Software. As provided in, and subject to the terms of, Section 14.6, Supplier shall provide, and hereby grants certain license, sublicense and/or other rights to certain Software and other Materials used by Supplier, Supplier Affiliates or Subcontractors in performing the Affected Services.

v.
Equipment. Except as otherwise agreed by the Parties, CoreLogic and its designee(s) shall have the right (but not the obligation) to purchase, or assume the lease for, any Equipment owned or leased by Supplier that is primarily used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Affected Services. Such Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the completion of any Affected Services requiring such Equipment. Supplier shall maintain such Equipment through the date of transfer so as to be eligible for the applicable manufacturer's maintenance program at *** to *** or its designee(s). In the case of Supplier-owned Equipment, Supplier shall grant to CoreLogic or its designee(s) a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances as of the date of such transfer. Such conveyance by Supplier to CoreLogic or its designee(s) shall be at ***. At CoreLogic's request, the Parties shall negotiate in good faith and agree upon the form and structure of the purchase. In the case of Supplier leased Equipment, Supplier shall (i) represent and warrant that the lessee is not in default under the lease and that all lease payments have been made through the date of transfer, and (ii) notify CoreLogic of any lessor defaults of which it is aware at the time.

vi.
CoreLogic Facilities, Equipment and Software. Supplier shall vacate the CoreLogic Facilities and return to CoreLogic, if not previously returned, any CoreLogic owned Equipment (including CoreLogic Provided Equipment as defined in Section 6.5(e)), CoreLogic leased Equipment, CoreLogic Owned Materials and CoreLogic licensed Third Party Materials (including Software), in condition at least as good as the condition when made available to Supplier, ordinary wear and tear excepted to the extent that the Services requiring such CoreLogic Facilities, Equipment, Materials and Software are no longer being provided by Supplier.

vii.
Supplier Subcontractors and Third Party Contracts. Supplier shall provide prompt notice to CoreLogic of all subcontracts and Third Party Contracts used by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Affected Services. Subject to Section 6.5(c), *** any such Subcontractors, Supplier Affiliates, or third party contractors *** CoreLogic or its designee(s) to *** or all *** or to *** into *** with CoreLogic or its designee(s) *** the *** or ***, Supplier shall *** the designated subcontracts and Third Party Contracts or *** such subcontracts or Third Party Contracts *** be *** CoreLogic or its designee(s) after the Services requiring such subcontracts or Third Party Contracts are no longer being provided by Supplier. Unless otherwise agreed by CoreLogic pursuant to Section 6.5(c), there shall *** CoreLogic or its designee(s) by Supplier or its Subcontractors, Affiliates or third party contractors ***. In case of ***, Supplier shall (i) represent and warrant that it is not in default under such subcontracts and Third Party Contracts and that all payments have been made under such subcontracts and Third Party Contracts through the *** of ***, and (ii) notify CoreLogic of any Subcontractor's or third party contractor's default with respect to such subcontracts and Third Party Contracts of which it is aware at the time.

For the avoidance of doubt, it is understood and agreed that, in all events, the Eligible Recipients retain the right to contract directly with any Subcontractor or third party utilized by Supplier, Supplier Subcontractors or Supplier Affiliates to perform any Services.

c.
Rights from ***. With respect to ***, Supplier shall use all commercially reasonable efforts to (A) obtain for CoreLogic and its designee(s) the rights specified in Section ***, and (B) ensure that such rights are not subject to subsequent *** or the ***. If Supplier is unable to obtain any such rights with respect to a ***, it shall notify CoreLogic in advance and shall not use such *** without CoreLogic's approval (and absent such approval, Supplier's use of any such *** shall obligate Supplier to obtain or arrange, at *** CoreLogic, the rights specified in Section ***, for CoreLogic and its designee(s) upon removal, expiration or termination).

d.
Rates and Charges. Except as provided below and in Section 20.8(b)(vii), to the extent the Disengagement Services requested by CoreLogic can be provided by Supplier using personnel and resources already assigned to CoreLogic, there will be *** to CoreLogic for such Disengagement Services (except for the *** already *** for such personnel and resources). If material Disengagement Services requested by CoreLogic cannot be provided by Supplier using Supplier Personnel then assigned to CoreLogic without adversely affecting Supplier's ability to meet its performance obligations under this Agreement, CoreLogic, in its sole discretion, may forego or delay any work activities or temporarily or permanently adjust the work to be performed by Supplier, the schedules associated with such work or the Service Levels to permit the performance of such Disengagement Services using such personnel. To the extent

CoreLogic authorizes Supplier to use additional Supplier Personnel to perform material Disengagement Services requested by CoreLogic, *** shall *** in the applicable Supplement, or, if no *** in the applicable Supplement, a *** which shall be *** to CoreLogic than *** reflected by the *** applicable Supplement *** in the applicable Supplement.

21.GENERAL.

21.1    Binding Nature, Assignment.

(a)	Binding Nature. This Agreement will be binding on the Parties and their respective successors and permitted assigns.

(b)	Assignment. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, except in the following circumstances:

(i)
CoreLogic may assign, in whole or in part, its rights or obligations under this Agreement, without the approval of Supplier (but with prior written notice to Supplier or notice promptly thereafter), to an Affiliate which expressly assumes CoreLogic's obligations and responsibilities hereunder, provided that CoreLogic remains fully liable for and is not relieved from the full performance of its obligations under this Agreement; and

(ii)
CoreLogic may assign its rights and obligations under this Agreement without the approval of Supplier (but with prior written notice to Supplier or notice promptly thereafter) to an Entity acquiring, directly or indirectly, Control of CoreLogic, an Entity into which CoreLogic is merged, or an Entity acquiring all or substantially all of CoreLogic's assets, provided that the acquirer or surviving Entity agrees in writing to be bound by the terms and conditions of this Agreement.

(c)	Impermissible Assignment. Any attempted assignment that does not comply with the terms of this Section 21.1 shall be null and void.

21.2    Entire Agreement; Amendment.

This Agreement, including any Schedules, Annexes and Attachments referred to herein and attached hereto as well as any Supplements, Companion Agreements, and Work Orders (collectively, the “Ancillary Documents”) entered into from time to time, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof. The Schedules and Attachments to any Supplements or Work Orders are incorporated into such Supplement or Work Order by this reference. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein, in the Ancillary Documents and any relevant terms in the Share Purchase Agreement. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.
21.3    Notices.

a.	Primary Notices. Any notice, notification, request, demand or determination provided by a Party pursuant to the following:
Section 4.5(a) (Right to In-Source or Use of Third Parties; Cooperation - Right of Use);
Section 6.7 (Notice of Defaults);
Section 9.13 (Notice of Adverse Impact);
Section 10.2 (Supplier Excused Performance);
Section 11.4 (Extraordinary Events);
Section 13.1(d) (Loss of Confidential Information);
Article 16(Insurance and Risk of Loss);
Sections 17.5 (Indemnification Procedures);
Section 17.6 (Indemnification Procedures - Government Claims);
Section 19.1 (Dispute Resolution Procedures);
Article 20 (Termination);
Section 20.8 (Disengagement Services); and
Section 21.1 (Binding Nature, Assignment);

shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid. Unless otherwise notified, the foregoing notices shall be delivered as follows:
In the case of CoreLogic:                In the case of Supplier:

CoreLogic Real Estate Solutions, LLC 4 First America Way Santa Ana, CA 92707 Attention: General Counsel	Cognizant Technology Solutions U.S. Corporation 500 Frank W. Burr Blvd. Teaneck, NJ 07666 Attention: General Counsel

With a copy to:

CoreLogic, Inc. 1 CoreLogic Drive Westlake, Texas 76262 Attention: Vice President - Global Delivery	Cognizant Technology Solutions U.S. Corporation 500 Frank W. Burr Blvd. Teaneck, NJ 07666 Attention: Chief Financial Officer

b.
Other Notices. All notices, notifications, requests, demands or determinations required or provided pursuant to this Agreement, other than those specified in Section 21.3(a), shall be in writing and may be sent in hard copy in the manner specified in Section 21.3(a), or by e-mail transmission (where receipt is affirmatively acknowledged by the recipient, excluding auto-receipts) or facsimile transmission (with acknowledgment of receipt from the recipient's facsimile machine) to the addresses set forth below:

In the case of CoreLogic:    In the case of Supplier:

CoreLogic Real Estate Solutions, LLC 4 First America Way Santa Ana, CA 92707	Cognizant Technology Solutions U.S. Corporation 500 Frank W. Burr Blvd. Teaneck, NJ 07666
Attention: General Counsel	Attention: General Counsel
E-mail Address: ttheologides@corelogic.com	E-mail Address: sschwartz@cognizant.com
Facsimile Number: 714-250-6917	Facsimile Number: 201-801-0243

c.
Notice of Change. A Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it shall become effective.

21.4    Counterparts, Headings, Language.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto. The Article and Section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement. All Annexes, Schedules, Attachments, documents, materials, deliverable items, notices and communications of any kind between the Parties and their representatives relating to this Agreement shall be made in the English language.
21.5    Relationship of Parties.

Supplier, in furnishing services to the Eligible Recipients hereunder, is acting as an independent contractor, and Supplier has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier or Supplier Personnel under this Agreement. The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose. Except as expressly provided in this Agreement, Supplier is not an agent of the Eligible Recipients and has no right, power or authority, expressly or impliedly, to represent or bind the Eligible Recipients as to any matters.
21.6    Severability.

If any provision of this Agreement conflicts with applicable Law or is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by applicable Law.
21.7    Consents and Approval.

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party of responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent expressly provided in such approval or consent.
21.8    Waiver of Default; Cumulative Remedies.

a.
Waiver of Default. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All waivers must be in writing and signed by the Party waiving its rights.

b.
Cumulative Remedies. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. The election by a Party of any remedy provided for in this Agreement or otherwise available to such Party shall not preclude such Party from pursuing any other remedies available to such Party at law, in equity, by contract or otherwise.

21.9    Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect. Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.
21.10        Publicity.

Neither Party shall, unless required by applicable Law, use the other Party's names, logos, service marks, trade names or trademarks or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional, advertising or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release. Supplier shall not, unless required by applicable Law, make any public statements about this Agreement, the Services or its relationship with the Eligible Recipients without CoreLogic's prior approval.
21.11        Third Party Beneficiaries.

Except as expressly provided in this Agreement, this Agreement is entered into solely between, and may be enforced only by, CoreLogic and Supplier. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including employees, supplier and customers of a Party, or to create any obligations of a Party to any such third parties.
21.12        Covenant ***.

Supplier agrees that, without the prior written consent of CoreLogic, it shall not *** or *** its *** to *** from *** under this Agreement for any reason whatsoever. To the extent CoreLogic permits Supplier to *** or *** its *** to *** from *** under this Agreement, Supplier shall continue to be CoreLogic's *** with respect to this Agreement, including with respect to ***. The person or Entity to which *** are *** or *** shall not be considered a *** under this Agreement and shall not *** any *** or *** of *** against ***.
21.13        Order of Precedence.

In the event of a conflict, this MPSA shall take precedence over (a) the Schedules and Annexes, and the Schedules and Annexes shall take precedence over the Attachments to those Schedules and Annexes, (b) any Supplement or Work Order, and Supplements shall take precedence over Work Orders and both Supplements and Work Orders shall take precedence over their Schedules and Attachments, and (c) any Companion Agreement, except for any term specifically identified as superseding the terms of this MPSA or an applicable Supplement, which term shall control over this MPSA or such Supplement, as applicable, for that Annex, Supplement, Attachment, Schedule, Work Order or Companion Agreement only.
21.14    Hiring.

a.
Solicitation and Hiring. Except as expressly set forth herein, during the Term and for a period of *** thereafter, *** will not solicit for employment, directly or indirectly, nor employ, any employees of *** or *** without the prior approval of ***. Except as expressly set forth in *** and/or in an applicable Supplement, during the Term and for a period of *** thereafter, neither ***, nor any *** will, directly or indirectly, solicit for employment or employ, or accept services provided by, (i) any employee of ***; or (ii) any former employee of *** who was involved in the performance of *** obligations under this Agreement or who performed any work in connection with or related to the Services, without the prior consent of ***. In each case, the prohibition on solicitation and hiring shall extend *** after the termination of the employee's employment. This provision shall not operate or be construed to prevent or limit any employee's right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee's freedom of movement or association.

b.
Publications. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and/or hiring of persons responding to such advertisements shall be deemed a breach of this Section 21.14, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this provision and/or the hiring party acts with knowledge of this hiring prohibition.

21.15        Liens.

Supplier shall *** its ***, any liens to be filed on or against property or realty of any Eligible Recipient. If any such liens arise as a result of *** or *** to *** or otherwise *** its *** and *** within ***.
21.16        Covenant of Cooperation and Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.
21.17        Acknowledgment, Further Assurances.

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement. Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any reasonable acts that are or become necessary to effectuate the purposes of this Agreement.
21.18        Limitation on Damages.

Neither CoreLogic, on the one hand, nor Supplier, on the other hand, shall be entitled to recover any damages or Losses to the extent such Party has already recovered for such damages or Losses pursuant to the Share Purchase Agreement or such Party is otherwise compensated for such damages or Losses under the Share Purchase Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

CoreLogic Real Estate Solutions, LLC	COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION

/s/ Anand Nallathambi	/s/ Steven Schwartz
By:    Anand Nallathambi                By:    Steven Schwartz
Title:    President and CEO                Title:    Senior Vice President, General Counsel and Secretary
Date:    August 17, 2011                    Date:    August 16, 2011

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION
August 17, 2011

SCHEDULE 1

DEFINITIONS

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 1
Definitions

1.	Introduction.

1.1    Agreement. This Schedule 1 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, California 92707 (“CoreLogic”) and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (“Supplier”) dated as of August 17, 2011 (the “MPSA”).

1.2    References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3    General. The terms defined in this Schedule include the plural as well as the singular and the derivatives of such terms. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, the MPSA, unless specified otherwise. The words “include” and “including” shall not be construed as terms of limitation and introduce a non-exclusive set of examples. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. As stated in Section 21.3 of the MPSA, the word “notice” and “notification” and their derivatives means notice or notification in writing. Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.

2.	DEFINITIONS.
The following terms, when used in the Agreement, have the meanings specified below.
“Acceptance” means the determination, in ***, and in accordance with the Policy and Procedures Manual or other criteria agreed to in writing by the Parties, following delivery of a contract Deliverable or Transition Milestone to CoreLogic that such contract Deliverable or Transition Milestone is in Compliance in all material respects with the Specifications, or (b) meets *** if Specifications do not exist; provided that, in the event that CoreLogic fails to provide Supplier with notice of Acceptance or rejection of such contract Deliverable or Transition Milestone within *** days after the date of delivery to CoreLogic of such contract Deliverable, Milestone or work product, Supplier shall provide CoreLogic with notice of such failure to notify (which notice shall clearly state that such notice is a second notice with respect to delivery and request for Acceptance or rejection of such contract Deliverable or Transition Milestone and that failure to respond will result in deemed Acceptance of such contract Deliverable pursuant to the MPSA, and a copy of such notice shall be simultaneously be distributed to the CoreLogic Project Manager) and CoreLogic shall have an additional *** business days (or such other period as the Parties may mutually agree) (the “Additional Acceptance Period”) thereafter to provide Supplier with notice of Acceptance or rejection. If, after the expiration of the Additional Acceptance Period, CoreLogic still has not provided Supplier with notice of Acceptance or rejection, the applicable contract Deliverable or Transition Milestone shall be deemed Accepted for purposes of the Agreement.
“Access Code” means a user identification number, a code or a password (or some combination of the foregoing) permitting access to the CoreLogic Network.
“Administered Expenses” means the expenses identified as “Administered Expenses” in the applicable Supplement.
“Affected Services” has the meaning given in Section 20.8(a).
“Affiliate” means, generally, with respect to any Entity, any other Entity Controlling, Controlled by or under common Control with such Entity.

“Agreement” has the meaning given in Section 1.1(c).
“Agreement Terms” has the meaning given in Section 13.1(b)(v).
“Ancillary Documents” has the meaning given in Section 21.2.
“Applications Software” or “Applications” means those software application programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) used to support day-to-day business operations and accomplish specific business objectives to the extent Supplier has financial or operational responsibility for such programs or programming under the applicable Supplement. Applications Software shall include all such programs or programming in use as of the Supplement Effective Date, including those (i) that are set forth in the applicable Supplement, (ii) that are included in the CoreLogic Base Case, or (iii) as to which Supplier received notice and/or access prior to the Supplement Effective Date. Applications Software also shall include all such programs or programming developed and/or introduced on or after the Supplement Effective Date to the extent a Party has financial or operational responsibility for such programs or programming under the applicable Supplement.
“Assignment Exceptions” has the meaning given in Section 8.2(b).
“Audit Period” has the meaning given in Section 9.10(a).
“Authorized User(s)” means, individually and collectively, the employees, business units, contractors, subcontractors, customers, agents, representatives, and joint ventures of CoreLogic and the Eligible Recipients (other than Supplier and its Subcontractors) designated by CoreLogic or an Eligible Recipient to receive or use the Systems or Services provided by Supplier.
“Bankruptcy Code” has the meaning given in Section 20.6(b).
“Bankruptcy Rejection” has the meaning given in Section 20.6(b).
“***” has the meaning given in Section 11.6(c).
“***” has the meaning given in Section 11.6(a).
“***” has the meaning given in Section 11.6(a)
“Cardholder Data” means all data designated as “Cardholder Data” or “Sensitive Authentication Data” in PCI DSS.
“Change Control Procedures” has the meaning given in Section 9.6(a).
“Charges” means the amounts (including rates) set forth in a Supplement, including in Schedule 4 to the Supplement, as charges for the Services under that Supplement, excluding Reimbursable Amounts.
“Commencement Date” means, for each Service, the date set forth in the applicable Supplement designated for the commencement of such Service or, if no such date is set forth in the applicable Supplement, the Supplement Effective Date.
“Commercial Flow Down Provisions” has the meaning given in Section 9.17.
“Companion Agreement” has the meaning given in Section 2.2(a).
“Compliance” and “Comply” means, with respect to Software, Equipment, Systems or other contract Deliverables to be implemented, designed, developed, delivered, integrated, installed and/or tested by Supplier, compliance in all material respects with the Specifications.
“Compliance Policy Set” has the meaning given in Section 2(b) of Schedule 8.
“Confidential Information” has the meaning given in Section 13.1(a).
“Consequential Damages” has the meaning given in Section 18.2(a).
“Continuing Employee” has the meaning given in Schedule A-5 to Supplement A.

“Contract Changes” has the meaning given in Section 11.1(d).
“Contract Records” has the meaning given in Section 9.10(a).
“Contract Year” means, for the first Contract Year, a period commencing on the Commencement Date and ending twelve (12) months after the Commencement Date and, for each ensuing Contract Year, a twelve (12) month period commencing on the applicable anniversary of the Commencement Date and ending twelve (12) months thereafter. If any Contract Year is less than twelve (12) months, the rights and obligations under this Agreement that are calculated on a Contract Year basis will be proportionately adjusted for such shorter period.
“Control” and its derivatives means: (a) the legal, beneficial, or equitable ownership, directly or indirectly, of (i) at least fifty percent (50%) of the aggregate of all voting equity interests in an Entity or (ii) equity interests having the right to at least fifty percent (50%) of the profits of an Entity or, in the event of dissolution, to at least fifty percent (50%) of the assets of an Entity; (b) the right to appoint, directly or indirectly, a majority of the board of directors; (c) the right to control, directly or indirectly, the management or direction of the Entity by contract or corporate governance document; or (d) in the case of a partnership, the holding by an Entity (or one of its Affiliates) of the position of sole general partner.
“CoreLogic” has the meaning given in preamble of the Agreement.
“CoreLogic Base Case” means the financial base case attached to the applicable Supplement.
“CoreLogic Code of Ethics and Conduct” has the meaning given in Section 2(c) of Schedule 8.
“CoreLogic Customer” means a customer of CoreLogic or an Affiliate of CoreLogic.
“CoreLogic Data” means any data or information of CoreLogic or any Eligible Recipient that is provided to or obtained by Supplier in connection with the negotiation and execution of this Agreement or the performance of its obligations under this Agreement, including data and information with respect to the businesses, past current and prospective customers, operations, facilities, products, insurance policies, policy holders, applicants or other prospective customers, rates, regulatory compliance, competitors, consumer markets, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances of CoreLogic or any Eligible Recipient, including similar information of any of their customers. CoreLogic Data also means any data or information of CoreLogic or an Eligible Recipient (i) created, generated, collected or processed by Supplier in the performance of its obligations under this Agreement, including data processing input and output, asset information, Reports, third party service and product agreements of CoreLogic or an Eligible Recipient, retained expenses and Administered Expenses or (ii) that resides in or is accessed through Software, Equipment or Systems provided, operated, supported, or used by Supplier in connection with the Services, as well as information derived from this data and information. CoreLogic Data shall not include any Supplier Confidential Information.
“CoreLogic Export Materials” has the meaning given in Section 15.7(g)(ii).
“CoreLogic Facilities” means the facilities identified as “CoreLogic Facilities” in the applicable Supplement.
“CoreLogic Laws” has the meaning given in Section 15.7(d).
“CoreLogic Network” has the meaning given in Section 6.3(a).
“CoreLogic Owned Materials” has the meaning given in Section 14.1(a).
“CoreLogic Privacy Policy” means CoreLogic's privacy policy listed in Schedule 8.
“CoreLogic Provided Equipment” has the meaning given in Section 6.5(e)(i).
“CoreLogic Relationship Manager” has the meaning given in Section 10.1(a).
“CoreLogic Remedial Action” has the meaning given in Section 2.2(d).
“CoreLogic Rules” has the meaning given in Section 6.2(b).
“CoreLogic Standards” has the meaning given in Section 9.5(a).

“Critical Deliverables” means the Deliverables identified in the applicable Supplement, if any, that have associated Deliverable Credits payable to CoreLogic in the event Supplier fails to deliver such Deliverables in accordance with such Supplement.
“Critical Service Level” means a Service Level identified as a “Critical Service Level” in a Supplement with respect to which Service Level Credits may be payable to CoreLogic if Supplier fails to meet such Service Level.
“Data Controller” has the meaning given in the European Union Data Protection Legislation.
“Data Exporter” has the meaning given in the European Union Data Protection Legislation.
“Data Importer” has the meaning given in the European Union Data Protection Legislation.
“Data Processor” has the meaning given in the European Union Data Protection Legislation.
“Deliverable” means a Developed Material that is identified as a deliverable in the Agreement, or in a Supplement or Work Order to a Supplement in writing by and between the Parties.
“Deliverable Credits” means the amount payable to CoreLogic in the event Supplier fails to deliver a Critical Deliverable or meet certain Transition Milestones in accordance with a Supplement.
“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion, or adaptation, that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable Law, but excluding the preexisting work.
“Developed Materials” means any Materials (including Software), or any modifications, enhancements or Derivative Works thereof, developed by or on behalf of Supplier for CoreLogic or the other Eligible Recipients in the performance of or as part of the Services.
“Development Tools” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are used in the development, testing, deployment and maintenance of Applications to the extent a Party has financial or operational responsibility for such programs or programming under a Supplement. Development Tools shall include all such products in use or required to be used as of the Commencement Date, including those set forth in the applicable Supplement, those as to which the license, maintenance or support costs are included in the CoreLogic Base Case, and those as to which Supplier received reasonable notice and/or access prior to the Commencement Date. Development Tools also shall include all such products selected and/or developed by or specifically for CoreLogic or the other Eligible Recipients on or after the Commencement Date to the extent a Party has financial or operational responsibility for such programs or programming under a Supplement.
“Direct CoreLogic Competitors” means the Entities identified in Schedule 10 of the Agreement, as well as their Affiliates, successors and assigns, as such list of Entities may reasonably be modified by CoreLogic from time to time.
“Direct Supplier Competitor” has the meaning given in Section 9.10(e)(iv).
“Disengagement Plan” has the meaning given in Section 20.8(b)(i).
“Disengagement Services” has the meaning given in Section 20.8(a).
“Dispute” has the meaning given in Section 5.1 of Schedule 6.
“EEA” has the meaning given in Section 13.3(a)(i).
“Effective Date” has the meaning given in the preamble to the MPSA.
“Eligible Recipients” means, collectively, the following:

(a)	CoreLogic;

(b)	any Entity that is an Affiliate of CoreLogic on the Supplement Effective Date, or thereafter becomes an Affiliate of CoreLogic;

(c)	any Entity that purchases after the Supplement Effective Date from CoreLogic or any Affiliate of CoreLogic,

all or substantially all of the assets of CoreLogic or such Affiliate, or of any division, marketing unit or business unit thereof, provided that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(d)
any Entity that after the Supplement Effective Date is created using assets of CoreLogic or any Affiliate of CoreLogic, provided that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(e)
any Entity into which CoreLogic or any Affiliate of CoreLogic merges or consolidates, provided that such Entity has assumed CoreLogic's obligations under this Agreement, and provided further that such Entity agrees in writing to be bound by the terms and conditions of this Agreement;

(f)	any Entity which merges into or consolidates with CoreLogic or any Affiliate of CoreLogic;

(g)
any Entity, including any corporation, joint venture, partnership or manufacturing or retail facility, in which on or after the Supplement Effective Date, CoreLogic or any Affiliate of CoreLogic *** or as to which CoreLogic or such Affiliate has *** or ***;

(h)
any person or Entity *** in the *** of *** or *** CoreLogic or another Eligible Recipient identified in clauses (a) through (g) (e.g., *** at a ***), but only in connection with the *** of *** or *** CoreLogic or such other Eligible Recipient;

(i)
any *** of *** in clauses (a) through (g) above, or an Entity to which such *** is a ***, but only in connection with the provision of products or services (other than the Services provided hereunder) by *** to ***; and

(j)	other Entities to which the Parties agree in an applicable Supplement.

“Entity” means a corporation, partnership, joint venture, trust, limited liability company, limited liability partnership, association or other organization or entity.
“Equipment” means all computing, networking and communications equipment procured, provided, operated, supported, or used by an Eligible Recipient, Supplier or an Authorized User in connection with the Services, including (i) mainframe, midrange, server and distributed computing equipment and associated attachments, features, accessories, peripheral devices, and cabling, (ii) personal computers, laptop computers, terminals, workstations and personal data devices and associated attachments, features, accessories, printers, multi-functional printers, peripheral or network devices, and cabling, and (iii) voice, data, video and wireless telecommunications and network and monitoring equipment and associated attachments, features, accessories, peripheral devices, cell phones and cabling.
“Equipment Leases” means all leasing arrangements whereby CoreLogic, another Eligible Recipient or a Third Party Contractor leases Equipment as of the Commencement Date which will be used by Supplier (or Subcontractors or Affiliates of Supplier) in connection with the provision of the Services after such Commencement Date. Equipment Leases include those leases identified in the applicable Supplement, those leases as to which the lease, maintenance and support costs are included in the CoreLogic Base Case and all other leases as to which Supplier received notice and/or access prior to the Supplement Effective Date.
“***” has the meaning given in Section 18.2(b)(ii).
“Extraordinary Event” has the meaning given in Section 11.4(a).
“Facility and Controls Audit” has the meaning given in Section 9.10(h).
“FAR Flow Down Provisions” has the meaning given in Section 9.16.
“Force Majeure Event” has the meaning given in Section 9.14(a).
“Full Time Equivalent” or “FTE” has the meaning given in the applicable Supplement.
“Identified Recruit” has the meaning given in Section 20.7(b)(iii).
“Income Taxes” means any tax on or measured by the net income of a Party (including taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income), or taxes which are of the nature of excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax or franchise tax for the privilege of doing business.
“India IT Act” has the meaning given in Section 15.7(j).
“India Privacy Rules” has the meaning given in Section 15.7(j).
“Indirect Taxes” means all federal, state or local sales, use, excise, privilege, value added, goods and services, services and other similar taxes that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by CoreLogic or the Eligible Recipients from Supplier, excluding Income Taxes.
“Informal Dispute Resolution Procedures” has the meaning given in Section 5.1 of Schedule 6.
“Information Security Policy Set” has the meaning given in Section 2(a) of Schedule 8.
“Initial Redaction” has the meaning given in Section 13.1(b)(v).
“Integral Supplier Owned Materials” has the meaning given in Section 14.6(b).
“Integral Third Party Materials” has the meaning given in Section 14.6(c).
“Issuers” has the meaning given in Section 13.2(e).
“Key Supplier Personnel” means the Supplier Personnel filling the positions designated as Key Supplier Personnel positions in a Supplement.
“Knowledge Transfer Personnel” means the transitioned employees that are designated as Knowledge Transfer Personnel in a Supplement.
“Laws” means all federal, state, provincial, regional, territorial and local laws, statutes, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and official releases of or by any government, or any authority, department or agency thereof or self regulatory organization (“SRO”), including Privacy Laws. The definition of Laws shall include Privacy Laws. For purposes of this Agreement, Laws shall also include all generally accepted accounting principles (“GAAP”), as such principles may be modified during the Term by the Public Company Accounting Oversight Board or other applicable authorities.
“Losses” means all losses, liabilities, damages (including punitive and exemplary damages), fines, penalties, interest and claims (including taxes), and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, experts, settlement, judgment, interest and penalties).
“Major Release” means a new version of Software that includes changes to the architecture and/or adds new features and functionality in addition to the original functional characteristics of the preceding software release. These releases are usually identified by full integer changes in the numbering, such as from “7.0” to “8.0,” but may be identified by the industry as a major release without the accompanying integer change.
“Malicious Code” means (i) any code, program, or sub-program whose knowing or intended purpose is to damage or maliciously interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or maliciously interfere with the operation of the Software, code, program, or sub-program, itself, or (ii) any device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code.
“Managed Third Party” has the meaning given in Section 4.5(c).
“Management Tools” means all software products and tools (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are used by Supplier to deliver and manage the Services. Management Tools shall include all such products or tools in use as of the Supplement Effective Date, including those (i) that are listed in a Supplement, (ii) for which the license, maintenance or support costs are included in the CoreLogic Base Case, or (iii) as to which Supplier otherwise received notice and/or access prior to the Supplement Effective Date. Management Tools also shall include all such software products and tools selected and/or developed on or after the Effective Date to the extent a Party has financial or operational responsibility for such programs or programming under the applicable Supplement.
“Master Professional Services Agreement” or “MPSA” has the meaning given in Section 1.1(a).
“Materials” means, collectively, Software, literary works, other works of authorship, documented specifications, designs, analyses, processes, methodologies, concepts, inventions, programs, program listings, programming tools, documentation, reports, drawings, databases, spreadsheets, machine-readable text and files and work product, whether tangible or intangible.
“Minor Release” means a scheduled release containing small functionality updates and/or accumulated resolutions to defects or non-conformances made available since the immediately preceding release (whether Major Release or Minor Release). Minor Releases shall include “Maintenance Releases” which are supplemental to and made available between Major Releases and other Minor Releases, issued and provided under specific vendor service level or maintenance obligations and contain only accumulated resolutions or mandated changes. These releases are usually identified by a change in the decimal numbering of a release, such as “7.12” to “7.13.”
“Monthly Invoice” has the meaning given in Section 12.1(a).
“New Advances” has the meaning given in Section 9.12(d).
“New Services” means new or different services or new or different Supplier obligations requested by CoreLogic (i) that are *** to the ***, and (ii) for which there is *** in the *** that will *** for such new or different services.  New Services does not include changes in the volume of existing Services, nor does it include *** in *** or *** for ***.
“Notice of Election” has the meaning given in Section 17.5(a).
“Official” has the meaning given in Section 15.7(h).
“Out-of-Pocket Expenses” means reasonable and actual out-of-pocket expenses due and payable to a third party by Supplier that are approved in advance by CoreLogic and for which Supplier is entitled to be reimbursed by CoreLogic under this Agreement. Out-of-Pocket Expenses shall not include *** (or allocations thereof), *** and/or *** expenses or other *** and shall be net of all *** and ***.
“Party” and “Parties” means CoreLogic and Supplier.
“PCI DSS” has the meaning given in Section 13.2(e).
“Permitted Auditors” has the meaning given in Section 9.10(b).
“Personal Data” means that portion of CoreLogic Data that is subject to any Privacy Laws.
“Policy and Procedures Manual” means the document containing the information described in Section 9.1(a).
“Privacy Laws” means Laws that relate to the confidentiality, security and protection of personally-identifiable information, customer information, electronic data privacy, trans-border data flow or data protection.
“Project” has the meaning given in the applicable Supplement, if any.
“Quality Assurance” means the actions, planned and performed, to provide confidence that all business processes, Systems, Equipment, Software and components that influence the quality of the Services are working as expected, both individually and collectively.
“Reimbursable Amounts” means Administered Expenses, Reimbursable Taxes, Out-of-Pocket Expenses and CoreLogic Retained Expenses.
“Reports” has the meaning set forth in Section 9.2.
“Required Consents” means the consents (if any) required to be obtained: (i) to assign or transfer to Supplier, or obtain for Supplier the right to use and/or access, any CoreLogic licensed Third Party Software, Third Party Contracts or Equipment Leases or Acquired Assets; (ii) to grant Supplier the right to use and/or access the CoreLogic licensed Third Party Software in connection with providing the Services; (iii) to grant CoreLogic and the Eligible Recipients the right during the Term, the applicable Supplement Term and any Termination Assistance Services period to use and/or access the Supplier Owned Software, Third Party Software and Equipment acquired, operated, supported or used by Supplier in connection with providing the Services; (iv) to assign or transfer to CoreLogic, the Eligible Recipients or their designee any Developed Materials, Supplier Owned Software, Third Party Software, Third Party Contracts, Equipment leases or other rights following the Term or the applicable Supplement Term to the extent provided in this Agreement; and (v) except as otherwise mutually agreed, all other consents required from third parties in connection with Supplier's provision of the Services or performance of its obligations hereunder.
“Restricted Countries” has the meaning given in Section 20.3(b).

“Restricted Event” has the meaning given in Section 2.1(a) of Schedule 10.
“Retained Systems and Business Processes” means those Systems and business processes of CoreLogic or an Eligible Recipient for which Supplier has not assumed responsibility under this Agreement (including those provided, managed, operated, supported and/or used on their behalf by Third Party Contractors). Retained Systems and Business Processes include equipment and software associated with such systems and business processes.
“RFP” has the meaning given in Section 9.10(d).
“RFQ” has the meaning given in Section 9.10(d).
“Root Cause Analysis” is the formal process, specified in the Policy and Procedures Manual, to be used by Supplier to diagnose problems at the lowest reasonable level so that corrective action can be taken that will eliminate, to the extent reasonably possible, repeat failures. Supplier shall implement a Root Cause Analysis as specified in Schedule 3 or as reasonably requested by CoreLogic.
“Schedule” has the meaning given in the related schedule.
“SEC” has the meaning given in Section 13.1(b)(v).
“Security Incident” means any targeted attempted security breach or successful security breach that results or could reasonably expect to result in unauthorized destruction, loss, alteration or theft of, or unauthorized access to, CoreLogic Data.
“Service Level(s)” means Critical Service Levels and Key Measurements.
“Service Level Credits” has the meaning given in Section 7.3(a).
“Services” means, collectively: (i) the services, functions and responsibilities described as Supplier's responsibility in Article 4 and elsewhere in this Agreement or in the applicable Supplement (including Transition Services and Disengagement Services) as each may be supplemented, enhanced, modified or replaced during the Term or the applicable Supplement Term in accordance with this Agreement; (ii) ongoing Projects and new Projects, upon CoreLogic's acceptance of Supplier's proposals for such Projects in accordance with Section 4.5 and the other provisions of this Agreement or such Supplement; and (iii) any New Services, upon CoreLogic's acceptance of Supplier's proposal for such New Services in accordance with Section 4.3 and the other provisions of this Agreement.
“Significant Family Considerations” has the meaning given in Section 8.2(b).
“SIRP” has the meaning given in Section 13.2(b)(iii).
“Share Purchase Agreement” has the meaning given in the preamble of the Agreement.
“Software” means all software programs and programming for which a Party is financially or operationally responsible under the applicable Supplement (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto), including Applications, Development Tools, Management Tools, and Systems Software, unless a more specific reference is required by the context.
“Specifications” means, with respect to Software, Equipment, Systems or other contract Deliverables to be designed, developed, maintained, modified, enhanced, delivered, integrated, installed and/or tested by Supplier, the technical, design and/or functional specifications set forth in Schedules 2 and 8 or the applicable Supplement, or otherwise agreed upon in writing by the Parties.
“Standard Cap” has the meaning given in Section 18.2(b)(i).
“Supplement” has the meaning given in Section 1.1(b).
“Supplement Effective Date” means, with respect to an individual Supplement, the meaning given in the preamble to such Supplement.
“Supplier” has the meaning given in the preamble of the Agreement.
“Strategic Plan” means the plans periodically developed by CoreLogic that set forth CoreLogic' key business objectives and requirements and outline its strategies for achieving such objectives and requirements. CoreLogic may revise the Strategic Plan from time to time. The Strategic Plan is likely to include both annual and multi-year strategies, objectives and requirements.
“Subcontractors” means subcontractors (of any tier) of Supplier, including Affiliates of Supplier.
“Supplier” has the meaning given in the preamble of the MPSA.
“Supplier Account Manager” has the meaning given in Section 8.3.
“Supplier Change in Control” has the meaning given in Section 20.3(a).
“Supplier Facilities” means, individually and collectively, the facilities owned, leased or used by Supplier or its Affiliates or Subcontractors from which any Services are provided or performed (other than CoreLogic Facilities). Supplier Facilities are listed on Schedule 7 and the applicable Supplements.
“Supplier Laws” has the meaning given in Section 15.7(d).
“Supplier Owned Materials” has the meaning given in Section 14.3(a).
“Supplier Owned Software” means any Software owned by Supplier or its Affiliates and used to provide the Services.
“Supplier Personnel” means those employees, representatives, contractors, subcontractors and agents of Supplier, Subcontractors and Supplier Affiliates who perform any Services under this Agreement or a Supplement.
“Supplier Remedial Action” has the meaning given in Section 2.2(d).
“System” means an interconnected grouping of manual or electronic processes, including Equipment, Software and associated attachments, features, accessories, peripherals and cabling, and all additions, modifications, substitutions, Upgrades or enhancements to such System, to the extent a Party has financial or operational responsibility for such System or System components under the applicable Supplement. System shall include all Systems in use as of the Supplement Effective Date, all additions, modifications, substitutions, Upgrades or enhancements to such Systems and all Systems installed or developed by or for CoreLogic or Supplier following the Supplement Effective Date.
“Systems Software” means all software programs and programming (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that perform tasks basic to the functioning of the Equipment and are required to operate the Applications Software or otherwise support the provision of Services by Supplier, including operating systems, systems utilities, data security software, compilers, performance monitoring and testing tools and database managers, to the extent a Party has financial or operational responsibility for such programs or programming under the applicable Supplement. Systems Software shall include all such programs or programming in use as of the Supplement Effective Date, including those (i) that are set listed in such Supplement, (ii) for which the license, maintenance or support costs are included in the CoreLogic IT Base Case, or (iii) as to which Supplier otherwise received notice and/or access prior to the Supplement Effective Date. Systems Software also shall include all such programs or programming developed and/or introduced after the Supplement Effective Date to the extent a Party has financial or operational responsibility for such programs or programming under the applicable Supplement.
“Tax Authority” means any federal, state, provincial, regional, territorial, local or other fiscal, revenue, customers or excise authority, body or official competent to impose, collect or asses tax.
“Technology and Business Process Evolution” means any improvement, upgrade, addition, modification, replacement, or enhancement to the standards, policies, practices, processes, procedures, methods, controls, scripts, product information, technologies, architectures, standards, Applications, Equipment, Software, Systems, tools, products, transport systems, interfaces and personnel skills associated with the performance of the in-scope business process products and services in line with the accepted practices of *** of such products and services, as determined by ***. Supplier's obligations with respect to Technology and Business Process Evolution apply not only to the *** performed by ***, but also to its support of the *** and related *** and *** performed by or for CoreLogic and the ***. Technology and Business Process Evolution includes: (i) higher capacity, further scaling and commercializing of business processes, more efficient and scalable business processes, new versions and types of applications and systems/network software, new business or IT processes, and new types of hardware and communications equipment that will enable *** to perform the *** more *** and *** as well as enable CoreLogic and the Eligible Recipients to meet and support *** and *** and (ii) any change to the Equipment, Software or methodologies used to provide the Services that is necessary to bring that function, Equipment or Software or those methodologies into line with the *** and/or ***.

“Technology and Business Process Plan” has the meaning given in Section 9.5(c).
“Term” has the meaning given in Section 1.2(b).
“Termination Charge” means the termination charges specified in Schedule 11 and/or the applicable Supplement, if any Termination Charges are applicable to the termination under the applicable Supplement.
“Third Party Contractor” has the meaning given in Section 4.5(a).
“Third Party Contracts” means all agreements between third parties and an Eligible Recipient or between third parties and Supplier (or Subcontractors or Affiliates of Supplier) that have been or will be used in connection with the provision of the Services.
“Third Party Materials” means intellectual property or other Materials that are owned by third parties and provided under license to Supplier (or Supplier Affiliates or Subcontractors) or an Eligible Recipient and that have been or will be used or required to be used in connection with the provision of, or receipt of, the Services. Third Party Materials include Materials owned by Subcontractors and used in the performance of the Services.
“Third Party Software” means all Software products (and all modifications, replacements, Upgrades, enhancements, documentation, materials and media related thereto) that are provided under a Third Party Contract (e.g., a license or lease) to Supplier (or Supplier Affiliates or Subcontractors) or an Eligible Recipient and that have been or will be used or required to be used in connection with the provision of, or receipt of, the Services. Third Party Software shall include all such programs or programming in use as of the Supplement Effective Date, including those (i) that are identified as such in such Supplement, (ii) for which the acquisition, license, maintenance or support costs are included in the CoreLogic Base Case, or (iii) as to which Supplier received notice and/or access prior to the Supplement Effective Date. Third Party Software also shall include all such programs or programming licensed and/or leased after the Supplement Effective Date.
“Transition Milestone(s)” has the meaning given in Section 4.2(c).
“Transition Period” means the period that commences on the Supplement Effective Date and expires 12:00:01 a.m., Eastern Time, on the date specified for the completion of the Transition Services as specified in the Transition Plan, unless expressly extended in writing by CoreLogic.
“Transition Plan” has the meaning given in Section 4.2(a).
“Transition Services” has the meaning given in Section 4.2(a).
“UCITA” has the meaning give in Section 19.4.
“Upgrade” and its derivatives means updates, renovations, enhancements, additions and/or new versions or releases of Software or Equipment by Supplier. Unless otherwise agreed, financial responsibility for the costs, fees and expenses associated with an Upgrade of Software or Equipment shall be allocated between the Parties in accordance with Section 6.5 or as set forth in the applicable Supplement.
“Warranty Period” has the meaning given in Section 15.2(c).
“Work Order(s)” has the meaning given in Section 1.1(b).

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC.
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Schedules 2 through 5
SEE SCHEDULES IN EACH APPLICABLE SUPPLEMENT

This document contains proprietary and confidential information of CoreLogic and Supplier. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC.
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Schedules 2 through 5
SEE SCHEDULES IN EACH APPLICABLE SUPPLEMENT

This document contains proprietary and confidential information of CoreLogic and Supplier. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC.
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Schedules 2 through 5
SEE SCHEDULES IN EACH APPLICABLE SUPPLEMENT

This document contains proprietary and confidential information of CoreLogic and Supplier. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC.
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Schedules 2 through 5
SEE SCHEDULES IN EACH APPLICABLE SUPPLEMENT

This document contains proprietary and confidential information of CoreLogic and Supplier. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Schedule 6

Governance

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule 6
Governance

1.	INTRODUCTION

1.1
Agreement. This Schedule 6 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company with principal offices at 4 First American Way, Santa Ana, CA 92707, (“CoreLogic”) and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, NJ 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.Purpose.

2.1	The purpose of this Schedule is to establish and maintain the formal governance procedures (as further described in the applicable Supplement) for:

a.	managing the relationship between CoreLogic and Supplier on a global basis with respect to the Agreement;

b.	facilitating the continued alignment of the interests of the Parties; and

c.	enabling the relationship to be maintained at the appropriate level within each Party.
3.Objectives of Governance.

3.1	Each Party agrees that it will operate within the governance procedures (as further described in the applicable Supplement) to achieve the following objectives:

(a)
to ensure that, regardless of all Changes throughout the Term, the Parties remain aligned on the realization of the business benefits to each Party that caused it to enter into the Agreement while respecting the economic imperatives of each Party;

(b)	for Supplier to provide the Services in accordance with the terms and conditions of the Agreement, including all Service Levels and all applicable Laws;

(c)	to ensure that Supplier stakeholders continually understand the purpose and scope of the relationship, key contractual terms and milestones, and Supplier performance requirements;

(d)	to facilitate communication with the CoreLogic stakeholders;

(e)	to ensure clarity of decision-making rights, obligations, accountabilities, roles and responsibilities between the Parties;

(f)	for Supplier to ensure that Supplier's financial performance, processes and procedures can be audited in accordance with the terms of the Agreement;

(g)	to enable all issues or exceptions arising in connection with the performance of the Services to be effectively and efficiently resolved;

(h)
to ensure that any partial or complete termination of the Services is managed in accordance with the provisions of the Agreement and that all issues or exceptions arising in connection with such termination are effectively and efficiently resolved;

(i)	to provide for centralized governance of the Agreement so that all governance issues between the Parties are dealt with in accordance with the procedures described herein; and

(j)	to mitigate any other general risks during the Term.
4.Major Components.

4.1
To further such purpose, the applicable Supplement establishes the governance operating model with major components, including the following (which components are further described in such Supplement):

(a)	governance organization and staffing;

(b)	governance processes;

(c)	decision-making rights;

(d)	governance committee structures and protocols.
5.Dispute Resolution Procedures.

5.1
Overview. If either Party identifies a dispute or disagreement between the Parties (each, a “Dispute”) and reasonably determines that such Dispute cannot be resolved at the lowest practical management level of each Party, such Party may elect to invoke the informal dispute resolution procedures described in Section 5.2 (the “Informal Dispute Resolution Procedures”) to resolve such Dispute. Each Party shall first invoke the Informal Dispute Resolution Procedures prior to invoking the formal dispute resolution procedures described in Section 5.3. Notwithstanding the foregoing, with respect to a Dispute either Party may seek injunctive or other equitable relief in any court of competent jurisdiction.

5.2	Informal Dispute Resolution Procedures. The Informal Dispute Resolution Procedures are as follows:

(a)
Notification: To commence the Informal Dispute Resolution Procedures, subject to Section 5.1 either Party may escalate a Dispute by providing written notice to the member(s) of the lowest practical management level of the other Party currently involved in such Dispute. Upon receipt of such notice by the other Party, the Supplier and CoreLogic representatives currently engaged in attempting to resolve such Dispute shall meet to negotiate in good faith a resolution of such Dispute prior to escalating (as further described in Section 5.2(a)(i) below). Supplier and CoreLogic will meet within five (5) business days after receipt such notice. If the Parties are unable to resolve such Dispute within five (5) business days of such meeting, either Party may escalate such Dispute in accordance with the following steps:

(i)	The Party escalating the Dispute shall escalate to the next level of management as follows:

(1)	First, to the Supplier Service Delivery Manager and the appropriate CoreLogic Governance team member.

(2)
If, after meeting in accordance with Section 5.2(a)(iii), either Party reasonably determines that such escalation above is unsuccessful in resolving the Dispute, then to the CoreLogic Contract Manager and Supplier Account Manager.

(3)
If, after meeting in accordance with Section 5.2(a)(iii), either Party reasonably determines that such escalation above is unsuccessful in resolving the Dispute, then to the CoreLogic Relationship Manager and Supplier Account .

(ii)
Documentation: Prior to any escalation described in Section 5.2(a)(i), the Party escalating will first provide written notice of such escalation to the other Party. The Parties will then jointly develop a short briefing document called a “Statement of Issue for Escalation” that describes the Dispute, relevant expected impact and positions of both Parties.

(iii)	Meeting: During any escalation described in Section 5.2(a)(i), the Parties will meet (via phone or videoconference in most cases) with appropriate individuals as described above and will negotiate in good faith to resolve the Dispute. Such meeting shall occur within five (5) business days of the notice provided in accordance with Section 5.2(a)(ii). The Statement of Issue for Escalation will be sent in advance to the participants attending such meeting. During such meeting, the Parties will negotiate in good faith to resolve such Dispute.

(iv)
Dispute Review: Upon following the Informal Dispute Resolution Procedures, the decision of the Parties with respect to such Dispute shall be documented and returned to both Parties. If after following the Informal Dispute Resolution Procedures (including all escalations described in Section 5.2(a)(i)), either Party reasonably believes that resolution is not possible without further escalation, either Party may resolved such Dispute as described in Section 5.3 below.

5.3	Formal Dispute Resolution Procedures. Subject to Section 5.1 of this Schedule, a Party may resolve a Dispute by submitting such Dispute through litigation in accordance with Article 19 of the MPSA.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Schedule 7

SEE SCHEDULE IN EACH APPLICABLE SUPPLEMENT

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Schedule 8

Rules, Procedures and Policies

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 8
Rules, Procedures and Policies

1.	INTRODUCTION

1.1    Agreement. This Schedule 8 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, CA 92707, (“CoreLogic”) and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, NJ 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2    References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.	RULES, PROCEDURES AND POLICIES
The CoreLogic Rules, CoreLogic Standards and CoreLogic policies and procedures include the policies and procedures set forth in this Section 2.

(a)
The “Information Security Policy Set” shall include the then-current versions of the following documents that have been provided in writing to Supplier or posted to an internet link; provided, that CoreLogic has provided Supplier notice of such internet link. CoreLogic may add to, modify or subtract from the Information Security Policy Set at any time; provided that CoreLogic provides Supplier with a written copy of or notice of an internet link containing any such addition, modification, or subtraction.

Policy 1 - Information Security Organization
Policy 2 - Classifying and Handling Information
Policy 3 - Securing and Accessing Systems
Policy 4 - Personnel and Facilities
Policy 5 - Detecting and Responding to Incidents
Policy 6 - Secure Application Development
Policy 7 - Planning for Business Continuity
Policy 8 - Information Privacy
Policy 9 - Password Management Policy
Policy 10 - Acceptable Use Policy
Application Vulnerability Assessment Standard
Change Management Standard
Information Security Standard
NIST Standard
PCI/EI3PA Standard
Sensitive Data Standard
Facilities Access Standard
Clean Desk Standard

(b)	The “Compliance Policy Set” shall include the then-current versions of the following documents that have been provided in writing to Supplier or posted to an internet link; provided, that CoreLogic has provided Supplier notice of such internet link. CoreLogic may add to, modify or subtract from the Compliance Policy Set at any time; provided that CoreLogic provides Supplier with a written copy of or notice of an internet link containing any such addition, modification, or subtraction.
Anti-Bribery and Foreign Corrupt Practices Act Policy
Identity Theft Red Flags Policy
Social Media Policy
Vendor Risk Management Policy
Identity Theft Red Flags Standard
Vendor Risk Management Standard

(c)
The “CoreLogic Code of Ethics and Conduct” shall mean the then-current version of the CoreLogic Code of Ethics and Conduct that have been provided in writing to Supplier or posted to an internet link; provided, that CoreLogic has provided Supplier notice of such internet link. CoreLogic shall be permitted to modify the CoreLogic Code of Ethics and Conduct at any time; provided that CoreLogic provides Supplier with a written copy of or notice of an internet link containing any such addition, modification, or subtraction.

(d)
The “CoreLogic Privacy Policy” shall include the then-current version of CoreLogic's corporate privacy policy and any privacy policy applicable to a specific CoreLogic business unit that have been provided in writing to Supplier or posted to an internet link; provided, that CoreLogic has provided Supplier notice of such internet link. CoreLogic shall be permitted to modify the CoreLogic Privacy Policy at any time; provided that CoreLogic provides Supplier with a written copy of or notice of an internet link containing any such addition, modification, or subtraction.

2.2    Additional CoreLogic Information Security Requirements. In addition to the information security controls set forth in Section 13.2(b) of the MPSA and the Information Security Policy Set, Supplier shall comply with the information security controls designated by *** and provided in writing or via an internet link to Supplier; provided that, if any such information security controls meet the definition of New Services, the implementation of such controls/changes shall be handled in accordance with Section 4.3 of the MPSA. Subject to the foregoing sentence, in the event of a conflict between the Agreement and the information security controls requested by ***, *** shall designate which information security controls to implement in order to resolve such conflict.

2.3    Additional Business Continuity and Disaster Recovery Services Requirements. In addition to the business continuity and disaster recovery services requirements set forth in Section 9.14 of the MPSA and the Information Security Policy Set, Supplier shall comply with the business continuity and disaster recovery services requirements requested by ***; provided that, if any such business continuity and disaster recovery services requirements meet the definition of New Services, the implementation of such requirements/changes shall be handled in accordance with Section 4.3 of the MPSA. Subject to the foregoing sentence, in the event of a conflict between the Agreement and the business continuity and disaster recovery services requirements requested by ***, *** shall designate which business continuity and disaster recovery services requirements to implement in order to resolve such conflict.

2.4    *** Supplier Ethics Hotline. During the term of the Agreement, Supplier shall operate and maintain, at no cost to CoreLogic an *** toll-free hotline that permits Supplier Personnel to report allegations of ethical misconduct, and violations of Laws. To the extent practicable and not restricted by Law or contract, Supplier shall immediately notify CoreLogic if Supplier receives any allegations involving fraud, embezzlement, theft or misconduct that is likely to have an adverse impact on the Services or CoreLogic.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Schedule 9

Insurance Requirements

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 9
Insurance Requirements

1.	INTRODUCTION

1.1
Agreement. This Schedule 9 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company with principal offices at 4 First American Way, Santa Ana, CA 92707, (“CoreLogic”) and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, NJ 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.	INSURANCE

2.1
Requirements. Supplier agrees to keep in full force and effect and maintain at its sole cost and expense the below policies of insurance with at least the specified minimum limits of liability during the term of this Agreement and during any period thereafter for which Supplier is providing Disengagement Services under the Agreement. Supplier agrees that any policies listed below that are written on a “claims made” basis shall remain in full force and effect for an additional *** year period following completion of the term of this Agreement and any period thereafter for which Supplier is providing Disengagement Services under the Agreement.

(a)
Workers' Compensation limits in accordance with applicable Law and Employer's Liability Insurance with minimum limits for bodily injury of $*** per employee by accident / $*** per employee by disease / $*** policy limit by disease (or, if higher, the policy limits required by applicable Law).

(b)
Commercial General Liability Insurance (including coverage for contractual liability assumed by Supplier under this Agreement, premises-operations, completed operations-products, independent contractors, and explosion, collapse, and underground property damage hazards) providing coverage for bodily injury, personal injury and property damage with combined single limits of not less than $*** per occurrence and $*** in the aggregate.

(c)
Commercial Business Automobile Liability Insurance including coverage for all owned, non-owned, leased, and hired vehicles providing coverage for bodily injury and property damage liability with combined single limits of not less than $*** per accident, except as may otherwise be required by applicable Law.

(d)
Professional Liability (also known as Errors and Omissions Liability) and Cyber Risk Insurance covering acts, errors and omissions arising out of Supplier's operations or Services in an amount not less than $*** per claim and in the annual aggregate.

(e)
The coverages specified in subsections (a) through (c) of this Section 2.1 may be provided with a combination of primary and excess insurance policies. The policy limit for excess coverage shall be such that when added to the primary coverages, the combination of the policy limits shall be no less than $*** per occurrence and in the aggregate where applicable.

(f)
Comprehensive Crime Insurance or Blanket Fidelity Bond, including Employee Dishonesty and Computer Fraud Insurance covering losses arising out of or in connection with any fraudulent or dishonest acts committed by Supplier Personnel, acting alone or with others, in an amount not less than $*** per event.

(g)	All-risk property insurance covering loss or damage to Supplier owned or leased Equipment and other assets in an amount not less than the full replacement cost of such Equipment and assets.

2.2
Approved Companies. All such insurance shall be procured with reputable insurance companies and in such form as is usual and customary to Supplier's business. Such insurance companies shall maintain a rating at least *** and be at least a *** as both criteria are defined in the most current publication of Best's Policyholder Guide.

2.3
Endorsements. Supplier's insurance policies as required herein under Sections 2.1(b) and 2.1(c) shall name CoreLogic *** and their respective officers, directors and employees as “additional insureds” for any and all liability arising at any time in connection with Supplier's or Supplier Personnel's performance under this Agreement. The Supplier insurance policies required under Section 2.1(f) and (g) shall include CoreLogic *** and their respective officers, directors and employees as “loss payees” for any and all liability arising at any time in connection with Supplier's or Supplier Personnel's performance under this Agreement. Should any policy expire or be canceled during the term of the Agreement and Supplier fails to immediately procure replacement insurance as specified, CoreLogic may procure such insurance upon thirty (30) days prior written notice to Supplier and deduct the reasonable premiums associated with such replacement insurance from any amounts owed to Supplier under this Agreement. Policies provided pursuant to Sections 2.1(a), 2.1(b), 2.1(c), and 2.1(g) shall provide that the insurance companies waive *** CoreLogic, the Eligible Recipients, and each of their respective officers, directors, and employees to the extent of Supplier's indemnification obligations. With respect to matters pertaining to the Services or Supplier's obligations under this Agreement, all insurance afforded to CoreLogic under this Schedule 9 shall be primary insurance and any other valid insurance existing for CoreLogic's benefit shall be excess of such primary insurance and non-contributory with respect to any insurance or self-insurance maintained by CoreLogic or the Eligible Recipients. Supplier shall obtain such endorsements to its policy or policies of insurance as are necessary to cause the policy or policies to comply with the conditions stated herein.

2.4
Certificates. Upon request by CoreLogic, Supplier shall provide CoreLogic with certificates of insurance evidencing Supplier's compliance with this Schedule 9 (including certificates evidencing renewal of such insurance or new insurance policies) signed by authorized representatives of the respective carriers for each year that this Agreement is in effect. Supplier shall provide a notice to CoreLogic of cancellation of the insurance required under this Schedule 9 at least thirty (30) days in advance of such cancellation.

2.5
No Implied Limitation. The obligation of Supplier and its Affiliates to provide the insurance specified herein shall not limit in any way any obligation or liability of Supplier provided elsewhere in this Agreement. The rights of CoreLogic, its Affiliates and the Eligible Recipients to insurance coverage under policies issued to or for the benefit of CoreLogic, its Affiliates and the Eligible Recipients are independent of this Agreement shall not be limited by this Agreement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Schedule 10

Collaboration Between the Parties

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 10
Collaboration Between the Parties

1.	INTRODUCTION

1.1
Agreement. This Schedule 10 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company with principal offices at 4 First American Way, Santa Ana, CA 92707, (“CoreLogic”) and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, NJ 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3	Purpose. This Schedule sets forth each Party's obligations under the Agreement with respect to collaboration on potential opportunities to serve clients.

1.4
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.	MINIMUM AGREEMENT BY THE PARTIES WITH RESPECT TO COLLABORATION

2.1
The Parties agree to work in good faith to discuss and agree to governance structures to facilitate collaboration between the Parties with respect to pursuing new business opportunities with existing and potential new clients of each Party during the Term. Notwithstanding the foregoing, the Parties agree to the following:

(a)
A “***” means a situation in which the *** competes with and takes business from *** with respect to the specific services as provided by *** to each specific *** receiving such services within the *** of ***. The Parties may also mutually agree that a *** will be within the scope of a ***.

(b)	If a *** occurs, *** may elect to do one or both of the following upon written notice to ***:

(i)
*** (i.e., *** waiting for *** (*) _____) *** the *** that are directly impacted by such *** pursuant to Section *** of the MPSA without *** of any ***; provided, however, that except as set forth in Section 2.1(b)(ii) such a *** would not *** in a *** in the *** .

(ii)
*** the*** by an*** to the actual *** by *** as a result of such *** business.  For example, if *** enters into an *** to provide *** to *** ABC, and *** such services at a *** of $*** million revenue per year with *** performing such services on a *** basis, the *** would be reduced by $*** million in each subsequent year of the ***.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

SCHEDULE 11

MINIMUM REVENUE COMMITMENT AND TERMINATION CHARGES

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 11
Minimum Revenue Commitment and Termination Charges
1.INTRODUCTION

1.1
Agreement. This Schedule 11 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, CA 92707 (“CoreLogic”), and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3
Purpose. This Schedule sets forth the Parties' entire agreement with respect to the Minimum Revenue Commitment and Termination Charges. Unless otherwise expressly provided in a Supplement, (i) there shall be no commitment by CoreLogic to provide Supplier with a level of revenue or volume of requested Services and (ii) there shall be no Termination Charges associated with any termination in whole or in part by CoreLogic pursuant to Article 20 of the MPSA, in each case other than as expressly provided in this Schedule 11. Notwithstanding the foregoing, if a *** for *** is owed pursuant to Section 21.2 of Supplement A (as such term is defined therein), it shall not be considered Termination Charges, and shall be separate from, and in addition to, the Termination Charges identified in this Schedule 11.

1.4
Term of Obligations. Each Party's obligations under this Schedule shall be applicable for the five (5) year period after the Effective Date (the “MRC Period”); provided that CoreLogic's obligation to pay an Annual Shortfall Payment pursuant to Section 2.4, CoreLogic's obligation to pay Termination Charges pursuant to Section 3, and Supplier's obligation to issue a *** pursuant to Section 2.5(b)(i) shall survive the MRC Period as well as any termination of the MPSA. Thereafter, unless otherwise expressly provided in a Supplement, CoreLogic shall have no Minimum Revenue Commitment obligations, and there shall be no Termination Charges associated with any termination of the Agreement or any Supplement in whole or in part by CoreLogic pursuant to Article 20 of the MPSA.

1.5
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA. The following terms have the meanings set forth below:

(a)	“Actual Partial Termination Payment” shall have the meaning set forth in Section 3.4(c).

(b)	“Actual Termination Charges” shall have the meaning set forth in Section 3.1.

(c)	“Annual MRC Portion” shall have the meaning set forth in Section 2.2.

(d)
“Annual Qualifying Revenue” means, for each applicable Contract Year, (i) the Qualifying Revenue paid to Supplier and its Affiliates during such Contract Year, plus (ii) the Annual Surplus, if any, from the prior Contract Year, less (iii) any Annual Shortfall that did not result in the payment by CoreLogic of an Annual Shortfall Payment, if any, from the prior Contract Year. For clarity, in accordance with the calculations set forth in Section 2, there cannot be an Annual Surplus and an Annual Shortfall simultaneously for any single Contract Year. The following formula restates the calculation description above:

Annual Qualifying Revenue = Qualifying Revenue during Contract Year + Annual

Surplus - Annual Shortfall

(e)	“Annual Shortfall” shall have the meaning set forth in Section 2.4.

(f)	“Annual Shortfall Payment” shall have the meaning set forth in Section 2.4.

(g)	“Annual Shortfall Ratio” shall have the meaning set forth in Section 2.4.

(h)	“Annual Surplus” shall have the meaning set forth in Section 2.5(a).

(i)	“Compensation Factor” means $*** million.

(j)	“Minimum Revenue Commitment” shall have the meaning set forth in Section 2.1.

(k)	“MRC Period” shall have the meaning set forth in Section 1.4.

(l)	“Potential Termination Charge” shall have the meaning set forth in Section 3.2(a).

(m)	“Qualifying Revenue” means:

(i)	Charges paid by CoreLogic and the Eligible Recipients to Supplier or its Affiliates for Services performed *** the ***;

(ii)	amounts paid by CoreLogic and the Eligible Recipients to Supplier or its Affiliates for services performed *** or *** or ***; and

(iii)	amounts paid by CoreLogic and the Eligible Recipients to Supplier or its Affiliates for services performed *** by *** and *** to ***of the *** for the *** of *** that are the *** the ***;

1.6
in each case net of any amounts that are later refunded to CoreLogic or an Eligible Recipient (e.g., refunds of overcharges discovered by an audit), but excluding *** and ***. Qualifying Revenue does not include (i) with respect to the Agreement, *** (e.g., amounts paid to Supplier *** from *** pursuant to Supplement A) (ii) any *** or *** invoiced by Supplier or (iii) Annual Shortfall Payments, Actual Termination Charges, a *** for ***, if any, or Actual Partial Termination Payments.

(a)	“Service Area Percentage” shall have the meaning set forth in Section 3.4(a).

(b)	“Shortfall Earn-Back Credit” shall have the meaning set forth in Section 2.5(b)(i).

(c)	“Surplus Ratio” shall have the meaning set forth in Section 2.5(b)(i).

(d)	“Termination Charge Percentage” shall have the meaning set forth in Section 3.3.

(e)	“Total MRC” shall have the meaning set forth in Section 2.1.

(f)
“Total Qualifying Revenue” means, at the point in time calculated, the aggregate amount of Annual Qualifying Revenue for each of the prior Contract Years, plus the Annual Qualifying Revenue paid for the Contract Year in which such sum is being calculated.

(g)	“Total Shortfall” shall have the meaning set forth in Section 3.2(b).

(h)	“Total Shortfall Ratio” shall have the meaning set forth in Section 3.2(c).

2.	MINIMUM REVENUE COMMITMENT

2.1
Overview. CoreLogic agrees to provide Supplier and its Affiliates with Qualifying Revenue during the MRC Period in an amount no less than $323,526,477, as adjusted for inflation below in Section 2.3 (the “Minimum Revenue Commitment” or “Total MRC”).

2.2
Annual MRC Portions. While the Total MRC represents a commitment to a cumulative amount of Qualifying Revenue during the MRC Period, the Parties have agreed to measure CoreLogic's progress in achieving the Total MRC on a Contract Year basis in accordance with this Section 2. The annual portions of the MRC (each, an “Annual MRC Portion”) are as follows:

Contract Year 1: $***
Contract Year 2: $***
Contract Year 3: $***
Contract Year 4: $***
Contract Year 5: $***

2.3
ECA Adjustment of Annual MRC Portions. The Annual MRC Portions shall not be subject to any ECA Adjustment (as defined in Section 13.3 of Schedule A-4) during the first Contract Year. Thereafter, at the beginning of each Contract Year during the MRC Period, the Annual MRC Portions for the remaining Contract Years during the MRC Period shall be adjusted by the Inflation Factor for such Contract Year, provided that *** there is *** Actual Inflation for such Contract Year, and *** there is ***, such Annual MRC Portions shall be *** by the percentage of ***. For example, at the beginning of Contract Year 2, the Annual MRC Portions for Contract Years 2 through 5 would be adjusted, and in Contract Year 4, the Annual MRC Portions for Contract Years 4 and 5 would be adjusted, in each case as described above. Such ECA Adjustments shall result in a corresponding adjustment to the MRC Total set forth in Section 2.1, and the updated Total MRC after each applicable Contract Year's ECA Adjustment shall be equal to the sum of all of the Annual MRC Portions (i.e., the Annual MRC Portions for Contract Years 1 through 5). For clarity, the ECA Adjustments described in this Section 2.3 shall not be applied directly to the Total MRC, but instead shall be applied to the applicable Annual MRC Portions, the sum of which shall result an updated Total MRC.

2.4
Annual Shortfall Payments. If, for any applicable Contract Year, the Annual Qualifying Revenue is less than the Annual MRC Portion for such Contract Year (an “Annual Shortfall”, the amount of which shall be the difference between the Annual MRC Portion and the Annual Qualifying Revenue), Supplier shall, subject to CoreLogic's right to dispute amounts in good faith pursuant to Section 12.4 of the MPSA, invoice CoreLogic, and CoreLogic shall pay to Supplier, an amount equal to the product of the Annual Shortfall Ratio and the Compensation Factor (the “Annual Shortfall Payment”), where the “Annual Shortfall Ratio” is equal to the Annual Shortfall divided by the Total MRC (assessed as of the beginning of the Contract Year for which the Annual Shortfall Payment is being calculated). The following formulas restate the calculation descriptions above:

Annual Shortfall = Annual MRC Portion - Annual Qualifying Revenue
Annual Shortfall Ratio = Annual Shortfall / Total MRC
Annual Shortfall Payment = Annual Shortfall Ratio x Compensation Factor
Notwithstanding the foregoing, if the Annual Shortfall for any applicable Contract Year other than Contract Year 5 is equal to or less than *** percent (***%) of the Annual MRC Portion, Supplier shall not invoice CoreLogic for an Annual Shortfall Payment. Instead, the full amount of the Annual Shortfall shall be subtracted from the Qualifying Annual Revenue for the immediately following Contract Year for purposes of calculating whether there is an Annual Shortfall or an Annual Surplus for such immediately following Contract Year. The full amount of the Annual Shortfall, if any, in Contract Year 5 shall be included in the calculation of the Annual Shortfall Payment set forth above in the first portion of this Section 2.4, without regard to this paragraph.

2.5	Annual Surpluses.

(a)
Carry-Forward. If, for any applicable Contract Year, the Annual Qualifying Revenue is greater than the Annual MRC Portion for such Contract Year (an “Annual Surplus”, the amount of which shall be the difference between the Annual Qualifying Revenue and the Annual MRC Portion), *** of the Annual Surplus shall be added to the Annual Qualifying Revenue for the immediately following Contract Year for purposes of calculating whether there is an Annual Shortfall or Annual Surplus for such immediately following Contract Year. The following formula restates the calculation description above:

Annual Surplus = Annual Qualifying Revenue *** Annual MRC Portion

(b)	Earn-Back of Annual Shortfall Payments.

(i)
Notwithstanding Section 2.5(a) and subject to Section 2.5(b)(ii), if there is an Annual Surplus for a Contract Year, and CoreLogic has paid one or more Annual Shortfall Payments for prior Contract Years, Supplier shall issue a credit to CoreLogic in an amount equal to the product of the Surplus Ratio and the Compensation Factor (each, a “Shortfall Earn-Back Credit”), where the “Surplus Ratio” is equal to the Annual Surplus divided by the Total MRC; provided that the Shortfall Earn-Back Credit shall not exceed *** of all Annual Shortfall Payments paid by CoreLogic for prior Contract Years. The following formulas restate the calculation descriptions above:

Surplus Ratio = Annual Surplus / Total MRC
Shortfall Earn-Back Credit = Surplus Ratio x Compensation Factor
*** remaining Annual Surplus that is not applied toward the calculation of a Shortfall Earn-Back Credit shall be carried forward to the subsequent Contract Year as an Annual Surplus in accordance with Section 2.5(a).

(ii)
For Contract Year 2 only, the Shortfall Earn-Back Credit process described in Section 2.5(b)(i) shall not apply, and *** of any Annual Surplus for such Contract Year shall be carried forward to Contract Year 3 as an Annual Surplus in accordance with Section 2.5(a).

2.6
Partial Termination - Reduction of Minimum Revenue Commitment. In the event of a termination of a Service Area under Supplement A, subject to CoreLogic's payment of any Actual Partial Termination Payments due in accordance with Section 3.4, the Minimum Revenue Commitment set forth in this Section 2 shall be reduced pursuant to the terms of, and as calculated in accordance with, Section 3.4(d).

2.7
Satisfaction of Total MRC. If, at any point during the MRC Period, the Total Qualifying Revenues are equal to or greater than the Total MRC, CoreLogic shall have no further obligations with respect to the Minimum Revenue Commitment and the provisions of this Schedule 11.

2.8	Sole Remedy. Supplier's sole remedy for CoreLogic's failure to satisfy the Minimum Revenue Commitment described in this Section 2 shall be payment of the Annual Shortfall Payments by CoreLogic.

3.	TERMINATION CHARGES

3.1
Overview. Unless otherwise expressly provided in a Supplement (provided that the Parties hereby agree that there are no additional Termination Charges provided in Supplement A), this Section 3 sets forth the only Termination Charges associated with a termination by CoreLogic of all or any portion of the Agreement or a Supplement. Notwithstanding the foregoing, any *** for *** Fee that may be due pursuant to Section 21.2 of Supplement A (as such term is defined therein) shall not be considered Termination Charges, and shall be separate from, and in addition to, the Termination Charges identified in this Section 3. Section 3.2 sets forth the method for calculating the Potential Termination Charges (as defined below) in the event of a termination of the entire Agreement, which is an amount that is based on any shortfall in CoreLogic's commitment to achieve the Total MRC, independent of the reason for CoreLogic's termination. The actual amount of Termination Charges that CoreLogic shall be obligated to pay in connection with a termination (the “Actual Termination Charges”) shall be calculated as the product of the Potential Termination Charge and the Termination Charge Percentage associated with the underlying right by which CoreLogic is terminating (set forth in Schedule 11.1), as more fully described in Section 3.3. Section 3.4 addresses adjustments to be made to the Total MRC and the Annual MRC Portions in the event of a partial termination of one or more Service Areas under Supplement A.

3.2	Potential Termination Charge.

(a)
In the event of a termination of the entire Agreement by CoreLogic for any reason, or by Supplier pursuant to Section 20.1(b) of the MPSA, the “Potential Termination Charge” shall be equal to the product of the Total Shortfall Ratio and the Compensation Factor, less the sum of *** Annual Shortfall Payments that were not offset by Short-Fall Earn-Back Credits.

(b)
The “Total Shortfall”, if any, shall be equal to the difference between the Total MRC and the Total Qualifying Revenue; provided that if the Total Qualifying Revenue is equal to or greater than the Total MRC, the Total Shortfall shall be zero (0) and, pursuant to Section 2.7, there shall be no Actual Termination Charges payable by CoreLogic.

(c)	The “Total Shortfall Ratio” shall be equal to the Total Shortfall divided by the Total MRC.

(d)	The following formulas restate the calculation descriptions above:
Total Shortfall = Total MRC - Total Qualifying Revenue
Total Shortfall Ratio = Total Shortfall / Total MRC
Potential Termination Charge = Total Shortfall Ratio x Compensation Factor

3.3
Calculation of Actual Termination Charge. After the Potential Termination Charge has been determined pursuant to Section 3.2, the Actual Termination Charges shall be equal to the product of the Potential Termination Charge and the Termination Charge Percentage. The applicable “Termination Charge Percentage” is determined based on the MPSA provision pursuant to which the right of termination arises, as set forth in Schedule 11.1 attached hereto. The following formula restates the calculation description above:

Actual Termination Charges = Potential Termination Charges x Termination Charge Percentage
Upon CoreLogic's payment of the Actual Termination Charges in the event of a complete termination in whole of the Agreement, as calculated in accordance with this Section 3.3, CoreLogic shall have no further obligations with respect to the Minimum Revenue Commitment and the related provisions of this Schedule 11.

3.4	Partial Termination - By Service Area.

(a)
If CoreLogic elects to terminate an entire Service Area in Supplement A without terminating the entire Agreement, the Potential Termination Charge associated with such Service Area termination shall be equal to the Potential Termination Charge that would have been applicable to a termination of the entire Agreement multiplied by the Service Area Percentage for such Service Area. The “Service Area Percentage” means the percentage of the Total MRC that such Service Area represented as a portion of the Services contemplated by the Minimum Revenue Commitment as of the Effective Date, and the Service Area Percentage for each Service Area is set forth in Schedule 11.2 attached hereto. At the beginning of each Contact Year after the first Contract Year, the Parties shall recalculate the Service Area Percentages in accordance with the next sentence, and such recalculated Service Area Percentages shall be applicable for such Contract Year until the next Contract Year's recalculation. For each annual recalculation, the Parties shall determine the amount of Qualifying Revenue that is attributable to the Service Areas (i.e., by excluding any other non-Service Area portions of Qualifying Revenue such as Charges from Supplements other than Supplement A or charges from other agreements between the Parties) and then calculate the percentage of such amount that each Service Area represents, with the total of all Service Area Percentages being equal to one hundred percent (100%) of such amount. The following formula restates the calculation for determining the Potential Termination Charge associated with a termination of an individual Service Area:

Potential Termination Charge (By Service Area) = Potential Termination Charge (Full Termination) x Service Area Percentage

(b)
For example, if the Potential Termination Charge that would have been applicable to a termination of the entire Agreement was $10 million, and the Service Area being terminated represented 10% of the Total MRC, the Potential Termination Charge for termination of such Service Area would be $1 million.

(c)
After the Potential Termination Charge for termination of the applicable Service Area has been established, the Actual Termination Charge for such termination, if any, shall be calculated in accordance with Section 3.3 (in each case where such calculation results in an amount greater than zero, an “Actual Partial Termination Payment”).

(d)
In the event of a termination of any Service Area (and, for clarity, regardless of the cause of such termination), subject to the payment of any Actual Partial Termination Payment that may be due in accordance with this Section 3.4, each remaining Annual MRC Portion shall be reduced by an amount equal to the product of the Service Area Percentage and such Annual MRC Portion, including the Annual MRC Portion for the Contract Year in which such termination occurred on a prorated basis that reflects the number of days remaining in such Contract Year. For the avoidance of doubt, in no event shall an Actual Partial Termination Payment constitute, or be counted towards, an Annual Shortfall Payment or be Qualifying Revenue. For example, if, at the end of Contract Year 2, there is an Annual Shortfall greater than 5% of the Annual MRC Portion for such Contract Year, and CoreLogic elects to terminate a Service Area for convenience (pursuant to Section 20.2 of the MPSA) in accordance with this Section 3.4, (i) CoreLogic would pay the Annual Shortfall Payment for Contract Year 3, (ii) CoreLogic would pay the applicable Actual Partial Termination Payment associated with such Service Area, (iii) the Annual MRC Portions for Contract Years 3 through 5 would be reduced in accordance with this Section 3.4(d) and (iv) the amount of the Actual Partial Termination Payment would not be applied to past or future Contract Years as Qualifying Revenue.

(e)
Notwithstanding the foregoing and subject only to the Minimum Revenue Commitment, CoreLogic may, in its sole discretion, determine whether to (i) terminate an entire Service Area pursuant to Section 20.2 of the MPSA, thus giving rise to Actual Termination Charges calculated in accordance with this Section 3.4 and a reduction of the remaining Annual MRC Portions in accordance with Section 3.4, or (ii) reduce the scope of Services for such Service Area to zero (0). In the case of clause (ii), CoreLogic shall pay no Actual Termination Charges, but CoreLogic shall remain responsible for the achieving the unadjusted Minimum Revenue Commitment with other Qualifying Revenue.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 11.1
Termination Charge Percentages

MPSA Section	Termination Right	Percentage
4.2(h)	CoreLogic's termination for cause during Transition Services	***%
9.14(d)(i)	CoreLogic's termination of Service Area or affected portion of a Supplement after ten (10) days for Supplier's failure to resume Services after Force Majeure Event.	***%
9.14(d)(ii)	CoreLogic's termination of Service Area or affected portion of a Supplement after thirty (30) days for Supplier's failure to resume Services after Force Majeure Event.	***%
20.1(a)	CoreLogic's termination for cause	***%
20.1(b)	Supplier's termination for cause	***%
20.2	CoreLogic's termination for convenience	***%
20.3(a)	CoreLogic's termination right for certain changes in Control of Supplier.	***%
20.3(b)	CoreLogic's termination if a Direct CoreLogic Competitor acquires Control of Supplier.	***%
20.4	CoreLogic's termination upon CoreLogic's merger or acquisition	***%
20.5	CoreLogic's termination for Supplier's insolvency	***%
20.7	CoreLogic's termination for ***	***%

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 11.2

Service Area Percentages

Service Area	Percentage
Escrow Flood and Spatial (BPO) Services	***%
Escrow Flood and Spatial (ITO) Services	***%
EST Tax Servicing (BPO) Services	***%
EST Outsourcing (BPO) Services	***%
BIS Technology Tax (ITO) Services	***%
OTS (BPO) Services	***%
Valuation (BPO) Services	***%
BIS Technology OTS Valuation (ITO) Services	***%
BIS Technology OTS (ITO) Services	***%
Corporate Software (ITO) Services	***%
Corporate Production (BPO) Services	***%
Data and Analytics Software Support (ITO) Services	***%
Data and Analytics Production Support (ITO) Services	***%
Total	100%

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

SCHEDULE 12

Direct Supplier Competitors

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 12
Direct Supplier Competitors

1.	INTRODUCTION

1.1
Agreement. This Schedule 12 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, CA 92707 (“CoreLogic”), and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3	Purpose. This Schedule sets forth the Direct Supplier Competitors under the Agreement.

1.4
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.	DIRECT SUPPLIER COMPETITORS

2.1	In accordance with Section 9.10(e) of the MPSA, the Direct Supplier Competitors are as follows:

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Schedule 13

FAR Flow Down Provisions as of Effective Date

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule 13
FAR Flow Down Provisions as of Effective Date

1.	INTRODUCTION

1.1    Agreement. This Schedule 13 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, CA 92707 (“CoreLogic”), and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2    References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3    Purpose. This Schedule notifies Supplier that the FAR Flow Down Provisions set forth herein are required to be flowed down to Supplier.

1.4    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.	FAR FLOW DOWN PROVISIONS

2.1    General. In accordance with Section 9.16 of the MPSA, CoreLogic hereby notifies Supplier that, as of the Effective Date, the following FAR Flow Down Provisions are required to be flowed down to Supplier:

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1) 52.222-50, Combating Trafficking in Persons (FEB 2009) (22 U.S.C. 7104(g)).

Alternate I (AUG 2007) of 52.222-50 (22 U.S.C. 7104 (g)).

(2) 52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553).

(3) 52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Pub. L. 108-77, 108-78)

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[X] (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).

[X] (2) 52.203-13, Contractor Code of Business Ethics and Conduct (APR 2010)(Pub. L. 110-252, Title VI, Chapter 1 (41 U.S.C. 251 note)).

[] (3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

[] (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (JUL 2010) (Pub. L. 109-282) (31 U.S.C. 6101 note).

[] (5) 52.204-11, American Recovery and Reinvestment Act-Reporting Requirements (JUL 2010) (Pub. L. 111-5).

[X] (6) 52.209-6, Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or

Proposed for Debarment (DEC 2010) (31 U.S.C. 6101 note). (Applies to contracts over $30,000). (Not applicable to subcontracts for the acquisition of commercially available off-the-shelf items).

[] (7) 52.219-3, Notice of Total HUBZone Set-Aside or Sole-Source Award (JAN 2011) (15 U.S.C. 657a).

[X] (8) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (JAN 2011) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

[] (9) [Reserved]

[] (10)(i) 52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644).

[] (ii) Alternate I (Oct 1995) of 52.219-6.

[] (iii) Alternate II (Mar 2004) of 52.219-6.

[] (11)(i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).

[] (ii) Alternate I (Oct 1995) of 52.219-7.

[] (iii) Alternate II (Mar 2004) of 52.219-7.

[X] (12) 52.219-8, Utilization of Small Business Concerns (JAN 2011) (15 U.S.C. 637(d)(2) and (3)).

[] (13)(i) 52.219-9, Small Business Subcontracting Plan (JAN 2011) (15 U.S.C. 637(d)(4)).

[] (ii) Alternate I (Oct 2001) of 52.219-9.

[] (iii) Alternate II (Oct 2001) of 52.219-9.

[] (iv) Alternate III (JUL 2010) of 52.219-9.

[] (14) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a)(14)).

[] (15) 52.219-16, Liquidated Damages--Subcontracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)).

[] (16)(i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (OCT 2008) (10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer.)

[] (ii) Alternate I (June 2003) of 52.219-23.

[X] (17) 52.219-25, Small Disadvantaged Business Participation Program--Disadvantaged Status and Reporting (APR 2008) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

[] (18) 52.219-26, Small Disadvantaged Business Participation Program--Incentive Subcontracting (Oct 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

[] (19) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004) (15 U.S.C. 657 f).

[X] (20) 52.219-28, Post Award Small Business Program Rerepresentation (APR 2009) (15 U.S.C 632(a)(2)).

[X] (21) 52.222-3, Convict Labor (June 2003) (E.O. 11755).

[] (22) 52.222-19, Child Labor--Cooperation with Authorities and Remedies (JUL 2010) (E.O. 13126).

[X] (23) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).

[X] (24) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246).

[X] (25) 52.222-35, Equal Opportunity for Veterans (SEP 2010) (38 U.S.C. 4212).

[X] (26) 52.222-36, Affirmative Action for Workers with Disabilities (Oct 2010) (29 U.S.C. 793).

[X] (27) 52.222-37, Employment Reports on Veterans (SEP 2010) (38 U.S.C. 4212).

[X] (28) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496).

[X] (29) 52.222-54, Employment Eligibility Verification (Jan 2009). (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial items as prescribed in 22.1803.)

[] (30)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (May 2008) (42 U.S.C.6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

[] (ii) Alternate I (MAY 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

[] (31) 52.223-15, Energy Efficiency in Energy-Consuming Products (DEC 2007)(42 U.S.C. 8259b).

[] (32)(i) 52.223-16, IEEE 1680 Standard for the Environmental Assessment of Personal Computer Products (DEC 2007) (E.O. 13423).

[] (ii) Alternate I (DEC 2007) of 52.223-16.

[X] (33) 52.223-18, Contractor Policy to Ban Text Messaging while Driving (SEP 2010) (E.O. 13513).

[] (34) 52.225-1, Buy American Act--Supplies (FEB 2009) (41 U.S.C. 10a-10d).

[] (35)(i) 52.225-3, Buy American Act--Free Trade Agreements-- Israeli Trade Act (JUN 2009) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C 3805 note, Pub. L. 108-77, 108-78, 108-286, 108-302, 109-53 and 109-169, 109-283, and 110-138).

[] (ii) Alternate I (Jan 2004) of 52.225-3.

[] (iii) Alternate II (Jan 2004) of 52.225-3.

[X] (36) 52.225-5, Trade Agreements (AUG 2009) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

[X] (37) 52.225-13, Restrictions on Certain Foreign Purchases (JUN 2008) (E.O.'s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

[] (38) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).

[] (39) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150).

[] (40) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

[] (41) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

[] (42) 52.232-33, Payment by Electronic Funds Transfer--Central Contractor Registration (Oct 2003) (31 U.S.C. 3332).

[X] (43) 52.232-34, Payment by Electronic Funds Transfer--Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332).

[] (44) 52.232-36, Payment by Third Party (FEB 2010) (31 U.S.C. 3332).

[] (45) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

[] (46)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631).

[] (ii) Alternate I (Apr 2003) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[] (1) 52.222-41, Service Contract Act of 1965 (Nov 2007) (41 U.S.C. 351, et seq.).

[] (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

[] (3) 52.222-43, Fair Labor Standards Act and Service Contract Act--Price Adjustment (Multiple Year and Option Contracts) (Sep 2009) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

[] (4) 52.222-44, Fair Labor Standards Act and Service Contract Act--Price Adjustment (Sep 2009) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

[] (5) 52.222-51, Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment--Requirements (Nov 2007) (41 U.S.C. 351, et seq.).

[] (6) 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services--Requirements (FEB 2009) (41 U.S.C. 351, et seq.).

[] (7) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations. (MAR 2009)(Pub. L. 110-247)

[] (8) 52.237-11, Accepting and Dispensing of $1 Coin (SEP 2008) (31 U.S.C. 5112(p)(1)).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records--Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause--

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (APR 2010) (Pub. L. 110-252, Title VI, Chapter 1 (41 U.S.C. 251 note)).

(ii) 52.219-8, Utilization of Small Business Concerns (DEC 2010) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $650,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(iii) [Reserved]

(iv) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246).

(v) 52.222-35, Equal Opportunity for Veterans (SEP 2010) (38 U.S.C. 4212).

(vi) 52.222-36, Affirmative Action for Workers with Disabilities (Oct 2010) (29 U.S.C. 793).

(vii) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(viii) 52.222-41, Service Contract Act of 1965 (Nov 2007) (41 U.S.C. 351, et seq.).

(ix) 52.222-50, Combating Trafficking in Persons (FEB 2009) (22 U.S.C. 7104(g)).

Alternate I (AUG 2007) of 52.222-50 (22 U.S.C. 7104(g)).

(x) 52.222-51, Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment--Requirements "(Nov 2007)" (41 U.S.C. 351, et seq.).

(xi) 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services-Requirements (FEB 2009)(41 U.S.C. 351, et seq.).

(xii) 52.222-54, Employee Eligibility Verification (JAN 2009)

(xiii) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations. (MAR 2009)(Pub. L. 110-247). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xiv) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Schedule 14

Approved Benchmarkers

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 14
Approved Benchmarkers

1.	INTRODUCTION

1.1
Agreement. This Schedule 14 (this “Schedule”) is attached to and incorporated by reference in that certain Master Professional Services Agreement by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company with principal offices at 4 First American Way, Santa Ana, CA 92707, (“CoreLogic”) and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, NJ 07666 (“Supplier”) dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and schedules shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

2.	APPROVED BENCHMARKERS

2.1	In accordance with Section 11.6 of the MPSA, Supplier hereby approves the following Benchmarkers:
•***
•***
•***
•***
•***
•***
•***
•***
•***

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Annex 1
Form of Supplement

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Annex 1
Form of Supplement
SUPPLEMENT [_] TO
MASTER PROFESSIONAL SERVICES AGREEMENT
This Supplement [_] (this “Supplement”) is entered into effective [________], 20[__] (the “Supplement Effective Date”) by and between [CoreLogic Real Estate Solutions, LLC], a [_______] corporation having a principle place of business at [_____________] (“CoreLogic”), and [Cognizant Technology Solutions U.S. Corporation], a [Delaware corporation] having a principal place of business at [500 Frank W. Burr Blvd., Teaneck, New Jersey 07666] (“Supplier”) (collectively, the “Parties” and each, a “Party”).
This Supplement is entered into pursuant to and subject to that certain Master Professional Services Agreement (“Master Professional Services Agreement” or “MPSA”) dated as of August 17, 2011 by and between the Parties, the terms of which, except as may be expressly modified or excluded herein, are incorporated herein by reference.
NOW THEREFORE, in consideration of the mutual promises contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	INTRODUCTION.

1.1
Precedence of Obligations. The Parties acknowledge that certain obligations may be set forth in both this Supplement and elsewhere in the MPSA, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 21.13 of the MPSA.

1.2	References. All references in this Supplement [_] to articles, sections and schedules shall be to this Supplement, unless another reference is provided.

1.3	Associated Supplement Documents.
This Supplement includes each of the following Schedules, all of which are incorporated into this Supplement by this reference:
Schedule [_]-1    Definitions
Schedule [_]-2    Services
Schedule [_]-3    Service Levels
Schedule [_]-4    Pricing and Financial Provisions
Schedule [_]-5    Human Resources Provisions
Schedule [_]-6    Governance
Schedule [_]-7    Facilities
Schedule [_]-8    Rules, Procedures and Policies
Schedule [_]-9    Insurance Requirements
Schedule [_]-10    Reserved
Schedule [_]-11    Invoicing
Schedule [_]-12    Managed Third Parties
Schedule [_]-13    Reserved
Schedule [_]-14    Projects
Schedule [_]-15    Disengagement Services
Schedule [_]-16    Transition Plan
Schedule [_]-17    Disaster Recovery and Business Continuity

1.4	Definitions.

(a)
Schedule 1 to the MPSA is hereby supplemented with the definitions set forth [in Schedule [_]-1 to this Supplement.] or [below:] [Note: The threshold for a Project under this Supplement should be addressed either here in the definitions or elsewhere.]

(b)	The definitions added by this Supplement to Schedule 1 to the MPSA shall apply only with respect to the Services provided under this Supplement.

2.	SERVICES.
Schedule 2 to the MPSA is hereby supplemented [by Schedule [_]-2 to this Supplement.] or [as follows:]

2.1	Supplier shall perform the Services set forth [in Schedule [_]-2 to this Supplement during the Term of this Supplement.] or [below:]
[This section should describe Supplier's scope of responsibility for providing Services to CoreLogic - it should principally be a description of what Supplier will do, described in broad terms, in contrast to how Supplier will perform the Services. The terms of the MPSA give CoreLogic control or approval rights over certain aspects of how Supplier performs the Services.]

2.2	Deliverables. Supplier shall complete the following Deliverables:
[List and describe Deliverables including target dates.]

2.3	CoreLogic Responsibilities. CoreLogic shall perform the tasks, functions and responsibilities of CoreLogic as set forth [in Schedule [_]-2 to this Supplement.] or [below:]
[Describe any CoreLogic responsibilities.]

3.	SERVICE LEVELS
Schedule 3 to the MPSA is hereby supplemented [by Schedule [_]-3 to this Supplement.] or [as follows:]
Supplier shall provide the Services so as to meet or exceed the Service Levels identified [in Schedule [_]-3 to this Supplement.] or [below:]
[This Schedule describes the methodology for establishing service levels and calculating service level credits, as well as the specific service level metrics that Supplier must meet in providing the Services.]

4.	PRICING AND FINANCIAL PROVISIONS.
Schedule 4 to the MPSA is hereby supplemented [by Schedule [_]-4 to this Supplement.] or [as follows:]
The Charges for Services performed pursuant to this Supplement are set forth [in Schedule [_]-4 to this Supplement.] or [below:]
[Note: This should include the following: Any minimum commitment, ARC/RRCs, Termination Charges, invoice requirements (including form of invoice and escrow account information) and base case.]

5.	HUMAN RESOURES PROVISIONS.
Schedule 5 to the MPSA is hereby supplemented [by Schedule [_]-5 to this Supplement.] or [as follows:]

5.1	Key Supplier Personnel.
In accordance with Section 8.2 of the MPSA, the following positions are Key Supplier Personnel positions under this Supplement and, to the extent applicable, an individual listed for a position is approved by CoreLogic to hold such position as of the Supplement Effective Date:

[This section identifies the Key Supplier Personnel positions, as well as the persons initially filling those positions, if known at signing. The Key Supplier Personnel are typically personnel who occupy strategically important positions in Supplier's account team. Supplier must retain these individuals for the level specified in the “Level of Effort” column for the time specified in the “Committed Period” column.]

Key Supplier Personnel Position	Individual Approved for Position	Level of Effort	Committed Period
[Supplier Account Manager]		[Full Time]	[18 Months]

In accordance with the last sentence of Section 8.2(b) of the MPSA, unless otherwise agreed, Supplier shall not transfer, reassign or remove [_]. [Insert applicable percentage and timeframe for turnover.]

5.2	Knowledge Transfer Personnel.
In accordance with Section 8.2(c) of the MPSA, the following positions are Knowledge Transfer Personnel positions under this Supplement and, to the extent applicable, an individual listed for a position is approved by CoreLogic to hold such position as of the Supplement Effective Date:

Knowledge Transfer Personnel Position	Individual Approved for Position

6.	GOVERNANCE.
Schedule 6 to the MPSA is hereby supplemented [by Schedule [_]-6 to this Supplement.] or [as follows:]
[The parties will manage their relationship under the MPSA using the governance model described in this Schedule (see Section 9.3 of the MPSA).]

6.1	Supplier Account Manager.
In accordance with Section 8.3 of the MPSA, the Supplier Account Manager as of the Supplement Effective Date is [_____]. [Note: If the Supplier Account Manager will be located anywhere other than [------------], that needs to be specified here.]

6.2	CoreLogic Relationship Manager.
In accordance with Section 10.1(a) of the MPSA, the CoreLogic Relationship Manager as of the Supplement Effective Date is [_____].

6.3	Meetings.

In accordance with Section 9.3(b) of the MPSA, in addition to those meetings specified in the MPSA, Transition Plan, Policy and Procedures Manual and Schedule 6, representatives of the Parties shall have the following meetings:
[List any additional meeting requirements specific to this Supplement here.]

7.	FACILITIES.
Schedule 7 to the MPSA is hereby supplemented [by Schedule [_]-7 to this Supplement.] or [as follows:]

7.1	Supplier Facilities.
In accordance with Section 6.1 of the MPSA and in addition to any Supplier Facilities described in Schedule 7 to the MPSA, Supplier may use the following Supplier Facilities for the type of Services indicated for each such facility:

Facility Name and Address	Services to be Provided From Facility

7.2	CoreLogic Facilities.
In accordance with Section 6.2 and Schedule 7 of the MPSA, CoreLogic will provide Supplier with office space and office furniture and the other accommodations required under Section 6.2 of the MPSA in the following CoreLogic Facilities, as more fully described below, for the performance of the Services under this Supplement:
[This section lists the CoreLogic Facilities which Supplier will be permitted to use to provide the Services.]

Facility Name and Address	No. of Supplier Personnel	Description	Duration

8.	RULES PROCEDURES AND POLICIES.
Schedule 8 to the MPSA is hereby supplemented [by Schedule [_]-8 to this Supplement.] or [as follows:]
In accordance with Section 9.1 of the MPSA, the following sections shall be added to or modified in the Policy and Procedures Manual:
[Supplier must update the Policy and Procedures Manual for each Supplement. This section lists the sections of the Policy and Procedures Manual that should be added or modified for this Supplement.]

9.	Insurance Requirements.
Schedule 9 to the MPSA is hereby supplemented [by Schedule [_]-9 to this Supplement.] or [as follows:]
[If this Supplement has any additional insurance requirements, they should be listed here.]

10.	[RESERVED].

11.	THIRD PARTY CONTRACTS.
In accordance with Section 6.6(a) of the MPSA, CoreLogic shall assign to Supplier, and Supplier shall assume and agree to perform all obligations related to, the following Third Party Contracts:
[This section lists Third Party Contracts which will be assigned to Supplier.]

12.	CORELOGIC PROVIDED EQUIPMENT.
In accordance with Section 6.5(e) of the MPSA, CoreLogic shall provide Supplier with the following CoreLogic Provided Equipment for the purpose of performing the Services for the specified period:

CoreLogic Facility Location	Quantity	Description of CoreLogic Provided Equipment	Duration

13.	SERVICE LEVEL CREDITS.
In accordance with Section 7.3 of the MPSA, Supplier will have the opportunity to earn back Service Level Credits [as follows] or [in accordance with Schedule [ ]-3 to this Supplement]:
[Insert earn-back provisions pursuant to which Supplier's services levels will be calculated for purposes of determining whether Service Level Credits are earned back by Supplier.]

14.	INDUSTRY STANDARDS.
In accordance with Section 9.4(d) of the MPSA, Supplier will maintain certification or compliance with the following industry standards:
[List each industry standard certification or compliance here, for example: CCMi Level 3 certification.]

15.	EQUIPMENT REFRESH AND SOFTWARE CURRENCY.
In accordance with Section 9.5(c) of the MPSA, Supplier's Technology and Business Process Plan shall include plans for refreshing Equipment and Software in accordance with the following:
[List any Equipment refresh cycles and responsibilities applicable to the Services under this Supplement.]

16.	SUBCONTRACTORS.
In accordance with Section 9.11(a) of the MPSA, the following Subcontractors are approved by CoreLogic for the provision of the following types of Services under this Supplement:
[This section identifies the pre-approved Supplier Subcontractors, and also should specify which Services each Subcontractor will provide. This list may include some of CoreLogic' current third party contractors who will be engaged by or transitioned to Supplier]

Approved Subcontractor	Service Location	Types of Services

17.	Technology and Business Process Evolution and New Advances.
In accordance with Section 9.12(e) of the MPSA, the following Technology and Business Process Evolution and New Advances are not included in the Charges:
[By default Technology and Business Process Evolution and New Advances are included in the Charges (unless they constitute “New Services”). If there are any exceptions, they should be listed here.]

18.	Personal Data.
In accordance with Section 13.3(a) of the MPSA, Supplier may process and store Personal Data in the following jurisdictions, in addition to those listed in Schedule 7:
[Any additional locations where Supplier may process and store Personal Data for the Services under this Supplement should be listed here.]

19.	Specifications and warranty period for Developed Materials.
In accordance with Section 15.2(c) of the MPSA, any Developed Materials will comply with the following Specifications:
[This section lists the Specifications to which any Developed Materials must materially comply during the warranty period. Also, if any warranty periods differ from those specified in the MPSA for a specific Developed Material, then that should be specified here as well.]

20.	SUPPLIER LAWS.
In accordance with Section 15.7(d) of the MPSA, Supplier shall be responsible for the following compliance functions:
[This section lists any specific compliance functions that Supplier is obligated to perform.]

21.	BENCHMARKING.
[Insert any benchmarking rights or requirements.]

22.	INVOICING.
In accordance with Section 12.1 of the MPSA, Supplier will provide CoreLogic with invoices in the form as specified in Schedule [__]-4 to this Supplement.

23.	TRANSITION.

23.1	Transition Milestones.
Schedule [_]-16 sets forth the Transition Milestones (and associated Deliverable Credits, if any) under this Supplement. [Include a designation of which of the Milestones are “Critical Transition Milestones” (i.e., Milestones that trigger a CoreLogic termination right if Supplier fails to meet them) pursuant to Section 4.2(h)(iii) of the MPSA.]

23.2	Initial Transition Plan.
In accordance with Section 4.2(b) of the MPSA, Schedule [_]-16 sets forth the initial Transition Plan.

23.3	Termination or Suspension of Transition Services.
[Any additional rights for CoreLogic to terminate or suspend Transition Services should be specified here or included with the appropriate Transition Milestones in Schedule [_]-16]

24.	Disengagement Services.
In accordance with Section 20.8 of the MPSA, Supplier shall provide the Disengagement Services specified in Schedule [_]-15 in addition to those Disengagement Services described in Section 20.8.

25.	PROJECTS.
[Use this Section/language only if applicable.]
Schedule [_]-14 specifies the Projects in progress at CoreLogic for which Supplier will assume responsibility for management, delivery, successful completion and ongoing implementation.

26.	[RESERVED].

27.	MANAGED THIRD PARTIES.
In accordance with Section 4.5(c) of the MPSA, Schedule [_]-12 sets forth the Managed Third Parties under this Supplement.

28.	REQUIRED CONSENTS.
The Required Consents applicable to this Supplement are set forth below.
[List any required consents for this Supplement, including any limitations (e.g., location/jurisdiction).]

Required Consents	Responsible Party

29.	[RESERVED]

30.	[DISASTER RECOVERY AND BUSINESS CONTINUITY.
In addition to and without limiting Supplier's obligations under the Agreement, Supplier will adhere to and provide the Services in accordance with the disaster recovery plans and business continuity plans attached as Schedule [_]-17]

31.	CLIENT AUTHORIZED SIGNATORIES.
The CoreLogic personnel set forth below are hereby approved by CoreLogic to execute and initiate Work Orders in connection with this Supplement.

Name	Title/Role

32.	SUPPLEMENT TERM.
The Term of this Supplement shall commence as of 12:00:01 a.m., Eastern Time on the Supplement Effective Date and continue until 11:59:59 p.m., Eastern Time, on [________], 20[__] unless this Supplement is terminated as provided herein or in the MPSA, in which case the Term of this Supplement shall end at 11:59:59 p.m., Eastern Time, on the effective date of such termination or the date to which this Supplement is extended. The Supplement Commencement Date is [__________].

33.	MPSA TERMS.
In accordance with Section 1.1(c) of the MPSA, the following terms and conditions of the MPSA shall be excluded from incorporation into this Supplement:
[By default all of the terms and conditions of the MPSA apply to this Supplement. If there are any terms and conditions from the MPSA that should not apply to this Supplement, they should be listed here.]
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Supplement to be executed by their respective duly authorized representatives as of the Supplement Effective Date.

CORELOGIC REAL ESTATE SOLUTIONS, LLC	[COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION]
By: _________________________________	By:_____________________________________
Title:________________________________	Title:____________________________________
Date:________________________________	Date:____________________________________

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Annex 2
Form of Non-Disclosure Agreement

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Annex 2
Form of Non-Disclosure Agreement

This Non-Disclosure Agreement (“NDA”) is entered into effective [________], 20[__], by and among Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, NJ 07666 (“Disclosing Party”), and [________], a [________] corporation having a principal place of business in [________] (“Receiving Party”) and CoreLogic Real Estate Solutions, LLC, a California limited liability company with principal offices at 4 First American Way, Santa Ana, CA 92707 (“CoreLogic”)
WHEREAS, Disclosing Party and CoreLogic are parties to that certain Master Professional Services Agreement, dated as of August 17, 2011 (the “MPSA”);
WHEREAS, Disclosing Party is the owner and licensor of certain Confidential Information (as defined below)
WHEREAS, CoreLogic has retained Receiving Party to conduct a review and assessment of certain Confidential Information for the purposes set forth in Section __ of the MPSA (the “Purpose”); and
WHEREAS, CoreLogic wishes to disclose, or have Disclosing Party disclose to Receiving Party, and Receiving Party wishes to receive, under the terms and conditions of this NDA, Confidential Information;
NOW THEREFORE, in consideration of the above premises and the promises hereinafter set forth, Receiving Party and Disclosing Party acknowledge and agree as follows:

1.	Confidential Information.
1.1    “Confidential Information” shall mean (i) this NDA and the terms hereof and thereof, (ii) all information (written, oral or visual) marked as “Proprietary”, “Confidential”, or with a similar legend, or otherwise identified in writing promptly after disclosure as proprietary or confidential and (iii) all other information that should reasonably be understood to be confidential, whether or not so marked.

1.2    Confidential Information shall not include information Receiving Party can demonstrate (i) is, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of Receiving Party; (iii) is in the possession of Receiving Party at the time of disclosure to it without obligation of confidentiality; (iv) is received without obligation of confidentiality from a third party having a lawful right to disclose such information and without breach of this NDA or any other agreement by the Receiving Party; or (v) is independently developed by Receiving Party without reference to Confidential Information.

2.	Receiving Party's Duties.
2.1    During the term of this NDA and at all times thereafter, Receiving Party shall not disclose, and shall maintain the confidentiality of, all Confidential Information. Receiving Party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties Confidential Information as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care. Receiving Party may disclose Confidential Information to its employees as and to the extent such disclosure is necessary for the performance of such person's obligations in connection with the Purpose on the condition that, prior to such disclosure, such employees have signed an agreement with Receiving Party with confidentiality provisions substantially equivalent to those set forth herein that are applicable to the Confidential Information.. Receiving Party and CoreLogic jointly and severally assumes full responsibility for the acts or omissions of such persons and must take all reasonable measures to ensure that Confidential Information is not disclosed or used in contravention of this NDA; provided, that CoreLogic's liability shall be limited in accordance with Article 18 of the MPSA.

2.2    Receiving Party shall not (i) make any use or copies of Confidential Information except as contemplated by this NDA and required for the Purpose; (ii) acquire any right in or assert any lien against Confidential Information; (iii) sell, assign, transfer, lease, or otherwise dispose of Confidential Information to third parties or commercially exploit such information, including through derivative works; or (iv) refuse for any reason to promptly provide Confidential Information (including copies thereof) to Disclosing Party if requested to do so.

2.3    Receiving Party shall not be considered to have breached its obligations under this NDA for disclosing Confidential Information as required to satisfy any legal, accounting, or regulatory requirement of a competent government body, provided that, (i) promptly upon receiving any such request and to the extent that it may legally do so, Receiving Party advises Disclosing Party of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure prior to making such disclosure in order that Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information, (ii) Receiving Party discloses only such Confidential Information as is required by the governmental entity, and (iii) Receiving Party uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed..

2.4    Receiving Party shall: (i) promptly notify Disclosing Party of any known possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this NDA; (ii) promptly furnish to Disclosing Party all known details and assist Disclosing Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss; (iii) reasonably cooperate with Disclosing Party in any investigation or litigation deemed necessary by Disclosing Party to protect its rights; and (iv) promptly use commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this NDA. Receiving Party shall bear its own costs in complying with this subsection.

3.	Termination.
3.1    Upon completion of the Purpose, Receiving Party shall return or destroy, as Disclosing Party directs, all Confidential Information, and retain no copies; provided that the Receiving Party may retain work papers related to audit and benchmarking functions; provided that such work papers shall all times be subject to the restrictions contained in this NDA.

3.2    The obligations to maintain confidentiality, the restrictions on use, disclosure, duplication, protection, and security of Confidential Information and indemnification for breach thereof by Receiving Party shall survive the rescission, termination, or completion of this NDA, and remain in full force and effect until such Confidential Information, through no fault of Receiving Party, becomes part of the public domain.

4.	General Provisions.
4.1    This NDA shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws.

4.2    This NDA supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject. Notwithstanding the foregoing, as between Disclosing Party and CoreLogic, the confidentiality provisions contained in the MPSA remain in full force and effect.

4.3    No waiver, modification, or amendment to this NDA shall be binding upon the parties unless it is in writing signed by an authorized representative of the party against whom enforcement is sought.

4.4    Nothing in this NDA nor any disclosure made hereunder shall be deemed to grant to Receiving Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights or other rights in any Confidential Information.

4.5    Receiving Party agrees that any violation or threatened violation of this NDA may cause irreparable injury to Disclosing Party entitling Disclosing Party to seek a preliminary injunction, injunction or other equitable relief in addition to other legal remedies.

4.6    Disclosing Party makes no warranties (express or implied) regarding the Confidential Information with regard to its accuracy, completeness, freedom from infringement or otherwise.

4.7    The parties agree that no agency, partnership to joint venture is in any way created by the parties under this NDA.

4.8    If any provision of this NDA shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be deemed to be restated to reflect as nearly as possible to the original intentions of the parties in accordance with the applicable laws. The remaining provisions of this NDA and the applications of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by the applicable laws.

4.9    The Receiving Party may not assign this NDA without the prior written approval of the Disclosing Party.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this NDA to be signed by their authorized representatives effective on the date and year first above written.

Cognizant Technology Solutions U.S. Corporation	[Receiving Party]
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:
CoreLogic Real Estate Solutions, LLC
By:
Name:
Title:
Date:

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-1
Supplement-Specific Definitions

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

SUPPLEMENT A TO
MASTER PROFESSIONAL SERVICES AGREEMENT
This Supplement A (this “Supplement”) is entered into effective August 17, 2011 (the “Supplement Effective Date”) by and between CoreLogic Real Estate Solutions, LLC, a California limited liability company, with principal offices at 4 First American Way, Santa Ana, CA 92707 (“CoreLogic”), and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 (“Supplier”) (collectively, the “Parties” and each, a “Party”).
This Supplement is entered into pursuant to and subject to that certain Master Professional Services Agreement (“Master Professional Services Agreement” or “MPSA”) dated as of August 17, 2011 by and between the Parties, the terms of which, except as may be expressly modified or excluded herein, are incorporated herein by reference.
NOW THEREFORE, in consideration of the mutual promises contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	INTRODUCTION.

1.1
Precedence of Obligations. The Parties acknowledge that certain obligations may be set forth in both this Supplement and elsewhere in the MPSA, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 21.13 of the MPSA.

1.2	References. All references in this Supplement to articles, sections and schedules shall be to this Supplement, unless another reference is provided.

1.3	Associated Supplement Documents.
This Supplement includes each of the following Schedules, all of which are incorporated into this Supplement by this reference:
Attachment A    *** Inventory
Schedule A-1    Definitions
Schedule A-2    Services
Schedule A-3    Service Levels
Schedule A-4    Pricing and Financial Provisions
Schedule A-5    Human Resources Provisions
Schedule A-6    Governance
Schedule A-7    Facilities
Schedule A-8    Information Technology Infrastructure
Schedule A-9    Reserved
Schedule A-10    Reserved
Schedule A-11    Software Inventory
Schedule A-12    Third Party Contracts
Schedule A-13    Reports
Schedule A-14    Customer Satisfaction Surveys
Schedule A-15    Reserved
Schedule A-16    Transition Plan
Schedule A-17    Supplier-Caused Customer Claims

1.4	Definitions.

(a)	Schedule 1 to the MPSA is hereby supplemented with the definitions set forth in Schedule A-1 to this Supplement.

(b)	The definitions added by this Supplement to Schedule 1 to the MPSA shall apply only with respect to the Services provided under this Supplement.

(c)	The following terms have the meanings set forth below:

(i)	“Initial Chargeable FTEs” means *** (i.e., the aggregate number of Chargeable FTEs in the Base Workforces as of the Supplement Effective Date).

(ii)	“***” means *** Corporation.

(iii)	“*** Licensed Software” means the Software products licensed by *** that are listed in Attachment A hereto.

(iv)	“Pro Rata Maintenance Fee” means the Maintenance Fee divided by the Initial Chargeable FTEs.

2.	SERVICES.
Schedule 2 to the MPSA is hereby supplemented by Schedule A-2 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-2 shall apply only to this Supplement. Supplier shall perform the Services set forth in Schedule A-2 to this Supplement during the Term of this Supplement.

3.	SERVICE LEVELS.

Schedule 3 to the MPSA is hereby supplemented by Schedule A-3 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-3 shall apply only to this Supplement. Supplier shall provide the Services so as to meet or exceed the Service Levels identified in Schedule A-3 to this Supplement.

4.	PRICING AND FINANCIAL PROVISIONS.
Schedule 4 to the MPSA is hereby supplemented by Schedule A-4 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-4 shall apply only to this Supplement. The Charges for this Supplement shall be determined in accordance with Schedule A-4 to this Supplement.

5.	HUMAN RESOURCES PROVISIONS.
Schedule 5 to the MPSA is hereby supplemented by Schedule A-5 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-5 shall apply only to this Supplement.

6.	GOVERNANCE.
Schedule 6 to the MPSA is hereby supplemented by Schedule A-6 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-6 shall apply only to this Supplement.

6.1	Supplier Account Manager.
In accordance with Section 8.3 of the MPSA, the Supplier Account Manager is ***.

6.2	CoreLogic Relationship Manager.
In accordance with Section 10.1(a) of the MPSA, the CoreLogic Relationship Manager is ***.

6.3	Meetings.
In accordance with Section 9.3(b) of the MPSA, in addition to those meetings specified in the MPSA, Transition Plan, Policy and Procedures Manual and Schedule 6, representatives of the Parties shall have the following meetings:
None. The Parties shall mutually agree upon the occurrence and frequency of such additional meetings, if any.

7.	FACILITIES.
Schedule 7 to the MPSA is hereby supplemented by Schedule A-7 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-7 shall apply only to this Supplement.

8.	RULES, PROCEDURES AND POLICIES.
Schedule 8 to the MPSA is hereby supplemented by Schedule A-8 to this Supplement; provided that, in accordance with Section 1.1(c) of the MPSA, Schedule A-8 shall apply only to this Supplement.

9.	CORELOGIC PROVIDED EQUIPMENT.
In accordance with Section 6.5(e) of the MPSA, CoreLogic shall provide Supplier with the following CoreLogic Provided Equipment for the purpose of performing the Services for the specified period:
None.

10.	INDUSTRY STANDARDS.
In accordance with Section 9.4(d) of the MPSA, Supplier will maintain certification or compliance with the following industry standards:
None.

11.	EQUIPMENT REFRESH AND SOFTWARE CURRENCY.
In accordance with Section 9.5(c) of the MPSA, Supplier's Technology and Business Process Plan shall include plans for refreshing Equipment and Software in accordance with the following:
None.

12.	SUBCONTRACTORS.
In accordance with Section 9.11(a) of the MPSA, the following Subcontractors are approved by CoreLogic for the provision of the following types of Services under this Supplement:

Approved Subcontractor	Service Location	Types of Services
***	***	All Services provided under this Supplement
***	***	All Services provided under this Supplement

13.	PERSONAL DATA.
In accordance with Section 13.3(a) of the MPSA, Supplier may process and store Personal Data in the following jurisdictions, in addition to those listed in Schedule 7:
***.

14.	INVOICING.
In accordance with Section 12.1 of the MPSA, Supplier will provide CoreLogic with invoices in the form as specified in Schedule A-4.7 to this Supplement.

15.	TRANSITION.

15.1	Transition Milestones.
Schedule A-16 sets forth the Transition Milestones (and associated Deliverable Credits, if any) under this Supplement.

15.2	Initial Transition Plan.
In accordance with Section 4.2(b) of the MPSA, Schedule A-16 sets forth the initial Transition Plan.

16.	REPORTS.
In accordance with Section 9.2 of the MPSA, Supplier shall provide the Reports listed in Schedule A-13 as part of the Services.

17.	MANAGED THIRD PARTIES.
In accordance with Section 4.5(c) of the MPSA, the following third parties are Managed Third Parties under this Supplement:
None.

18.	BUSINESS CONTINUITY.
With respect to the Service Areas listed below, at all times during the Term Supplier shall provide the applicable Services from no less than *** (***) of the Supplier Facilities or CoreLogic Facilities set forth in Schedule A-7.
***
***
***

19.	ACCESS TO SUPPLIER FACILITIES.

19.1	Supplier shall provide CoreLogic with access to Supplier Facilities in accordance with Section 6.4 of the MPSA.

20.	THIRD PARTY CONTRACTS.

20.1	In accordance with Section 6.5 of the MPSA, Schedule A-13 sets forth Third Party Contracts that are applicable to this Supplement and each Party's responsibility for such Third Party Contracts.

20.2	*** Licenses.

(a)
License Transfer. Within *** after the Supplement Effective Date, CoreLogic, with Supplier's reasonable cooperation, will work with *** to accomplish a transfer of the licenses (the “License Transfer”) set forth in Attachment A hereto (the “Transferred *** Licenses”) from an *** license agreement between CoreLogic and *** (“CoreLogic's *** Agreement”) to the *** license agreement between Supplier and *** (“Supplier's *** Agreement”). From the Supplement Effective Date until the date of the License Transfer, Supplier shall be provided with *** and *** the Transferred *** Licenses under the terms of that certain Temporary Services Agreement, dated as of August 16, 2011, by and between Supplier and CoreLogic, Inc. to the same extent that such Transferred *** Licenses were made available to CoreLogic Global Services Private Limited during the twelve (12) month period prior to the Supplement Effective Date. The Parties will work with *** to establish the Supplement Effective Date as the *** of the License Transfer. In the event that CoreLogic is unable to successfully accomplish the License Transfer, and this inability is not caused by Supplier's failure to reasonably cooperate with CoreLogic in connection with the License Transfer, Supplier shall procure, with CoreLogic's reasonable cooperation, such new licenses (the “New Licenses”) from *** under Supplier's *** Agreement. Such license purchase would include the License *** (i.e., the *** Supplier ***) as described in Section 20.2(b). The license fees paid by Supplier to *** for such New Licenses and *** shall be payable by CoreLogic to Supplier as reimbursement for an Out-of-Pocket Expense without any markup by Supplier (provided that additional license fees associated with obtaining the License *** portion of such New Licenses from CoreLogic *** to Supplier *** shall be *** in accordance with Section 20.2(c)) and such New Licenses shall be considered and treated as if they were Transferred *** Licenses transferred to Supplier by the License Transfer for all purposes of the terms set forth below in this Section 20.2 of Supplement A.

(b)
License ***. Following the execution of the License Transfer, *** shall work with *** to procure an *** (the “License ***”) of the *** (“CoreLogic ***”) portion of the Transferred *** Licenses to Supplier's *** (“Supplier ***”).

(c)
*** and *** Fee. CoreLogic shall be responsible for all fees (if any) paid by CoreLogic to *** for the License Transfer. Supplier shall be financially responsible for a portion of the fees paid by Supplier to *** for the License *** up to the lesser of (a) *** (***%) of the *** fees paid for the License *** by Supplier (without any markup by Supplier) to *** (such ***-related fees, the “*** Fee”) and (b) $*** (the “*** Cap”). CoreLogic shall be financially responsible for the remainder of such *** Fee, which shall be payable by CoreLogic to Supplier as reimbursement for an Out-of-Pocket Expense, without any markup by Supplier. Notwithstanding the foregoing, if the total amount of the *** Fee exceeds $***, Supplier will promptly meet with CoreLogic and use good faith efforts to work with *** and CoreLogic to reduce (or otherwise mitigate) the *** Fee so that such *** Fee no longer exceeds $*** (e.g., by exercising all rights to applicable *** such as *** for transferred ***). In addition, CoreLogic shall be responsible for all fees that CoreLogic pays to *** for the *** and *** (i.e., “***” or “***”) for the Transferred *** Licenses through *** under CoreLogic's *** Agreement (the “*** Fee”). The Parties recognize that the *** period procured by CoreLogic in the prior sentence may be reduced by *** as a result of the License Transfer (e.g., to conform to Supplier's *** Agreement), and that Supplier shall be financially and operationally responsible for addressing such reduction (if any) and procuring *** for the Transferred *** Licenses on account of such reduction (if any) through *** under Supplier's *** Agreement. *** shall not be responsible for the payment of any other amounts in connection with the License Transfer or the License *** or for any *** maintenance and support for the Transferred *** Licenses (including any additional maintenance costs experienced by Supplier due to the conversion of maintenance under Supplier's *** Agreement (e.g. if such conversion results in maintenance coverage ending prior to ***.)) other than as expressly provided for under this Section 20.2(c) and Section 20.2(f) with respect to maintenance and support for the Transferred *** Licenses after ***.

(d)
***. If, at the end of any Contract Year, the aggregate number of *** at such time is less than the number of *** pursuant to Section 5 of Schedule A-4 and Supplier is not restricted under Supplier's *** Agreement from repurposing the Transferred *** Licenses for usage other than in connection with the Services (“Repurpose Eligible Licenses”), then Supplier shall *** on the first CoreLogic invoice after the end of such Contract Year equal to the product of the *** multiplied by the amount of ***, prorated for the number of months during such Contract Year during which the Repurpose Eligible Licenses were not used or necessary for use by the Chargeable FTEs. Supplier will use its good faith efforts to work with *** to avoid the imposition of restrictions under Supplier's *** Agreement that would prevent such *** licenses from being Repurpose Eligible Licenses, and Supplier shall promptly notify CoreLogic of any such restrictions that remain after Supplier's negotiations with ***.

(e)    Additional *** Licenses and September 2011     True-Up.

(i)
If, at the end of any Contract Year, the aggregate number of Chargeable FTEs at such time is more than the number of Chargeable FTEs at the beginning of such Contract Year pursuant to Section 5 of Schedule A-4 (any such increase in the number of Chargeable FTEs, the “Chargeable FTE Increase Amount”), Supplier shall be operationally responsible for obtaining any additional *** licenses (and associated maintenance) necessary for the Chargeable FTEs in excess of the number of Initial Chargeable FTEs. The license fees for such additional *** licenses and all associated maintenance and support fees paid by Supplier to *** shall be payable by CoreLogic to Supplier as reimbursement for an Out-of-Pocket Expense without any markup by Supplier. For clarity, CoreLogic shall only be financially responsible for additional licenses for increased volumes of Chargeable FTEs as described in the prior sentence, and CoreLogic shall not be financially responsible for any additional licenses for Supplier Personnel that Supplier actually uses to provide the Services (e.g., adding shifts, or using additional Supplier Personnel without a corresponding increase in Service output volumes), absent agreement by the Parties to add Chargeable FTEs in accordance with Section 5 of Schedule A-4; provided that nothing in this sentence shall limit CoreLogic's other financial responsibilities with respect to *** licenses that are described in this Section 20.2.

(ii)	During the initial Contract Year, the Parties agree that Supplier will perform a true-up analysis during

*** (the “*** True-Up”) to determine if any additional *** licenses are required for the Initial Chargeable FTEs. Supplier and CoreLogic shall review such results and mutually agree on the number of additional *** Licenses required in order to cover the number of Initial Chargeable FTEs (the “Initial Additional *** Licenses”). All fees paid by Supplier to *** for obtaining such mutually agreed upon Initial Additional *** Licenses and all associated maintenance and support costs paid by *** to *** shall be payable by *** to *** as reimbursement for an Out-of-Pocket Expense, without any markup by *** (provided that additional license fees associated with obtaining the License *** portion of such Initial Additional *** Licenses from CoreLogic *** to Supplier *** shall be considered *** Fees under Section 20.2(c) and, thus, shared in accordance with, and subject to the Supplier *** Cap (together with all other *** Fees) under, Section 20.2(c)). If such *** True-Up shows that there are more *** Licenses than are necessary to cover the number of Initial Chargeable FTEs (a “Surplus”) then, to the extent such licenses are Repurpose Eligible Licenses, Supplier shall promptly issue a credit to CoreLogic in the amount of the value of the *** Licenses transferred to Supplier that represent the Surplus.

(f)
Software Maintenance After ***. For each period and Contract Year after *** shall be operationally responsible for obtaining *** and *** for the *** Licensed Software. All actual fees paid by *** to *** for such maintenance and support shall be payable by *** to *** as reimbursement for an Out-of-Pocket Expense without any markup by ***.

(g)
Consent to Out-of-Pocket Expenses. Subject to CoreLogic's rights under Sections 9.10 (Audit Rights) and 12.4 (Disputed Charges) of the MPSA, CoreLogic hereby approves as Out-of-Pocket Expenses the fees paid by Supplier to *** that are identified as being reimbursable by CoreLogic as Out-of-Pocket Expenses. In connection with any audit conducted by CoreLogic under Section 9.10 of the MPSA or any invoice review by CoreLogic pursuant to Article 12 of the MPSA with respect to amounts paid by Supplier to *** for which Supplier is entitled to reimbursement from CoreLogic hereunder, Supplier will provide CoreLogic with information reasonably necessary for CoreLogic to verify such costs; provided, however, that, in no event shall Cognizant be required to provide CoreLogic with a copy of any contract or agreement between Cognizant and *** or any details regarding the particular terms thereof.

21.	RIGHTS TO HIRE ***.

21.1
If CoreLogic terminates this Supplement A or any Service Area pursuant to Sections 20.1(a), 9.14(d)(ii), 20.1(a), 20.3, 20.5 or 20.7, and any other termination rights that is expressly set forth as a “***” (each, a “***”), CoreLogic and its Affiliates shall have the right (but not the obligation), without payment of any fees, to *** up to twenty-five percent (25%) of the *** primarily *** to the *** of *** during the *** preceding the date of termination, all in accordance with Section 20.8(b)(iii) of the MPSA.

21.2
If CoreLogic terminates all of Supplement A pursuant to Section 20.2 of the MPSA at any time during the first seven (7) years of the term of Supplement A or during any Extension Year (if any), CoreLogic and its Affiliates shall have the right (but not the obligation) to *** any of the *** to the *** of *** during the *** preceding the date of termination; provided that the total number of such *** by CoreLogic and its Affiliates shall not exceed *** of the *** primarily *** to the *** of *** during such *** period. If *** elects to ***, or elects to have any of its Affiliates ***, any *** pursuant to this Section 21.2, *** will pay *** a “*** for ***” in the amount specified below in this Section 21.2 for the applicable Contract Year in which such termination occurs, and such *** for *** shall be in addition to any Termination Charges payable pursuant to Schedule 11 of the MPSA in connection with such termination for convenience.

Contract Year 1: $*** million
Contract Year 2: $*** million
Contract Year 3: $*** million
Contract Year 4: $*** million
Contract Year 5: $*** million
Contract Year 6: $*** million
Contract Year 7: $*** million
Any Extension Year: $*** million

21.3
CoreLogic and its Affiliates may not *** any *** by CoreLogic or its Affiliates pursuant to Section 21.1 or 21.2 to any *** for a period of two (2) years after the effective date of the applicable ***.

22.	CLIENT AUTHORIZED SIGNATORIES.
The CoreLogic Personnel set forth below are hereby approved by CoreLogic to execute and initiate Change Orders and Work Orders in connection with this Supplement.

Name	Title/Role
Maria Nalywayko	Senior Vice President - HR
Michael Whiting	Vice President - Global Delivery

23.	SUPPLEMENT TERM.
The Term of this Supplement shall commence as of 12:00:01 a.m., Eastern Time on the Supplement Effective Date and continue until 11:59:59 p.m., Eastern Time, on August 17, 2018 unless this Supplement is terminated or extended as provided herein or in the MPSA, in which case the Term of this Supplement shall end at 11:59:59 p.m., Eastern Time, on the effective date of such termination or the date to which this Supplement is extended. The Commencement Date for this Supplement A is August 17, 2011. CoreLogic may, at its sole option, extend the Term of this Supplement A for up to three (3) successive periods of one (1) year each on the terms and conditions then set forth in the Agreement and this Supplement A by providing Supplier with written notice of each such election to extend no less than *** (***) days prior to the end of the then-applicable Term.

SIGNATURE PAGE FOLLOWS
IN WITNESS WHEREOF, the Parties have caused this Supplement to be executed by their respective duly authorized representatives as of the Supplement Effective Date.

CORELOGIC REAL ESTATE SOLUTIONS, LLC	COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION
By: _________________________________	By:_____________________________________
Title:________________________________	Title:____________________________________
Date:________________________________	Date:____________________________________

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-1
Supplement-Specific Definitions

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-1
Supplement-Specific Definitions

1.	INTRODUCTION.

1.1
Agreement. This Schedule A-1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule sets forth the defined terms that are applicable for Supplement A only.

2.	SUPPLEMENT-SPECIFIC DEFINITIONS
The following terms, when used in Supplement A, have the meanings specified below:
“Activity Category” has the meaning set forth in Section 3 of Schedule A-4.
“Actual Deflation” has the meaning set forth in Section 13.2 of Schedule A-4.
“Actual Inflation” has the meaning set forth in Section 13.2 of Schedule A-4.
“Annual Inflation Gap” has the meaning set forth in Section 13.2 of Schedule A-4.
“Applicable Index” has the meaning set forth in Section 13.2 of Schedule A-4.
“Applied Exchange Rate” has the meaning set forth in Section 17.2 of Schedule A-4.
“At Risk Amount” has the meaning given in Section 1.5 of Schedule A-3.
“Base Workforce” has the meaning set forth in Section 3 of Schedule A-4.
“Baseline Excess Amounts” has the meaning set forth in Section 2.2(a) of Schedule A-17.
“Baselines” has the meaning set forth in Section 2.1(d) of Schedule A-17.
“Basic Pay” has the meaning set forth in Section 1.5 of Schedule A-5.
“Below-Baseline Amount” has the meaning set forth in Section 1.4 of Schedule A-17.
“Benefit Plan” has the meaning set forth in Section 1.5 of Schedule A-5.
“BIS Technology OTS Services” has the meaning set forth in Section 1.4 of Schedule A-2.6.
“BIS Technology OTS (ITO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.6.2.

“BIS Technology OTS Valuations (ITO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.6.1.
“BISTT Services” has the meaning set forth in Section 1.4 of Schedule A-2.3.
“Business Unit Head Customer Satisfaction Survey” has the meaning set forth in Section 1.4 of Schedule A-14.
“Change” has the meaning set forth in Section 1.4 of Schedule A-6.1.
“Change Order” has the meaning set forth in Section 1.4 of Schedule A-6.1.
“Change Request” has the meaning set forth in Section 1.4 of Schedule A-6.1.
“Change Response” has the meaning set forth in Section 1.4 of Schedule A-6.1.
“Chargeable FTE” has the meaning set forth in Section 3 of Schedule A-4.
“***” has the meaning set forth in Section 3 of Schedule A-4.
“***” has the meaning set forth in Section 1.4 of Schedule A-4.
“Claim Date” has the meaning set forth in Section 1.4 of Schedule A-17.
“Company” has the meaning set forth in Section 1.5 of Schedule A-5.
“Continuing Employee” has the meaning set forth in Section 1.5 of Schedule A-5.
“CoreLogic Approval Process” has the meaning set forth in Section 1.4 of Schedule A-6.1.“CoreLogic Governance Organization” has the meaning set forth in Section 3.3 of Schedule A-6.
“Corporate Production (BPO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.8.
“Corporate Software (ITO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.7.
“Critical Service Level” has the meaning given in Section 1.5 of Schedule A-3.
“CTC” has the meaning set forth in Section 1.5 of Schedule A-5.
“Cumulative Inflation Gap” has the meaning set forth in Section 13.2 of Schedule A-4.
“*** Inflation Gap ***” has the meaning set forth in Section 13.2 of Schedule A-4.
“***” has the meaning set forth in Section 17.1 of Schedule A-4.
“Customer Claim” has the meaning set forth in Section 1.4 of Schedule A-17.
“Data and Analytics Production Support (BPO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.10.
“Data and Analytics Software Support (ITO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.9.
“Determination Process” has the meaning set forth in Section 2.1(a) of Schedule A-17.
“DF Act” has the meaning set forth in Section 2.2 of Schedule A-2.5.
“Discussion Triggering Event” has the meaning set forth in Section 5.3(b) of Schedule A-4.

“ECA Adjustment” has the meaning set forth in Section 13.3 of Schedule A-4.
“Employing Supplier Affiliate” has the meaning set forth in Section 1.5 of Schedule A-5.
“End User Customer Satisfaction Survey” has the meaning set forth in Section 1.4 of Schedule A-14.
“Escrow Flood and Spatial (BPO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.1.1.
“Escrow Flood and Spatial (ITO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.1.2.
“Escrow Flood and Spatial Services” has the meaning set forth in Section 1.4 of Schedule A-2.1.
“EST Outsourcing Services” has the meaning set forth in Section 2.1 of Schedule A-2.2.
“EST Services” has the meaning set forth in Section 1.4 of Schedule A-2.2.
“EST Tax Servicing (BPO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.2.
“EST Tax Servicing (BPO) Services” has the meaning set forth in Section 2.1 of Schedule A-2.2.
“Exchange Rate” has the meaning set forth in Section 17.2 of Schedule A-4.
“Excluded Employees” has the meaning set forth in Section 1.5 of Schedule A-5.
“Executive Customer Satisfaction Survey” has the meaning set forth in Section 1.4 of Schedule A-14.
“Expected Service Level” has the meaning given in Section 1.5 of Schedule A-3.
“Expected Service Level Default” has the meaning given in Section 1.5 of Schedule A-3.
“***” has the meaning set forth in Section 17.1 of Schedule A-4.
“First Microsoft Entitlement Review” has the meaning given in Section 20.2(f) of Supplement A.
“***” has the meaning set forth in Section 1.4 of Schedule A-4.
“***” has the meaning set forth in Section 1.4 of Schedule A-4.
“Fixed Fee” has the meaning set forth in Section 3 of Schedule A-4.
“Fixed Fee Breakdown” has the meaning set forth in Section 10.2(a) of Schedule A-4.
“Fixed Fee Project” has the meaning set forth in Section 10.2(a) of Schedule A-4.
“Flood Zone” has the meaning set forth in Section 2.1 of Schedule A-2.1.1.
“FTE” or “Full Time Equivalent” has the meaning set forth in Section 3 of Schedule A-4.
“FTE-Based Charges” has the meaning set forth in Section 3 of Schedule A-4.
“FTE-Based Services” has the meaning set forth in Section 3 of Schedule A-4.
“FTE Baseline Charge” has the meaning set forth in Section 3 of Schedule A-4.
“FTE Rate” has the meaning set forth in Section 3 of Schedule A-4.
“Funds Follow Up Process” has the meaning set forth in Section 7.3(e)(i) of Schedule A-2.4.
“***” has the meaning set forth in Section 2.2(c) of Schedule A-17.

“Gap Point” has the meaning set forth in Section 13.2(c) of Schedule A-4.
“Governance Manual” has the meaning set forth in Section 6.1 of Schedule A-6.
“Incremental FTE Charge” has the meaning set forth in Section 3 of Schedule A-4.
“Inflation Factor” has the meaning set forth in Section 13.2 of Schedule A-4.
“Initial Baseline” has the meaning set forth in Section 2.1(c) of Schedule A-17.
“Initial Service Stabilization Period” has the meaning set forth in Section 1.5 of Schedule A-5.
“Key Measurement” has the meaning given in Section 1.5 of Schedule A-3.
“KM Service Failure” has the meaning given in Section 1.5 of Schedule A-3.
“License Transfer” has the meaning given in Section 20.2(a) of Supplement A.
“*** Fee” has the meaning given in Section 20.2(b) of Supplement A.
“Maintenance Return to Vendor Process” has the meaning set forth in Section 11.5(d) of Schedule A-2.4.
“Minimum Service Level Default” has the meaning given in Section 1.5 of Schedule A-3.
“Minimum Service Level(s)” has the meaning given in Section 1.5 of Schedule A-3.
“Monthly Charges” has the meaning given in Section 1.5 of Schedule A-3.
“*** Performance Reports” has the meaning set forth in Section 2.2 of Schedule A-13.
“New Participant” has the meaning set forth in Section 1.5 of Schedule A-5.
“***” has the meaning given in Section 21.1 of Supplement A.
“On-Going Fixed Fee” has the meaning set forth in Section 3 of Schedule A-4.
“Other Compensation Plans” has the meaning set forth in Section 1.5 of Schedule A-5.
“OTS (BPO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.4.
“Paid Time Off” or “PTO” has the meaning set forth in Section 1.5 of Schedule A-5.
“Performance Category” has the meaning set forth in Section 1.5 of Schedule A-3.

“Pool Percentage Available for Allocation” has the meaning given in Section 1.5 of Schedule A-3.
“Productive Hours” has the meaning set forth in Section 3 of Schedule A-4.
“Productivity Commitments” has the meaning set forth in Section 3 of Schedule A-4.
“Project Charges” has the meaning set forth in Section 3 of Schedule A-4.
“Provident Fund” has the meaning set forth in Section 1.5 of Schedule A-5.
“Provisional Baseline” has the meaning set forth in Section 2.1(b) of Schedule A-17.
“Rate Adjustment Factor” has the meaning set forth in Section 17.3 of Schedule A-4.

“Reduced FTE Credit” has the meaning set forth in Section 3 of Schedule A-4.
“Resource Unit” or “RU” has the meaning set forth in Section 3 of Schedule A-4.
“Salary Review Cycle” has the meaning set forth in Section 1.5 of Schedule A-5.
“***” has the meaning set forth in Section 1.4 of Schedule A-4.
“Second *** Period” has the meaning set forth in Section 2.2(b) of Schedule A-17.
“***” has the meaning set forth in Section 1.4 of Schedule A-4.
“Service Area” has the meaning set forth in Section 3 of Schedule A-4.
“Service Level Default” has the meaning given in Section 1.5 of Schedule A-3.
“SLA Books” has the meaning given in Section 1.5 of Schedule A-3.
“Subsequent Baseline” has the meaning set forth in Section 2.1(d) of Schedule A-17.
“*** Cap Excess Amounts” has the meaning set forth in Section 2.2(b) of Schedule A-17.
“Supplier-Caused Customer Claim” has the meaning set forth in Section 1.4 of Schedule A-17.
“*** Claims Cap” has the meaning set forth in Section 2.2(a) of Schedule A-17.
“Supplier Client Team” has the meaning set forth in Section 2.1(c) of Schedule A-2.2.
“Supplier Governance Organization” has the meaning set forth in Section 3.2 of Schedule A-6.
“Supplier Overhead Functions” has the meaning set forth in Section 3 of Schedule A-4.
“Supplier Region Team” has the meaning set forth in Section 2.1(c) of Schedule A-2.2.
“SWAN System” has the meaning set forth in Section 2.1 of Schedule A-2.1.1.
“***% Threshold” has the meaning set forth in Section 1.4 of Schedule A-17.
“***% Threshold” has the meaning set forth in Section 1.4 of Schedule A-17.
“T&M Project” has the meaning set forth in Section 10.2(b) of Schedule A-4.
“*** for ***” has the meaning given in Section 21.2 of Supplement A.
“Then-Current Exchange Rate” has the meaning set forth in Section 17.2 of Schedule A-4.
“Transaction-Based Charges” has the meaning set forth in Section 3 of Schedule A-4.
“Transaction-Based Charges Start Month” has the meaning set forth in Section 3 of Schedule A-4.
“Transaction-Based Services” has the meaning set forth in Section 3 of Schedule A-4.
“Transaction Unit” has the meaning set forth in Section 3 of Schedule A-4.
“Transaction Unit Baseline” has the meaning set forth in Section 3 of Schedule A-4.
“Transaction Unit Baseline Category” has the meaning set forth in Section 3 of Schedule A-4.
“Transfer Fee” has the meaning given in Section 20.2(b) of Supplement A.

“Transferred *** Licenses” has the meaning set forth in Section 20.2(a) of Supplement A.
“Valuation (BPO) Services” has the meaning set forth in Section 1.4 of Schedule A-2.5.
“Work Type” has the meaning set forth in Section 2.3 of Schedule A-2.2.

3.	FREQUENTLY USED ACRONYMS
The following acronyms, when used in Supplement A, have the meanings specified below:
ADDS means Automated Data Documenting System
ADM means Application Development and Maintenance
ADR means American Driving Records
AOM means Appraisal Order Management
AP means Accounts Payable
APM means Appraiser Panel Management
APN means Assessor's Parcel Number
ASC means Appraisal Sub Committee
ASDA means Automated Servicing Data Analyst
ATSU means Accelerated Tax Lien Setup
BI means Business Intelligence
BPO means Business Process Outsourcing
CIT means Customer Information Track
CITG means Corporate Information Technology Group
CLRETS means CoreLogic Real Estate Tax Service
CLRR means CoreLogic Redemption Report
DB means Database
DBA means Database Administration
DTS means Delinquent Tax Search
EDI means Electronic Data Interchange
ELD means Economic Loss Date
EPLS means Excluded Parties List System
ETL means Extraction, Transport and Loading
FEMA means the Federal Emergency Management Agency
FHA means Federal Housing Administration

FIRM means Flood Insurance Rate Maps
GSA means General Service Administration
GIS means Geographic Information System
GOS means Global Offshore Services
GSM means Generic Spreadsheet Manager
HOA means Home Owners Association
HR mean Human Resources
HUD means the US Department of Housing and Urban Development
IT means Information Technology
ITIL means IT Infrastructure Library
JNLP means Java Network Launching Protocol
LOMC means Letter of Map Change
MERS means Mortgage Electronic Registration System
MISMO means Mortgage Industry Standards Maintenance Organization
MRA means Map Revision Analyst
NEV means Net Economic Value
NDM means National Data Management
NOC means National Operating Centre
OFAC means Office of Foreign Assets Control
OS means Operating System
OTS means Outsourcing and Technology Solutions
PCA means Pre Cycle Validation
PLS means Property Locator System
PMI means Private Mortgage Insurance
PMO means Project Management Offices
PO means Purchase Order
QC means Quality Control
R&D means Research and Development
REO Real Estate Owned
ROD means Records of Determination

RSC means Regional Service Center
RTM means Requirements Traceability Matrix
SDN means Specially Designated Nationals List
SFHA means Special Flood Hazard Area
SME means Subject Matter Expert
SOP means Standard Operating Procedures
SOW means Statement of Work
SOX means Sarbanes-Oxley
TAR means Tax Amount Reporting
TAT means Turn Around Time
TPS means Tax Payment Status
UAT means User Acceptance Testing
UCT means Uncertified Taxes
USPAP means Uniform Standards of Professional Appraisal Practices
VOM means Vendor Order Management
VSP means Vendor Service Platform

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2
Description of Services

Schedule A-2
Description of Services
1.INTRODUCTION.

1.1
Agreement. This Schedule A-2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the Services to be performed by Supplier in accordance with the Agreement and the Supplement.
1.5Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-2.1        Escrow Flood and Spatial Services
Schedule A-2.1.1        Escrow Flood and Spatial (BPO) Services
Schedule A-2.1.2         Escrow Flood and Spatial (ITO) Services
Schedule A-2.2        Escrow Services Tax Services
Schedule A-2.2.1        EST Tax Servicing (BPO) Services
Schedule A-2.2.2        EST Outsourcing (BPO) Services
Schedule A-2.3        BISTT (ITO) Services
Schedule A-2.4        OTS (BPO) Services
Schedule A-2.5        Valuation (BPO) Services
Schedule A-2.6        BIS Technology OTS Services
Schedule A-2.6.1        BIS Technology OTS Valuations (ITO) Services
Schedule A-2.6.2         BIS Technology OTS (ITO) Services
Schedule A-2.7        Corporate Software (ITO) Services
Schedule A-2.8        Corporate Production (BPO) Services
Schedule A-2.9        Data and Analytics Software Support (ITO) Services
Schedule A-2.10        Data and Analytics Production Support (BPO) Services

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.1
Escrow Flood and Spatial Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.1
Escrow Flood and Spatial Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the escrow flood and spatial Services (the “Escrow Flood and Spatial Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

1.5	Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-2.1.1        Escrow Flood and Spatial (BPO) Services
Schedule A-2.1.2        Escrow Flood and Spatial (ITO) Services

2.	OVERVIEW OF ESCROW FLOOD SERVICES (EFS)

2.1	Process Overview.

(a)
As part of CoreLogic's product offering to CoreLogic Customers who are mortgage originators and servicers and insurance customers, CoreLogic analyzes and determines the correct flood zone classification with respect to the properties in such CoreLogic Customers' portfolios and insurance customer's book of business. As part of this process, CoreLogic gathers specific parcel data and uses current flood zone data from the Federal Emergency Management Agency (FEMA) to determine whether a particular structure on a property is either within or outside a flood zone. The outcome of the determination allows such CoreLogic customers to accurately require the owner of such property (e.g., homeowner) to purchase flood insurance to cover such property, or, if not within a flood zone, not require the owners of such property to purchase flood insurance. The outcome allows insurance customers to correctly rate an insurance policy.

(b)
Supplier will facilitate this process by digitizing continuously changing parcel-specific and FEMA-issued flood map details into CoreLogic's proprietary databases that support automated flood zone determinations. For the approximately *** percent (***%) of flood zone determinations that require manual intervention, Supplier will, using appropriately skilled Supplier Personnel, review parcel maps against the digitized flood maps, and provide a completed determination to CoreLogic Customers that indicates whether or not flood insurance is required for the structure(s) on the property.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.1.1
Escrow Flood and Spatial (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.1.1
Escrow Flood and Spatial (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.1.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the business process portions of the Escrow Flood and Spatial Services (the “Escrow Flood and Spatial (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	PROPERTY RESEARCH AND FLOOD ZONE DETERMINATION

2.1	Overview.

(a)
Supplier will research specified property locations within the United States to determine if such property locations are in a flood plain, as identified by CoreLogic or the CoreLogic Customer(s) (“Flood Zone”). Supplier will perform such research on CoreLogic's proprietary flood determination database and application, which is the “software without a name” system (the “SWAN System”). This process is a *** process where Supplier *** with CoreLogic's internal systems.

2.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	Internal CoreLogic Systems: SWAN System, LOLA, Realquest and Floodwise.

(b)	Third Party Systems: Public Internet Sites.

2.3
Flood Determination Completion. Supplier will perform the following Services in the manner *** and in accordance with the Standard Operating Procedures (SOP), Policy and Procedure Manuals, Desktop Procedures, or other process related material, if available.

(a)
For each property address provided by CoreLogic, Supplier will determine the location of the property matching the address provided by the applicable CoreLogic Customer by checking the accuracy of such address and make any corrections to such address, as appropriate. Supplier will:

(i)	Log into the SWAN System using an individual username and password.

(ii)	Access the appropriate queue and select the order based on the least amount of time remaining.

(iii)	Open the FloodWise screen within the SWAN System by clicking the “view map” function and locate the street of the subject property.

(iv)
If Supplier is able to locate the specific parcel or street, locate the subject property or surrounding area in FloodWise. If the subject property is greater than *** (***) feet from a change in either the *** (***) boundary or a *** boundary, Supplier will manually *** (i.e., by assigning a *** and ***) to a *** address the property location using the “Copy and Save” button for FloodWise points and select an appropriate buffer size as defined by the applicable process guidelines.

(v)
If the subject property is within *** (***) feet of a change in either the *** boundary or a *** boundary, or if the subject parcel is not drawn or labeled in FloodWise, Supplier will perform additional research steps as defined in the process guidelines. In order to do so, Supplier will:

(A)
Review the Flood Insurance Rate Maps (FIRM) image, which is accessible in either SWAN or on the FEMA map service center website, to locate the property or verify the accuracy of the digital Flood Zones in FloodWise.

(B)	Use RealQuest to locate a parcel number, brief legal description and/or tax map (plat) for the subject property.

(C)	Use the SWAN subdivision image database to locate images of tax maps or subdivision plats that may show the location of the subject property.

(D)	Use applicable county websites to locate a parcel number, brief legal description and/or tax map image, subdivision plat or GIS viewer referencing the subject property.

(E)
Use other search sites, such as Google or Yahoo, either to locate information to help identify the location of the subject property, such as driving directions to a new subdivision, or to locate aerial photography showing the structure(s) on the subject property.

(b)	Supplier will use the plat map for such property in conjunction with the Assessor's Parcel Number (APN) provided by CoreLogic to locate the exact property in FloodWise.

(c)
If such parcel is either too close to, or partially in, a Special Flood Hazard Area (SFHA), Supplier will use aerial photographs to determine if each structure on subject property is within or outside an SFHA.

(d)
Once Supplier has located the subject property and any structure(s) located on the subject property and has clicked the “Copy and Save Point” button in FloodWise, Supplier will make the Flood Zone determination by performing the following steps:

(i)	Supplier will determine whether the location point gives the LOMC (Letter of Map Change) date.

(A)	If so, Supplier will complete the determination for such property.

(B)	If not, Supplier will check whether the property is outside of a Flood Zone.

(ii)
If such property is outside of a Flood Zone, Supplier will complete the determination by filling in applicable fields in the “complete order screen”; if not, Supplier will check to see if there are LOMCs on the panel.

(e)
Supplier will determine if the LOMC is on the panel. If so, Supplier will check the “L” map note on FloodWise to see if it is within or outside the *** radius of the subject property. If not, Supplier will complete the determination procedure as outlined above.

(i)
If the “L” map note is within the *** radius of the subject property location, Supplier will review the LOMC descriptions listed in FloodWise to determine whether or not they apply to the subject property. If not, Supplier will search the *** in *** (***) for the LOMC.

(f)
If the *** in *** Shows LOMCs that have been applied to nearby properties, Supplier will review the LOMCs shown in *** to determine if they apply to the subject property. If the LOMC does not apply to the subject property, Supplier will complete the order as stated above.

(g)	If the LOMC does apply, Supplier will check such LOMC for the exact legal or address and complete the determination as per the LOMC information.

(h)	If there are more than *** LOMC listings in the SWAN System database, Supplier will skip the order and proceed to the next order in the queue.

2.4
Flood Life of Loan (LOLA) Determination Completion. Supplier will perform the following as *** and in accordance with the Standard Operating Procedures (SOP), Policy and Procedure Manuals, Desktop Procedures, or other process related material, if available.

(a)
Supplier will perform the Flood Zone map determinations in line with the procedure manuals for CoreLogic Customers who have purchased “Life of Loan” Flood Zone determinations by monitoring FEMA updates to Flood Zones twice monthly. Specifically, CoreLogic will receive updated maps from FEMA twice a month, CoreLogic will provide such maps to Supplier and Supplier will compare these maps against historical maps:

(i)	Access the LOLA System.

(ii)	Leverage the analyst summary within the LOLA System to view the priority of orders assigned to the MRA (Map Revision Analyst).

(iii)	Identify the properties (e.g., addresses) that need to be reviewed by such MRA.

(iv)	Perform any necessary simple address edits/corrections in order to standardize the address and receive an automated determination “hit”.

(v)
Review the properties listed in the analyst work view, which are arranged by the US Postal Service ***. Before reviewing each set of properties in a ***, Supplier will review the *** entry and complete the *** entry if all of the properties within the *** are in the same Flood Zone, community and panel. If there are multiple zones/panel/community designations within the ***, Supplier will review the individual properties listed below the *** entry. If not, Supplier will proceed to the next set of properties.

(vi)	Answer validation questions, correct data entry errors and perform special property determinations in LOLA. These items are identified by the color codes used for these items.

(vii)	As necessary (on a case-by-case basis), perform address edits in the LOLA System.

(viii)
If a record that is being edited has related orders, Supplier will determine whether the orders should be de-linked or separated from the record. Supplier will de-link records as described in applicable procedure documentation.

(ix)
If Supplier cannot perform a determination, Supplier will enter an “S” in the appropriate field to skip that record when processing the review. Also, if a property is included in a review but requires no revision, Supplier will enter an “N” in the appropriate field to mark “No Revision” when processing the review.

(x)	Use FloodWise in conjunction with LOLA to save manual *** (i.e., ***) on revision records as appropriate.

(xi)	Perform LOLA status change reviews as assigned by CoreLogic (i.e., the *** Map Revision team). A *** review is a *** review of properties that were determined by the *** processes to result in a change in the mandatory flood insurance requirement as the result of the recent flood map revision.

2.5
QC and Dispute Resolution. Supplier will perform the following Services in the manner *** and in accordance with the Standard Operating Procedures (SOP), Policy and Procedure Manuals, Desktop Procedures, or other process related material, if available.

(a)
CoreLogic Customers submit a dispute online through Floodcert.com, by contacting Customer Service, or through an interface with applicable CoreLogic systems. Once a dispute is received, the item is routed into a dispute queue. Within the dispute queue, CoreLogic will make all such items accessible by Supplier. Upon notice of a customer dispute, Supplier will handle such dispute by:

(i)
Preparing the prep packet and analyzing the zone determination on the subject property. The prep packet is a PDF file created for the dispute containing the parcel number or brief legal description, a copy of the tax map or plat and a copy of the relevant FIRM image that shows the area surrounding the subject property.

(ii)	Determining whether the applicable CoreLogic Customer requires a call back. Supplier will review the account contact information in SWAN and follow guidelines for processing disputes.

(iii)	If a call is requested by the applicable CoreLogic Customer, uploading the packet into SWAN and flagging the dispute back into the compliance queue.

(iv)
If no call is requested, reviewing the dispute reason and audit trail for any notes. If any doubt arises as the validity of the resolution, Supplier will flag the dispute back into the compliance queue.

(b)
As requested by CoreLogic, Supplier will generate an exhibit if the CoreLogic Customer requested an exhibit when submitting the dispute. If Supplier is unable to generate an exhibit using FloodWise, Supplier will escalate the dispute back to CoreLogic (i.e., the *** team).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.1.2
Escrow Flood and Spatial (ITO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.1.2
Escrow Flood and Spatial (ITO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.1.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the IT portions of the Escrow Flood and Spatial Services (the “Escrow Flood and Spatial (ITO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	PARCEL MAP DIGITIZATION

2.1	Overview.

(a)
Supplier will use *** to digitize paper and electronic maps and integrate such maps into the CoreLogic database. In addition, Supplier will identify and confirm *** and *** lines. Supplier will ensure that Supplier Personnel are proficient with scanning and digitization software. This is a *** process that has *** with internal CoreLogic process owners.

2.2	Development Methodology. Supplier will use the following software development methodology to structure, plan and control the process of software development associated with this process:

(a)	Waterfall / Agile.

2.3	Estimation Technique. Supplier will use the following effort estimation technique to determine the effort required for software development, maintenance or support associated with this process:

(a)	WBS / Expert Judgment.

2.4	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this function, which are further described in Schedule A-11 (Software Assets):

(a)	Internal CoreLogic Systems: ESRI and ERDAS.

(b)	Third Party Systems: ARC GIS, AudoDesk, Autocap Map and Outlook.

2.5
Parcel Map Build. Supplier will perform the following Services in the manner *** by *** and in accordance with the Standard Operating Procedures (SOP), Policy and Procedure Manuals, Desktop Procedures, or other process related material, if available.

(a)
Supplier will convert the “County Tax Map Parcel” provided by CoreLogic in scanned format into a digital parcel using DOQQ Imagery and assorted base maps to ensure spatial accuracy and capture the Accessed Parcel Number (APN).

(b)	Supplier will determine whether the APN number on the parcel map matches the tax roll data.

(c)	If there is a match, Supplier will update CoreLogic's master database and link the newly captured digital parcels.

(d)	If there is not a match, Supplier will escalate this issue to CoreLogic (i.e., the *** team), who will work with the applicable taxing authority to complete the missing information.

2.6
Parcel Map Maintenance. Supplier will perform the following Services in the manner *** by *** and in accordance with the Standard Operating Procedures (SOP), Policy and Procedure Manuals, Desktop Procedures, or other process related material, if available.

(a)	Upon ***, Supplier will make updates to the existing digital database of parcel maps by performing the following activities.

(b)	Supplier will validate whether the APN number on the parcel map matches the tax roll data.

(c)	If there is a match, Supplier will update CoreLogic's master database and link the newly captured digital parcels.

(d)	If there is not a match, Supplier will escalate the issue to CoreLogic (i.e., the *** team) who will work with the taxing authority to complete the missing information.

2.7	FLOOD / SPACIAL SOLUTIONS DEVELOPMENT

2.8	Overview.

(a)
The Flood/Spatial Solutions Development process includes architecture, design, development and testing. Key functional areas within the process include emphasizing lending and mortgage solutions, and ensuring compliance, hazard insurance and solutions for ***, scoring modeling and flood and parcel mapping integration with Google and Bing maps. Key products and technologies include Java / J2ee and open source *** tools (e.g., *** and ***), in addition to Oracle Spatial for storing *** database.

(b)
Automated Servicing Data Analyst (ASDA). ASDA is a back-end application program that takes input in the form of XML files (which are uploaded from CoreLogic's Customer application - PTS system to DB (Database)) and dbf files (from *** server) and processes them. XML input files called workflows provide the various search criteria and dbf files are used to get the search data. Once ASDA processes them and receives the required orders, ASDA writes back to the DB.

(c)	ASDA Batman. ASDA Batman is a Java Swing JNLP DBF file utility application that allows users to easily convert files of format (text, excel, DBF, TAB, SDF) into the standard DBF file format.

(d)
ASDA Fileman. ASDA FileMan is a multi-threaded client application that processes input files and generates output files. It comprises mainly a database *** (which *** at ***) and 'n' number of worker threads (n configured from xml file) which process the information.

(e)
PSReport Automation Client for Flood Cert Application. The purpose of this activity is to automate the process of sending regularly scheduled reports to CoreLogic Customers, specifically notification (NT) reports.  Also, the reports will be provided to most CoreLogic Customers via a secured link to floodcert.com instead of the report being emailed in an unsecured manner.

(f)
Location Intelligence for the Enterprise. Location Intelligence for the Enterprise overlays CoreLogic Layers ParcelPoint, Flood Map, Dams, Levees, NHD-Sub-basin, Brush Fire and Storm Surge on Bing Maps. This tool permits Supplier to *** an *** based on *** and *** and *** an *** based on street address with more accuracy (and determine the APN and owner details along with it).

2.9	Development Methodology. Supplier will use the following software development methodology to structure,

plan and control the process of software development associated with this process:

(a)	Agile.

2.10	Estimation Technique. Supplier will use the following effort estimation technique to determine the effort required for software development, maintenance or support associated with this process:

(a)	WBS.

2.11	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this function, which are further described in Schedule A-11 (Software Assets):

(a)	Internal CoreLogic Systems: None.

(b)	Third Party Systems. Java/J2ee, Oracle Spatial, Open Source GIS (Geoserver & GeoTools), Google and Bing Map API's and Bugzilla.

2.12
Maintenance and Enhancement Support. Supplier will perform the following Services in the manner *** by *** and in accordance with the Standard Operating Procedures (SOP), Policy and Procedure Manuals, Desktop Procedures, or other process related material, if available.

(a)
Supplier's creation of enhancements and performance of maintenance will include making application changes to support CoreLogic's business units, CoreLogic Customers, and vendors. CoreLogic's requests for Supplier to create enhancements may result from CoreLogic's discretionary business changes (i.e., functional changes), regulatory changes, or technical upgrades.

(b)	For maintenance definition and analysis, Supplier will:

(i)
Translate CoreLogic's business requirements (which will be defined and provided by CoreLogic to Supplier) into technical requirements and submit such technical requirements to CoreLogic for review and approval prior to moving onto the relevant next phase.

(ii)
Document project requests and change requests received from CoreLogic (i.e., the *** team) based on CoreLogic's business requirements. Supplier will upload all document changes onto the Bugzilla tracking tool.

(iii)
Identify and schedule resources (in applicable Supplier systems) upon receiving project requests and change requests, and project scope and estimates in order to execute such project requests and change requests.

(iv)	Perform requirements management and feasibility analyses, on an as required basis (or as otherwise designated by CoreLogic), and submit all updates to CoreLogic.

(v)
Establish technical requirements, incorporating integration requirements and functional specifications that are defined and provided by CoreLogic to Supplier). Based upon documents provided by CoreLogic, Supplier will update and establish technical requirements and submit such requirements to CoreLogic.

(vi)	Perform risk analyses on an as needed basis or as otherwise designated by CoreLogic and submit such analyses to CoreLogic for input, validation and identification of necessary next steps.

(vii)
Review code, patch releases and vendor upgrades for applicability and necessity and provide recommendations and analysis to CoreLogic regarding implementation such code, patch releases and vendor upgrades.

(c)	For maintenance design, Supplier will:

(i)	Define the development environment and tools and incorporate the high-level solutions design that is defined and provided by CoreLogic to Supplier). Supplier will establish and install all hardware and software for CoreLogic-designated local and remote environments and identify and open all applicable firewall ports to access remote setup and application as required.

(ii)
Propose design alternatives and incorporate the technical architecture, logical database and data structures that are defined and provided by CoreLogic to Supplier) on an as needed basis. Updates and alternatives submitted to CoreLogic.

(iii)	Define and deliver technology training to CoreLogic and its designees based on *** business ***, with *** from CoreLogic.

(iv)	Finalize time, effort and cost estimates on an as needed basis and provide updates and estimates to CoreLogic.

(d)	For maintenance development, Supplier will:

(i)	Prepare the development environment, including setup of hardware, installation of all necessary software, and identification and opening of all applicable firewall ports to access remote applications.

(ii)	Conduct developer training, as needed as designated by CoreLogic, using available documents provided by CoreLogic. Supplier will provide training to all Supplier Personnel as required.

(iii)	Construct and/or acquire application and system code consistent with business and design requirements and submit all updates to CoreLogic.

(iv)
Develop required data interfaces (i.e., incorporating physical and logical databases which will be defined and provided by CoreLogic to Supplier) on an as needed basis and submit all updates to CoreLogic.

(e)	For maintenance testing, Supplier will:

(i)	Develop a testing approach and maintain detailed design documents and test plans that are provided by CoreLogic to Supplier.

(ii)
Conduct unit testing, including incorporating test environment business requirements and use case flows (which will be defined and provided by CoreLogic to Supplier) after implementation and provide all results back to CoreLogic.

(f)	Maintenance deployment and support activities are not within the scope of Services under this Section 7.5.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.2
Escrow Services Tax Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.2
Escrow Services Tax Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the escrow services tax Services (the “Escrow Services Tax Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

1.5	Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-2.2.1        EST Tax Servicing (BPO) Services
Schedule A-2.2.2        EST Outsourcing (BPO) Services

2.	OVERVIEW

2.1	Lines of Business.

(a)
CoreLogic's tax business is divided into two (2) separate lines of business: residential and commercial. The residential services provided by CoreLogic to CoreLogic Customers are provided through tax services (*** and *** ) and *** services. *** commercial tax service is provided through the *** commercial servicing operations.

(b)
The major distinction between CoreLogic's tax service and outsourcing businesses is the level service offerings and system of records. While CoreLogic's tax services business provides varying degree of tax information to CoreLogic Customers in the form of self-service portals and sending data files to CoreLogic Customers, CoreLogic's tax outsourcing business provides a full menu services to CoreLogic Customers and most work is performed within the applicable CoreLogic Customer systems. While the tax services and outsourcing businesses provide separate services, they interrelate where certain operational processes overlap between the businesses. For example, the tax services business provides tax status on non-escrow loans, follows up with borrowers on the tax payment status through the Delinquent Letter Follow Service (DELFUS), and procures the delinquent redemption amounts and due dates from taxing agencies for CoreLogic Redemption Reporting services (CLRR) for CoreLogic Customers; whereas, the outsourcing business makes payments from CoreLogic Customer systems based on CoreLogic Customer-specified rules for paying and converting loans to escrow for outsourcing-specific CoreLogic Customers.

(c)
The EST Services to be performed by Supplier include the tax servicing Services (the “EST Tax Servicing Services”) set forth in Schedule A-2.2.1 and the outsourcing services (the “EST Outsourcing Services”) set forth in Schedule A-2.2.2.

2.2	Core Functions. The EST Services include Services associated with the following Core Functions:
Loan Boarding and Search
Data Integrity and File Maintenance
Tax Amount Reporting (TAR)
Tax Payments and Disbursements
Returns and Refunds
Research
Claims and Recoveries

2.3	Overview of Work Types.

(a)	For the EST Services, within each applicable Core Function, Supplier will perform Services in accordance with work types that are assigned by CoreLogic to Supplier (each, a Work Type”).

(b)
Schedules A-2.2.1 and A-2.2.2 set forth (i) an overview of each of the Core Functions for which EST Tax Servicing Services and EST Outsourcing Services, respectively, will be performed and (ii) a non-exclusive representative sample of the various Work Types that CoreLogic will assign Supplier to perform within such Core Function.

(c)	As the Work Types described in Schedules A-2.2.1 and A-2.2.2 are a non-exclusive list, Supplier will perform all Work Types assigned by CoreLogic for a Core Function as part of the EST Services.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.2.1
EST Services - Tax Servicing (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.2.1
EST Services - Tax Servicing (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.2.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the tax servicing portion of the Escrow Services Tax Services (the “EST Tax Servicing (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF EST TAX SERVICING SERVICES

2.1	Process Overview

(a)
CoreLogic provides a comprehensive set of service solutions to mortgage servicer CoreLogic Customers. This includes monitoring of tax status and managing tax payments for properties within such CoreLogic Customer portfolios for both escrow and non-escrow loans. CoreLogic manages activities from start to finish, which includes searching and procuring tax information, reconciling and scrubbing data, performing data audits, securing tax amount reporting files, making tax payments, investigating and conducting research, and processing claims and recovering tax payments from the responsible party advanced by CoreLogic Customers or CoreLogic. The process is initiated via the loan boarding, process for new loans and continues with recurring data integrity and property tax liability for existing loans. As tax due dates approach, CoreLogic verifies the tax liability, administers the payment to the various taxing agencies, and performs follow-up with delinquent non-escrowed accounts to proactively prevent taxing agencies from placing liens CoreLogic's Customers' collateral.

(b)
Supplier will support the majority of these functions and Supplier Personnel performing the EST Tax Servicing Services are expected to be highly specialized in this role due to the precision and accuracy required. CoreLogic has a unique value proposition in this space, while many of the tracking and liability calculations are automated, given the annual assessments, ever-changing regulations, ownership chains, and multitude of taxing agencies (28,000 plus), Supplier Personnel performing the EST Tax Servicing Services will frequently interact with thousands of taxing agencies and interpret rules and requirements as well as comply with the numerous operating procedures, of the *** outsourcing CoreLogic Customers. Consequently, tax associates have developed deep understandings of property tax agencies, processing details and requirements, with many associates specializing in niche geographies that have particular parcel and property tax processing complexities (e.g., Connecticut, Delaware, Georgia, Maryland, Massachusetts, New Hampshire, New Jersey, New York, North Carolina, South Carolina, Pennsylvania, Rhode Island and Virginia).

(c)
Supplier will support the majority of these tax functions on a CoreLogic ***-specific basis using a “*** team” model (each, a “Supplier *** Team”). CoreLogic will assign each Supplier *** Team a CoreLogic *** for which Supplier will provide EST Tax Servicing Services. Supplier will provide the EST Tax Servicing Services on the basis of CoreLogic-assigned Work Types, each of which will be

CoreLogic ***-specific and will be associated with one of the seven (7) Core Functions.

2.2	*** (***) Overview.

(a)	In the *** tax business, CoreLogic processes tax-related activities from a *** operation.

(b)
Of the seven (7) Core Functions, the following five (5) Core Functions are executed within the ***: loan Boarding and Search, data integrity and file maintenance, tax amount reporting, tax payment and disbursements, returns and refunds, and claims and recoveries.

2.3	*** (***) Overview.

(a)
In the *** tax business, CoreLogic processes tax-related activities from *** teams. There are *** (***) *** that develop customized knowledge of the local U.S. market they are servicing. Additionally, the *** serve as an escalation point for activities that cannot be processed by the *** or tax ***.

(b)	Within each *** team, there is commercial business representative that is primarily focused on processing tax amount reporting for commercial properties.

(c)
Of the seven (7) Core Functions, the following three (3) are executed within ***: loan boarding and search, data integrity and file maintenance, tax amount reporting, and as escalation point for activities that cannot be processed by the *** or tax ***.

2.4	Overview of Work Types.

(a)	Within each applicable Core Function, Supplier will perform Services in accordance with Work Types that are assigned by CoreLogic to Supplier.

(b)
The remaining Sections of this Schedule A-2.2.1 set forth (i) an overview of each of the Core Functions for which EST Tax Servicing Services will be performed and (ii) a non-exclusive representative sample of the various Work Types that CoreLogic will assign Supplier to perform.

3.	LOAN BOARDING AND SEARCHES

3.1
Overview. The “loan boarding and searches” Core Function involves high variability in quality of input data based on the various interfaces and CoreLogic Customers' systems. The loan boarding and searches Core Function requires extensive search training, ability to read legal documents, and understanding of how to use parcel identifications (IDs). Troubleshooting with respect to this Core Function requires the ability to "Search by SITUS". There is no direct contact with CoreLogic Customers, but there are potential calls/outreach to tax authorities.

3.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. SWIMS, TALON, Stellant, Win2data and Property Locator System (PLS).

(b)	Third Party Systems. Applicable county websites.

3.3	Loan Boarding. This function includes activities manually set-up loans and liens in TALON. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - New Orders. For this Work Type, Supplier will extract new order information from the Stellant System and conduct data entry activities for new CoreLogic Customer loans into the TALON System when such data entries cannot be created via the automated processes.

(b)
Work Type - Automated Data Documenting System(ADDS). For this Work Type, Supplier will retrieve reports from XPTR to perform maintenance and provide updates to Accelerated Tax Set Up (ATSU) and other loans on the TALON System.

(c)	Work Type - CoreLogic Customer Changes(Tax Service Order). For this Work Type, Supplier will update loan information in the TALON System when requested by a CoreLogic Customer.

(d)	Work Type - Suspended Orders(Q9). For this Work Type, Supplier will, as requested by CoreLogic, update owner information in the TALON System for suspended orders.

(e)
Work Type - Lender Updates (Bene Changes). For this Work Type, Supplier will receive an email with the Bene Form and the applicable spreadsheet and update CoreLogic Customer and loan information when there is a change in one or more lenders resulting from a loan sale from one lender to another lender.

(f)
Work Type - BPM Legal(Change Form). For this Work Type, Supplier will process orders by verifying information provided by CoreLogic Customers with the image documents submitted by CoreLogic Customers, making updates to the TALON System. Supplier will verify legal and SITUS information.

3.4
Search. This function includes activities such as conducting multi-level searches (including making calls to taxing agencies) to validate taxing agency, tax and parcel identification IDs and other critical pieces of information necessary to manually set up a loan or lien. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - First Level Search. For this Work Type, Supplier will receive requests from CoreLogic Customers and conduct a First Level Search, which is a search for the tax ID, agency number, jurisdiction and procuring amount for an applicable loan or lien by using a variety of different tools, including win2data, county websites and the PLS, resulting in Supplier making updates to TALON or sending suspension letter to the CoreLogic Customer.

(b)
Work Type - Second Level Search. For this Work Type, Supplier will conduct a Second Level Search at the request of the First Level Search team. Supplier will search for the tax ID, jurisdiction and procuring amount for an applicable loan or lien by using a variety of different tools, including win2data, county websites and the PLS, resulting in Supplier making updates to TALON or sending suspension letter to the CoreLogic Customer.

(c)
Work Type - Voice Search. For this Work Type, Supplier will receive requests from CoreLogic or Supplier Second Level Search teams to conduct voice searches. Supplier will search for the tax ID, jurisdiction and procuring amount for an applicable loan or lien by using a variety of different tools, including win2data, county websites, PLS, and phone inquiries, resulting in Supplier making updates to TALON or sending suspension letter to the CoreLogic Customer. Supplier will perform voice searches if necessary after CoreLogic or Supplier completes the applicable Second Level Search.

(d)
Work Type - Mailbox Search. For this Work Type, Supplier will research emails submitted by a CoreLogic business area to a CoreLogic-designated email address (currently, ***) for updates to, or verification of, information in the TALON System.

3.5
Reports. This function includes activities such as processing reports required to measure and manage the Tax Servicing business. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Daily Exception Report. For this Work Type, on a daily basis, Supplier will run several CoreLogic-specified reports in order to identify duplicate loans for a particular CoreLogic Customer, update the applicable spreadsheet and notify CoreLogic of such updates.

(b)
Work Type - Status of Loans Report. For this Work Type, on Tuesday and Saturday of every week (or at other intervals ***), Supplier will run a loan status report on the TALON System to provide CoreLogic Customers with the status of their loans in process.

(c)
Work Type - ATSU Inputs. For this Work Type, Supplier will retrieve a list of open reports from XPTR at intervals designated by CoreLogic, retrieve the applicable spreadsheet from CoreLogic's SharePoint site and update such site with information from the XPTR reports. After completing such updates, Supplier will save the applicable spreadsheet back onto the SharePoint site.

4.	DATA INTEGRITY AND FILE MAINTENANCE

4.1
Overview. The “data integrity and file maintenance ” Core Function begins prior to a new tax cycle. Supplier will confirm that all tax ID information is current and complete. Supplier will execute queries of escrowed loans based upon upcoming cycles and identify any issues that arise. The processes associated with this Core Function are well defined and structured. This Core Function requires Supplier to make occasional phone calls to agencies.

4.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. TALON, Win2data and PLS.

(b)	Third Party Systems. Agency Websites.

4.3
Data Validation & Maintenance. This function includes activities such as conducting validation, maintenance, and update activities to support TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - First Customer Report. For this Work Type, Supplier will transfer information from the XPTR System to the applicable spreadsheet by cross-referencing the applicable state and tax group information. Supplier will perform this task on a weekly basis towards the end of each week, as it is required by CoreLogic and the CoreLogic Customers by the end of business on the following Monday. Supplier will rename the revised spreadsheet and save it on CoreLogic's SharePoint site.

(b)
Work Type - Delinquent Validation. For this Work Type, Supplier will identify delinquent details in the applicable spreadsheet provided by CoreLogic and validate whether such delinquent details are updated in the loan detail or lien detail screens. Supplier will use the log available in CoreLogic's SharePoint site to identify customer details (e.g., customer numbers). Supplier will use such log to cross-reference, and will make all necessary updates to the applicable spreadsheet. After Supplier completes such updates, Supplier will return the applicable spreadsheet to CoreLogic via email or to CoreLogic's SharePoint site.

(c)
Work Type - Distribution Information TPS. For this Work Type, Supplier will track reporting data after each reporting cycle by providing monthly totals for the following: total non-escrow reported, total escrow reported, total non-escrow delinquent reported, total percent delinquent non-escrow and total percent delinquent escrow.

(d)
Work Type - RSCH Validation. For this Work Type, Supplier will retrieve properties that are designated “Pending Apportionment” or are identified in files submitted by CoreLogic and conduct data integrity and clean-up activities (e.g., reviewing and updating duplicate tax IDs, PLS exceptions, and to-be-apportioned amounts).

4.4
Reports. This function includes activities such as processing reports to monitor and manage data integrity and file maintenance.. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - TPS Management Report. For this Work Type, on a daily basis, Supplier will run and sort the TPS management report, using applicable state agencies as the sort criteria. Unless otherwise ***, Supplier will run this report on a daily basis at 7:30 PM CST / 6:00 AM IST.

5.	TAX AMOUNT REPORTING (TAR)

5.1
Overview. The “tax amount reporting” Core Function is initiated by running report against escrow accounts to determine payments. Exceptions are addressed by insertion into a queue. Services associated with this Core Function will require some potential agency follow-up via email or calls to resolve issues.

5.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. TALON, TPS, Client Systems, Delinquency Locator System, SMART, PLS, Epitome, FACTS, Payment Tracking Database, Shipping Vendor Websites.

(b)	Third Party Systems. None.

5.3
Data Prep and Management. This function includes activities such as performing data management and maintenance activities related to uploading TAR or handling exceptions in the TAR process and performing any validation and maintenance activities required to further process TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Agency Profiles. For this Work Type, Supplier will create agency profiles after a TAR is in production in order to assist CoreLogic Customers with processing TARs, assist in remitting payments to the taxing authorities and assist in tracking shipped payment information.

(b)
Work Type - TPS Database Updates. For this Work Type, Supplier will receive tracking mails and update the quantity purge date and post applicable information within the TPS tracking database for associated agencies. Upon Supplier's completion of such updates to agencies, Supplier will notify CoreLogic (i.e., the BA) via the Stellant System and the BPM Workflow System.

(c)
Work Type - Missing Bills Loans. For this Work Type, Supplier will validate the accuracy of the tax amounts and tax IDs associated with missing bill loans of CoreLogic Customers and compare data within the TALON System against the applicable CoreLogic Customer systems. Supplier will correct any discrepancies that Supplier discovers during such validation and comparison.

(d)
Work Type - TAR Exceptions. For this Work Type, Supplier will compare the tax amount between TAR and agency information and identify and resolve exceptions prior to the tax reporting cycles of applicable tax agencies, in order to enable accurate reporting.

(e)
Work Type - Pre Cycle Validation(PCA). For this Work Type, Supplier will receive the applicable files from CoreLogic and identify any agency or tax ID discrepancies for CoreLogic Customers designated by CoreLogic prior to the start of the applicable tax cycle. Supplier will correct such discrepancies and errors in the applicable systems.

(f)
Work Type - Autos. For this Work Type, Supplier will load the tax information file that is procured from the applicable agencies so that tax records can be updated with tax information, enabling the NOC and the RSCs to run TAR.

(g)
Work Type - Uncertified Taxes (UCT). For this Work Type, on a monthly basis, Supplier will receive a listing of uncertified properties from CoreLogic, validate tax IDs and update the tax amount for certified properties in the state of Texas and report them to CoreLogic. Supplier will correct any discrepancies or errors with respect to the tax IDs or tax amounts.

(h)
Work Type - Tax Watch Delinquency Validation. For this Work Type, Supplier will retrieve the applicable agency spreadsheet report from CoreLogic's SharePoint site and validate such report (e.g., with respect to agency, installment and tax year information) to determine whether such report meets the CoreLogic-designated expectations. Upon completion of such validation, Supplier will close the task and submit it to the Supplier QC team for a quality check. Supplier will provide CoreLogic with an email with any identified issues.

(i)
Work Type - SMART Loads. For this Work Type, Supplier will retrieve the applicable TAF files from CoreLogic's SharePoint site, validate the files (e.g., with respect to agency, installment, tax year, applicable forms such as the 246 Form) to determine whether the report meets the CoreLogic-designated expectations. Upon completion of such validation, Supplier will load the TAF file with the validated information into the SMART System. Supplier will provide CoreLogic with an email with any identified issues.

(j)	Work Type - Legal Verifies. For this Work Type, as requested by a CoreLogic Customer, Supplier will validate the accuracy of tax amounts and tax IDs on legal documents. Supplier will receive applicable files and information via email. Supplier will update the TALON System to correct any discrepancies or errors with respect to tax amounts or tax IDs.

(k)
Work Type - National Data Management (NDM) Validations. For this Work Type, Supplier will validate the Tax Payment Status (TPS) files received from applicable taxing authorities prior to uploading such TPS files into the TALON System. Supplier will retrieve the files submitted by CoreLogic from the applicable FTP Site and report any discrepancies back to CoreLogic.

(l)
Work Type - PCA Validation. For this Work Type, on both a monthly basis and sixty (60) days prior to TAR, Supplier will run applicable reports comparing information between CoreLogic's systems and the TALON System and resolve any exceptions prior to the start of the TAR cycle by updating the TALON System.

(m)
Work Type - PVHL Validation. For this Work Type, Supplier will audit high liability loans (i.e., loan amounts over $500,000 in total or $5,000 per tax installment) on the TALON System. Supplier will retrieve the applicable report listing high liability loans from CoreLogic's SharePoint site. Supplier will validate the tax payment status of loans prior to the reporting cycles of applicable tax agencies in order to enable accurate reporting. Supplier will update the tax status of such loans in the TALON System.

(n)
Work Type - TAF Exceptions. For this Work Type, Supplier will receive the applicable TAF exceptions report from CoreLogic, compare the tax ID and tax amount between the TALON System and applicable agency files and identify and resolve exceptions on the TALON System.

(o)
Work Type - TPS Validation. For this Work Type, Supplier will retrieve the applicable files from CoreLogic's SharePoint site into Excel, load the TPS file into the National Data Management database and track such files in TRS. Supplier will update the applicable Excel file and load it back onto CoreLogic's SharePoint site.

(p)
Work Type - NAR Billing. For this Work Type, Supplier will support the U.S. National Accounts Representative (NAR) RSC team in meeting requests of CoreLogic Customers requesting status on their loans. Supplier will receive the list of applicable CoreLogic Customers from CoreLogic and retrieve the reports for such CoreLogic Customers from the XPTR System. Supplier will format the reports from XPTR in order to meet the applicable CoreLogic Customer's designated format requirements and upload such reports to CoreLogic's SharePoint site.

(q)	Work Type - Keying. For this Work Type, Supplier will input tax amounts into the TALON System to enable production runs of TAR.

(r)
Work Type - Customer Service Mailbox. For this Work Type, Supplier will analyze CoreLogic Customer requests received in the applicable CoreLogic-designated mailbox and assign such requests to the appropriate RSCs.

(s)
Work Type - National Database Management (NDM) Database Updates. For this Work Type, Supplier will retrieve the applicable files from CoreLogic's SharePoint site, update the tax payment status (e.g., file receipt date from agency) and update the file upload date on the NDM database via Citrix. Supplier will validate and update the correct information (e.g., file receipt date from agency) into the TALON System and other applicable systems, as required, with validated information.

(t)
Work Type - CMT Reports. For this Work Type, Supplier will receive requests from CoreLogic for specified reports (e.g., TAR summary reports and TAR exception reports) and run such reports from the XPTR System and the TALON System for CMT. Supplier will provide such reports to CoreLogic via email or via the CoreLogic Workflow System.

(u)
Work Type - TAR History Tracking. For this Work Type, on a twice-weekly basis (Monday and Wednesday, unless otherwise ***), Supplier will retrieve the applicable TAR historical information from the TALON System and track how many liens are reported and how many liens are pending. Supplier will report this information back to CoreLogic via email or CoreLogic's SharePoint site.

5.4	Calling Agencies Supplier will make calls to taxing agencies to support TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Voice Calls. For this Work Type, Supplier will receive applicable files from CoreLogic and make calls to tax collectors to obtain missing bills and tax information (which calls are placed to validate the files received and the information contained within them, such as bill information). Once Supplier validates or updates such files, Supplier will route them to the appropriate Supplier teams or to CoreLogic for further TAR-related activities.

5.5
TAR Preparation and Management. This function includes activities such as preparing TARs to be uploaded and managing the TAR process and associated reports. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Non-Escrow. For this Work Type, Supplier will extract open items from the FACTS System, conduct research to validate the tax status of non-escrow commercial tax properties and procure the tax amount for the specified tax ID.

(b)
Work Type - Delinquent Tax Search (DTS). For this Work Type, Supplier will conduct research to validate delinquent tax and procure tax amounts. Supplier will retrieve the DTS New Request worksheet, conduct parcel-specific tax research and validation, create a tax bill shell, aggregate all necessary information and supporting documentation, update the FACTS System and the EPITOME System and scan and dispose of hard copies.

(c)	Work Type - Daily TAR Sheet. For this Work Type, on a daily basis, Supplier will format the daily TAR sheet according to CoreLogic-specified guidelines.

(d)
Work Type - NEV TAR Formatting. For this Work Type, Supplier will format the TAR spreadsheet according to CoreLogic-specified guidelines for the Net Economic Value (NEV) report. NEV report is used for monthly escrow shipping information and applicable CoreLogic Customers have specified formatting guidelines.

5.6	Tracking. This function includes activities such as tracking and managing logistics related to TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Tax Payment Tracking. For this Work Type, Supplier will track the delivery of tax payments to taxing authorities by using the websites of shipping vendors (e.g., DHL, FedEx, and USPS). Supplier will use confirmation of tax payment delivery in order to avoid penalties resulting from delayed deliveries or incorrect shipping addresses. Supplier will make updates to CoreLogic's Payments Database with tracking status.

5.7
Exceptions and Rejects. This function includes activities such as identifying exceptions and TAR related activities that require special handling in order to further process TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Scanned Images. For this Work Type, Supplier will determine identifying details for scanned images that do not have an order number, customer number, or loan number and update the TALON System accordingly.

(b)
Work Type - Tax Pay Check Exception Report. For this Work Type, on a daily basis, Supplier will review the exception report from the TALON System for checks that did not image correctly and load such checks automatically into the TALON System. Supplier will make manual updates to the TALON System with CoreLogic Customer information, state, and TAR details.

5.8	Reporting. This function includes activities such as reporting to monitor and manage TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)	CoreLogic Redemption Report (CLRR). This function includes activities such as processing CLRR reports. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(b)
Work Type - CLRR Redemption Reporting - Voice. For this Work Type, Supplier will receive from CoreLogic the CLRR orders that are generated, review such orders and use voice communications to follow up on delinquent tax amounts. Supplier will make all applicable updates to the TALON System

5.9
Tax Payment and Disbursements . This function includes activities such as performing payment-related activities to subsequent to toTAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Agency Balance. For this Work Type, Supplier will extract the applicable report from the Payments Database to determine the appropriate TARs and, using images provided by CoreLogic Customers, update amounts in the TALON System based on whether the agencies are in balance.

(b)
Work Type - Faxes. For this Work Type, Supplier will extract faxes from the BPM Workflow System, verify proof of payments received from borrowers via fax and update the TALON System with the proper coding, escalating to CoreLogic's internal QC when issues arise.

(c)
Work Type - Images. For this Work Type, Supplier will receive a text file from CoreLogic (i.e., the BA), verify proof of payments received from borrowers via scanned images and update TALON with the proper coding. Supplier will update the applicable spreadsheet and return it to CoreLogic (i.e., the BA).

(d)
Work Type - Wire Email. For this Work Type, Supplier will retrieve emails from the wire email box and update the TALON System with amounts from the confirmation form after an electronic transmission of funds occurs between the CoreLogic Customer and CoreLogic.

5.10
Returns and Refunds Processing. This function includes activities such as processing returns and refunds received. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Rejected / Returned Checks. For this Work Type, for any check that is rejected or returned by taxing authorities, Supplier will determine the correct parcel, lender, loan contract, year, installment and reason for such check that had originally been submitted to various taxing authorities and input this information into the Refunds Database.

(b)
Work Type - Refund Processing. For this Work Type, when Supplier receives a check from a taxing authority, Supplier will determine the correct parcel, lender, loan contract, year, installment and reason for refunds received from various taxing authorities, inputting this information into CoreLogic's Refunds Database. Checks received by CoreLogic include checks payable to CoreLogic, checks payable to mortgage companies, and batching checks.

(c)
Work Type - Refund True Pay. For this Work Type, Supplier will receive applicable files from CoreLogic. CoreLogic will provide the payment list (prior to ELD) to the applicable agencies. Upon receipt of details (e.g. loans that are not accepted) from such agencies, Supplier will prepare a revised payment list and refund loans to the applicable CoreLogic Customers. Supplier will determine the correct parcel, lender, loan contract, year, installment and reason for refunds received from various taxing authorities and input this information into the Refunds Database.

(d)
Work Type - Refund Applications. For this Work Type, Supplier will process refund applications received from CoreLogic Customers that are sent to agencies for initiating refunds. Supplier will determine the correct parcel, lender, loan contract, year, installment and reason for refunds received from various taxing authorities and input this information into the Refunds Database.

5.11
Quality Check Audit and Review. This function includes activities such as conducting quality checks as part of the production process for TAR. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)	Work Type - Tax Amount Validation. For this Work Type, Supplier will validate tax amounts that have been manually entered by the Data Entry Operator of CoreLogic or the Supplier. Supplier will validate tax amounts with information from scanned images contained in the Image Viewer System.

6.	CLAIMS AND RECOVERIES

6.1
Overview. The “claims and recoveries” Core Function will require Supplier to process claims and recoveries for payments made by CoreLogic on behalf of CoreLogic Customers. Supplier will validate and secure all applicable claims.

6.2	Technology and Tools.

(a)	Internal CoreLogic Systems. Claims Database and Wingspan.

(b)	Third Party Systems. None.

6.3
Claims Processing. This function includes activities such as processing claims for payments made on behalf of CoreLogic Customers. Supplier will perform Work Types designated by CoreLogic, including the Work Types described below.

(a)
Work Type - Claims. For this Work Type, Supplier will analyze claims filed by CoreLogic Customers to determine if they are valid and whether they should be paid. Supplier will retrieve claims from the Claims Database, gather loan information from Wingspan and cross-reference such information. Supplier will research complete and valid claims to determine whether payment should be released. Supplier will make updates for both valid and invalid claims the Wingspan System.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.2.2
EST Outsourcing (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Schedule A-2.2.2
EST Outsourcing (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.2.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the outsourcing services portion of the Escrow Services Tax Services (the “EST Outsourcing (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF EST OUTSOURCING SERVICES

2.1	Process Overview.

(a)
CoreLogic provides a comprehensive set of service solutions to CoreLogic Customers that are mortgage servicers. This includes monitoring of tax status and managing tax payments for properties within such CoreLogic Customer portfolios for both escrow and non-escrow loans. CoreLogic manages activities from start to finish, which includes searching and procuring tax information, reconciling and scrubbing data, performing data audits, securing tax amount reporting files, making tax payments, investigating and conducting research, and processing claims and recovering tax payments from the responsible party advanced by a CoreLogic Customer or CoreLogic. The process is initiated via the loan boarding, process for new loans and continues with recurring data integrity and property tax liability for existing loans. As tax due dates approach, verifies the tax liability, administers the payment to the various taxing agencies, and performs follow-up with delinquent non-escrowed accounts to proactively prevent taxing agencies from placing liens on CoreLogic's Customers' collateral.

(b)
Supplier will support the majority of these functions and Supplier Personnel performing the EST Outsourcing Services will be highly specialized in this role due to the precision and accuracy required. CoreLogic has a unique value proposition in this space, while many of the tracking and liability calculations are automated, given the annual assessments, ever-changing regulations, ownership chains, and multitude of more than 28,000 taxing agencies, Supplier Personnel performing the EST Outsourcing Services must frequently interact with thousands of taxing agency and interpret rules and requirements as well as comply with the numerous operating procedures, Due to *** (***) CoreLogic Customers being outsourcing-specific, Supplier Personnel performing the EST Outsourcing Services will need deep understandings of property tax agencies, processing details and requirements, with many such Supplier Personnel specializing in niche geographies that have particular parcel and property tax processing complexities (e.g., Connecticut, Delaware, Georgia, Maryland, Massachusetts, New Hampshire, New Jersey, New York, North Carolina, South Carolina, Pennsylvania, Rhode Island and Virginia).

(c)	Supplier will support the majority of these outsourcing functions on a CoreLogic Customer-specific basis using a “client team” model (each, a “Supplier Client Team”). *** each Supplier Client

Team a CoreLogic Customer for which Supplier will provide EST Outsourcing Services. Supplier will provide the EST Outsourcing Services on the basis of *** Work Types, each of which will be CoreLogic Customer-specific and will be associated with one of the seven (7) Core Functions.

2.2	Outsourcing Overview.

(a)	In the outsourcing tax business, CoreLogic processes tax-related activities on behalf of CoreLogic Customers.

(b)	Of the seven (7) Core Functions, all but “claims and recoveries” are executed within the EST Outsourcing Services.

2.3	Overview of Work Types.

(a)	For each Supplier Client Team assigned to a CoreLogic Customer, *** Work Types within each applicable Core Function to be performed by such Supplier Client Team for such CoreLogic Customer.

(b)	The remaining Sections of this Schedule A-2.2.2 set forth:
An overview of each of the Core Functions (other than the “claims and recoveries” Core Function, which is not within the scope of the EST Outsourcing Services), including a non-exclusive list of the Software, Systems and tools that Supplier will use in the performance of Services associated with such Core Function, each of which are further described in Schedule A-11.
A non-exclusive representative sample of the various Work Types that CoreLogic will assign Supplier Client Teams to perform, and the CoreLogic Customers for which such Work Types are assigned as of the Supplement Effective Date.

3.	LOAN BOARDING AND SEARCH

3.1
Overview. The “loan boarding and searches” Core Function involves high variability in quality of input data based on the various interfaces and CoreLogic Customers' systems. The loan boarding and searches Core Function requires extensive search training, the ability to read and understand property legal description, loan closing documents, and a solid understanding of how to use parcel identifications (IDs), tax amount due and economic loss due dates Troubleshooting with respect to this Core Function requires the ability to “Search by SITUS and Legal”. This function requires no direct service contact with CoreLogic Customers, except through tax services, but may require calls and other contacts with tax authorities.

3.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. TALON System, BPM, CCW, E-Legals, Faries.net, MegaMatrix, Mapping tools, PLS, Realquest, TPS, Win 2 Data, Wingspan.

(b)	Third Party Systems. Fidelity, CITI Find, CITI Link, Fidelity, Interaviewer, Netronline, TIA.

3.3
Manually Set Up Loan or Tax Lien. This function includes the manual setup of loan and tax liens that require verification of loan-specific information (e.g., tax amounts, parcel identifications and due dates). Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Tax Interface Exceptions. For this Work Type, Supplier will set up tax liens using the servicing systems provided by the applicable CoreLogic Customer. For each order that exists in the TALON System and is loaded into CoreLogic's tax interface application (TIA System), Supplier will retrieve the applicable liens from the TIA System in order to validate them. Supplier will verify the tax amount, parcel ID, and due date for each tax lien. Supplier will set up tax liens for: (A) liens that have the tax information readily available, (B) liens that do not have the information readily available and (C) liens that have with exceptions that need to be researched prior to the lien or loan being established. Supplier will validate and update the lien information in the TIA System and the Fidelity System. These activities include accessing agency web sites and calling taxing agencies, as required to gather and validate the necessary information associated with such liens.
Supplier Client Team: ***.

(b)
Work Type - Set Up Tax Liens Outside of the Fidelity System. For this Work Type, Supplier will receive the applicable files from CoreLogic and set up tax liens outside of the Fidelity System when it is not possible to do so within the Fidelity System. Supplier will verify the tax amount, parcel ID, and due date for each tax lien. Supplier will perform make calls to taxing agencies as required to gather and validate the necessary information and update the validated information in the applicable systems.

Supplier Client Team: ***.

(c)
Work Type - Set Up Tax Liens Within the Fidelity System. For loans that not completed in the TALON System and listed as pending / not available in TIA, Supplier will manually set up such loans in the Fidelity System. Supplier will receive the applicable spreadsheet files from CoreLogic for this Work Type. On a weekly basis, Supplier will set up tax liens in the Fidelity System that were not initially created in the Fidelity System. Supplier will verify the tax amount, parcel ID, and due date and make such updates in the Fidelity System, reporting all such changes in a spreadsheet that Supplier will provide to CoreLogic.

Supplier Client Team: ***.

3.4
Legal Information Search. This function includes activities such as searching and obtaining property legal descriptions as part of the loan boarding process. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Missing Legal Information. For this Work Type, Supplier will search for missing legal information from CoreLogic Customer-provided information contained in application documents (e.g., the mortgage deed of trust, appraisal, and HUD forms). Supplier will receive the applicable spreadsheet with liens not completed in the TALON System from CoreLogic on a weekly or monthly basis (depending on the volume) and will update the TALON System with the missing legal information.

Supplier Client Team: ***.

(b)
Work Type - Search Based on Legal Information. For this Work Type, Supplier will, upon identifying missing legal information, search for correct legal information and submit such correct legal information to the applicable CoreLogic Customer.

Supplier Client Team: ***

3.5
Quality Control (QC) Audit and Review. This function includes activities such as performing quality checks as part of production for manual loan set-ups and legal searches. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - QC Tax Liens in the Fidelity System. For this Work Type, Supplier will validate all loans that are originated in the TIA Systems. Supplier will validate the tax amount, parcel ID, and due date on tax liens within in the Fidelity System. All loans created in the TIA System undergo a quality check before the submission is complete. Supplier will complete the quality check, make the necessary adjustments and select the “Audit Complete Button” to complete the submission.

Supplier Client Team: ***.

(b)	Work Type - Error Types. For this Work Type, Supplier will perform QC reviews as designated by CoreLogic and document and describe the number and types of errors discovered from such QC review.
Supplier Client Team: ***.

4.	DATA INTEGRITY AND FILE MAINTENANCE

4.1	Overview. The “data integrity and file maintenance” Core Function begins prior to a new tax cycle. Supplier will confirm that all tax ID information is current and complete. Supplier will execute queries of escrowed loans based upon upcoming cycles and identify any issues that arise. The processes associated with this Core Function are well defined and structured. This Core Function requires Supplier to make occasional phone calls to agencies.

4.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. TALON System, BPM, CCW, Check Request, E-Legals, Epitome, FiServ, MegaMatrix, Mortgage Serv, PLS, Sendsuite, Smartweb, Tinet, TPS, Win 2 Data, Wingspan.

(b)	Third Party Systems. CITI Find, CITI Link, Fidelity, Interaviewer, I-Vault, ISS, Looking Glass Netronline.

4.3
Data Validation and Maintenance to Systems. This function includes activities such as data validation, maintenance, and updating activities made directly into the systems of applicable CoreLogic Customers. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Update Agency Addresses. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and will verify and update the applicable tax agency name, street address, city, zip code, “payable-to” phone number, and other required fields by either comparing information between the TALON System, Fidelity, CoreLogic Customer websites or reviewing agency verification files. Supplier will update the applicable spreadsheet with differences between the TALON System and other sources such as the Fidelity System.

Supplier Client Teams: ***.

(b)
Work Type - Special Handling. For this Work Type, Supplier will update the applicable spreadsheet with the accrual date and add corresponding notes upon receipt of special handling messages and instructions from CoreLogic.

Supplier Client Team: ***.

(c)
Work Type - Loan Number on Tax Bill Correspondence. For this Work Type, Supplier will, upon receipt of tax bill correspondences from the applicable CoreLogic Customer, verify that the loan number exists on such tax bill correspondences and index that loan number. Supplier will log into BPM, review correspondences in CGCOS, and determine whether a loan number exists on such correspondence. If the loan number exists, Supplier will then proceed to indexing. If a loan number does not exist, Supplier will obtain a loan number from Wingspan or PLS, and escalate as appropriate.

Supplier Client Team: ***.

(d)
Work Type - Missing Tax ID. For this Work Type, Supplier will update contracts with missing tax IDs by reviewing the CoreLogic bank tax ID report provided by CoreLogic, determining whether any contracts have missing tax ID information, and researching and updating contracts with current tax ID numbers.

Supplier Client Team: ***.

(e)
Work Type - Tax ID Active Status Verification. For this Work Type, Supplier will determine whether property tax IDs (provided by CoreLogic in an applicable spreadsheet) have a status of “active” or “inactive” within the TALON System and make the associated updates in the Fidelity System.

Supplier Client Team: ***.

(f)
Work Type - Lien Update. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and will update any missing lien information within the Fidelity System by researching the applicable property. Supplier will conduct research using tools such as Netronline, the PLS System, and the Wingspan System, determine whether the lien information is annual, semi-annual, quarterly, or tri-annual, and make the necessary updates to the Fidelity System.

Supplier Client Team: ***.

(g)
Work Type - Lien Validation. For this Work Type, Supplier will determine whether any additional liens need to be added to the TALON System and make associated updates within the TALON System by retrieving applicable information from the CoreLogic Workflow System. Supplier will retrieve the report of loans to be evaluated from the FIC Ancillary Database, review loans and escrow lines within the *** System, determine whether additional liens should be added, and update the TALON System with any additions or deletions.

Supplier Client Team: ***.

(h)
Work Type - Economic Loss Date (ELD) Update. For this Work Type, Supplier will update loan due dates in the Mortgage Serve System with information from the TALON System by searching by loan and parcel information and making necessary updates to within the Mortgage Serve System. Supplier will receive requests for such updates via the applicable spreadsheet from CoreLogic.

Supplier Client Team: ***.

(i)
Work Type - Accelerated Tax Lien Setup (ATSU). For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic, verify the property and legal information on the applicable CoreLogic Customer's system and update the amount and parcel information in the TALON System. Supplier will update the applicable spreadsheet and submit it to CoreLogic.

Supplier Client Team: ***.

4.4
Data Validation and Manual Spreadsheet/DB Updates. This function includes activities such as performing data validation, maintenance, and update activities that result in updates being made onto manual spreadsheets or databases, but not directly onto CoreLogic Customer systems. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Escrow Discrepancy Report. For this Work Type, Supplier will review the escrow discrepancy report provided via the applicable spreadsheet from CoreLogic and research items within such report to determine whether such items are in escrow or not. Supplier will document any reasons, discrepancies or outputs in the applicable spreadsheet within the CoreLogic Workflow System. Supplier will code the items on such report as non-escrow, but money may be captured in different places like city, county, and/or lien buckets within the applications indicating that the loan is in escrow.

Supplier Client Team: ***.

(b)
Work Type - Duplicate Tax ID Report. For this Work Type, Supplier will review duplicate tax ID reports, which Supplier will receive via the applicable spreadsheet from CoreLogic, research tax IDs that exist on different properties, and report the results of such research to CoreLogic (i.e., the Rochester team).

Supplier Client Team: ***.

(c)
Work Type - Escrow Service Comparison. For this Work Type, Supplier will, for property parcels identified by CoreLogic, compare escrow types across the TALON System and the Fidelity System and document and describe changes in the applicable spreadsheet within the CoreLogic Workflow System.

Supplier Client Team: ***.

(d)
Work Type - Acquired Loan Update. For this Work Type, Supplier will update loan details for loans that are acquired by the applicable CoreLogic Customer (as identified in the applicable spreadsheet provided by CoreLogic) that did not flow through the Accelerated Tax Lien Setup (ATSU). Supplier will begin such update by reviewing information within the TALON System using available contract numbers and updating the applicable spreadsheet within the CoreLogic Workflow System with missing or inconsistent details.

Supplier Client Team: ***.

(e)	Work Type - Disbursement Completion Update. For this Work Type, Supplier will retrieve the previous day's Convert and Pay Spreadsheet from CoreLogic's SharePoint site. Supplier will search the spreadsheet by the loan number and update the loan information in the applicable CoreLogic database with the disbursement completion date from the Convert and Pay Spreadsheet.
Supplier Client Team: ***.

(f)
Work Type - Monthly Tax Deposit Validation. For this Work Type, Supplier will determine whether monthly tax deposits are missing in the Fidelity System's accrual amount input file and make daily updates to the monthly tax deposit spreadsheet. Supplier will retrieve tax amount reports from the XPTR System, determine the customer loan number from the TALON System, search the MSP System to determine if the monthly tax deposit is missing, update the missing tax deposit fields with the required minimum deposit in the MSP System, update the monthly tax deposit spreadsheet, and submit (i.e., upload) the applicable file in SharePoint on a daily basis to CoreLogic for ultimate submission to the applicable CoreLogic Customer.

Supplier Client Team: ***.

(g)
Work Type - Tax Amount Verification. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and will verify the accuracy of tax amounts (i.e. property tax amounts paid to the applicable taxing authority) on such spreadsheet that have a disbursement of $10,000 or greater and update the applicable spreadsheet within the CoreLogic Workflow System.

Supplier Client Team: ***.

(h)
Work Type - Query Quality Check. For this Work Type, Supplier will retrieve the applicable files from CoreLogic Workflow System, conduct an internal quality check on the MortServ System to check the accuracy of tax payments that are made and update the applicable spreadsheet within the CoreLogic Workflow System.

Supplier Client Team: ***.

(i)
Work Type - Invalid Tax Amount. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and review any invalid tax amounts that are less than $2, validate the current tax amount, update the LoanServ System with amounts based on the installments and update the applicable spreadsheet. Supplier will return the updated spreadsheet to CoreLogic.

Supplier Client Team: ***.

4.5
Data Validation and Follow-Up. This function includes activities such as performing data validation activities that result in follow-up activities or some other form of action outside of updates to the data. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

Work Type - Mail Merge and Mailing. For this Work Type, Supplier will receive applicable files from CoreLogic, determine agency loans that have payments due on predefined days and create mailing labels on behalf of such agencies for the previous day's payments related to Convert and Pay activities. Supplier will create mailing labels and return such information to CoreLogic so that CoreLogic can print such labels and use them to dispatch to couriers.
Supplier Client Team: ***.

(a)
Work Type - Proof of Payment Verification. For this Work Type, Supplier will notify applicable homeowners via a resolution form letter of the need to pay any applicable delinquent taxes. Supplier will retrieve the resolution spreadsheet from CoreLogic's SharePoint site on a daily basis, verify the payment information on SmartWeb, document the insufficient payment information in the resolution Excel spreadsheet, and format the resolution form letter via mail merge.

Supplier Client Team: ***.

(b)
Work Type - Contract Numbers in Customer Databases. For this Work Type, Supplier will review the CoreLogic Customer and CoreLogic contracts, compare reports (which Supplier will receive via the applicable spreadsheet provided by CoreLogic) to verify that the correct contract numbers are referenced in the applicable CoreLogic Customer databases. If contract number discrepancies exist, Supplier will determine the correct contract numbers from the TALON System and notify such CoreLogic Customers to ensure that their systems are updated appropriately.

Supplier Client Teams: *** and ***.

4.6
Quality Control Audit and Review. This function includes activities such as conducting quality checks as part of production for the file maintenance and data integrity process. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Audit Closed Route. For this Work Type, Supplier will receive the applicable files from CoreLogic (i.e., the CoreLogic Customer will conduct audits on the work provided by CoreLogic and provide reports on the most frequent errors) and guidelines on audit numbers. Supplier will receive the applicable CoreLogic Customer reports and applicable files and conduct an audit of closed routes and cases (i.e., current, delinquent, default routes) of the applicable CoreLogic Customer, determine the most common error types, and resolve errors prior to audits by CoreLogic or the applicable CoreLogic Customer. Supplier will leverage existing checklists provided by the applicable CoreLogic Customer to validate and review information (i.e., review the fields with the most frequency of errors). In performing this audit, Supplier will use a pre-defined checklist to look for the most common error types and *** by CoreLogic or the applicable CoreLogic Customer.

Supplier Client Team: ***.

(b)
Work Type - Pre-Cycle Audit. For this Work Type, Supplier will receive the applicable files from CoreLogic and conduct audits and updates in the TALON System of loans for the upcoming tax cycle to ensure that issues are identified and resolved before a TAR has been loaded. Supplier will perform this Work Type prior to the tax cycle run in order to identify how many payments are due in the upcoming cycle.

Supplier Client Team: ***.

(c)
Work Type - Audit R19-3 and R19-4 Loans. For this Work Type, Supplier will retrieve the applicable files from the applicable Citrix Database and conduct an audit of R19-3 and R19-4 loans, confirm and update active status across different systems and conduct any other relevant checks (e.g., lien and agency checks). Supplier will retrieve the applicable CoreLogic Customer's loan information from Wingspan, verify and update the loan status within the *** System, compare escrow liens, review and adjust agency discrepancies in the *** System, and make necessary changes to the TALON System and classification coding in the applicable database.

Supplier Client Teams: *** and ***.

(d)
Work Type - Convert and Pay Loan Audit for ***. For this Work Type, Supplier will retrieve the applicable files from the BPM Workflow System and conduct audits for convert and pay loans processed by CoreLogic (e.g., in CoreLogic's Westlake location) and update the applicable communication log within the CoreLogic BPM Workflow System. Supplier will retrieve the loans to be audited and use the loan number to check whether the following information has been loaded into Fiserve: (i) payee name, (ii) amount updated, (iii) Economic Loss Date (ELD) met or not, and (iv) disbursement matching or not. Supplier will update the applicable spreadsheet log with its findings.

Supplier Client Team: ***.

(e)
Work Type - Audit Loans for ***. For this Work Type, Supplier will receive notification from CoreLogic to conduct audits of, and make follow-up corrections to, loans that have been incorrectly processed, specifically looking at TAR, stops, R19-3, and R19-4 reports and capturing changes in the applicable Access database.

Supplier Client Team: ***.

(f)
Work Type - Audit Loans for ***. For this Work Type, on a daily basis, Supplier will retrieve the applicable file from the XPTR System and conduct audits of all applicable loans, make follow-up corrections to such loans, document comments on the applicable spreadsheet and submit such spreadsheet to CoreLogic at the end of each shift. Supplier will retrieve the applicable reports (i.e., R2307 and R2703 reports, which contain loan number, contact number, parcel number, amounts and reason codes) from XPTR, sort and format such report for analysis, compare loan information between the TALON System and Mortgage Serve, make necessary adjustments to such loans and document such adjustments on the applicable spreadsheet.

Supplier Client Team: ***.

(g)
Work Type - Audit for ***. For this Work Type, Supplier will receive applicable files (e.g., reports, predefined sets of instructions, and matrices of states to be addressed each month) to compare the reports from the applicable CoreLogic database and the applicable CoreLogic Customer systems to determine any discrepancies, verify which amounts are correct, and update the applicable spreadsheets.

Supplier Client Team: ***.

5.	TAX AMOUNT REPORTING (TAR)

5.1
Overview. The “tax amount reporting” Core Function is initiated by running a report against escrow accounts to determine payments. Exceptions are addressed by insertion into a queue. Services associated with this Core Function will require potential agency follow-up via email and/or phone calls to resolve issues.

5.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)
Internal CoreLogic Systems. TALON System, BPM, CCW, Check Request, E-Legals, FaRetrieval, File Parser, FiServ, MegaMatrix, Mortgage Serv, MSV, NetRonline, PLS, RightFax, Stellant, Smartweb, Tinet, TPS, Win 2 Data, Wingspan.

(b)	Third Party Systems. Agency websites, Fidelity, Looking Glass, ISS, Interaviewer, I-Vault, Eagle1, LSMAS, MAL,TAX (Taxing Authority System).

5.3
Data Preparation and Management. This function includes activities such as conducting data management and maintenance activities related to uploading TAR or handling exceptions in the TAR process and performing specific validation and maintenance activities required to further process TAR. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Due Book Update. For this Work Type, on a weekly basis, Supplier will update the due books for the applicable CoreLogic Customer and submit it to CoreLogic. Supplier will retrieve the due books and real estate owned (REO) lists and update those due books with pre-specified information from the TALON System, such as ELD dates.

Supplier Client Team: ***.

(b)
Work Type - Due Book Validation. For this Work Type, Supplier will validate and update, if necessary, the ELD due date for applicable agencies by reviewing and extracting relevant information from the TALON System. Supplier will retrieve the applicable spreadsheet from SharePoint on Wednesday and Friday of each week.

Supplier Client Teams: *** and ***.

(c)
Work Type - Open Items Procure and Pay. For this Work Type, Supplier will retrieve the applicable file from the SharePoint and update the ELDs for all agencies and states, procure and pay. Supplier will sort the spreadsheet by ELD and review reporting for the next thirty (30) days. Once the TAR is finalized and the applicable taxing agency has reported greater than 96% of the TARs, Supplier will proceed with the applicable procure and pay activities.

Supplier Client Team: ***.

(d)
Work Type - Mismatched ELD. For this Work Type, Supplier will retrieve the applicable spreadsheet from SharePoint and update the ELD for loans that do not match in the applicable CoreLogic Customer systems by validating and retrieving information from the TALON System.

Supplier Client Team: ***.

(e)
Work Type - Escrow Update. For this Work Type, Supplier will receive applicable files from CoreLogic, research and validate escrow reports generated from the TALON System and make necessary corrections in the Eagle System.

Supplier Client Team: ***

(f)
Work Type - Tax Estimate Update. For this Work Type, Supplier will conduct manual tax estimate updates on MortgageServe for loans that require maintenance due to a lack of tax disbursements on recent installments. Supplier will identify the loans to be updated from the spreadsheet that will be provided via email by CoreLogic, prepare such spreadsheet for analysis with sorting and filtering capabilities, conduct an analysis of recent tax amounts disbursed or estimated on the applicable escrow account, conduct file maintenance activities (which include updating applicable tax estimate and due date fields in MortgageServe), and update and return such spreadsheet to CoreLogic.

Supplier Client Team: ***.

(g)
Work Type - Open Items for ***. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic, update items that are designated as “open” in the TALON System with the help of agency information and update the applicable spreadsheet within the CoreLogic Workflow System.

Supplier Client Team: ***.

(h)
Work Type - E-File Delinquency Update. For this Work Type, Supplier will update homeowners' delinquency dates on the applicable spreadsheet that is provided by CoreLogic through a combination of research and cross-referencing of applicable tools.

Supplier Client Team: ***.

(i)
Work Type - E-File Multi-Sheet Update. For this Work Type, Supplier will create multi-sheets to capture and summarize any applicable details (e.g., homeowner details, tax amounts, tax IDs) from DELFUS letters, specifically adding agency and base tax information. Supplier will receive request for such creation via the applicable spreadsheet from CoreLogic.

Supplier Client Team: ***.

(j)
Work Type - Maintenance and Updates. For this Work Type, Supplier receive the applicable spreadsheet from CoreLogic, search applicable websites and update tax payment status, delinquent dates and due dates on the applicable spreadsheet prior to returning to CoreLogic.

Supplier Client Team: ***.

(k)
Work Type - Response Noting. For this Work Type, Supplier will update tax notes in the Fidelity System after receipt of such tax notes from CoreLogic (i.e., the Rochester team). Supplier will update tax notes based on responses provided by homeowners through faxes and communication with the CoreLogic's help desk.

Supplier Client Team: ***.
Work Type - Escrow Record Not Found. For this Work Type, Supplier will identify and resolve “Escrow Record Not Found” errors in the TALON System, which is typically a result of the tax line not being set up or an incorrect vendor code. Supplier will receive the TAR file from CoreLogic and make corrections on the LSAMS System.
Supplier Client Team: ***.

(l)
Work Type - Loan Paid Off Status. For this Work Type, Supplier will receive the applicable files from CoreLogic, determine whether a loan has been paid off and ensure that the code mentioned in the input file received is accurate in the LSAMS System.

Supplier Client Team: ***.
Work Type - Maturity Date Validation. For this Work Type, Supplier will receive the applicable file from CoreLogic, confirm that the maturity date in the LSAMS System is consistent with the ELD month and year captured in the TAR reports and make necessary adjustments in the LSAMS Systems. Supplier will update the maturity date in the LSAMS System based on information from the TALON System.
Supplier Client Team: ***.
Work Type - Parcel ID Mismatch. For this Work Type, Supplier will resolve parcel mismatch errors by validating and confirming that the tax line in the LSMAS System is consistent with the TALON System. Supplier will receive the applicable TAR file from CoreLogic to initiate this Work Type.
Supplier Client Team: ***.

(m)
Work Type - Vendor Code Validation. For this Work Type, Supplier will receive the applicable TAR file from CoreLogic and identify and confirm the proper vendor code for the status of the applicable loans by cross-referencing across applicable agencies and the LSAMS System, ensuring that the LSAMS System is correct. Supplier will capture additional updates in the LSAMS System, including the accrual date and maturity date from the TALON System.

Supplier Client Team: ***.

(n)
Work Type - Zero Tax Amount Update. For this Work Type, Supplier will determine the correct maturity date for the tax amount by updating the installment date to reflect the maturity date to determine when the tax amount shows as zero in the TALON System. Supplier will receive the applicable file from CoreLogic.

Supplier Client Team: ***.

(o)
Work Type - Script for Daily Delfus Report. For this Work Type, Supplier will receive the applicable file from CoreLogic and determine whether a script needs to be added to the daily Delfus report. Supplier will add such scripts if necessary. The daily Delfus report provides the status of each loan within the delinquent letter follow-up cycle.

Supplier Client Team: ***.

(p)
Work Type - C&P Second Day Maintenance. For this Work Type, on a daily basis, Supplier will retrieve the applicable queue from the CoreLogic Workflow System and complete a daily conversion of applicable loans to escrow by updating associated tax lien and loan data on the Fidelity System. The list of loans to be converted will be based upon open items from the previous day.

Supplier Client Team: ***.

(q)
Work Type - TAR Matching. For this Work Type, Supplier will validate and make all applicable corrections to the agency information retrieved from the XPTR report. Supplier will validate the agency information across the client servicing systems and the TALON System in order to prevent loans from being rejected. Supplier will make such corrections onto the servicing system of the applicable CoreLogic Customer.

Supplier Client Team: ***.

(r)
Work Type - Added Assessments. For this Work Type, Supplier will research the *** System upon receiving the applicable file from CoreLogic to determine tax amounts that need to be paid for New Jersey County. Upon completion of the assessment, Supplier will process payments onto the *** System.

Supplier Client Team: ***.

(s)
Work Type - Balance Due. For this Work Type, Supplier will research the *** System upon receiving the applicable file from CoreLogic to determine the balance due tax amount that needs to be paid and update the *** System.

Supplier Client Team: ***.

(t)
Work Type - Stops. For this Work Type, Supplier will research the *** System upon receiving the applicable file from CoreLogic to determine which tax amounts need to be stopped and update the payment database accordingly.

Supplier Client Team: ***.

(u)
Work Type - Contract Cancelling. For this Work Type, Supplier will retrieve and review the daily loan report from the CoreLogic Workflow System to determine which loans are no longer in Real Estate Owned (REO) status and validate whether the balance is $0 and whether the contracts should be cancelled accordingly. If a balance remains, Supplier will open a Customer Information Track (CIT) to initiate the proper research. Upon completion of the research, Supplier will update the CIT.
Supplier Client Team: ***.

(v)
Work Type - TAR Track. For this Work Type, Supplier will retrieve the applicable files from the XPTR System, research the SmartWeb System and update applicable spreadsheet with the data retrieved (e.g., TAR number, ELD, state, code, TAR return date, amount).

Supplier Client Team: ***.

(w)
Work Type - REO TAR. For this Work Type, Supplier will retrieve the applicable files from the CoreLogic Workflow System, review the applicable orders and loans and validate TAR payments for REO loans by retrieving the applicable information from the XPTR System. Supplier will update the applicable spreadsheet accordingly within the CoreLogic Workflow System.

Supplier Client Team: ***.

(x)
Work Type - Agency Profile. For this Work Type, Supplier will retrieve the applicable files from the XPTR System, and research, validate and correct the agency information between the tax servicing system and CoreLogic Customer system, including the payee information.

Supplier Client Team: ***.

(y)
Work Type - MSP Agency Profile. For this Work Type, Supplier will retrieve the applicable files from the XPTR System and research, validate and correct the agency information between the applicable tax servicing system and the applicable CoreLogic Customer system, including the payee information.

Supplier Client Team: ***.

(z)
Work Type - MSP Delinquent. For this Work Type, Supplier will retrieve the applicable files from the XPTR System, research delinquent MSP loans in the Fidelity System and update the applicable CoreLogic Customer system with the correct information.

Supplier Client Team: ***.

(aa)
Work Type - MSP TAR Track. For this Work Type, Supplier will retrieve the applicable files from the XPTR System, research SmartWeb and update the applicable spreadsheet within the CoreLogic Workflow System with the date retrieved.

Supplier Client Team: ***.

(bb)
Work Type - MSV Refund. For this Work Type, Supplier will retrieve the applicable file from SharePoint, validate the refunds and add applicable notes to the MSV loans in the appropriate CoreLogic Customer system as to whether the refund was validated.

Supplier Client Team: ***.

(cc)
Work Type - MSP Refund. For this Work Type, Supplier will retrieve the applicable file from SharePoint, validate the refunds and add applicable notes to the MSP loans in the appropriate system as to whether the refund was validated.

Supplier Client Team: ***.

5.4
Notification and Handling. This function includes activities such as performing data management activities that require specific handling and follow-up activities beyond maintenance for TAR. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Legal Document Handling. For this Work Type, Supplier will retrieve the applicable files from CoreLogic Workflow System and locate and submit the required legal documents for CoreLogic. Supplier will retrieve the relevant information, conduct research and validate in Wingspan (e.g., checking on the PLS System and applicable agency websites for the Tax ID information), update the applicable spreadsheet within the CoreLogic Workflow System with document status, dates, and details, and submit the file back to CoreLogic via the CoreLogic Workflow System.

Supplier Client Team: ***.

(b)
Work Type - PaperVision Exception. For this Work Type, Supplier will identify and segregate the bill types that are submitted via workflow by CoreLogic (i.e., the Rochester team). Supplier will index the bills and memos that are received via the CoreLogic Workflow System, creating workflow activities for other CoreLogic and Supplier teams.

Supplier Client Team: ***.

(c)
Work Type - Mailing Tax Payment Status (TPS) Letters. For this Work Type, Supplier will create and distribute non-escrow letters to homeowners to provide notification of delinquent property taxes and avoid potential tax sales. The non-escrow letters contain unpaid tax, taxing authority, tax ID numbers, and delinquent tax amounts information. Supplier will receive requests for the creation and distribution of such non-escrow letters via the applicable spreadsheet provided by CoreLogic.

Supplier Client Team: ***.

(d)
Work Type - Illinois Letters. For this Work Type, Supplier will prepare and add letters into CoreLogic Customer applications as required in order to meet the state of Illinois requirement of sending proof of tax payments to borrowers. Supplier will receive requests for this Work Type via the applicable spreadsheet from CoreLogic.

Supplier Client Team: ***.

(e)
Work Type - Mailing Labels. For this Work Type, Supplier will verify agency addresses and then create mailing address labels and send screenshots to the applicable CoreLogic business area. Supplier will receive requests for such verification and creation from CoreLogic.

Supplier Client Team: ***.

(f)	Work Type - Open Items for ***. For this Work Type, Supplier will, upon request from CoreLogic, identify the standard ELD due dates and provide that information to the applicable agencies.
Supplier Client Team: ***.

(g)
Work Type - Open Customer Information Track (CIT). For this Work Type, Supplier will receive applicable files from CoreLogic and create CITs on the applicable CoreLogic Customer's system to inform such CoreLogic Customer that it needs to pay taxes. The loans listed in the input files will be under REO and once taxes are paid under REO by such CoreLogic Customer, Supplier will close the associated CIT.

Supplier Client Team: ***.

5.5
TAR Preparation and Management. This function includes activities such as preparing TAR to be uploaded and managing the TAR process and associated reports. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - TAR Track Log. For this Work Type, on a daily basis, Supplier will run the applicable reports from the XPTR System in order to run and process the TAR Track Log as described in this Work Type. Reports from XPTR contain the following information: agency, TAR number, customer number and amounts. Based on the information in these reports, Supplier will determine the total number of loans reported with ELD dates. Supplier will gather and update information (e.g., agency, TAR number, customer number and amounts) in TAR that will be part of the following day's batch run. Supplier will capture and update this information via an applicable daily spreadsheet. Supplier will pull the applicable report from the E-Legal System, retrieve relevant information from Fareis.com, and verify and update such information in MortgageServe.

Supplier Client Team: ***.

(b)
Work Type - TAR Batching. For this Work Type, Supplier will receive instructions from CoreLogic on a daily basis and obtain agency-specific directions regarding the number of parcels allowed to be disbursed per check, which vary by state and agency. Supplier will follow the agency-specific guidelines that provide requirements on acceptable checks (e.g., the number of parcels allowed per check). Supplier will pull the applicable report from E-legal, obtain the applicable agency profiles, compare such agency profiles with related information in Loanserv and update the batching requirements spreadsheet with the results of such research.

Supplier Client Team: ***.

(c)
Work Type - TAR Payee Changes. For this Work Type, Supplier will receive daily instruction from CoreLogic and determine any discrepancies (of such payee information like address, telephone number, fax number) between the XPTR System and Loanserv to ensure that agency information has properly been loaded into the TALON System. Supplier will pull the applicable report, validate all relevant information on Loanserv and update the TAR spreadsheet with payee changes.

Supplier Client Team: ***.

(d)
Work Type - TAR Final Run. For this Work Type, Supplier will receive the applicable files from CoreLogic, complete the TAR once all of the rejects and exceptions have been resolved, print the final TAR report and submit such report back to CoreLogic.

Supplier Client Team: ***.

(e)
Work Type - TAR Returning. For this Work Type, Supplier will review the TARs and update the check control processing sheets. Supplier will receive notifications from CoreLogic via email of the TARs that need to be finalized, review the details of the TARs that were paid overnight and will be returned and verify and update the check control processing form and files.

Supplier Client Team: ***.

(f)
Work Type - TAR Loading. For this Work Type, Supplier will receive the applicable files from CoreLogic and upload the TAR report after reviewing and analyzing the differences between the agency ELD and the disbursement date.

Supplier Client Team: ***.

(g)
Work Type - TAR Production. For this Work Type, Supplier will receive the applicable files from CoreLogic, determine which taxes need to be paid and generate a TAR report. Supplier will review the *** System, verify the reject codes with HUD details from county websites and confirm the amount of current taxes that are to be reported in the TAR.

Supplier Client Team: ***.

5.6
Exceptions and Rejects. This function includes activities such as managing exceptions and performing TAR-related activities that require special handling in order to further process TAR. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Exception Noting. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic, determine the reason a loan was reported on TAR and is not valid for payment and document such reason with specificity in the Fidelity System.

Supplier Client Team: ***.

(b)
Work Type - Lien Set-up. For this Work Type, Supplier will receive the applicable files from CoreLogic and determine the reason a loan appeared on the tax bill exceptions and is not valid for payment. Supplier will analyze the lien set-up on the Fidelity System to confirm whether it has been properly created and correct the liens in the Fidelity System.

Supplier Client Team: ***.

(c)
Work Type - Soft Reject. For this Work Type, Supplier will retrieve the applicable report from the XPTR System, review rejected loans, check for rejects by looking at mismatches between the Loanser System and the TALON System, determine the need for further research based on the amount of the applicable tax report and update the communication log as appropriate with findings. A soft exception is a reject that will “prep” to pay even if the information is not correct, but requires research and validation in tools like PLS before the amount is paid or rejected. Rejects greater than $6,000 require research. Supplier will report findings in the applicable communications log and notify CoreLogic of further action.

Supplier Client Team: ***.

(d)	Work Type - Hard Reject. For this Work Type, Supplier will retrieve the applicable report from the XPTR System, and review rejected loans, checking for rejects by looking at mismatches between the Loanserv and the TALON System. Supplier will determine next steps based on the type of reject and update the communication log as appropriate with Supplier's findings. A hard rejects will not pay without manual intervention. For manual interventions, Supplier will perform research, verify the property information on the PLS System and the Wingspan System, notify CoreLogic with the correct details through the applicable spreadsheet, and update the TALON System.
Supplier Client Team: ***.

(e)
Work Type - Lien Reject. For this Work Type, Supplier will retrieves the applicable file from the SharePoint site and research and validate information in the applicable database to resolve the applicable rejections. Supplier will retrieve the applicable spreadsheet from SharePoint, verify the tax ID information across Eagle1 and the TALON System, verify the parcel ID, determine the correct tax amount and update the applicable spreadsheet with Supplier's findings.

Supplier Client Team: ***.

(f)
Work Type - Refinancing and Cons Exception. For this Work Type, Supplier will retrieve the applicable file from the CoreLogic Workflow System and research rejected refinanced and construction loans to determine why such loans were rejected. Supplier will update the associated CoreLogic Customer information in the TALON System and the Eagle1 System with corresponding details.

Supplier Client Team: ***.

(g)
Work Type - Foreclosure Manual Payment. For this Work Type, Supplier will receive requests from CoreLogic and determine whether a manual TAR payment is required due to a failure in making tax payments and report such determination to CoreLogic.

Supplier Client Team: ***.

(h)
Work Type - T-Installment Disbursement. For this Work Type, Supplier will receive the applicable TAR spreadsheet files from CoreLogic and determine whether tax amounts need to be disbursed by verifying the valid ELD across the LSAMS System and the TALON System. Upon verification, Supplier will update the applicable spreadsheet and update the LSAMS System.

Supplier Client Team: ***.

(i)
Work Type - TAR Rejects (***-Specific). For this Work Type, Supplier will receive the applicable batch cycle run report from the TALON System and research and validate information in the appropriate database to resolve different reject codes by following CoreLogic-specified procedures. Supplier will resolve loans based upon reject codes by validating information on I-Vault and county-specific websites. Upon validation, Supplier will update the information on the Eagle1 System and the TALON System.

Supplier Client Team: ***.

(j)
Work Type - TAR Rejects (***-Specific). For this Work Type, Supplier will retrieve the applicable files from the XPTR System and research and update the dates and amounts in the applicable CoreLogic Customer systems. Supplier will generate rejects from the information available via the CoreLogic Real Estate Tax Service (“CLRETS”), which is a service that provides current cycle tax amounts for various collection agencies on thousands of parcels serviced by the applicable CoreLogic Customer.

Supplier Client Team: ***.

(k)
Work Type - TAR Rejects (***-Specific). For this Work Type, Supplier will retrieve the applicable files from the XPTR System and research and validate the loan information between the tax servicing systems and CoreLogic Customer systems. Supplier will update the loan details of the applicable TAR rejects in CoreLogic's SharePoint site.

Supplier Client Team: ***.

5.7
Quality Control Audit and Review. This function includes activities such as performing quality checks as part of the production process for TAR. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - LAS Special Project Audit. For this Work Type, Supplier will receive instructions and requirements from CoreLogic and conduct a system audit by checking files and other reports, specifically conducting maintenance between the TALON System and the Fidelity System. Supplier will update the TALON System with verified discrepancies.

Supplier Client Team: ***.

(b)
Work Type - Script for Daily Delfus Report Quality Control. For this Work Type, Supplier will determine and conduct the necessary number of internal quality checks required or otherwise designated by CoreLogic. Supplier will conduct a quality check to determine whether a script was added when required to the daily Delfus report. Supplier will conduct internal quality checks to ensure accuracy and capture errors prior to submission back to CoreLogic. The daily Delfus report provides the status of each loan within the delinquent letter follow-up cycle. If the scripts were not added, Supplier will add a new script.

Supplier Client Team: ***.

(c)
Work Type - C&P Second Day Maintenance Quality Control. For this Work Type, Supplier will determine and conduct the necessary number of internal quality checks required (or otherwise designated by CoreLogic) on same day orders. Supplier will conduct a quality check to determine whether the applicable loans have been converted to escrow as required by the C&P second day maintenance activity, which is based on loans that remain open from the previous day. If loans were not converted, Supplier will make the necessary corrections in order to convert the loan.

Supplier Client Team: ***.

(d)
Work Type - TAR Matching Quality Control. For this Work Type, Supplier will conduct a quality check to ensure that the agency information between the servicing system and the TALON System match in order to prevent loans from being rejected. Supplier will conduct a quality check for at least five percent (5%) of orders completed within each day.

Supplier Client Team: ***.

(e)
Work Type - TAR Rejects for Quality Control (***-Specific). For this Work Type, Supplier will conduct a quality check to ensure the dates and amounts in the CoreLogic Customer application have been appropriately updated. Supplier will conduct an internal quality check to validate accuracy, and generate a list of rejects from the information that is available to Supplier via CLRETS.

Supplier Client Team: ***.

(f)
Work Type - Contract Cancelling Quality Control. For this Work Type, Supplier will conduct quality checks on a daily basis of at least five percent (5%) of the volume of the canceled contracts to determine whether the proper decisions were taken around cancelling the contracts per the contract cancelling activity. Supplier will make the determination on whether the proper decisions were taken based upon processes provided or approved by CoreLogic. Supplier will cancel the contract details in the TALON System if the principal balance is zero and add applicable notes and status in the system of the applicable CoreLogic Customer.

Supplier Client Team: ***.

(g)
Work Type - Due Book Quality Control. For this Work Type, Supplier will conduct quality checks and post the completion of such quality checks to validate whether the proper ELD due date was updated for the applicable agencies. Supplier will update the ELD due date as necessary.

Supplier Client Team: ***.

6.	TAX PAYMENTS AND DISBURSEMENTS

6.1
Overview. The “tax payments and disbursements” Core Function is specifically tied to lump sum payments on behalf of client(s). Activities include keying information into systems, setting up payments , and manual release payments by the U.S. (due to separation of duties).

6.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)
Internal CoreLogic Systems. TALON System, BPM, CCW, 457 Database, Check Request, DRI, FAAC, FiServ, LAS - Taxing Authorigy System Links, E-Legals, FiServ, MegaMatrix, Mortgage Serv, Res.net, Stop & Re-issue Database, Tax Workflow, Tinet, TPS, Wingspan.

(b)	Third Party Systems. Agency and country websites, CITI, Fidelity, Netronline.

6.3
Data Preparation and Management. This function includes activities such as performing data management and maintenance activities related to processing mass payments on behalf of CoreLogic Customers and preparation activities for CoreLogic Customers to process their own payments. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Multi-Sheet Updates. For this Work Type, Supplier will receive from CoreLogic the applicable files and capture and describe CoreLogic Customer-specific tax information in the applicable spreadsheet. Supplier will capture on the applicable spreadsheet the same information that appears on the CoreLogic Customer system after the payment is initiated.

Supplier Client Team: ***.

(b)
Work Type - Check Noting. For this Work Type, Supplier will receive applicable files from CoreLogic and update payments that are made on the applicable CoreLogic Customer application by referencing the check number, tax amounts, and date sent information in the DRI application.

Supplier Client Team***.

(c)
Work Type - E-File Updates. For this Work Type, Supplier will retrieve and update the applicable spreadsheet reports from the CoreLogic Workflow System. Supplier will follow the predefined work instructions *** and will sort and segregate different categories of information by tabs.

Supplier Client Team: ***.

(d)
Work Type - Escrow Status Verification and Internal Notification. For this Work Type, Supplier will receive applicable requests from CoreLogic and determine whether each applicable loan is escrow or non-escrow based on the information available in the CoreLogic Customer system and notify CoreLogic (i.e., Rochester) of such determination.

Supplier Client Team: ***.

(e)
Work Type - Tax Agency Notification. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic, confirm or update the spreadsheet for the appropriate tax agency with the new servicer information and gather all servicer-related information from the CoreLogic Customer system. Supplier will makes the necessary updates to the applicable spreadsheet and return it to CoreLogic, who will ultimately update the applicable CoreLogic Customer systems or notify the applicable tax agency.

Supplier Client Team: ***.

(f)
Work Type - High Disbursement Verification. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and determine whether high tax disbursements (i.e., greater than $10,000) are for the first or second mortgage and notify the appropriate business area within CoreLogic. Supplier will also provide CoreLogic with the relevant tax and agency information.

Supplier Client Team: ***.

(g)
Work Type - C&P Second Day Maintenance. For this Work Type, Supplier will receive the applicable files from CoreLogic and complete conversion of the applicable loans to escrow by updating the tax lien and loan data on the MSP System.

Supplier Client Team: ***.

6.4
Disbursements. This function includes activities such as perform payment processing and disbursement directly from CoreLogic Customer systems or CoreLogic systems. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)	Work Type - Manual Payment. For this Work Type, Supplier will receive notification from CoreLogic for payments that were denied and process manual payments for bills that were set-up for payment but were denied due to a change in the applicable loan. Such bill types will include both TAR and non-TAR. To process such manual payment, Supplier will compare the agency and payment attempt date in the applicable database with the information in the *** System. The denied payment will provide the amount, parcel, and due dates that should be paid.
Supplier Client Team: ***.

(b)	Work Type - Stops and Manual Payments.
Supplier Client Team: ***.

(c)
Work Type - Stops and Approvals. For this Work Type, Supplier will access applicable queues from the *** System and will obtain approval for bills that require approval before payment. Such bill types include both TAR and non-TAR. Supplier will obtain approval for payment sending the bills to the Business Area (“BA”) via the FIC Payment Database. Upon verification from the BA, Supplier will process payment or deny payment if no verification was received.

Supplier Client Team: ***.

(d)
Work Type - TAR Payments. For this Work Type, Supplier will access applicable queues from the *** System and process TAR payments for current tax installments per ELD. The ELD will be below thirty (30) days from the current date. Supplier will obtain the new TARs from ***, process the TAR to determine its pay/stop/approval requested status, enter the Approval Database, update specified fields and enter payment approval status.

Supplier Client Team: ***.

(e)
Work Type - Convert and Pay. For this Work Type, Supplier will receive the applicable files from CoreLogic and convert applicable loans from non-escrow loans to escrow loans by paying the delinquent taxes. This process is also known as a forced escrow. The homeowner is responsible for the initial payment of taxes, but after the ELD date has passed, Supplier will conduct a tax payment search (TPS) on non-escrow loans to ensure that taxes are paid.

Supplier Client Teams: *** and ***.

(f)	Work Type - Convert and Pay Query. For this Work Type, Supplier will escalate all loans during the convert and pay activity that contain procedural steps which cannot be resolved.
Supplier Client Team: ***.

(g)
Work Type - Loan Modifications. For this Work Type, Supplier will retrieve the applicable files from the database and convert applicable loans from escrow loans to non-escrow loans by paying the applicable delinquent taxes. The loan modification process is related to CoreLogic Redemption Reporting (CLRR).

Supplier Client Team: ***.

(h)
Work Type - Check Requests. For this Work Type, Supplier will retrieve the applicable files from the BPM Workflow System, verify the type of disbursement required and create check requests from the pay approval database for each disbursement on the applicable loan. This process is used for both “convert and pay” and “non-convert and pay” loans. Supplier will send check requests to the check control room at CoreLogic, where the checks will be cut and distributed.

Supplier Client Teams: *** and ***.

(i)
Work Type - Bankruptcy Payments. For this Work Type, Supplier will review Loanserv to discover the alerts (i.e., homeowner requests to the banks). Supplier will disburse payment for delinquent taxes on behalf of homeowners and convert the applicable loan from a non-escrow loan to an escrow loan if appropriate. Otherwise Supplier will close such loan. Supplier will notify CoreLogic via an applicable spreadsheet of all actions taken with respect to each loan.

Supplier Client Team: ***.

(j)
Work Type - Supplemental Bills. For this Work Type, Supplier will disburse additional taxes as *** on bills and upon verification of CoreLogic Customer information and status on the applicable website.

Supplier Client Team: ***.

(k)	Work Type - Escrow Loan Disbursements. For this Work Type, Supplier will disburse taxes for escrowed loans as indicated on the TALON System.
Supplier Client Team: ***.

(l)
Work Type - Post Escrow Payments. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and will disburse payments for interim bills, added assessments, supplemental bills, and immediate bills when the ELD is less than five (5) days from the current date. Supplier will determine the proper amounts to pay, process, and submit payments to the respective agencies.

Supplier Client Team: ***.

(m)
Work Type - Open Items. For this Work Type, on a daily basis, Supplier will disburse tax payments after resolving open items to identify the correct amount of tax payments required to be paid to the respective agencies.

Supplier Client Team: ***.

(n)	Work Type - Ongoing Special Projects. For this Work Type, Supplier will receive requests from CoreLogic and make immediate payments following REO guidelines.
Supplier Client Team: ***.

(o)
Work Type - REO Disbursements. For this Work Type, Supplier will retrieve requests from the CoreLogic Workflow System and disburse payments on behalf of CoreLogic Customers for CoreLogic Customer-owned property for all delinquent and current taxes.

Supplier Client Team: ***.

(p)
Work Type - End-to-End Payment. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and disburse payments for taxes after noting, batching, and setting up the applicable tax lien.

Supplier Client Team: ***.

(q)
Work Type - Ground Rent Payment. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and verify and disburse payments for ground rent taxes for applicable states, including Maryland and Hawaii.

Supplier Client Team: ***.

6.5
Tracking. This function includes activities such as performing logistics and tracking activities related to bulk payments and disbursements. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Check Number Tracking. For this Work Type, Supplier will track check numbers based upon the applicable file provided by CoreLogic. Supplier will pull the loan details from the applicable spreadsheet, copy the loan details (e.g., check number, check amount, tracking number, and agency) and update such details into MSP with comments and status. Supplier will perform all necessary follow-up activities until the check is received.

Supplier Client Team: ***.

(b)
Work Type - Tax Receipt Tracking. For this Work Type, Supplier will log receipt information into the applicable spreadsheet within the CoreLogic Workflow System. After CoreLogic distributes a payment for the tax sale or to a non-escrow department, Supplier will provide a self-addressed postage paid envelope to the applicable tax office and instruct such tax office to return receipt of payment. Supplier will track this information via a spreadsheet within the CoreLogic Workflow System.

Supplier Client Team: ***.

6.6
Exceptions. This function includes activities such as managing exceptions and errors requiring special handling to enable processing payments. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)	Work Type - Error Resolution. For this Work Type, Supplier will receive applicable files from

CoreLogic and process and submit payments upon resolution of business rule failures.
Supplier Client Team: ***.

6.7
Quality Check and Review. This function includes activities such as performing quality checks and reviews as part of production for the payment process. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Convert and Pay Quality Control. For this Work Type, Supplier will conduct quality checks to ensure that applicable loans are correct with up-to-date information. Supplier will conduct quality checks on at least five percent (5%) of the volume of loans to check whether such loans were properly converted from escrow loans to non-escrow loans following the “convert and pay” activity. Supplier will make all necessary corrections discovered during such quality checks.

Supplier Client Teams: *** and ***.

7.	RETURNS AND REFUNDS

7.1
Overview. The “refunds and returns” Core Function is initiated when the applicable regulator has received overpayment or incorrect payment. The taxing agency sends back either a return or refunds . A “return” means the return of a check and “refund” means an overpay (i.e., when only a portion of the amount is an issue). Supplier's activities with respect to this Core Function will be limited to the research involved to determining the payment discrepancy.

7.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. TALON System, BPM, CAR Forms, E-Legals, FiServ, LAS - Taxing Authorigy System Links, MegaMatrix, PLS, Wingspan

(b)	Third Party Systems. Agency websites, CITI Link, Fidelity, Intraviewer, LSAMS, Netronline, PaperVision, Send Suite, Stellent

7.3
Administration and Data Management. This function includes administration, logistics and data maintenance activities related to returns and refunds of the tax payments that were made. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Check Log. For this Work Type, Supplier will update accounting spreadsheet provided by CoreLogic (i.e., the Rochester team) and log for checks received, including certified checks. Supplier will receive requests and instructions from CoreLogic regarding such updates. Supplier will receive scanned checks and enter the applicable contents into the applicable spreadsheet.

Supplier Client Team: ***.

(b)
Work Type - Check Indexing. For this Work Type, Supplier will retrieve the applicable files from the CoreLogic Workflow System and add index values to scanned checks using PaperVision. Information required to perform such indexing will be provided in the scanned checks.

Supplier Client Team: ***.

(c)
Work Type - Agency Backup Inputting. For this Work Type, Supplier will receive requests from CoreLogic and key into PaperVision the property parcel number twice, the amount information once, and then validate that such information was entered correctly and make corrections, as appropriate.

Supplier Client Teams: ***.

(d)
Work Type - Carr Form Inputting. For this Work Type, Supplier will receive requests from CoreLogic and key into PaperVision the Carr numbers and indexed dates, then validate that such information was entered correctly and make corrections, as appropriate

Supplier Client Team: ***.

(e)
Work Type - Check Inputting. For this Work Type, Supplier will receive requests from CoreLogic and key into PaperVision the check contents, specifically the check date, check number, check amount, and then validate that such information was entered correctly. The check types are either refunds or return checks coming from the applicable tax offices.

Supplier Client Team: ***.

7.4
Return and Refund Processing. This function includes activities such as processing return and refunds that are received by CoreLogic and submitted to the Supplier via the GSM Workflow System. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Return Processing. For this Work Type, Supplier will retrieve the applicable files from the GSM Workflow System, analyze returns by reviewing supporting documentation, checking notes, and conducting follow up calls to the appropriate taxing authorities to determine reasons for return (e.g., incorrect amount paid, incorrect parcel, dated checks. Supplier will cut new checks and reissue the checks to applicable agencies.

Supplier Client Teams: *** and ***.

(b)
Work Type - Refund Processing. For this Work Type, Supplier will determine applicable refunds by reading and reviewing the notes in the LoanServ System. Supplier will determine where the refund has to be applied by reviewing supporting documentation, checking notes, and conducting follow up calls to the appropriate taxing authorities to determine which account the taxes were paid from in order to refund the correct account. If the tax liability is less than the actual taxes paid by the homeowner or CoreLogic, a refund will be received and Supplier will process and issue such refund.

Supplier Client Teams: *** and ***.

(c)
Work Type - Electronic Check Depositing (ECD) Refund Processing. For this Work Type, Supplier will deposit electronically-received funds into the applicable CoreLogic Customer system. Funds received are bulk checks from applicable tax offices. Supplier will receive the fund amount and details via an applicable spreadsheet from CoreLogic. Supplier will apply such funds to the applicable homeowner accounts. This Work Type is an extension of refund processing.

Supplier Client Team: ***.

8.	Research

8.1
Overview. The “research” Core Function begins with either CoreLogic Customer- or homeowner-initiated activity (e.g., the servicer receives a delinquency notice via email or phone) that requires follow-up or servicer-initiated requests (e.g., audit, clean-up). This is an outsourced function that CoreLogic offers to CoreLogic Customers that requires a high level of judgment and decision-making to execute properly.

8.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function, which are further described in Schedule A-11.

(a)	Internal CoreLogic Systems. TALON System, BPM, CAR Forms, E-Legals, FiServ, LAS - Taxing Authorigy System Links, MegaMatrix, Mortgage Serve, Procurement Site PLS, Wingspan.

(b)
Third Party Systems. Agency websites, ***, CITI Find, CITI Link, Fidelity, Looking Glass, ISS, Intraviewer, I-Vault, LAS - Taxing Authority System Links, LSAMS, Netronline, PaperVision, Send Suite, Stellent.

8.3
Lien Validation. This function includes activities such as conducting research required to validate missing information in order to process liens. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)	Work Type - Lien Validation. For this Work Type, Supplier will validate liens received from CoreLogic by checking across appropriate systems (e.g., Wingspan, Client Systems, and Taxing

Authority Websites) for consistency, escalating to CoreLogic if the lien does not verify. Supplier will check the legal description and documentation in Wingspan and PLS to validate any discrepancies, follow CoreLogic Customer-specific processing guidelines and systems, utilize LAS and phone calls or websites as required for additional verifications with applicable taxing authorities.
Supplier Client Teams *** and ***.

(b)
Work Type - Current Bill Route. For this Work Type, Supplier will retrieve the applicable files from the CoreLogic Workflow System and conduct research on the current route and case query, in order to validate the lien and resolve issues or inaccuracies, as appropriate.

Supplier Client Team: ***.

(c)
Work Type - Delinquent Route. For this Work Type, Supplier will conduct research based on items retrieved from the CoreLogic Workflow System. Supplier will review delinquent routes and cases and review liens in order to determine applicable liabilities and make the base payments or penalties and interests payments.

Supplier Client Teams: *** and ***.

8.4
Procurement. This function includes activities such as performing voice- and web-related research activities to procure and obtain missing tax related information. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Web Procurement. For this Work Type, Supplier will receive the applicable inputs from CoreLogic and will conduct follow-up activities to procure missing tax-related information. Supplier will research such loans via the applicable websites for tax collectors. Supplier will make TAR-related payments.

Supplier Client Team: ***.

(b)
Work Type - Voice Procurement. For this Work Type, Supplier will submit loans to the voice team to conduct additional follow-up activities to procure missing tax related information. Supplier will research such loans via the applicable websites for tax collectors initially, and then submit such loans to CoreLogic for additional phone follow-up. The CoreLogic or Supplier research team will request such Supplier procurement to gather the delinquent information by calling the applicable agencies.

Supplier Client Teams: *** and ***.

(c)
Work Type - LAS Special Projects Procurement. For this Work Type, Supplier will receive the applicable spreadsheet from CoreLogic and procure loans for Forced Escrow Approved (FORAPP). Supplier will follow the applicable research process designated by CoreLogic in order to address communications received from CoreLogic Customers and procure such loans.

Supplier Client Team: ***.

8.5
Research and Corrective Action. This function includes activities such as conducting research required to resolve exceptions and performing required corrective actions. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - Parcel Check and Tax Verification. For this Work Type, Supplier will retrieve the applicable files from the BPM Workflow System, verify and update (as necessary) parcel information for applicable loans and conduct a search for taxes on county websites and the TALON System on such loans. Supplier will perform these activities for all escrow loans to ensure that enough funds are collected for mortgage payment to process taxes, insurance and other bills that are due.

Supplier Client Team: ***.

(b)
Work Type - Recovery. For this Work Type, Supplier will receive the applicable files from CoreLogic, create back-up files and proof of payments (which are generated as a back-up when payments are generated for applicable tax offices) for tax offices requiring supporting documentation and submit such back-up files and proof of payments back to the applicable tax offices.

Supplier Client Team: ***.

(c)
Work Type - Homeowner Inquiry. For this Work Type, Supplier will research homeowner inquiries received by CoreLogic's call center regarding delinquent tax, incorrect or missing parcel information, or missing agency information. Supplier will make payments for all delinquent and current taxes due within thirty (30) days. Supplier will update parcel information across applications as appropriate, and add, remove or modify parcel or agency information as required.

Supplier Client Team: ***.

(d)
Work Type - Tax Liability. For this Work Type, Supplier will conduct research and analysis of tax liabilities for delinquent and current tax amounts and supplemental bills. Supplier will make payments for base payments, penalties and interests.

Supplier Client Team: ***.

(e)
Work Type - REO Request. For this Work Type, Supplier will, upon request from applicable homeowners, call the applicable tax office and determine whether REO-related taxes should be paid. Supplier will make payments based on GTD if required.

Supplier Client Team: ***.

(f)
Work Type - Tax Inquiries. For this Work Type, Supplier will conduct research activities based on miscellaneous tax inquiries from CoreLogic Customers. Supplier will update the information in MortgageServ and the CoreLogic Workflow System.

Supplier Client Team: ***.

(g)
Work Type - Returns/Refunds Research. For this Work Type, Supplier will pen Customer Information Track (CIT) on all loans that have a returned check and conduct research to determine reason for such returned check. Supplier will, based on findings, either make notes in CoreLogic Customer systems or raise another CIT to track the refund.

Supplier Client Team: ***.

(h)
Work Type - Redemption Exception. For this Work Type, Supplier will research and resolve redemption exceptions. Supplier will either make payments for taxes that are due or make applicable notes in the applicable system and close the task in the MortageServe System.

Supplier Client Team: ***.

(i)
Work Type - Foreclosure and REO Payments. For this Work Type, Supplier will retrieve the applicable files from the CoreLogic Workflow System, research requests from the applicable CoreLogic Customer to pay all taxes and execute payments for REOs. Supplier will determine any outstanding payments that are required and disburse funds as required..

Supplier Client Team: ***.

(j)
Work Type - Mail Correspondence. For this Work Type, Supplier will retrieve the applicable files from the CoreLogic Workflow System, check the pre-research loans to determine whether a route needs to be opened and send correspondence accordingly in the CCW messaging system. As necessary, Supplier will receive and scan mail correspondences from homeowners, validate visual images, identify loan number and details, input loan information into Wingspan from BPS, follow guidelines to make determinations (e.g., qualification or work type) and conduct necessary quality checks and updates to systems.

Supplier Client Teams: *** and ***.

(k)
Work Type - Lien Research. For this Work Type, Supplier will receive the applicable CoreLogic files and conduct research to determine the validity of the applicable CoreLogic Customer's liens and liabilities by checking the amount of the base payments and penalties and interests amounts. Supplier will validate whether the lien information is accurate or make necessary adjustments on the applicable systems.

Supplier Client Team: ***.

(l)	Work Type - GSM Review and Categorization. For this Work Type, Supplier will receive from CoreLogic the applicable files and will categorize research cases based on issues and task types as defined in the R3 Triage Process (which is a CoreLogic-specific research standardization project). Supplier will categorize the research cases in the applicable CoreLogic Workflow System.
Supplier Client Team: ***.

(m)
Work Type - Special Handling and Exceptions. For this Work Type, on a daily basis, Supplier will retrieve the applicable files from the CoreLogic Workflow System and research agency websites to determine whether a loan has a current or delinquent payment status. Based on Supplier's findings, Supplier will determine current or delinquent status and submit the loan to CoreLogic, providing the applicable notes within the CoreLogic Workflow System.

Supplier Client Team: ***.

8.6
Quality Check and Review. This function includes quality checks and reviews that will be conducted as of part of production for the research process. Supplier will perform Work Types designated by CoreLogic, including the CoreLogic Customer-specific Work Types described below.

(a)
Work Type - First Review of GSM. For this Work Type, Supplier will retrieve the applicable files from the GSM CoreLogic Workflow System, conduct quality checks on the information gathered during research activities (e.g., researching the case scenario, determining whether there are any payments to be made or completed, updating notes and letters on the Generic Spreadsheet Manager (GSM) Workflow System)) and determine a “pass/fail” status for such information. If “pass”, Supplier will route the research activity to the Second Review. If “fail”, Supplier will make updates to the applicable spreadsheet within the CoreLogic Workflow System.

Supplier Client Team: ***.

(b)
Work Type - Lien Validation. For this Work Type, Supplier will retrieve the applicable files from the CoreLogic Workflow System, conduct quality checks on lien validations and complete lien validations when discrepancies arise.

Supplier Client Team: ***.

(c)
Work Type - Quality Check. For this Work Type, Supplier will conduct quality checks for all inbound and outbound loans processed by researchers. Supplier will update the CoreLogic Workflow System with results from the quality check.

Supplier Client Team: ***.

(d)	Work Type - Rework. For this Work Type, Supplier will return errors found during quality checks back to the researchers for correction.
Supplier Client Teams: *** and ***.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.3
BISTT (ITO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.3
BISTT (ITO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the Business and Information Services (BIS) technology tax services (the “BISTT (ITO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF BISTT (ITO) SERVICES

2.1	Process Overview.

(a)
The overall scope of the BISTT (ITO) Services is to support the tax technology platform. Supplier will provide a full range of software development, maintenance and data integration support, along with the research and analytical modeling. Supplier will manage, administer, operate, and maintain the Application Development and Maintenance (ADM) environments in addition to the activities described in this Schedule.

3.	DEVELOP TAX TRANSFORMATION/SOFTWARE PROJECTS

3.1	Process Overview.

(a)
The “Develop Tax Transformation/Software projects” Core Function includes architecture, design, development, testing, and BPM. The function also requires optimization for technology, business processes, and data quality for projects in the implementation stage. These are implemented through numerous projects *** CoreLogic.. A representative list of functional areas/applications in-scope are Procurement, Loan Boarding Search, Funds Management, Automated Redemption Calculator, Client Setup, Tax Amount Report (TAR) and TAR Exception, Tax Payment Status (TPS), Customer Research, Delinquency Life Cycle, Convert and Pay and Escrow Payments, Unified Security, One Workflow. The primary interaction of Supplier Personnel is with CoreLogic associates and their third party vendors and there is limited interaction with CoreLogic Customers. The Applications Inventory in Schedule A-11.1 identifies the applications in-scope for the services below.

(b)	Supplier will use the following applications and functions include to perform Services associated with this Core Function:

(i)	Loan Boarding and Search

(ii)	Funds Management

(iii)	Automated Redemption Calculator

(iv)	Customer Configuration

(v)	Client CrossRef

(vi)	Enable Client Self Service

(vii)	HOA Tax Authority Notice Delivery

(viii)	Unified Desktop

(ix)	Billable Events Reporting

(x)	Global Event Bus (GEB)

(xi)	One Workflow

(xii)	Reporting Template

(xiii)	Image Repository Services

(xiv)	Claims Consolidation

(xv)	Email Template Manager

(xvi)	Communication Manager

(xvii)	Tax Amount Procurement

(xviii)	Customer Change

(xix)	Customer Research

(xx)	Correspondence Gateway

(xxi)	Generic Spreadsheet Manager

(xxii)	Audit Comparison Review

(xxiii)	Delinquency Life Cycle

(xxiv)	Sourcebridge

(xxv)	Eagle 1

(c)	Supplier will use the following development methodologies: Waterfall and Iterative Development

(d)
Supplier will use the following technology and tools: Eclipse, Maven, Vericode, Collabnet, Artifactory, Continuum, Al BPM, Endeavor, Visual Studio .Net, Enterprise Architect, MS Access, J Profiler, J Meter, OSB, LifeRay, Weblogic, DB2, Oracle, MySQL, SQLServer, Access, JAVA/J2EE, Web Services, Spring, Hibernate, Portal/Portlets, AJAX, Flex, XML, XSLT, ESB, COBOL, DB2, JCL, CICS, EntireX, BPM and .NET - This comment will be addressed as part of the 3rd Party Licenses schedule

3.2	Project Support.

(a)	Application development projects are typically defined by work comprising the following types of activities:

(i)	Development of a business case for a new application by CoreLogic Business Systems Analyst - NOTE: The CL SME SLAs will be addressed as part of the Governance schedule

(ii)	Eliciting and defining requirements for a new application by CoreLogic Business Systems Analyst

(iii)	Support CoreLogic's ability to drive the make or buy decision by evaluating alternatives or proof of concepts (Does Technology Team drive it? Or they provide inputs for influencing the decision?)

(iv)
If make, developing new code for a new application. If buy, engage the procurement process for market scan, RFI/RFP processes, product evaluations supplier/product selection, development of acceptance testing and on-going support, contracting, etc.

(v)
Deploying a new application, including configuration of the application, data conversion, user training and user testing/quality assurance, installation, setup and transferring responsibilities to the support and maintenance team

(vi)
Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, or minor technical upgrades. All enhancement requests are evaluated and prioritized by CoreLogic

(b)	Projects Definition and Analysis. Responsibilities in Projects Definition and Analysis include:

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(iii)
CoreLogic will provide clearly defined Non-functional requirements for any new project (including performance requirements, architectural/foundational, compatibility, scalability, load, etc.), as identified in the CoreLogic template

(iv)
Upon request by CoreLogic, Supplier will provide support in developing a high level resource plan with skill levels for budget approval and/or an estimate that involves more detailed cost and resource analysis

(v)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier will identify and schedule applicable resources to staff the project

(vi)
For business requirements that CoreLogic provides to Supplier, Supplier will develop functional specifications, technical requirements (including integration requirements) and provide such materials to CoreLogic to review alignment with business requirements

(vii)	CoreLogic will establish architecture and technical direction as part of projects definition and analysis (including standards and guidelines set by architect

(viii)	Supplier will provide input to architecture and technical direction (through powerpoint, whitepaper or analysis), as requested by CoreLogic during the Projects Definition phase

(ix)	***, Supplier will provide input for the development portion of the integrated project plan provided by CoreLogic.

(x)	***, Supplier will provide input to the risk management plan

(xi)	Supplier will define data requirements, in accordance with applicable project documentation and CoreLogic requirements

(c)	Projects Design. After the Projects Definition and Analysis has been completed, Supplier and CoreLogic will design the project. Responsibilities in Projects Design include:

(i)	Supplier will create high level solutions design that accounts for business, functional and infrastructure needs as requested by CoreLogic

(ii)
Supplier will develop and maintain detailed design documents (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases) and provide such detailed design documents to CoreLogic

(iii)	Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide such alternatives to CoreLogic for finalization and approval

(iv)	Supplier will develop detailed technical design) in line with architecture and technical direction provided by CoreLogic and provide to CoreLogic for finalization and approval

(v)	Supplier will ensure the design and architecture is compliant with defined CoreLogic Security and Compliance policies and make any necessary corrections to ensure such compliance

(vi)	Supplier will design physical and logical database and data structures in accordance with CoreLogic's request and design specifications

(vii)
Supplier will obtain CoreLogic's sign-off on application and database design and architectural decisions prior to developing such application, database and data structures. Once any such architecture and design is signed-off, the deliverable will be base-lined and will form the basis of subsequent development work.

(viii)	Supplier will define development training needs for CoreLogic Personnel for projects developed by Supplier

(ix)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to project development / acquisition

(x)	CoreLogic will define development environment, and tools required to perform the project and overall acceptance criteria

(d)
Projects Development / Acquisition. Supplier will perform the following as designated by CoreLogic and in accordance with the applicable project design outputs once such outputs been accepted by CoreLogic:

(i)	Develop prototypes, if applicable, or identify potential source products and present to CoreLogic for finalization and approval

(ii)	Upon approval from CoreLogic, construct and/or acquire application and system code consistent with business and design requirements

(iii)	Develop logical and physical databases

(iv)	Develop applicable data interfaces

(v)	Develop applicable data conversion routines and security components to support application in production

(vi)	Develop or update documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(vii)	Perform quality assurance including peer reviews and code walkthroughs *** CoreLogic

Personnel

(viii)	Provide system code, databases, interfaces, and other project development outputs to CoreLogic Personnel for review and walkthroughs, as applicable and outlined in the agreed upon project plan

(e)	Projects Testing. Supplier will perform the following as after completion of project development / acquisition and in accordance with the applicable project design and CoreLogic requirements:

(i)	During the course of projects testing, Supplier will monitor and review defects; perform trend analysis to improve build, test models and development efficiencies

(ii)
Supplier will comply with defined quality assurance processes for all projects testing activities  NOTE: Will check availability of QA process/guidelines. NOTE: Will be provided by Vinaya. No change to SOW.

(iii)	Supplier will develop and maintain test data for all in-scope projects testing if required data is not available in the QA / production system, and will provide such test data to CoreLogic for review

(iv)	Supplier will conduct unit test, provide results of such testing to CoreLogic and resolve issues arising from such test

(v)	Supplier will conduct system test, provide results of such testing to CoreLogic and resolve issues arising from such test

(vi)	Supplier will conduct integration test, provide results of such testing to CoreLogic and resolve issues arising from such test

(vii)	Supplier will conduct performance, load and stress test, using testing environment provided by CoreLogic and provide results of such testing to CoreLogic and resolve issues arising from such test.

(viii)	Once Supplier has completed system testing and has provided results to CoreLogic for review, CoreLogic will conduct user acceptance test and make test cases available to Supplier where applicable,

(ix)	Supplier will support user acceptance testing activities performed by CoreLogic, as applicable

(x)
Supplier will complete all testing documentation, verify compliance with testing specifications and requirements once testing (as described above) is complete and provide such documentation to CoreLogic

(xi)	Supplier will correct all defects identified by either party during projects testing and provide final testing results to CoreLogic for review prior to projects deployment

(f)	Projects Deployment and Support. After completion of the project testing phase, Supplier and CoreLogic will deploy the project. Responsibilities in projects deployment and support include:

(i)	Throughout the projects deployment process, CoreLogic will coordinate and Supplier will support change control activities required to deploy the application into production

(ii)	Throughout the process, CoreLogic will perform and Supplier will support end user training or train-the-trainer as necessary

(iii)	Throughout the process, Supplier will perform version control and configuration management *** CoreLogic

(iv)	Throughout the process, CoreLogic will coordinate implementation of the project with the business, including scheduling, communication, etc.

(v)	CoreLogic will coordinate production scheduling to determine timeline for application deployment

(vi)	Upon final review of all project outputs CoreLogic will sign-off on release

(vii)	After final sign-off, Supplier will perform release management activities in line with change management, deployment and release guidelines

(viii)
After deployment, Supplier will provide post deployment support (including solution stabilization, monitoring and validation), as defined by the project plan, for the deployed project as requested by CoreLogic. Supplier will also transfer support responsibility to the support and maintenance team.

(ix)	Prior to end of projects deployment, Supplier will complete / update project-related documentation, including technical documentation for production support.

3.3	Maintenance / Enhancement Support.

(a)
The “Maintenance/Enhancements Support” Core Function typically includes application changes to support the business units, customers, and / or vendors. Requests for minor enhancements may result from discretionary business changes (functional changes), regulatory changes, or minor technical upgrades. Such requests are managed through a ticketing system that reflects effort, priority and ongoing status of the request

(b)	Maintenance Definition and Analysis. Responsibilities in Maintenance Definition and Analysis include:

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)	Supplier will receive and analyze maintenance / enhancement request provided by CoreLogic, review the scope of the maintenance / enhancement and provide resources with the applicable skill sets

(iii)	Supplier will provide input for enhancement project plan for the effort and timeline, as requested by CoreLogic

(iv)	Supplier will define data requirements in line with maintenance / enhancement business requirements

(v)	Supplier will review patch releases/vendor upgrades for applicability / necessity and provide recommendations regarding implementation, as requested by CoreLogic

(c)	Maintenance Development. Supplier will perform the following as designated by CoreLogic and in accordance with maintenance design outputs once such outputs been accepted by CoreLogic:

(i)	Upon approval from CoreLogic, Supplier will construct and/or acquire application and system code consistent with requirements

(ii)	Provide system code, databases, interfaces, and other maintenance development outputs to CoreLogic for review

(iii)	Develop physical and logical databases

(iv)	Develop applicable data interfaces

(v)	Develop applicable data conversion routines and security components to support application in production

(vi)	Develop or update documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(vii)	Perform quality assurance including peer reviews and code walkthroughs *** CoreLogic Personnel

(d)	Maintenance Testing. Responsibilities in Maintenance Testing include:

(i)	During the course of maintenance testing, Supplier will monitor and review defects, perform trend analysis to improve build, test models and development efficiencies

(ii)	Supplier will comply with defined quality assurance processes for all maintenance testing activities

(iii)	Supplier will develop and maintain test data for all in-scope maintenance testing and provide such test data to CoreLogic for review

(iv)	Supplier will conduct unit test, provide results of such testing to CoreLogic and resolve issues arising from such test

(v)	Supplier will conduct system test, provide results of such testing to CoreLogic and resolve issues arising from such test

(vi)	Supplier will conduct integration test, provide results of such testing to CoreLogic and resolve issues arising from such test

(vii)	Supplier will conduct performance, load and stress test, provide results of such testing to CoreLogic and resolve issues arising from such test

(viii)	CoreLogic will support user acceptance test once Supplier has completed testing and has provided results to CoreLogic for review

(ix)	Supplier will correct all defects identified by either Party during maintenance testing and provide final testing results to CoreLogic for review prior to maintenance deployment

(e)
Maintenance / Enhancement Deployment and Support. After completion of the maintenance testing phase, Supplier and CoreLogic will deploy the project. Responsibilities in maintenance deployment and support include: Throughout the maintenance deployment process, CoreLogic will coordinate and Supplier will support change control activities required to deploy application into production

(i)	Throughout the process, Supplier will provide technical training for and knowledge sharing with CoreLogic IT resources, *** CoreLogic

(ii)	Throughout the process, CoreLogic will coordinate implementation of the project with the business, including scheduling, communication, etc.

(iii)	Throughout the process, Supplier will perform version control and configuration management *** CoreLogic

(iv)	CoreLogic will coordinate production scheduling to determine timeline for application deployment

(v)	Upon final review of all maintenance outputs, CoreLogic will sign-off on release of such application for deployment

(vi)	After final sign-off, Supplier will load software, configure software and perform release management activities in line with change management, deployment and release guidelines

(vii)	After deployment, Supplier will provide post deployment support for the deployed project as requested by CoreLogic

(viii)
After deployment, Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs in line with business requirements defined during maintenance definition and analysis process

(ix)	Prior to end of maintenance deployment, Supplier will complete / update system related documentation, including release notes requires for future maintenance / enhancements

3.4	Lights-On Support.

(a)
The “Lights-on Support” Core Function can include the following types of activities: analyzing, coding, testing, and installing updates and bug fixes. This includes planning and managing bug fix activities. In addition, Supplier will provide support to the business community by providing user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses (including 24-hour on call support), and end-user training following deployment

(b)	Responsibilities for Lights-On Support include :

(i)
CoreLogic will maintain operations for the helpdesk, Incident identification, Incident management, Change management, production scheduling and ownership for communication with the business and applicable third parties

(ii)
Supplier will coordinate with CoreLogic service desk , CITG leads and business systems analysts to facilitate a seamless incident management process and will be responsible for updating applicable incident status and applicable details in partnership with the service desk and CoreLogic Personnel

(iii)	Upon receipt of Incident, Supplier will diagnose the incident and perform a root cause analysis to determine the cause of the incident and will provide analysis to CoreLogic for review

(iv)	Supplier will conduct impact analysis of the incident and notify CoreLogic Personnel affected by the incident

(v)	Supplier will develop an incident resolution plan in accordance with CoreLogic operating procedures and will provide plan to CoreLogic for review

(vi)	Supplier will resolve the incidents in accordance with the applicable Service Level(s) for incidents assigned to Supplier

(vii)	Supplier will support the incident resolution for incidents assigned to CoreLogic Personnel

(viii)	Supplier will coordinate efforts with the CoreLogic helpdesk to ensure reduced business impact of incidents by timely resolution of such incidents

(ix)	Supplier will coordinate efforts with the CoreLogic Personnel to perform application tuning for applicable incidents

(x)	Supplier will perform release management for applicable incidents as approved by CoreLogic

(xi)	Supplier will test the application or product for correct functionality, with CoreLogic support, after installation of any fixes and correct any errors for applicable incidents

(xii)	Supplier will provide post deployment support for applicable incidents

(xiii)	Upon resolution of each incident, Supplier will document the steps taken to effectively identify and resolve the applicable incident

(xiv)	Supplier will update and maintain the current version of all application documentation and procedural manuals for applicable incidents

(xv)
Supplier will perform scheduled / routine and preventive maintenance for applications (e.g., patches, security fixes, version updates, load jobs, data loads and other refresh activities) as per schedule maintained, provided and approved by CoreLogic

(xvi)	Supplier will monitor application logs using in-scope tools to proactively maintain applications

(xvii)	Supplier will identify and notify CoreLogic of any product patches, security fixes or bug fixes that should be proactively applied to any of the product environments for in-scope hardware and software

(xviii)
CoreLogic will communicate with affected IT owners and business users to identify appropriate outage windows and schedule the installation of the recommended fixes during such windows for applicable incidents

(xix)	Supplier will implement a continual process improvement methodology to achieve quality improvements for in-scope applications, which includes:

1.	Supplier will develop report on incidents by business impact and cost for in-scope applications *** CoreLogic

2.
Supplier will perform trend analyses on the volume and nature of incidents in order to identify areas for improvement, and report to CoreLogic on the trend analyses and improvements for applicable incidents

(xx)	Supplier will ensure changes resulting from incident fixes are compliant with defined CoreLogic Security and Compliance policies and will make any necessary corrections to ensure such compliance

4.	SOFTWARE QUALITY ASSURANCE (QA)

4.1	Sub Process Overview.

(a)
The “Software QA” Core Function includes functional, system testing and security testing for all projects, maintenance, lights on support and enhancements. This is a shared team of resources that may support QA effort for both Supplier, CoreLogic and CoreLogic Third Party executed projects.

(b)	Technology and Tools. Supplier will use the following tools, Systems and Software to perform Services associated with this Core Function: QTP, Loadrunner, Open Source tools, JIRA, Sharepoint

(c)	Responsibilities in Definition and Analysis include:
*** the applicable tax transformation/software project teams or CoreLogic. Supplier will:

(i)	Upon receipt of project service / change requests, analyze such requests as they relate to testing and provide CoreLogic with an estimate on the cost to perform such request

(ii)	Review project scope and estimates with CoreLogic for finalization and approval

(iii)	Identify and schedule resources necessary to staff the project

(iv)	Translate business requirements into test cases *** Project and Maintenance teams.

(v)	Provide input for risk analysis to CoreLogic or Project and Maintenance teams as applicable

(vi)	If required data is not available in the production system, define data requirements for test environment based on project service / change requests and CoreLogic-approved project scope and estimates

(d)	Upon completion of definition and analysis, Supplier will perform design activities *** the tax transformation/software project teams or CoreLogic including:

(i)	Define QA training needs for applicable QA service and scope

(ii)	Define QA acceptance criteria for applicable QA service and scope

(iii)	Finalize QA time, effort for applicable QA service and scope and provide to CoreLogic for approval

(e)	After completion of QA design, Supplier will perform development / acquisition activities *** the applicable project development team or CoreLogic, including:

(i)	developing QA training material and documentation

(ii)	conducting QA training

(iii)	performing quality assurance including peer reviews

(f)	Supplier will perform the following QA Testing activities *** tax transformation/software project teams or CoreLogic:

(i)	Supplier will develop testing approach for applicable QA request

(ii)
Supplier will develop and maintain detailed test plans (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases) for each project

(iii)

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct system test

(vi)	Supplier will conduct integration test

(vii)	Supplier will conduct performance, load and stress test

(viii)	Supplier will conduct regression test

(ix)	CoreLogic will conduct / support user acceptance test

(x)	Supplier will comply with defined quality assurance process

(xi)	Supplier will verify compliance with testing specifications and requirements

(xii)	If required data is not available in the production system, Supplier will develop and maintain test data

(xiii)	Supplier will record and report test results from all tests promptly to CoreLogic

(xiv)	Supplier will complete documentation related to testing

(xv)	Supplier will monitor and review defects

(xvi)
Supplier will conduct a sufficient amount and combination of testing, as identified in the business requirements, to ensure that business continuity is maintained during the course of transitioning and when fully implemented in the production environment

5.	PERFORM TAX ANALYTICS AND AD HOC ANALYSIS

5.1	Sub Process Overview.

(a)
The “Perform Tax Analytics and Ad Hoc Analysis” Core Function is focused around building analytical models for tax. This Supplier team looks at trends (non-software development) and focuses on solving business problems. The Supplier team works on identifying business problem areas and provides analytical business solutions to the Business and Information Services on them. Three major areas include: (1) redemption side of the business - FARR, (2) claims - business intelligence and analytics on property tax claims (claims reduction by probability estimation, validating search systems) and (3) ad hoc analysis related to the U.S. and other initiatives identified.

5.2	Analytics. Supplier will:

(i)	Understand the business problem as described by CoreLogic business stakeholders, analyze trends (non-software development and develop solutions for business problems

(ii)	Identify and obtain the data relevant to the identified business problem based on guidelines provided by CoreLogic

(iii)	Understand the data maps to business processes and where appropriate, include mapping of business processes & data reconciliation

(iv)	Apply relevant analytical methodologies as identified by CoreLogic (segmentation/chaid/regression etc)

(v)	Develop relevant analytical models/root cause analyses for such business problem

(vi)	Provide recommendations/ enhancements /analytical solutions to CoreLogic

(vii)	Provide inputs to analytical dashboard/reporting

6.	PROVIDE TAX DATA INTEGRATION SERVICES

6.1	Sub Process Overview.

(a)
The “Provide Tax Data Integration Services” Core Function includes extraction, transport and loading (ETL) data to repositories utilizing ETL tools to include but not limited to mainframe and Informatica

6.2	Process Support.

(a)
The “Provide Tax Data Integration Services” Core Function entails ETL data repositories through Mainframes or Informatica tools; activities include running, re-mapping, and modifying scripts, loading Enterprise Data Warehouse (EDW) with data through ETL tool, Report thru Microstartegy, etc.

(b)	Upon receipt of request from CoreLogic, Supplier responsibilities include:

i.	Supplier will receive the data from CoreLogic and perform data quality validation for ETL

ii.	Supplier will write Program Action Requests (will define)

iii.	Supplier will identify and schedule resources for ETL activities

iv.	Supplier will establish technical requirements for ETL requirements

v.	Supplier will write ETL code

vi.	Supplier will perform QA activity on ETL data

vii.	CoreLogic will perform UAT on ETL data

viii.	Supplier will load ETL data to production

7.	Business Intelligence (BI).

(a)
Business Intelligence (Enterprise Data Warehouse) projects typically are projects that are to extract business data from transactional database and move such data to a relational data warehouse, organized by the data's subject area

(b)
The Business Intelligence team acts as a shared service across BIS and is a self contained entity that performs design, development, testing, etc. The Business Intelligence team receives QA support from the shared QA team.

(c)	Responsibilities in BI Projects Definition and Analysis include:

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)	CoreLogic will establish architecture and technical direction and provide to Supplier

(iii)
For any Business Intelligence requirements or change requests that CoreLogic provides to Supplier, Supplier will translate the business requirements into technical requirements and provide such requirement to CoreLogic for review

(iv)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost of performing such Business Intelligence projects to CoreLogic for CoreLogic's review.

(v)
Upon approval of estimate and based on request by CoreLogic, Supplier will provide support in developing a high level resource plan for budget approval and / or an estimate that involves more detailed cost and resource analysis.

(vi)	Supplier will identify and schedule resources to staff the project.

(vii)	Supplier will identify integration requirements with other applications as required by the Business Intelligence project requirements and provide such requirements to CoreLogic for review and approval

(viii)
Supplier will develop functional specifications as required by the Business Intelligence project requirements and provide such functional specification to CoreLogic to review alignment with business requirements

(ix)	Supplier will provide input for the development portion of the project plan *** CoreLogic

(x)	Supplier will provide input to the risk management plan required by CoreLogic

(xi)	Supplier will define data requirements for the Business Intelligence project

(d)	Responsibilities in BI Projects Design include:

(i)	Supplier will create high level solutions design that accounts for business, functional and infrastructure needs, *** CoreLogic

(ii)	CoreLogic will define development environment and technical architecture and tools required to perform the project

(iii)	Supplier will develop detailed technical architecture document in line with CoreLogic's overall architecture and provide to CoreLogic for review

(iv)
Supplier will design physical and logical database and data structures in accordance with CoreLogic's request and specifications (Supplier maybe asked to perform this task based on resource need, generally CoreLogic will perform this task)

(v)	Supplier will propose design alternatives when an opportunity to improve such design exists or *** CoreLogic

(vi)	Supplier will ensure the design is compliant with defined CoreLogic Security and Compliance policies and make any necessary corrections to ensure such compliance

(vii)	Supplier will obtain CoreLogic's approval on design and architectural decisions and components of the database and data structures prior to developing such database and data structures

(viii)	Supplier will define development training needs for CoreLogic and Supplier Personnel

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to BI Project Development

(e)	Supplier's responsibilities in BI Projects Development / Acquisition include:

(i)	Supplier will develop prototypes or identify potential source products in accordance with project business requirements and BI design

(ii)	Construct and/or acquire application and system code consistent with project business requirements and BI design requirements

(iii)	Develop physical and logical databases in accordance with project business requirements and BI design

(iv)	Develop data interfaces in accordance with project business requirements and BI design

(v)	Develop data conversion routines and security components to support application in production in accordance with project business requirements and BI design

(vi)	Complete release documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(vii)	Perform quality assurance including peer reviews and code walkthroughs with CoreLogic Personnel *** CoreLogic upon completion of BI development

(f)	Upon completion of BI Development, Supplier will manage perform any BI Testing activities applicable to completion of the project, including:

(i)
Supplier will develop and maintain detailed design documents (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(ii)	Supplier will conduct unit test on the developed application to verify compliance with business requirements, BI design and resolve issues arising from such test

(iii)	Supplier will conduct system test on such application to verify compliance with business requirements, BI design and resolve issues arising from such test

(iv)	Supplier will conduct integration test on such application to verify compliance with business requirements, BI design and resolve issues arising from such test

(v)	Supplier will conduct performance, load and stress test on such application to verify compliance with business requirements, BI design and resolve issues arising from such test

(vi)	CoreLogic will conduct / support user acceptance test

(vii)	Supplier will comply with defined quality assurance process to verify compliance with business requirements, BI design and resolve issues arising from such test

(viii)	Supplier will verify compliance with testing specifications and requirements required to meet BI design objectives and resolve issues arising from such test

(ix)	Supplier will develop and maintain test data required to perform BI testing and verify compliance with testing specifications

(x)	Supplier will complete documentation related to testing to communicate BI testing results and provide such documentation to CoreLogic for review and approval

(xi)	Supplier will correct defects from all test cycles

(xii)	Supplier will monitor and review defects identified after BI deployment; perform trend analysis to improve build, test models and development efficiencies for future BI projects

(xiii)	Supplier will provide testing outputs to CoreLogic for final review prior to BI Projects Deployment

(g)	Upon completion of BI Projects Testing, Supplier will manage and perform any BI Projects Deployment activities applicable to completion of the project, including:

(i)	CoreLogic will coordinate change control activities

(ii)	Supplier will perform version control and configuration management

(iii)	CoreLogic will coordinate production scheduling

(iv)	CoreLogic will sign-off on release

(v)	Once CoreLogic sign's off on the release, supplier will perform release management

(vi)	Supplier will provide post deployment support for the deployed project as requested by CoreLogic.

(vii)	CoreLogic will perform end user training or train-the-trainer as necessary

(viii)	CoreLogic will coordinate implementation of the BI project with the business, including scheduling, communication, etc.

(ix)	Supplier will complete / update project-related documentation, including technical documentation for production support.

(x)
Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs as prescribed and expected in accordance with project business requirements and BI design

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.4
OTS (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.4
OTS (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.4 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the outsourcing technology solutions services (the “OTS (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF OUTSOURCING AND TECHNOLOGY SOLUTIONS (“OTS”)

2.1
CoreLogic provides banks, law offices and mortgage servicers an array of services that they would normally perform in-house. Services such as claims, legal, mortgage, field services and secondary lien processing are focused around managing and mitigating clients' risk and liabilities once a property enters foreclosure or a homeowner enters the bankruptcy process.

2.2
OTS-related support services can vary considerably by CoreLogic Customer but, at a high level, range from tracking and monitoring property inspection and asset preservation activities provided by third parties on behalf of a servicer, to validating that on-line loan servicing details match supporting documentation, to supporting an end-to-end mortgage insurance claims function using a client-specific system and process.

2.3	Supplier Personnel who support OTS will have *** with loan servicing and, in particular, with the activities associated with loans in default and real estate owned (“REO”) status. ***.

3.	GLOBAL OFFSHORE SERVICES (GOS) LEGAL BPO PROCESSING

3.1	Overview

(a)
The “GOS legal BPO processing” Core Function involves creation of notices of defaults and affidavits used by attorneys and courts during foreclosure proceedings and invoicing (back to attorneys) as requested by law firms. Supplier Personnel will have an understanding of the mortgage default process. Interactions are largely via email and phone to directly interact with CoreLogic Customers and attorneys.

3.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	Internal CoreLogic Systems. None.

(b)	Third Party Systems. CoreLogic Customer applications, CaseAware, external websites and CoreLogic Customer document management systems

3.3	Foreclosure Referral.

(a)	For each foreclosure referral file provided by a third party law firm, Supplier will upload and access new foreclosure files via the CoreLogic Customer's application system.

(b)	Supplier will access CoreLogic Customer foreclosure document packets pertinent to the foreclosure process via the document management system.

(c)	Upon completion of the above steps, Supplier will update such CoreLogic Customer's workflow queue indicating receipt of the case to be executed.

3.4	Title Work.

(a)
Supplier will complete and review applicable title and property legal description information to ensure completeness and accuracy of title as detailed in the Policy and Procedure Manual or as otherwise ***.

(b)	Supplier will review and validate the legal description from the mortgage, deed of trust or tax certification, as applicable.

(c)	Supplier will populate relevant information, such as the legal description, from the title documents and update the same into the CoreLogic Customer's case management system.

(d)
Supplier will review the current title search to ensure correct chain of title and legal vesting information. If such review reveals an issue or problem, Supplier will escalate in accordance with the Policy and Procedures Manual or as otherwise ***.

3.5	File Complaints.

(a)
Supplier will file any necessary legal documents required to file complaints with appropriate courts for the purpose of indicating intent to foreclose on the applicable property, as set forth in the Policy and Procedure Manual or as otherwise *** or a CoreLogic Customer.

(b)
Supplier will complete and file necessary legal complaint forms with the appropriate court in accordance with the Policy and Procedure Manual that indicate the intent of the mortgager to foreclose upon the applicable property.

(c)	Supplier will gather any additional necessary documents for complaint filing with the appropriate court in accordance with the Policy and Procedure Manual to facilitate docket searches.

3.6	Serving and Responding.

(a)
Supplier will notify CoreLogic Customers of the status of pleadings and/or other pertinent statuses related to their properties when notification to the borrower is required. Such notification will be facilitated via Vendorscape, Caseaware or other applicable CoreLogic Customer portals.

(b)	Supplier will provide notices of default and intents to foreclose to the borrower as set forth in the Policy and Procedure Manual or as otherwise ***.

(c)	Supplier will update the applicable CoreLogic Customer with the borrower's response to such foreclosure notice.

3.7	Preparation of Judgments and Affidavits.

(a)
For each foreclosure action, Supplier will prepare any necessary motions, affidavits, and judgment documentation to ensure proper adherence to any court stipulated requirements (which requirements may vary by regulation, investor/insurers, state, or local entities).

(b)	When ***, Supplier will prepare the motions for summary judgment for CoreLogic Customers as set forth in the Policy and Procedure Manual or as otherwise ***.

(c)	When ***, Supplier will prepare the motions first and motions for final judgment for CoreLogic Customers as set forth in the Policy and Procedure Manual or as otherwise ***.

(d)	Upon request, Supplier will prepare affidavits as set forth in the Policy and Procedure Manual or as otherwise ***, such as the following:

i.	Affidavit of fees and cost

ii.	Affidavit of work completed

iii.	Affidavit of loss note

iv.	Affidavit of indebtedness

3.8	Sale Publication. Supplier will perform the following in accordance with the Policy and Procedures Manual or as otherwise ***:

(a)
As ***, Supplier will publish foreclosure sales in local newspapers, journals or other publications accessible to the general public for purposes of notifying the public of a sale of a foreclosed property. Such notice will include all relevant information specific to the property, including description, address and time/place of the foreclosure sale.

(b)	Supplier will review the draft of such publication for accuracy and completeness of time, date, location and the legal description of the property/foreclosure sale before publishing.

3.9	Foreclosure Sale/Confirmation Processing. Supplier will perform the following in accordance with the Policy and Procedures Manual or as otherwise ***:

(a)
Following a foreclosure sale date, for each such foreclosure, Supplier will gather data regarding the foreclosure sale, such as sales results and the certificate of sale and update/upload data into applicable system.

(b)	Supplier will validate title and recording information regarding the foreclosure sale.

3.10	Evictions. Supplier will perform the following as *** and in accordance with the Policy and Procedures Manual:

(a)	In cases where an eviction is necessary post-confirmation of the foreclosure sale, Supplier will complete activities necessary to complete such eviction.

(b)	Supplier will gather approval for the bid from the CoreLogic Customer and update such CoreLogic Customer's systems with applicable bid imaging documents.

(c)	Supplier will ensure proof of service has been completed in accordance with any applicable court requirements.

(d)	Supplier will draft the complaint in accordance with any applicable court requirements.

(e)	Supplier will inform the sheriff or appropriate law authorities as necessary, to complete the eviction process.

4.	GLOBAL OFFSHORE SERVICES (GOS) MORTGAGE BPO PROCESSING

4.1	Overview

(a)
The “GOS mortgage BPO processing” Core Function is similar to field services, but this Core Function is a service specifically offered to third-party CoreLogic Customers. Scope of this Core Function is limited to property inspections, property maintenance, and property preservation. Interaction is primarily through email.

4.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function:

(a)	Internal CoreLogic Systems. MortgageServe, eOscar

(b)	Third Party Systems. CoreLogic Customer Systems, Microsoft Excel, Microsoft Outlook

4.3	Servicer Mortgage BPO Processing.

(a)
As ***, Supplier will perform correspondence research on behalf of CoreLogic Customers using the CoreLogic Customers' systems to research address changes, estate deaths and cease and desist letters as instructed in the Policy and Procedures Manual or as otherwise ***.

(b)	Supplier will handle credit disputes that CoreLogic Customers' clients have with credit bureaus using an online application on behalf of CoreLogic Customers. As part of this process, Supplier will:

(i)	Use CoreLogic Customers' system (MortgageServe) to identify credit disputes to resolve.

(ii)	Use eOscar to interact virtually with appropriate credit bureaus (e.g., Experian, TransUnion, and Equifax) to validate credit disputes.

(iii)	Update the applicable systems based on the results of such interaction and validation with such credit bureaus.

(c)	***, Supplier will generate pay off quotes on behalf of such CoreLogic Customer in a refinancing or a sale of a property by performing the following:

(i)	Use CoreLogic Customer's system to receive items that need to be processed and worked on from the queue and handle various types of payoff quotes.

(ii)	Use predetermined procedure protocol to escalate as appropriate to the onshore third party CoreLogic Customer (e.g., in cases where voice calls need to be made to the borrower).

(d)	***, Supplier will perform escrow analysis on behalf of CoreLogic Customers and monitor and analyze applicable existing loans by performing the following activities:

(i)
Trial Analysis (Primary Manual QC Process) -Supplier will run the applicable report as set forth in the Policy and Procedure Manual on the *** and run such report to identify any errors and verify the escrow tax lines within such report to ensure the correct fields (e.g., state specific fields) are complete with the necessary information from the mortgage serve system. Supplier will correct any incorrect or missing information from those fields. The analysis includes computing the adjustment amount to escrow amounts and then forwarding to the tax vendor” to facilitate such adjustments of the *** payment.

(ii)
En masse Process (Secondary Systematic QC Process) - Supplier will perform analysis of bulk files loaded to the CoreLogic Customer's system, including computing the adjustment amount to escrow amounts (including following any state specific requirements) and then forwarding to the tax vendor to facilitate such adjustments of *** payment.

4.4	Field Services Mortgage BPO Processing.

(a)
***, Supplier will access multiple queues (based on CoreLogic-defined prioritization) in such CoreLogic Customer's portals/systems to perform quality control on the various completions bids and invoices for property preservation work orders as instructed in the Policy and Procedures Manual.

(b)
When additional information is required from such CoreLogic Customer's third party field services vendor, Supplier will use the applicable platform to return the work order to the vendor along with a request for any necessary additional information.

(c)	If such work order is not able to be completed per the CoreLogic Customer's requirements/guidelines,

Supplier will escalate back to the applicable CoreLogic Customer counterpart (i.e., not CoreLogic) as detailed in the Policy and Procedures Manual.

(d)	Supplier will reprocess exceptions work order in cases where the CoreLogic Customer provides additional instructions or directions necessary to complete the work order.

(e)	***, Supplier will perform multiple post production audits (***) per such CoreLogic Customer's guidelines and requirements.

(f)	Supplier will perform statistical and historical population sampling of applicable system data to use as a baseline for such audits.

(g)	Supplier will perform such audits and provide verification of work performed and a summary of all relevant invoice amounts to CoreLogic and the CoreLogic Customer.

(h)	***, Supplier will perform research activities by leveraging a queue or a series of reports as set forth in the Policy and Procedure Manual or as ***.

(i)	Supplier will research and review property history in such CoreLogic Customer's systems and provide results of such research to such CoreLogic Customer.

(j)	***, Supplier will perform the “bad address research” process by using multiple websites to locate the property and provide the results to the CoreLogic Customer.

(k)	***, Supplier will leverage such CoreLogic Customer's systems to perform additional research activities.

(l)	***, Supplier will compile management reports for such CoreLogic Customer by reconciling and formatting applicable data points and creating appropriate ad hoc reports.

(m)	Supplier will email such reports to such CoreLogic Customer upon creation.

5.	SOLUTIONS EXPRESS (SOLEX)

5.1	Overview

(a)
The “Solutions Express (SolEx)” Core Function is a project-based activity such as confirming physical documentation and matching system loan details. There will be minimal interactions with CoreLogic Customers unless there is a new project set up, in which case the applicable CoreLogic Personnel would reach out to the applicable CoreLogic U.S. business manager.

(b)
SOLEX provides CoreLogic Customers with high speed data keying functionality that provides highly accurate and rapid ability to input large volumes of data from documents or other media into CoreLogic Customer systems or to otherwise enable CoreLogic Customers to audit large quantities of data in a triple key compare environment.

5.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	Proprietary CoreLogic blind triple smart keying application, Proprietary CoreLogic applications, and 3rd party applications

5.3	Customized Data Keying.

(a)
Supplier will key data from mortgage related documents from systemic sources that will be provided to Supplier from a third party application or other file mediums as set forth in the Policy and Procedures Manual.

5.4	Auditing and Quality Control.

Supplier will use the applicable blind triple smart keying technology to perform quality control checks on data and documents as set forth in the Policy and Procedures Manual.

(a)	***, Supplier will perform quality control audits on data from documents or data received systemically as set forth in the Policy and Procedures Manual.

(b)	Supplier will facilitate such audits via a comparison of various data points and sources for accuracy and completeness.

(c)	Supplier will customize applicable software tools and features in order to perform CoreLogic Customer audit requests that require such customization upon request by CoreLogic.

5.5	Customize Application Development.
***, Supplier will provide such CoreLogic Customer with customized application development services based on such CoreLogic Customer's requirements.

(a)	Supplier will gather such CoreLogic Customer's business requirements related to the applicable specific initiatives and special projects.

(b)	Supplier will design and architect appropriate solutions to meet such CoreLogic Customer's project requirements.

6.	FORECLOSURE PROCESSING

6.1	Overview

(a)
The “foreclosure processing” Core Function requires that Supplier provide a dedicated team to support the platform dedicated to large banks. Processors will have a deep understanding of the foreclosure process as well as an understanding of various state regulations. Interactions with CoreLogic Customers are largely email based.

6.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	Internal CoreLogic Systems. Application Tool, Vendorscape, FileNet, DRI, Cognos Newtrack, Mainframe

(b)	Third Party Systems. Attorney CoreLogic Customer Systems.

6.3	Foreclosure Referrals.

(a)
Upon receipt of a foreclosure referral, Supplier will analyze the defaulted loan in accordance with applicable CoreLogic Customer instructions and the Policy and Procedures Manual in order for the account to be referred to the most appropriate attorney. Supplier will refer such loan to the applicable attorney based on instructions provided by CoreLogic Customers and applicable matrix rules (e.g., loan type or investor). This will also include the process of multiple loans being referred.

(b)
In instances where such loan does not qualify for referral, Supplier will be required to update status and notate the loan to notify the client of ineligibility for initiating the referral based on the CoreLogic Customer's defined method (e.g., VendorScape, Newtrack, manual).

6.4	MERS Exception.

(a)	Supplier will be required to access CoreLogic Client systems to pull and verify legal documents (e.g., recorded mortgage) to be used to draft assignments or other applicable legal documents.

(b)	Upon receipt of necessary information to initiate the MERS process, Supplier will update the DRI with information as to whether an assignment is or is not required.

6.5	Referral Documents.

(a)
Supplier will procure required documents such as the MTG, NOTE, TPL and demand (from the applicable CoreLogic Customer system or 3rd party system), submit or upload the appropriate documents to the attorney as set forth in the Policy and Procedures Manual (which attorney was selected based on CoreLogic Customer defined technology)

(b)	Supplier will notate the CoreLogic Customer system with such uploaded documented list

6.6	Document Preparation.

(a)
Supplier will use VendorScape to prepare and edit legal documents with appropriate information as set forth in the Policy and Procedures Manual and as defined by the CoreLogic Customer which may include signors name, state, and country.

(b)
Supplier will update information on MERS items such as borrower name, marital status, legal description, parcel number, and recording information. Supplier will send the updated information to CoreLogic.

(c)	Supplier will notate the applicable CoreLogic Customer system with appropriate status as set forth in the Policy and Procedures Manual.

6.7	Regulatory Document Management (Or other such Federal Program)

(a)	Supplier will access the loan number in client system, verifying the required HAMP certificate is in the notes section of the system.

(b)	Supplier will save and upload to Vendorscape and complete the client system checklist in instances where notes are found.

6.8	File Chase.

(a)	Supplier will verify property and borrower information for network accounts before the file gets referred to the pre-Foreclosure or EA team.

(b)	Supplier will access available documents such as MTG, NOTE, HUD, TPL before uploading into the system.

(c)	Supplier will verify the address of the borrower based on property information, recorded date, and original amount in the DRI application.

(d)	Once Supplier verifies and corrects (if necessary) such information, Supplier will convert such information into PDF and transmit such PDF to the CoreLogic Customer server applications.

(e)	Supplier will upload such PDF documents from the CoreLogic Customer server to VendorScape for the accounts which have already been referred.

6.9	Broker Price Opinion Request.

(a)	Supplier will pull the workflow list from Cognos and attain the broker price opinion based on the state as directed in the Policy and Procedure Manual.

(b)	Supplier will order the broker price opinion for the Freddie Mac loans which are in “referred” status.

(c)	Supplier will forward such broker price opinion results on the valuation of the applicable property to the appropriate attorney so that such attorney can continue the foreclosure proceedings.

7.	BANK AND OTHER CLAIMS

7.1	Overview

(a)
The “bank and other claims” Core Function requires processing of mortgage insurance claims with specific activities including a mix of data keying as well as analysis. This process has a high *** to reach ***, requiring Supplier Personnel with a research background, mathematical and logical reasoning skills. Activities are largely email/workflow based with minimal CoreLogic Customer interactions via voice.

7.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)
CoreLogic Customer servicing System, FANCO+, CMAX, FHA Connection, FNMA, Freddie Mac site, Fannie Mae site, MI site, VALERIE and third party vendor websites (e.g. Insurance, Property Preservation, attorney), DRI, Filenet

7.3	FHA Claims.

(a)	Packaging and Claim Preparation

(i)
Once Supplier receives notification of a claim being entered in the CoreLogic Workflow System, Supplier will gather any relevant documentation and combine into a single package for processing as set forth in the Policy and Procedures Manual, which entails the following:

1.	Use the applicable workflow tool to prioritize the claims (automatically and manually) using criteria such as due dates, dollar amounts, or specific CoreLogic Customer needs.

2.	Access the applicable CoreLogic Customer servicing system to determine escrow and corporate advance balances and itemization (e.g., escrow or corporate) to be utilized during claim processing.

3.	Access the CoreLogic Customer imaging systems to retrieve supporting documentation when available. Note any exceptions and reroute as appropriate.

4.	Follow up with appropriate attorney via email or applicable system to obtain the final invoice.

5.	Update system templates in the CoreLogic Customer servicing system or CoreLogic system, as appropriate, with critical dates and business rules as required per client or regulatory guidelines.

(b)	Complete claim in appropriate system

(i)	Supplier will then input such claim into the applicable CoreLogic Customer System, CoreLogic (CMAX), DRI or investor system to initiate the claims process.

(ii)
In accordance with the Policy and Procedures Manual and CoreLogic Customer instructions, Supplier will reference the appropriate documents to calculate applicable claimable amounts (which amounts may vary by state, county, or other unique parameters and monetary thresholds). Supplier will reference applicable CoreLogic Customer and regulatory stipulations to facilitate this process.

(iii)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system, as applicable, with critical dates and business rules as required per client or regulatory guidelines.

(c)	Quality control review

(i)	Supplier will then complete systematic and manual quality reviews to ensure such claim meets applicable insurer and investor guidelines and regulations.

(ii)	Such quality control review entails confirming that the appropriate items were claimed against applicable agency guidelines and thresholds.

(iii)	Supplier will be required to update system templates in client servicing system or CoreLogic system with critical dates and business rules as required by client or regulatory guidelines.

(d)	Submit Claims

(i)	Once Supplier successfully completes such quality review process, Supplier will submit such claim in the appropriate system for payment within CoreLogic Customer and applicable regulatory timeframes.

(ii)
Supplier will update system templates as they come in via workflow tools in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by client or regulatory guidelines.

(e)	Funds Follow Up Process

(i)
After submitting such claim for payment as described above, Supplier will verify that the CoreLogic Customer has received claims proceeds or a notice of a suspension or partial payment or denial(the “Funds Follow Up Process”).

(ii)
Supplier will research reasons for a rejected claim expense line item. If Supplier reasonably determines that such claim is valid and appropriate to escalate to an exception status as detailed in the Policy and Procedures Manual, Supplier will resubmit such claim.

(iii)	Supplier will verify and update applicable payment information for such claim in Fanco+ and applicable CoreLogic Customer systems on a daily basis.

(iv)
Supplier will update system templates as they come in via workflow tools in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by client or regulatory guidelines.

(f)	Quality Assurance Review and Responses

(i)	Supplier will review and provide responses to audit or error findings based on CoreLogic or CoreLogic Customer quality control parameters.

7.4	VA Claims. Supplier will perform the following as *** and in accordance with the Policy and Procedures Manual:

(a)	Packaging and Claim Preparation

(i)
Upon receipt of notice of a new claim, Supplier will gather relevant documentation and combine into a single package for processing, as detailed in the Policy and Procedures Manual or as otherwise ***, including the following:

(ii)	Use the workflow tool to prioritize the claims (systematically and manually) which need to be addressed and prioritized based on due dates, dollar amounts, or specific CoreLogic Customer needs.

(iii)	Access the applicable CoreLogic Customer servicing system to determine escrow and corporate advance balances and itemization (e.g., escrow or corporate) to be utilized during claim processing.

(iv)	Access the applicable CoreLogic Customer imaging systems to retrieve relevant supporting documentation when available. Supplier will note any exceptions and reroute as appropriate.

(v)	Follow up with applicable attorney (via email or through applicable CoreLogic Customer system) to obtain final invoice.

(vi)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required such CoreLogic Customer or regulatory guidelines.

(b)	Complete claim in appropriate system

(i)	Supplier will input such claim into the applicable CoreLogic Customer, CoreLogic (CMAX), or investor system to initiate the claims process.

(ii)
In accordance with the Policy and Procedures Manual and CoreLogic Customer instructions, Supplier will reference the documents to calculate the various claimable amounts that vary by state, county, or other unique parameters and monetary thresholds. Supplier will reference and comply with applicable CoreLogic Customer and regulatory stipulations to facilitate this process.

(iii)
Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required such CoreLogic Customer or applicable regulatory guidelines.

(c)	Quality control review

(i)	Supplier will complete systematic and manual quality control reviews to ensure such claim meets applicable insurer and investor guidelines and regulations.

(ii)	Such quality control reviews entail confirming that the appropriate items as set forth in the Policy and Procedures Manual were claimed against applicable agency guidelines and thresholds.

(iii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(d)	Submit Claims

(i)
Once Supplier successfully completes the quality control review, Supplier will submit such claim in the appropriate system as set forth in the Policy and Procedures Manual within CoreLogic Customer and regulatory timeframes.

(ii)	Supplier will update system templates in CoreLogic servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(e)	Funds Follow Up Process

(i)
After submitting such claim for payment as described above, Supplier will verify that the CoreLogic Customer has received claims proceeds or a notice of a suspension, partial payment or denial (the “Funds Follow Up Process”).

(ii)
Supplier will research reasons for a rejected claim expense line item. If Supplier reasonably determines that such claim is valid and appropriate to escalate to an exception status as detailed in the Policy and Procedure Manual, Supplier will resubmit such claim.

(iii)	Supplier will verify and update applicable payment information for such claim in Fanco+ and applicable CoreLogic Customer systems on a daily basis.

(iv)
Supplier will update system templates as they come in via workflow tools in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by client or regulatory guidelines.

(f)	Quality Assurance Review and Response

(i)	Supplier will review and provide responses to audit or error findings based on CoreLogic or CoreLogic Customer quality control parameters.

7.5	Fannie Mae Investor Billings.

(a)	Packaging and Claim Preparation

(i)	Upon receipt of notice of a new claim, Supplier will gather relevant documentation and combine into a single package for processing as detailed in the Policy and Procedure Manual or as otherwise ***, including the following:

(ii)
Use the applicable workflow tool to prioritize the claims (systematically and manually) which need to be addressed and prioritized based on due dates, dollar amounts, or specific CoreLogic Customer needs.

(iii)	Access the applicable CoreLogic Customer servicing system to determine escrow and corporate advance balances and itemization (e.g., escrow or corporate) to be utilized in claim processing.

(iv)	Access the applicable CoreLogic Customer imaging systems to retrieve relevant supporting documentation when available. Supplier will note any exceptions and reroute as appropriate.

(v)	Follow up with appropriate attorney via email or applicable system to obtain the final invoices for attorney fees

(vi)
Supplier will update system templates as they come in via workflow tools in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by client or regulatory guidelines.

(b)	Complete claim in appropriate system

(i)	Supplier will input such claim into the applicable CoreLogic Customer, CoreLogic (CMAX), or investor system to initiate the claims process.

(ii)
In accordance with the Policy and Procedures Manual and CoreLogic Customer instructions, Supplier will reference the documents to calculate the various claimable amounts that vary by state, county, or other unique parameters and monetary thresholds. The supplier will also be required to reference various client and regulatory stipulations to facilitate this process.

(iii)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required per client or regulatory guidelines

(c)	Quality control review

(i)	Supplier will complete systematic and manual quality control reviews to ensure such claim meets applicable insurer and investor guidelines and regulations.

(ii)	Such quality control reviews entail confirming that the appropriate items were claimed against applicable agency guidelines and thresholds.

(iii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(d)	Submit Claims

(i)	Once Supplier successfully completes the quality control review, Supplier will submit such claim in the appropriate system within CoreLogic Customer and regulatory timeframes.

(ii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(e)	Funds Follow Up Process

(i)	After submitting such claim for payment as described above, Supplier will verify that the CoreLogic Customer has received claims proceeds or a notice of a suspension, partial payment or denial.

(ii)
Supplier will research reasons for a rejected claim expense line item. If Supplier reasonably determines that such claim is valid and appropriate to escalate to an exception status as detailed in the Policy and Procedure Manual, Supplier will resubmit such claim.

(iii)	Supplier will verify and update applicable payment information for such claim in Fanco+ and applicable CoreLogic Customer systems on a daily basis.

(iv)	Supplier will update system templates in client servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(f)	Quality Assurance Review and Response

(i)	Supplier will review and provide responses to audit or error findings based on CoreLogic or CoreLogic Customer quality control parameters.

7.6	Freddie Mac Investor Billings.

(a)	Packaging and Claim Preparation

(i)
Upon receipt of notice of a new claim, Supplier will gather relevant documentation and combine into a single package as detailed in the Policy and Procedure Manual or as otherwise *** for processing, including the following:

(ii)	Use the applicable workflow tool to prioritize the claims (systematically and manually) which need to be addressed and prioritized based on due dates, dollar amounts, or specific Customer needs.

(iii)	Access the applicable CoreLogic Customer servicing system to determine escrow and corporate advance balances and itemization (e.g., escrow or corporate) to be utilized in claim processing.

(iv)	Access the applicable CoreLogic Customer imaging systems to retrieve relevant supporting documentation when available. Supplier will note any exceptions and reroute as appropriate.

(v)	Follow up with appropriate attorney via email or applicable system to obtain the final invoice

(vi)	Update system templates in the applicable CoreLogic Customer system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines.

(b)	Complete claim in appropriate system

(i)	Supplier will input such claim into the applicable CoreLogic Customer, CoreLogic (CMAX), or investor system to initiate the claims process.

(ii)
In accordance with the Policy and Procedures Manual and CoreLogic Customer instructions, Supplier will reference the documents to calculate the various claimable amounts that vary by state, county, or other unique parameters and monetary thresholds. The supplier will also be required to reference various CoreLogic Customer and regulatory stipulations to facilitate this process.

(iii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(c)	Quality control review

(i)	Supplier will complete systematic and manual quality control reviews to ensure such claim meets applicable insurer and investor guidelines and regulations.

(ii)	Such quality control reviews entail confirming that the appropriate items were claimed against applicable agency guidelines and thresholds.

(iii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(d)	Submit Claims

(i)	Once Supplier successfully completes the quality control review, Supplier will submit such claim in the appropriate system in accordance with CoreLogic Customer and regulatory timeframes.

(ii)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by CoreLogic Customer or regulatory guidelines

(e)	Funds Follow Up Process

(i)	After submitting such claim for payment as described above, Supplier will verify that the CoreLogic Customer has received claims proceeds or a notice of a suspension or partial payment or denial.

(ii)
Supplier will research reasons for a rejected claim expense line item. If Supplier reasonably determines that such claim is valid and appropriate to escalate to an exception status as detailed in the Policy and Procedure Manual, Supplier will resubmit such claim.

(iii)	Supplier will verify and update applicable payment information for such claim in Fanco+ and applicable CoreLogic Customer systems on a daily basis.

(iv)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(f)	Quality Assurance Review and Response

(i)	Supplier will review and provide responses to audit or error findings based on CoreLogic or client quality control parameters.

7.7	Private Investor Billings.

(a)	Packaging and Claim Preparation

(i)
Upon receipt of notice of a new claim, Supplier will gather relevant documentation and combine into a single package for processing, as detailed in the Policy and Procedure Manual including the following:

1.	Use the workflow tool to prioritize the claims (systematically and manually) which need to be addressed and prioritized based on due dates, dollar amounts, or specific Customer needs

2.	Access the applicable CoreLogic Customer servicing system to determine escrow and corporate advance balances and itemization (e.g., escrow or corporate) to be utilized in claim processing.

3.	Access the applicable CoreLogic Customer imaging systems to retrieve relevant supporting documentation when available. Supplier will note any exceptions and reroute as appropriate.

(b)	Complete claim in appropriate system

(i)	Supplier will input such claim into the applicable CoreLogic Customer, CoreLogic, or investor system to initiate the claims process.

(ii)
Supplier will reference the documents to calculate the various claimable amounts that vary by state, county, or other unique parameters and monetary thresholds. The supplier will also be required to reference various client and regulatory stipulations to facilitate this process.

(iii)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required per client or regulatory guidelines

(c)	Quality control review

(i)	Supplier will complete systematic and manual quality control reviews to ensure such claim meets applicable insurer and investor guidelines and regulations.

(ii)	Such quality control reviews entail confirming that the appropriate items were claimed against applicable agency guidelines and thresholds.

(iii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(d)	Submit Claims

(i)	Once Supplier successfully completes the quality control review, Supplier will submit such claim in the appropriate system in accordance with CoreLogic Customer and regulatory timeframes.

(ii)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by such CoreLogic Customer or regulatory guidelines

(e)	Funds Follow Up Process

(i)	After submitting such claim for payment as described above, Supplier will verify that the CoreLogic Customer has received claims proceeds or a notice of a suspension or partial payment or denial.

(ii)
Supplier will research reasons for a rejected claim expense line item. If Supplier reasonably determines that such claim is valid and appropriate to escalate to an exception status as detailed in the Policy and Procedure Manual, Supplier will resubmit such claim.

(iii)	Supplier will verify and update applicable payment information for such claim in Fanco+ and applicable CoreLogic Customer systems on a daily basis.

(iv)
Supplier will update system templates in the applicable CoreLogic Client servicing system or CoreLogic system with critical dates and business rules as required such CoreLogic Customer or regulatory guidelines

(f)	Quality Assurance Review and Response

(i)	Supplier will review and provide responses to audit or error findings based on CoreLogic or CoreLogic Customer quality control parameters.

7.8	Mortgage Insurance (MI) Claims.

(a)	Packaging and Claim Preparation

(i)
Upon receipt of notice of a new claim, Supplier will gather relevant documentation and combine into a single package for processing as detailed in the Policy and Procedure Manual or as otherwise ***, including the following:

(ii)
Use the applicable workflow tool to prioritize the claims (systematically and manually) which need to be addressed and prioritized based on due dates, dollar amounts, or specific CoreLogic Customer needs

(iii)	Access the applicable CoreLogic Customer servicing system to determine escrow and corporate advance balances and itemization (e.g., escrow or corporate) to be utilized in claim processing.

(iv)	Access the applicable CoreLogic Customer imaging systems to retrieve relevant supporting documentation when available. Supplier will note any exceptions and reroute as appropriate.

(v)	Follow up with appropriate attorney via email or applicable system to obtain the final invoice

(vi)	Update system templates in the CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by CoreLogic Customer or regulatory guidelines.

(b)	Complete claim in appropriate system

(i)	Supplier will input such claim into the applicable CoreLogic Customer, CoreLogic (CMAX), or investor system to initiate the claims process.

(ii)
Supplier will reference the documents to calculate the various claimable amounts that vary by state, county, or other unique parameters and monetary thresholds. Supplier will also be required to reference applicable CoreLogic Customer and regulatory stipulations to facilitate this process.

(iii)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by CoreLogic Customer or regulatory guidelines

(c)	Quality control review

(i)	Supplier will complete systematic and manual quality control reviews to ensure such claim meets applicable insurer and investor guidelines and regulations.

(ii)	Such quality control reviews entail confirming that the appropriate items were claimed against applicable agency guidelines and thresholds.

(iii)
Supplier will update system templates in the applicable CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by CoreLogic Customer or regulatory guidelines

(iv)	Submit Claims

(v)	Once Supplier successfully completes the quality control review, Supplier will submit such claim in the appropriate system within CoreLogic Customer and regulatory timeframes.

(vi)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by CoreLogic Customer or regulatory guidelines

(d)	Funds Follow Up Process

(i)	After submitting such claim for payment as described above, Supplier will verify that the CoreLogic Customer has received claims proceeds or a notice of a suspension or partial payment or denial.

(ii)
Supplier will research reasons for a rejected claim expense line item. If Supplier reasonably determines that such claim is valid and appropriate to escalate to an exception status, as detailed in the Policy and Procedures Manual, Supplier will resubmit such claim.

(iii)	Supplier will verify and update applicable payment information for such claim in Fanco+ and applicable CoreLogic Customer systems on a daily basis.

(iv)	Supplier will update system templates in CoreLogic Customer servicing system or CoreLogic system with critical dates and business rules as required by CoreLogic Customer or regulatory guidelines

(e)	Quality Assurance Review and Response

(i)	Supplier will review and provide responses to audit or error findings based on CoreLogic or CoreLogic Customer quality control parameters.

8.	REO OPERATIONS

8.1	Overview

(a)	The “REO operations” Core Function consists of REO asset set-up and order routing. Activities are largely procedural and rely on email / workflow with limited CoreLogic Customer interaction.

8.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	AMS, RES. Net, New Referral Inbox, MS Outlook, Equator, 3rd party applications

8.3	Data Entry. Supplier will perform the following as *** and in accordance with the Policy and Procedures Manual:

(a)	In such instances supplier will perform dual data entry when required across processes to keep CoreLogic Customer defined systems and CoreLogic systems in sync.

(b)	In such instances, Supplier will perform eviction dual system entry (Aurora and Aurora EC clients only)

8.4	HTC. Supplier will perform the following in accordance with the Policy and Procedures Manual or as ***:

(a)
Supplier will facilitate the Home Owners Association (“HOA”) activities by managing the HOA inbox, determining HOA liability and applicable need of HOA ledgers, and quality control activities related to the inbox.

(b)	Supplier will manage the title curative/foreclosure deed follow up process by managing the process of requesting deeds and titles.

(c)	Supplier will manage code violations by executing vacant property registrations, monitor the code violation inbox, and create property preservation orders.:

8.5	Evictions. Supplier will facilitate the evictions process by managing the evictions inbox, weekly occupancy process, and property preservation orders.

8.6
Asset Manager Functions. Supplier will facilitate the asset management functions by creating marketing plans for REO properties, extending closing dates, performing price list extensions, and performing occupancy checks.

8.7	Asset Specialist Functions. Supplier will facilitate the asset specialist roles functions by preparing pre marketing forms orders, property preservation orders, and requesting valuation orders.

(d)	Prepare pre-market forms orders

(e)	Perform pre-market forms follow up

(f)	Produce property preservation orders

(g)	Produce utility forms and follow up on tasks

(h)	Produce mobile home form and note in file property type. Supplier will create work orders needed for agent invoices when assets are assigned

(i)	Create hazard and vandalism forms

(j)	Create valuation orders

8.8
Vendor Relations Functions. Supplier will facilitate vendor relations by performing assigning listing agents, obtaining broker price opinions, manage property preservation vendors, and perform valuations.

8.9	Closing Specialists Functions. Supplier will facilitate closing processes by providing the following support

(a)
Pre REO Sale Analysis support which involves analyzing the effectiveness of the REO property sales analysis, completion of market value analysis for each REO property, and the subsequent market listing analysis for such property.

(i)	Supplier will perform analysis and follow guidelines established by CoreLogic Customers and investors for the determination of the effectiveness of the sales process

(ii)	Supplier will complete “market value” analysis for such property

(iii)	Supplier will complete “market listing” analysis for such property

8.10
Listing and Sales support which involves preparing such property to be listed for sale, requesting information from brokers, make necessary broker reassignments, facilitate listing extensions, and validate all documentations for invoices over $1,000.

9.	DEFAULT SUPPORT

9.1	Overview

(b)	The “default support” Core Function will require Supplier to support the iClear vendor payments system, the Daisy system and eDaisy system with user-ID provisioning and vendor master data-setup.

9.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	Microsoft Outlook, iClear.

9.3	User ID Provisioning.

(a)	Upon receipt of notice from a CoreLogic Customer of a new relationship with a new third party vendor, Supplier will perform tasks necessary to initiate and establish such relationship.

(b)	Supplier will send such vendor a user agreement form that will need to be filled out and returned by the vendor.

(c)
Supplier will submit, as detailed in the Policy and Procedures Manual, the applicable agreement forms, W-9 forms, and any other tax information necessary establish such new vendor as a service provider for invoicing purposes.

(d)	Supplier will verify the details of such information and perform due diligence.

(e)	Once Supplier verifies such information, Supplier will conduct a master data set up for such third party vendor in the iClear invoicing system.

(f)	If Supplier is unable to complete any of the tasks, supplier will escalate accordingly

10.	FIRST AMERICAN SECONDARY LIEN OUTSOURCING “FASLO”

10.1	Overview

(a)
The “FASLO” process starts when the borrower enters the bankruptcy proceedings. The processing team tracks default on the first or secondary lien and tracks bankruptcy at various stages using a variety of subscription based tools and applications. Supplier Personnel need to be able to navigate legal proceedings through the bankruptcy process, understand legal terminology and state /federal requirements. Processing is largely performed in Bangalore

10.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

10.3	Ongoing Maintenance: Unless otherwise agreed by the Parties, Supplier will facilitate ongoing support *** by performing the following activities

(a)	Verification of the borrower's credit report to monitor payments and senior lien status.

(b)	Assessment of the obtain Sr. Lien Payoff amount

(c)	Provide property ownership reports to the client via attachments in Quandis as well as a summary report

(d)	Obtain and verify junior lien legal documents to file a suit

(e)	Upload recovery docs into Quandis application & input borrower's financial details in Quandis application

(f)	Obtain Foreclosure information received through fax and update in the Quandis application as appropriate

11.	FIELD SERVICES PROCESSING

11.1	Overview

(a)
The “field services processing” Core Function will require Supplier to support field services by supporting and tracking maintenance on REO properties; specifically inspection and preservation, through call center activities such as call backs and reassignments to service providers. Processing activities rely on CoreLogic platforms and specific activities include reviewing work-orders to support billing and tracking progress. Additional activities may require Supplier to manually verify applicable before and after photographs to assess progress and compliance of the work done to date. Interactions are largely email, with some telephone interaction.

11.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	Vendor Plus, Proplink, iClear, PCW, 3rd Party Applications, Fiserve, LPS

11.3	Property Inspection.

(a)
Supplier will perform validation and quality control on property inspection exceptions that arise based on system check rules due to requests, orders, results or invoices in the first time vacancy queue as they filter through various workflow rules.

(b)
Supplier will process the exception out of the queue by performing quality control on the work order data and processing the result (which progresses it through the remaining queues as appropriate or returns it to the field services vendor for additional input).

(c)
During the “inspection return to vendor process”, Supplier will reject the order and sending notification back to the vendor indicating that the invoice or results are not complete or adequately justified.

(d)	Supplier team leads/supervisors will make decisions within CoreLogic defined parameters and thresholds.

(e)	Supplier will send escalations or items that cannot be processed to CoreLogic as detailed in the Policy and Procedures Manual.

(f)	Supplier will manage rejected address queues in cases where the property is unable to be located by the field services vendor.

(g)	Supplier will in certain instances escalate the exception back to CoreLogic in order for additional information to be *** in order to locate the property.

(h)	Supplier will in certain instances access prior information related to the property in question and leverage information obtained to push the order back to the field services vendor.

11.4	Special Products

(a)
Supplier will perform validation and quality control on the specialty inspection productions (i.e. loss draft insurance, property condition report) which entails performing quality control on photos and work progression through the order lifecycle.

(b)	Supplier team leads/supervisors will make decisions within CoreLogic defined parameters and thresholds.

(c)	Supplier will send escalations or items that cannot be processed to CoreLogic, as detailed in the Policy and Procedures Manual

11.5	Property Preservation/Maintenance.

(a)
Supplier will perform quality control measures on the maintenance results, bids (estimates) and invoices on all work orders which includes performing quality control on photos and reviewing form data received from field service vendors.

(b)	Supplier will compare such data and photos between Vendor Plus and PropLink to ensure all the data fields are identical in both platforms.

(c)	If such data and photos are not identical, Supplier will request that CoreLogic perform a technical procedure to migrate the data to ensure the match is identical.

(d)
During the Maintenance Return to Vendor process, Supplier will reject such work order and send notification back to the vendor indicating that the invoice, estimate, or results are not complete or adequately justified (the “Maintenance Return to Vendor Process”) as detailed in the Policy and Procedures Manual. Supplier team leads/supervisors will make decisions within CoreLogic defined parameters and thresholds.

(e)	Supplier will perform the maintenance audit process after production lifecycle is completed on work orders.

(f)
Supplier will facilitate maintenance research updates in instances where the CoreLogic Customer is disputing work performed and is requesting a credit. Supplier will investigate and resolve such dispute.

(g)	Supplier will monitor, reply and appropriately escalate emails from third party field service maintenance vendors via a centralized email box.

11.6	Research.

(a)	Supplier will manage the iClear invoice exception process, including performing the following:

(i)	Validate that the applicable invoice amount and quantity provided in iClear is compliant with the invoice information provided in Proplink.

(ii)	Update the item code in instances where a line item description is not compliant with the corresponding item description in Proplink.

(iii)	Manage the iClear invoice batch file.

(b)
Supplier will monitor industry updates released by relevant organizations such as HUD, Fannie Mae, Freddie Mac and other local, state or national agencies to monitor how changes impact the manner in which CoreLogic services properties. Supplier will notify CoreLogic of and assist with implementation of such industry updates.

(c)
Upon receipt of notification of CoreLogic Customer bill backs or disputes, Supplier will manage and resolve such bill backs or disputes by performing appropriate tasks, such as researching or providing supporting documents and proof showing validity of resolution as detailed in the Policy and Procedures Manual.

(d)
Supplier will track, facilitate and assist with CoreLogic Customers' needs to specifically comply with applicable vacant property registration ordinances as detailed in the Policy and Procedures Manual.

(e)	Supplier will research multiple municipal code websites or make telephone calls to locate any proposed or new property registration ordinances.

(f)
Supplier will update applicable vacant property registration spreadsheets with such new ordinance descriptions and requirements and notify appropriate CoreLogic Personnel and CoreLogic Customer(s) of such updates.

(g)	Supplier will manage vendor payment disputes by receiving, logging, researching, and validating each inquiry.

11.7	Post Foreclosure Services.

(a)	Supplier will manage the eviction orders status monitoring and provide status updates, as appropriate, to CoreLogic.

(b)
Supplier will continuously manage the outstanding eviction queue report to determine the status of evictions that are assigned to CoreLogic in order to meet CoreLogic Customer compliance obligations and specified timelines. Supplier will provide status updates, as appropriate, to CoreLogic.

11.8	Property Preservation Yard Maintenance.

(a)	Supplier will manage the rejected auto grass queue as detailed in the Policy and Procedures Manual which includes:

(i)	Reject, as appropriate, duplicate grass cut requests using the requested date as an indicator of when to reject such requests.

(ii)	Review the CoreLogic Customer “for sale” fields and reject any requests to service a Saxon owned property

(iii)	Review the date field which indicates the most recent grass cut date and reject if that date is within *** of the new grass cut date.

(iv)	Review the “last occupancy status fields” and reject a grass cut request if a property was recently reported as occupied.

(b)	Supplier will perform grass quality audits which includes:

(i)	Comparing the applicable work order results data and photos between Vendor Plus and PropLink to ensure all the data fields are identical in both platforms.

(ii)	If such results are not identical, Supplier will request that CoreLogic perform a technical enhancement to migrate the data to ensure the match is identical.

(iii)	If the results are identical, Supplier will proceed to the detailed quality control audit.

(c)	Supplier will perform the detailed quality control audit and check for supporting photos, bid parameters, and invoices. Supplier will notify CoreLogic of the results of such audit.

(d)	Supplier will manage the vendor e-mail box once the request for service has been initiated to answer inquiries on work order instructions and results of work performed.

(e)	Supplier will review grass estimates in Vendor Plus and PropLink on a daily basis and review the validity of such estimates by determining whether such estimate is supported by photos and whether such estimate uses applicable HUD or investor guidelines as a measurement.

(f)	Supplier will handle vendor payment disputes that arise due to short payments, late work performed and unnecessary work performed as detailed in the Policy and Procedures Manual.

11.9	Field Services Call Center.

(a)	Supplier will engage, solicit and procure new vendors to join the CoreLogic field services network of providers as ***.

(b)
Once a new vendor has been identified by Supplier, Supplier will onboard such vendor into the CoreLogic network of vendors after verifying insurance coverage and completing other administrative duties as ***.

(c)
Supplier will execute the property preservation follow up process as detailed in the Policy and Procedures Manual which entails follow up calls with third party field services vendors to track the status of existing work orders and additional ad hoc queries.

(d)
Supplier will execute the property inspection follow up process as detailed in the Policy and Procedures Manual which entails follow up calls with third party field services vendors to track the status of existing work orders and additional ad hoc queries.

(e)	If an work order estimate needs to be reduced or modified, Supplier will communicate such need for such reduction or modification to the third party field services vendor.

11.10	Client Support Task Management and Tracking Back Office Field Services Processing.

(a)
Supplier will manage and conduct the mass cancellation process on behalf of CoreLogic Customers when a property has exited the delinquent status, is no longer in foreclosure or there is a service release.

(b)	Supplier will perform the grass follow reconciliation process (in Fiserv and PropLink) to ensure that work orders pertinent to the applicable grass cut schedules match between the systems .

(c)
If such work order does not reconcile, Supplier will investigate the reason why there should or should not be a grass cut in the system. Based on the reasoning, Supplier will proceed with or cancel such work order depending on where the discrepancy originated from.

(d)	Supplier will perform the maintenance completion reconciliation (in Fiserv and PropLink) to ensure that the completion results from PropLink have accurately and systematically transferred to Fiserve.

(e)	In instances where there is a discrepancy or missing data, Supplier will make *** and *** as necessary.

(f)	Supplier will *** and update the over allowable (“OA”) estimate reconciliation and *** the results of such update from PropLink to Fiserve (CoreLogic Customer system).

(g)	Supplier will open a task in Fiserve so that the work item flows through the queue.

(h)	Supplier will execute the “first time vacancy” process in instances where the applicable property is reported vacant by the field services vendor.

(i)	Based on the outcome of such first time vacancy process, Supplier will perform applicable follow-up steps as required and dictated by the CoreLogic Customer and applicable regulatory requirements.

(j)	Supplier will access and manage the Customer Inquiry Tracking CIT number (task) queues which include the following:

(i)	MCR Pre FHA, FTV Conv- Fannie Mae and Freddie Mac, FTV Pre-FHA, Customer Inquiry

Tracking CIT (809M, 810, 950), CIT825, CIT 880 (FKA Cycle Inspection)

(k)
Supplier will assess the results provided in a series of reports (which reports are listed below). Based on such assessment Supplier will notate the applicable system, perform new tasks, close open tasks or, as appropriate, create new work orders.

(l)	Supplier will assess applicable reports which include the following:

(i)	Vacant and Open, High Risk, Client Contact Quque, 9999 Loans, Sales Acquisition 605/606, Code Violations, Utility Invoice, 3rd Party Loans, Pre Sale Verify, Chicago FTV

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC.
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.5
Valuation (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.5
Valuation (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.5 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the valuation services (the “Valuation (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF VALUATION SERVICES

2.1
CoreLogic offers a full range of appraisal and broker price opinions via its CoreLogic valuation services platforms. Services include both automated and traditional property valuation solutions, which Supplier will support and manage from initial request through completion.

2.2
Specifically, when a CoreLogic Customer orders an appraisal or broker price opinion, CoreLogic's *** system assigns the task to a member of CoreLogic's network of service providers. Once assigned, Supplier will monitor assignments, re-assign when/if required, follow up with the service provider to ensure Supplier meets applicable Service Levels, and review resulting valuations in accordance with the Uniform Standards of Professional Appraisal Practices (“USPAP”), CoreLogic quality standards, and all applicable Dodd Frank Act requirements specifically, but not limited to, the appraiser independence provision (the “DF Act”). When required, Supplier will follow-up directly with service providers via email or phone to address and ensure the CoreLogic Customer's order is filled on time and with a high-quality product.

3.	APPRAISAL MANAGEMENT AND RESEARCH SERVICES

3.1	Process Overview.

(a)
The “appraisal management and research services” Core Function is primarily a monitoring and management function of appraisal vendors to deliver appraisal products and services. Services include email and phone interactions to facilitate and track progress. This process also includes panel management and a quality control component for product delivery.

3.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	ValueEdge

(b)	Appraisal Order Management (“AOM”)

(c)	Vendor Service Platform (“VSP”)

(d)	Vendor Order Management (“VOM”)

3.3	Other Reference Materials.

(a)	Other applicable CoreLogic policies and procedures (e.g., AMC, Policy and Procedure Manual and job aids)

3.4	Manage Appraisal Panel Applications (process within Panel Management).

(a)	Supplier will manage the setup of a new appraiser upon receipt of applications, including performing the following activities:

(i)	Validating whether such new appraiser's license is valid and active per current Appraisal Sub Committee (“ASC”) guidelines as set forth at www.ASC.gov.

(ii)	Validating whether the appraiser is approved by the U.S. Department of Housing and Urban Development (“HUD”) for Federal Housing Administration (“FHA”) loans

(b)	Upon such license validation, Supplier will create a shell profile in ValueEdge. As of the Effective Date, such creation process will require Supplier to perform the following activities:

(c)	Upon profile creation, Supplier will update such profile with relevant additional details (which details are provided in the applicable appraiser's application), including the following:

(i)
Contact information, Billing, tax and insurance information, License details (i.e., type and expiration), Coverage areas, Panel (default to inactive), Software / EDI supported, Attachements (application, W-9, E&O, etc.), Client exclusions

(d)
Before activating such appraiser, Supplier will ensure that such appraiser is not located on the General Services Administration's (“GSA”) Excluded Parties List System (“EPLS”), HUD and/or the Office of Foreign Assets Control's (“OFAC”) SDN exclusion lists by searching for such appraiser on the applicable websites, including the following:

(i)	https://www.epls.gov/

(ii)	https://www5.hud.gov/ecpcis/main/ECPCIS_List.jsp.

(iii)	Specially Designated Nationals List (“SDN”)

(e)	Supplier will update the notes section of the applicable profile to inform such appraiser that the profile has been created and application is currently under review by CoreLogic.

(f)
Supplier will review existing profile notes in such profile, confirm that required documentation was received (i.e., either via email or fax), set the status to active, outlines assignments / panel groupings, and notify the appraiser that it has been approved and activated.

3.5	Maintain Appraisal Panel.

(a)
Supplier will continuously maintain and update applicable appraisal profiles as per the Policy and Procedure manual, including tracking status of such appraisers on various CoreLogic Customer exclusion lists and logging service issues, “strikes” or other relevant notes in appraiser profile.

(b)
Upon request from CoreLogic, Supplier will facilitate and manage CoreLogic Customer exclusions for specific appraisers as received via the appraiser management queue or email, and notify such appraiser via email of its removal and exclusion from providing services to the applicable CoreLogic Customer.

(c)
Upon notice from CoreLogic or a CoreLogic Customer regarding an issue (e.g., a complaint regarding a specific appraiser or the quality of a specific appraiser's appraisal) with a staff appraiser, Supplier will escalate such issue to the appropriate CoreLogic Personnel

(d)
Supplier will review any notes in such appraiser's AOM profile and the associated order(s) issue and determine the severity of such issue, update appraiser's profile in ValueEdge to reflect such determination.

(e)	Supplier will call or email such appraiser to inform it of such issue and any follow-up actions such appraiser must take.

(f)
Supplier will manage unresolved issues and formulate a strike or removal request (in accordance with the Policy and Procedures Manual, depending on issue severity), gather supporting details, route request to CoreLogic onshore appraisal management for review and notify the applicable appraiser that its status is under review.

(g)
In cases where a removal request is approved by CoreLogic, Supplier will check status of such appraiser's orders and, once the queue is empty, notify such appraiser that it will no longer provide services on behalf of CoreLogic to CoreLogic Customers. If the appraiser has orders in the queue then Supplier will discontinue working on such orders.

(h)
As per the Policy and Procedure Manual, Supplier will fulfill CoreLogic requests to remove a “strike” against an appraiser or reinstate an appraiser via email directly to the CoreLogic onshore appraiser panel management (“APM”) team

(i)
Supplier will monitor the appraiser management supplier inbox and respond to messages and/or escalate issues to CoreLogic as per the Policy and Procedure Manual and in accordance with CoreLogic's policies and procedures.

3.6	Assign Orders to Appraisers.

(a)	Upon receipt of a work order that cannot be automatically assigned, Supplier will manually assign such orders, including doing the following:

(i)	Monitor the unassigned orders queue and assign each order in accordance with the Policy and Procedure Manuals and the DF Act.

(ii)
As required by CoreLogic policies and procedures, manage potential duplicate orders by performing additional research to confirm that such order is valid and, if possible, assign to same appraiser who completed the last valuation for the applicable property.

(b)
Supplier will review options for appraisers to be assigned such order based on state and the applicable CoreLogic Customer's requirements for the appraisal. Supplier will select the optimal appraiser in accordance with the Policy and Procedures Manual and the DF Act. In instances where an ideal fit is not available that meets that requirement (e.g., rush, high cost), Supplier will escalate to team lead to validate fees with the applicable appraisal management company (“AMC”).

(c)
Upon appraiser selection, Supplier will open the “Assign Order Screen” in the applicable system, set the selection reasons, input the negotiated fee, and complete the process to assign order to the selected appraiser.

(d)
In some instances, Supplier will re-assign an order to another appraiser in accordance with the Policy and Procedures Manual (e.g., such appraiser is unavailable due to a family emergency or is out of area) by using the same process above.

3.7	Perform Order Processing and Management.

(a)	Once an order have been assigned to an appraiser, Supplier will confirm such appraiser has received the order and begun working on the order.

(b)
For manually assigned orders, Supplier will call the appraiser and explain the expected service level requirements, and due dates. For past due confirmation, Supplier will work with such appraiser directly to update the status on the call.

(c)	At the conclusion of such call, Supplier will confirm that order has been updated in the CoreLogic Workflow

System to reflect outcome of the call (i.e. update the inspection date, the expected completion date, or simply “confirm” the order) or, if necessary, Supplier will escalate the order by creating a follow-up action in the CoreLogic Workflow System on the order by noting the open issue in the follow-up item.

(d)
Once Supplier confirms such order, Supplier will monitor and manage the status of such orders in their respective queues in accordance with the Policy and Procedures Manual Key areas to monitor and update include:

(i)	Orders w/out inspection dates: Contact the appraiser via phone (during normal business hours - based on time zone) and request update.

(ii)
Orders w/out FHA Case Numbers: Monitor to ensure FHA orders have valid case numbers. If such case number(s) is not available, Supplier will follow up with the applicable CoreLogic Customer to obtain the case number. .

(iii)
Late Orders: For late orders, as required by CoreLogic policies and procedures, Supplier will research such order to determine if a due date extension is needed. If not, Supplier will call and email the appraiser until such appraiser provides a firm completion date commitment.

(iv)	Upgrade Orders: As required by a CoreLogic Customer, orders may need to upgraded the product ordered.

(v)	Private Mortgage Insurance “PMI” Orders: Upon borrower prepayment to CoreLogic onshore, Supplier will process order in accordance with CoreLogic guidelines.

(vi)	Cancelled Orders: Manage cancellation requests directly from CoreLogic Customers via email and cancel orders.

(vii)	Bulk Orders: Manage and process bulk order requests from CoreLogic Customers via email.

(e)
Upon order completion, Supplier will manage the process by which appraisers submit materials to the CoreLogic Workflow System through multiple channels (e.g., systematically or email). Supplier will confirm the order is updated with the properly formatted information.

(f)
Supplier will monitor the Outlook “Docs” inbox. When appraisal is received, Supplier locates the applicable order in the CoreLogic Workflow System, converts such emailed appraisal to PDF, attaches the PDF to the order, saves the order, and moves email to “completed docs” folder.

3.8	Respond to CoreLogic Customer Requests and Calls (Client Return) and Appraiser Requests and Calls.

(a)
Upon an order being completed, Supplier will respond to CoreLogic Customer requests for a return or correction. Supplier will navigate the “quality issues” tab within the CoreLogic Workflow System, document the explanation for the return / correction, select the best option to send notification to the appraiser and notify such appraiser of the return or correction..

(b)	Supplier will manage and respond, in accordance with the Policy and Procedures Manual, to CoreLogic Customer inquiries received via the referral inbox.

(c)	Respond (including escalating to or notifying CoreLogic, if appropriate) to appraiser requests and calls

(d)	Supplier will assist appraisers throughout the process as they perform their activities and interact with the system. Typical functions Supplier will support include the following.

(i)	ValueEdge / Talon Login Issues: Provide user ID's and password resets to appraisers as necessary.

(ii)
Service Area, Fee, Appraisal Types, Certification (FHA, REO), Blackout Dates, Product Exceptions, Capacity, Certificate Holder Details Master Data Updates: As requested by an appraiser, locate such appraiser's account in all applicable (currently, three (3)) systems and update information as requested.

(iii)	Account Status / Order Volume Questions: As requested by an appraiser, review such appraiser's profile and notes and explain why such appraiser is inactive or why they are not receiving order volume.

(iv)	Application Status Requests: As requested by an appraiser, locate such appraiser's application on the shared drive and inform them of the file status.

(v)	Inactivation Requests: As requested by an appraiser, update such appraiser's status in all applicable systems and document reasons for such request.

(vi)	General Questions: As requested by an appraiser, provide appraisers contact details for operational questions and panel management escalations.

(vii)
Payment Issues: As requested by appraiser, if such appraiser is missing a 1099 form, request a copy from CoreLogic finance and email such copy to the appraiser. As requested by an appraiser, if such appraiser is missing payment, confirm contact details and provide contact information to CoreLogic accounts payable.

(viii)
Report Submission Issues: Upon receipt of a report submission issue from an appraiser, forward such request to electronic data interchange “EDI” group for resolution and send note to such appraiser instructing them to route to EDI team directly in the future.

(ix)
Reassignment Request: Upon receipt of a reassignment request from an appraiser, follow-up with such appraiser to understand reason for request and, if valid, reassign as outlined in the earlier assignment section.

(x)
Undue Influence Request: If call from an appraiser relates to an undue influence request, escalate to a supervisor who will then escalate such request through the CoreLogic corporate compliance hotline.

(e)	At the conclusion of all appraiser contacts, Supplier will document the profile or order in the applicable system(s) with notes around the interaction.

3.9	Quality Control.

(a)
Upon appraiser completion and report submission of orders, Supplier will ensure that quality review activities are completed by reviewing the appraiser's submission and proofing for the following types of information:

(i)	Provided correct forms

(ii)	Subject details (e.g., address, description, price) complete

(iii)	Contract details updated with applicable information

(iv)	Neighborhood details complete with relevant information

(v)	Site details updated with relevant information (e.g., square footage, zoning, improvements)

(vi)	Sales comparison approach is sufficient to determine value per USPAP and industry (e.g., Fannie Mae and Freddie Mac) guidelines

(vii)	Case specific requirements (e.g., REO, manufactured home, etc.) have been provided

(viii)	Supplier will, as requested by a CoreLogic Customer, administer the administrative review, which can be delivered directly to the CoreLogic Customer.

(b)	Supplier will respond to order failure inquiries received by appraisers via phone or email, analyze such order and work with the appraiser until such error is corrected.

(c)
Supplier will regularly and routinely facilitate the call auditing process and ensure that applicable call processes are managed effectively - which consists of a reviewing a order/call transcript, assessment of transcript against CoreLogic performance standards and following-up with the Supplier representative as needed until any concerns or issues are resolved.

3.10	Corrections.

(a)
Upon delivering the report to the CoreLogic Customer, such CoreLogic Customer may review and, from time to time, request additional consideration of the report. Upon receipt of such a request, Supplier will review such request and the report to determine if such request is appropriate in accordance with the Policy and Procedures Manual and the DF Act.

(b)
Supplier will work with the applicable appraiser to resolve appropriate requests in accordance with the Policy and Procedures Manual and the DF Act and deliver an updated report to the CoreLogic Customer for most CoreLogic Customer requests. However, instances where customer request pertains to *** will be forwarded to the onshore US CoreLogic team for resolution.

4.	BROKER PRICE OPINION AND RESEARCH SERVICES

4.1	Process Overview.

(a)
The “broker price opinion and research services” Core Function is primarily a order monitoring/management function for broker price opinion (“BPO”) appraisers (i.e., field agents) and includes email and phone interactions to facilitate and track progress.

(b)	This Core Function also includes panel management and a quality control component for product delivery.

4.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services associated with this Core Function.

(a)	SourceNet, InContact, Realquest, Trulia, Netronline, and additional internet websites for agent recruitment and subject information research

4.3	Other Reference Materials

(a)	Assigning and order standard operating procedure “SOP”

(b)	Following up Inbound/Outbound SOP

(c)	Researching Property Information- Research Desk SOP

(d)	Handling orders in QC SOP

(e)	Freddie Tolerance Report Job Aide

(f)	QC Level II Job Aide

4.4	Maintain Panel of Agents

(a)
Supplier will process and recruit new agents *** to fulfill Broker Price Opinion orders. As part of this process, Supplier will upload field associate documents (e.g., W-9, field associate agreements, signature uploads), and conduct recruitment activities in specific areas/zip codes as specified by the Policy and Procedure manual.

(b)	Supplier will assist in specified audits in accordance with the Policy and Procedures Manual (e.g., expired license, missing signatures, OFAC, “bad” email addresses, service area updates).

(c)	Supplier will assist in maintenance of field associate profiles in accordance with the Policy and Procedures Manual

(d)
Supplier will provide escalations in accordance with CoreLogic policies and procedures (e.g. appraiser satisfaction issues around fees and other such items) to CoreLogic Panel Management team in accordance with the Policy and Procedures Manual.

4.5	Assign Orders to Agents.

(a)	In instances where automatic assignment of an order to agents is not possible via the appropriate queue Supplier will manually assign such order using the steps below:

(i)	Supplier will be required to perform manual order assignment for orders that have moved to the manual queue that could not be assigned through the SourceNet Auto Delivery system.

(ii)
Supplier will be required to work orders from the “assigning” queue by a “Get Next Order” function. All telephone conversations with field associates are made through the CoreLogic calling software (“InContact”). Order assignment is managed on the ”assigning” screen within SourceNet. Current field associates that have already been set-up in SourceNet are assigned the orders, or new, “cold-called” agents are recruited (if no existing FAs are available) by using relevant internet websites (e.g., Google, Realtor.com, Yahoo), and are then assigned the orders

(iii)
Supplier will be required to perform additional fee negotiation and/or approval of additional fees on some orders. The applicable Supplier Personnel that have CoreLogic's pre-set authority to approve additional fees will do so on an as-needed basis. The pre set authority provides guidance on %'s of the order cost and additional information to complete the process.

(iv)	Supplier will escalate Hard to Place (HTP) orders that fail manual assignment to CoreLogic for CoreLogic Customer notification and approval.

(v)	Supplier Team Leads/Supervisors are required to monitor and direct order workflow management to meet turnaround time expectations within the Assigning status.

4.6	Perform Inbound/Outbound Agent Support (Following Up- Inbound/Outbound SOP).

(a)	Supplier will monitor orders as they are assigned by performing the following steps:

(i)
Supplier will be required to perform inbound/outbound field associate support for order issue resolution. All telephone conversations with field associates are made through the CoreLogic calling software (“InContact”).

(ii)
Description of Supplier provided Inbound Support. Supplier will assist field associates through the inbound phone lines. Order support functions may include numerous updates (e.g., agent commit date and time, conference calls on interior orders, order routing to research desk for additional information, order “On Hold” updates for additional information from the CoreLogic Customer, etc.).

(iii)
Description of Supplier provided Outbound Support. Supplier provides assistance to field Associates that have requested support through the “Follow Up Queue” within SourceNet. This also includes proactive outbound phone calls to agents that have orders coming due or past due to confirm submission date and time.

(iv)	Supplier will escalate difficult or unusual order issues to CoreLogic for CoreLogic Customer notification and approval regarding the guidance Supplier will use to resolve such order issues..

(v)	Supplier team leads/supervisors are required to monitor and direct order workflow management to meet turnaround time expectations within the in-process status.

4.7	Research for Property Information (Researching Property Information -Research Desk SOP)

(a)	Supplier will fulfill CoreLogic Customer requests when orders are returned or requests for corrective action on the product delivered by performing the following steps:

(i)
Supplier will be required to conduct order research on items that cannot be resolved by the inbound/outbound teams. These items are routed to the “Research Queue” within SourceNet. This process typically includes subject address verification, incomplete subject property information (e.g., GLA, lot size, bed/bath count, etc.), or difficulty in locating the subject property. Orders that do not go through the auto delivery system (New Order Status) also require address verification.

(ii)	Supplier will escalate order research items that it cannot resolve after following the steps above by placing them “on-hold” for CoreLogic, which will notify the CoreLogic Customer.

4.8	Perform Quality Control (“QC”) and Deliver Order to CoreLogic Customers (Handling order in QC SOP)

(a)
Supplier will be required to perform QC on orders that are submitted by the agent and routed to the “Quality Queue”. Orders route to queues based on CoreLogic Customer set up, agent status and CompScore™. While performing QC, Supplier will, in accordance with the Policy and Procedures Manual, communicate via voice/email with field associates on data elements that are outside of tolerance (E.g. proximity of comparables are greater than allowed. (*** for urban, *** for suburban and *** for rural) ;Area (Sq footage) of comparables vary by more than 100sqft. ;Value of Comparables differ by more than ***%

(b)	In accordance with the Policy and Procedures Manual, Supplier will perform Level I QC which includes a photo check and a limited field check.

(c)	In accordance with the Policy and Procedures Manual, Supplier will perform Level II QC which includes basic check of items outside of tolerance

(d)
As notated within the CompScore™. Supplier will, if appropriate, contact the applicable field associate for additional information by a phone call and e-mail of a “Quality Issue Notice”. All telephone conversations with field associates are made through the CoreLogic calling software (“InContact”).

(e)
In accordance with the Policy and Procedures Manual, Supplier will perform Level III QC - Value Variance which includes all checks within Level II QC along with research to justify and resolve price variances between a current and prior order within the last *** months.

(f)	Based on CoreLogic Customer or CoreLogic specific requirements, Supplier will, if appropriate, escalate orders between QC queues which require additional review by CoreLogic.

(g)	Supplier will be required to process CoreLogic-specific (e.g., Freddie Mac and Litton) tolerance reports. Tolerance reports are generated multiple times a day.

(h)	Supplier will be required to process *** reports when QC queue is above tolerance (i.e., >*** orders in such queue). *** is photo QC and price check only..

(i)	Supplier team leads/supervisors are required to monitor and direct order workflow management to meet turnaround time expectations within the quality statuses.

4.9	Provide AR/AP Services (AP/AR SOPs).

(a)	***, Supplier will manage and perform check request processing, on an ad hoc basis, for field associate checks that are approved and submitted by CoreLogic for processing.

(b)	Supplier will be required to manage and perform the month end CoreLogic Customer invoice review process.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.6
BIS Technology OTS Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-2.6
BIS Technology OTS Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.6 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the business information technology (“BIS”) technology OTS services (the “BIS Technology OTS Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

1.5	Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-2.6.1        BIS Technology OTS (Valuations) (ITO) Services
Schedule A-2.6.2        BIS Technology OTS (ITO) Services

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.6.1
BIS Technology OTS Valuations (ITO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.6.1
BIS Technology OTS Valuations (ITO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.6.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the valuations portion of the BIS Technology OTS Services (the “BIS Technology OTS Valuations (ITO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF BIS TECHNOLOGY OTS SERVICES

2.1
To support CoreLogic's outsourcing and technology solutions (“OTS”) platform, Supplier will manage and support several applications and solutions. Although this is largely a maintenance and support function, Supplier will also manage and support significant enhancements and/or migrations to new platforms.

3.	BROKER PRICE OPINION TECHNOLOGY

3.1	Process Overview

(a)
The “broker price opinion technology” Core Functions will require Supplier to manage, maintain and support the SourceNet platform, which is a legacy application from the SourceOne acquisition. Such management, maintenance and support of SourceNet will require Supplier to have historical and institutional knowledge of SourceNet. SourceNet is a field workforce management tool that relies on Microsoft technology.

3.2	Project Support

(a)	This Core Function will require performing work that comprises of the following types of activities:

(i)	Developing a business case for a new application

(ii)	Eliciting requirements for a new application from CoreLogic

(iii)	Provide estimates and conduct research on both make and buy decisions

(iv)	If make, developing new code for a new application. If buy, conduct estimation ***

(v)	Deploying a new application, including configuration of the application, data conversion, user testing/quality assurance, installation and setup

(vi)
Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, or minor technical upgrades, subject to CoreLogic's internal change management process

(b)
Upon receipt of a project request from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project and as approved by CoreLogic. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)
For business requirements that CoreLogic provides to Supplier, Supplier will translate business requirements into technical requirements and provide such technical requirements to CoreLogic to review alignment with business requirements

(iii)	CoreLogic will document project / change requests based on business requirements

(iv)	CoreLogic will receive and analyze project service / change requests

(v)	Upon request by CoreLogic, Supplier will provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(vi)
CoreLogic will develop and Supplier will provide support in developing a high level resource plan for budget approval and / or support an estimate that involves more detailed cost and resource analysis

(vii)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier will identify and schedule applicable resources to staff the project in line with business requirement

(viii)	CoreLogic will identify integration requirements with other applications

(ix)	CoreLogic will develop functional specifications

(x)	CoreLogic will determine security requirements

(xi)	CoreLogic will establish, and Supplier will support, development of architecture and technical direction

(xii)	CoreLogic will develop initial project plan for the effort

(xiii)	CoreLogic will create risk management plan

(xiv)	CoreLogic will define data requirements in accordance with applicable project documentation

(c)
Upon completion of the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project Design Phase”):

(i)	Supplier will participate in high level solutions design that accounts for business, functional and infrastructure needs as requested by CoreLogic and will provide to CoreLogic for review and approval

(ii)	Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	CoreLogic will finalize technical architecture and infrastructure components

(iv)	CoreLogic will design physical and logical database and data structures in accordance with design specifications

(v)	Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide to CoreLogic for finalization and approval

(vi)	Supplier will ensure the design and architecture is compliant with defined CoreLogic security - Confirmed and compliance policies and provide to CoreLogic for finalization and approval

(vii)	CoreLogic will define training needs for Supplier resources

(viii)	CoreLogic will define acceptance criteria

(ix)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to the Project Development / Acquisition Phase

(d)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities required to develop the project, including the following (collectively, the “Project Development / Acquisition Phase”):

(i)	Supplier will work with CoreLogic to prepare development environment or engage procurement processes ***

(ii)	Supplier will provide input on development of training material and documentation

(iii)	Supplier will conduct developer training for CoreLogic and Supplier Personnel

(iv)	Supplier will develop prototypes, if applicable, or identify potential source products and present to CoreLogic for finalization and approval

(v)	Upon approval from CoreLogic, Supplier will construct and / or acquire application and system code consistent with business and design requirements

(vi)	CoreLogic and Supplier will develop physical and logical databases

(vii)	Supplier will develop applicable data interfaces in partnership with CoreLogic

(viii)
Supplier will develop code based on CoreLogic requirements and provide such code to CoreLogic for review. CoreLogic will complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application. All change requests will be handled through the CoreLogic internal change management process.

(ix)	Upon request from CoreLogic, Supplier will perform quality assurance including peer reviews and code walkthroughs *** Personnel

(e)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of the proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will perform testing using CoreLogic testing approach

(ii)	Upon request from CoreLogic, Supplier will develop and maintain test plans and test cases and present to CoreLogic for finalization and approval

(iii)	Supplier will perform testing using test environment provided by CoreLogic in accordance with application requirements mentioned in the functional specifications

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met as mentioned in the functional specifications. Supplier will provide the effort and resource estimates for conducting all such tests

(v)	Upon request from CoreLogic, Supplier will prepare unit automation test scripts

(vi)	Supplier will prepare QA automation test scripts based on the estimates provided by Supplier - Confirmed

(vii)	Supplier will conduct unit test and resolve issues arising from such test as requested and prioritized by CoreLogic

(viii)	Supplier will conduct system test and resolve issues arising from such test as requested and prioritized by CoreLogic

(ix)	Supplier will conduct integration test and resolve issues arising from such test as requested and prioritized by CoreLogic

(x)
Upon request from CoreLogic, Supplier will conduct performance, load and stress test using environment and data provided by CoreLogic (getting it done from Global Services Software Support team) and resolve issues arising from such test

(xi)	Supplier will conduct regression test and resolve issues arising from such test as requested and prioritized by CoreLogic

(xii)	Supplier will engage with third parties for security / vulnerability testing and will resolve issues arising from such test as requested and prioritized by CoreLogic - Confirmed

(xiii)	Supplier will conduct user acceptance test once Supplier has completed testing and has provided results to CoreLogic for review

(xiv)	Supplier will comply with CoreLogic-defined quality assurance process for all Projects Testing Phase activities, as applicable

(xv)	Supplier will verify compliance with CoreLogic-defined testing specifications and requirements as mentioned in the test strategy documents

(xvi)
Supplier will develop and maintain test data, when test data is not available in production, for all testing conducted during the Projects Testing Phase and provide such test data to CoreLogic for review

(xvii)	Supplier will record and report test results and present such results to CoreLogic for review

(xviii)	Supplier will complete all testing documentation during the course of the Projects Testing Phase, Supplier will monitor and review defects and perform trend analysis *** in the project plan

(xix)

(f)
Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems, including the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Throughout the Projects Deployment and Support Phase, Supplier will coordinate change control activities required to deploy application into production per guidelines provided by CoreLogic

(ii)	Throughout the process, Supplier will perform version control and configuration management ***

(iii)	Upon request by CoreLogic, Supplier will coordinate production scheduling to determine timeline for application deployment guidelines provided by CoreLogic

(iv)	Upon request by CoreLogic, Supplier will perform release management as per the release management guidelines provided by CoreLogic

(v)	Supplier will provide post deployment support, including solution stabilization and perform necessary monitoring and validation activities, as applicable

(vi)	Supplier will coordinate implementation with the business, including scheduling, communication, etc., for the project developed by Supplier

3.3	Maintenance / Enhancement Support

1.

(a)
This Core Function will require performing enhancements and maintenance efforts which may include application changes to support CoreLogic business units, CoreLogic Customers, and / or vendors. Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades

(b)
Upon receipt of a request from CoreLogic, Supplier will conduct and manage any activities associated with maintenance definition and analysis. Responsibilities include the following (collectively, the “Maintenance Definition and Analysis Phase”):

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)
For business requirements that CoreLogic provides to Supplier, Supplier will translate such business requirements into technical requirements and provide such technical requirements to CoreLogic to review alignment with such business requirements. Supplier will revise such technical requirements ***

(iii)	Upon request from CoreLogic, Supplier will document project / change requests based on such business requirements

(iv)	CoreLogic will receive and analyze project service / change requests and provide input to Supplier during CoreLogic's internal change management process

(v)	Upon request by CoreLogic, Supplier will provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(vi)	Supplier will identify and schedule applicable resources to staff the project and provide to CoreLogic for approval

(vii)	CoreLogic will identify integration requirements with other applications

(viii)	CoreLogic will develop functional specifications

(ix)	CoreLogic will determine security requirements

(x)	Supplier will establish technical requirements in accordance CoreLogic guidelines

(xi)	Supplier will provide inputs to risk management plan ***

(xii)	Supplier will define data requirements in accordance with applicable project documentation and will submit the requirements to CoreLogic for review

(xiii)	Supplier will review patch releases/vendor upgrades for applicability / necessity with

CoreLogic and provide recommendations regarding implementation and submit such review to CoreLogic for approval

(xiv)	CoreLogic will own maintenance relationship(s) with software vendor(s) and facilitate discussions with Supplier

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design. Responsibilities include the following (collectively, the Maintenance Design Phase”):

(i)	Supplier will create high level solutions design that accounts for business, functional and infrastructure needs, as requested and directed by CoreLogic

(ii)	Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	CoreLogic will define technical architecture and infrastructure changes

(iv)	Supplier will design physical and logical database and data structures in accordance with the database design approved by CoreLogic; revise such databases as requested or directed by CoreLogic

(v)
Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide to CoreLogic for finalization and approval; revise such design alternatives as requested or directed by CoreLogic

(vi)
Supplier will work with CoreLogic to ensure the design and architecture is compliant with defined CoreLogic security and compliance policies  - Confirmed and provide to CoreLogic for finalization and approval

(vii)	Supplier will obtain CoreLogic's approval on application and database design and architectural decisions and components prior to developing such application, database and data structures

(viii)	CoreLogic will define training needs

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to the Maintenance Development Phase

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project, including the following (collectively, the “Maintenance Development Phase”):

(i)	Supplier will prepare development environment or engage procurement processes as requested or directed by CoreLogic

(ii)	Supplier will conduct developer training for CoreLogic Personnel

(iii)	Upon approval from CoreLogic, Supplier will construct and / or acquire application and system code consistent with business and design requirements

(iv)	Supplier will develop code based on CoreLogic-approved security requirements

(v)	Supplier will develop required physical and logical databases in accordance with the database design approved by CoreLogic

(vi)	Supplier will develop required data interfaces

(vii)	Supplier will develop required data conversion routines and security components to support application in production and as approved by CoreLogic

(viii)	Supplier will complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(ix)	Supplier will perform quality assurance including peer reviews and code walkthroughs *** Personnel

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Testing Phase”):

(i)	CoreLogic will develop testing approach

(ii)	Supplier will develop and maintain test plans and test cases and present to CoreLogic for finalization and approval

(iii)	Supplier will prepare test environment ***

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met. Supplier will provide the effort and resource estimates for conducting all the tests

(v)	Supplier will prepare automation test scripts

(vi)	Supplier will conduct unit test and resolve issues arising from such test as requested and prioritized by CoreLogic

(vii)	Supplier will conduct system test and resolve issues arising from such test as requested and prioritized by CoreLogic

(viii)	Supplier will conduct integration test and resolve issues arising from such test as requested and prioritized by CoreLogic

(ix)	Supplier will conduct performance, load and stress test (getting it done from Global Services Software Support team) and resolve issues arising from such test as requested and prioritized by CoreLogic

(x)	Supplier will conduct regression test and resolve issues arising from such test as agreed and prioritized by CoreLogic

(xi)	Supplier will support CoreLogic in providing user acceptance test - Confirmed once Supplier has submitted the results of all the tests to CoreLogic and CoreLogic has approved such results

(xii)	Supplier will comply with defined quality assurance process for all Maintenance Testing Phase activities

(xiii)	Supplier will verify compliance with testing specifications and requirements

(xiv)	Supplier will develop and maintain test data for all testing conducted during the Maintenance Testing Phase and provide such test data to CoreLogic for review

(xv)	Supplier will record and report test results and present such results to CoreLogic for review

(xvi)	Supplier will complete all testing documentation and verify compliance with testing specifications and requirements once testing is complete

(xvii)	Supplier will correct defects from all test cycles

(xviii)	During the course of the Maintenance Testing Phase, Supplier will monitor and review defects; perform trend analysis to improve build, test models and development efficiencies

(xix)
Supplier will conduct a sufficient amount and combination of testing in a manner designed to ensure that business continuity is maintained during the course of transitioning and when fully implemented in the production environment

(f)
Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)	Throughout the Maintenance Deployment and Support Phase, Supplier will work with CoreLogic to coordinate change control activities required to deploy application into production

(ii)	Throughout the process, Supplier will perform version control and configuration management ***

(iii)	CoreLogic will coordinate production scheduling to determine timeline for application deployment

(iv)	Supplier will perform release management with CoreLogic as per the release management guidelines provided by CoreLogic

(v)	CoreLogic will provide post deployment support

(vi)	CoreLogic will load software on the servers and as required

(vii)	Supplier will configure software and components ***

(viii)	Supplier will provide post deployment support

(ix)	CoreLogic will coordinate implementation with the applicable CoreLogic business, including scheduling, communication, etc

(x)	Prior to deployment, Supplier will complete / update project related documentation including technical documentation

(xi)	CoreLogic will provide release notes for application maintenance / enhancements

3.4	Lights-On Support

(a)
This Core Function will require providing “lights-on support” during the CoreLogic-defined support window including: analyzing, coding, testing, and installing bug fixes. This includes the time spent planning and managing bug fix activities. Supplier will provide support to the business community including user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses, and end-user training following deployment

(b)	Responsibilities for “lights-on support” include:

(i)	CoreLogic will coordinate with Service desk to facilitate a seamless incident management process

(ii)	CoreLogic will diagnose incident, perform root cause analysis

(iii)	CoreLogic will conduct impact analysis and notify affected functional areas

(iv)	CoreLogic will develop incident resolution plan

(v)	CoreLogic will resolve the incidents within service level targets, maintaining clear accountability

(vi)	CoreLogic will coordinate efforts to ensure reduced business impact of incidents by timely resolution

(vii)
CoreLogic will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support UAT

(viii)	CoreLogic will coordinate and perform application tuning

(ix)	CoreLogic will participate change control activities

(x)	CoreLogic will perform version control and configuration management

(xi)	CoreLogic will coordinate production scheduling

(xii)	CoreLogic will perform release management

(xiii)	CoreLogic will provide post deployment support

(xiv)	CoreLogic will update and maintain current version of application documentation and procedural manuals

(xv)	CoreLogic will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities)

(xvi)	CoreLogic will work with affected IT owners and business users to identify outage windows and schedule the application of the recommended fixes

(xvii)	Supplier will (i) test the application or product for correct functionality after installation of any fixes and (ii) correct any errors for applicable incidents for fixes installed by Supplier

(xviii)	CoreLogic will implement a continuous process improvement methodology to achieve quality improvements, which includes:

1.	CoreLogic will report incidents by business impact and cost

2.	CoreLogic will continuously perform trend analyses on the volume and nature of incidents in order to identify areas for improvement; Report on the trends and improvements

(xix)	CoreLogic will ensure changes are compliant with defined CoreLogic Security and Compliance policies

(xx)	CoreLogic will own support relationship(s) with appropriate software vendor(s)

4.	APPRAISAL TECHNOLOGY

4.1	Process Overview

(a)
The “appraisal technology” Core Function will require Supplier to manage and support ValueEdge (the appraisal management system). ValueEdge was initially obtained through an acquisition and then moved onto SourceNet and ultimately transformed into ValueEdge.

4.2	Project Support

(a)	This Core Function will require performing work that comprises of the following types of activities:

(i)	Developing a business case for a new application.

(ii)	Eliciting requirements for a new application from CoreLogic

(iii)	Provide estimates and conduct research on both make and buy decisions If make, developing new code for a new application. If buy, conduct estimation ***

(iv)	Deploying a new application, including configuration of the application, data conversion, user training and user testing/quality assurance, installation and setup.

(v)	Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades

(b)
Upon receipt of a project request from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project and as approved by CoreLogic. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)
For business requirements that CoreLogic provides to Supplier, Supplier will translate business requirements into technical requirements and provide such technical requirements to CoreLogic to review alignment with business requirements

(iii)	CoreLogic will document project / change requests based on business requirements

(iv)	CoreLogic will receive and analyze project service / change requests

(v)	Supplier will create estimates on the cost, timeline and resources required to perform such service/change requests and provide to CoreLogic for review

(vi)
CoreLogic will develop and Supplier will provide support in developing a high level resource plan for budget approval and / or support an estimate that involves more detailed cost and resource analysis

(vii)	Upon CoreLogic development of resource plan, budgets and estimate, Supplier will identify and schedule applicable resources to staff the project in line with business requirements

(viii)	CoreLogic will identify integration requirements with other applications

(ix)	CoreLogic will develop and Supplier will support development of functional specifications

(x)	CoreLogic will establish architecture and technical direction

(xi)	CoreLogic will create risk management plan

(xii)	CoreLogic will define data requirements in accordance with applicable project documentation

(c)
Upon completion of the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project Design Phase”):

(i)	Supplier will provide input on high level solutions design that accounts for business, functional and infrastructure needs

(ii)	Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	CoreLogic will finalize technical architecture and infrastructure components

(iv)	Supplier will work with CoreLogic to design physical and logical database and data structures in accordance with design specifications approved by CoreLogic

(v)	CoreLogic will ensure the design is compliant with defined CoreLogic security and compliance policies

(vi)	CoreLogic will provide approval on design and architectural decisions and components prior to development

(vii)	CoreLogic will define training needs for Supplier resources

(viii)	CoreLogic will define acceptance criteria

(ix)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to the Project Development / Acquisition Phase

(d)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project, including the following (collectively, the “Project Development / Acquisition Phase”):

(i)	Supplier will work with CoreLogic to prepare development environment or engage procurement processes as requested and directed by CoreLogic

(ii)	Supplier will provide input on development of training material and documentation Supplier will conduct developer training for CoreLogic Personnel

(iii)	Supplier will develop prototypes, if applicable, or identify potential source products and present to CoreLogic for finalization and approval

(iv)
Upon approval from CoreLogic, Supplier will construct and / or acquire application and system code consistent with business and design requirements. All change requests will be handled through CoreLogic's internal change management process

(v)	CoreLogic and Supplier will develop and manage physical and logical databases in accordance with the database design approved by CoreLogic and provide to CoreLogic for review

(vi)	Supplier will develop applicable data interfaces as mentioned in the applicable project plan

(vii)	CoreLogic will develop applicable data conversion routines and security components to support application in production

(viii)	Supplier will work with CoreLogic to complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(ix)	Upon request from CoreLogic, Supplier will perform quality assurance including peer reviews and code walkthroughs *** Personnel

(e)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of the proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will perform testing using CoreLogic testing approach

(ii)
CoreLogic will develop and maintain detailed design documents and test plans (e.g., data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Supplier will perform testing using test environment provided by CoreLogic

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from such test

(vi)	Supplier will conduct system test and resolve issues arising from such test

(vii)	Supplier will conduct integration test and resolve issues arising from such test

(viii)	Supplier will conduct performance, load and stress test using environment provided by CoreLogic (getting it done from Global Services Software Support team) and resolve issues arising from such test

(ix)	Supplier will conduct regression test and resolve issues arising from such test

(x)	CoreLogic will conduct / support user acceptance test

(xi)	Supplier will comply with defined quality assurance process for all Projects Testing Phase activities

(xii)
Supplier will develop and maintain test data, when test data is not available in production,  for all testing conducted during the Projects Testing Phase and provide such test data to CoreLogic for review

(xiii)	Supplier will record and report test results and present such results to CoreLogic for review

(xiv)
Upon request from CoreLogic, Supplier will complete all testing documentation and verify compliance with testing specifications and requirements once testing is complete and provide to CoreLogic for review

(xv)	During the course of the Projects Testing Phase, CoreLogic will monitor and review any defects and perform trend analysis

(f)
 Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems. Responsibilities include the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Throughout the Projects Deployment and Support Phase, CoreLogic will perform version control and configuration management

(ii)	Supplier will support CoreLogic with post deployment support (including solution stabilization, monitoring and validation activities)

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.6.2
BIS Technology OTS (ITO) Services

This document contains proprietary and confidential information of CoreLogic and Supplier. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.6.2
BIS Technology OTS (ITO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.6.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the IT portions of the BIS Technology OTS Services (the “BIS Technology OTS (ITO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF BIS TECHNOLOGY OTS SERVICES

2.1
To support CoreLogic's outsourcing and technology solutions (“OTS”) platform, Supplier will manage and support several applications and solutions. Although this is largely a maintenance and support function, Supplier will also manage and support significant enhancements and/or migrations to new platforms.

3.	GOS (SOLEX) TECHNOLOGY SOFTWARE SERVICES

3.1	Process Overview

(a)
The “GOS (Solex) technology support” Core Function offers innovative, project based and customized solutions (people / process / technology) together with strategy to solve pressing industry needs. This Core Function includes production support, quality control, new project setup, training and MIS/reporting. This Core Function will require Supplier to manage and support a variety of applications and tools: LoanMod / IntelliMod - which helps in the loan modification process; Idea - which is a data entry tool for BPO team, Assure Plus, Doc-gen (earlier part of LPS), Intelliprop (a new application under analysis and development for generating detailed Property report using third party web services). The Supplier team represents a majority of the headcount in this group and serves as an extension of the US development team. The is required to follow Solex defined standards and processes.

3.2	Project Support

(i)	The Core Functions described in Section 3.1 will require Supplier to perform work comprising of the following types of activities:

(ii)	Developing a business case for a new application.

(iii)	Eliciting requirements for a new application from CoreLogic

(iv)	Provide estimates and conduct research on both make and buy decisions If make, developing new code for a new application.

(v)	If buy, conduct estimation as ***

(vi)	Deploying a new application, including configuration of the application, data conversion, user training and user testing/quality assurance, installation and setup.

(vii)	Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, or minor technical upgrades

(a)
Upon receipt of instructions from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project and as approved by CoreLogic. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	Supplier will translate business requirements into technical requirements using CoreLogic defined business requirements

(ii)	Supplier will document project / change requests based on business requirements

(iii)	CoreLogic will receive and analyze project service / change requests

(iv)	CoreLogic will review project scope and estimates

(v)
CoreLogic will develop and Supplier will provide support in developing a high level resource plan for budget approval and / or support an estimate that involves more detailed cost and resource analysis

(vi)	Upon approval by CoreLogic, Supplier will identify and schedule resources

(vii)	Supplier will perform requirements management and feasibility analysis

(viii)	Supplier will expand requirements by working with application stakeholders

(ix)	Supplier will identify integration requirements with other applications

(x)	Supplier will develop functional specifications

(xi)	CoreLogic will establish and Supplier will support development of architecture and technical direction

(xii)	Supplier will develop initial project plan for the effort

(xiii)	Supplier will perform risk analysis

(xiv)	Supplier will define data requirements in accordance with project requirements

(b)
Upon completion of the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project Design Phase”):

(i)	Supplier will support CoreLogic with creating high level solutions design

(ii)	CoreLogic and Supplier will define development environment and tools

(iii)	Supplier will finalize technical architecture and infrastructure components and provide to CoreLogic for review

(iv)	Supplier will design physical and logical database and data structures

(v)	Supplier will propose design alternatives

(vi)	Supplier will ensure the design is compliant with defined CoreLogic Security and Compliance policies and provide to CoreLogic for review

(vii)	Supplier will obtain approval on design and architectural decisions and components prior to development

(viii)	CoreLogic will define training needs for Supplier resources, if required as part of the project execution

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will review and provide sign-off on effort and cost estimates

(c)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project, including the following (collectively, the “Project Development / Acquisition Phase”):

(i)	Supplier will prepare development environment or engage Procurement Processes

(ii)	Supplier will develop training material and documentation

(iii)	Supplier will conduct developer training

(iv)	Supplier will develop prototypes, if applicable, or identify potential source products

(v)	Supplier will develop and / or acquire application and system code consistent with business and design requirements

(vi)	CoreLogic and Supplier will develop physical and logical databases

(vii)	Supplier will develop applicable data interfaces in partnership with CoreLogic

(viii)	Supplier will develop data conversion routines and security components to support application in production

(ix)	Supplier will complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(x)	Supplier will perform quality assurance including peer reviews and code walkthroughs

(d)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of the proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will develop testing approach in accordance with CoreLogic guidelines

(ii)
Supplier will develop and maintain detailed design documents and test plans (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Supplier will prepare test environment in accordance with CoreLogic guidelines

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from test

(vi)	Supplier will conduct system test and resolve issues arising from test

(vii)	Supplier will conduct integration test and resolve issues arising from test

(viii)
Supplier will conduct performance, load and stress test using environment and data provided by CoreLogic. Supplier will create test data when such data is not available from production or other environment

(ix)	Supplier will conduct regression test and resolve issues arising from test

(x)	Supplier will support user acceptance test and resolve issues arising from test

(xi)	Supplier will comply with defined quality assurance process

(xii)	Supplier will verify compliance with testing specifications and requirements

(xiii)	Supplier will develop and maintain test data

(xiv)	Supplier will record and report test results

(xv)	Supplier will complete documentation related to testing

(xvi)	Supplier will correct defects from all test cycles

(e)
Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems. Responsibilities include the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Supplier will coordinate change control activities

(ii)	Supplier will perform version control and configuration management

(iii)	Supplier will coordinate production scheduling

(iv)	Supplier will perform release management

(v)	Supplier will provide post deployment support

(vi)	Supplier will perform end user training or train-the-trainer as necessary

(vii)	Supplier will support CoreLogic with end user client implementation , including scheduling, communication, etc

(viii)	Supplier will complete / update project related documentation including technical documentation for operations

(ix)	Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs as prescribed and expected

3.3	Maintenance / Enhancement Support

(a)
The Core Functions described in Section 5.1 will require Supplier to perform enhancements and maintenance activities (which activities are further described below) which may include application changes to support CoreLogic business units, CoreLogic Customers, and / or vendors. Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades

(b)
Upon request from CoreLogic, Supplier will conduct and manage any activities associated with maintenance definition and analysis. Responsibilities include the following (collectively, the “Maintenance Definition and Analysis Phase”):

(i)	CoreLogic will define business requirements by working with business analysts (BPO operation managers provide analysis inputs after discussion with US stakeholders)

(ii)	Supplier will translate business requirements into technical requirements (including functional specifications)

(iii)	Supplier will document project / change requests based on business requirements

(iv)	Supplier will receive and analyze project service / change requests

(v)	Supplier will review project scope and estimates

(vi)	Supplier will perform requirements management and feasibility analysis

(vii)	Supplier will expand requirements by working with application stakeholders

(viii)	Supplier will identify integration requirements with other applications

(ix)	Supplier will develop initial project plan for the effort

(x)	Supplier will perform risk analysis

(xi)	Supplier will define data requirements

(xii)	Supplier will review patch releases/vendor upgrades for applicability / necessity and provide recommendations regarding implementation

(xiii)	Supplier will own maintenance relationship(s) with software vendor(s)

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design. Responsibilities include the following (collectively, the Maintenance Design Phase”):

(i)	Supplier will create high level solutions design

(ii)	Supplier will define development environment and tools

(iii)	Supplier will work with CoreLogic to finalize technical architecture and infrastructure changes

(iv)	Supplier will design and maintain physical and logical database and data structures

(v)	Supplier will propose design alternatives

(vi)	Supplier will ensure the design is compliant with defined CoreLogic Security and Compliance policies

(vii)	Supplier will obtain approval on design and architectural decisions and components prior to development

(viii)	CoreLogic will define training needs for Supplier resources if required as part of the project execution

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on effort and cost estimates

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project, including the following (collectively, the “Maintenance Development Phase”):

(i)	Supplier will prepare development environment

(ii)	Supplier will develop / update training material and documentation

(iii)	Supplier will conduct required developer training

(iv)	Supplier will construct and / or acquire application and system code consistent with business and design requirements

(v)	Supplier will develop required physical and logical databases

(vi)	Supplier will develop required data interfaces

(vii)	Supplier will develop required data conversion routines and security components to support application in production

(viii)	Supplier will complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(ix)	Supplier will perform quality assurance including peer reviews and code walkthroughs

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Testing Phase”):

(i)	Supplier will develop testing approach

(ii)
Supplier will develop and maintain detailed design documents and test plans (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Supplier will prepare test environment

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test

(vi)	Supplier will conduct system test

(vii)	Supplier will conduct integration test

(viii)	Supplier will conduct performance, load and stress test, in UAT and production environments provided by CoreLogic )

(ix)	Supplier will conduct regression test

(x)	Supplier will support user acceptance test

(xi)	Supplier will comply with defined quality assurance process

(xii)	Supplier will verify compliance with testing specifications and requirements

(xiii)	Supplier will develop and maintain test data, when data is not available in existing environments

(xiv)	Supplier will record and report test results

(xv)	Supplier will complete documentation related to testing

(xvi)	Supplier will correct defects from all test cycles

(f)
Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)	Supplier will coordinate change control activities

(ii)	Supplier will perform version control and configuration management

(iii)	Supplier will coordinate production scheduling

(iv)	Supplier will perform release management

(v)	Supplier will assist CoreLogic with server build out, as applicable to prepare servers and drivers

(vi)	Supplier will load software in conjunction with CoreLogic

(vii)	Supplier will configure software and components

(viii)	Supplier will provide post deployment support

(ix)	CoreLogic will perform end user training or train-the-trainer as necessary

(x)	Supplier will coordinate implementation with the business, including scheduling, communication, etc using points of contact provided by CoreLogic

(xi)	Supplier will complete / update project related documentation including technical documentation for operations

(xii)	Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs as prescribed and expected

(xiii)	Supplier will provide release notes for application maintenance / enhancements

(xiv)	Supplier will provide subcontract management for any additional resources contracted to work on Maintenance/ Enhancements

3.4	Lights-On Support

(a)
The Core Functions described in Section 5.1 will require Supplier to provide “lights-on support” including the following types of activities (which activities are further described below): Time spent analyzing, coding, testing, and installing bug fixes. This includes the time spent planning and managing bug fix activities. In addition, time spent providing support to the business community including user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses, and end-user training following deployment

(b)	Responsibilities for “lights-on support” include:

(i)	Supplier will coordinate with Service desk to facilitate a seamless incident management process

(ii)	Supplier will diagnose incident, perform root cause analysis

(iii)	Supplier will conduct impact analysis and notify affected functional areas

(iv)	Supplier will resolve the incidents within service level targets, maintaining clear accountability

(v)	Supplier will coordinate efforts to ensure reduced business impact of incidents by timely resolution

(vi)
Supplier will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support UAT

(vii)	Supplier will coordinate and perform application tuning on an ongoing basis, as applicable

(viii)	Supplier will coordinate change control activities

(ix)	Supplier will perform version control and configuration management

(x)	Supplier will coordinate production scheduling

(xi)	Supplier will perform release management

(xii)	Supplier will provide post deployment support

(xiii)	Supplier will document steps taken to effectively identifying and resolving incidents

(xiv)	Supplier will update and maintain current version of application documentation and procedural manuals

(xv)	Supplier will update business / end users and close assigned incident tickets

(xvi)	Supplier will provide on-going support for business and users including answering user questions

(xvii)	Supplier will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities)

(xviii)	Supplier will support identification of product patches, security fixes or bug fixes that should be proactively applied to any of the product environments

(xix)	CoreLogic will work with affected IT owners and business users to identify outage windows and schedule the application of the recommended fixes

(xx)	Supplier will test the application or product for correct functionality after implementation with involvement from CoreLogic SMEs

(xxi)	Supplier will implement a continuous process improvement methodology to achieve quality improvements, which includes:

1.	Report incidents by business impact and cost

2.	Revised / Re-written Help Desk processes / scripts, in close cooperation and integration with all appropriate Help Desk Service Personnel, to optimize the End User Experience

(xxii)	Supplier will ensure changes are compliant with defined CoreLogic Security and Compliance policies

(xxiii)	Supplier will monitor application logs to proactively maintain applications

(xxiv)	Supplier will monitor data integration jobs to ensure no failure with appropriate problem resolution procedures

4.	SECONDARY LIEN OUTSOURCING SOFTWARE SUPPORT

4.1	Process Overview

(a)
The “secondary lien outsourcing software support” Core Function will require Supplier to use the FASLO Platform, (which although sold in 2010, will still provide support through ***) to support GOS new business in secondary lien area. The FASLO technology platform is used for sale decisions on properties as well as transactional part of handling the secondary liens, analytics on behavioral pattern of the loans. The platform uses .Net, rules engine and mainly involves maintenance and bug fixes. Activities associated with this Core Function are further described in this Section 5.

4.2	Project Support

(i)	The Core Functions described in Section 4.1 will require Supplier to perform work comprising of the following types of activities:

(ii)	Developing a business case for a new application.

(iii)	Eliciting requirements for a new application from CoreLogic

(iv)	Provide estimates and conduct research on both make and buy decisions If make, developing new code for a new application.

(v)	If buy, conduct estimation as ***

(vi)	Deploying a new application, including configuration of the application, data conversion, user training and user testing/quality assurance, installation and setup.

(vii)	Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, or minor technical upgrades

(b)
Upon receipt of a project proposal from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project and as approved by CoreLogic. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	Supplier will translate business requirements into technical requirements using CoreLogic defined business requirements

(ii)	Supplier will document project / change requests based on business requirements

(iii)	CoreLogic will receive and analyze project service / change requests

(iv)	CoreLogic will review project scope and estimates

(v)
CoreLogic will develop and Supplier will provide support in developing a high level resource plan for budget approval and / or support an estimate that involves more detailed cost and resource analysis

(vi)	Upon approval by CoreLogic, Supplier will identify and schedule resources

(vii)	Supplier will perform requirements management and feasibility analysis

(viii)	Supplier will expand requirements by working with application stakeholders

(ix)	Supplier will identify integration requirements with other applications

(x)	Supplier will develop functional specifications

(xi)	CoreLogic will establish and Supplier will support development of architecture and technical direction

(xii)	Supplier will develop initial project plan for the effort

(xiii)	Supplier will perform risk analysis

(xiv)	Supplier will define data requirements in accordance with project requirements

(c)
Upon completion of the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project Design Phase”):

(i)	CoreLogic will create high level solutions design

(ii)	CoreLogic and Supplier will define development environment and tools

(iii)	Supplier will finalize technical architecture and infrastructure components and provide to CoreLogic for review

(iv)	Supplier will design physical and logical database and data structures

(v)	Supplier will propose design alternatives

(vi)	Supplier will ensure the design is compliant with defined CoreLogic Security and Compliance policies and provide to CoreLogic for review

(vii)	Supplier will obtain approval on design and architectural decisions and components prior to development

(viii)	CoreLogic will define training needs for Supplier resources

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on effort and cost estimates

(d)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project, including the following (collectively, the “Project Development / Acquisition Phase”):

(i)	Supplier will prepare development environment

(ii)	Supplier will develop training material and documentation

(iii)	Supplier will conduct developer training

(iv)	Supplier will develop prototypes, if applicable, or identify potential source products

(v)	Supplier will develop and / or acquire application and system code consistent with business and design requirements

(vi)	CoreLogic and Supplier will develop physical and logical databases

(vii)	Supplier will develop applicable data interfaces in partnership with CoreLogic

(viii)	Supplier will develop data conversion routines and security components to support application in production

(ix)	Supplier will complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(x)	Supplier will perform quality assurance including peer reviews and code walkthroughs

(e)	Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of the proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will develop testing approach in accordance with CoreLogic guidelines

(ii)
Supplier will develop and maintain detailed design documents and test plans (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Supplier will prepare test environment in accordance with CoreLogic guidelines

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from test, as ***

(vi)	Supplier will conduct system test and resolve issues arising from test, as ***

(vii)	Supplier will conduct integration test and resolve issues arising from test, as ***

(viii)
Supplier will conduct performance, load and stress test using environment and data provided by CoreLogic. Supplier will create test data when such data is not available from production or other environment

(ix)	Supplier will conduct regression test and resolve issues arising from test, as ***

(x)	Supplier will support user acceptance test and resolve issues arising from test, as ***

(xi)	Supplier will comply with defined quality assurance process

(xii)	Supplier will verify compliance with testing specifications and requirements

(xiii)	Supplier will develop and maintain test data

(xiv)	Supplier will record and report test results

(xv)	Supplier will complete documentation related to testing

(xvi)	Supplier will correct defects from all test cycles, ***

(f)
Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems. Responsibilities include the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Supplier will coordinate change control activities

(ii)	Supplier will perform version control and configuration management

(iii)	Supplier will coordinate production scheduling

(iv)	Supplier will perform release management

(v)	Supplier will provide post deployment support

(vi)	Supplier will perform end user training or train-the-trainer as necessary

(vii)	CoreLogic will coordinate implementation with the business, including scheduling, communication, etc

(viii)	Supplier will complete / update project related documentation including technical documentation for operations

(ix)	Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs as prescribed and expected

4.3	Maintenance / Enhancement Support

(a)
The Core Function described in Section 4.1 will require Supplier to perform enhancements and maintenance activities (which activities are further described below) which may include application changes to support CoreLogic business units, CoreLogic Customers, and / or vendors. Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades

(b)
Upon request from CoreLogic, Supplier will conduct and manage any activities associated with maintenance definition and analysis. Responsibilities include the following (collectively, the “Maintenance Definition and Analysis Phase”):

(i)	CoreLogic will define business requirements by working with business analysts (BPO operation managers provide analysis inputs after discussion with US stakeholders)

(ii)	Supplier will translate business requirements into technical requirements (including functional specifications)

(iii)	Supplier will document project / change requests based on business requirements

(iv)	Supplier will receive and analyze project service / change requests

(v)	Supplier will review project scope and estimates

(vi)	Supplier will identify and schedule resources

(vii)	Supplier will perform requirements management and feasibility analysis

(viii)	Supplier will expand requirements by working with application stakeholders

(ix)	Supplier will identify integration requirements with other applications

(x)	Supplier will develop initial project plan for the effort

(xi)	Supplier will perform risk analysis

(xii)	Supplier will define data requirements

(xiii)	Supplier will review patch releases/vendor upgrades for applicability / necessity and provide recommendations regarding implementation

(xiv)	Supplier will own maintenance relationship(s) with software vendor(s)

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design. Responsibilities include the following (collectively, the Maintenance Design Phase”):

(i)	Supplier will create high level solutions design

(ii)	Supplier will define development environment and tools

(iii)	Supplier will work with CoreLogic to finalize technical architecture and infrastructure changes

(iv)	Supplier will design and maintain physical and logical database and data structures

(v)	Supplier will propose design alternatives

(vi)	Supplier will ensure the design is compliant with defined CoreLogic Security and Compliance policies

(vii)	Supplier will obtain approval on design and architectural decisions and components prior to development

(viii)	Supplier will define training needs

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on effort and cost estimates

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project, including the following (collectively, the “Maintenance Development Phase”):

(i)	Supplier will prepare development environment

(ii)	Supplier will develop / update training material and documentation

(iii)	Supplier will conduct required developer training

(iv)	Supplier will construct and / or acquire application and system code consistent with business and design requirements

(v)	Supplier will develop required physical and logical databases

(vi)	Supplier will develop required data interfaces

(vii)	Supplier will develop required data conversion routines and security components to support application in production

(viii)	Supplier will complete documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(ix)	Supplier will perform quality assurance including peer reviews and code walkthroughs

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Testing Phase”):

(i)	Supplier will develop testing approach

(ii)
Supplier will develop and maintain detailed design documents and test plans (including but not limited to data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Supplier will prepare test environment

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test

(vi)	Supplier will conduct system test

(vii)	Supplier will conduct integration test

(viii)	Supplier will conduct performance, load and stress test, using environment provided by CoreLogic.

(ix)	Supplier will create test data when data is not available from production or other environment

(x)	Supplier will conduct regression test

(xi)	Supplier will support user acceptance test

(xii)	Supplier will comply with defined quality assurance process

(xiii)	Supplier will verify compliance with testing specifications and requirements

(xiv)	Supplier will develop and maintain test data, when data is not available in existing environments

(xv)	Supplier will record and report test results

(xvi)	Supplier will complete documentation related to testing

(xvii)	Supplier will correct defects from all test cycles

(f)
Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)	Supplier will coordinate change control activities

(ii)	Supplier will perform version control and configuration management

(iii)	Supplier will coordinate production scheduling

(iv)	Supplier will perform release management

(v)	Supplier will assist CoreLogic with server build out, as applicable prepare servers and drivers

(vi)	Supplier will load software in conjunction with CoreLogic

(vii)	Supplier will configure software and components

(viii)	Supplier will provide post deployment support

(ix)	CoreLogic will perform end user training or train-the-trainer as necessary

(x)	Supplier will coordinate implementation with the business, including scheduling, communication, etc using points of contact provided by CoreLogic

(xi)	Supplier will complete / update project related documentation including technical documentation for operations

(xii)	Supplier will provide release notes for application maintenance / enhancements

(xiii)	Supplier will provide subcontract management for any additional resources contracted to work on Maintenance/ Enhancements

4.4	Lights-On Support

(a)	The Core Function described in Section 4.1 will require Supplier to provide “lights-on support”

including the following types of activities (which activities are further described below): Time spent analyzing, coding, testing, and installing bug fixes. This includes the time spent planning and managing bug fix activities. In addition, time spent providing support to the business community including user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses, and end-user training following deployment

(b)	Responsibilities for “lights-on support” include:

(i)	Supplier will coordinate with Service desk to facilitate a seamless incident management process

(ii)	Supplier will diagnose incident, perform root cause analysis

(iii)	Supplier will conduct impact analysis and notify affected functional areas

(iv)	Supplier will resolve the incidents within service level targets, maintaining clear accountability

(v)	Supplier will coordinate efforts to ensure reduced business impact of incidents by timely resolution

(vi)
Supplier will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support UAT

(vii)	Supplier will coordinate and perform application tuning on an ongoing basis, as applicable

(viii)	Supplier will coordinate change control activities

(ix)	Supplier will perform version control and configuration management

(x)	Supplier will coordinate production scheduling

(xi)	Supplier will perform release management

(xii)	Supplier will provide post deployment support

(xiii)	Supplier will document steps taken to effectively identifying and resolving incidents

(xiv)	Supplier will update and maintain current version of application documentation and procedural manuals

(xv)	Supplier will update business / end users and close assigned incident tickets

(xvi)	Supplier will provide on-going support for business and users including answering user questions

(xvii)	Supplier will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities)

(xviii)	Supplier will support identification of product patches, security fixes or bug fixes that should be proactively applied to any of the product environments

(xix)	CoreLogic will work with affected IT owners and business users to identify outage windows and schedule the application of the recommended fixes

(xx)	Supplier will test the application or product for correct functionality after implementation with involvement from CoreLogic SMEs

(xxi)	Supplier will implement a continuous process improvement methodology to achieve quality improvements, which includes:

1.	Report incidents by business impact and cost

2.	Revised / Re-written Help Desk processes / scripts, in close cooperation and integration with all appropriate Help Desk Service Personnel, to optimize the End User Experience

(xxii)	Supplier will ensure changes are compliant with defined CoreLogic Security and Compliance policies

(xxiii)	Supplier will monitor application logs to proactively maintain applications

(xxiv)	Supplier will monitor data integration jobs to ensure no failure with appropriate problem resolution procedures

5.	DEFAULT TECHNOLOGY / REO & BANK/NEXTGEN TECHNOLOGY

1.1	Process Overview

(a)
The “default technology / REO” Core Function will require Supplier to manage and support multiple platforms and products, including VendorScape, i-Clear and Claims Reimbursement. Supplier's obligations with respect to this Core Function are further described in this Section 5.

(b)
The “Bank/Next Generation technology” Core Function includes Citi Groups Default Solution migration to Next Generation platform using VendorScape CMS framework. The work streams included in the overall migration process are Loss Mitigation, Bankruptcy, Pre-Foreclosure, Foreclosure, Property Preservation/Inspection , Claims, Valuations, Reporting and Integration. Supplier's obligations with respect to this Core Function are further described in this Section 5.

1.2	Project Support

(a)	The Core Functions described in Section 5.1 will require performing work that comprises of the following types of activities (as further described throughout Section 5):

(i)	Developing a business case for a new application or enhancing a feature within existing application.

(ii)	Eliciting requirements for a new application from CoreLogic

(iii)	Provide estimates and coduct research on both make and buy decisions If make, developing new code for a new application. If buy, conduct estimation as ***

(iv)	Deploying a new application, including configuration of the application, data conversion, user training and user testing/quality assurance, installation and setup.

(v)	Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, new client implementation requests or minor technical upgrades

(b)
Upon receipt of a project proposal from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project and as approved by CoreLogic. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)	For business requirements that CoreLogic provides to Supplier, Supplier will translate business requirements into technical requirements and provide such technical requirements to

CoreLogic to review alignment with business requirements

(iii)	CoreLogic will document project / change requests based on business requirements

(iv)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(v)	CoreLogic will review project scope and estimates on the cost, timeline and resources provided by the Supplier

(vi)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier identify and schedule applicable resources to staff the project in line with business requirements

(vii)	Supplier will identify integration requirements with other applications and provide to CoreLogic for review

(viii)	Supplier will develop functional specifications based on business requirements approved by CoreLogic

(ix)	CoreLogic will establish and Supplier will support development of architecture and technical direction

(x)	CoreLogic will develop initial project plan for the effort

(xi)	Supplier will provide inputs to the risk management plan as ***

(xii)	Supplier will define data requirements in accordance with applicable project documentation and as ***

(c)
Upon completion of the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project Design Phase”):

(i)	Supplier will provide input on high level solutions design that accounts for business, functional and infrastructure needs, as ***

(ii)	Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	CoreLogic will finalize technical architecture and infrastructure components

(iv)	Supplier will design physical and logical database and data structures based on the guidance received from CoreLogic and provide to CoreLogic for review

(v)	Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as *** and provide to CoreLogic for finalization and approval

(vi)	Supplier will ensure the design and architecture is compliant with defined CoreLogic security and compliance policies and provide such design and architecture to CoreLogic for approval

(vii)
Supplier will obtain CoreLogic's approval on application and database design and architectural decisions and components prior to developing such application, database and data structures; Supplier will make revisions to such designs and architecture as ***

(viii)	CoreLogic will define training needs for Supplier resources

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to Project Development / Acquisition

(d)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project, including the following (collectively, the “Project Development / Acquisition Phase”):

(i)	CoreLogic will prepare development environment

(ii)	Supplier will provide input on training material and documentation and provide to CoreLogic for review; revise such material and documentation as ***

(iii)	Supplier will conduct developer training for CoreLogic Personnel

(iv)	Supplier will develop prototypes, if applicable and present to CoreLogic for finalization and approval

(v)	Upon approval from CoreLogic, Supplier will develop and / or acquire application and system code consistent with business and design requirements and provide to CoreLogic for review

(vi)	CoreLogic and Supplier will develop physical and logical databases in accordance with the database design approved by CoreLogic

(vii)	Supplier will develop applicable data interfaces and provide to CoreLogic for review

(viii)	Supplier will develop data conversion routines and defined security components to support application in production and provide to CoreLogic for review

(ix)	Supplier will perform quality assurance including peer reviews and code walkthroughs as *** Personnel

(e)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of the proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will perform testing using CoreLogic testing approach

(ii)	Supplier will develop and maintain test plans and test cases and present to CoreLogic for finalization and approval

(iii)	Supplier will perform testing test environment provided by CoreLogic

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from such test, as ***

(vi)	Supplier will conduct system test and resolve issues arising from such test, ***

(vii)	Supplier will conduct integration test and resolve issues arising from such test, as ***

(viii)
Supplier will conduct performance, load and stress test using environment and data provided by CoreLogic and resolve issues arising from such test. Supplier will create test data when data is not available from production or other environment

(ix)	Supplier will conduct regression test and resolve issues arising from such test, ***

(x)	Supplier will perform build validation and support user acceptance test once Supplier has completed testing and has provided results to CoreLogic for review

(xi)	Supplier will comply with existing quality assurance process for all Projects Testing Phase activities

(xii)	Supplier will verify compliance with testing specifications and requirements

(xiii)	Supplier will record and report test results and present such results to CoreLogic for review

(xiv)	Supplier will complete all testing documentation

(xv)	During the course of the Projects Testing Phase, Supplier will work with CoreLogic for monitoring and reviewing defects and to perform trend analysis as *** in the project plan

(f)
Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems. Responsibilities include the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Throughout the Projects Deployment and Support Phase, Supplier will coordinate change control activities required to deploy application into production

(ii)	Throughout the process, Supplier will perform version control and configuration management as ***

(iii)	Supplier will coordinate production scheduling to determine timeline for application deployment and provide to CoreLogic for review

(iv)	CoreLogic will perform release management as per the release management guidelines provided by CoreLogic

(v)	Supplier will provide post deployment support including solution stabilization, monitoring and validation activities

(vi)	CoreLogic will perform end user training or train-the-trainer as necessary

(vii)	CoreLogic will coordinate implementation with the business, including scheduling, communication, etc

(viii)	Supplier will provide subcontract management for any additional resources contracted to work on the project

4.3	Maintenance / Enhancement Support

(a)
The Core Functions described in Section 6.1 will require performing enhancements and maintenance activities (which activities are further described below) which may include application changes to support the CoreLogic business units, CoreLogic Customers, and / or vendors. Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades

(b)
Upon request from CoreLogic, Supplier will conduct and manage any activities associated with maintenance definition and analysis. Responsibilities include the following (collectively, the “Maintenance Definition and Analysis Phase”:

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)	For business requirements that CoreLogic provides to Supplier, Supplier will translate such business requirements into technical requirements and provide such technical requirements to

CoreLogic to review alignment with business requirements. Supplier will revised such technical requirements as ***

(iii)	CoreLogic will document project / change requests based on such business requirements

(iv)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(v)	CoreLogic will review project scope and estimates on the cost, timeline and resources provided by the Supplier

(vi)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier identify and schedule applicable resources to staff the project in line with business requirements

(vii)	Supplier will identify integration requirements with other applications

(viii)	Supplier will develop functional specifications based on business requirements approved by CoreLogic

(ix)	Supplier will establish architecture and technical direction

(x)	Supplier will develop initial project plan for the effort

(xi)	Supplier will provide inputs to the risk management plan as ***

(xii)	Supplier will define data requirements in accordance with applicable project documentation and as ***

(xiii)	CoreLogic will own maintenance relationship(s) with software vendor(s) and coordinate activities for Supplier as applicable

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design. Responsibilities include the following (collectively, the Maintenance Design Phase”):

(i)	Supplier will create high level solutions design that accounts for business, functional and infrastructure needs as requested and ***

(ii)	Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	Supplier will develop technical architecture and infrastructure components and provide to CoreLogic for review

(iv)	Supplier will design physical and logical database and data structures in accordance with the guidance received from CoreLogic and will provide to CoreLogic for review

(v)
Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as *** and provide to CoreLogic for finalization and approval; revise such design alternatives as requested or ***

(vi)	Supplier will ensure the design and architecture is compliant with defined CoreLogic security and compliance policies and provide to CoreLogic for finalization and approval

(vii)	Supplier will obtain CoreLogic's approval on application and database design and architectural decisions and components prior to developing such application, database and data structures

(viii)	Supplier will define training needs

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to the Maintenance Development Phase

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project, including the following (collectively, the “Maintenance Development Phase”):

(i)	Supplier will prepare development environment as ***

(ii)	Supplier will conduct developer training for CoreLogic Personnel

(iii)	Upon approval from CoreLogic, Supplier will construct and / or acquire application and system code consistent with business and design requirements

(iv)	Supplier will develop physical and logical databases based on the database design approved by CoreLogic

(v)	Supplier will develop applicable data interfaces and provide to CoreLogic for review

(vi)	Supplier will develop data conversion routines and defined security components to support application in production and provide to CoreLogic for review

(vii)	Supplier will perform quality assurance including peer reviews and code walkthroughs as *** Personnel

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Testing Phase”):

(i)	CoreLogic will develop testing approach

(ii)	Supplier will develop and maintain test plans and test cases and present to CoreLogic for finalization and approval

(iii)	Supplier will prepare test environment as ***

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from such test, as ***

(vi)	Supplier will conduct system test and resolve issues arising from such test, as ***

(vii)	Supplier will conduct integration test and resolve issues arising from such test, as ***

(viii)	Supplier will conduct performance, load and stress test and resolve issues arising from such test

(ix)	Supplier will conduct regression test and resolve issues arising from such test, as ***

(x)	Supplier will conduct build validation and support user acceptance test once Supplier has completed testing and has provided results to CoreLogic for review

(xi)	Supplier will comply with defined quality assurance process for all Maintenance Testing Phase activities

(xii)	Supplier will verify compliance with testing specifications and requirements

(xiii)	Supplier will develop and maintain test data required as per the testing approach

(xiv)	Supplier will record and report test results and present such results to CoreLogic for review

(xv)	Supplier will complete all testing documentation and verify compliance with testing specifications and requirements once testing is complete and provide to CoreLogic for review

(xvi)	Supplier will correct defects from all test cycles and provide report to CoreLogic, as ***

(xvii)	During the course of the Maintenance Testing Phase, Supplier will work with CoreLogic for monitoring and reviewing defects and to perform trend analysis as *** in the project plan

(f)
Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)	Throughout the Maintenance Deployment and Support Phase, Supplier will coordinate change control activities required to deploy application into production

(ii)	Throughout the process, Supplier will perform version control and configuration management as ***

(iii)	Supplier will coordinate production scheduling to determine timeline for application deployment

(iv)	CoreLogic will perform release management as per the release management guidelines

(v)	CoreLogic will prepare and Supplier will support preparation of servers and drivers as ***

(vi)	Supplier will load software on the server as ***

(vii)	Supplier will configure software and components in accordance with CoreLogic guidelines

(viii)	Supplier wil provide post deployment support for applicable applications as ***

(ix)	CoreLogic will perform end user training or train-the-trainer as necessary

(x)	CoreLogic will coordinate implementation with the applicable CoreLogic business, including scheduling, communication, etc

(xi)
After deployment, Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs as prescribed in line with business requirements defined during Projects Definition and Analysis

(xii)	CoreLogic will provide release notes for application maintenance / enhancements

(xiii)	Supplier will provide subcontractor management for any additional resources contracted to work on Maintenance/ Enhancements

4.4	Lights-On Support

(a)
The Core Functions described in Section 6.1 will require providing “lights-on support”, which includes the following types of activities (which activities are further described below): Time spent analyzing, coding, testing, and installing bug fixes. This includes the time spent planning and managing bug fix activities. In addition, time spent providing support to the business community including user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses, and end-user training following deployment

(b)	Supplier's responsibilities for “lights-on support” include:

(i)	Supplier will coordinate with Supplier's service desk to facilitate a seamless incident management process

(ii)	Supplier will diagnose incident, perform root cause analysis to determine the cause of the incident upon receipt of an Incident

(iii)	Supplier will conduct impact analysis and notify affected functional areas affected by the incident

(iv)	Supplier will coordinate efforts with the service desk to ensure reduced business impact of incidents by timely resolution of such incidents

(v)
Supplier will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support UAT

(vi)	Supplier will coordinate and perform application tuning for applicable incidents in accordance with application guidelines

(vii)	Supplier will coordinate change control activities for applicable incidents

(viii)	Supplier will perform version control and configuration management activities for applicable incidents

(ix)	Supplier will coordinate production scheduling for applicable incidents

(x)	Supplier will perform release management for applicable incidents

(xi)	Supplier will provide post deployment support for applicable incidents

(xii)	Supplier will document steps taken to effectively identifying and resolving for applicable incidents and provide to CoreLogic for review

(xiii)	Supplier will update and maintain current version of application documentation and procedural manuals for applicable incidents and provide to CoreLogic for review

(xiv)	Supplier will update business / end users and close assigned incident tickets for applicable incidents

(xv)	Supplier will provide on-going support for business and users including answering user questions for applicable incidents

(xvi)
Supplier will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities)  in accordance with application guidelines

(xvii)
Supplier will identify and notify CoreLogic of any product patches, security fixes or bug fixes that should be proactively applied to any of the product environments in accordance with application guidelines

(xviii)	Supplier will communicate with affected IT owners and business users to identify outage windows and schedule the application of the recommended fixes during such windows for applicable incidents

(xix)	Supplier will test the application or product for correct functionality after installation of any fixes and correct any errors for applicable incidents and provide tests to CoreLogic for review

(xx)	Supplier will ensure changes are compliant with defined CoreLogic Security and Compliance policies and will make any necessary corrections to ensure such compliance

(xxi)	Supplier will own technical support relationship(s) with appropriate software vendor(s) and coordinate with Supplier as required

(xxii)	Supplier will monitor application logs using in-scope tools to proactively maintain applications

(xxiii)	Supplier will monitor data integration jobs to ensure no failure with appropriate problem resolution procedures

6.	FIELD SERVICES TECHNOLOGY & LOAN PRODUCTION SERVICES

6.1	Process Overviews

(a)
The “field services technology” Core Function will require Supplier to provide property inspection and maintenance solutions using the following platforms: Proplink, PCW, Vendor Management. Services associated with this Core Function are further described in this Section 6.

(b)
The “loan production services” Core Function will require Supplier to manage and maintain legacy application to support Document Services and its platform. The key legacy products include Doc Web, Doc Connect, Quick Mod, Financial Freedom. Services associated with this Core Function are further described in this Section 6.

6.2	Project Support

(a)	The Core Functions described in Section 6.1 will require performing work that comprises of the following types of activities (as further described throughout this Section 6):

(i)	Developing a business case for a new application.

(ii)	Eliciting requirements for a new application from CoreLogic

(iii)	Provide estimates and coduct research on both make and buy decisions If make, developing new code for a new application. If buy, conduct estimation as ***

(iv)	Deploying a new application, including configuration of the application, data conversion, user training and user testing/quality assurance, installation and setup.

(v)	Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades

(b)
Upon receipt of a project proposal from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project and as approved by CoreLogic. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)	CoreLogic will translate business requirements into technical requirements

(iii)	CoreLogic will document project / change requests based on business requirements

(iv)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(v)	CoreLogic will review project scope and estimates on the cost, timeline and resources provided by the Supplier

(vi)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier identify and schedule applicable resources to staff the project in line with business requirements

(vii)	Supplier will identify integration requirements with other applications and provide to CoreLogic for review

(viii)	CoreLogic will develop functional specifications

(ix)	CoreLogic will establish architecture and technical direction

(x)	Supplier will develop initial project plan for the effort and provide to CoreLogic for review

(xi)	Supplier will provide inputs to the risk management plan as ***

(xii)	Supplier will define data requirements in accordance with applicable project documentation and as ***

(c)
Upon completion of the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project Design Phase”):

(i)	Supplier will create high level solutions design that accounts for business, functional and infrastructure needs as ***

(ii)	Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	CoreLogic will finalize technical architecture and infrastructure components

(iv)	Supplier will design physical and logical database and data structures based on the guidance received from CoreLogic and provide to CoreLogic for review

(v)	Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as *** and provide to CoreLogic for finalization and approval

(vi)	Supplier will obtain CoreLogic's approval on application and database design and architectural decisions and components prior to developing such application, database and data structures

(vii)	CoreLogic will define training needs for Supplier resources

(viii)	CoreLogic will define acceptance criteria

(ix)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to the Project Development / Acquisition Phase

(d)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project, including the following (collectively, the “Project Development / Acquisition Phase”):

(i)	CoreLogic will prepare development environment

(ii)	Supplier will provide input on training material and documentation

(iii)	Supplier will conduct developer training for CoreLogic and Supplier Personnel

(iv)	Supplier will develop prototypes, if applicable, or identify potential source products and present to CoreLogic for finalization and approval; revise such prototypes or source products as ***

(v)	Upon approval from CoreLogic, Supplier will develop and / or acquire application and system code consistent with business and design requirements

(vi)	Supplier will develop physical and logical databases based on the database design approved by CoreLogic

(vii)	Supplier will develop applicable data interfaces

(viii)	Supplier will develop data conversion routines and defined security components to support application in production

(ix)	Supplier will perform quality assurance including peer reviews and code walkthroughs as *** Personnel

(e)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of the proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will perform testing using CoreLogic defined testing approach

(ii)	Supplier will develop and maintain test plans and test cases and present to CoreLogic for finalization and approval

(iii)	Supplier will perform testing using test environment provided by CoreLogic in accordance with application

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from such test, as ***

(vi)	Supplier will conduct system test and resolve issues arising from such test, as ***

(vii)	Supplier will conduct integration test and resolve issues arising from such test, as ***

(viii)
Supplier will conduct performance, load and stress test using environment and data provided by CoreLogic and resolve issues arising from such test. Supplier will create test data when data is not available from production or other environment

(ix)	Supplier will conduct regression test and resolve issues arising from such test, as ***

(x)	Supplier will support user acceptance test once Supplier has completed testing and has provided results to CoreLogic for review

(xi)	Supplier will verify compliance with testing specifications and requirements, as ***

(xii)	Supplier will record and report test results and present such results to CoreLogic for review

(xiii)	Supplier will complete all testing documentation

(xiv)	Supplier will correct defects from all test cycles, as prioritized by CoreLogic

(xv)	During the course of the Projects Testing Phase, Supplier will work with CoreLogic for monitoring and reviewing defects and to perform trend analysis as *** in the project

(f)	Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems. Responsibilities include the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Throughout the Projects Deployment and Support Phase, Supplier will coordinate change control activities required to deploy application into production as ***

(ii)	Throughout the process, Supplier will perform version control and configuration management as ***

(iii)	Supplier will coordinate production scheduling to determine timeline for application deployment

(iv)	CoreLogic will perform release management as per the release management guidelines

(v)	Supplier will support CoreLogic in providing post deployment support, including solution stabilization, monitoring and validation activities

(vi)	CoreLogic will perform end user training or train-the-trainer as necessary

(vii)	CoreLogic will coordinate implementation with the business, including scheduling, communication, etc

6.3	Maintenance / Enhancement Support

(a)
The Core Functions described in Section 6.1 will require performing enhancements and maintenance activities (which activities are further described below), including application changes to support the CoreLogic business units, CoreLogic Customers, and / or vendors. Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, or technical upgrades

(b)
Upon receipt of a request from CoreLogic, Supplier will conduct and manage any activities associated with maintenance definition and analysis. Responsibilities include the following (collectively, the “Maintenance Definition and Analysis Phase”):

(i)	CoreLogic will define and manage business requirements, conduct a feasibility analysis and expand on requirements by working with the business, users and application stakeholders

(ii)
For business requirements that CoreLogic provides to Supplier, Supplier will translate such business requirements into technical requirements and provide such technical requirements to CoreLogic to review alignment with such business requirements. Supplier will revised such technical requirements as ***

(iii)	Supplier will document project / change requests based on such business requirements and provide to CoreLogic for review and approval

(iv)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(v)	CoreLogic will review project scope and estimates on the cost, timeline and resources provided by the Supplier

(vi)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier identify and schedule applicable resources to staff the project in line with business requirements

(vii)	Supplier will identify integration requirements with other applications and provide to CoreLogic for review; revise such requirements as ***

(viii)	Supplier will develop functional specifications based on the business requirements received from CoreLogic; revise such specifications as ***

(ix)	Supplier will establish architecture per technical direction from CoreLogic and submit it to CoreLogic for review and approval; revise such architecture and direction as ***

(x)	Supplier will develop initial project plan for the effort and present to CoreLogic for review; revise such project plan as ***

(xi)	Supplier will provide inputs to the risk management plan as ***

(xii)	Supplier will define data requirements in accordance with applicable project documentation and as ***

(xiii)	CoreLogic will review patch releases/vendor upgrades for applicability / necessity and provide recommendations regarding implementation

(xiv)	CoreLogic will own maintenance relationship(s) with software vendor(s) and provide coordination for Supplier as required

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design. Responsibilities include the following (collectively, the Maintenance Design Phase”):

(i)	Supplier will create high level solutions design that accounts for applicable CoreLogic business, functional and infrastructure needs and as ***

(ii)	(ii) Supplier will use information provided by CoreLogic to define development environment and tools

(iii)	CoreLogic will finalize technical architecture and infrastructure components

(iv)	Supplier will design physical and logical database and data structures based on the guidance received from CoreLogic

(v)	Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as *** and provide to CoreLogic for finalization and approval

(vi)	Supplier will ensure the design and architecture is compliant with defined CoreLogic Security and Compliance policies and provide to CoreLogic for finalization and approval

(vii)	Supplier will obtain CoreLogic's approval on application and database design and architectural decisions and components prior to developing such application, database and data structures

(viii)	CoreLogic will define training needs

(ix)	CoreLogic will define acceptance criteria

(x)	CoreLogic will sign-off on, effort and cost estimates provided by Supplier prior to Project Development / Acquisition

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project, including the following (collectively, the “Maintenance Development Phase”):

(i)	Supplier will prepare development environment as ***

(ii)	CoreLogic will develop / update training material and documentation

(iii)	Supplier will conduct developer training for CoreLogic and Supplier Personnel

(iv)	Upon approval from CoreLogic, Supplier will construct and / or acquire application and system code consistent with business and design requirements

(v)	Supplier will develop physical and logical databases based on the database design approved by CoreLogic

(vi)	Supplier will develop applicable data interfaces

(vii)	Supplier will develop data conversion routines and security components to support application in production

(viii)	Supplier will perform quality assurance including peer reviews and code walkthroughs as *** Personnel

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Testing Phase”):

(i)	CoreLogic will develop testing approach

(ii)	Supplier will develop and maintain test plans and test cases and present to CoreLogic for finalization and approval

(iii)	Supplier will prepare test environment as ***

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met

(v)	Supplier will conduct unit test and resolve issues arising from such test, as ***

(vi)	Supplier will conduct system test and resolve issues arising from such test, as ***

(vii)	Supplier will conduct integration test and resolve issues arising from such test, as ***

(viii)	Supplier will conduct performance, load and stress test (getting it done from Global Services Software Support team) and resolve issues arising from such test

(ix)	Supplier will conduct regression test and resolve issues arising from such test, as ***

(x)	Supplier will conduct / support user acceptance test once Supplier has completed testing and has provided results to CoreLogic for review

(xi)	Supplier will comply with defined quality assurance process for all Maintenance Testing Phase activities

(xii)	Supplier will verify compliance with testing specifications and requirements

(xiii)	Supplier will develop and maintain test data in accordance with CoreLogic guidelines

(xiv)	Supplier will record and report test results and present such results to CoreLogic for review

(xv)	Supplier will complete all testing documentation and verify compliance with testing specifications and requirements once testing is complete

(xvi)	Supplier will correct defects from all testing conducted during the Maintenance Testing Phase

(xvii)	During the course of the Maintenance Testing Phase, Supplier will work with CoreLogic for monitoring and reviewing defects and to perform trend analysis as *** in the project plan

(f)	Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)	Throughout the Maintenance Deployment and Support Phase, Supplier will coordinate change control activities required to deploy application into production

(ii)	Throughout the process, Supplier will perform version control and configuration management as ***

(iii)	Supplier will coordinate production scheduling to determine timeline for application deployment

(iv)	CoreLogic will perform release management as per the release management guidelines

(v)	CoreLogic will prepare servers and drivers

(vi)	CoreLogic will load software

(vii)	CoreLogic will configure software and components

(viii)	Supplier wil provide post deployment support

(ix)	CoreLogic will perform end user training or train-the-trainer as necessary

(x)	CoreLogic will coordinate implementation with the business, including scheduling, communication, etc

(xi)
After deployment, Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure solution performs as prescribed in line with business requirements defined during the Maintenance Definition and Analysis Phase

(xii)	CoreLogic will provide release notes for application maintenance / enhancements

6.4	Lights-On Support

(a)
The Core Functions described in Section 6.1 will require providing “lights-on support” including the following types of activities (which activities are further described below): Time spent analyzing, coding, testing, and installing bug fixes. This includes the time spent planning and managing bug fix activities. In addition, time spent providing support to the business community including user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses, and end-user training following deployment

(b)	Responsibilities for “lights-on support” include:

(i)	CoreLogic will coordinate with Service desk to facilitate a seamless incident management process

(ii)	CoreLogic will diagnose incident, perform root cause analysis to determine the cause of the incident upon receipt of an Incident

(iii)	CoreLogic will conduct impact analysis and notify affected functional areas affected by the incident

(iv)	CoreLogic will develop incident resolution plan

(v)	CoreLogic will resolve the incidents within service level targets, maintaining clear accountability

(vi)	Supplier will coordinate efforts with the service desk to ensure reduced business impact of incidents by timely resolution of such incidents

(vii)
Supplier will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support user acceptance testing (UAT)

(viii)	Supplier will coordinate and perform application tuning for applicable incidents in accordance with application guidelines

(ix)	Supplier will coordinate change control activities for applicable incidents

(x)	Supplier will perform version control and configuration management activities for applicable incidents

(xi)	Supplier will coordinate production scheduling for applicable incidents

(xii)	Supplier will perform release management for applicable incidents

(xiii)	Supplier will provide post deployment support for applicable incidents

(xiv)	Supplier will document steps taken to effectively identifying and resolving for applicable incidents

(xv)	CoreLogic will update and maintain current version of application documentation and procedural manuals

(xvi)	Supplier will update business / end users and close assigned incident tickets for applicable incidents

(xvii)	Supplier will provide on-going support for business and users including answering user questions for applicable incidents

(xviii)
Supplier will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities)  for applicable incidents

(xix)	Supplier will identify and notify CoreLogic of any product patches, security fixes or bug fixes that should be proactively applied to any of the product environments for applicable incidents

(xx)	Supplier will communicate with affected IT owners and business users to identify outage windows and schedule the application of the recommended fixes during such windows for applicable incidents

(xxi)	Supplier will test the application or product for correct functionality after installation of any fixes and correct any errors for applicable incidents

(xxii)	Supplier will ensure changes are compliant with defined CoreLogic Security and Compliance policies and will make any necessary corrections to ensure such compliance

(xxiii)	Supplier will monitor application logs using in-scope tools to proactively maintain applications

(xxiv)	Supplier will monitor data integration jobs to ensure no failure with appropriate problem resolution procedures

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.7
Corporate Software (ITO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.7
Corporate Software (ITO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.7 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the corporate software services (the “Corporate Software (ITO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	CORPORATE SOFTWARE SERVICES

2.1	Process Overview

(a)
Supplier will support the technology platform of CoreLogic's corporate functions such as finance & accounting, information technology (“IT”), CRM and human resources. Supplier will support a number of routine application maintenance and migration projects as a part of daily operations.

(b)	The finance & accounting software support team primarily works on Oracle Applications and Oracle Financials with current initiatives underway to migrate the platform from version 11i to 12i.

(c)
A centralized Supplier team will support multiple IT platforms for CoreLogic's corporate IT group and global services software group. They maintain multiple products including provisioning and de-provisioning platforms such as PALM, Time Tracker, enterprise database applications, reward programs and a host of other non-ERP platforms. This involves development, testing, release engineering, configuration management, and project management.

2.2
Supplier will support origination platforms such as DORADO and maintains strong domain knowledge on Mortgage Industry Standards Maintenance Organization (“MISMO”) protocol. Supplier will work directly with several CoreLogic Customers and has full ownership of the platform maintenance process.

2.3	GENERAL REQUIREMENTS

(a)	Supplier will manage, administer, operate, and maintain the application development and maintenance (“ADM”) environments including the activities described in this Schedule

3.	GLOBAL SERVICES SOFTWARE SUPPORT

3.1	Sub Process Overview

(a)	Supplier will provide corporate IT services support through a centralized IT team. Specific support activities include: development (Microsoft technologies), enterprise reporting (MS SQL), testing

(functional, performance, QTP, LoadRunner), release engineering, configuration management (CollabNet Team Forge), project management, analysis, Tier 2 support for a number of products including PAL (provisioning and deprovisioning platform), Time Tracker, enterprise DB applications, reward programs, and non-ERP systems

(b)	Supplier will provide Project Support activities for CRM

(c)
Supplier will provide Maintenance & Enhancement and Lights-on support for DORADO, which is an origination platform and a web application for customers that routes to a variety of services across mortgage offerings. CoreLogic US has recently bought DORADO which was an external entity with a commercial arrangement with CoreLogic

3.2	Project Support

(a)
Upon receipt of a project request from CoreLogic to complete an application development project, Supplier will manage and perform any tasks associated with developing definitions and analysis of such project. Responsibilities include the following (collectively, the “Projects Definition and Analysis Phase”:

(i)
Supplier will receive and analyze project service / change requests provided by CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(ii)	Upon request by CoreLogic, Supplier will provide support in developing a high level resource plan for budget approval and/or an estimate that involves more detailed cost and resource analysis.

(iii)	Upon CoreLogic approval of resource plan, budgets and estimate, Supplier will identify and schedule applicable resources to staff the project.

(iv)	Supplier will define business requirements by working and collaborating with CoreLogic business users

(v)	Supplier will expand business requirements by working and collarborating with application stakeholders

(vi)	Supplier will perform requirements management and feasibility analysis to capture and prioritize requirements that accurately represent business requirements

(vii)
Using business requirements developed by Supplier, Supplier will participate in identifying integration requirements with other CoreLogic applications and provide such requirements to CoreLogic for review and approval.

(viii)
Using business requirements developed by Supplier, Supplier will develop functional specifications and provide such specifications to CoreLogic for review and sign-off, as per CoreLogic's guidelines and specifications..

(ix)
Upon receipt of project architecture and technical direction (including standards and requirements) from CoreLogic Personnel (including Architects, Leads and Business Analysts), Supplier will develop initial project plan for the effort and provide such plan to CoreLogic for review and approval.

(x)	Supplier will translate such business requirements into technical requirements in line with CoreLogic ***

(xi)	Supplier will define data requirements in accordance with applicable project documentation and requirements and other applicable CoreLogic requirements

(b)
Upon completion of the Projects Definition and Analysis Phase, Supplier will conduct and manage any activities necessary to design the project. Responsibilities include the following (collectively, the “Project

Design Phase”):

(i)
CoreLogic Personnel (including Architects, Leads and Business Analysts), will create high level solutions design using business, technical and functional requirements developed in the Projects Definition and Analysis Phase. Any material changes will have to go through change management process.

(ii)	CoreLogic will define development environment and tools associated with the proposed Software or System

(iii)	CoreLogic will finalize technical architecture and infrastructure components

(iv)
Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide to CoreLogic for finalization and approval. Revise such design alternative as requested by CoreLogic

(v)	Supplier will design physical and logical database and data structures in accordance with CoreLogic's request and design specifications

(vi)	Supplier will participate in defining training needs for CoreLogic Personnel with respect to the proposed Software or System

(vii)	*** acceptance criteria and non-functional requirements (including performance requirements, scalabilty requirements, load requirements, etc.) associated with the proposed Software or System

(viii)	CoreLogic will finalize time, effort and cost estimates for the applicable project in conjunction with Supplier

(ix)
Supplier will obtain approval from CoreLogic on design and architectural decisions and components prior to Project Development / Acquisition Phase, in cases where components are created by Supplier. Any material changes will go through a change management process.

(c)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project. Responsibilities include the following (collectively, the “Project Development ”):

(i)	CoreLogic will identify potential source products

(ii)	Supplier will participate in preparing development environment or engage procurement processes required to perform the project in accordance with business requirements and project design

(iii)	Supplier will develop prototypes and submit to CoreLogic for approval. Revise such prototypes or source products as requested by CoreLogic

(iv)
Supplier will construct system code consistent with business and design requirements, as per CoreLogic specifications, guidelines and checklists and provide to CoreLogic for approval. Revise such application and system code as requested by CoreLogic

(v)	Supplier will develop physical and logical databases in accordance with business requirements and Project Design

(vi)	Supplier will develop data interfaces in accordance with business requirements and project design

(vii)
Supplier will develop data conversion routines and security components to support application in production business requirements and project design, as per the CoreLogic's specification and guidelines

(viii)	Supplier will develop or update training material and documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(ix)	Supplier will perform quality assurance including peer reviews and code walkthroughs with CoreLogic Personnel as requested by CoreLogic Personnel per CoreLogic guidelines and tools and specifications

(x)	Supplier will conduct developer training for CoreLogic Personnel in cases where Supplier develops application

(d)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of proposed Software or System. Responsibilities include the following (collectively, the “Projects Testing Phase”):

(i)	Supplier will develop testing approach / test strategy and provide to CoreLogic for review and approval

(ii)
Supplier will develop and maintain detailed design documents and test plans (e.g., data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)  and provide such documentation to CoreLogic for review

(iii)
Supplier will prepare test environment in accordance with CoreLogic guidelines with support from relevant CoreLogic teams to make physical environment available, provide data source and ensure the environment is available during testing

(iv)	Supplier will develop and maintain test data for all testing conducted during the Projects Testing Phase and provide such test data to CoreLogic

(v)	Supplier will conduct testing, in environment provided by CoreLogic, to ensure business requirements and use case flows are met

1.	Supplier will conduct unit test, provide results to CoreLogic and resolve issues arising from such test

2.	Supplier will conduct system test, provide results to CoreLogic and resolve issues arising from such test

3.	Supplier will conduct integration test, provide results to CoreLogic and resolve issues arising from such test

4.	Supplier will conduct performance, load and stress test, provide results to CoreLogic and resolve issues arising from such test, as required by CoreLogic.

5.	Supplier will conduct regression test, provide results to CoreLogic and resolve issues arising from such test, as required by CoreLogic.

6.	Upon completion of the above tests, CoreLogic will conduct / support user acceptance test, as required by CoreLogic.

(vi)	Supplier will comply with CoreLogic-defined quality assurance processes with respect to testing completed during the Projects Testing Phase

(vii)
CoreLogic will verify that testing performed during the Projects Testing Phase is in compliance with CoreLogic-defined testing specifications and requirements , as directed in the test strategy/approach document

(viii)	Supplier will record and report test results for all testing conducted during the Projects Testing Phase and provide such results to CoreLogic

(ix)	Supplier will complete applicable documentation for all testing conducted during the Projects Testing Phase and provide such documentation to CoreLogic

(x)
Supplier will monitor, review and correct all defects identified by Supplier or CoreLogic during the Projects Testing Phase and provide final testing results to CoreLogic for review prior to commencement of the Projects Deployment and Support Phase

(xi)
Supplier will Perform trend analysis on defects to improve build, test models and development efficiencies and provide results of such analysis to CoreLogic, as set forth in the applicable requirements.

(e)
Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems. Responsibilities include the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Upon approval from CoreLogic, Supplier will coordinate change control activities required to deploy the Software or System into production and provide such details to CoreLogic for review and approval

(ii)	CoreLogic will approve all change control requests

(iii)	Throughout the Projects Deployment and Support Phase, Supplier will perform version control and configuration management as required by CoreLogic

(iv)	Supplier will participate in coordinating production scheduling to determine the timeline for deployment

(v)	CoreLogic will coordinate implementation with the business (e.g. scheduling and communication)

(vi)	After deployment, Supplier will perform release management activities in line with CoreLogic-defined change management, deployment and release guidelines

(vii)
Supplier will provide post deployment support, for a CoreLogic-defined duration/period of support, (including solution stabilization, monitoring and validation) for the deployed project as requested by CoreLogic

(viii)	Supplier will perform end user training or train-the-trainer for CoreLogic Personnel, as requested by CoreLogic for a CoreLogic-defined duration/period of time

(ix)
Prior to the completion of the Projects Deployment and Support Phase, Supplier will complete / update project related documentation including technical documentation, as applicable, for operations and provide such documentation to CoreLogic

3.3	Maintenance and Enhancement Support

(a)
The “Maintenance/Enhancements Support” Core Function typically includes application changes to support the business units, CoreLogic Customers, and / or vendors. Requests for enhancements may result from discretionary business changes (e.g., functional changes), regulatory changes, or minor technical upgrades.

(b)
Upon request from CoreLogic Personnel, CoreLogic service desk requests or automated alerts, Supplier will conduct and manage any activities associated with maintenance definition and analysis. Responsibilities include the following (collectively, the “Maintenance Definition and Analysis Phase”):

(i)	Supplier will define business requirements by working and collaborating with CoreLogic business users and submit such requirements to CoreLogic

(ii)	Supplier will expand requirements by working and collarborating with application stakeholders

(iii)	Supplier will perform requirements management and feasibility analysis

(iv)	CoreLogic will approve all business requirement definitions

(v)	Supplier will document project requests / change requests based on such business requirements

(vi)
Supplier will receive and analyze project service / change requests from CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review.

(vii)	CoreLogic will approve all project service / change requests, scope, and estimates

(viii)	Supplier will review project scope and estimates

(ix)	Supplier will translate such business requirements into technical requirements in accordance with business requirements and provide requirements to CoreLogic for review

(x)	Supplier will identify and schedule resources to staff such project

(xi)	Supplier will participate in identifying integration requirements with other CoreLogic applications and provide such requirements to CoreLogic for review and approval.

(xii)	CoreLogic will establish and review all functional, technical, project, patch and data

(xiii)	Using business requirements developed by Supplier, Supplier will participate in developing functional specifications and provide such specifications to CoreLogic for review and approval.

(xiv)	Supplier will develop initial project plan for the effort and provide such plan to CoreLogic for review and approval.

(xv)	Supplier will define data requirements in accordance with applicable project documentation and requirements and other applicable CoreLogic requirements

(xvi)	Supplier will review patch releases/vendor upgrades for applicability / necessity and provide recommendations regarding implementation, as requested by CoreLogic

(xvii)	CoreLogic will manage maintenance relationship(s) with software vendor(s) and facilitate discussions as required

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design. Responsibilities include the following (collectively, the Maintenance Design Phase”):

(i)	CoreLogic will create high level solutions design

(ii)	CoreLogic will define development environment and tools

(iii)
Supplier will propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide to CoreLogic for finalization and approval. Revise such design alternative as requested by CoreLogic and per CoreLogic internal change request approval process

(iv)	CoreLogic will finalize technical architecture and infrastructure changes

(v)	Supplier will design physical and logical database and data structures in accordance with CoreLogic's request and design specifications

(vi)	Supplier will obtain approval from CoreLogic on design and architectural decisions and components prior to Maintenance Development Phase

(vii)	CoreLogic will define training needs for CoreLogic Personnel in accordance with business requirements

(viii)	CoreLogic will finalize time, effort and cost estimates for such project in conjunction with Supplier

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Development Phase”):

(i)	Supplier will prepare development environment in accordance with CoreLogic guidelines

(ii)	Supplier will conduct required developer training for CoreLogic Personnel

(iii)
Supplier will construct system code consistent with business and design requirements and provide to CoreLogic for approval. Revise such application and system code as requested by CoreLogic and per CoreLogic internal change request approval process

(iv)
Supplier will develop required physical and logical databases in accordance with the maintenance design and business requirements as per the CoreLogic's tools, specification and guidelines agreed by CoreLogic prior to the commencement of the activity

(v)	Supplier will develop required data interfaces in accordance with the maintenance design and business requirements

(vi)	Supplier will develop required data conversion routines and security components to support application in production in accordance with the maintenance design and business requirements

(vii)
Supplier will develop or update documentation and training materials needed for the successful deployment, operation, support and ongoing maintenance of the application, as per CoreLogic's tools, specification and guidelines

(viii)	Supplier will perform quality assurance including peer reviews and code walkthroughs as required by CoreLogic Personnel and as per agreed upon check lists, guidelines and tools and specifications

(ix)	CoreLogic will review and approve all activities performed during the Maintenance Development Phase

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Testing Phase”):

(i)	Supplier will develop testing approach / strategy and provide to CoreLogic for review and approval for maintenance tickets/enhancements

(ii)
Supplier will develop and maintain detailed design documents and test plans (e.g., data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Supplier will prepare test environment in accordance with CoreLogic guidelines

(iv)	Supplier will conduct testing to ensure business requirements and use case flows are met:

1.	Supplier will conduct system test, provide results to CoreLogic and resolve issues arising from such test

2.	Supplier will conduct integration test, provide results to CoreLogic and resolve issues arising from such test

3.	Supplier will conduct performance, load and stress test, provide results to CoreLogic and resolve issues arising from such test as prioritized by CoreLogic

4.	Supplier will conduct regression test, provide results to CoreLogic and resolve issues arising from such test as prioritized by CoreLogic

(v)	Upon completion of the above tests, CoreLogic will conduct / support user acceptance test

(vi)	Supplier will comply with CoreLogic-defined quality assurance processes with respect to testing completed during the Maintenance Testing Phase

(vii)
Supplier will verify that testing performed during the Maintenance Testing Phase is in compliance with CoreLogic-defined testing specifications and requirements  as *** in the test strategy/approach document

(viii)	Supplier will develop and maintain test data for all testing conducted during the Maintenance Testing Phase and provide such test data to CoreLogic

(ix)	Supplier will record and report test results for all testing conducted during the Maintenance Testing Phase and provide such results to CoreLogic

(x)	Supplier will complete applicable documentation for all testing conducted during the Maintenance Testing Phase and provide such documentation to CoreLogic for review

(xi)
Supplier will monitor, review and correct all defects identified by Supplier or CoreLogic during the Maintenance Testing Phase and provide final testing results to CoreLogic for review prior to commencement of the Maintenance Deployment and Support Phase as *** in the test strategy/approach document

(xii)
Supplier will Perform trend analysis of testing defects to improve build, test models and development efficiencies and provide results of such analysis to CoreLogic  as *** in the test strategy/approach document

(xiii)
Supplier will conduct a sufficient amount and combination of testing to ensure that business continuity is maintained during the course of transitioning to the proposed Software or Systems and when fully implemented in the production environment  as *** in the test strategy/approach document

(f)
Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project. Responsibilities include the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)
Supplier will coordinate change control activities required to deploy the Software or System into production and will provide change requests to CoreLogic for approvalSupplier will perform version control and configuration management as required by CoreLogic

(ii)	CoreLogic will coordinate production scheduling to determine the timeline for deployment

(iii)	Upon final review of all maintenance outputs , Supplier will perform release management activities in line with CoreLogic-defined change management, deployment and release guidelines

(iv)	Supplier will prepare servers and drivers for deployment into production

(v)	Supplier will load software to CoreLogic approved location

(vi)	Supplier will configure software and components as directed or aproved by CoreLogic

(vii)	Supplier will provide post deployment support for the deployed project as requested by

CoreLogic for a CoreLogic-defined duration/period

(viii)	Supplier will perform end user training or train-the-trainer for CoreLogic Personnel, as requested by CoreLogic for a CoreLogic-defined duration/period

(ix)	CoreLogic will coordinate implementation with the business (e.g. scheduling and communication)

(x)
Prior to the completion of the Maintenance Deployment and Support Phase, Supplier will complete / update project related documentation including technical documentation for operations and provide such documentation to CoreLogic

(xi)
Supplier will support solution stabilization and perform necessary monitoring and validation activities to ensure the Software or Systems performs as prescribed and expected in the maintenance design for a CoreLogic-defined duration/period

(xii)	Supplier will provide release notes for appliciation maintenance / enhancements

3.4	Lights-On Support

(a)
The “Lights-on Support” Core Function can include the following types of activities: analyzing, coding, testing, and installing updates and bug fixes. This includes planning and managing bug fix activities. In addition, Supplier will provide support to the business community by providing user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses (24 hour on call support), and end-user notification following deployment. Responsibilities for the Lights-On Support Core Function include:

(i)
Coordinate with the CoreLogic service desk (global change) to facilitate a seamless incident management process  and provide input for applicable incident status and details in partnership with the CoreLogic service desk

(ii)	Upon receipt of an Incident, Supplier will diagnose such Incident, perform root cause analysis to determine the cause of the Incident and will provide such analysis to CoreLogic.

(iii)	Supplier will conduct impact analysis on such Incident and notify CoreLogic Personnel affected by the Incident

(iv)	Supplier will develop incident resolution plan in accordance with applicable CoreLogic operating procedures and provide such plan to CoreLogic for review and resolution

(v)	Supplier will resolve such Incidents in accordance with the applicable Service Level(s)

(vi)	CoreLogic will coordinate efforts with the CoreLogic service desk to ensure reduced business impact of incidents by timely resolution

(vii)
Supplier will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support UAT as required by CoreLogic and will achieve sign-off for applicable requests

(viii)	Supplier will coordinate and perform application tuning in accordance with application guidelines

(ix)	Supplier will coordinate change control activities with CoreLogic

(x)	Supplier will perform version control and configuration management

(xi)	Supplier will coordinate production scheduling with CoreLogic

(xii)	Supplier will perform release managementor applicable Incidents as approved by CoreLogic

(xiii)	Supplier will provide post deployment support for applicable Incidents to ensure resolution for a CoreLogic-defined duration/period

(xiv)	Supplier will document steps taken to effectively identify and resolve Incidents

(xv)	Supplier will update and maintain current version of applicable application documentation and procedural manuals

(xvi)	Supplier will update applicable business / end users and close assigned Incident tickets

(xvii)	Supplier will provide on-going support for business and users including answering user questions as required to ensure Incident resolution

(xviii)
Supplier will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities) as directed by CoreLogic

(xix)
Supplier will identify and notify CoreLogic of any product patches, security fixes or bug fixes that should be proactively applied to any of the product environments for in-scope hardware and software on CoreLogic-identified applications and platforms

(xx)	Supplier will work with affected IT owners and business users to identify outage windows and schedule the installation of the recommended fixes during such windows

(xxi)	Supplier will test the application or product for correct functionality after implementation and make corrections as necessary

(xxii)	Supplier will implement a continuous process improvement methodology, as applicable, to achieve quality improvements for in-scope Software and Systems, which includes:

1.	Supplier will report on Incidents by business impact and cost for in-scope Software and Systems, as required by CoreLogic

2.	Supplier will continuously perform trend analyses on the volume and nature of Incidents in order to identify areas for improvement and report to CoreLogic on such trend analyses and improvements

3.
Supplier will revise / Re-write CoreLogic service desk processes / scripts, in close cooperation and integration with all appropriate CoreLogic Personnel , to optimize the end user experience as per CoreLogic's tools and specifications

(xxiii)
Supplier will ensure changes resulting from the resolution of an Incdient are compliant with defined CoreLogic security and compliance policies and will make any necessary corrections to ensure such compliance

(xxiv)	CoreLogic will own technical support relationship(s) with appropriate software vendor(s) and will coordinate support for Supplier as required

(xxv)	Supplier will monitor application logs using applicable Software and tools to proactively and continuously maintain applications as per CoreLogic's tools and specifications

(xxvi)
For data integration requests, supplier will monitor data integration jobs using CoreLogic approved monitoring processes to ensure no failure with appropriate CoreLogic-defined problem resolution procedures

4.	PROVIDE FINANCE AND ACCOUNTING SOFTWARE SUPPORT

4.1	Sub Process Overview

(a)
This process revolves around customization of Oracle packages. Supplier will perform customizations for pricing models to meet finance requirements and D&A applications for billing. Specific day-to-day operations are focused on IT tickets, with priorities determined by CoreLogic U.S. finance and accounting team. Supplier will use Oracle financials and Order Management to provide Services associated with this process.

4.2	Project Support

(a)
Upon receipt of a project request from CoreLogic, Supplier will conduct and manage any activities necessary to complete definitions and analysis with respect to such project, including the following (collectively, the “Projects Definition and Analysis Phase”):

(i)	Define business requirements by working and collaborating with CoreLogic

(ii)	Translate such business requirements into technical requirements in accordance with CoreLogic guidelines

(iii)	Document project requests / change requests based on such business requirements

(iv)
Receive and analyze project service / change requests from CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(v)	Review project scope and estimates

(vi)	Upon request by CoreLogic, provide support in developing a high level resource plan for budget approval and / or an estimate that involves more detailed cost and resource analysis

(vii)	Identify and schedule resources to staff such project

(viii)	Perform requirements management and feasibility analysis and provide such analysis to CoreLogic for sign-off

(ix)	Expand the project business requirements by working and collarborating with application stakeholders

(x)	Identify integration requirements with other CoreLogic applications, with support from CoreLogic, and provide such requirements to CoreLogic for review and approval.

(xi)	Using business requirements developed by Supplier, develop functional specifications and provide such specifications to CoreLogic for review and approval.

(xii)
Establish architecture and technical direction (including standards and requirements) and provide such architecture and technical direction to CoreLogic for review and approval , as per CoreLogic's tools, specifications and guidelines.

(xiii)	Develop initial project plan for the effort and provide such plan to CoreLogic for review and approval.

(xiv)	As required by CoreLogic, perform risk analysis and provide input to the risk management plan

(xv)	Define data requirements in accordance with applicable project documentation and requirements and other applicable CoreLogic requirements

(b)
After the Projects Definition and Analysis Phase is complete, Supplier will conduct and manage any activities necessary to design the project, including the following (collectively, the “Project Design Phase”):

(i)
Create high level solutions design using business, technical, functional and non-functional requirements (performance, load, capacity, etc.) requirements developed in the Projects Definition and Analysis Phase and provide to CoreLogic for sign-off.  Any material changes will have to go through change management process.

(ii)	Define and configure setup on development environment and tools associated with the proposed Software or System

(iii)
Finalize technical architecture and infrastructure components , with support from CoreLogic, in accordance with CoreLogic guideline and submit to CoreLogic for approval. Revise such technical architecture and infrastructure components as requested by CoreLogic and per CoreLogic internal change request approval guidelines

(iv)	Design logical and physical database and data structures in accordance with such project's business requirements

(v)
Propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide to CoreLogic for finalization and approval. Revise such design alternative as requested by CoreLogic and per CoreLogic internal change request approval guidelines

(vi)	Ensure the project design is compliant with defined CoreLogic Security and Compliance policies and make revisions as necessary to ensure such compliance

(vii)	Obtain approval from CoreLogic on design and architectural decisions and components prior to Project Development / Acquisition Phase

(viii)	Define training needs for CoreLogic and Supplier Personnel with respect to the proposed Software or System

(ix)	*** acceptance criteria associated with the proposed Software or System

(x)
Finalize time, effort and cost estimates for the applicable project and submit to CoreLogic for review and approval prior to commencing the Project Development / Acquisition Phase. Any material changes will go through a change management process.

(c)
Upon completion of the Project Design Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage and activities required to develop the project, including the following (collectively, the “Project Development”):

(i)	Prepare development environment or engage procurement processes in accordance with support from CoreLogic

(ii)
With support from CoreLogic, develop prototypes or identify potential source products and submit to CoreLogic for approval. Revise such prototypes or source products as requested by CoreLogic and per CoreLogic internal change request approval guidelines.

(iii)
Construct and / or acquire application and system code consistent with business and design requirements and provide to CoreLogic for approval. Revise such application and system code as requested by CoreLogic

(iv)	Develop logical and physical databases in accordance with the business requirements and project design

(v)	Develop data interfaces in accordance with with the business requirements and project design

(vi)	Develop data conversion routines and security components to support application in production in accordance with with the business requirements and project design

(vii)	Develop or update training material / documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(viii)	Conduct developer training for CoreLogic and Supplier Personnel in cases where Supplier develops application

(d)
Upon completion of the Project Development / Acquisition Phase, in accordance with the applicable project design and CoreLogic requirements, Supplier will conduct and manage any activities associated with testing of proposed Software or System, including the following (collectively, the “Projects Testing Phase”):

(i)	Develop testing approach and provide to CoreLogic for review and sign-off

(ii)	Develop and maintain detailed design documents and test plans (e.g., data and application flows, screen layouts and functionality, integration points with other systems, , use and test cases)

(iii)
Prepare test environment in accordance with CoreLogic guidelines with support from relevant CoreLogic teams to make physical environment available, provide data source and ensuring the environment is available during testing

(iv)	Conduct testing, in environment provided by CoreLogic, to ensure business requirements and use case flows are met:

(1)	Conduct unit test, provide results to CoreLogic and resolve issues arising from such test

(2)	Conduct system test, provide results to CoreLogic and resolve issues arising from such test

(3)	Conduct integration test, provide results to CoreLogic and resolve issues arising from such test

(4)	Conduct performance, load and stress test, provide results to CoreLogic and resolve issues arising from such test

(5)	Conduct regression test, provide results to CoreLogic and resolve issues arising from such test

(v)	Upon completion of the above tests and approval from CoreLogic, conduct / support user acceptance test

(vi)	Comply with CoreLogic-defined quality assurance processes

(vii)	Verify compliance with CoreLogic-defined testing specifications and requirements and provide such compliance to CoreLogic for review and approval

(viii)	Develop and maintain test data, when data is not available in production system, for all testing conducted during the Projects Testing Phase and provide such test data to CoreLogic

(ix)	Record and report test results for all testing conducted during the Projects Testing Phase and provide such results to CoreLogic

(x)	Complete applicable documentation for all testing conducted during the Projects Testing Phase and provide such documentation to CoreLogic

(xi)
Monitor, review and correct all defects identified by Supplier or CoreLogic during the Projects Testing Phase and provide final testing results to CoreLogic for review and sign-off prior to commencement of the Projects Deployment and Support Phase

(xii)	Perform Incident trend analysis to improve build, test models and development efficiencies and provide results of such analysis to CoreLogic

(e)	Upon completion of the Project Testing Phase, Supplier will manage and conduct any activities associated with deployment and support of the propose Software or Systems, including the following (collectively, the “Projects Deployment and Support Phase”):

(i)	Upon approval by CoreLogic for deployment, Coordinate change control activities required to deploy the Software or System into production

(ii)	Perform version control and configuration management as required by CoreLogic

(iii)	Coordinate production scheduling to determine the timeline for deployment

(iv)	After deployment, perform release management activities in line with CoreLogic-defined change management, deployment and release guidelines

(v)	Provide post deployment support (including solution stabilization, monitoring and validation) for the deployed project as requested by CoreLogic as per CoreLogic's tools, specification and guidelines

(vi)	Perform end user training or train-the-trainer for CoreLogic Personnel, as requested by CoreLogic as per CoreLogic's tools, specification and guidelines

(vii)	Coordinate implementation with the business (e.g. scheduling and communication)

(viii)
Prior to the completion of the Projects Deployment and Support Phase, complete / update project related documentation including technical documentation for operations and provide such documentation to CoreLogic

(ix)	Assist, support and coordinate with any CoreLogic subcontractors or any additional resources contracted to work on the project, as applicable

4.3	Maintenance and Enhancement Support

(a)
Enhancements and maintenance efforts typically include minor application changes to support the business units, customers, and / or vendors. Requests for enhancements may result from discretionary business changes (functional changes), regulatory changes, or minor technical upgrades

(b)
Upon receipt of notice of an Incident or request from CoreLogic, Supplier will conduct and manage any activities associate with maintenance definition and analysis, including the following (collectively, the “Maintenance Definition and Analysis Phase”:

(i)	Define business requirements by working and collaborating with CoreLogic business users

(ii)	Translate such business requirements into technical requirements in accordance with application guidelines

(iii)
Receive and analyze project service / change requests from CoreLogic and provide estimates on the cost, timeline and resources required to perform such service/change requests to CoreLogic for CoreLogic's review

(iv)	Identify and schedule resources to staff such project

(v)	Perform requirements management and feasibility analysis and provide such analysis to CoreLogic for review

(vi)	Expand such business requirements by working and collarborating with application stakeholders

(vii)	Identify integration requirements with other CoreLogic applications and provide such requirements to CoreLogic for review and approval.

(viii)	Using business requirements developed by Supplier, develop functional specifications and provide such specifications to CoreLogic for review and approval.

(ix)	Establish technical requirements and provide such requirements to CoreLogic for review and approval

(x)	Develop initial project plan for the effort and provide such plan to CoreLogic for review and approval.

(xi)	As required by CoreLogic, perform risk analysis and provide input to the risk management plan

(xii)	Define data requirements in accordance with applicable project documentation and requirements and other applicable CoreLogic requirements

(xiii)	Review patch releases/vendor upgrades for applicability / necessity and provide recommendations regarding implementation, as requested by CoreLogic

(c)
Upon completion of the Maintenance Definition and Analysis Phase, Supplier will conduct and manage any tasks associated with developing the maintenance design, including the following (collectively, the Maintenance Design Phase”:

(i)	Create high level solutions design using business, technical and functional requirements and provide such design to CoreLogic for review

(ii)	Define development environment and tools associated with the the applicable Software or System

(iii)
Finalize technical architecture and infrastructure components, with support from CoreLogic, in accordance with CoreLogic guidelines and submit to CoreLogic for approval. Revise such technical architecture and infrastructure components as requested by CoreLogic and per CoreLogic internal change request approval guidelines

(iv)	Design physical and logical database and data structures in accordance with business requirements and application design

(v)
Propose design alternatives when Supplier identifies opportunities for improvement or as requested by CoreLogic and provide to CoreLogic for finalization and approval. Revise such design alternative as requested by CoreLogic

(vi)	Ensure the project design is compliant with defined CoreLogic Security and Compliance policies and make revisions as necessary to ensure such compliance

(vii)	Obtain approval from CoreLogic on design and architectural decisions and components prior to Maintenance Development Phase

(viii)	Define training needs for CoreLogic Personnel with respect to the proposed Software or System

(ix)	Define acceptance criteria associated with the applicable Software or System

(x)	Finalize time, effort and cost estimates for the applicable project and submit to CoreLogic for review and approval prior to commencing the Maintenance Development Phase

(d)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with the development of such maintenance project, including the following (collectively, the “Maintenance Development Phase”:

(i)	Prepare development environment or engage procurement processes components in accordance with CoreLogic guidelines

(ii)	Conduct developer training for CoreLogic and Supplier Personnel

(iii)
Construct and / or acquire application and system code consistent with business and design requirements and provide to CoreLogic for approval. Revise such application and system code as requested by CoreLogic and per CoreLogic internal change request approval guidelines

(iv)	Develop physical and logical databases in accordance with business requirements and application design

(v)	Develop data interfaces in accordance with business requirements and application design

(vi)
Develop data conversion routines and security components to support application in production in accordance with business requirements and application design as per the CoreLogic's tools, specification and guidelines

(vii)	Develop or update documentation needed for the successful deployment, operation, support and ongoing maintenance of the application

(viii)	Perform quality assurance including peer reviews and code walkthroughs as requested by CoreLogic as per agreed upon check lists, guidelines and tools and specifications

(e)
Upon completion of the Maintenance Design Phase, Supplier will conduct and manage any activities associated with testing of such maintenance project, including the following (collectively, the “Maintenance Testing Phase”):

(i)	Develop testing approach and provide to CoreLogic for review and approval

(ii)
Develop and maintain detailed design documents and test plans (e.g., data and application flows, screen layouts and functionality, integration points with other systems, security components, use and test cases)

(iii)	Prepare test environment in accordance with CoreLogic guidelines

(iv)	Conduct testing to ensure business requirements and use case flows are met:

(1)	Conduct unit test, provide results to CoreLogic and resolve issues arising from such test

(2)	Conduct system test, provide results to CoreLogic and resolve issues arising from such test

(3)	Conduct integration test, provide results to CoreLogic and resolve issues arising from such test

(4)	Conduct performance, load and stress test, provide results to CoreLogic and resolve issues arising from such test, as identified in the applicable project plan or CoreLogic policies and guidelines

(5)	Conduct regression test, provide results to CoreLogic and resolve issues arising from such test, as identified in the applicable project plan or CoreLogic policies and guidelines

(v)	Upon completion of the above tests and approval from CoreLogic, conduct / support user acceptance test

(vi)	Comply with CoreLogic-defined quality assurance processes

(vii)	Verify compliance with CoreLogic-defined testing specifications and requirements as directed by CoreLogic in the test strategy/approach document

(viii)	Develop and maintain test data for all testing conducted during the Projects Testing Phase and provide such test data to CoreLogic

(ix)	Record and report test results for all testing conducted during the Projects Testing Phase and provide such results to CoreLogic

(x)	Complete applicable documentation for all testing conducted during the Projects Testing Phase and provide such documentation to CoreLogic

(xi)
Monitor, review and correct all defects identified by Supplier or CoreLogic during the Projects Testing Phase and provide final testing results to CoreLogic for review prior to commencement of the Projects Deployment and Support Phase, as *** in the test strategy/approach document

(xii)	Perform Incident trend analysis to improve build, test models and development efficiencies and provide results of such analysis to CoreLogic, as *** in the test strategy/approach document

(xiii)
Conduct a sufficient amount and combination of testing to ensure that business continuity is maintained during the course of transitioning to the proposed Software or Systems and when fully implemented in the production environment, as *** in the test strategy/approach document

(f)
Upon completion of the Maintenance Testing Phase, Supplier will conduct and manage any activities associated with deployment and support of such maintenance project, including the following (collectively, the “Maintenance Deployment and Support Phase”):

(i)	Coordinate change control activities required to deploy the Software or System into production

(ii)	Perform version control and configuration management as required by CoreLogic

(iii)	Coordinate production scheduling to determine the timeline for deployment

(iv)	After deployment, perform release management activities in line with CoreLogic-defined change management, deployment and release guidelines

(v)	Prepare servers and drivers for deployment into production

(vi)	Load software to CoreLogic specified location

(vii)	Configure software and components in accordance with business requirements and application design

(viii)	Provide post deployment support for the deployed project as requested by CoreLogic

(ix)	Perform end user training or train-the-trainer for CoreLogic Personnel, as requested by CoreLogic, as applicable

(x)	Coordinate implementation with the business (e.g. scheduling and communication)

(xi)
Prior to the completion of the Projects Deployment and Support Phase, complete / update project related documentation including technical documentation for operations and provide such documentation to CoreLogic

(xii)	Support solution stabilization and perform necessary monitoring and validation activities to ensure the Software or Systems performs as prescribed and expected in the project design, as applicable

(xiii)	Provide release notes for appliciation maintenance / enhancements

(xiv)	Assist, support and coordinate with any CoreLogic subcontractors or any additional resources contracted to work on the project

4.4	Lights-On Support

(a)
The “Lights-on Support” Core Function can include the following types of activities: analyzing, coding, testing, and installing updates and bug fixes. This includes planning and managing bug fix activities. In addition, Supplier will provide support to the business community by providing user assistance, systems maintenance and administration (e.g., changes to information in databases or tables), tracking an application against performance parameters (response time, available disk, etc), making technical responses, and end-user training following deployment.

(b)	Supplier's responsibilities for Lights-On Support Core Function include:

(i)
Upon receipt of notice of an Incident or as requested by CoreLogic Personnel, Supplier will coordinate with CoreLogic Service desk to facilitate a seamless incident management process and will be responsible to updating applicable incidents

(ii)	Upon receipt of an Incident, Supplier will diagnose such Incident, perform root cause analysis to determine the cause of the Incident and will provide such analysis to CoreLogic.

(iii)	Supplier will conduct impact analysis on such Incident and notify CoreLogic Personnel affected by the Incident

(iv)	Supplier will develop incident resolution plan in accordance with applicable CoreLogic operating procedures and provide such plan to CoreLogic for sign-off

(v)	Supplier will resolve such Incidents in accordance with the applicable Service Level(s)

(vi)	Supplier will coordinate efforts with the CoreLogic service desk to ensure reduced business impact of incidents by timely resolution

(vii)
Supplier will execute test plans, test scripts, generate, load and refresh test data, perform unit testing, system testing, integration testing, regression testing, performance testing, load testing, stress testing and support UAT as requested by CoreLogic Personnel

(viii)	Supplier will coordinate and perform application tuning in accordance with business requirement and application design as per guidelines / specifications provided by CoreLogic

(ix)	Supplier will coordinate change control activities for applicable application with CoreLogic Personnel

(x)	Supplier will perform version control and configuration management

(xi)	Supplier will coordinate production scheduling

(xii)	Supplier will perform release managementor applicable Incidents as approved by CoreLogic

(xiii)	Supplier will provide post deployment application support

(xiv)	Supplier will document steps taken to effectively identify and resolve Incidents

(xv)	Supplier will update and maintain current version of applicable application documentation and procedural manuals

(xvi)	Supplier will update applicable business / end users and close assigned Incident tickets

(xvii)	Supplier will provide on-going application support for business and users including answering user questions

(xviii)	Supplier will perform scheduled / routine and preventive maintenance for applications (e.g. patches, security fixes, version updates, load jobs, data loads and other refresh activities) as ***

(xix)	Supplier will identify and notify CoreLogic of any product patches, security fixes or bug fixes that should be proactively applied to any of the product environments for in-scope hardware and software

(xx)	Supplier will work with affected IT owners and business users to identify outage windows and schedule the installation of the recommended fixes during such windows

(xxi)	Supplier will test the application or product for correct functionality after implementation and make corrections as necessary

(xxii)	Supplier will implement a continuous process improvement methodology, as applicable, to achieve quality improvements for in-scope Software and Systems, which includes:

(1)	Supplier will develop a report on Incidents by business impact and cost for in-scope Software and Systems, as required by CoreLogic

(2)
Supplier will continuously perform trend analyses on the volume and nature of Incidents in order to identify areas for improvement; Report on the trend analyses and improvements for applicable Incidents.

(3)
Supplier will revise / re-write CoreLogic service desk processes / scripts, in close cooperation and integration with all appropriate CoreLogic Personnel , to optimize the end user experience as per CoreLogic's tools and specification and guidelines

(xxiii)
Supplier will ensure changes resulting from the resolution of an Incdient are compliant with defined CoreLogic security and compliance policies and will make any necessary corrections to ensure such compliance

(xxiv)	Supplier will monitor application logs using applicable Software and tools to proactively and continuously maintain applications

(xxv)	On an ongoing basis, Supplier will monitor data integration jobs to ensure no failure with appropriate CoreLogic-defined problem resolution procedures

5.	CITG PROCESSING

5.1	Sub Process Overview

(a)
Supplier will provide IT infrastructure support, including server (Windows and Unix)and network administration, IT service center support and ITIL related functions for servers, network devices and email infrastructure

5.2	System and network administration. Supplier will perform the following activities based on service desk Incidents or as requested by CoreLogic and in accordance with CoreLogic policies:

(a)	Perform Operating system (“OS”) performance management,

(b)	Perform Incident resolution

(c)	Perform file system management

(d)	Perform disk and storage administration

(e)	Perform package administration

(f)	Perform capacity planning

(g)	Perform event log management (system)

(h)	Perform OEM coordination

(i)	Perform root cause analysis

(j)	Perform change management

(k)	Perform OS and application patch management

(l)	Perform VM (Virtual Machine) migration

(m)	Perform storage migration

(n)	Provide off hours support of LAN devices across CoreLogic network

(o)	Conduct routine network administrative tasks for e.g. device health check

(p)	Perform Security log management

(q)	IT Service Center Support. Supplier will perform the following activities based on service desk Incidents or as requested by CoreLogic and in accordance with CoreLogic policies:

(r)	Provide L1 support to System and network administration

(s)	Generate reports on data center environment

(t)	Manage account administration

(u)	Manage end user touch points

5.3	ITIL related functions: Supplier will maintain necessary processes for change management, release management, disaster recovery management

(a)	Support various monitoring functions and IT Service centre report generation activities, in accordance with CoreLogic guidelines

(b)	Schedule Ctrl M tasks as ***

(c)	Manage and upgrade security devices in accordance with CoreLogic guidelines for e.g. Firewall objects updation for flood project

(d)	Conduct SAS 70 audits related to UNIX and windows failed logins in accordance with CoreLogic guidelines

(e)	Process standard change management requests

(f)	Provide support for EAPM tools, primarily sitescope and BAC

(g)	Develop IT service level and metrics reports

(h)	Perform asset management activities

(i)	Assist the PMO with infrastructure projects task management and ensure that the scope, timelines etc. are met

(j)	Support ongoing process improvement implementation and identify new opportunities for process improvements

(k)	Analyze and suggest solutions for defined problems

(l)	Perform L1 IT service desk support

(m)	Perform user access provisioning for applications

(n)	Support Microsoft Exchange, Active Directory and SMTP backbone

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.8
Corporate Production (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.8
Corporate Production (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.8 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4	Purpose. This Schedule describes the corporate production services (the “Corporate Production (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF CORPORATE PRODUCTION SERVICES

2.1
Supplier shall provide the following corporate services to CoreLogic: information security services, real estate owned (“REO”) accounting, marketing, and processing support for corporate IT infrastructure, finance and accounting, legal process outsourcing and compliance.

2.2
Supplier shall support the corporate services using a variety of teams with varying depth of skills that range from generic to highly specialized capabilities. Supplier shall perform and process in accordance with the Policy and Procedures Manual accounts receivable, accounts payable, collections, custodial general ledger, custodial accounts payable, purchasing, vendor set up and maintenance, and compliance, financial analysis, database management, sales tax and yearly quality assurance, revenue billing, tax accounting, treasury and asset tracking and contingent workforce tracking functions as part of the finance and accounting process.

2.3
Supplier shall provide a span of activities varying in complexity and covering less critical procedures such as attaching backup to journal entries (JE's) or uploading information from U.S. Internal Revenue Services Form W-9 into the W-9-sharepoint site. Supplier shall, as part of the marketing process, update CoreLogic Customer data or upload contracts onto Siebel customer relationship management platforms and conduct web based market research on competitor products, position, and prepare reports for distribution to CoreLogic.

3.	FINANCE AND ACCOUNTING PROCESSING

3.1	Overview.

(a)
The “finance and accounting processing” Core Function involves a variety of finance and accounting activities. Some examples of specific activities specified by process area include: for accounts receivable - pulling checks from the Lockbox, and applying the payment based on data from accounts receivable invoice images and uploading them to the CoreLogic-specified database, shared drive or sharepoint; for accounts payable - accepting invoices from vendors and capturing the data from accounts payable invoice images; for general ledger - performing ageing analysis, asset tracking, fixed asset and 10Q reporting in Hyperion; for collections - providing collections reports to CoreLogic's U.S. offices in Santa Ana, Westlake and Poway; for custodial general ledger - reconciling general ledger accounts; for custodial accounts payable - paying amounts owed to different tax authorities, recording images of payment invoices received, digitizing and uploading recorded images to the CoreLogic-specified database, shared drive or sharepoint; for purchase, obtaining pre-purchase approval from CoreLogic managers as per approval level, receiving purchase orders, creating the analysis to determine whether something is approved, when purchases are completed verifying that appropriate records are updated on Oracle; for operations accounting (i.e., for Real Estate Owned and Residential Value View) - audit and compliance; for financial analysis - reporting on assets; for quality assurance, checking for errors in accounts receivable and accounts payable on a sampling basis by an internal team; revenue billing, creating invoices in Excel and converting them via macros into invoices for printing; for tax accounting - reviewing sales tax, rules and amounts paid to authorities, reconciling credits and debits, and processing general ledger uploads; for treasury - reconciling bank accounts against accounts payable payments, invoices and payments pending; for human resources modules - monitoring and managing invoices brought by contractors; and for asset tracking - tracking the deposit and return of all assets issued to CoreLogic Personnel in the U.S.. Interactions are mainly amongst CoreLogic local offices.

(b)	Technology and Tools. Supplier will use the following Software, Systems and tools to perform the Services:
AMS, Application List, ARIBA web portal, bank websites, BARS, BOA Lockbox, CCS database, CDW, Cenlar Bank, CEO LinkCheck Writer, Citrix'Cognos, CSR TOOL, Cute PDF Writer, Database Access' DigDB, Discoverer, EDE Link, Emails - Out of business, Essbase, Fares Document Portal (Invoice & Shipping Document Search Portal), First am Trust Bank, Flagstar LinkGeneric Email ID Generic mail Box, Huming Bird - Miami, Hyperion Package, I - VaultiClear, ICP Access, Tracker, Storm CCS, CM 'Insight, Internet, Intranet, IT Service helpdesk,' JP Morgan link, Kwiktag Launch Pad, LPS Application, Mailbox, Markview 170, Miami, MS Office, NAIS, LinkNavision, Office Communicator, Oracle 10.7,11.i, ADI and GUI, Outlook Mail Box, Papervision, PNC BankPrint,Quantrix, RBU, share drive access, Remote Desktop, Trust 32, Salesforce, Share Drive Share Point, Sigmanet, Sourcenet (FARVV) Sovereign Bank, Tableu SoftwareTalon, US Bank, Visio, Wellsfargo, Link'Xing.

3.2	Accounts Receivable.

(a)	Supplier will perform the following accounts receivables processes in accordance with the Policy and Procedures Manual:

(i)
Manage transactional processes, which entails posting and recording payments (i.e., check, wire, credit or debit card) that have been received either by lockbox, email, or share point into CoreLogic's system of records (e.g., Oracle, Bars, Navision).Review supporting documentation and post each payment (including applying or not applying such payment, as applicable) to the correct CoreLogic Customer invoice and/or account by transaction in accordance with CoreLogic business and the Policy and Procedures Manual

(ii)
Maintain on a daily basis in an Excel spreadsheet (e.g., DTI for DataTrace Inc) a list of all transactions that credit CoreLogic's bank accounts along with a list of those transactions that debit CoreLogic's general ledger (including any relevant additional detail of the receivables that were applied on account, unapplied or in a miscellaneous holding account) and reconcile such payments.

(iii)	Review the bank statement monthly, compare the records against Oracle, and research and correct items missing from Oracle

(iv)	Verify whether CoreLogic Customers' reapplications have been approved and proper supporting documentation is attached before processing

(v)	Apply debit and credit memos after they are created by the special projects team

(b)	Supplier will perform the following activities for all payment types made by CoreLogic Customers:

(i)	Prepare, batch, log and apply payments to the applicable CoreLogic Customer invoices.

(ii)	Process single payments received for multiple accounts or entities and apply as appropriate.

(iii)	Post credit card, ach, wires, and checks by phone payment batches to the applicable CoreLogic Customer accounts.

(iv)	Investigate, manage and resolve issues regarding unallocated receipts and postings.

(v)
Review all remittance advices for receipts or backups (that either match and do not match with applicable invoices) including service cancellations and short payments, overpayments, or are unapplied and determine what additional processes are required.

(vi)	Supplier will reconcile unapplied payments.

(vii)	Create and record short payment credit/debit memos and apply approved debit and credit memo adjustments to CoreLogic Customer accounts.

(c)	Supplier will refund payments made by CoreLogic Customer by performing the following steps based on CoreLogic policies and procedures

(i)	Review, process, and facilitate the refund of CoreLogic Customer payments in accordance with CoreLogic authority limits and guidelines.

(ii)	Provide recommendation whether there is sufficient and valid supporting documentation for such refunds.

(iii)	Refund CoreLogic Customer payments that are above Supplier authority limits (in accordance with CoreLogic guidelines) upon receipt of appropriate CoreLogic approval

3.3	Ad Hoc Projects- Accounts Receivables

(a)
Upon request by CoreLogic to perform an accounts receivable ad hoc projects. Supplier will manage the receipt and processing of documents by performing in accordance with the Policy and Procedures Manual the following activities:

(i)	Record miscellaneous credits which are not reflected in sales journal, as ***

(ii)	Reconcile and balance credit card and debit card payment file exceptions and processing fees.

(iii)	Respond and analyze inquiries relating to customer account reconciliations

(iv)	Prepare and reconcile intercompany receivables

(v)	Maintain monthly billings and aging receivables for intercompany affiliates

(vi)	Perform revenue recognition reconciliation comparisons between account analysis reports from Oracle and schedules provided by CoreLogic US

3.4	Accounts Payable

(a)	Supplier will manage the receipt and processing of documents by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Monitor invoices as they come into the queue for processing.

(ii)	Return invoices to the appropriate person for clarifications or approvals in accordance with CoreLogic policies and procedures.

(iii)	If any such invoices are unreadable, return the unreadable documents in the rescan queue to CoreLogic US

(b)	Supplier will verify and process invoices as received by performing the following steps:

(i)	Review, categorize and approve invoices in accordance with the Policy and Procedures Manual

(ii)
Process invoice transactions in accordance with CoreLogic Procedure and Policy Manual (eg correct cost center, general ledger account number, dollar amount, vendor name, vendor site, invoice number, pay group) and match approved purchase orders to their corresponding invoice. If the invoice is a purchase order invoice, match invoices to their corresponding approved purchase orders

(iii)
Manage and resolve invoices that are designated as “on hold” for reasons (i.e., reasons which would make an item not payable) such as items not received as per CoreLogic payables guidelines. Contact the requester of such payments to release the hold invoice for payment processing

(iv)	Escalate to CoreLogic US payables team when responses are not received (per the Policy and Procedures Manual) by such requester or approver, research and resolve invoice issues.

(v)	Set up, monitor and maintain recurring transactions for processing (e.g., rent and utility payments).

(vi)	Track the status of unclaimed property items (e.g., uncleared checks to vendors or employees that have not been cashed) by sending letters to vendors and emails to employees

(c)	Supplier will disburse certain payment types as required in the Policy and Procedure Manual by performing the following steps:

(i)	Input wire transfers and other electronic payment transactions into the accounts payable sub-ledger.

(ii)	In accounts payable trade process, adjust the invoice for credit and debit memos.

(iii)	Record and maintain a schedule of unpaid items and notify CoreLogic of any items that should be adjusted.

(d)	Supplier will respond to inquiries by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Receive, track, research, and resolve inquiries from internal sources in accordance with CoreLogic's payment inquiry process via email or workflow.

(e)	Supplier will manage the receipt and processing of expense reports by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Receive, review and process expense reports. Verify that receipts and approvals are accurate before processing as directed by CoreLogic's travel and expense report policy and guidelines.

(ii)
Notify any applicable CoreLogic Personnel of missing expense documentation, and track and manage the expense until such documentation is received and the issue is resolved. Escalate when needed to the appropriate CoreLogic manager

(iii)	Facilitate expense reports for associates that do not have access to the appropriate tools and systems.

(iv)
Manage expense report auditing by performing quality assurance on all expense reports prior to payment to ensure timeliness, accuracy, and appropriate CoreLogic approvals are in place as well as the CoreLogic Personnel following the CoreLogic corporate policy.

(f)	Supplier will monitor “use tax” accruals by performing the following steps in accordance with the Policy and Procedures Manual or as otherwise ***:

(i)	Ensure that any tax deducted by vendors is accurate and perform appropriate accruals to account for payments CoreLogic will make to the government or other entities.

(g)	Supplier will perform the following ad hoc accounts payables activities in accordance with the Policy and Procedures Manual:

(i)	Run reconciliations as *** US

(ii)	Run the accounts payable (AP) metrics to gather current month invoice and payment volume

(iii)	Credit card verification of approval, application and acknowledgment into sharepoint with a specific naming convention

(iv)	Run duplicate payment report and escalate duplicate payment instances to CoreLogic US

(v)	Retrieve invoices as needed to appropriately support and respond to CoreLogic US inquiries

3.5	Custodial Payables

(a)	Supplier will perform and manage various quality assurance (QA) measures in accordance with the Policy and Procedures Manual or as otherwise ***, including the following:

(i)	AP same day check request, over 60 days outstanding checks report, checks statistics, void check follow up, contractor payment requests, voiding checks in database, stale date reporting

(ii)
AP-Metrics Report: Metrics prepared to identify the number of Ach, Wire, Manual, Quick, System checks processed on a monthly basis. Prepare additional reports to monitor the checks presented for encashment and amount funded to banks

(iii)	AP-QA Processing: Doing a quality check for all the invoices processed here in order to maintain consistency.

(iv)	AP-Wire invoice processing, claims processing, cashier's check invoice processing, debit memo invoice processing, refund invoice processing

(v)	Managing vendor blocks for payments as *** US

(vi)	AP Trade Reconciliations: Custodial reconciliation done for custodial accounts to identify the balances between accounts analysis report and accounts payable trial balance.

(vii)	Client Escrow: Matching the escrow tax details received from the client with the advance payment checks and facilitating non standard payee payments of escrow advances

(viii)	Database Reclass: Reclassing the GL codes in Database for adjusting the entries.

3.6	Collection

(a)	Supplier will in accordance with the Policy and Procedures Manual support the collection on CoreLogic Customer past due accounts which surpass the payables threshold by performing the following steps:

(i)	With CoreLogic assistance, coordinate collaborative collection efforts requiring support from other CoreLogic departments

(ii)	Escalate issues requiring resolution to CoreLogic, as appropriate

(iii)	Produce and send collection demand letters at 90 days past the payment due date for CoreLogic Customers, in accordance with CoreLogic's collection policy guidelines

(iv)
Review past due accounts which have been written off for non payment, prepare electronic collections files, which consist of backup supporting the debt and notate in the CoreLogic Customer accounts and in the central collections system.

(v)	Track payables recoveries to ensure they are posted to the account and the account is notated and taken out of collections status as appropriate.

(b)
Supplier will support CoreLogic Customer inquiries and dispute management upon notice from a CoreLogic Customer related to payment and/or invoice disputes by performing in accordance with the Policy and Procedures Manual the following steps:

(i)
Notate such CoreLogic Customer's account with any relevant information related to such dispute, such CoreLogic Customer's commitment (or refusal) to pay the disputed amount, and comments from ring iClear calls into Oracle

(ii)	Prepare regional business unit aging report and submit such report to CoreLogic US

(iii)	Compile the collections by collector report that shows collections executed per collector and submit such report to CoreLogic

(iv)	Create the outside agency placement report which provides detail of what was sent and what has been collected to date and submit such report to CoreLogic.

(v)	Preparation of the 7 day roll forward report in which is sent to CoreLogic US that shows how many days and the volume of ICP on hold

(vi)	Prepare credit memo project report and submit such report to CoreLogic

(vii)	Prepare the pre-disabling report to show accounts needing to be disabled and submit such report to CoreLogic.

(c)	Supplier will monitor litigation and agency collections by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Document in CCS and Oracle when a third party collections agency submits a monthly agency report (which report instructs Supplier to cancel or to close out the account as well as what was collected).

(ii)	Perform a monthly review of recoveries received to ensure they are posted to the proper account which triggers payment of agency commissions

(iii)
Receive outside collection agency commission requests, and determine, in accordance with the Policy and Procedures Manual or as otherwise ***, the amount of commission owed by CoreLogic to such agency for the total amount recovered and send to the applicable CoreLogic US collection manager(s) for approval

(d)
Supplier will perform the following collection activities on an ad hoc basis, as *** or a CoreLogic Customer, in accordance with the Policy and Procedures Manual or as otherwise *** or the applicable CoreLogic Customer:

(i)	Prepare and send CoreLogic Customer product usage reports and invoices as *** Customers or CoreLogic

(ii)
Perform cleanup of the customer collections support (CCS) database, including updating status or agency name in the CCS database based on the current status of the applicable account for bad debt customers under DAS segment

(iii)	Receive bankruptcy information with respect to CoreLogic Customers by either viewing weekly via federal deposit insurance corporation website, or by notices being sent in the mail, then we locate the customer number, and business then provide backup and debt detail to US SA and update the excel spreadsheet for tracking. Update such CoreLogic Customers' information in Oracle and in CCS, as appropriate.

(iv)	Process manually monthly order suspensions and order releases within Oracle and notate the applicable CoreLogic Customer's account

(v)
Create issue, concerns, provisions entry for instances where a CoreLogic Customer's account become past due *** days and initiate the demand letter process post *** days of a past due account. Manage the follow up process in the appropriate system to ensure closure.

3.7	Vendor Maintenance / Purchase

(a)	Supplier will maintain and update purchase orders (PO) provided to Supplier by performing the following steps in accordance with the Policy and Procedures Manual:

(i)	Audit lease PO closure, capital item POs and PO coding to ensure approval and the necessary backup in the PO and comments in oracle

(ii)	Generate and distribute PO confirmation reports to certain vendors (e.g., CDW) and verify when the PO is created by logging on to their website for confirmation.

(iii)	Generate and distribute open PO reports monthly to CoreLogic US purchasing

(iv)	~~G~~enerate report based on PO with capital expenditure, review total amount against number of projects and submit to US on a monthly basis

(v)	Generate and distribute 2-Way & 3-Way matched audit reports on a weekly basis to CoreLogic USA purchasing team.

(vi)	Generate reporting on Sourcedocs duplicates and non-attachments on a monthly basis and provide to CoreLogic US, which will contact the end user

(b)
Supplier will perform vendor maintenance which, includes setting up vendors and vendor sites, as well as ensuring the vendor file is clear of duplicates and information is accurately recorded by performing the following activities:

(i)	Create and validate vendor maintenance as requested via email by CoreLogic US or CoreLogic Customers and update the billing systems with information contained in such requests

(ii)	Perform periodic vendor cleanup which entails running reports, reviewing the data and updating vendor master data the information in the billing system quarterly

(iii)	On a quarterly basis, remove duplicate vendors from the applicable CoreLogic billing system as *** or CoreLogic Customers

(iv)
Perform daily vendor tax identification number (TIN) matching (in accordance with CoreLogic polices and procedures) and submit results of such matching to CoreLogic. Once the TIN is validated by CoreLogic US, update the CoreLogic billing system as appropriate

(v)	Contact the vendor for W-9 correction in instances where TIN's are showing discrepancies or errors codes

(vi)	Support and review quarterly spend for the AP supplier diversity reporting

(c)	Supplier will perform internal and external processing and reporting by performing in accordance with the Policy and Procedures Manual the following activities:

(i)	Identify, update, and maintain information for W-9 vendor tax forms and 1099 reportable vendors

3.8	General Ledgers

(a)	Supplier will administer CoreLogic bank account reconciliations by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Obtain month end bank statements from CoreLogic USA in sharepoint (BIS) or via email

(ii)
Perform monthly review and verify transactions that hit the bank are in the GL. Research what information is missing and or not matching (e.g., in transit or amount mismatch or applied to the wrong GL account)

(iii)	Submit a monthly reconciliation checklist that details the review of reconciliations and approvals.

(b)	Supplier will perform routine account reconciliations (in accordance with the Policy and Procedures Manual or as otherwise ***) by performing the following steps:

(i)
Prepare balance sheet reconciliations between subsidiary ledgers and general ledgers by running Oracle reports and researching reconciliation items. Submit such reports and research to CoreLogic US via email or shared drive to pass a journal entry if needed per CoreLogic policies and procedures

(ii)
Supplier will prepare the amortization schedule of applicable accounts which entails submitting reconciliation and supporting schedules for a several balance sheet accounts with amounts accrued versus what was expensed and send to CoreLogic US for review

(c)	Supplier will provide reporting and account analysis on the General Ledger by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Financial reporting - monthly sent to managers that are responsible of that particular cost center Generate profit/loss statements (P&L) and balance sheet reports and distribute to CoreLogic

(ii)
Trend and variance sent monthly via email to the managers who are responsible for that particular cost center. Complete balance sheet and income statement account variance analysis in accordance with CoreLogic policy guidelines.

(iii)	Prepare detailed account analysis as *** and submitting softcopies of GL reports to the US when requested

(d)	Supplier will conduct and manage monthly close related activities (e.g., consolidation books, general ledger) by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Receive source file from CoreLogic US (on a monthly basis) and, using such source file, prepare the payroll journal entries accrual and submit to CoreLogic US

(ii)	Prepare the CITG PO accrual report and submit such report to CoreLogic

(e)	Supplier will administer monthly fixed asset processing by performing the following steps:

(i)	On a monthly basis, reconcile fixed asset additions to accounts payable and/or other appropriate inputs against balance sheet capital expenditures

(ii)	Prepare reports of sub-ledger activity such as capital expenditures, retirements, and asset summaries per CoreLogic policy guidelines

(iii)	Prepare and distribute the fixed assets reporting for all CoreLogic business groups

(f)
Supplier will conduct and manage quarter end or monthly reporting, as directed in the Policy and Procedures Manual, by performing the following steps and report creation in accordance with the Policy and Procedures Manual or as otherwise ***:

(i)	Provide input to Hyperion reporting schedules and webforms for consolidation of accounts for all CoreLogic entities on a quarterly basis per 10Q and FA reporting policy

(ii)	Prepare the allocation report on a monthly basis or as otherwise *** BIS

(iii)	On a monthly basis, prepare the CIP review and submit to CoreLogic US that shows capital equipment for that month

(iv)	On a monthly basis, prepare the expense review (which review shall include coding invoices to the proper general ledger account) and submit to CoreLogic for review

(v)	Prepare all expenditure and maintenance review which includes coding expenses correctly to the general ledger and submit such review to CoreLogic

(vi)	Prepare the Asset and inventory report, which indicates the asset and cost center relationshipand then submit to CoreLogic

(vii)	Conduct impressed and petty cash reconciliation

(viii)	Conduct recovery reconciliation

(ix)	Conduct reporting of general ledger statistics and submit such reports to CoreLogic

(x)	Prepare bank fee journal and submit such journal to CoreLogic

(xi)	Prepare journal entries with the supporting backup

3.9	Custodial General Ledger

(a)	Supplier will perform internal and external processing and reporting on a monthly basis by performing in accordance with the Policy and Procedures Manual the following activities:

(i)	Obtain daily, weekly, monthly, bank statements using applicable Systems and websites, or receive such statements from CoreLogic.

(ii)	Reconcile bank balance to general ledger, sub ledger, and liability accounts for applicable custodial CoreLogic Customers

(iii)	Analyze and resolve reconciling variances for such stop and void checks and unrealized deposits and payments

(b)	Supplier will prepare and manage sub-ledger reconciliations on a monthly basis by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Provide copies of account reconciliations and correcting journal entries, as ***

(ii)	Meet accuracy and timeliness deadlines as per agreed TAT of reconciliation items matched and open items reported

(iii)	Analyze and resolve any interface variances between sub-ledgers and general ledger for multiple custodial CoreLogic Customers

(iv)	Prepare the daily custodial cash log and submit to CoreLogic via email and update sharepoint with such log

(v)	Perform special reconciliations (e.g Cook County) between general ledgers and sub-ledgers and bank (via 2 way & 3 way match) for the entire CoreLogic tax escrow account

(vi)	Record the journal entries in the general ledger related to cash receipts on daily basis.

(vii)	Attach the backup for journal entries per CoreLogic control requirements.

3.10	Treasury

(a)	Supplier will provide and manage treasury support by performing in accordance with the Policy and Procedures Manual the following activities:

(i)	Run and save daily bank report with respect to applicable CoreLogic Customers in Sharepoint

(ii)	Research and obtain copies of cleared checks and upload to Sharepoint as needed to close out inquiries

(iii)	Provide daily cash reports for all companies as needed

(iv)	Run payment exception reports and compare to cash management modules and manage exceptions

(v)	Make updates to custodial cash report

(vi)	Perform reconciliations on corporate wire logs to bank wire reports

3.11	Finance

(a)	Supplier will provide and manage financial reporting support by providing the following in accordance with the Policy and Procedures Manual:

(i)	Contract Metrics - File items in an Excel spreadsheet in the CoreLogic specified format to update new and renewed CoreLogic Customer contract details

(ii)	Review property lease locations and details as ***

(iii)
Administer various reporting on a routine basis (e.g Chargeback ADI Reports, Cleared Checks Report, Over *** days due reporting, Monthly Credit Memo Cancellation report, Invoice Aging Report, and Data Ops report)

(iv)	Prepare listing of distressed and bankrupt CoreLogic Customer's balances in the CoreLogic-specified format at the end of each month and submit such listing to CoreLogic

(v)	Update and review sales database with deal value, sales rep and product information and manage such database regularly

3.12	Revenue Billing

(a)	Supplier will prepare and manage manual invoices and adjustments by performing the following steps:

(i)	Create and update CoreLogic Customer master data details as new CoreLogic Customers are incorporated into Oracle

(ii)	Create manual invoices in Oracle for companies in DAS & BIS with no ability to create an invoice systematically

(iii)	Process and manage requested invoice reclassifications and/or corrections until resolved

(b)	Supplier will generate the following revenue reports as ***

(i)
Estimated revenue report, outstanding revenue report, customer invoice notification report, price and exception reporting, collector change report, loan count reporting, flux reporting, and collector change reporting.

(c)	Supplier will provide month-end processing by performing the following steps:

(i)	Post accounts receivable interface to general ledger interface

(ii)	Generate aging report and reconciliations of accounts receivable invoices

(iii)	Update and notify CoreLogic US internal customers of price variance for BIS in database

3.13	Tax Accounting

(a)	Supplier will administer Tax Accounting support activities as *** by performing the following activities in accordance with the Policy and Procedures Manual:

(i)
Prepare credit memo adjustments, prepare the general ledger to US sales taxation reconciliation, maintain monthly tax checklist, maintain the E-Commerce worksheet, maintain the CoreLogic taxation liability worksheet, maintain individual states “taxation” returns worksheet, process environmental fee return check requests, maintain CoreLogic Taxation reserve analysis, reserve balance sheet reports, first advantage state apportionment work, administer sales tax returns, and prepare Federal and State corporate income tax reports as ***.

3.14	Human Resources (Contingent Workforce Tracking)

(a)	Supplier will monitor temp/contractor data by performing in accordance with the Policy and Procedures Manual the following steps:

(i)	Review and update new information on the temp or consultant tracking sheet on a daily basis in excel and provide to CoreLogic AP team and management, as ***

(ii)	As required, produce temp /contractor headcount summary data sheet and provide such summary do CoreLogic accounts payable.

(b)	In accordance with the Policy and Procedures Manual or as otherwise ***, Supplier will manage and provide human resources reporting by compiling and distributing the following reports to CoreLogic:

(i)	Temporary staff and Consultant report, Administrators report, Contingent Workforce report, and E-Workforce report

(ii)	Supplier will collaborate with CoreLogic accounts payable for payments on temps/contractors absent in the appropriate datasbase

(c)	Supplier will monitor and manage in accordance with the Policy and Procedures Manual CoreLogic office assets by performing the following steps:

(i)	Receive additions and deletions of CoreLogic company assets that CoreLogic Personnel have in their possession (e.g., phones, laptops, and other items)

(ii)	Identify the individuals that have such assets are assigned to or otherwise have such assets in his or her possession

(iii)	Update E-workforce with status such information (i.e., the CoreLogic human resources System of records)

3.15	Quality Assurance (“QA”)

(a)
Supplier will perform and manage any needed QA activities in accordance with the Policy and Procedures Manual on a daily basis for each group and process in accordance with the Policy and Procedures Manual or as otherwise ***, including but not limited to the following

(i)	On a daily basis, verify and ensure that all checks received have been posted to the applicable billing system

(ii)	On a daily basis, verify and ensure that the invoices processed in the billing system are accurate as per the applicable check image. Make corrections as necessary.

(iii)	Verify and ensure that the adjustment requests are applied as per the ICP within turn around time (TAT). Make corrections as appropriate.

(iv)	Verify and ensure that the ICP's are completed with forty-eight (48) hours from the day it has been assigned to Supplier accounts receivable (India). Make corrections as appropriate.

(v)
Verify and ensure that the ICP's which include a request for refund have been promptly refunded to the CoreLogic Customer, with appropriate postings in the respective billing system. Make corrections as appropriate.

(vi)	Verify and ensure that the ICP's with the request for reapplication has been promptly applied in the respective billing system. Make corrections as appropriate.

(vii)	Verify and ensure that credit memos, credit cards or checks of CoreLogic D&A 200 Customers have been recognized as prepaid but not updated in the prepayment sheet. Make corrections as appropriate.

(viii)	Verify and ensure that ICP's are created for all the invoices that are *** (***) or more days past due to be written off.

(ix)	Verify and ensure that ICP's are created for all the orders to be cancelled which has invoices that are *** (***) or more days past due.

(x)
Verify and ensure that payment received from the CoreLogic Customers for the invoices which were written-off as “bad debt” are posted in the applicable system and the details are updated in CoreLogic's centralized collections System

(xi)	Verify and ensure that orders are put on hold for which has invoices showing a minimum of *** (**) days past due or *** (***) days open from the date of such invoice.

(xii)	On a daily basis, verify and ensure that checks received by Wells Fargo have been posted to the applicable billing system

(xiii)	Run a daily report and verify and correct any mistakes or duplicates with respect to vendor information

(xiv)	QA review activities, which may vary monthly depending on CoreLogic US managers requirements

3.16	CoreLogic Valuation Services Accounts Payable

(a)	Supplier will conduct and manage various QA measures in accordance with the Policy and Procedures Manual or as otherwise ***, including the following:

(i)	Perform W9 verification for month end payables in Source net application

(ii)	Support CoreLogic Customer invoice review and correction of rush fee payables in the Source Net application

(iii)	Perform check request processing for the appraisers and others in Source Net application

3.17	Corporate Information Technology Group (CITG) Finance

(a)	Supplier will support CITG finance reporting by administering and providing the following reports to CoreLogic in accordance with the Policy and Procedures Manual or as otherwise ***:

(i)
Telecom Journal Entries: Journal entry is for the allocation of shared services cost related to CITG group. On a monthly basis, Supplier will run and prepare such report by taking the headcount of each business unit as base.

(ii)
Business Unit (BU) Report: On a monthly basis, Supplier will prepare the BU report to analyze the actual charges, costs and expenses for such month against the budget for such month for each CoreLogic business unit under each segment for the past 13 months.

(iii)
Management Report: On a monthly basis, Supplier will prepare the management report to analyze the actual charges, costs and expenses for such month against the budget for such month for three levels of management (i.e Supervisors, Managers and VP's) for the past 12 months.

(iv)
GL Reports: On a monthly basis, Supplier will prepare the GL report each CoreLogic supervisor / VP/ manager to identify the cost/expenses incurred under each lines (Employee Wages, Employee Benefits, Facility Related Other, and Communication) for the previous months.

(v)	Variance and Trend Report: On a monthly basis, Supplier will prepare the variance reports to analyze the actual charges/revenues against budget for each VP, manager and supervisor separately.

4.	LEGAL PROCESSING

4.1	Process Overview

(a)
The “legal processing” Core Function will require Supplier to provide highly skilled resources (e.g., qualified LLB attorneys) with knowledge of U.S. laws to complete the following activities: legislative monitoring (e.g., preparing reports on the impact to CoreLogic of new legislation), contract drafting (e.g., checking sales contracts against a standard set of terms and conditions on a checklist) and legal research (e.g., adhoc projects and research), contract abstraction and review.

4.2	Technology and Tools. Supplier will use the following Software, Systems and tools to perform Services associated with this Core Function:

(a)	MS Office, West Law, Sharepoint, Oracle Sales Online, Citrix, Time Matters, PDF Professional, MS Visio, Adobe Professional, Work Share, OCR tool (home developed), State Net, HotDoc

4.3	Legislative Monitoring

(a)
Supplier will monitor emails generated by search strings (e.g. public records) in WestLaw alerts to receive alerts (i.e., West Clips) on a daily basis via an email mode and use a macro to pull the bill references

(b)	Supplier will match the references with earlier references in the applicable database and narrow down the list by checking for applicability

(c)	Provide a summary for relevancy of the legislative bill on a periodic basis and provide as a report to CoreLogic US on-shore attorneys

4.4	Contract Drafting (e.g., license agreements or amendments for sale of product or services)

(a)	Supplier will support the drafting process by performing the following steps in accordance with the Policy and Procedures Manual:

(i)	Provide checklist containing sales information. Legal Attorneys in US to provide the deal to Supplier

(ii)	Receive and review the checklist. Conduct follow-up with requestor or CoreLogic sales representative as needed via “Deal Note” or email / calls / instant message

(iii)	Draft the agreement and/or amendment, as applicable

(iv)	Access archived documents for reference when drafting such agreement and/or amendment

(v)	Reach out to line attorney or sales representative for clarification, as needed to draft such agreement and/or amendment

4.5	Upon completion of drafting such agreement and/or amendment, Send the drafted agreement and/or amendment to the line attorney for approval Legal Research

(a)	As ***, Supplier will perform legal research for evolving issues or business , including performing the following steps:

(i)	Analyze the issue and tools to facilitate research of such issue

(ii)	Define and initiate research methodology

(iii)	Prepare Research Memo to summarize such research and send it to the applicable CoreLogic US attorney for review and approval.

(iv)	Revise such memo and/or perform additional research, as ***

4.6	Contract Abstraction and Review

(a)	As *** and in accordance with the Policy and Procedures Manual, Supplier will review contracts with issues or missing information , including performing the following steps:

(i)	Extract information from applicable archived records to find out information related to the issues

(ii)	Analyze such records and respond to the issue or questions identified

(iii)	Create a report and send it to applicable CoreLogic US attorney over an email

(iv)	Revise such report and/or perform additional research, as ***

4.7	Public Record Acquisition Legal Review

(a)	As ***, Supplier will facilitate the acquisition of public records by performing the following steps:

(i)
Conduct legal review of the requirements for acquiring such public records and determine options for acquiring the data and highlight restriction and suggestive language to facilitate the acquisition process

(ii)	Create recommendations containing action items for the CoreLogic business liaison regarding the interaction with the county

5.	MARKETING PROCESSING

5.1	Process Overview

(a)
The “marketing processing” Core Function involves two major types of activities: (1) updating customer data or uploading contracts onto SIEBEL CRM and (2) conducting web based market research on competitor products, positioning, and preparing reports for U.S. distribution.

(b)	Technology and Tools. Supplier will use the following Software, Systems and tools to perform Services associated with this Core Function:

5.2	Sales

(a)	Supplier will provide and manage sales support by performing the following steps:

(i)	Perform Account matching - Confirm CoreLogic Customers in CoreLogic's billing systems are in Siebel and, if not, conduct research to confirm it is a valid CoreLogic Customer

(ii)	Upload Agreements - Compare CoreLogic's agreements from SharePoint to Siebel and, if any such agreements are located in Siebel, upload any such agreements into Siebel

(iii)	Generate Account Detail Reports - Prepare a report for each account information using the tab labeled “Account Details” in Siebel's - My Dashboard and distribute such reports to CoreLogic

(iv)	Generate Pipeline reports - Prepare and distribute such reports to CoreLogic on a bi-weekly basis

5.3	Marketing

(a)	Supplier will provide and manage marketing support by performing the following steps:

(i)	Receive the product line competitive analysis for review as provided by the CoreLogic US office

(ii)
Research such product line on the web to find out the competitors of CoreLogic with respect to such product lines and customers of such CoreLogic competitors. Submit results of such research to CoreLogic requestor as appropriate.

6.	REO ACCOUNTING

6.1	Process Overview

(a)	The “REO accounting” Core Function involves Supplier receiving invoice images and uploading such invoices to ERP NAVISION. Activities are back office functions in nature that are not client facing.

(b)	Technology and Tools. Supplier will use the following Software, Systems and tools to perform Services associated with this Core Function:

(i)	Navision, In-house application ICLEAR, AMS, Kwiktag

6.2	Invoice Approval

(a)	Supplier will conduct and manage invoice approval by performing the following steps:

(i)	Receive image of an invoice from the vendor

(ii)	Check the work order number in AMS against such vendor invoice and approve or deny

6.3	Accounts Payable Invoice Processing

(a)	Supplier will process AP invoices by performing the following steps:

(i)	Batch images using automated batch numbers

(ii)	Generate exception if image is unclear

(iii)	Upload the invoice with applicable supporting documents (e.g., details of orders for goods, reports summarizing goods purchased) into Navision

6.4	Lead Exceptions

(a)	Supplier will process lead exceptions by performing the following steps:

(i)	Receive and correct exception from the CoreLogic AP invoice processing team

(ii)	Escalate unresolved items by assigning and escalating to the CoreLogic US team through the workflow

6.5	IClear AP Invoice Processing

(a)	Supplier will process lead exceptions by performing the following steps:

(i)	Receive the invoice from the agent directly through IClear

(ii)	Process such invoice in accordance with CoreLogic business rules

(iii)	If a CoreLogic business rules exception exists, submit such invoices to CoreLogic US

(iv)	Check for duplicate invoices and deny payment as appropriate

(v)	Upload such invoices into Navision

6.6	Outstanding fee Report

(a)
Supplier will extract the outstanding fee report (on a periodic basis or as ***) to identify the referral fees that have not been received. If such referral fees have not been received, Supplier will initiate the research or payment approval process, as applicable.

6.7	Client Billing (Pulled property)

(a)
Once a property has pulled, Supplier will compile all the documents needed to complete the final reconciliation of the closed/pulled file and send the packet to CoreLogic accounting for completion (HUD/Pulled packet is scanned to the Job card)

6.8	Client Check Request Forms

(a)	In instances where a vendor has made duplicate payments or overpaid Supplier will submit forms to CoreLogic USA to request refunds of the overpaid amount.

6.9	Navision Properties not in AMS

(a)	As required, Supplier will conduct and prepare a report which lists those case numbers that are not set up in AMS and submit such report to CoreLogic

(b)	Supplier will ensure that the job card for properties associated with such case numbers is blocked in Navision to prevent any invoices from being posted inadvertently

6.10	Unblocked Valuation Properties

(a)	As required, Supplier will create this report which lists any properties that are coded as “Valuation” and are not blocked in Navision and submit such report to CoreLogic

6.11	Reuse of Ghost Headers

(a)	Supplier will manage the reuse of ghost headers for audit purposes via daily Cognos reports

6.12	FHUD Creation

(a)	Supplier will manage creation of FHUD Package with or without Agent Recon in AMS.

7.	REGULATORY COMPLIANCE

7.1	Process Overview

(a)
The “regulatory compliance” Core Function will require Supplier, without limiting its obligations under Section 15.7 of the MPSA, to identify laws and regulations applicable in US and India which will need to be complied by all the processes of CoreLogic India as an organization. Train practitioners and audit processes for compliance.

7.2	Identification of Laws and Regulations applicable to Supplier

(a)	Without limiting its obligations under Section 15.7 of the MPSA, Supplier will monitor laws applicable to Supplier by performing the following activities:

(i)
Determine the various laws and regulations of both the US and India applicable to Supplier with respect to the Services performed under this Agreement and maintain a comprehensive list of such laws and regulations.

(ii)
Provide an informational copy of the comprehensive list of laws and regulations to the CoreLogic US compliance officer and the chief regulatory counsel as of the Effective Date and quarterly during the Term.

(iii)	Incorporate any feedback, including any additions, deletions and clarifications, *** US into the comprehensive list after reviewing and validating the accuracy of such feedback

(iv)	Develop and implement appropriate controls and processes to ensure compliance with all identified laws and regulations

(v)	Train Supplier Personnel on the laws/regulations

(vi)	Conduct periodic audits to ensure compliance with such laws/regulations

(vii)	Produce Reports on the compliance of laws/regulations by individual processes and submit such Reports to CoreLogic US to include audit results, remediation plans and results, and the like.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.9
Data and Analytics Software Support (ITO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-2.9
Data and Analytics Software Support (ITO) Services

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-2.9 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4.
Purpose. This Schedule describes the data and analytics software business process services (the “Data and Analytics Software Support (ITO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

1.5.
Assistance, Coordination and Support. Certain activities described in this Schedule will require assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic.

2.	OVERVIEW OF DATA AND ANALYTICS SOFTWARE SUPPORT SERVICES

(a)	With respect to the Data and Analytics Software Support Services, Supplier's responsibilities will include providing the following types of Services (as further described in this Schedule):

(i)	Project management

(ii)	Feasibility study

(iii)	Sprint management

(iv)	Requirements management

(v)	Estimation

(vi)	Architecture and design

(vii)	Coding

(viii)	Testing

(ix)	Deployment

(x)	Release management

(xi)	Change management

(xii)	Operational support and maintenance

(xiii)	Data management

(xiv)	Database development and administration

(xv)	System administration

(xvi)	User manual documentation

(xvii)	Ad-hoc research and analysis

(b)
Supplier will provide support for multiple product platforms including CREDCO, Consumer Services, ADR, Saferent, MarketLinx, DAS North, Loan Performance and Real Estate Solutions. Supplier will also provides a range of supporting functions and high-end analytical support for building SAS models.

3.	PROVIDE CREDCO SOFTWARE SUPPORT

3.1.	Process Overview.

(a)
The “CREDCO software support” Core Function will require Supplier to manage and support the CREDCO software. CREDCO supports a CoreLogic business process that involves producing credit and risk rating reports based on data from sources including but not limited to Equifax, TransUnion, Experian or surrogate reports based on utility payments. The reports are regulated by FCRA (Fair Credit Reporting Act) and utilize ***. Platforms supported include ***, Credco.com, ***, Credstar/Webstar. The CREDCO platform is supported by resources with significant domain knowledge that are proficient in C++, Java, and .Net. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Technology and Tools. Supplier will use the following tools and systems to provide the Services associated with this Core Function:

(i)
Microsoft .Net, ***, Rational Rose, ***, Salesforce.com, MSOffice (Word, Excel, Powerpoint, Project), Visio, Webex, Sharepoint, MS Project/ EPK, VS.NET, Eclipse, ClearCase, TFS, TeamForge, QTP, Load Runner, Ant, Hudson, BigFix, Onbase, SQL Server Mgmt Studio, SSIS, SSRS, ERWin, TOAD, Putty, Altova XMLSpy

(c)	Development Methodology. Supplier will use the following development methodology to provide the Services associated with this Core Function.

(i)	Waterfall

3.2.	Project Management.

(a)
This Core Function will require Supplier to support and manage all aspects of a software development project. Upon receipt of a project proposal, project charter and approval from CoreLogic, Supplier's responsibilities will include the following:

(i)	Facilitate and manage the resource, cost and timeline estimation process associated with such project with the applicable CoreLogic delivery team(s)

(ii)	Conduct project/stand-up meetings as appropriate

(iii)
Conduct time-keeping (including documenting such time-keeping activities) to determine resource usage and provide such documentation of such time-keeping to CoreLogic for budgeting and availability measurement.

(iv)	Track and report to CoreLogic on cost and resource project level budgets vs. actuals

(v)
If such tracking and reporting reveals that such project is not compliant with the CoreLogic project budget, or as otherwise requested by CoreLogic, develop, provide and seek approval from CoreLogic on a course correction plan for resource, cost and timeline variances from budget

(vi)	Implement course correction activities as approved by CoreLogic

(vii)	Develop applicable summary and detailed project and task level status reports, *** to support the broader Project Management process and provide such results to CoreLogic.

3.3.	REQUIREMENTS MANAGEMENT

(a)	This Core Function includes determining the requirements to complete such project. Responsibilities include the following:

(i)	Supplier will receive inputs from CoreLogic workshops with user groups

(ii)	Supplier will receive business requirements and non-functional (stress, performance, load) requirements for new development projects

(iii)	Supplier will understand & analyze documentation, requirements and systems

(iv)	Supplier will review and provide feedback on applicable requirements ***

(v)	Supplier will support walkthrough with user groups ***

(vi)	Supplier will participate in signoff discussions/meetings

(vii)	Supplier will prepare requirements traceability matrix (RTM)

(viii)	CoreLogic will signoff on final requirements document

3.4.	ESTIMATION

(a)
This Core Function will require Supplier to manage and conduct any activities necessary to estimate the cost, time and effort required for such project. Supplier's responsibilities include the following:

(i)	Estimate and provide to CoreLogic the cost, timeline and level of effort required for a project based on requirements provided by CoreLogic

(ii)	Review and re-work (as appropriate or ***) such estimate and provide such estimate to CoreLogic for its approval and distribution to the applicable CoreLogic Personnel

3.5.	ARCHITECTURE AND DESIGN

(a)
This Core Function will require Supplier to conduct and manage any activities necessary to develop the architecture associated with such software development projects that are primarily supported by the Supplier. Supplier's responsibilities in architecture definition include:

(i)	Analyse multiple architecture options for a software development project based on guidelines or options provided by CoreLogic

(ii)	Brainstorm and propose an appropriate architecture and submit such architecture to CoreLogic for approval

(iii)	Upon receipt of CoreLogic's approval for such architecture, prepare applicable architecture diagrams

(iv)	Review and rework such architecture diagrams, as appropriate or ***

(v)	Develop architecture documentation (if applicable) and provide to CoreLogic for approval. Revise such documentation ***.

(vi)	Plan, manage and participate in architecture review and sign-off meetings

(vii)	Submit such architecture to CoreLogic for final signoff. Revise such architecture ***.

(b)
This Core Function will require Supplier to conduct and manage any activities necessary to develop high-level design diagrams associated with such software development project. Supplier's responsibilities in high level design include:

(i)	***, prepare design diagrams for proposed software (e.g., class & sequence diagrams) using applicable CoreLogic design patterns, definitions and acceptance criteria.

(ii)	Prepare set-up / configuration (in case of product implementations) and infrastructure requirements

(iii)
Prepare a high level design document that is compliant with defined security, Software architecture and Equipment architecture policies, and Change Control process, and submit such design document to CoreLogic for review.

(iv)	Propose alternatives to and rework changes to such high level design documents ***. Submit such revised design document to CoreLogic for signoff

(c)
This Core Function will require Supplier to conduct and manage any activities necessary to develop any applicable detailed design documentation associated with such software development project. Supplier's responsibilities include:

(i)
After creation and approval by CoreLogic of the high level design document described above, develop detailed design documents in accordance with such high level design document, defined security, Software architecture policies, change control processes, Equipment architecture policies and coding standards approved by CoreLogic; provide such detailed design documents to CoreLogic

(ii)	Prepare DB, logical and physical schema definitions related to database architecture and design

(iii)	Review CoreLogic's edits to such detailed documentation

(iv)	Propose alternatives to and rework changes to detailed design documents and submit such document to CoreLogic for signoff

3.6.	CODING

(a)
This Core Function will require Supplier to conduct and manage any activities necessary to develop the coding associated with such software development project. With respect to proposed software, Supplier will perform the following activities *** with respect to such software:

(i)	Understand coding standards and prepare development in accordance with CoreLogic Standards

(ii)	Analyse and understand program specialization document

(iii)	Analyse and understand requirements documents

(iv)	Develop all applicable physical and logical databases

(v)	Develop applicable application code consistent with requirements and design documents

(vi)	Develop all applicable data interfaces

(vii)	Develop all applicable data conversion routines and security components to support application

(viii)	Perform code review with CoreLogic Personnel

(ix)	Develop all applicable training materials and documentation for deployment, operation, support and maintenance

3.7.	TESTING
This Core Function will require Supplier to conduct and manage any activities necessary to perform testing of the proposed software associated with such software development project.

(a)	Supplier will prepare integrated test report with all testing results and submit such report to CoreLogic for review and signoff

(b)	Supplier's responsibilities in unit testing for applicable Software include:

(i)	Create unit test

(ii)	Rework such test cases *** and submit such reworked test cases to CoreLogic for approval

(iii)	Upon approval by CoreLogic, execute such unit test cases and provide results to CoreLogic for sign-off

(iv)	Perform remediation for issues identified during system testing

(c)
This Core Function will require Supplier to conduct and manage any activities necessary to perform integrated testing associated with such software development project. Supplier's responsibilities in integrated testing for applicable software include:

(i)	Perform smoke and sanity testing

(ii)	Prepare integration test cases *** and submit such test cases to CoreLogic for review

(iii)	Rework such test cases *** and submit such reworked test cases to CoreLogic for sign-off

(iv)	Upon approval from CoreLogic, conduct functional testing, bug testing and bug validation

(v)	Perform remediation for issues identified during system testing

(d)
This Core Function will require Supplier to conduct and manage any activities necessary to perform automated testing associated with such software development project. Supplier's responsibilities in automated testing include:

(i)	Upon receipt of automation testing request, review opportunities to develop test cases for automation

(ii)	Document such automated test case

(iii)	Create script for such automated test cases

(iv)	Run such automated test cases and submit results from automated test cases to CoreLogic

(v)	***, revise such automated test cases

(e)
This Core Function will require Supplier to conduct and manage any activities necessary to perform system testing associated with such software development project. Supplier's responsibilities in system testing include:

(i)	Conduct applicable system testing ***

(ii)	Conduct applicable co-existence, regression and compatibility test

(iii)	Based upon such testing, prepare system test report and provide such report to CoreLogic

(iv)	Perform remediation for issues identified during system testing or ***

(f)
This Core Function will require Supplier to provide assistance and support to any activities necessary to perform performance testing associated with such software development project. Supplier's responsibilities in performance testing include:

(i)	Conduct performance testing using CoreLogic provided environment ***

(ii)	Contribute to performance test report ***

(g)
This Core Function will require Supplier to provide assistance and support to any activities necessary to perform security testing associated with such software development project. Supplier's responsibilities in Security Testing include:

(i)	Assist with security testing ***

(ii)	Contribute to security test report resolution by remediating issues identified during CoreLogic/3rd party reports and provide such resolution to CoreLogic for review

3.8.	DEPLOYMENT

(a)
This Core Function will require Supplier to conduct and manage any activities necessary to deployment of such proposed software into a testing and/or staging area. Supplier's responsibilities in deployment in to testing/ staging area include:

(i)	Create delivery release note (“DRN”) ***

(ii)	Prepare build for applications approved by CoreLogic for deployment and submit such build to CoreLogic for review and signoff. Revise such build ***.

(b)	This Core Function involves deploying proposed software into the applicable production area. Responsibilities with respect to such proposed software in deployment into production area include:

(i)
Supplier will coordinate Change Control activities and implementation with the business, including scheduling, communication, and production scheduling for applications approved for deployment by CoreLogic

(ii)	Supplier will create DRN and prepare build for project development performed by supplier

(iii)	CoreLogic will prepare build

(iv)	CoreLogic will check build correctness

(v)	CoreLogic will signoff deployment

(vi)	CoreLogic will install application in production

(vii)	Supplier will conduct and manage training for CoreLogic Personnel with respect to such application, ***

3.9.	SUPPORT AND MAINTENANCE

(a)	Supplier will perform and manage all application support and maintenance activities for in-scope applications upon receipt of help desk Incidents, automated alerts and communication from CoreLogic Personnel. Supplier's responsibilities with respect to application support and maintenance include the following:

(i)	Interact with appropriate CoreLogic subject matter experts (“SMEs”) to support help desk in Incident resolution

(ii)	Diagnose Incident, perform root cause analysis

(iii)	Conduct Incident impact analysis; develop and implement resolution plan for such Incident in line with CoreLogic policies

(iv)	Work with affected IT owners and business users to identify outage windows and scheduling the application for approved fixes

(v)	Restore service to such application in accordance with the Service Levels and provide such application to CoreLogic for testing

(vi)	As designated by CoreLogic, perform scheduled / routine and preventive maintenance for applications

(vii)	Apply OS patches, library patches and security fixes to resolve bug fixes and support enhancements in accordance with CoreLogic defined policies

(viii)	Implement a continuous process improvement methodology to achieve quality improvements as approved by CoreLogic

(ix)	Create monitoring processes to track application Incident fixes and provide such processes to CoreLogic

(x)	Create monitoring scripts to track application Incident fixes and provide such scripts to CoreLogic

(xi)	Support requests to develop proactive application monitoring ***

(b)	CoreLogic will provision hardware required for operations

(i)

3.10.	TECHNICAL DOCUMENTATION

(a)
This Core Function will require Supplier to manage and conduct any activities necessary to develop and maintain technical documentation associated with all in-scope applications that are designed, developed, tested or maintained, including the following:

(i)	Prepare technical documentation

(ii)	Review technical documentation

(iii)	Rework technical documentation, as appropriate, and submit such documentation to CoreLogic for review and signoff. Revise such documentation ***

(iv)	***, update and maintain current version of CoreLogic application documentation and procedural support manuals as they exist currently

4.	AMERICAN DRIVING RECORDS (“ADR”) SOFTWARE SUPPORT

4.1.	Process Overview.

(a)	The “ADR software support” Core Function includes the ADR support team which provides development,

quality assurance (QA) and maintenance for ADR products and uses .Net platform and databases. This Core Function involves transport services domain by interacting with department of motor vehicle (DMV) servers of 50 states in US to get information related to drivers' license history, vehicle reports and to register vehicles online. Supplier will support the following products: Driver Management System (DMS), ***. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Technology and Tools. Supplier will use the following tools and systems to provide Services associated with this Core Function:
***, TFS, NUnit, SSRS, Silver Light, Java, JSP, Hibernet, TFS, ***

(c)	Development Methodology. Supplier will use the following development methodologies to provide Services associated with this Core Function:
Waterfall / Iterative

4.2.	PROJECT MANAGEMENT

(a)
This Core Function will require Supplier to support and manage all aspects of a software development project. Upon receipt of a project proposal, project charter and approval from CoreLogic, Supplier's responsibilities will include the following:

(i)	Facilitate and manage the resource, cost and timeline estimation process associated with such project with the applicable CoreLogic delivery team(s)

(ii)	Conduct project/stand-up meetings as appropriate

(iii)	Conduct time-keeping (including documenting such time-keeping activities) to determine resource usage and provide such documentation of such time-keeping to CoreLogic.

(iv)
If such tracking and reporting reveals that such project is not compliant with the CoreLogic project budget, or as otherwise requested by CoreLogic, develop, provide and seek approval from CoreLogic on a course correction plan for resource, cost and timeline variances from budget

(v)	Implement course correction activities as approved by CoreLogic

(b)	CoreLogic will:

(i)	Develop summary and detailed project level status reports; Discuss such status reports with Supplier and ask them take corrective actions, if required.

(ii)	Track cost and resource project level budgets vs. actuals

4.3.	FEASIBILITY STUDY / PROPOSAL

(a)	This Core Function includes studying and determining the feasibility of a project. Responsibilities include the following:

(i)	CoreLogic will conduct workshops with user groups

(ii)	CoreLogic will understand & analyse existing system(s)

(iii)	CoreLogic will understand & analyse existing documentation

(iv)	CoreLogic will document requirements for such project

(v)	CoreLogic will prepare presentations

(vi)	Supplier will review feasibility documents related to a project and make revisions, ***

(vii)	CoreLogic will conduct requirements walkthrough with user groups

(viii)	CoreLogic will conduct signoff discussions / meetings

4.4.	REQUIREMENTS MANAGEMENT

(a)	This Core Function includes determining the requirements to complete a project. Responsibilities include the following:

(i)	CoreLogic will setup meetings with applicable CoreLogic Personnel

(ii)	CoreLogic will conduct workshops with user groups

(iii)	CoreLogic will understand & analyse existing system

(iv)	CoreLogic will understand & analyse existing documentation

(v)	CoreLogic will document business requirements

(vi)	CoreLogic will prepare presentations

(vii)	Supplier will review and rework applicable requirements documents ***

(viii)	CoreLogic will conduct requirements walkthrough with user groups

(ix)	CoreLogic will signoff on final requirements document

4.5.	ESTIMATION

(a)	This Core Function will require Supplier to manage and conduct any activities necessary to estimate the cost, time and effort required for a project. Supplier's responsibilities include the following:

(i)	Estimate and provide to CoreLogic the cost, timeline and level of effort required for a project based on requirements provided by CoreLogic

(ii)	Review and re-work (as appropriate or ***) such estimate and provide such estimate to CoreLogic for its approval and distribution to the applicable CoreLogic Personnel

4.6.	ARCHITECTURE AND DESIGN

(a)	CoreLogic's responsibilities in architecture definition include:

(i)	Analyze multiple architecture options for proposed software

(ii)	Brainstorm and propose an appropriate architecture and submit such architecture to Supplier

(iii)	Prepare applicable architecture diagrams and provide to Supplier

(iv)	Review and rework such architecture diagrams, as appropriate

(v)	Develop architecture documentation (if applicable) and provide to Supplier

(b)
This Core Function will require Supplier to conduct and manage any activities necessary to develop the architecture associated with such software development project. Supplier's responsibilities in architecture definition include

(i)	Plan, manage and participate in architecture review and sign-off meetings

(ii)	Submit such architecture to CoreLogic for final signoff

(c)	This Core Function will require performing activities necessary to develop high-level design diagrams associated with such software development project. CoreLogic will:

(i)	Prepare design diagrams (e.g., class & sequence diagrams) using applicable CoreLogic design patterns, definitions and acceptance criteria.

(ii)	Prepare set-up / configuration (incase of Product implementations) and infrastructure requirements

(iii)	Prepare a high level design document that is compliant with defined security, Software architecture and Equipment architecture policies, and Change Control process

(iv)	Supplier will propose alternatives to and rework changes to such high level design documents based upon CoreLogic's comments. Submit such revised design document to CoreLogic for signoff

(d)
This Core Function will require Supplier to conduct and manage any activities necessary to develop any applicable detailed design documentation associated with such software development project. Supplier's responsibilities include:

(i)
After creation and approval by CoreLogic of the high level design document described above, develop detailed design documents in accordance with such high level design document, defined security policies, Software architecture policies, change control processes, Equipment architecture policies and coding standards approved by CoreLogic; provide such detailed design documents to CoreLogic

(ii)	Prepare schema definitions

(iii)	Prepare program specialization documentation

(iv)	Review CoreLogic's edits to such detailed documentation

(v)	Propose alternatives to and rework changes to detailed design documents and submit such document to CoreLogic for signoff

4.7.	CODING

(a)
This Core Function will require Supplier to conduct and manage any activities necessary to develop the coding associated with such software development project. With respect to proposed software, Supplier will perform the following activities *** with respect to such software:

(i)	Understand coding standards and prepare development

(ii)	Analyse and understand program specialization document

(iii)	Analyse and understand requirements documents

(iv)	Develop applicable application code consistent with requirements and design documents

(v)	Develop all applicable data interfaces

(vi)	Develop all applicable data conversion routines and security components to support application

(vii)	Perform code review with applicable CoreLogic Personnel

(viii)	Develop all applicable physical and logical databases

(ix)	Develop all applicable and documentation for deployment, operation, support and maintenance

4.8.	TESTING
This Core Function will require Supplier to conduct and manage any activities necessary to perform testing of the proposed software associated with such software development project.

(a)	Supplier will prepare integrated test report with all testing results and submit such report to CoreLogic for review and signoff

(b)	Supplier's responsibilities in unit testing for applicable Software include:

(i)	Create unit test cases ***

(ii)	Rework such test cases *** and submit such reworked test cases to CoreLogic for approval

(iii)	Upon approval by CoreLogic, execute such unit test cases and provide results to CoreLogic for sign-off

(iv)	Perform remediation for issues identified during system testing

(c)	With respect to unit testing for software, CoreLogic will prepare requirements traceability matrix (“RTM”)

(d)
This Core Function will require Supplier to conduct and manage any activities necessary to perform integrated testing associated with such software development project. Supplier's responsibilities in integrated testing for applicable software include:

(i)	Perform smoke and sanity testing

(ii)	Prepare integration test cases *** and submit such test cases to CoreLogic for review

(iii)	Rework such test cases *** and submit such reworked test cases to CoreLogic for approval

(iv)	Upon approval from CoreLogic, conduct functional testing, bug testing and bug validation

(v)	Perform remediation for issues identified during system testing

(e)	CoreLogic's responsibilities in automated testing include:

(i)	Upon receipt of automation testing request, review opportunities to develop test scenarios for automation

(ii)	Document test case

(iii)	Create script for automated test cases

(f)	Supplier's responsibilities in automated testing include:

(i)	Run such automated test cases, document results and submit results from automated test cases to CoreLogic

(g)
This Core Function will require Supplier to conduct and manage any activities necessary to perform system testing associated with such software development project. Supplier's responsibilities in system testing include:

(i)	Conduct applicable system testing ***

(ii)	Conduct applicable co-existence, regression and compatibility test

(iii)	Based upon such testing, prepare system test report and provide such report to CoreLogic

(iv)	Perform remediation for issues identified during system testing or ***

(h)
This Core Function will require Supplier to provide assistance and support to any activities necessary to perform performance testing associated with such software development project. Supplier's responsibilities in performance testing include:

(i)	Assist with performance testing ***

(ii)	Contribute to performance test report ***

(i)
This Core Function will require Supplier to provide assistance and support to any activities necessary to perform integrated testing associated with such software development project. Supplier's responsibilities in Security Testing include:

(i)	Assist with security testing ***

(ii)	Contribute to security test report and provide such report to CoreLogic

4.9.	DEPLOYMENT

(a)
This Core Function will require Supplier to conduct and manage any activities necessary to deployment of proposed software into a testing and/or staging area. Supplier's responsibilities in deployment in to testing/ staging area include:

(i)	Prepare build for applications approved by CoreLogic for deployment and submit such build to CoreLogic for review and signoff. Revise such build ***.

(b)	This Core Function involves deploying proposed software into the applicable production area. Responsibilities with respect to such proposed software in deployment into production area include:

(i)
CoreLogic will coordinate Change Control activities and implementation with the business, including scheduling, communication, and production scheduling for applications approved for deployment by CoreLogic

(ii)	CoreLogic will create a DRN

(iii)	CoreLogic will prepare build

(iv)	CoreLogic will check build correctness

(v)	CoreLogic will signoff deployment

(vi)	CoreLogic will install application in production

(vii)	CoreLogic will conduct and manage training for CoreLogic Personnel with respect to such application, as required

4.10.	SUPPORT AND MAINTENANCE

(a)	This Core Function includes application support and maintenance activities for in-scope applications based on help desk Incidents and automated alerts. Responsibilities include:

(i)	Supplier will support help desk in Incident resolution with assistance from CoreLogic SMEs, as applicable

(ii)	Supplier will diagnose Incident, perform root cause analysis

(iii)	Supplier will conduct Incident impact analysis; develop and implement resolution plan for such Incident in line with CoreLogic policies

(iv)	Supplier will work with affected IT owners and business users to identify outage windows and scheduling the application of approved fixes

(v)	Supplier will resolve Incidents in accordance with the Service Level Targets

(vi)	CoreLogic will perform scheduled / routine and preventive maintenance for applications

(vii)	CoreLogic will apply product patches, security fixes or bug fixes according to CoreLogic policies

(viii)	Supplier will implement a continuous process improvement methodology to achieve quality improvements as approved by CoreLogic

(ix)	Supplier will create monitoring processes to track application Incident fixes

(x)	Supplier will create monitoring scripts to track application Incident fixes

(xi)	Supplier will support requests to develop proactive application monitoring

(xii)	CoreLogic will provision hardware required for operations

4.11.	TECHNICAL DOCUMENTATION

(a)	Supplier will perform the activities below for all in-scope applications that are designed, developed, tested or maintained:

(i)	Prepare technical documentation

(ii)	Review technical documentation

(iii)	Rework technical documentation, as appropriate, and submit such documentation to CoreLogic for review and signoff

(iv)	Update and maintain current version of application documentation and procedural support manuals as they exist currently

5.	MARKETLINX SOFTWARE SUPPORT, REAL ESTATE SOLUTIONS SOFTWARE SUPPORT, DAS NORTH SUPPORT, LOAN PERFORMANCE SUPPORT

5.1.	Process Overview.

(a)
MarketLinx is software as a service provider for Realtor's Association. The association has a front end (web-site); each broker of the association has a front end and each client of the brokers have a front end. The “MarketLinx software support” Core Function requires Supplier to provide support to a variety of products, including: NextGen/Fusion, Tempo-4, Tempo-5, *** (MDC), Real Estate Transaction Standard (RETS). Products are mainly property search tools. Activities associated with this Core Function are further describe in Section 5.5 to this Schedule. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Waterfall / Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***, Flash Builder 4.5, ***, VS Studio , VersionOne is used to as PM tool, Collabnet TeamForge (sub-version) for Version controlling, SharePoint

5.2.	Process Overview.

(a)
The “real estate solutions software support” Core Function will require Supplier to provide support to a variety of products, including: K2 Realist, K2 Admin/Customer Center, Realist Classic, RealQuestPro, ReiSource/ListSource, ValueMap, RQExpress, Service Tier. Such products are mainly property search tools. The activities associated with this Core Function are further described in Section 5.5 to this Schedule.

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***, VS Studio , VersionOne is used to as PM tool, Collabnet TeamForge (sub-version) for Version controlling, SharePoint

5.3.	Process Overview

(a)
The “DAS North software support” Core Function will require Supplier to provide support to a variety of products/platforms, including: *** Platform, *** Client Integration, DAA, CoreMLS, Vector. Such products are mainly property search tools. Activities associated with this Core Function are further described in Section 5.5 to this Schedule.

(i)

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***, VersionOne is used to as PM tool, Collabnet TeamForge (sub-version) for Version controlling, SharePoint

5.4.	Process Overview.

(a)
The “loan performance software support” Core Function will require Supplier to support application products, including: Risk Model, Real Estate Analytics Suite (REAS), Bond Analytics Platform, True Standings Contributed Data, True Standings Securities, True Standings HELOC, Vector Securities, House Price Index Forecast, Pretell (Propensity to Prepay), and Data Sales. Such tools provide reporting to investors on the performance of underlying assets. Most of such tools rely on a Microstrategy platform and a variety of data warehouse technologies and C# and C++ and complex modeling skills are required. Activities associated with this Core Function are further described in Section 5.5 to this Schedule.

(1)

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***, VS Studio, Microstrategy, Vertica, Postgress, SybaseIQ, VersionOne is used to as PM tool, Collabnet TeamForge (sub-version) for Version controlling, SharePoint

5.5.	SPRINT MANAGEMENT

(a)	Supplier will perform sprint management activities described below associated with the following Core Functions:

(i)	MarketLinx software support

(ii)	Real estate solutions software support

(iii)	DAS North software support

(iv)	Loan performance software support

(b)	The applicable Core Functions include planning the time period in which software development occurs on a specified set of backlog items (a “Sprint”). Responsibilities in sprint planning include:

(i)	CoreLogic will develop stories for a Sprint that are complete with respect to product and release theme, understood by the team, and have been validated by the detailed acceptance criteria

(ii)	Supplier will prioritize and select the highest priority stories for such Sprint based on criteria provided by CoreLogic

(iii)	Supplier will identify, estimate and develop tasks for selected user stories prior to execution of such Sprint; review tasks with applicable CoreLogic Personnel prior to Sprint execution

(iv)	Supplier will add incidents/defects not handled during such Sprint to the applicable product backlog

(v)	CoreLogic will update product backlog and ensure all features not done during the Sprint are added back to the product backlog

(vi)	During the execution of a Sprint, Supplier will continuously work with the applicable product owner to review, plan and estimate future work in the product backlog

(c)	With respect to the applicable Core Functions, Supplier will conduct and manage any tasks necessary to complete Sprint execution and release, including the following:

(i)	Conduct daily synchronization meetings with the team associated with such Sprint (a “Scrum Team”)

(ii)	Ensure developer environment is ready for execution of such Sprint with all third-party tools configured, in accordance with CoreLogic guidelines

(iii)	Ensure staging environment is ready for execution of such Sprint, in accordance with CoreLogic guidelines

(iv)	Ensure continuous integration framework is in place, in accordance with CoreLogic guidelines

(v)	Ensure CoreLogic specified build automation is in place

(vi)	Create test data for the selected features and utilize test data during testing activities

(vii)	Complete design analysis per the applicable user story or theme in accordance with CoreLogic design requirements; provide such design to CoreLogic for review and make any revisions ***

(viii)	Develop unit test cases for the stories to be developed and utilize test cases during testing activities

(ix)
Develop all applicable documentation (e.g. requirements and architecture documentation) required for backlog in VersionOne, CollabNet/TeamForge and applicable CoreLogic tools , as agreed upon by Supplier and CoreLogic, to support the Sprint

(x)	Conduct source code changes for all the items that have been signed up for in the Sprint

(xi)	Refactor such source code to make it comprehensive, maintainable and, amenable to change

(xii)	Check-in source code into the applicable code library with appropriate comments

(xiii)	Merge finalized source code with the main branch and tag in accordance with CoreLogic's requirements.

(xiv)	Cross reference code changes against existing source code to eliminate conflicts

(xv)	Execute automated code reviews for verification of coding rules, as applicable.

(xvi)	Complete automated code review using the supported tools/technologies; share violations with the team and resolve all discrepancies to adhere to the applicable coding standard

(xvii)	Generate code coverage reports and provide such reports to CoreLogic for review

(xviii)	Develop code coverage records and achieve benchmark identified by CoreLogic

(xix)	Detect duplicate source code and review with CoreLogic to address changes

(xx)	Conduct peer reviews and implement recommendations into Sprint execution

(xxi)	Conduct dependency analysis and generate of design quality matrix (e.g., static analysis, cyclomatic complexity), where applicable

(xxii)	Coordinate applicable testing tasks and activities with project teams and IT staff

(xxiii)	Execute unit test cases for story points that have been signed up for in the Sprint

(xxiv)	Execute automated test cases using CoreLogic provided tools (for e.g. QTP) and track in CoreLogic defect tracking tool

(xxv)	Review the reports generated from automation testing and conduct necessary manual test cases to ensure that tests are passing; report all incidents/defects to CoreLogic

(xxvi)	Conduct regression testing to identify and fix any defects that have been introduced in the unchanged area of the software

(xxvii)	Conduct User Acceptance Testing (UAT) and achieve sign off from CoreLogic as meeting requirements

(xxviii)	Accurately report and track software defects using an automated defect tracking tool; fix such software defects to maintain software operations

(xxix)	Estimate test effort and provide updates on remaining work to project team and project management

(xxx)	Actively participate in quality assurance process improvement

(xxxi)	Develop and maintain applicable test plans, test cases, test data, test scenarios, and other test documentation

(xxxii)	Update “Sprint burn down” in the applicable system on a daily basis as team members enter in remaining work

(xxxiii)	Generate change log report from the applicable code library and create release notes; move the applicable deliverable to the applicable release area

(xxxiv)	Conduct release planning meeting with reasonable assistance from CoreLogic

(xxxv)	Develop release documentation and enforce adherence to procedures in such documentation

(xxxvi)	Auto deploy in staging environment in line with application requirements

(xxxvii)	Deploy build deliverables in staging environment based on approval from CoreLogic

(xxxviii)	Develop nightly build reports based on CoreLogic requirements

(d)	With respect to the applicable Core Functions, CoreLogic will perform the following activities associate with Sprint execution and release:

(i)	Identify and prioritize release backlogs

(ii)	Identify number sprints per release

(iii)	Update and review release metrics

(e)
The applicable Core Functions will require Supplier to conduct and manage any activities necessary to perform Sprint review and retrospection associated with a software development project Supplier's responsibilities in Sprint review and retrospection include the following:

(i)	Conduct Sprint review and report progress back to the product owner and other applicable key constituents once Sprint execution activities have been completed

(ii)	Conduct Sprint retrospections and report progress back to the product owner and other applicable key constituents once Sprint execution activities have been completed

6.	CONSUMER SERVICES SUPPORT

6.1.	Process Overview

(a)
The “consumer services support” Core Function will require Supplier to provide support services to consumer identity, credit reports, monitoring reports, fraud alerts, identity theft, retail site and EI3PA products: (1) consumer identify internet surveillance and (2) authentication of consumer identity as part of consumer requested credit reports. Such products include: Identity Logic, FAT, iC2(iConnect2), CHIPS, Score Tracker, Quarterly Update Reports, EI3PA and ***. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***, SVN, Version One, Visual Build, Code Smith, ***

6.2.	SPRINT MANAGEMENT

(a)	The applicable Core Functions include planning the time period in which software development occurs on a specified set of backlog items (a “Sprint”). Responsibilities in sprint planning include:

(i)	CoreLogic will develop stories for a Sprint that are complete with respect to product and release theme, understood by the team, and have been validated by the detailed acceptance criteria

(ii)	CoreLogicwill prioritize and Supplier will select the highest priority stories for such Sprint based on criteria provided by CoreLogic

(iii)	Supplier will identify, estimate and develop tasks for selected user stories prior to execution of such Sprint; review tasks with applicable CoreLogic Personnel prior to Sprint execution

(iv)	Supplier will add incidents/defects not handled during such Sprint to the applicable product backlog

(v)	CoreLogic will update product backlog and ensure all features not done during the Sprint are added back to the product backlog

(vi)	During the execution of a Sprint, Supplier will continuously work with the applicable product owner to review, plan and estimate future work in the product backlog

(b)	With respect to the applicable Core Functions, Supplier will conduct and manage any tasks necessary to complete Sprint execution and release, including the following:

(i)	Conduct daily synchronization meetings with the team associated with such Sprint (a “Scrum Team”)

(ii)	Ensure developer environment is ready for execution of such Sprint with all third-party tools configured, in accordance with CoreLogic guidelines

(iii)	Ensure continuous integration framework is in place, in accordance with CoreLogic guidelines

(iv)	Create test data for the selected features and utilize test data during testing activities

(v)	Complete design analysis per the applicable user story or theme in accordance with CoreLogic design requirements; provide such design to CoreLogic for review and make any revisions ***

(vi)	Develop unit test cases for the stories to be developed and utilize test cases during testing activities

(vii)	Develop all applicable documentation, as agreed upon by Supplier and CoreLogic, to support the Sprint

(viii)	Conduct source code changes for all the items that have been signed up for in the Sprint

(ix)	Refactor such source code to make it comprehensive, maintainable and, amenable to change

(x)	Check-in source code into the applicable code library with appropriate comments

(xi)	Merge finalized source code with the main branch and tag in accordance with CoreLogic's requirements.

(xii)	Cross reference code changes against existing source code to eliminate conflicts

(xiii)	Execute automated code reviews for verification of coding rules

(xiv)	Complete automated code review using the supported tools/technologies; share violations with the team and resolve all discrepancies to adhere to the applicable coding standard

(xv)	Generate code coverage reports and provide such reports to CoreLogic for review

(xvi)	Develop code coverage records and achieve benchmark identified by CoreLogic

(xvii)	Detect duplicate source code and review with CoreLogic to address changes

(xviii)	Conduct peer reviews and implement recommendations into Sprint execution

(xix)	Conduct dependency analysis and generate of design quality matrix (e.g., static analysis, cyclomatic complexity)

(xx)	Coordinate applicable testing tasks and activities with project teams and IT staff

(xxi)	Execute unit test cases for story points that have been signed up for in the Sprint

(xxii)	Execute automated test cases and generate test report; report all defects to CoreLogic

(xxiii)	Review the reports generated from automation testing and conduct necessary manual test cases to ensure that tests are passing; report all incidents/defects to CoreLogic

(xxiv)	Conduct regression testing to identify and fix any defects that have been introduced in the unchanged area of the software

(xxv)	Assist user acceptance testing activities performed by CoreLogic

(xxvi)	Provide advanced user-level expertise on CoreLogic products to CoreLogic Personnel

(xxvii)	Accurately report and track software defects using an automated defect tracking tool; fix such software defects to maintain software operations

(xxviii)	Estimate test effort and provide updates on remaining work to project team and project management

(xxix)	Actively participate in quality assurance process improvement

(xxx)	Develop and maintain applicable test plans, test cases, test data, test scenarios, and other test documentation

(xxxi)	Update “Sprint burn down” in the applicable system on a daily basis as team members enter in remaining work

(xxxii)	Generate change log report from the applicable code library and create release notes; move the applicable deliverable to the applicable release area

(xxxiii)	Conduct release planning meeting

(xxxiv)	Develop release documentation and enforce adherence to procedures in such documentation

(xxxv)	Auto deploy in staging environment in line with application requirements

(xxxvi)	Deploy build deliverables in staging environment based on approval from CoreLogic

(xxxvii)	Develop nightly build reports based on CoreLogic requirements

(c)	With respect to the applicable Core Functions, CoreLogic will perform the following activities associate with Sprint execution and release:

(i)	Identify and prioritize release backlogs

(ii)	Identify number sprints per release

(iii)	Update and review release metrics

(d)
The applicable Core Functions will require Supplier to conduct and manage any activities necessary to perform Sprint review and retrospection associated with a software development project Supplier's responsibilities in Sprint review and retrospection include the following:

(i)	Conduct Sprint review and report progress back to the product owner and other applicable key constituents once Sprint execution activities have been completed

(ii)	Conduct Sprint retrospections and report progress back to the product owner and other applicable key constituents once Sprint execution activities have been completed

7.	SAFERENT SOFTWARE SUPPORT

7.1.	Process Overview

(a)
The “Safernet software support” Core Function will require Supplier to provide software support for Saferent, a tool that helps apartment associations gather and review data on potential tenants based on court records. Activities associated with this Core Function include loading, cleaning, and standardizing data. Platforms supported in this Core Function are Data Conversion and Data Scraping. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***

7.2.	Data Conversion.
This Core Function requires data conversion activities, which involves processing and testing data from criminal and civil court websites with respect to potential property tenants.

(a)	With respect to this Core Function, Supplier will perform the following in accordance with data conversion schedule and ***:

(i)	Load applicable data from the data source, review such data and provide the variations for name and address

(ii)	Process such data ***

(iii)	Perform unit testing for processed data and provide such results to CoreLogic for review and sign-off

(b)	With respect to this Core Function, CoreLogic will perform the following activities associated with data conversion:

(i)	Provide the rules to process data variations

(ii)	Perform testing on data conversion and upload to the applicable database

(iii)	Conduct quality assurance and sign-off on such data

(iv)	Implement custom ETL programs for ongoing data conversion

7.3.	Data Scraping.
This Core Function requires data scraping activities, which involves downloading, processing and testing data from applicable court websites.

(a)	With respect to this Core Function, Supplier will perform the following ***

(i)	Upon receipt of data scraping instructions from CoreLogic, develop the robot (program) for data scraping

(ii)	Perform unit testing for data scraping robot (a custom utility tool) and resolve unit testing issues; provide such results to CoreLogic

(b)	With respect to this Core Function, CoreLogic will perform the following activities associated with data scraping:

(i)	Perform testing on data scraping

(ii)	Conduct quality assurance and signs-off on such data scraping

(iii)	Implement programs

8.	PROJECT MANAGEMENT OVERSIGHT

8.1.	Process Overview.

(a)
The “project management oversight” Core Function will require Supplier to coordinate and manage of projects under CoreLogic focused domain. Supplier's responsibilities include providing project management support functions to direct management of a project. “ScrumMasters” lead the teams that conduct projects associated with this Core Function. Currently, project management offices (“PMO”) for this Core Function have been setup for DAS North, MarketLinx and LoanPerformance TrueStandings products. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	VersionOne, SharePoint

8.2.	Agile Project Management Office.

(a)	With respect to this Core Functions, Supplier will conduct and manage any activities or roles related to Agile project management oversight, including the following:

(i)	Perform ScrumMaster role in accordance with CoreLogic's then-current requirements including on the job training

(ii)	Maximize the operational project throughput of the team

(iii)	Assist team members in adopting and using Scrum method

(iv)	Serve as a liaison and maintain a proper balance and communication between product owner, applications team and management

(v)	Conduct and moderate team discussions

(vi)	Organize and facilitate meetings (e.g., daily Scrum calls, Sprint reviews, Sprint retrospectives)

(vii)	Maintain team focus on the current Sprint

(viii)	Track and report to CoreLogic on Sprint goals

(ix)	Work closely with product owner to maintain alignment with CoreLogic requirements

(x)	Act as point of contact to resolve project impediments

(xi)	Facilitate continuous improvements in team performance

(xii)	Encourage team members to adopt and maintain self-organization

(xiii)	Educate and focus team to adopt business-driven development

(xiv)	Support team building and team development activities

(xv)	Encourage use of self-help

(xvi)	Ensure and support team empowerment

(xvii)	Detect hidden problems and resolve such problems

(xviii)	Facilitate team learning and development

(xix)	Facilitate Scrum of scrums, as needed

(xx)	Provide a weekly status report to CoreLogic on current status/progress and Sprint/release health

9.	SHARED SERVICES

9.1.	Process Overview.

(a)
The “shared services” Core Function will require Supplier to support Product Development teams working on applications such as RES, DAS North, Loan Performance, and Marketlinx. The activities below are also applicable for Product Development activities. If requested by CoreLogic, this Core Function will also require Supplier to perform product development activities such as ad-hoc requests, POCs and System/Database on-call support and Operations. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Agile

(ii)	Waterfall

(c)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)
PM QuickBuild, ANT, Maven, MSBUILD, NANT, and Visual Build, SYBASE IQ, Vertica, Netezza MSQL ,Postgres ,Oracle, SSIS, Informatica, Pentaho (Kettle and GeoKettle), BLADE WRAPER, Ruby on Rails, VersionOne is used as PM tool, Collabnet TeamForge (sub-version) for version control, SharePoint, Performance Center and Neoload, QTP/Selenium for test Automation, Seapine

9.2.	DATABASE ADMINISTRATION (“DBA”)

(a)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any tasks necessary to assist such Product Development team to execute a Sprint. Supplier will perform the list of activities below as proactive DBA tasks or in response to CoreLogic or CoreLogic Customer requests through tickets/emails. Supplier's responsibilities include the following:

(i)	Create and/or modify database application schema in line with the applicable Sprint's requirements and provide such outputs to Product Development team

(ii)	Define database integrity constraints in line with Sprint requirements and provide such outputs to the applicable Product Development team

(iii)	Perform data loading / unloading in line with Sprint requirements and provide such outputs to the applicable Product Development team

(iv)	Perform application activities for data archiving and purging for specified applications

(v)	Correct data integrity issues as required by the applicable Product Development team

(vi)	Perform data migration from one application environment to another (e.g., production to test) as required by the Product Development team

(vii)	Implement and maintain application level data replication for specified applications

(viii)	Execute online / partial recovery procedures as required by the applicable Product Development team

(ix)	Engage vendor technical support services for application issues along with CoreLogic and ensure that such issues are resolved

(x)	Assist Sprint development team in optimizing SQL statements (indexes, selects etc.)

(xi)	Manage and maintain data content in line with agreed access controls(i.e., ability to add, delete, and modify data)

(xii)	Install and upgrade DBMS vendor software as required by the applicable Product Development team

(xiii)	Manage and document database software versions and defects

(xiv)	Configure DBMS instances

(xv)	Allocate, as appropriate, disk space to table spaces / db spaces

(xvi)	Configure and schedule backup and recovery tools as required by the applicable Product Development team

(xvii)	Provide requirements to CITG to configure DBMS monitoring tool

(xviii)	Provide requirements to CITG to configure operating system automatic startup / shutdown scripts

(xix)	Adjust DBMS configuration parameters

(xx)	Manage system and DBMS performance issues

(xxi)	Recommend and implement database reorganization strategies

(xxii)	Provide input for DBMS configuration guidelines and standards

(xxiii)	Plan table space, dbspace threshold limits

(xxiv)	Configure DBMS options such as "parallel server", where applicable

(xxv)	Configure DBMS data replication service for high availability systems environments (hot-standby)

(xxvi)	Define, document, maintain, and publish standard retention procedures for recovery media

(xxvii)

(xxviii)	Install, configure and maintain the database clustering environment via the change control process

(xxix)	Manage alerts including: CPU, Memory, Disk Space, System Alive and database Alerts

(xxx)	Perform database backups including: regular and ad-hoc backups (e.g., full backups, incremental backups and transaction log backups); Sprint release backups, code deployment backups

(xxxi)	Database cloning and syncing staging to production servers

(xxxii)	Database backup restore on QA after data updates

(xxxiii)	Set up log shipping and managing

(xxxiv)	Set up database replication and maintaining (securities, prime , subprime, etc.)

(xxxv)	Ad-hoc database restore requests for development and new application setup.

(xxxvi)	Database recovery of any corrupted databases

(xxxvii)	Conduct database user creation and setting up required access: creating users, groups, providing the proper access to users and groups

(xxxviii)	Implement database change requests (e.g., DSC, ICP, Seapine)

(xxxix)	Add new SANstorage to databases

(xl)	Migrate existing databases to new storage per CoreLogic guidelines

(xli)	Assist with server migrations and SAN migration

(xlii)	Sybase IQ software installation and setting up new servers

(xliii)	Set up the new databases ***

(xliv)	Configure and maintain database cluster environment for failover - LP product metadata environment

(xlv)	Set up database jobs on Control-M

(xlvi)	Conduct database design reviews

(xlvii)	Conduct database code reviews

(xlviii)	Perform new data load requests

(xlix)	Support the development teams, ETL teams and product teams and providing support for LINUX for development teams

(l)	Conduct MSSQL true up: (e.g., yearly estimation of MSSQL server licenses - developer license; Per processor, per CPU and CAL)

(li)	Conduct half yearly user audit (for all the environments a Prod/QA/DEV user audit) and create and provide a report of such audit to CoreLogic for review and approval

(lii)	Perform load testing after code deployment/release conduction load test ***

(liii)	Develop database statistics update and rebuilding indexes

(liv)	Set up new site scope alerts and periodic review

(lv)	Check up the system health for LINUX on PROD / DEV /QA environments

(lvi)	Raise service on line tickets for Control_M jobs, server reboot, adding new storage etc.

(lvii)	Database tuning and optimizing space usage

(lviii)	Attend required Sprint calls

(lix)	Writing shell scripts for database monitoring

(lx)	Disaster recovery setup for products, where applicable

(lxi)	Support Sarbanes-Oxley (SOX) audit for Santa Ana and Sacramento billing databases (Oracle and DB2), when applicable

(b)	CoreLogic will perform the following activities in connection with database administration:

(i)	Own alliance relationship with Database Management System (DBMS) vendors

(ii)	Define database recoverability, DRP, and availability requirements

(iii)	Perform servers refresh in line with CoreLogic infrastructure policy and guidelines

9.3.	DATA EXTRACTION, TRANSFORMATION AND LOADING (ETL)

(a)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL development. Supplier's responsibilities in ETL development include:

(i)
Work with business analyst and product managers to gather the business requirements for the applicable ETL development work and translate such business requirements into technical requirements and prepare and understand applicable documentation

(ii)	Analyze the extracted data for redundancy, anomalies, completeness, accuracy before starting the development; flag data with such issues and report to CoreLogic

(iii)	Conduct planning/estimation with respect time, cost, and resources required for such ETL development work and discuss in review meetings with CoreLogic

(iv)
In accordance with CoreLogic requirements, prepare a high level design document and detail source to target data mapping document. Set up a meeting with the applicable product group & architects. Present and discuss such design documentation with all applicable CoreLogic stakeholders. Based upon such meeting and discussions, revise such high level design document as needed

(v)	Plan and manage the overall ETL development/testing modules in order to efficiently and effectively manage the applicable Sprint.

(vi)	Develop ETL scripts to adhere to the CoreLogic ETL development standards.

(vii)
Design, develop, implement and support multiple automated ETL systems across multiple ETL tools (e.g., Informatica, SSIS, Pentaho). Automate the data loading, create exception processing methods, and improve the speed and performance of data loading with respect to such tools

(viii)	Involve and contribute to ETL Proof Of Concepts

(b)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL extraction and loading. Supplier's responsibilities in data ETL extraction loading include the following:

(i)	Perform extraction on applicable data from the applicable data sources (e.g., databases, flat files, XML, FTP), as required by the applicable Product Development team

(ii)	Perform transformation of such data and apply applicable types of transformation rules, as required by Product Development team

(iii)	Load such data into a target (e.g., the applicable database, flat file, XML), as required by the Product Development team

(iv)	Perform data updates as applicable (e.g., daily, weekly, bi-weekly and monthly basis; Ad hoc basis)

(c)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL review and testing. Supplier's responsibilities in ETL review and testing include the following:

(i)	Review the applicable ETL code per the applicable standards and design for optimum performance

(ii)	Perform unit test on such ETL development code and report results to Product Development team

(iii)	Perform a regression/performance testing once the unit testing is signed off by the Product Development team

(d)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL migration and production support. Supplier's responsibilities in ETL migration and production support include:

(i)
Perform scripts Migrations - Supplier will develop all scripts in development environment and unit test such scripts. Supplier will migrate such scripts to the applicable quality assurance environment for regression/performance testing and provide results of such testing to the Product Development team/requestor. Supplier will then migrate such scripts to production environment and set ready to release.

(ii)	Perform Control-M migration - Set up jobs in the Control-M system to trigger the ETL scripts and set up a schedule to run. Work with control-M group to setup such jobs.

(iii)
Perform production release - Submit a request to the applicable control-M operations team to release such control-M jobs and, upon release of such jobs, continue to monitor such jobs to make sure there are no issues or problems; coordinate with CoreLogic Personnel and resolve any issues or problems.

(iv)	Perform post production documentation - Document every step of ETL development in detail and maintain documentation, in accordance with CoreLogic requirements.

(v)	Coordinate with CoreLogic to facilitate a seamless Incident management process

(vi)	Diagnose Incidents received from the help desk or automated monitoring tools, perform root cause analysis, conduct impact analysis and notify affected functional areas

(vii)	Resolve such incidents in accordance with the Service Levels and promptly to ensure reduced business impact on CoreLogic

(viii)
Continuously monitor application logs and maintain application functionality in line with business requirements; Continuously monitor data integration jobs to ensure no failure and follow appropriate problem resolution procedures if applicable

(e)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL support and maintenance. Supplier's responsibilities in ETL support and maintenance include:

(i)	Develop product enhancements - Implement new features to ETL tools, processes and products as per CoreLogic requirements.

(ii)	Provide product support - Support applicable products by resolving any issues and data anomalies issues identified by CoreLogic

(f)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL data analysis. Supplier's responsibilities in ETL data analysis include:

(i)
Collect from the CoreLogic business, understand, and transmit to CoreLogic business requirements for the project, and translate such requirements into functional specifications and detailed test plans.

(ii)	Analyze and document business processes as required by the Product Development team and CoreLogic

(iii)	Document workflows and results of business analysis and obtain sign-off from the applicable CoreLogic Personnel on the data analysis specifications.

(iv)	Serve as a liaison between the CoreLogic Personnel, development team and any third party regarding ETL functionality, throughout the development lifecycle.

(v)	Design and execute test scenarios and test scripts and provide such results to the Product Development teams.

(g)
This Core Function requires that Supplier will, as requested by the applicable Product Development team or as appropriate or otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform ETL operations. Supplier's responsibilities in Operations include:

(i)	Coordinate with applicable CoreLogic Personnel and Product Development team across locations to collect details for various ETL processes.

(ii)
Coordinate with applicable CoreLogic Personnel and Product Development teams to prepare schedules for the applicable Sprint, open ICP, and publish such schedules, all in accordance with CoreLogic's timing requirements.

(iii)	Continuously maintain the inventory of ETL jobs by location in a repository approved by CoreLogic

(iv)	Work with the CoreLogic and Supplier workload automation group to execute ETL jobs and monitor the control-M jobs and report issues to such workload automation group

(v)	Provide on-call support for all scheduled ETL jobs and provide assistance to resolve any issues or problems with such jobs, *** Personnel and Product Development team

(vi)	Coordinate with SWAT team during data updates and critical patch updates.

(vii)	Provide necessary ETL and analytics support during migration efforts.

(viii)	Provide all necessary technical support for ETL projects. Such support includes design and development support.

(ix)	Provide all necessary ETL support for all servers and products associated with in-scope applications.

(x)	SiteScope & Business Availability Center Support - Monitor SiteScope alerts and BAC alerts; coordinate with respective teams to resolve such alerts.

(xi)	Submit Firewall Requests (RFC's) as required by Product Development teams and in accordance with CoreLogic business requirements.

(xii)	Submit service online as requested by Product Development teams. Coordinate with CoreLogic team to set-up SiteScope and BAC alerts. Coordinate ad-hoc service online requests for the applicable teams

(xiii)	Work with applicable groups and prepare a user audit report and send to applicable CoreLogic stakeholders.

9.4.	APPLICATION SYSTEM ENGINEERING

(a)
This Core Function requires that Supplier will, as required by the applicable Product Development team or help desk or ***, conduct and manage any activities as may be necessary to perform application systems engineering. Supplier's responsibilities include:

(i)	Participate in planing, documenting, configuring, deploying and administering Linux and Windows 2000 / 2003 Servers

(ii)	Participate in planning, documenting, configuring, deploying and administering F5 Networks BigIP and 3DNS Traffic Management Appliances

(iii)	Participate in planning, documenting, configuring, deploying and administering BEA WebLogic and JBoss Application Servers

(iv)	Participate in planning, documenting, configuring, deploying and administering IIS and Apache Web Servers

(v)	Participate in planning, documenting, configuring, and deploying J2EE application servers and business applications in non-production and production environments

(vi)	Work with applicable CoreLogic cross-functional project teams, software architecture and engineering teams to design and deploy new systems.

(vii)	Work with CoreLogic applicable engineering teams to troubleshoot and resolve issues or problems with environments and applications

(viii)	Work with CoreLogic software configuration management and release management teams to configure and deploy systems according to change management policy

(ix)	Participate in capacity and availability analysis and management functions

(x)	Respond, as appropriate, to service incidents and requests in a timely manner

(xi)	Respond, as appropriate, to emergency deployment and configuration change requests

(xii)	Evaluate technologies, design solutions, and develop proposals, and submit such proposals to CoreLogic.

(xiii)	Participate in defining and analyzing application system performance metrics, produce reports, identify and recommend improvements to CoreLogic

(xiv)	Participate in developing / maintaining policy, process and procedure documentation

(xv)	Participate in developing / maintaining systems documentation to include administration guides, network and deployment diagrams

(xvi)	Develop / maintain automation scripts, build / configuration tools and monitoring scripts

(xvii)	Participate in developing / maintaining system monitoring plans

(xviii)	Write and submit weekly status reports to CoreLogic

(xix)	Provide technical expertise to less experienced staff in support tasks

(b)
This Core Function requires that Supplier will, as required by the applicable Product Development team or help desk or as otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform technical analysis and system monitoring. Supplier's responsibilities in technical analysis and system monitoring include:

(i)
monitor the health of all in-scope applications and servers in the production and CoreLogic Customer staging environments using Topaz and Sitescope monitoring tools. Report all monitoring Incidents to the help desk during CoreLogic-defined monitoring hours

(ii)	Coordinate SEV1 and SEV2 escalation procedures as documented in the Incident Management process.

(iii)	Coordinate, send and/or update the production/SWAT Alert sent out by help desk on issues impacting production and/or staging environments.

(iv)	Understand the issue management tracker tool for handling ICPs.

(v)	Understand the system architecture for each application.

(vi)	Maintain good internal customer relations by being proactive with issues and managing expectations.

(vii)	Report outstanding issues to the technical operations organization during CoreLogic-defined monitoring hours

(c)
This Core Function requires that Supplier will, as required by the applicable Product Development team or help desk or as otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform system scheduling. Supplier's responsibilities in system scheduling include:

(i)
Continuously monitor and navigate through the scheduling calendar in relation to the daily and weekend schedules as schedules are defined by CoreLogic. Work with help desk to ensure jobs are properly scheduled in the control-M calendar in line with CoreLogic scheduling guidelines.

(ii)	Ensure job changes to the control-M calendar are properly scheduled in line with CoreLogic scheduling guidelines.

(iii)	Utilize the control-M software on a daily basis to observe, note, and investigate any failed jobs or out of the ordinary situations with scheduled jobs

(iv)	Monitor the applicable daily and weekend production schedule to ensure all necessary maintenance, batch, and online tasks are accomplished in the given window

(v)	Document a brief status report (or update during the call) on a daily basis of any non-completed jobs and the reasons for incompletion and submit such report to CoreLogic

(vi)	Monitor the active control-M window periodically to observe scheduled jobs and ensure they are running properly. Report any issues to the applicable CoreLogic Personnel and Product Development team

(vii)	Ensure all production systems are monitored and appropriate alerts are sent to a well maintained distribution

(d)
This Core Function requires that Supplier will, as required by the applicable Product Development team or help desk or as otherwise directed by CoreLogic, conduct and manage any activities as may be necessary to perform system coordination. Supplier's responsibilities in system coordination include:

(i)	Adapt to the in-scope environment quickly and be able to communicate with variety of teams and people.

(ii)
Act as the point of contact for help desk to address and resolve issues related to UNIX, NT, development, customer support, external/internal users, quality assurance, etc when activities are implemented during non-business hours.

(iii)
Schedule and coordinate system downtime, special activities and deviations to the production schedule during non-business hours to ensure maximum cooperation and synchronization between applicable teams in order to minimize interruption to CoreLogic Personnel and to increase efficiency.

(iv)	Send out appropriate notification to appropriate team and/or individuals when activities impacting production and/or CoreLogic staging environments are scheduled.

(v)	Notify appropriate personnel and team when emergency situations impact them directly or indirectly.

(vi)	Submit appropriate change request tickets and coordinate approvals as necessary to proceed with implementing activities.

9.5.	BUILD AND RELEASE ENGINEERING

(a)
This Core Function requires that Supplier will, as required by the applicable Product Development team or as otherwise appropriate or directed by CoreLogic, conduct and manage any activities as may be necessary to perform build and release engineering. Supplier's responsibilities for build and release engineering include:

(i)	Work with applicable development teams on scripting for application builds, packaging, and implementation

(ii)	Work closely with developers and other technology teams to ensure application supportability

(iii)	Participate in defining and enforcing software release management policies & procedures

(iv)	Participate in evaluation of new application, monitoring, and testing tools

(v)	Work with auditing tools & reporting for quality monitoring of application release content

(vi)	Coverage will include non-business hours for releases, which will result in nighttime support remotely or onsite

(vii)	Coverage will include non-business hours for developing a build and release functional group in India, which will result in nighttime support remotely or onsite

(viii)	Ensure compliance to CoreLogic change management and security policies

(ix)	Take appropriate actions to encourage a strong business partnership with applicable development, application support, technical support, and project management teams

(x)	Collaborate with applicable software developers, project managers, database administrators, and systems integrators in an agile software development environment to deploy quality products on time.

9.6.	LOAD AND PERFORMANCE TESTING

(a)
This Core Function requires that Supplier will, as required by the applicable Product Development team or as otherwise appropriate or directed by CoreLogic, conduct and manage any activities as may be necessary to perform load and performance testing. Supplier's responsibilities include:

(i)	Identify the test environment for a Sprint

(ii)	Identify performance acceptance criteria(e.g., response time, throughput , resource utilization goals and constraints)

(iii)	Plan and design tests (i.e., identify the scenarios) for such Sprint

(iv)	Configure the test environment for such Sprint

(v)	Implement the test design for such Sprint

(vi)	Execute the tests

(vii)	Analyze the results and reports and submit such results, issues and reports to Product Development team

9.7.	TEST AUTOMATION DEVELOPMENT

(a)
This Core Function requires that Supplier will, as required by the applicable Product Development team or as otherwise appropriate or directed by CoreLogic, conduct and manage any activities as may be necessary to perform test automation development. Supplier's responsibilities include:

(i)	Plan testing activities and develop automated test cases for CoreLogic's web-based applications and provide such test cases to the Product Development team.

(ii)	Develop reusable frameworks to recover from unexpected run-time events, synchronize test cases with the application under test, and maintain data-driven tables as required to support

Product Development activities.

(iii)	Collaborate with applicable software developers, project managers, database administrators, and systems integrators in an agile software development environment to deploy quality products on time.

(iv)	Develop and maintain automated functional and regression test scripts using QuickTest Professional / Selenium and DARES Unified Test Automation Framework.

9.8.	IT OPERATIONS

(a)
This Core Function requires that Supplier will, as required by the applicable Product Development team or as otherwise appropriate or directed by CoreLogic, conduct and manage any activities as may be necessary to perform incident and problem management with respect to IT operations . Supplier's responsibilities include:

(i)	Continuously monitor the health of all in-scope applications in the production and CoreLogic Customer staging environments using Topaz and Site scope monitoring tools.

(ii)	Monitor batch jobs as required by the applicable Product Development team and provide such monitoring results to the team

(iii)	Report outstanding issues to the SWAT organization on a daily basis

(iv)	Coordinate SEV1 and SEV2 escalation procedures in accordance with the Service Levels and CoreLogic's requirements

(v)	Follow the process of handling SEV3 and Low Priority ICPs in accordance with the Service Levels and CoreLogic's requirements

(vi)	Understand the issue management tracker tool for coordinating with Incidents

(vii)	Understand the system architecture for each application under the three applicable platforms

(viii)	Understand each of the RES application, basis values and loan performance applications

(ix)	Coordinate and update the production alert sent out by help desk on issues impacting production and/or CoreLogic staging environments

(x)	Ensure issues assigned to SWAT are monitored, acknowledged and escalated to the appropriate technical personnel within prescribed time frames as defined in the applicable Service Level Agreement

(xi)	Ensure that issues assigned to SWAT from customer support, meet the standards for required information

(xii)
Ensure that technical personnel acknowledge and follow-up on assigned issues within the prescribed timeframes specified in the applicable Service Level(s) and that responses meet the standards for the required information

(xiii)	Ensure appropriate issues that are diagnosed as application defects are entered into the defect management system.

(xiv)	Manage, maintain and publish all SWAT process documentation.

(xv)	Maintain good internal customer relations by being proactive with issues and managing expectations.

(xvi)	Produce and publish daily SWAT Report and provide written/verbal status to CoreLogic as required.

9.9.	.DATABASE DEVELOPMENT

(a)
This Core Function requires that Supplier will, as required by the applicable Product Development team or as otherwise appropriate or directed by CoreLogic, conduct and manage any activities as may be necessary to perform data development. Supplier's responsibilities in database development include:

(i)	Conduct database schema and table design

(ii)	Conduct unit testing, providing test cases to QA team, where applicable

(iii)	Implement database security at user access level

(iv)	Trouble shoot and optimize the queries, procedures and PLSQL code

(v)	Write / maintain and debug SQL, views and procedures (Triggers, PLSQL)

(vi)	Tune queries PLSQL code and stored procedures

(vii)	Check the execution Plan, proper indexes, proper table layout and other performance tuning

(viii)	Create and maintaining SSIS, SSRS packages

(ix)	Closely working with Sys-tier and Application teams

(x)	Conduct Database development, performance tuning and troubleshooting and provide solutions, where applicable

(xi)	Translate business requirements into technical requirements and implement

(xii)	Review existing procedures and suggest new architectural/coding changes

(xiii)	Split the overall development/testing modules into manageable chuncks and plan accordingly for different Sprints

10.	ANALYTICS SUPPORT

10.1.	Process Overview.

(a)
The “analytics support” Core Function will require Supplier to enhance and elaborate on the conceptual design of new products provided by CoreLogic. Supplier will provide high-end analytical support (wing to wing in many cases) to develop and produce analyticalmodels. Products that are supported by this Core Function include: Risk Model, HPI, HPI Forecast, Pretell, LoanSafe, , Market Trends, HPI Calculator, , or other modeling or support ***. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Strategic Initiatives: With recent repositioning of CoreLogic as an analytics company, analytics is expected to grow significantly.

(c)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Iterative

(d)	Technology and Tools Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	SAS; ***

10.2.	Analytics Support
This Core Function requires that Supplier will, conduct and manage any activities as may be necessary (or as otherwise required by CoreLogic and agreed jointly with Supplier) to perform analytics support activities (as further described below).

(a)	Supplier's responsibilities with respect to data preparation for analytics model development include:

(i)	Gather data relevant to the design of such product from all applicable internal Supplier or CoreLogic or external sources which would be made available by CoreLogic

(ii)
Understand data in context of the business for which the data has been obtained from all applicable sources. Based on data understanding determine the requirements for new variable creation or existing variable conversion into new variable.

(b)	Supplier's responsibilities with respect to model development & validation (includes analytics research and development (“R&D”)) include:

(i)	Prepare such data for modeling including new variable creation (including leveraging of US products/industry knowledge)

(ii)	Create statistical/ mathematical model (involves combination of modeling and domain knowledge) in line with high level model development guidelines approved by CoreLogic

(iii)
Conduct extensive validations of the model - business & statistical (i.e., out of sample, out of time) in discussion with the applicable CoreLogic Personnel and provide results to CoreLogic for sign-off

(c)	Supplier's responsibilities with respect to production of the developed model include:

(i)	Provide final equations & guidelines to the applicable software development team

(ii)
Conduct business/functional QA & testing of the products for implementation in the software by comparing the output of the software with the model output. In case of discrepancies between the outputs, perform root cause analysis of such discrepancies and accordingly rectify the software or the model to fix the discrepancies.

(iii)	Run monthly or periodic production process for generating analytical outputs of selected products as agreed by CoreLogic and Supplier.

(d)	Supplier's responsibilities in client interfacing & client data analysis / new business include:

(i)	Analyze actual data (or sample) of the CoreLogic Customer, provide results and insights

11.	ANNUAL PROCESSING GROUP (APG) SUPPORT

11.1.	Process Overview

(a)	The “APG support” Core Function includes the following departments:

(i)	Data Acquisition

(ii)	Data Preparation

(iii)	Capture Support

(iv)	Repository Management

(v)	Quality Control

(b)	Supplier will perform Services for this Core Function with respect to repository management.

(c)	Supplier will analyze and prepare US county data for release to products. Supplier will perform tasks related to repository management, including the following:

(i)	Analyze county input files

(ii)	Write and test routines to capture data

(iii)	Ensure all ICPs are addressed during the capture process

(iv)	Capture county data for release to products

(v)	Standardize names, addresses, edits and codes

(vi)	Apply physical characteristics, subdivision data, sales data and extra feature information

(vii)	Review data captured for accuracy

(viii)	Prepare county documentation for hand off to QC

(d)	Development Methodology. Supplier will use the following development methodologies to perform Services associated with this Core Function:

(i)	Iterative

(e)	Technology and Tools. Supplier will use the following tools and systems to perform Services associated with this Core Function:

(i)	***

11.2.	Repository Management

(a)	Supplier will perform the Group 1 processing activities below as required and prioritized by CoreLogic and in accordance with guidelines provided by CoreLogic:

(i)	Conduct additional file conversion

(ii)	Copy edit profile (bundle)

(iii)	Generate I file repository parameter and copy to M file

(iv)	Request create empty I files

(v)	Conduct repository validation M file

(vi)	Conduct subdivision copy M to I

(vii)	Parcel key analysis M file

(viii)	Conduct QME extract - M file

(ix)	Capture input files

(x)	Parcel key analysis I file

(xi)	Conduct ad hoc - post capture

(xii)	Address segregation test

(xiii)	Conduct repository validation of captured fields

(xiv)	Compare I file to M file

(xv)	Conduct QME extract - level 10

(b)	Supplier will perform the Group 2 processing activities below as required and prioritized by CoreLogic and in accordance with guidelines provided CoreLogic:

(i)	Save PCL/BLD/SLS Files

(ii)	Create subdivision cleanup report

(iii)	Conduct situs parsing

(iv)	Conduct situs cleanup

(v)	Address segregation full

(vi)	Extract from legal description

(vii)	Add extra features

(viii)	Copy to decontented PCL and BLD fields

(ix)	Conduct name standardization test

(c)	Supplier will perform the Group 3 processing activities below as required and prioritized by CoreLogic and in accordance with guidelines provided by CoreLogic:

(i)	Conduct name standardization full

(ii)	Conduct parcel number changes

(iii)	Capture from prior M file - building

(iv)	Capture from prior M file - parcel

(v)	Conduct sales merge - sales data

(vi)	Conduct online edit - Group 6

(vii)	Conduct code standardization

(viii)	Conduct repository validation - I file full

(ix)	Conduct repository compare - mid point

(d)	Supplier will perform the Group 4 processing activities below as required and prioritized by CoreLogic and in accordance with guidelines provided by CoreLogic:

(i)	Conduct standard edits

(ii)	Conduct address standardization

(iii)	Conduct subdivision copy I to M

(iv)	Conduct online edit 7

(v)	Provide vista tax roll updates

(vi)	Capture flood data

(vii)	DMA/phone annual

(viii)	Create QC Dex tool report

(ix)	Conduct repository validation file - final

(x)	Conduct QME extract - final

(xi)	Conduct repository compare I file to M file - final

(xii)	Compare I file to M file - final

(xiii)	Create specification documentation

12.	PRODUCT MANAGEMENT/BUSINESS ANALYSIS

12.1.	Process Overview

(a)
The “product management” Core Function will require Supplier to support both CoreLogic product management team and India development team throughout software and application development processes. Currently, this is being setup for RealQuestPro, RiskModel and REAS products. Certain activities described in this Core Function will require participation, assistance, coordination and/or support by CoreLogic.  CoreLogic will provide such assistance, coordination and/or support in accordance with the Policy and Procedures Manual or as otherwise agreed by CoreLogic and Supplier.

(b)	Development Methodology. Supplier will use the following development methodologies to provide Services associated with this Core Function:

(i)	Agile

(c)	Technology and Tools. Supplier will use the following tools and systems to provide Services associated with this Core Function:

(i)	VersionOne is used as PM tool, Collabnet TeamForge (sub-version) for Version controlling, SharePoint

12.2.	Requirements Management
This Core Function includes developing CoreLogic's requirements for a proposed software.

(a)	Supplier's responsibilities with respect to requirements management include:

(i)	Review high level business requirements documentation (BRD) and collect information relevant to analyze detailed needs

(ii)	Using such information, write the detailed business requirements documentation in coordination with the product manager

(iii)	Work closely with product managers to understand market/CoreLogic Customer need in order to create comprehensive requirements which can be used as a basis for test cases.

(b)	Supplier manage and conduct tasks as may be necessary to perform requirements management, including the following:

(i)	Create Software Requirements Specifications (SRS documentations in stipulated time frame to meet CoreLogic business needs.

(ii)	Produce mock-up/wire-frame and help User Interface (UI) designers in prototyping where applicable.

(iii)	Follow design, database and program specifications standards while reviewing for opportunities to change, enhance, improve design and presentation of the application(s)/products(s).

(iv)	Communicate needed changes to such applications and products to the development and QA team by delivering informative, well-organized presentations, documents and requirements

(v)	Create user stories, themes, and epics and put these into VersionOne (or applicable tool) and then actively collaborate with applicable team to understand the stories, themes and epics.

12.3.	NEW DATA ANALYSIS

(a)	This Core Function will require Supplier to manage and conduct any tasks applicable to or as may be necessary to perform analysis of new product and data modules. Supplier's responsibilities include:

(i)	***, analyze all new product/data modules in order to provide product managers with field value distributions, value ranges, provide and communicate data understanding to product

(ii)	Manage providing full transition analytics and collaborate with applicable product management, product development and data operations in building requirements.

(iii)	Provide applicable engineering team with first line UAT as required by such engineering team in the Sprint review meeting

12.4.	APPLICATION TEST REQUIREMENTS

(a)	This Core Function will require Supplier to manage and conduct any tasks applicable to or as may be necessary to perform application testing. Supplier's responsibilities include:

(i)	Evaluate existing and proposed processes and applications for response time acceptability and report results accuracy to all stakeholders which includes CoreLogic and the India development team

(ii)	Understand all applicable product business issues and data challenges.

(iii)	Conduct QA test case oversight and review and submit such test cases to CoreLogic for approval.

(iv)	Provide additional QA automation recommendations to CoreLogic, as appropriate.

12.5.	AD HOC RESEARCH REQUESTS / SPECIAL PROJECTS

(a)	Supplier will perform the following ad-hoc research or special project activities ***:

(i)	Conduct data research related to research topics based on guidelines provided by CoreLogic

(ii)	Prepare pivot tables, comparisons and analysis of loan data, mortgage backed security data and other security market data as required in the research.

(iii)	Provide effort estimate for ad-hoc research requests and submit such estimate to CoreLogic for approval

(iv)	Prioritize requests based on the guidelines received from CoreLogic

(v)	Work with applicable engineering and product team to search a creative solution to resolve issues in the data, the product or the combined analytic results of the data through the product.

12.6.	CORELOGIC CUSTOMER ANALYSIS TRACKING

(a)	Supplier's responsibilities in CoreLogic Customer analysis tracking include:

(i)	Collect and aggregate CoreLogic Customer usage information for both Web and File Transfer Protocol (FTP) and present findings to CoreLogic product management on a quarterly basis.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-2.10
Data and Analytics Production Support (BPO) Services

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-2.10
Data and Analytics Production Support (BPO) Services

1.	INTRODUCTION

1.1
Agreement. This Schedule A-2.10 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule describes the data and analytics production support services (the “Data and Analytics Production Support (BPO) Services”) to be performed by Supplier in accordance with the Agreement and the Supplement.

2.	OVERVIEW OF DATA AND ANALYTICS PRODUCTION SUPPORT (BPO) SERVICES

2.1	Process Overview

(a)
CoreLogic's CREDCO business provides a unique product offering to banks and other mortgage servicers who want a comprehensive credit report based on data housed with the three national credit bureaus; Equifax, Experian, and TransUnion.

(b)
Supplier will support this process as a delivery extension of CoreLogic US operations to address questions regarding the merged credit report and to facilitate additional data gathering and clarifications with banks data providers and the consumer on an as-needed basis. Supplier will have s strong voice capabilities with regards to voice clarity and accent neutralization and facilitates the CREDCO process by making outbound calls to the bank or lending organizations as well as the borrowers to gather missing data required for producing comprehensive credit reports. Supplier will receive inbound calls , including follow up calls from such borrowers / lending organizations as a result of such outbound calls.

3.	CREDCO PROCESSING SUPPORT

3.1	Sub Process Overview

(a)
Supplier will provide processing support to merge credit rating data from three credit agencies: (1) Equifax, (2), Experian, and (3) TransUnion. Interactions are primarily via voice and mainly with banks, with borrower interaction as necessary to get the most current data.

3.2	Products. Supplier will support the completion of the following products associated with the Data and Analytics Production Support Services:

(a)	Merged Plus (MP)

(b)	Residential Mortgage Credit report (RMCR)

(c)	Amends

(d)	Supplements

3.3	Technology and Tools. Supplier will use the following Software, Systems and tools to provide the Data and

Analytics Production Support Services:

(a)
Access through Citrix, applicable legacy applications (e.g., Customer Service Module (CSM), Product Fulfillment Module (PFM), DataHQ,, CredStar, Citrix, Internet, Rightfax, Salesforce, Microsoft Office, Report Center)

3.4	CREDCO Voice Process.

(a)
Upon request by a CoreLogic Customer, Supplier will systematically access various workflow tools in order to facilitate and manage such CoreLogic Customer's verification of the applicable borrower's credit application. Such requests are initiated by CoreLogic Customers via www.credco.com, www.credStar.com, fax, or phone and can be for various products such as Merge Plus, RMCR's or Amends by systematically merging information and data from the various credit agencies (i.e., Equifax, Experian, and TransUnion).

(b)
Supplier will manage verification exceptions that are not systematically executed that arise in the course of providing CREDCO product offerings by contacting creditors to validate and update information pertaining to their credit history.

(c)
Supplier will conduct primarily outbound calls to creditors (and receive inbound calls from creditors, if necessary) to validate information on the borrower's credit report. Supplier will verify such information by calling applicable creditors or courts, searching online using applicable court and agency websites or other applicable websites, utilizing any applicable borrower documents , performing a conference call with the borrower or by faxing the borrower's signed authorization which allows Supplier to request additional information from the creditor when required.

(d)	Supplier will make updates to the CREDCO product offering based on revised information gathered from the creditor to accurately reflect information.

(e)	Supplier will provide the updated and comprehensive credit reports to the CoreLogic Customer via applicable channels (e.g., PFM).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-3
Service Level Methodology

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-3

Service Level Methodology

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011 (the “MPSA”).

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule sets forth the Service Levels against which Supplier's performance of the Services shall be measured, as well as the methodology for measuring and managing the Service Levels.

1.4.	Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-3.1 (Service Level Matrix). Schedule A-3.1 sets forth the Minimum Service Level and Expected Service Level for each Service Level, as well as the Service Level Credit Allocation Percentage for such Service Level.
Schedule A-3.2 (Service Level Definitions). Schedule A-3.2 set forth the description and definition of each Service Level.
Schedule A-3.3 (Critical Deliverables). Schedule A-3.3 sets forth the Critical Deliverables for Supplement A, along with the due date and Deliverable Credit for each Critical Deliverable.
Schedule A-3.4 (Measuring Tools). Schedule A-3.4 defines the tools and methodologies Supplier shall use to monitor and report on the Service Levels and Supplier's reporting commitments consistent with the MPSA, this Schedule A-3 and Schedule A-3.1.

1.5.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following terms have the meanings set forth below:

“At Risk Amount” means, for any month during the Term, *** percent (***%) of the Monthly Charges, which shall be the maximum amount that Supplier will have at risk with respect to Service Level Credits for such month.
“Critical Service Level” means a Service Level identified in Schedule A-3.1 as a “Critical Service Level” and for which a Service Level Credit shall be payable to CoreLogic in the event of a Service Level Default for such Service Level.
“Expected Service Level” means, with respect to each Service Level, the level of performance set forth in Schedule A-3.1 for such Service Level that is expected from Supplier and below which an Expected Service Level Default shall be deemed to occur pursuant to Section 3.1(b).
“Expected Service Level Default” has the meaning given in Section 3.1(b).
“Key Measurement” means a Service Level identified in Schedule A-3.1 as a “Key Measurement” that represents a level of performance for which no Service Level Credit is payable in the event of a Service Level default, but which is meaningful to CoreLogic's business. In many cases, Key Measurements are derived from CoreLogic's SLA Books in existence prior to the Supplement Effective Date. Supplier shall be responsible for tracking and reporting on Key Measurements even though they are not subject to Service Level Credits.
“Minimum Service Level Default” has the meaning given in Section 3.1(a).
“Minimum Service Level(s)” means, with respect to a Service Level, the level of performance set forth in Schedule A-3.1 for such Service Level below which a Minimum Service Level Default shall be deemed to occur pursuant to Section 3.1(b).
“Monthly Charges” are the total Charges invoiced by Supplier in any calendar month for Services provided to CoreLogic, excluding Administered Expenses and Out-of-Pocket Expenses.
“Performance Category” means the grouping of Service Levels associated with a Service Area as set forth in Schedule A-3.1.
“Pool Percentage Available for Allocation” means the percentages that may be allocated across the Performance Categories for Supplement A. The Pool Percentage Available for Allocation is *** percent (***%) of the At Risk Amount.
“Service Level Default” means a Minimum Service Level Default or an Expected Service Level Default. A Service Level Default of a Key Measurement may also be referred to as a “KM Service Failure”.
“SLA Books” means the service levels that were in place between CoreLogic and CoreLogic Global Services Private Limited prior to the Supplement Effective Date.

2.	SERVICE LEVELS
Schedule A-3.1 sets forth the Services Levels for Supplement A, which include Critical Service Levels and Key Measurements. Each Service Level has a Minimum Service Level and an Expected Service Level, both of which are stated in Schedule A-3.1. As provided in Section 3, Critical Service Levels are subject to Service Level Credits, while Key Measurements are not subject to Service Level Credits.

3.	SERVICE LEVEL DEFAULTS AND SERVICE LEVEL CREDITS

3.1.	Service Level Defaults.

(a)
Minimum Service Level Defaults. A “Minimum Service Level Default” shall be deemed to occur whenever Supplier's level of performance for a particular Service Level fails to meet, at a minimum, the Minimum Service Level for such Service Level in a given month.

(b)
Expected Service Level Defaults. An “Expected Service Level Default” shall be deemed to occur whenever Supplier's level of performance for a particular Service Level fails to meet, at a minimum, the Expected Service Level for such Service Level for *** months in any rolling *** month period.

3.2.	Service Level Credits.

(a)
Applicability. If, with respect to a Critical Service Level, there is a Service Level Default (i.e., either a Minimum Service Level or an Expected Service Level Default), Supplier shall issue to CoreLogic a Service Level Credit in an amount calculated in accordance with Section 3.3. There shall be no Service Level Credits associated with Service Level Defaults of Key Measurements.

(b)
Issuance of Service Level Credits. The total amount of Service Level Credits that Supplier is obligated to pay to CoreLogic with respect to all Service Level Defaults occurring each month shall be reflected on the invoice that contains the Charges for the month following the month during which such Service Level Defaults occurred (thus causing CoreLogic to become entitled to such Service Level Credits pursuant hereto). For example, the amount of Service Level Credits payable with respect to Service Level Defaults occurring in September will be set forth in Supplier's invoice delivered to CoreLogic in October. The total amount of Service Level Credits payable by Supplier to CoreLogic in any month shall not exceed the At Risk Amount for the month in which such Service Level Defaults occurred.

3.3.
Calculation of Service Level Credits. Schedule A-3.1 sets forth the information required to calculate the Service Level Credit that Supplier will, subject to Section 8.4 below, pay to CoreLogic (or apply against Monthly Charges) in the event of a Service Level Default of a Critical Service Level. For each such Service Level Default, Supplier shall pay to CoreLogic, subject to Section 8.4 below, a Service Level Credit in an amount calculated in accordance with the following formula:

Service Level Credit = A x B x C
Where:
A = The Allocation of Pool Percentage specified for the Performance Category in which the Service Level Default occurred.
B = The Service Level Credit Allocation Percentage for which the Service Level Default occurred as shown in Schedule A-3.1.
C = At Risk Amount.
For example, assume that Supplier failed to meet the Minimum Service Level for a Critical Service Level resulting in a Minimum Service Level Default, the Monthly Charges for the month in which the Service Level Default occurred were $100,000, and the At Risk Amount was ***%.
Additionally, assume that the Allocation of Pool Percentage for the Performance Category of such Critical Service Level is 50% and that its Service Level Credit Allocation Percentage is 40%. The Service Level Credit due to CoreLogic for such Minimum Service Level Default would be computed as follows:
A = 50% (the Allocation of Pool Percentage for Performance Category)
Multiplied by
B = 40% (the Service Level Credit Allocation Percentage)
Multiplied by
C = $*** (which represents *** percent (***%) of $100,000, the Monthly Charges for the month during which the Service Level Default occurred).
= $*** (the amount of the Service Level Credit)

3.4.	Reserved.

3.5.
Notification by Supplier. Supplier shall notify CoreLogic in writing if CoreLogic becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for Critical Service Levels and Key Measurements as described in Section 8.2. The monthly reports shall also describe any failure by Supplier to meet Key Measurements for the month.

3.6.
No Sole Remedy. The Service Level Credits shall not be deemed or construed to be liquidated damages or a sole and exclusive remedy or in derogation of any other rights and remedies CoreLogic has hereunder or under the Agreement.

3.7.
Key Measurements - Service Level Defaults. If, with respect to a Key Measurement, there is a KM Service Failure, Supplier shall provide CoreLogic with a written plan for improving Supplier's performance to satisfy such Key Measurement within thirty (30) days after such KM Service Failure, which plan shall be subject to CoreLogic's approval, which shall be exercised reasonably. Supplier shall promptly implement such plan once it has been approved by CoreLogic.

4.	RESERVED

5.	ADDITIONS, DELETIONS AND CHANGES TO SERVICE LEVELS AND PERFORMANCE CATEGORIES

5.1.	General.

(a)
CoreLogic may elect to add or remove a Performance Category, add or remove a Service Level, or change the type designation of any Service Level (e.g., promoting a Key Measurement to a Critical Service Level) by providing at least *** days prior notice to Supplier; provided that CoreLogic may not provide such a notice (which notice may contain multiple additions, removals and changes) more than *** in any *** calendar month period. Notwithstanding the foregoing, during the first year of the Supplement Term, CoreLogic shall be permitted to send up to one (1) such notice per month. At Supplier's request, the Parties shall discuss any of CoreLogic's Service Level changes described in this Section 5.1(a) through the governance organization in accordance with Schedule 6, but such changes shall not be subject to Supplier's approval.

(b)
Subject to Section 5.1(c), CoreLogic may elect to change any of the Allocations of Pool Percentages and Service Level Credit Allocation Percentages by providing notice to Supplier pursuant to Section 5.1(a) (i.e., either as part of such notice, or, if no other additions, removals or changes described in Section 6.1(a), as such notice). Notwithstanding the foregoing, with respect to new Services Levels that are added by the Parties in connection with New Services, such additions shall not be subject to the time and notice restrictions set forth above in Section 5.1(a), and such additions shall become effective at the time designated by the Parties in connection with the addition of such New Services.

(c)
Such change notice provided by CoreLogic shall include the changes necessary to accommodate the applicable additions, removals and changes described above in Section 5.1(a). In no event may CoreLogic propose additions, removals or changes that would result in (i) the sum of the Allocations of Pool Percentage for all the Performance Categories exceeding the Pool Percentage Available for Allocation, or (ii) the sum of the Service Level Credit Allocation Percentages for all Critical Service Levels within a Performance Category exceeding one hundred percent (100%).

5.2.	Additions of Service Levels.

(a)
Establishment of Expected Service Levels and Minimum Service Levels. If, pursuant to Section 5.1(a), CoreLogic elects to add a new Service Level, the Expected Service Level and Minimum Service Level for such new Service Level shall be established as follows:

(i)
Where at least *** consecutive *** of service measurements exist for a particular Service that is being provided by Supplier, the Expected Service Level shall be defined as the average of the service measurements for the prior *** and the Minimum Service Level shall be defined as the second lowest service measurement achieved during such ***.

(ii)	Where less than *** of service measurements exist for a particular Service that is being provided by Supplier (or where no such measurements exist):

(1)
the Parties shall discuss in good faith and agree on an Expected Service Level and a Minimum Service Level using industry standard measures and/or third party advisory services (e.g., The Hackett Group).

(2)	If the Parties are unable to agree on an Expected Service Level and a Minimum Service Level in accordance with Section 5.2(a)(2)(i):

(A)	Supplier shall begin tracking and reporting on monthly measurements within *** days after Supplier's receipt of CoreLogic's notice described in Section 5.1(a).

(B)	Once there are *** consecutive *** of measurement data, the

Expected Service Level and a Minimum Service Level shall be established in accordance with Section 5.2(a)(i).

5.3.	Removals of Service Levels. CoreLogic may remove any Service Level in accordance with Section 5.1(a).

5.4.
Impact of Additions and Removals of Critical Service Levels on Service Level Credit Allocation Percentages. When adding or deleting a Service Level pursuant to this Section 5, CoreLogic shall modify the Service Level Credit Allocation Percentages for the Critical Service Levels within the applicable Performance Category such that the total Service Level Credit Allocation Percentages for all Critical Service Levels within such Performance Category are equal to ***.

6.	CONTINUOUS IMPROVEMENT

6.1.
Overview. The Parties agree to the concept of continuous improvement in Supplier's delivery of the Services and that the Critical Service Levels and Key Measurements should be modified during the term of the Agreement to reflect this concept. To accomplish this, each Critical Service Level and Key Measurement shall be modified to reflect such improvement at the end of (i) with respect to each Critical Service Level and Key Measurement identified as “Quality-Based” in Schedule A-3.1, the *** period following the Supplement Effective Date and (ii) with respect to all other Critical Service Levels and Key Measurements, the *** period following the Supplement Effective Date and thereafter on a Contract Year basis, and all such modifications shall be calculated in accordance with this Section 6.

6.2.	Calculation of Expected Service Level Improvements.

(a)
Each Expected Service Level will be reset to the *** (for example, ***% ***%) at or above the Expected Service Levels achieved during the preceding ***; provided that, if fewer than *** actual results exceeded the Expected Service Level, the Expected Service Level will be reset by taking the ***, replacing each such *** that is below the Expected Service Level with the Expected Service Level, and dividing the sum of the resulting *** numbers by ***.

(b)
For example, if the Expected Service Level being adjusted were 99.6%, and there were *** that were *** and *** (e.g., ***%, ***%, and ***%), the calculation would be ((***% + ***% + ***% + ***% + ***% + ***%) / ***) = 99.7% with the subsequent reset governed by Section 6.2(a).

6.3.	Cap on Expected Service Level Improvements.

(a)
Notwithstanding Section 6.2(a), in no event shall any single increase in an Expected Service Level calculated pursuant to Section 6.2(a) above exceed *** percent (***%) of the difference between one hundred percent (100%) and the then-current Expected Service Level.

(b)	For example, if the Expected Service Level being adjusted was 99.6%, the maximum increase for that continuous improvement reset would be ***% (i.e. from 99.6% to ***%).

6.4.	Calculation of Minimum Service Level Increases.

(a)
Each Minimum Service Level will be reset by adding to such Minimum Service Level a sum equal to *** percent (***%) of the difference between one-hundred percent (100%) and the then-current Minimum Service Level.

(b)	For example, if the Minimum Service Level being adjusted were 99.4%, the increase would be ***% (i.e., from 99.4% to ***%).

7.	CRITICAL DELIVERABLES

7.1.
Schedule A-3.3 sets forth the Critical Deliverables for Supplement A and the Deliverable Credits that shall be payable by Supplier to CoreLogic if Supplier fails to deliver and receive CoreLogic's Acceptance ofsuch Critical Deliverables within the time periods specified in Schedule A-3.3. The Deliverable Credits imposed for Supplier's failure(s) to meet Critical Deliverables shall be in addition to, and shall not be included in, the calculation related to the At Risk Amount. The Deliverable Credits for Critical Deliverable failures shall be reflected on the monthly invoice containing Charges for the month in which the Critical Deliverable failure occurred. For example, the amount of a Deliverable Credit payable for a Critical Deliverable failure in August shall be set forth in the monthly invoice for August Charges issued in September.

8.	MISCELLANEOUS

8.1.	Commencement of Obligations. Except as provided otherwise in this Schedule A-3, the obligations set forth in this Schedule A-3 shall commence on the Supplement Effective Date.

8.2.
Reporting. Unless otherwise specified in this Schedule, Supplier shall measure and report to CoreLogic each Critical Service Level and Key Measurement on a monthly basis. Supplier shall provide to CoreLogic, as part of Supplier's monthly performance reports outlined in Schedule A-13 (Reports), a set of reports, in both printed and electronic format, showing Supplier's actual performance of the Services with respect to the Critical Service Levels, Key Measurements and applicable Critical Deliverables.

8.3.
Cooperation. The achievement of the Service Levels by Supplier may require the coordinated, collaborative effort of Supplier with Third Party Contractors. In addition to Supplier's obligations set forth elsewhere in the Agreement, Supplier shall designate a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide the Services to CoreLogic in accordance with its obligations under the Agreement, regardless of the reason for such Service Level Defaults, or failure to provide the Services to CoreLogic in accordance with the Supplier's obligations under the Agreement (e.g., failure of a Third Party Contractor to perform obligations on behalf of CoreLogic).

8.4.
Excuse of Performance. Supplier shall not be responsible for a failure to meet a Service Level or a due date associated with a Critical Deliverable solely to the extent such failure is directly attributable to circumstances where Supplier is relieved of its obligations pursuant to Sections 10.2 (Supplier Excused Performance) or 9.14 (Force Majeure) of the MPSA.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-3.1
Service Levels

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Service Levels

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-3.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Purpose. This Schedule sets forth the Service Levels under Supplement A and the tools and methodologies Supplier shall use to monitor and report on the Service Levels.

1.4              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

(a) "SLA Category" shall mean the designation given to a Service Level in this Schedule. The SLA Categories are as follows:

(i) “SLA Effective Day 1” shall mean the applicable Service Level (including the associated Minimum Service Level and Expected Service Level) is effective as of the Supplement Effective Date.

(ii) “Validation” shall mean the applicable Service Level (including the associated measuring data, Minimum Service Level, and Expected Service Level) is presumed to be correct but will be validated by Supplier and approved by CoreLogic within sixty (60) days after the Supplement Effective Date, unless otherwise mutually agreed.

(iii) “Baseline” shall mean the applicable Service Level (including associated measuring data, Minimum Service Level and Expected Service Level) will be baselined by Supplier and approved by CoreLogic within 180 days after the Supplement Effective Date.

(b) For purposes of this Schedule, "TBD" shall mean that the Minimum Service Level, Expected Service Level, or Service Level Credit Allocation Percentage, as applicable, will be established in accordance with the SLA Category for the applicable Service Level.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-3.1

1.0	Introduction

1.1

2.0	Critical Service Levels

2.1.1	Flood BPO-SLA
2.1.2	Flood ITO-SLA
2.2	Tax - SLAs
2.3	BIS Tax - SLAs
2.4	OTS - SLAs
2.5	Valuations - SLAs
2.6.1	BIS OTS - SLAs
2.6.2	BIS OTS - SLAs
2.7	Corporate Software Services - SLAs
2.8	Corporate Production Services - SLAs
2.9	D&A Software Support Services - SLAs
2.10	D&A Production Support Services - SLAs

3.0	Key Measurements

3.1.1	Flood ITO-SLA
3.1.2	Tax - SLAs
3.2	BIS Tax - SLAs
3.3	OTS - SLAs
3.4b	BIS OTS - SLAs
3.4c	BIS OTS - SLAs
3.4d	Corporate Software Services - SLAs
3.4e	Corporate Production Services - SLAs
3.4f	D&A Software Support Services - SLAs

3.5a	D&A Production Support Services - SLAs
3.5b	OTS BPO-KM
3.6	BIS OTS - KMs
3.7	Corporate Software Services - KMs
3.8a	Corporate Production Services - Review - KMs
3.8b	Corporate Production Services - Transactions - KMs
3.8a	Corporate Production Services - KMs
3.9	D&A Software Support Services - KMs
3.10	D&A Production Support Services - KMs

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-3.1

Overall

Note 1: Minimum and Expected measurements apply to the existing volumes; additions, changes, or modifications to the volumes and worktypes listed in Schedule A-4.4 may consitute changes to the actual Minimum and Expected measurements

Note 2: Minimum Service Level is calculated as the average of the values below the Expected Service Level; this definition applies to all Service Levels except the Production Volume Adherence measurement for Tax.

Note 3: The SLA Categories associated with Capacity Achievement Rate, Production Volume Achievement Rate and Turn Around Time Adherence Service Levels in Schedule 3.1 will reflect the mutual agreement by both Parties with regard to Transaction Unit Baseline Categories, as set forth in Schedule A 4.4. In the event that the Transaction Unit Baseline Category and RPH Data are not stated in Schedule A 4.4 and/or not mutually agreed as Day 1 SLAs, the relevant SLA Category in Schedule 3.1 will be amended as necessary to reflect the applicable agreement in Schedule A 4.4 for the Capacity Achievement rate, Production Volume Achievement rate and Turn Around Time Adherence metrics.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.1	Flood Service Levels	Pool Percentage					0%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
Operations
2.1.a
Determination Quality - The number of error-free determinations found within the sample population. The sample size for error determinations is ***% of the total monthly volume of determinations. An error-free determination is defined as a determination that does not have a Critical Error. A Critical Error is defined as an error in any of the following: 1) *** from *** to ***, or vice versa, 2)*** from one *** to another ***, 3) *** change, 4) *** instructions not followed, 5) Missing *** or ***, and 6) *** edit. The percentage of determinations audited may increase or decrease dependent on audit results and issues found in the auditing process.
		***	***	***	***%	***	Number of Determinations without Critical Errors / ***% of Total Monthly Determinations	TBD
2.1.b
LOLA Quality - The number of error-free LOLA determinations found within the sample population. The sample size for LOLA error determinations is ***% of the total monthly volume of LOLA determinations. An error-free determination is defined as a determination that does not have a Critical Error. A Critical Error is defined as an error in any of the following: 1) *** from ***, or vice versa, 2)*** from one *** to another ***, 3) *** change, 4) *** instructions not followed, 5) Missing ***, and 6) *** edit. The percentage of determinations audited may increase or decrease dependent on audit results and issues found in the auditing process.
		***	***	***	***%	***	Number of LOLA Determinations without Critical Errors / ***% of Total Monthly LOLA Determinations	TBD

2.1.c
Determination Production Adherence - The amount of work completed during the measuring month in relation to the expected total production.

Note 1: RPH levels should be reasonably consistent with the RPH levels identified in Schedule 4.4 Transaction Units.
	***	***	***	***%	***	Percentage of determinations completed compared to determination target.	TBD
2.1.d
LOLA Production Adherence - The amount of work completed during the measuring month in relation to the expected total production.

Note 1: RPH levels should be reasonably consistent with the RPH levels identified in Schedule 4.4 Transaction Units.
	***	***	***	***%	***	Percentage of LOLA determinations completed compared to determination target.	TBD
2.1.e
First Time Right Determination Quality Adherence - Percent of Skipped Flood Determinations that should have been completed. "Skipped Flood Determination" means a Flood Determination available in the applicable System for completion by Supplier but is not completed by Supplier. “Skipped FD Critical Error” means, in accordance with Policy and Procedures Manual, that a Skipped FD Critical Error could have been completed with available resources. The sample size is ***% of the total volume of Skipped Flood Determinations during the applicable Monitoring Interval.
	***	***	***	***%	***	Number of Skipped Flood Determinations with Critical Errors / the total number of Skipped Flood Determinations	TBD
2.1.f
First Time Right LOLA Quality Adherence - Percent of Skipped LOLA Determinations that should have been completed. "Skipped LOLA Determination" means a LOLA Determination available in the applicable System for completion by Supplier but is not completed by Supplier. “Skipped LOLA Critical Error” means, in accordance with Policy and Procedures Manual, that a Skipped LOLA Critical Error could have been completed with available resources. The sample size is 0.5% of the total volume of Skipped LOLA Determinations during the applicable Monitoring Interval.
	***	***	***	***%	***	Number of Skipped LOLA Determinations with LOLA Critical Errors / the total number of Skipped LOLA Determinations	TBD

2.1.g
Determination Turnaround Time - The average time each order completed was in the queue before completion. To be measured by the average time of the total orders completed in month. Time is measured from the point the order is placed by the end client until the order is submitted in the system as completed.

Note 1: The baseline volume assumes an equitable spread over the month.
	***	***	***	***%	***	Percentage of review completed by the target deadline.	TBD
2.1.h
LOLA Turnaround Time - The time taken to complete LOLA orders in each assigned review . To be measured by time LOLA orders are completed within given due date. Time is measured from the point the revision work is placed in the queue until the Offshore team provides notice that the work is complete. Due date determined by CoreLogic for each LOLA revision based on size and complexity of the revised area.

Note 1: The baseline volume assumes an equitable spread over the month.
	***	***	***	***%	***	Percentage of review completed by the target deadline.	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.1.2	Flood ITO Service Levels	Pool Percentage					0%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
APPLICATION DEVELOPMENT
2.1.2.a	Budget Predictability - Variance between budgeted and actual project hours (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Quarterly	0%	Baseline	Actual project hours - Estimated project hours / Estimated project hours during the measurement interval * 100	TBD
2.1.2.b	Schedule Predictability - Percentage of deliverables delivered on time (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Quarterly	0%	Baseline	Number of project deliverables delivered on time / Total number of deliverables in the monitoring interval * 100	TBD
2.1.2.c	Development Predictability - Percentage of commitments developed per project plan (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Baseline	Total number of commitments/deliverables delivered during the monitoring interval / Number of commitments/deliverables during the monitoring interval * 100	TBD
2.1.2.d	Successful Release - Percentage of releases rolled back + emergency patchs (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Baseline	Number of releases rolled back + Number of releases with emergency patchs / Total number of releases during the monitoring interval * 100	TBD

***
2.1.2.e	Rework (Very High): Flood mapping for "Rework" items categorized as Very High by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, DOQQ Verification, QC & upload) for city and costal areas with high dense flood zones.	TBD	TBD	Monthly	0%	Baseline	Total amount of hours spent executing very high density flood mapping / Total number of very high density pannels successfully completed during the monitoring interval NOTE: ***	TBD
2.1.2.f	Rework (High): Flood mapping for "Rework" items categorized as High by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, DOQQ Verification, QC & upload) for city and costal areas with high dense flood zones.	TBD	TBD	Monthly	0%	Baseline	Total amount of hours spent executing high density flood mapping / Total number of high density pannels successfully completed during the monitoring interval ***	TBD
2.1.2.g	Rework (Medium): Flood mapping for "Rework" items categorized as Medium by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, DOQQ Verification, QC & upload) for city and costal areas with medium dense flood zones.	TBD	TBD	Monthly	0%	Baseline	Total amount of hours spent executing medium density flood mapping / Total number of medium density pannels successfully completed during the monitoring interval ***	TBD
2.1.2.h	Rework (Low): Flood mapping for "Rework" items categorized as Low by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, DOQQ Verification, QC & upload) for city and costal areas with low dense flood zones.	TBD	TBD	Monthly	0%	Baseline	Total amount of hours spent executing low density flood mapping / Total number of low density pannels successfully completed during the monitoring interval ***	TBD
2.1.2.i	Georeferencing (Medium): Flood mapping for "Georeferencing" items categorized as Medium by CoreLogic. Flood mapping includes (Data Download, Georeferencing, QC & Upload). Panel matches the Grid with more than 4 Control Points.	TBD	TBD	Monthly	0%	Baseline	Total amount of minutes spent executing georeferencing items categorized as medium / Total number of medium georeferencing items successfully completed during the monitoring interval	TBD

2.1.2.j	Georeferencing (Low): Flood mapping for "Georeferencing" items categorized as Low by CoreLogic. Flood mapping includes (Data Download, Georeferencing, QC & Upload). Panel matches the Grid with 4 Control Points.	TBD	TBD	Monthly	0%	Baseline	Total amount of minutes spent executing georeferencing items categorized as low / Total number of low georeferencing items successfully completed during the monitoring interval	TBD
*** PARCEL MAPPING
2.1.2.k	Parcel Mapping Maintenance- I: Parcel mapping activities that include preprocessing, production, QC, Spatial Alignment of existing vector data with reference to DOQQ and final deliverable.	TBD	TBD	Quarterly	0%	Baseline	Total amount of hours spent executing Parcel Mapping Maintenance-I parcels / Total number of Parcel Mapping Maintenance-I parcels successfully completed during the monitoring interval	TBD
2.1.2.l	Parcel Mapping Maintenance-II: Parcel mapping activities that include only Spatial Alignment of existing vector data with reference to DOQQ and final deliverable.	TBD	TBD	Quarterly	0%	Baseline	Total amount of hours spent executing Parcel Mapping Maintenance-II parcels / Total number of Parcel Mapping Maintenance-II parcels successfully completed during the monitoring interval	TBD
2.1.2.m	Parcel Mapping Maintenance- III: Parcel mapping activities that include database updation (Spatial - Non-Spatial) through county web site and final deliverable.	TBD	TBD	Quarterly	0%	Baseline	Total amount of hours spent executing Parcel Mapping Maintenance-III parcels / Total number of Parcel Mapping Maintenance-III parcels successfully completed during the monitoring interval	TBD
*** BOUNDRY LAYER ALIGNMENT AND FOOTPRINT EXTRACTION

2.1.2.n	Boundary Layer Alignment: Boundary alignment activities that include preprocessing, production, QC, final deliverable.	TBD	TBD	Quarterly	0%	Baseline	Total amount of hours spent executing Boundary Layer Alignment / Total number of Boundary Layer Alignment linear meters successfully completed during the monitoring interval	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.2	Tax Service Levels	Pool Percentage					90%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool

2.2.a
Quality Rate Adherence - The percent of individual worktypes that adhere to the customer specific quality targets for each worktype. For each individual worktype where a quality target exists, the actual quality performance of that worktype will be compared against the quality target. If the actual quality performance meets or exceeds the quality target, the quality performance will be classified as "Pass" and will receive a score of "1". If the actual quality performance does not meet or exceed the quality target, the quality performance will be classified as "Fail" and will receive a score of "0".

Note 1: The quality baseline and the quality achieved will be measured as follows:
a. For target quality
     i. Where no *** is specified and only *** is measured, we will use *** achieved as ***
     ii. Where no *** is specified and only *** is measured, we will use *** achieved as ***
     iii. Where no *** is specified and both *** is measured, we will use *** achieved as ***
     iv. Where no *** is specified and no *** is measured, we will Validate within 90 days post close
b. For quality achieved
     i. Where only *** is measured, we will use *** achieved to determine adherence to *** for the individual ***
     ii. Where only *** is measured, we will use *** achieved to determine adherence to *** for the individual ***
     iii. Where both *** is measured, we will use *** achieved to determine adherence to *** for the individual ***
     iv. Where no *** is measured, we will Validate within *** days post close

Note 2: Average quality over the past 6 months (1/1/2011 to 6/30/2011), excluding onshore to offshore that were transitions in Ramp-up phase during the period ***

Note 3: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.

Note 4: The definition of quality checks is as follows: Internal Quality means quality check(s) conducted by Supplier, External Quality means quality check(s) conducted by CoreLogic, and Third Party Quality means quality check(s) conducted by external third party(s) or customer(s).

Note 5: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
	***%	***%	***	***%
Validate;
Baseline: only for worktypes that do not have measurements

Note 1: Some worktypes do not currently have measurments. These worktypes are excluded from the Minimum / Expected Service Levels. Once these worktypes are measured and included in the Minimum / Expected Service Levels, the Minimun / Expected Service Levels may be subject to change.
					Number of worktypes where quality performance was "Pass" / Total number of worktypes with specific quality targets	Launchpad and SLA Books

2.2.b
Turn Time Adherence - The percent of individual worktypes that adhere to the customer specific turn around time for each worktype. For each individual worktype where a turn around time target exists, the actual turn around time performance of that worktype will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Average quality TAT over the past *** (1/1/2011 to 6/30/2011), excluding onshore to offshore that were transitions in Ramp-up phase during the period ***.

Note 3: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

Note 4: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the *** measurement as is currently the case and as is tracked in the SLA Books.
	***%	***%	***	***%
Day1:
Baseline: only for worktypes that do not have measurements

Note 1: Some worktypes do not currently have measurments. These worktypes are excluded from the Minimum / Expected Service Levels. Once these worktypes are measured and included in the Minimum / Expected Service Levels, the Minimun / Expected Service Levels may be subject to change.
					Number of worktypes where turn around time performance was "Pass" / Total number of worktypes with specific turn around time targets	Launchpad ands SLA Books

2.2.c
Production Volume Achievment - The total number of transactions produced across each work type relative to the baseline or the actual, if the actual is less than the baseline. Supplier will meet the *** as follows: (1) if the *** received by the Supplier is equal to or greater than the ***, the Suppliers *** output must equal the *** and (2) if the *** received by the Supplier is less than the ***, the *** of the Supplier must equal ***% of the ***. For each individual *** where a *** exists, the *** of that *** will be compared against the ***.

Note 1: The *** are defined at each work type level by taking a simple average of the last 12 month period (i.e. June 2010 to May 2011).

Note 2: The business reserves the right to load balance based on operational priorities.

Note 3: The *** assumes an equitable spread over the month.

Note 4: *** should be *** with the volume levels identified in Schedule 4.4 Transaction Units.
	***%	***%	***	***%	Day 1	Volume received by worktype and volume produced	Launchpad and SLA Books

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.3	BIS-Tax	Pool Percentage					0%
	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
APPLICATION MAINTENANCE
2.3.a	High Criticality Application Availability - Availability of all high criticality applications in this process area. "Available" means that the Applications, Platform and Services available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of high criticality applications for the monitoring interval * 100	TBD
2.3.b	Maintenance Effectiveness - Percent of Severity 1 and Severity 2 incidents directly linked to any ticket resolution developed by supplier	TBD	TBD	Quarterly	0%	Validation	Number of Severity 1 and Severity 2 incident tickets resulting from Supplier incident resolution / The total number of severity 1 and severity 2 incidents during the monitoring interval * 100	TBD
2.3.c	Response Time - Severity 1 (Urgent): Percent of BIS - Tax Severity 1 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 1 issues within *** min / Total number of severity 1 issues within the monitoring interval * 100	TBD
2.3.d	Response Time - Severity 2 (High): Percent of BIS - Tax Severity 2 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 2 issues within *** min / Total number of severity 2 issues within the monitoring interval * 100	TBD

2.3.e	Response Time - Severity 3 (Med/Low): Percent of BIS - Tax Severity 3 issues with less than an *** business hour gap between recording of the incident and acknowledgement	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 3 issues within *** business hours / Total number of severity 3 issues within the monitoring interval * 100	TBD
2.3.f	Restoration Time - Severity 1 (Urgent): Percent of BIS - Tax Severity 1 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 1 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 1 incidents during the monitoring interval * 100	TBD
2.3.g	Restoration Time - Severity 2 (High): Percent of BIS - Tax Severity 2 issues turned over to UAT within *** business days during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 2 incident tickets handed off to UAT in less than *** business days during the monitoring interval / The total number of severity 2 incidents during the monitoring interval * 100	TBD
2.3.h	Restoration Time - Severity 3 (Med/Low): Percent of BIS - Tax Severity 3 issues turned over to UAT within *** days during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 3 incident tickets handed off to UAT in less than *** business days during the monitoring interval / The total number of severity 3 incidents during the monitoring interval * 100	TBD

2.3.i	Process Compliance - Percent of Incidents due to non-compliance with CoreLogic defined Incident Management and Problem Management processes	TBD	TBD	Quarterly	0%	Baseline	Number of incidents with lack of CoreLogic defined IM/PM processes adherence root cause / Total number of Incidents during the monitoring interval * 100	TBD
APPLICATION DEVELOPMENT
2.3.j	Budget Predictability - Average variance between budgeted and actual project hours (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Quarterly	0%	Validation	Actual project hours - Estimated project hours / Estimated project hours during the measurement interval * 100	TBD
2.3.k	Schedule Predictability - Percentage of deliverables delivered on time (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Quarterly	0%	Validation	Number of project deliverables delivered on time / Total number of deliverables in the monitoring interval * 100	TBD
2.3.l	Development Predictability - Percentage of commitments developed per project plan (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Baseline	Total number of commitments/deliverables delivered during the monitoring interval / Number of commitments/deliverables during the monitoring interval * 100	TBD
2.3.m	Successful Release - Percentage of releases rolled back + emergency patchs (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Validation	Number of releases rolled back + Number of releases with emergency patchs / Total number of releases during the monitoring interval * 100	TBD
DATA EXTRACTION, TRANSFORMATION AND LOADING (ETL)

2.3.n	Property ETL – Percent of property work requests that are successfully processed within the following turn around times: - New File: *** days - Difficult: *** days - Regular: *** days	TBD	TBD	Monthly	0%	Baseline
Number of new file ETL + difficult file ETL + regular file ETL work requests completed within turn around times / Total number of Property new file + difficult file + regular file ETL work requests during the monitoring interval * 100
							TBD
2.3.o	Tax Payment ETL – Percent of work requests that are successfully processed within the following turn around times: - New File: *** days - Difficult File: *** days - Regular File: *** days	TBD	TBD	Monthly	0%	Baseline
Number of new file ETL + difficult file ETL + regular file ETL work requests completed within turn around times / Total number of Tax payment new file + difficult file + regular file ETL work requests during the monitoring interval * 100
							TBD
2.3.p	Tax Amount ETL – Percent of work requests that are successfully processed within the following turn around times: - New File: *** days - Difficult File: *** days - Regular File: *** days	TBD	TBD	Monthly	0%	Baseline
Number of new file ETL + difficult file ETL + regular file ETL work requests completed within turn around times / Total number of Tax amount new file + difficult file + regular file ETL work requests during the monitoring interval * 100
							TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.4	OTS Service Levels	Pool Percentage					70%

Claims	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
2.4.a
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: Claims uses Internal Quality which means quality check(s) conducted by Supplier, External Quality which means quality check(s) conducted by CoreLogic, and Third Party Quality which means quality check(s) conducted by an external third party(s) or customer(s).

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
		91.6%	92.8%	Monthly	30%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.4.b
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	Baseline	Baseline	Monthly	20%	Baseline	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.4.c
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 19.59%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	Validate	Monthly	0%	Day1 - Minimum Service Level Validate Baseline - Expected Service Level	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

2.4.d
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: Default uses Internal Quality which means quality check(s) conducted by Supplier and External Quality which means quality check(s) conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	95%	98.3%	Monthly	0%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.4.e
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	Baseline	Baseline	Monthly	0%	Baseline	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.4.f
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 14.54%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	Validate	Monthly	0%	Day1 - Minimum Service Level Validate Baseline - Expected Service Level	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

2.4.g
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: Field Service uses Internal Quality which means quality check(s) conducted by Supplier and External Quality which means quality check(s) conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	95.51%	98.5%	Monthly	30%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.4.h
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	94.4%	96.5%	Monthly	20%	Baseline	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.4.i
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 19.50%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	100%	Monthly	0%	Day1	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

2.4.j
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: Legal uses Internal Quality which means quality check(s) conducted by Supplier and Third Party Quality which means quality check(s) conducted by an external third party(s) or customer(s).

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	99%	100%	Monthly	0%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.4.k
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	Baseline	Baseline	Monthly	0%	Baseline	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.4.l
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 15.51%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	Validate	Monthly	0%	Day1 - Minimum Service Level Validate Baseline - Expected Service Level	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

2.4.m
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: Claims uses Internal Quality which means quality check(s) conducted by Supplier and Third Party Quality which means quality check(s) conducted by an external third party(s) or customer(s).

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	99.11%	100%	Monthly	0%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.4.n
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	Baseline	Baseline	Monthly	0%	Baseline	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.4.o
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 23.50%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	Validate	Monthly	0%	Day1 - Minimum Service Level Validate Baseline - Expected Service Level	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

2.4.p
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: REO uses Internal Quality which means quality check(s) conducted by Supplier.

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	95%	99.7%	Monthly	0%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.4.q
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	Baseline	Baseline	Monthly	0%	Baseline	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker

2.4.r
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 13.81%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	100%	100%	Monthly	0%	Day1	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.5	Valuations Service Levels	Pool Percentage					0%

AMC	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
2.5.a
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: AMC uses Internal Quality which means quality check(s) conducted by Supplier.

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
		95%	97.2%	Monthly	0%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.5.b
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	91.4%	95.7%	Monthly	0%	Day1	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.5.c
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 19.37%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	Validate	Monthly	0%	Day1 - Minimum Service Level Validate Baseline - Expected Service Level	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

2.5.d
Quality Rate - Percentage of the number of defects identified from a consistent sample population for the month, where defects shall be determined by the quality checklist as of the Effective Supplement Date.

Note 1: BPO uses Internal Quality which means quality check(s) conducted by Supplier.

Note 2: Sample size and quality checklist(s) for each individual worktype will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

Note 3: The minimun is calculated as the average of the values that fall below the expected or the simple average of the client quality targets; whichever is the lower of the two.

Note 4: CoreLogic and Cognizant to jointly agree to a statistically significant QC measurement for internal measurement, where it does not exist.
	95%	98.5%	Monthly	0%	Validate	The simply average of the worktypes that make up the sample population following the following: Number of defects / number of transactions	Client Systems, Launchpad, Excel, Tracker

2.5.e
Turn Time Adherence - The percent of individual processes that adhere to the customer specific turn around time for each process. For each individual process where a turn around time target exists, the actual turn around time performance of that process will be compared against the turn around target. If the actual turn around time performance meets or exceeds the turn around time target, the turn around time performance will be classified as "Pass" and will receive a score of "1". If the actual turn around time performance does not meet or exceed the turn around time target, the turn around time performance will be classified as "Fail" and will receive a score of "0".

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Capacity levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.

Note 3: TAT measurement is based on the system data source, in instances when the data source is not available, the team lead provides confirmation of the TAT measurement as is currently the case and as is tracked in the SLA Books.
	30%	81.2%	Monthly	0%	Day1	Number of processes where turn around time performance was "Pass" / Total number of processes with specific turn around time targets	Client Systems, Launchpad, Excel, Tracker
2.5.f
Capacity Achievement Rate - For each worktype, capacity is defined as the FTE allocation less shrinkage multiplied by the daily production target per FTE for the number of workdays for that month.

Note 1: Expected Service Level is subject to Validation upon completion of the FTE true-up that will measure and adjust for the FTE's over/under capacity realized over the first 60 days post closing of the deal.

Note 2: Shrinkage includes scheduled PTO, absenteeism, training & meetings. For the last 5 months, it is 24.83%.

Note 3: RPH and FTE levels should be reasonably consistent with the information identified in Schedule 4.4 Transaction Units and Schedule 4.2 Base Workforces.
	100%	Validate	Monthly	0%	Day1 - Minimum Service Level Validate Baseline - Expected Service Level	The production target per FTE per month is calculated by taking the RPH per worktype times the number of daily working hours times the number of working days.	Client Systems, Launchpad, Excel, Tracker

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.6.1	BIS-OTS- Valuations	Pool Percentage					0%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
APPLICATION MAINTENANCE
2.6.1.a	Response Time - Severity 1 (Urgent): Percent of BIS - OTS Severity 1 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 1 issues within *** min / Total number of severity 1 issues within the monitoring interval * 100	TBD
2.6.1.b	Response Time - Severity 2 (High): Percent of BIS - OTS Severity 2 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 2 issues within *** min / Total number of severity 2 issues within the monitoring interval * 100	TBD
2.6.1.c	Response Time - Severity 3 (Med/Low): Percent of BIS - OTS Severity 3 issues with less than a *** hour gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 3 issues within *** business hours / Total number of severity 3 issues within the monitoring interval * 100	TBD
2.6.1.d	Restoration Time - Severity 1 (Urgent): Percent of BIS - OTS Severity 1 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Validation	Number of severity 1 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 1 incidents during the monitoring interval * 100	TBD

2.6.1.e	Restoration Time - Severity 2 (High): Percent of BIS - OTS Severity 2 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Validation	Number of severity 2 incident ticketsrestored in less than *** hours during the monitoring interval / The total number of severity 2 incidents during the monitoring interval * 100	TBD
2.6.1.f	Restoration Time - Severity 3 (Med/Low): Percent of BIS - OTS Severity 3 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Validation	Number of severity 3 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 3 incidents during the monitoring interval * 100	TBD
2.6.1.g	Process Compliance - Percent of Incidents due to non-compliance with CoreLogic defined Incident Management and Problem Management processes	TBD	TBD	Monthly	0%	Validation	Number of incidents with lack of CoreLogic defined IM/PM processes adherence root cause / Total number of Incidents during the monitoring interval * 100	TBD
APPLICATION DEVELOPMENT
2.6.1.h	Predictability - Percentage of commitments delivered in a sprint (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Validation	Total number of commitments/deliverables delivered during the monitoring interval / Number of commitments/deliverables during the monitoring interval * 100	TBD
2.6.1.i	Schedule Predictability - Percentage of deliverables delivered on time (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Quarterly	0%	Baseline	Number of project deliverables delivered on time / Total number of deliverables in the monitoring interval * 100	TBD

2.6.1.j	Quality - Percentage of features that are tested and rejected during final User Acceptance Testing (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Validation	Number of features that are rejected during final UAT / Total number of features that go through final UAT during the monitoring interval * 100	TBD
2.6.1.k	Successful Release - Percentage of releases rolled back and where emergency emergency patchs are applied (excludes in-flight projects)	TBD					Number of releases rolled back + Number of releases with emergency patchs / Total number of releases during the monitoring interval * 100	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.6.2	BIS-OTS - Technology	Pool Percentage					0%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
APPLICATION MAINTENANCE
2.6.2.a	High Criticality Application Availability - Availability of all high criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of high criticality applications for the monitoring interval * 100	TBD
2.6.2.b	Low Criticality Application Availability - Availability of all low criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of high criticality applications for the monitoring interval * 100	TBD
2.6.2.c	Response Time - Severity 1 (Urgent): Percent of BIS - OTS Severity 1 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Validation	Number of responses to severity 1 issues within *** min / Total number of severity 1 issues within the monitoring interval * 100	TBD
2.6.2.d	Response Time - Severity 2 (High): Percent of BIS - OTS Severity 2 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Validation	Number of responses to severity 2 issues within *** min / Total number of severity 2 issues within the monitoring interval * 100	TBD

2.6.2.e	Restoration Time - Severity 1 (Urgent): Percent of BIS - OTS Severity 1 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 1 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 1 incidents during the monitoring interval * 100	TBD
2.6.2.f	Restoration Time - Severity 2 (High): Percent of BIS - OTS Severity 2 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 2 incident ticketsrestored in less than *** hours during the monitoring interval / The total number of severity 2 incidents during the monitoring interval * 100	TBD
2.6.2.g	Process Compliance - Percent of Incidents due to non-compliance with CoreLogic defined Incident Management and Problem Management processes	TBD	TBD	Monthly	0%	Baseline	Number of incidents with lack of CoreLogic defined IM/PM processes adherence root cause / Total number of Incidents during the monitoring interval * 100	TBD
APPLICATION DEVELOPMENT
2.6.2.h	Schedule Predictability - Percentage of deliverables delivered on time (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Monthly	0%	Baseline	Number of project deliverables delivered on time / Total number of deliverables in the monitoring interval * 100	TBD
2.6.2.i	Quality - Percentage of times a defect was tested and rejected during User Acceptance Testing (excludes in-flight projects)	TBD	TBD	Monthly	0%	Validation	Number of features that are rejected during final UAT / Total number of features that go through final UAT during the monitoring interval * 100	TBD

2.6.2.j	Successful Release - Percentage of releases rolled back and where emergency emergency patchs are applied (excludes in-flight projects)	TBD	TBD	Monthly	0%	Validation	Number of releases rolled back + Number of releases with emergency patchs / Total number of releases during the monitoring interval * 100	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.7	CSS	Pool Percentage					0%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
APPLICATION MAINTENANCE
2.7a	CLI Managed Application Availability - Availability of all high criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval	TBD	TBD	Monthly	0%	Validate	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of high criticality applications for the monitoring interval * 100	TBD
2.7b	Response Time - Severity 1 (Urgent) & Severity 2 (High): Percent of CSS Severity 1 and Severity 2 issues with less than a *** minute gap during business hours and less than *** min gap during on-call hours between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Validate	Number of responses to severity 1 issues within *** min during business hours and *** min during on-call hours / Total number of severity 1 issues within the monitoring interval * 100	TBD
2.7c	Response Time - Severity 3 (Med/Low): Percent of CSS Severity 3 issues with less than a *** hour gap during business hours between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Monthly	0%	Validate	Number of responses to severity 3 issues within *** business hours / Total number of severity 3 issues within the monitoring interval * 100	TBD
2.7d	Restoration Time - Severity 1 (Urgent): Percent of CSS Severity 1 issues restored within *** minutes during the monitoring interval	TBD	TBD	Monthly	0%	Validate	Number of Sev 1 incidents restored within *** minutes / Total number of Sev 1 incidents during the monitoring interval * 100	TBD
2.7e	Restoration Time - Severity 2 (High): Percent of CSS Severity 2 issues restored within *** minutes during the monitoring interval	TBD	TBD	Monthly	0%	Validate	Number of Sev 1 incidents restored within *** minutes / Total number of Sev 2 incidents during the monitoring interval * 100	TBD
2.7f	Restoration Time - Severity 3 (Med/Low): Percent of CSS Severity 3 issues restored within *** business hours during the monitoring interval	TBD	TBD	Monthly	0%	Validate	Number of Sev 1 incidents restored within *** business hours / Total number of Sev 3 incidents during the monitoring interval * 100	TBD

APPLICATION DEVELOPMENT
2.7g	Schedule Predictability - Percentage of deliverables delivered on time (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Monthly	0%	Baseline	Number of project deliverables delivered on time / Total number of deliverables in the monitoring interval * 100	TBD
2.7h	Quality - Number of defects per actual effort spent (excludes in-flight projects)	TBD	TBD	Monthly	0%	Baseline	Number of critical defects+ (high defects/2) + (medium defects/5) + (low defects/10))/Total overall actual effort spent	TBD
2.7i	Successful Release - Percentage of application releases that are rolled back or rolled forward due to Sev 1 and Sev 2 within *** days (excludes in-flight projects)	TBD	TBD	Monthly	0%	Baseline	Number of application releases rolled back or rolled forward due to Sev 1 and Sev 2 within *** days of release / Number or application releases during the monitoring interval * 100	TBD
CITG PROCESSING
2.7j	EAPM – Percent of Basic I or II monitoring setup completed in the following timeframe: *** or fewer scripts – *** hours *** or more scripts – *** hours	TBD	TBD	Monthly	0%	Validate
EAPM requests with *** scripts completed in less than *** hours + EAPM requests with *** scripts completed in less than *** hours + EAPM requests with *** scripts completed in less than *** hours / Total number of EAPM scripts in the monitoring interval * 100
								TBD
2.7k	Service Desk – Percent of IT Service Desk incidents resolved on the first call	TBD	TBD	Monthly	0%	Validate	Number service requests resolved on first call / Total number of service requests in the monitoring interval * 100	TBD
2.7l	Central Account Provisioning – Percent of requests completed within *** days for new users and *** day for existing users	TBD	TBD	Monthly	0%	Validate	Number of CAP new user requests completed in less than *** days + number of CAP new user requests completed in less than *** day / Total number of CAP requests in the monitoring interval * 100	TBD

2.7m	Employee Services - Availability of Exchange Email service during India business hours	TBD	TBD	Monthly	0%	Validate	Sum of the actual Exchange uptime during the monitoring interval / Sum of the scheduled Exhange uptime for the monitoring interval * 100	TBD
2.7n	Windows Administration – Percent of requests completed within *** days	TBD	TBD	Monthly	0%	Validate	Number of Windows Administration work requests completed in less than *** days / Total number of Windows Administration work requests in the monitoring interval * 100	TBD
2.7o	IT Security - Percent of I.P. Address Add or Change or Open HTTP Port requests completed in *** days	TBD	TBD	Monthly	0%	Validate	Number of IT Security requests completed in less than *** says / Total number of IT security requests in the monitoring interval * 100	TBD
2.7p	Service Center - Percentage of incidents where updates are sent every *** min for Sev 1 and every *** min for Sev 2	TBD	TBD	Monthly	0%	Baseline	Number of Sev 1 incidents with updates sent every *** min + Number of Sev 2 tickets with updates sent every *** min / Total number of Sev 1 + Sev 2 tickets in the monitoring interval * 100	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.8	Corporate Production Support Service Levels	Pool Percentage					30%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
2.8.a
AR Cash Posting Accuracy Rate - % of cash processed and QA'd without errors. Error free is defined as: applied to the correct account, invoice or transaction with the proper dollar amount).

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
		***%	***%	***	***%	***
# of items posted (via check, credit card or wire from either lockbox, SharePoint or other resource) that are error free (applied to the correct account, invoice or transaction with the proper dollar amount) divided by the total volume of all items posted
Launchpad and Oracle
2.8.b.1
AR Cash Posting Timeliness - % of received items processed and QA'd within *** of receipt

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

		***	***	***	***%	***
# of items received (via paper check, check by phone, credit card, ACH or wire from either lockbox, SharePoint or other resource posted) and QA'd within *** of receipt (depending on business), divided by the total volume of all items received
Launchpad and Oracle

2.8.b.2
AR Cash Posting Timeliness - % of received items processed and QA'd by month end. Month end is defined as the last working day of the month (ie, 28th of February and 30th or 31st of other months). In instances where the last working day of the month falls on a weekend,the last working business day will take precedence.

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.
	***%	***%	***	***%	***
# of payments received (via paper check, check by phone, credit card, ACH or wire from either lockbox, SharePoint or other resources posted) by month end close divided by the total volume of all payments received
Launchpad and Oracle
2.8.c
AP Expense Report Accuracy Rate - % Expense Reports processed and QA'd without errors. Error free is defined as: compliance to expense policy guidelines, appropriate corrective action taken by an auditor, inclusion of supporting receipts, authorized manager approval, correct coding to GL account, no duplicate payments, and payment to the right entity.

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
	***%	***%	***	***%	***
# of Expense Reports that are error free (compliance to expense policy guidelines, appropriate corrective action taken by the auditor, inclusion of supporting receipts, authorized manager approval, correct coding to GL account, no duplicate payments, and payment to the right entity) divided by the total number of expense reports posted
Launchpad, Oracle, or Manual Excel Tracking Tool
2.8.d
AP Expense Report Timeliness - % Expense Reports processed and QA within 48 hours of receipt.

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***	***	***	***%	***	# of expense reports processed and QA'd within *** of receipt divided by the total number expense reports received for processing	Launchpad, Oracle, or Manual Excel Tracking Tool

2.8.e
AP Invoice Processing Accuracy Rate - % Invoices processed and QA'd without errors for Corporate and Operations Accounts. Error free is defined as: correct GL coding, correct vendor / dollar amounts, and correct use of taxes.

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
	***%	***%	***	***%	***	# of error free invoices processed (GL coding, Vendor/Dollar amount, Use tax) divided by the total number of invoices posted	Launchpad, Oracle, or Manual Excel Tracking Tool
2.8.f.1
AP Invoice Processing Timeliness - % Invoices completed within *** of receipt for Corporate and Operations accounts.

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***	***	***	***%	***	# of invoices in queue that are entered into Oracle (*** for invoice processing and *** for quality check) after receipt divided by the total number received for the period	Launchpad and Oracle
2.8.f.2
AP Invoice Processing Timeliness - % Invoices completed no later than month end for Corporate and Operations accounts.

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***%	***%	***	***%	***	# of invoices in queue that are entered into Oracle by month end divided by the total number received for the period	Launchpad and Oracle

2.8.g
Custodial AP Urgent Request  Accuracy Rate - %  Invoices Processed and QA without Errors for Custodial, Escrow Services and Tax. Error free is defined as: correct GL coding, correct vendor / dollar amounts, and correct use of taxes.

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.

	***%	***%	***	***%	***	# of error free AP Urgent invoices processed (GL coding, Vendor/Dollar amount, Use tax) divided by the total number of AP Urgent invoices processed	Launchpad, Oracle, or Manual Excel Tracking Tool
2.8.h
Custodial AP Urgent Request Timeliness - % of Invoices Processed daily by *** for Custodial, Escrow Services  and Tax

Note 1: The cutoff time is *** for processing invoices by ***.

Note 2: The baseline volume assumes an equitable spread over the month.

Note 3: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***%	***%	***	***%	***	# of invoices received and entered into Oracle and processed by *** divided by the total number of invoices received for the day BY ***	Launchpad, Oracle, or Manual Excel Tracking Tool
2.8.i
Balance sheet Reconciliations and Roll-Forward Schedules Timeliness - % of total number of reconciliations and roll forward schedules completed  before the *** calendar day of each month

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***%	***%	***	***%	***	# of account reconciliations and roll forward schedules completed, submitted and approved by due date divided by total # of accounts assigned	Sign off sheet and Oracle

2.8.j
General Accounting Bank Reconciliation Timeliness  - % total of items that are open for review and research past the ***  day of each month.

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***% ***	***% ***	***	***%	***	# of items left open (not commented or scheduled to clear) between *** overdue divided by the total number posted to the GL for that corresponding month	Sign off sheet and Oracle
2.8.k
Taxation Sales and Federal Tax Return Filing Timeliness - % of returns processed accurately within *** of request

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***	***	***	***%	***	# of tax filings completed accurately within *** (depending on the type) divided by total number received	Launchpad and Oracle
2.8.l
Revenue Billing Invoice Creation Accuracy Rate - % invoices created without errors via manual customized billing creation. Error free is defined as: correct customer, correct dollar amounts, and submitted bill.

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
	***%	***%	***	***%	***	# of requests received (correct customer, dollar amount, and sent) divided by total number processed and finished accurately	Launchpad and Oracle

2.8.m
Revenue Billing Invoice Creation Timeliness - % invoices created within *** for Corporate and Operations accounts

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.
	***%	***%	***	***%	***	# of invoices generated and completed within *** of receipt (correct customer and dollar amount) divided by total number requested and received	Launchpad and Oracle
2.8.n
Custodial General Accounting Accuracy Rate (Oracle Check Voids) - % voids and reissues without errors. Error are defined as: voiding incorrect checks, voiding incorrect numbers of checks, getting wrong sign-offs, using incorrect GLs and cost centers, processing checks with Stale Dates.

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
	***%	***%	***	***%	***	# of request received divided by total number processed and finished accurately	Launchpad and Oracle
2.8.o
Custodial General Accounting Timeliness - # Voids and reissues completed within the 24 hour turn around time.

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.
	***%	***%	***	***%	***	# of payments generated and completed within *** of receipt divided by total number requested and received	Launchpad and Oracle

2.8.p
Custodial General Accounting Reconciliations Accuracy Rate -% of total items to be reconciled before the due date of each month without errors. Error free is defined as: posting to correct GL Accounts and accurate posting to client accounts.

Note 1: This SLA relies on Internal Quality and External Quality checks. The definitions of these quality checks are as follows: Internal Quality means a quality check conducted by Supplier and External Quality means a quality check conducted by CoreLogic.

Note 2: Sample size and quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
	***%	***%	***	***%	***	# of reconciliations processed accurately and approved by the due date divided by the total number of requests during the period	Launchpad and Oracle
2.8.q
Custodial General Accounting Reconciliations Timeliness - # of total items reconciled before the due date of each month  Client facing reconciliations

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.
	***%	***%	***	***%	***	# of reconciliations processed accurately and turned in by the due date (based on client SLA) divided by the total number of requests during the period	Launchpad and Oracle
2.8.r
Legal License Amendments and Agreement Requests Timeliness - % of Legal Requests completed within *** Business Days of Receipt

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***	***	***	***%	***	# of license amendment and agreement requests processed within *** divided by the total number of requests during the period	Microsoft Tracking

2.8.s
Public Records Legal Review Timeliness - % of Legal Reviews Completed within *** Business Days of Receipt

Note 1: The baseline volume assumes an equitable spread over the month.

Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.

	***	***	***	***%	***	# of Public Records reviewed and processed within *** divided by the total number of requests received during the period, subject to exceptions for high-priority matters and complicating factors	Intake Tool - TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.9	Data & Analytics	Pool Percentage					0%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Category	Formula	Measuring Tool
APPLICATION MAINTENANCE
2.9.a	High Criticality Application Availability - Availability of all high criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval	TBD	TBD	Monthly	0%	Validation	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of high criticality applications for the monitoring interval * 100	TBD
2.9.b	Response Time - Severity 1 (Urgent) and Severity 2 (High): Percent of D&A Severity 1 and Severity 2 issues with less than a *** minute gap between recording of the incident and acknowledgement that ticket is being worked + compliance with SWAT team process	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 1 and severity 2 issues within *** min / Total number of severity 1 and severity 2 issues within the monitoring interval * 100	TBD
2.9.c	Response Time - Severity 3 (Med/Low): Percent of D&A Severity 3 issues with less than a *** hour gap between recording of the incident and acknowledgement that ticket is being worked + compliance with SWAT team process	TBD	TBD	Monthly	0%	Baseline	Number of responses to severity 3 issues within *** hour / Total number of severity 3 issues within the monitoring interval * 100	TBD
2.9.d	Restoration Time - Severity 1 (Urgent): Percent of D&A Severity 1 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 1 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 1 incidents during the monitoring interval * 100	TBD

2.9.e	Restoration Time - Severity 2 (High): Percent of D&A Severity 2 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 2 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 2 incidents during the monitoring interval * 100	TBD
2.9.f	Restoration Time - Severity 3 (Med/Low): Percent of D&A Severity 3 issues restored within *** hours during the monitoring interval	TBD	TBD	Monthly	0%	Baseline	Number of severity 3 incident tickets restored in less than *** hours during the monitoring interval / The total number of severity 3 incidents during the monitoring interval * 100	TBD
2.9.g	Process Compliance - Percent of Incidents due to non-compliance with CoreLogic defined Incident Management and Problem Management processes	TBD	TBD	Quarterly	0%	Baseline	Number of incidents due to non-compliance with CoreLogic defined IM/PM processes / Total number of Incidents during the monitoring interval * 100	TBD
AGILE APPLICATION DEVELOPMENT
2.9.h	Predictability - Percentage of commitments delivered in a sprint (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Baseline	Number of commitments delivered during the monitoring interval / Number of commitments during the monitoring interval * 100	TBD
2.9.i	Successful Release - Percentage of application releases that are rolled back or rolled forward due to Sev 1 and Sev 2 within *** days (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Validation	Number of application releases rolled back or rolled forward due to Sev 1 and Sev 2 incidents within *** days of release / Number or application releases during the monitoring interval * 100	TBD

WATERFALL APPLICATION DEVELOPMENT
2.9.j	Schedule Predictability - Percentage of deliverables delivered on time (excludes in-flight projects): Successful completion of a project includes delivery to CL, and CL Acceptance, of all functionality, deliverables, associated documentation and services to be provided as part of such project, in accordance with CL requirements	TBD	TBD	Quarterly	0%	Validation	Number of project deliverables delivered on time / Total number of deliverables in the monitoring interval * 100	TBD
2.9.k	Quality - Number of defects per actual effort spent (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Baseline	Number of critical defects+ (high defects/2) + (medium defects/5) + (low defects/10))/Total overall actual effort spent	TBD
2.9.l	Successful Release - Percentage of application releases that are rolled back or rolled forward due to Sev 1 and Sev 2 within *** days (excludes in-flight projects)	TBD	TBD	Quarterly	0%	Validation	Number of application releases rolled back or rolled forward due to Sev 1 and Sev *** incidents within *** days of release / Number or application releases during the monitoring interval	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.10	*** Support Service Levels	Pool Percentage					10%

	Service Level Definition	Minimum Service Level	Expected Service Level	Monitoring Interval	Service Level Credit Allocation	SLA Categoy	Formula	Measuring Tool
2.10.a
Production Rate - The blended amount of reports completed during the measuring month; weighted by complexity of each type of report. Supplier will meet the baseline volumes as follows: (1) if the volume received by the Supplier is equal to or greater than the volume baseline, the Suppliers volume output must equal the volume baseline and (2) if the volume received by the Supplier is less than the volume baseline, the volume output of the Supplier must equal 100% of the volume received. For each individual type of report where a *** exists, the actual production performance of that type of report will be compared against the production volume baseline.

Note 1: Blended reports are also known as File Equivalents and are weighed for complexity
Note 2: The weightings for each file are as follows:
***
Note 3: The average number of business days is 21.08 over 2008, 2009 and 2010
Note 4: The number of FTE's used for calculation is currently 20
Note 5: The baseline volume assumes an equitable spread over the month.
Note 6: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.
		10,118.40	12,226.40	Monthly	65%	None Day 1	Total monthly number of blended reports completed during the monitoring interval	CoreLogic Proprietary reporting system

2.10.b
Quality Rate -The percentage of completed reports that are audited and error free. Error free is broadly defined as: delivery of the final product to the client, proper pricing to the client for the report, closure of the clients request.

Note 1: *** to be done externally by ***

Note 2: For associates who have been producing files ***; ***% of files completed will be audited and given ***

Note 3: For associates who have been producing files ***; a random sampling of *** completed files will be audited and given quality checks

Note 4: Quality checklist(s) will be made available before Close for measurements to be effective on Day 1, otherwise metric will fall under the Validate category.
		Baseline	Baseline	Monthly	—%	Baseline	Total number of files completed during the month without errors divided by the corresponding total sample pulled for quality control	CoreLogic Proprietary reporting system
2.10.c	Merge Plus Report - % of Merge Plus Reports processed within the same day turnaround timeframe. Note 1: The baseline volume assumes an equitable spread over the month. Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.	***%	***%	Monthly	10%	None Day 1	Total number of reports completed within the same day divided by the total number of Merge Plus reports received	CoreLogic Proprietary reporting system
2.10.d	Residential Mortgage Credit Report (RMCR) - % of RMCR reports processed within the 48 hours turnaround timeframe. Note 1: The baseline volume assumes an equitable spread over the month. Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.	***%	***%	Monthly	5%	None Day 1	Total number of reports completed within 48 hours divided by the total number of RMCR reports received	CoreLogic Proprietary reporting system

2.10.e	Amendment Report - % of Amendment reports processed within the same day turnaround timeframe. Note 1: The baseline volume assumes an equitable spread over the month. Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.	***%	***%	Monthly	10%	None Day 1	Total number of reports completed within the same day divided by the total number of Amendment reports received	CoreLogic Proprietary reporting system
2.10.f	Supplement Report- % of Supplemental Reports processed within the same day turnaround timeframe. Note 1: The baseline volume assumes an equitable spread over the month. Note 2: Production volume levels should be reasonably consistent with the volume levels identified in Schedule 4.4 Transaction Units.	***%	***%	Monthly	10%	None Day 1	Total number of reports completed within the same day divided by the total number of Supplement reports received	CoreLogic Proprietary reporting system

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.1.1	Flood Key Measurements

3.1.1.a	Flood Service Levels - Bangalore	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.1.1.a.1	Loan Determination Volume-Goal: Goal for total orders completed in a month.	15,000	15,000	N	Monthly	NA
3.1.1.a.2	Loan Determination Actual Volume- Achieved: Total orders completed in a month.	11,362	12,829	N	Monthly	To be updated
3.1.1.a.3	Loan Determination Variance: Difference between the total goal and actual volume achieved. (3.1.a.1 - 3.1.a.2)	(3,638)	(2,171)	N	Monthly	Actual Volume - Goal for Loan Determination
3.1.1.a.4	Loan Determination Completion Percentage-Goal: The set goal for the percentage completed. Percentage completed is the number of determinations completed by Supplier compared to the total number of orders completed by the total CoreLogic Flood Operations (Supplier + Austin) in a given measurement period.	70%	70%	N	Monthly	NA
3.1.1.a.5	Loan Determination Completion Percentage: The number of determinations completed by Supplier compared to the total number of orders completed by the total CoreLogic Flood Operations (Supplier + Austin) in a given measurement period.	63%	63%	N	Monthly	To be updated
3.1.1.a.6	Loan Determination Variance: Completion Percentage - Completion Goal	(7)%	(7)%	N	Monthly	Completion Percentage - Completion Goal for Loan Determination
3.1.1.a.7	Loan Determination/Day-Goal: Currently 45/Day	45	45	N	Monthly	NA
3.1.1.a.8	Loan Determination/Day-Achieved: Stated in SLA	46	51	N	Monthly	To be updated
3.1.1.a.9	Loan Determination/Day-Variance: Variance between Loan determinations per day goal and achieved.	1	6	N	Monthly	Loan Determination per day Achieved - Loan Determination per day Goal
3.1.1.a.10	Accuracy Goal: Stated in SLA	1	1	N	Monthly	NA
3.1.1.a.11	Accuracy - Missed per 1,000: Stated in SLA	0.46	0.54	N	Monthly	To be updated
3.1.1.a.12	Audit Accuracy - Variance: Variance between Accuracy Goal and Accuracy - Missed per 1000	(0.4)	(0.32)	N	Monthly	Loan Determination per day Achieved - Loan Determination per day Goal
3.1.1.a.13	Non-Critical Errors: Total non-critical errors found through auditing	6	6	N	Monthly	To be updated
3.1.1.a.14	Critical Errors: Critical Errors include: Zone change from non-SFHA to SFHA, or vice versa, Zone change from one SFHA zone to another SFHA zone, Community change, Red banner instructions not followed, Missing LOMC or CBRA date, Incorrect address edit	5	7	N	Monthly	To be updated
3.1.1.a.15	LOLA Critical Errors: LOLA Critical Errors include: Zone change from non-SFHA to SFHA, or vice versa, Zone change from one SFHA zone to another SFHA zone, Community change, Red banner instructions not followed, Missing LOMC or CBRA date, Incorrect address edit	3	4	N	Monthly	To be updated

3.1.1.a.16	Total Errors: Total Critical + Non Critical Errors	16	18	N	Monthly	Sum of Non-Critical, Critical and LOLA Critical Errors
3.1.1.a.17	Items Audited: Total number of items Audited by Onshore team.	205	226	N	Monthly	To be updated
3.1.1.a.18	LOLA/Day-Goal: Currently 100/day	105	117	N	Monthly	NA
3.1.1.a.19	LOLA/Day: Stated in SLA	123	130	N	Monthly	To be updated
3.1.1.a.20	LOLA Quality: Stated in SLA	—	—	N	Monthly	LOLA Critical Errors / LOLA Units x 1000
3.1.1.a.21	Segment Percentage: Percentage of Segment Questions asked versus answered when completing manual production orders	—	—	N	Monthly	To be updated
LEAVES & RESIGNATIONS
3.1.1.a.22	TOTAL FTE'S: Total FTE Count	32	33	N	Monthly	To be updated
3.1.1.a.23	Addition: Additional FTE in given month	—	—	N	Monthly	To be updated
3.1.1.a.24	Separations: Lossed FTE in given month	—	1	N	Monthly	To be updated
HEAD UTILIZATION
3.1.1.a.25	Total Man-hours: Total FTE Hours for a month (includes all hours from clock in to clock out for all FTE)	3,774	3,928	N	Monthly	To be updated
3.1.1.a.26	Production Man-hours: Total Hours dedicated to the process	3,482	3,618	N	Monthly	To be updated
3.1.1.a.27	Absence Man-hours: Total Hours lost due to absence	456	508	N	Monthly	To be updated
3.1.1.a.28	System Down Time: Total Hours systems were unavailable	74	116	N	Monthly	To be updated
3.1.1.a.29	Training/Meetings: Total Hours spent on Training and Meetings	131	170	N	Monthly	To be updated
3.1.1.a.30	Idle-Man-hours Week Days: Total Hours available for production that were not utilized	3	23	N	Monthly	To be updated
3.1.1.a.31	Others(Management Directed time/Reports) - <Definition>	—	1	N	Monthly	To be updated
HEAD UTILIZATION %
3.1.1.a.32	Production: Production Man-hours / Total Man-hours	90.9%	92.2%	N	Monthly	Production Man-hours / Total Man-hours
3.1.1.a.33	Absence: Absence Man-hours / Total Man-hours	10.8%	13.1%	N	Monthly	Absence Man-hours / Total Man-hours
3.1.1.a.34	System Down Time: System Down Time / Total Man-hours	3%	2%	N	Monthly	System Down Time / Total Man-hours
3.1.1.a.35	Training: Training/Meetings / Total Man-hours	3.5%	4.2%	N	Monthly	Training/Meetings / Total Man-hours
3.1.1.a.36	Idle- Week Days: Idle-Man-hours / Total Man-hours	0.1%	0.6%	N	Monthly	Idle-Man-hours / Total Man-hours
3.1.1.a.37	Others: Others / Total Man-hours	—%	—%	N	Monthly	Others / Total Man-hours
EXITS
3.1.1.a.38	Resignations: Total Resignations	—	1	N	Monthly	To be updated
3.1.1.a.39	Perf./Behav. Terminations: Total Terminations	—	1	N	Monthly	To be updated
3.1.1.a.40	Internal Tansfers: Total Transfers	—	—	N	Monthly	To be updated

3.1.1.b	Flood Service Levels - Mangalore	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.1.1.b.1	Loan Determination Volume-Goal: Goal for total orders completed in a month.	18,000	18,667	N	Monthly	NA
3.1.1.b.2	Loan Determination Actual Volume- Achieved: Total orders completed in a month.	21,821	24,789	N	Monthly	To be updated
3.1.1.b.3	Loan Determination Variance: Difference between the total goal and actual volume achieved. (3.1.a.1 - 3.1.a.2)	3,821	6,122	N	Monthly	Actual Volume - Goal for Loan Determination
3.1.1.b.4	Loan Determination Completion Percentage-Goal: The set goal for the percentage completed. Percentage completed is the number of determinations completed by Supplier compared to the total number of orders completed by the total CoreLogic Flood Operations (Supplier + Austin) in a given measurement period.	70%	70%	N	Monthly	NA
3.1.1.b.5	Loan Determination Completion Percentage: The number of determinations completed by Supplier compared to the total number of orders completed by the total CoreLogic Flood Operations (Supplier + Austin) in a given measurement period.	63%	63%	N	Monthly	To be updated
3.1.1.b.6	Loan Determination Variance: Completion Percentage - Completion Goal	(7)%	(7)%	N	Monthly	Completion Percentage - Completion Goal for Loan Determination
3.1.1.b.7	Loan Determination/Day-Goal: Currently 45/Day	45	45	N	Monthly	NA
3.1.1.b.8	Loan Determination/Day-Achieved: Stated in SLA	53	60	N	Monthly	To be updated
3.1.1.b.9	Loan Determination/Day-Variance: Variance between Loan determinations per day goal and achieved.	8	15	N	Monthly	Loan Determination per day Achieved - Loan Determination per day Goal
3.1.1.b.10	Accuracy Goal: Stated in SLA	1	1	N	Monthly	NA
3.1.1.b.11	Accuracy - Missed per 1,000: Stated in SLA	0.31	0.33	N	Monthly	To be updated
3.1.1.b.12	Audit Accuracy - Variance: Variance between Accuracy Goal and Accuracy - Missed per 1000	(0.55)	(0.53)	N	Monthly	Loan Determination per day Achieved - Loan Determination per day Goal
3.1.1.b.13	Non-Critical Errors: Total non-critical errors found through auditing	3	4	N	Monthly	To be updated
3.1.1.b.14	Critical Errors: Critical Errors include: Zone change from non-SFHA to SFHA, or vice versa, Zone change from one SFHA zone to another SFHA zone, Community change, Red banner instructions not followed, Missing LOMC or CBRA date, Incorrect address edit	7	9	N	Monthly	To be updated
3.1.1.b.15	LOLA Critical Errors: LOLA Critical Errors include: Zone change from non-SFHA to SFHA, or vice versa, Zone change from one SFHA zone to another SFHA zone, Community change, Red banner instructions not followed, Missing LOMC or CBRA date, Incorrect address edit	3	5	N	Monthly	To be updated
3.1.1.b.16	Total Errors: Total Critical + Non Critical Errors	15	17	N	Monthly	Sum of Non-Critical, Critical and LOLA Critical Errors
3.1.1.b.17	Items Audited: Total number of items Audited by Onshore team.	231	290	N	Monthly	To be updated
3.1.1.b.18	LOLA/Day-Goal: Currently 100/day	105	113	N	Monthly	NA
3.1.1.b.19	LOLA/Day: Stated in SLA	121	138	N	Monthly	To be updated

3.1.1.b.20	LOLA Quality: Stated in SLA	—	—	N	Monthly	LOLA Critical Errors / LOLA Units x 1000
3.1.1.b.21	Segment Percentage: Percentage of Segment Questions asked versus answered when completing manual production orders	—	4	N	Monthly	To be updated
LEAVES & RESIGNATIONS
3.1.1.b.22	TOTAL FTE'S: Total FTE Count	44	45	N	Monthly	To be updated
3.1.1.b.23	Addition: Additional FTE in given month	—	—	N	Monthly	To be updated
3.1.1.b.24	Separations: Lossed FTE in given month	—	1	N	Monthly	To be updated
HEAD UTILIZATION
3.1.1.b.25	Total Man-hours: Total FTE Hours for a month (includes all hours from clock in to clock out for all FTE)	5,482	5,849	N	Monthly	To be updated
3.1.1.b.26	Production Man-hours: Total Hours dedicated to the process	5,044	5,549	N	Monthly	To be updated
3.1.1.b.27	Absence Man-hours: Total Hours lost due to absence	461	614	N	Monthly	To be updated
3.1.1.b.28	System Down Time: Total Hours systems were unavailable	56	89	N	Monthly	To be updated
3.1.1.b.29	Training/Meetings: Total Hours spent on Training and Meetings	157	205	N	Monthly	To be updated
3.1.1.b.30	Idle-Man-hours Week Days: Total Hours available for production that were not utilized	—	6	N	Monthly	To be updated
3.1.1.b.31	Others(Management Directed time/Reports) - <Definition>	—	—	N	Monthly	To be updated
HEAD UTILIZATION %
3.1.1.b.32	Production: Production Man-hours / Total Man-hours	94.6%	94.9%	N	Monthly	Production Man-hours / Total Man-hours
3.1.1.b.33	Absence: Absence Man-hours / Total Man-hours	8.4%	10.6%	N	Monthly	Absence Man-hours / Total Man-hours
3.1.1.b.34	System Down Time: System Down Time / Total Man-hours	3.0%	2.0%	N	Monthly	System Down Time / Total Man-hours
3.1.1.b.35	Training: Training/Meetings / Total Man-hours	2.6%	3.5%	N	Monthly	Training/Meetings / Total Man-hours
3.1.1.b.36	Idle- Week Days: Idle-Man-hours / Total Man-hours	0.0%	0.1%	N	Monthly	Idle-Man-hours / Total Man-hours
3.1.1.b.37	Others: Others / Total Man-hours	0.0%	0.0%	N	Monthly	Others / Total Man-hours
EXITS
3.1.1.b.38	Resignations: Total Resignations	—	—	N	Monthly	To be updated
3.1.1.b.39	Perf./Behav. Terminations: Total Terminations	—	—	N	Monthly	To be updated
3.1.1.b.40	Internal Tansfers: Total Transfers	—	—	N	Monthly	To be updated

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.1.2	Flood ITO Key Measurements

	Flood Service Levels - Bangalore	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
GIS - Flood Mapping
3.1.2.a
Build (Very High): Flood mapping for "Build" items categorized as Very High by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, QC & upload) for city and costal areas with Very high dense flood zones.
		1 Panel in 18 hours	1 Panel in 16 hours	Y	Monthly
3.1.2.b
Build (High): Flood mapping for "Build" items categorized as High by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, QC & upload) for city and costal areas with high dense flood zones.
		1 Panel in 11 hours	1 Panel in 10 hours	Y	Monthly
3.1.2.c
Build (Medium): Flood mapping for "Build" items categorized as Medium by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, QC & upload) for city and costal areas with medium dense flood zones.
		1 Panel in 5 hours	1 Panel in 4 hours	Y	Monthly
3.1.2.d
Build (Low): Flood mapping for "Build" items categorized as Low by CoreLogic. Flood mapping includes (data download, map reading, georeferencing, production, QC & upload) for city and costal areas with Low dense flood zones.
		1 panel in 3 hours 30 min	1 Panel in 2 Hours	Y	Monthly
GIS - Parcel Mapping
3.1.2.e	Parcel Mapping Build: Parcel mapping activities that include preprocessing, production, QC, final deliverable.	1 Hour 5 Parcel Objects	1 Hour 7 Parcel Objects	Y	Quarterly
GIS -Boundary Layer Alignment and FootPrint Extraction
3.1.2.f
Building Footprint Extraction (High): Building footprint extraction "Build" items categorized as High by CoreLogic. Footprint Extraction includes (DOQQ Download, Production, Google Street View Verification, QC & Upload) for city areas.
		1 Mile in 15 hours	1 Mile in 12 hours	Y	Quarterly
3.1.2.g
Building Footprint Extraction (Medium): Building footprint extraction "Build" items categorized as Medium by CoreLogic. Footprint Extraction includes (DOQQ Download, Production, Google Street View Verification, QC & Upload) for township areas.
		1 Mile in 8 hours	1 Mile in 7 hours	Y	Quarterly
3.1.2.h
Building Footprint Extraction (Low): Building footprint extraction "Build" items categorized as Low by CoreLogic. Footprint Extraction includes (DOQQ Download, Production, Google Street View Verification, QC & Upload) for rural areas.
		1 Mile in 4 hours	1 Mile in 3 Hours 30 minutes	Y	Quarterly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.2	Tax Key Measurements

3.2	Flood Service Levels - Bangalore	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
See "Key Measurements - Tax.xlsm" File

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.3	BIS-Tax Key Measurements

3.3		Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.3a
Medium Criticality Application Availability - Availability of all medium criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval
		TBD	TBD	Y	Monthly	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of medium criticality applications for the monitoring interval
3.3b
Low Criticality Application Availability - Availability of all low criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval
		TBD	TBD	Y	Monthly	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of low criticality applications for the monitoring interval
3.3c	Development Quality - Percentage of times a release was tested and rejected during User Acceptance Testing	TBD	TBD	Y	Monthly	TBD
3.3d	Successful Release - Percentage of application releases that trigger a Sev 1 incident	TBD	TBD	Y	Monthly	Number of application releases that trigger a Sev 1 incident / Total number of application releases
3.3e	Successful Release - Percentage of application releases that trigger a Sev 2 incident	TBD	TBD	Y	Monthly	Number of application releases that trigger a Sev 2 incident / Total number of application releases
3.3f	Development Quality - Percentage of times a release was tested and rejected during User Acceptance Testing	TBD	TBD	Y	Monthly	Number of times a defect was rejected during UAT / Number of times a defect was tested during UAT

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
CMS	CITI FHA Prep	906	N	Monthly			Y	Monthly	100%		Y	Monthly
CMS	CITI FHA Processing	967	N	Monthly	91.69%	94.46%	N	Monthly	100%		Y	Monthly
CMS	CITI PFS Processing	150	N	Monthly	91.17%	95.34%	N	Monthly	100%		Y	Monthly
CMS	GMAC FHA Prep	101	N	Monthly			Y	Monthly	100%		Y	Monthly
CMS	GMAC FHA Processing	83	N	Monthly	88.75%	91.86%	N	Monthly	100%		Y	Monthly
CMS	CITI – Final– Processing	1,438	N	Monthly	84.37%	88.21%	N	Monthly	100%		Y	Monthly
CMS	CITI – Initial – Processing	1,307	N	Monthly	82.21%	87.12%	N	Monthly	100%		Y	Monthly
CMS	CITI – Initial MI – Processing	877	N	Monthly	83.15%	86.63%	N	Monthly	100%		Y	Monthly
CMS	CITI – Prep	3,228	N	Monthly	93.08%	94.81%	N	Monthly	100%		Y	Monthly
CMS	CITI – Short sale – Processing	375	N	Monthly	84.49%	88.24%	N	Monthly	100%		Y	Monthly
CMS	CITI – Third Party – Processing	120	N	Monthly	84.49%	88.28%	N	Monthly	100%		Y	Monthly
CMS	FHA Claims QC	845	N	Monthly			Y	Monthly	100%		Y	Monthly
CMS	FHA Missing Items	243	N	Monthly			Y	Monthly	100%		Y	Monthly
CMS	FHA TAL Update	949	N	Monthly			Y	Monthly	100%		Y	Monthly
CMS	RFC- Dual Claims - Processing	139	N	Monthly	92.79%	94.52%	N	Monthly	100%		Y	Monthly
CMS	RFC- Exception Claims - Processing	689	N	Monthly	92.79%	94.52%	N	Monthly	100%		Y	Monthly
CMS	RFC- MI Supp Tracker - Processing	11	N	Monthly	92.79%	94.52%	N	Monthly	100%		Y	Monthly
CMS	RFC- Post Claim - Processing	487	N	Monthly	92.79%	94.52%	N	Monthly	100%		Y	Monthly
CMS	RFC- Pre Claim - Processing	68	N	Monthly	92.79%	94.52%	N	Monthly	100%		Y	Monthly
CMS	RFC- Prep	2,427	N	Monthly	91.75%	94.06%	N	Monthly	100%		Y	Monthly

CMS	RFC- Redeemed Billings - Processing	17	N	Monthly	92.79%	94.52%	N	Monthly	100%	Y	Monthly
CMS	Scanning FHA)	993	N	Monthly		100%	Y	Monthly	100%	Y	Monthly
CMS	Aurora - Exceptional Claims	196	N	Monthly	91.36%	93.67%	N	Monthly	100%	Y	Monthly
CMS	Aurora - MI Claims	12	N	Monthly	91.36%	93.67%	N	Monthly	100%	Y	Monthly
CMS	Aurora - Post Claims	147	N	Monthly	91.36%	93.67%	N	Monthly	100%	Y	Monthly
CMS	Aurora - Prep	334	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	CITI – Short sale MI– Processing	72	N	Monthly	81.72%	89.41%	N	Monthly	100%	Y	Monthly
CMS	CITI – Third Party MI – Processing	136	N	Monthly	90.18%	90.72%	N	Monthly	100%	Y	Monthly
CMS	Conventional Missing Items	228	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Documentation - MGIC-GMAC	363	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Documentation - MGIC-RFC	61	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Documentation - Postsale Box	343	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Documentation - UG	169	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	FANNIE MAE & FREDDIE MAC - PREP	2,739	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	FANNIE MAE & FREDDIE MAC - Scanning	4,144	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	FHLMC - EXCEPTIONS	182	N	Monthly	84.02%	90.48%	N	Monthly	100%	Y	Monthly
CMS	FHLMC - FINAL	333	N	Monthly	84.02%	90.48%	N	Monthly	100%	Y	Monthly
CMS	FHLMC - Funds Followup	8,090	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	FHLMC - INITIAL	375	N	Monthly	84.02%	90.48%	N	Monthly	100%	Y	Monthly
CMS	FHLMC - REDEEMED	8	N	Monthly	84.02%	89.4%	N	Monthly	NA	Y	Monthly
CMS	FHLMC - Supplemental	823	N	Monthly	84.02%	90.48%	N	Monthly	100%	Y	Monthly
CMS	FNMA - 874	74	N	Monthly	94.44%	95.52%	N	Monthly	100%	Y	Monthly
CMS	FNMA - Bankruptcy	122	N	Monthly	94.44%	95.42%	N	Monthly	100%	Y	Monthly

CMS	FNMA - EXCEPTIONS - CONVIN	46	N	Monthly	94.44%	95.56%	N	Monthly	100%	Y	Monthly
CMS	FNMA - EXCEPTIONS - CONVUN	155	N	Monthly	94.44%	95.56%	N	Monthly	100%	Y	Monthly
CMS	FNMA - FINAL	605	N	Monthly	94.44%	95.56%	N	Monthly	100%	Y	Monthly
CMS	FNMA - Funds Followup	15,834	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	FNMA - INITIAL - CONVIN	180	N	Monthly	94.44%	95.56%	N	Monthly	100%	Y	Monthly
CMS	FNMA - INITIAL - CONVUN	532	N	Monthly	94.44%	95.56%	N	Monthly	100%	Y	Monthly
CMS	FNMA - Supplemental	839	N	Monthly	94.44%	95.56%	N	Monthly	100%	Y	Monthly
CMS	FNMA REJECTED REPORT	146	N	Monthly	95.09%	95.95%	N	Monthly	NA	Y	Monthly
CMS	Overallowable & 104 Re-Key emails	136	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	P260 - CITI	869	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	P260 - GMAC	342	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - GENWORTH Claims	62	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - GMAC Claims	10	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - MGIC Claims	109	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - PMI Claims	138	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - RADIAN Claims	49	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - RMIC Claims	16	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - TRIAD Claims	10	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - UG Claims	32	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Part A - Task 1	310	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Part B - Audit Process	1,085	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Part B - Part B	230	N	Monthly	87.63%	90.29%	N	Monthly	100%	Y	Monthly
CMS	Part B - PFS	90	N	Monthly	87.63%	90.29%	N	Monthly	100%	Y	Monthly
CMS	Part B - Prep.	339	N	Monthly	87.63%	90.19%	N	Monthly	100%	Y	Monthly

CMS	Postings - Fund Posting	140	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Postings - Supplemental Claims	135	N	Monthly	92.38%	94.11%	N	Monthly	100%	Y	Monthly
CMS	Postings - Wire Form	122	N	Monthly	86.26%	90.21%	N	Monthly	100%	Y	Monthly
CMS	RFC - Convin MI - Claims	27	N	Monthly	89.29%	92%	N	Monthly	100%	Y	Monthly
CMS	RFC - Exceptions	559	N	Monthly	89.29%	92%	N	Monthly	100%	Y	Monthly
CMS	RFC - Post Claims	438	N	Monthly	89.29%	92%	N	Monthly	100%	Y	Monthly
CMS	RFC - Pre Claims	56	N	Monthly	89.29%	92%	N	Monthly	100%	Y	Monthly
CMS	RFC - Supplemental - Claims	966	N	Monthly	89.29%	92%	N	Monthly	100%	Y	Monthly
CMS	RFC- GMAC RFC Funds Follow up - Processing	13,287	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Adminservices-Funds followup-Specialty	22,349	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Adminservices-Final Atty Invoices-Specialty	34,318	N	Monthly			Y	Monthly	100%	Y	Monthly
Fractional FTE/ Bulk Processes (1)										Y
CMS	Postings - Loans Review	3,305	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Postings - RL's Update & Uploading	958	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	RFC Funds Followup	2,173	N	Monthly	92.79%	94.52%	N	Monthly	100%	Y	Monthly
CMS	Documentation - Chronology Request	593	N	Monthly			Y	Monthly	NA	Y	Monthly
CMS	Documentation - CIT's Closing	820	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - Uploading	367	N	Monthly			Y	Monthly	100%	Y	Monthly
CMS	Packaging - CIT's Closing	887	N	Monthly			Y	Monthly	100%	Y	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
Default Services	FC Strategy 2 (FHLMC, Special, Conv & Five star)	5,000	N	Monthly	98.96%	99.21%	N	Monthly	99.23%		Y	Monthly
Default Services	FC Strategy 1	1,826	N	Monthly	99.04%	99.29%	N	Monthly	99.19%		Y	Monthly
Default Services	Docs to upload	16,282	N	Monthly	98.59%	99.46%	N	Monthly	100%		Y	Monthly
Default Services	Service Gateway - Mers	13,313	N	Monthly			Y	Monthly	100%		Y	Monthly
Default Services	Service Gateway	4,758	N	Monthly	98.96%	99.29%	N	Monthly	99.74%		Y	Monthly
Default Services	HAMP Uploads	4,098	N	Monthly	99.08%	99.31%	N	Monthly	99.48%		Y	Monthly
Default Services	Declaration report	3,029	N	Monthly			Y	Monthly	0%		Y	Monthly
Default Services	FILE CHASE	2,482	N	Monthly	99.23%	99.58%	N	Monthly	99.74%		Y	Monthly
Default Services	Rejections Pending	1,038	N	Monthly			Y	Monthly	0%		Y	Monthly
Default Services	MERS Research	3,978	N	Monthly	58.94%	85.78%	N	Monthly	100%		Y	Monthly
Default Services	FC Strategy 2 (Investors)	6,451	N	Monthly	98.81%	99.02%	N	Monthly	100%		Y	Monthly
Default Services	FC Strategy 3	231	N	Monthly	96.42%	98.79%	N	Monthly	100%		Y	Monthly
Fractional FTE/ Bulk Processes (1)
Default Services	BPO - FNMA	5,903	N	Monthly			Y	Monthly	100%		Y	Monthly
Default Services	BPO - FHLMC	2,848	N	Monthly			Y	Monthly	100%		Y	Monthly
Default Services	Docs Execution- MERS	8,568	N	Monthly			Y	Monthly	0%		NA	Monthly
Default Services	Service Gateway - DRI Notation	2,219	N	Monthly			Y	Monthly	100%		Y	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
Field Services	Inspections	31,577	N	Monthly	96.96%	97.45%	N	Monthly	98.00%	98.42%	N	Monthly
Field Services	Loss Draft	2,193	N	Monthly	96.13%	97.62%	N	Monthly	97.44%	98.3%	N	Monthly
Field Services	Inspections Audit	5,789	N	Monthly			Y	Monthly	98.00%	100%	N	Monthly
Field Services	QC Audit Auto	12,678	N	Monthly	99.00%	98.7%	N	Monthly	98.00%	100%	N	Monthly
Field Services	QC Audit Manual	6,985	N	Monthly			Y	Monthly	98.00%	100%	N	Monthly
Field Services	Grass Cut QC'd	19,275	N	Monthly	97.80%	98.47%	N	Monthly	99.00%	99.67%	N	Monthly
Field Services	Grass Audit Manual	11,867	N	Monthly			Y	Monthly	98.00%	99.82%	N	Monthly
Field Services	Grass Estimates Review	8,945	N	Monthly	99.00%	99.6%	N	Monthly	98.00%	99.87%	N	Monthly
Field Services	Grass Automation QC Audit	13,383	N	Monthly	99.00%	99.3%	N	Monthly	98.00%	99.82%	N	Monthly
Field Services	Vendor E-Mail Box	474	N	Monthly	98.90%	99.63%	N	Monthly	95.00%	97.5%	N	Monthly
Field Services	Vendor Email Box Audit	11	N	Monthly			Y	Monthly	98.00%	100%	N	Monthly
Field Services	PP Maint (Results Review & Invoice) PTC 9 BUS. Day Request To Transmit (Non WELLS)	1,638	N	Monthly			Y	Monthly	95.00%	98.27%	N	Monthly
Field Services	PP Maint (Results Review & Invoice) Presale Request To Trasmit (Non WELLS)	1,812	N	Monthly	95.00%	96.59%	N	Monthly	95.00%	98.8%	N	Monthly
Field Services	PP Maint (Results Review & Invoice) Invoice Approval Compliance	8,715	N	Monthly	93.78%	97.89%	N	Monthly	99.00%	99.75%	N	Monthly

Field Services	PP Approval Queue (Order Processing)	7,493	N	Monthly	95.00%	99.7%	N	Monthly	95.00%	98.99%	N	Monthly
Field Services	Vendor Mailbox	931	N	Monthly	95.00%	98.49%	N	Monthly	95.00%	95%	N	Monthly
Field Services	Quality Of Product Delivered	3,863	N	Monthly	95.00%	98.7%	N	Monthly	95.00%	95%	N	Monthly
Field Services	Followup and RTV Project	2,344	N	Monthly	95.00%	99.8%	N	Monthly	95.00%	96%	N	Monthly
Field Services	Vacant Property Registration Ordinance Search	2,577	N	Monthly	99.00%	100%	N	Monthly	95.00%	99%	N	Monthly
Field Services	iClear	17,453	N	Monthly	99.00%	99.78%	N	Monthly	95.00%	99%	N	Monthly
Field Services	Compliance Billback	556	N	Monthly	99.00%	100%	N	Monthly	98.00%	99.6%	N	Monthly
Field Services	FHLMC-105/INS	793	N	Monthly	98.00%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Inspections Vendor Payment Disputes	144	N	Monthly			Y	Monthly	98.00%	100%	N	Monthly
Field Services	Grass Vendor Payment Disputes	711	N	Monthly			Y	Monthly	98.00%	100%	N	Monthly
Field Services	Preservation Vendor Payment Disputes	401	N	Monthly	99.00%	99.6%	N	Monthly	98.00%	100%	N	Monthly
Field Services	All Types (Insp, GRASS, Preser)	2,305	N	Monthly	98.30%	98.6%	N	Monthly	98.00%	100%	N	Monthly
Field Services	3rd Party	2,788	N	Monthly	98.70%	99.55%	N	Monthly	0.00%	100%	N	Monthly
Field Services	99999 Loans	292	N	Monthly	97.70%	99.07%	N	Monthly	0.00%	100%	N	Monthly
Field Services	CIT ,809,810,950	5,305	N	Monthly	99.00%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	CIT-825	523	N	Monthly	99.00%	99.94%	N	Monthly	0.00%	100%	N	Monthly
Field Services	CIT 880	696	N	Monthly	99.00%	99.84%	N	Monthly	0.00%	100%	N	Monthly
Field Services	CIT 830	1,935	N	Monthly	99.00%	99.97%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Code Violations	1,112	N	Monthly	99.00%	99.98%	N	Monthly	0.00%	100%	N	Monthly
Field Services	FTV - Conventional, FNMA, FHLMC & Pre-FHA	4,080	N	Monthly	99.00%	99.87%	N	Monthly	0.00%	100%	N	Monthly
Field Services	FTV-Chicago Vacant	997	N	Monthly	99.00%	100%	N	Monthly	0.00%	100%	N	Monthly

Field Services	FTV Post Sale	567	N	Monthly	99.00%	99.93%	N	Monthly	0.00%	100%	N	Monthly
Field Services	3001 Grass Cut Follow Up	10,328	N	Monthly	99.00%	99.72%	N	Monthly	0.00%	100%	N	Monthly
Field Services	High Risk	2,252	N	Monthly	99.00%	99.93%	N	Monthly	0.00%	100%	N	Monthly
Field Services	MCR – Conventional, FNMA, FHLMC & Pre-FHA	7,617	N	Monthly	99.00%	99.9%	N	Monthly	0.00%	100%	N	Monthly
Field Services	OA / FHA	2,360	N	Monthly	99.00%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	OA Uploads	7,622	N	Monthly	99.00%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	PSV	1,174	N	Monthly	99.00%	99.82%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Sales Acquisition 605/606	3,180	N	Monthly	99.00%	99.81%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Task 2	5,321	N	Monthly	99.00%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	500 Task	128	N	Monthly	99.00%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Utilities	1,296	N	Monthly	96.40%	99.06%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Vacant & Open	1,122	N	Monthly	99.00%	99.94%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Extended coverage for End to End processing-Wells	2,861	N	Monthly			Y	Monthly	82.24%	88.62%	N	Monthly
Field Services	Email	4,985	N	Monthly	0.00%	90.91%	Y	Monthly	100.00%	90.91%	N	Monthly
Field Services	Hazard Claim Filings	106	N	Monthly	79.15%	94.04%	N	Monthly	100.00%	100%	N	Monthly
Field Services	IN Follow Up	3,413	N	Monthly	90%	100%	N	Monthly	100.00%	100%	N	Monthly
Field Services	Inspection Compliance Report	2,087	N	Monthly	90%	100%	N	Monthly	100.00%	100%	N	Monthly
Field Services	Insurance Information Calls	3,066	N	Monthly	90%	99.98%	N	Monthly	100.00%	100%	N	Monthly
Field Services	Inspection QC (Auto)	14,815	N	Monthly	90%	99.38%	N	Monthly	100.00%	100%	N	Monthly
Field Services	Inspection QC (Queue)	2,790	N	Monthly	90%	99.67%	N	Monthly	100.00%	100%	N	Monthly
Field Services	Invalid Zip	773	N	Monthly	90%	99.77%	N	Monthly	100.00%	100%	N	Monthly
Field Services	LD Follow Up	856	N	Monthly	90%	99.16%	N	Monthly	100.00%	100%	N	Monthly

Field Services	Maintenance Compliance Report	229	N	Monthly	90%	99.83%	N	Monthly	100.00%	100%	N	Monthly
Field Services	MN Reassignment	231	N	Monthly	90%	98.4%	N	Monthly	100.00%	100%	N	Monthly
Field Services	Phone Call	2,715	N	Monthly	87.9%	96.54%	N	Monthly	100.00%	100%	N	Monthly
Field Services	PropPres Follow Up	4,037	N	Monthly	90%	99.92%	N	Monthly	90.00%	100%	N	Monthly
Field Services	RTV log summary	93	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Vendor Registration	3	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Fractional FTE/ Bulk Processes (1)
Field Services	Bulk Assigned(Reassignment)	215	N	Monthly	90%	99.88%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Bulk Assigned(unassigned)	1,087	N	Monthly	90%	91.67%	N	Monthly	90.00%	91.67%	N	Monthly
Field Services	Inactive Vendor List	5,261	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Mass Cancellations	37,762	N	Monthly	99%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Vendor Termination	319	N	Monthly	90%	99.68%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Loss Draft Compliance email	518	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Unassigned Orders	305	N	Monthly	90%	99.89%	N	Monthly	90.00%	99.99%	N	Monthly
Field Services	Eviction Orders Report	19,663	N	Monthly	98%	100%	N	Monthly	95.00%	99%	N	Monthly
Field Services	Eviction Queue Report	3,431	N	Monthly	98%	100%	N	Monthly	95.00%	99%	N	Monthly
Field Services	VM Reassignment	955	N	Monthly	90%	98.06%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Voice mail	137	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Zip Code Management	93	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Rejected Order Calling	382	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	IN Reassignment	84	N	Monthly	79.2%	94.06%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Payment Dispute	40	N	Monthly	90%	100%	N	Monthly	100.00%	100%	N	Monthly
Field Services	NCC	270	N	Monthly	83.3%	97.3%	N	Monthly	90.00%	100%	N	Monthly

Field Services	NCC Coverage Orders	75	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Grass Automation Internal QC Audit	790	N	Monthly	99%	100%	N	Monthly	98.00%	99.87%	N	Monthly
Field Services	Fee Queue	2,303	N	Monthly	99%	100%	N	Monthly	98.00%	100%	N	Monthly
Field Services	CO1/CO2	2,144	N	Monthly	99%	99.98%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Current Loans Prop Pres Module	505	N	Monthly	99%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	SR1/SR2	1,696	N	Monthly	99%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Conveyance Due Date	30,535	N	Monthly	99%	100%	N	Monthly	0.00%	100%	N	Monthly
Field Services	Cancellation	1,177	N	Monthly	90%	99.86%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Special project	1,240	N	Monthly	99%	99.94%	N	Monthly	0.00%	100%	N	Monthly
Field Services	HCRT PDF File	212	N	Monthly	90%	100%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Unassigned Preservation Estimate	221	N	Monthly	90%	99.73%	N	Monthly	90.00%	99.73%	N	Monthly
Field Services	Vendor Probation	104	N	Monthly	85.7%	97.96%	N	Monthly	90.00%	100%	N	Monthly
Field Services	Rejected Address	830	N	Monthly	99%	100%	N	Monthly	98.00%	100%	N	Monthly
Field Services	Rejected Auto Grass	1,139	N	Monthly			Y	Monthly	98.00%	99.87%	N	Monthly
Field Services	Grass Estimates Review Audit	1,945	N	Monthly	99%	99%	N	Monthly	98.00%	100%	N	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
Legal BPO	KASS-Title Search	466	N	Monthly	99.00%	99.99%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-FHLMC DCS	266	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Answer	2,734	N	Monthly	99.00%	99.94%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-S&C	294	N	Monthly	99.00%	99.95%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Collections MSJ	129	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Final Judgment	475	N	Monthly	99.00%	99.98%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-DCS Update	12,780	N	Monthly	99.00%	99.98%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-LPS	16,424	N	Monthly	99.00%	99.99%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-VS Update	4,794	N	Monthly	99.00%	99.91%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	RRA - Financial	2,359	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	AOI	667	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	AOI Requests	1,287	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Cert. Of Title	267	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	New image referrals/Attorney work load	6,667	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Kahane – Docket search	7,922	N	Monthly	90.91%	90.91%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Title Claims	119	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Title Review	425	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Client Services- LPS	6,127	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly

Legal BPO	Special Project – Kahane	5,108	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Items Due in LPS	29,070	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	10 Day Mailing	1,969	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	LPS Bid Imaging	3,587	N	Monthly	99.94%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	VS Bid Imaging	4,956	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Bid Input - CA	2,383	N	Monthly	99.84%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Bid Input - TX	700	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	CA New Case Set up	981	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Citi Mortgage Cert Demand	391	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	CA Data Entry	1,817	N	Monthly	99.99%	99.99%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	TX Data Entry	1,898	N	Monthly	99.92%	99.94%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Fees & Costs - CA	1,485	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Fees & Costs - TX	369	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	File Notification – TX/GA – F9 Report	2,009	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	File Review Notification – F9 Report	1,418	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	File Review Notification – TSTC Report	784	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Hold Reports Fees/Cost	14,213	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	MFR Set up	418	N	Monthly	99.43%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	MFR Set up – Exceptions	86	N	Monthly	99.43%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	MFR Setup – Non-Texas	397	N	Monthly	99.98%	99.98%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	MFR Setup – Non-Texas – Exceptions	47	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	TX New Case Set up	142	N	Monthly	99.83%	99.83%	N	Monthly	100.00%	NA	Y	Monthly

Legal BPO	POC Set up	697	N	Monthly	99.83%	99.99%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	POC Set up – Exceptions	201	N	Monthly	99.83%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	LPS Production Tasks-NDEx	17,503	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	VS Production Tasks-NDEx	4,688	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	RECON Trust (BOA Mod Setup)	1,212	N	Monthly	99.90%	99.90%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Returned Mail Indexing	128,686	N	Monthly	99.94%	99.99%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Trustee Deed Upon Sale	1,860	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Fractional FTE/ Bulk Processes (1)											Y
Legal BPO	Special Project – NDeX	10	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	BAC Bid Imaging	3,673	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	BOA Vesting Validation	416	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	LPS New Case Setup	1,214	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Legal Description Proofing	617	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Chase Loan Modification	1,504	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-BK DCS	68	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Bk File opening	255	N	Monthly	99.00%	99.49%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-FC- Foreclosure	471	N	Monthly	99.00%	99.77%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Deposition	39	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Ford	18	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Stewart Order	285	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-LP Order	216	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-LP Update	99	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	AOM	210	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly

Legal BPO	MERS AOM	258	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Service Returns	186	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Service Completed - LPS Task	327	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-FC- Lien	19	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-Stewart Update	493	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	Affidavit of Loss Note	58	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	KASS-AOM	440	N	Monthly	99.00%	99.98%	N	Monthly	100.00%	NA	Y	Monthly
Legal BPO	LPS Document Tasks (MFR/POC)	191	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
Mortgage BPO	MCS-Chase Invoicing	14,936	N	Monthly	99.00%	99.97%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Chase Upload	1,868	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Chase Bid Release	6,103	N	Monthly	99.00%	99.97%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Chase Completions	9,034	N	Monthly	99.00%	99.99%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Completions Reassignments	490	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Wells Invoicing	15,867	N	Monthly	99.00%	99.92%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Wells Upload	202	N	Monthly	99.00%	99.96%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Wells Bid Release	6,525	N	Monthly	99.00%	99.95%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Wells Completions	12,466	N	Monthly	99.00%	99.97%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-BLR - Loss Draft - In Progress	1,225	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-BLR - Loss Draft - Review	2,671	N	Monthly	99.00%	99.95%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Midland Completions	1,081	N	Monthly	99.00%	99.96%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Midland Bid Release	462	N	Monthly	99.00%	99.97%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Midland Invoicing	1,090	N	Monthly	99.00%	99.91%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Aurora Pre Sale Invoicing	439	N	Monthly	99.00%	99.87%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Aurora Pre Sale Completions	538	N	Monthly	99.00%	99.95%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Aurora Pre Sale Bids	259	N	Monthly	99.00%	99.84%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Aurora REO Invoice	3,632	N	Monthly	99.00%	99.96%	N	Monthly	100.00%	NA	Y	Monthly

Mortgage BPO	MCS-Aurora REO Creating WO	603	N	Monthly	99.00%	99.89%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Aurora REO Completions	3,136	N	Monthly	99.00%	99.89%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Aurora REO Monthly Services	1,489	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Keystone Invoicing	782	N	Monthly	99.00%	99.97%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Bad Address Research	400	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Chase Bad Address Research	223	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Chase	116	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Wells	117	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Specialty	112	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Midland	101	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Keystone	98	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Aurora REO	113	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Completions Audit - Aurora Pre Sale	96	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Inspection Audit	20,323	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Discrepancy Research	3,598	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit- Specialty Maintenance Research Needed	3,177	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Midland Maintenance Research Needed	770	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Vacancy Report	8,116	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly

Mortgage BPO	MCS-Audit-Grass cut Audit - Chase	217	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - Wells	197	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - Aurora Pre - Sale	158	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - NRT	46	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - Specialty	185	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - Midland	138	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - Aurora REO	155	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Grass Cut Audit - Keystone	103	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS-Pay Off	804	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS-Correspondence & Research	3,280	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS-Credit Disputes	124	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS-Escrow Analysis	1,537	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS-LM – Financial Package	1,335	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Fractional FTE/ Bulk Processes (1)											Y
Mortgage BPO	MCS-Audit-Winterization Audit - Chase	129	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Winterization Audit - Wells	136	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Winterization Audit - Aurora Pre - Sale	37	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Winterization Audit - NRT	23	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly

Mortgage BPO	MCS-Audit-Winterization Audit - Specialty	89	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Winterization Audit - Midland	52	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Winterization Audit - Aurora REO	115	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Audit-Winterization Audit - Keystone	34	N	Monthly	99.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS - e-faxes	670	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	RCS-FNMA / Self-Help REO	18	N	Monthly	100.00%	100.00%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Specialty Invoicing	2,675	N	Monthly	99.00%	99.97%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Specialty Completion	2,837	N	Monthly	99.00%	99.86%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS - Specialty Bid Release	1,163	N	Monthly	99.00%	99.75%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Acqura Completions	350	N	Monthly	99.00%	99.79%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Acqura Bid	201	N	Monthly	99.00%	99.92%	N	Monthly	100.00%	NA	Y	Monthly
Mortgage BPO	MCS-Acqura Invoicing	337	N	Monthly	99.00%	99.89%	N	Monthly	100.00%	NA	Y	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
REO	Contract Ratification	134	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	MLS Follow Up - Not Received	4,121	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	MMR Order - Other Clients	1,083	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	MMR Res.Net Order and Follow Up For Aurora	2,590	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Preliminary Title Follow Up	3,088	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Preliminary Title Orders	718	N	Monthly	95.00%	99.84%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Title Curative	3,376	N	Monthly	95.00%	99.97%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Value Input AMS	71	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Valuation Orders	1,249	N	Monthly	95.00%	99.89%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Valuations Follow Up	2,958	N	Monthly	95.00%	98.35%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Value Input RES.net	NA	N	Monthly	95.00%	NA	Y	Monthly	100.00%		Y	Monthly
REO	Agent Recon	165	N	Monthly	95.00%	100.00%	N	Monthly	100.00%		Y	Monthly
REO	Safeguard Emails	698	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Eviction Attorney Follow Up	4,250	N	Monthly	95.00%	99.92%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Eviction Dual System Entry	39,278	N	Monthly	95.00%	99.53%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Eviction Inbox	5,558	N	Monthly	95.00%	99.98%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Eviction W/O	767	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly

REO	Eviction Weekly Occupancy Process - Blue Ticklers	3,935	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Code Violations	298	N	Monthly	93.03%	93.03%	N	Monthly	100.00%	100.00%	N	Monthly
REO	HOA Inbox	454	N	Monthly	95.00%	99.94%	N	Monthly	100.00%	100.00%	N	Monthly
REO	ALS New Referrals	516	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Agent Assignment	73	N	Monthly	95.00%	100.00%	N	Monthly	100.00%		N	Monthly
REO	Aurora BPOU	1,056	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Pre Market Forms Follow Up	1,984	N	Monthly	95.00%	99.20%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Receipt of Occ and Work Orders - Aurora	971	N	Monthly	95.00%	99.36%	N	Monthly	100.00%	100.00%	N	Monthly
Fractional FTE/ Bulk Processes (1)
REO	MMR Order Follow Up - Other Clients	2,450	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	FC Deed Follow Up	511	N	Monthly	95.00%	NA	Y	Monthly	100.00%		Y	Monthly
REO	Foreclosure Deed - Initial Attny Request.	76	N	Monthly	95.00%	NA	Y	Monthly	100.00%		Y	Monthly
REO	HOA Ledger Request	710	N	Monthly	95.00%	100.00%	N	Monthly	100.00%		Y	Monthly
REO	National Batch Processing - Property Preservations	31	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	National Batch Processing - Valuations	255	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Receipt of Occ and Work Orders - Other Clients	33	N	Monthly	95.00%	NA	Y	Monthly	100.00%		Y	Monthly
REO	MLS Process All Other Clients	2,024	N	Monthly	95.00%	99.98%	N	Monthly	100.00%	100.00%	N	Monthly
REO	MLS Process Res.Net	2,349	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Cash for Keys	1,276	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	All Other Clients BPOU	492	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	New Referrals	91	N	Monthly	95.00%	100.00%	N	Monthly	100.00%	100.00%	N	Monthly
REO	Pre Market Forms Order	1,935	N	Monthly	95.00%	99.96%	N	Monthly	100.00%	100.00%	N	Monthly

REO	HOA Determination	641	N	Monthly	95.00%	99.98%	N	Monthly	100.00%	100.00%	N	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
AMC	APM Application	169	N	Monthly	69.50%	92.86%	N	Monthly	94.85%	98.81%	N	Monthly
AMC	APM CDL	45,200	N	Monthly	95.00%	98.02%	N	Monthly	95.00%	99.79%	N	Monthly
AMC	APM Expired License	1,316	N	Monthly	95.00%	98.21%	N	Monthly	95.00%	99.77%	N	Monthly
AMC	APM Incoming Faxes	510	N	Monthly	95.00%	98.11%	N	Monthly	95.00%	99.79%	N	Monthly
AMC	Mailbox APM	10,110	N	Monthly	95.00%	97.52%	N	Monthly	95.00%	99.79%	N	Monthly
AMC	PPA Watch Card	1,696	N	Monthly	95.00%	98.19%	N	Monthly	95.00%	99.79%	N	Monthly
AMC	General Assigning Blind Assigning	637	N	Monthly	94.89%	96.64%	N	Monthly	90.94%	97.06%	N	Monthly
AMC	General Assigning Dupes	252	N	Monthly	94.04%	96.19%	N	Monthly	80.70%	95.82%	N	Monthly
AMC	Talon Assigning	636	N	Monthly	94.89%	96.64%	N	Monthly	90.94%	97.06%	N	Monthly
AMC	Assigning Exception	1,567	N	Monthly	94.69%	96.55%	N	Monthly	95.00%	97.91%	N	Monthly
AMC	Talon Escalation	2,559	N	Monthly	94.69%	96.75%	N	Monthly	95.00%	97.91%	N	Monthly
AMC	Talon Follow-up	38,275	N	Monthly	94.14%	95.47%	N	Monthly	95.00%	97.99%	N	Monthly
AMC	Inbound Process	3,807	N	Monthly	94.93%	96.43%	N	Monthly	94.77%	97.04%	N	Monthly
AMC	Live Chat	60	N	Monthly	95.00%	98.56%	N	Monthly	95.00%	99.42%	N	Monthly
AMC	Mailbox	3,011	N	Monthly	95.00%	97.08%	N	Monthly	95.00%	99.54%	N	Monthly
AMC	Mailbox Client Returns	1,201	N	Monthly	95.00%	97.73%	N	Monthly	95.00%	99.85%	N	Monthly
AMC	Mailbox Default	2,782	N	Monthly	95.00%	97.08%	N	Monthly	95.00%	99.54%	N	Monthly
AMC	QC Follow UP	5,687	N	Monthly	95.00%	99.25%	N	Monthly	95.00%	99.71%	N	Monthly
AMC	Quality Review General	2,901	N	Monthly	95.00%	97.60%	N	Monthly	95.00%	100.00%	N	Monthly
AMC	Chase Pre-screening	9,617	N	Monthly	86.49%	90.05%	N	Monthly	42.86%	92.02%	N	Monthly
AMC	FARVV Data Extraction	2,239	N	Monthly	93.92%	99.06%	N	Monthly	95.00%	99.70%	N	Monthly
AMC	Quantrix- PNC Mailbox	574	N	Monthly	92.32%	96.99%	N	Monthly	95.00%	100.00%	N	Monthly
AMC	ValuEdge Assigning	563	N	Monthly	95.00%	98.80%	N	Monthly	94.20%	97.33%	N	Monthly

AMC	ValuEdge Follow-up	18,011	N	Monthly	93.69%	95.80%	N	Monthly	91.08%	97.77%	N	Monthly
AMC	VP-4	198	N	Monthly	95.00%	100.00%	N	Monthly	95.00%	100.00%	N	Monthly
AMC	VSP - 6hr Acknowledgment	1,877	N	Monthly	95.00%	98.59%	N	Monthly	95.00%	100.00%	N	Monthly
AMC	VSP - P & S Contract	2,739	N	Monthly	95.00%	98.59%	N	Monthly	95.00%	100.00%	N	Monthly
AMC	VSP Follow up	31,580	N	Monthly	95.00%	97.32%	N	Monthly	61.28%	91.06%	N	Monthly
AMC	35 days E&O and 35 days license (1)	1,095	N	Monthly	95.00%	97.66%	N	Monthly	95.00%	100.00%	N	Monthly
AMC	VSP - 24hr Acknowledgment (1)	192	N	Monthly	95.00%	98.59%	N	Monthly	95.00%	100.00%	N	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements		Volume			Quality				TAT
Client	Process Name	Average Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval
BPO	Assigning Zone 1 - Urban	803	N	Monthly	95.00%	97.22%	N	Monthly	90.00%	91.57%	N	Monthly
BPO	Assigning Zone 2 - Suburban	944	N	Monthly	95.00%	97.22%	N	Monthly	90.00%	91.57%	N	Monthly
BPO	Assigning Zone 3 - Rural	3,547	N	Monthly	95.00%	97.22%	N	Monthly	90.00%	91.57%	N	Monthly
BPO	Auto Complete OF	417	N	Monthly	95.00%	99.03%	N	Monthly			Y	Monthly
BPO	Auto QC	4,304	N	Monthly	95.00%	98.67%	N	Monthly			Y	Monthly
BPO	Escalation Email QC	1,230	N	Monthly	95.00%	99.27%	N	Monthly			Y	Monthly
BPO	Escalation Emails OF	307	N	Monthly	95.00%	99.15%	N	Monthly			Y	Monthly
BPO	FA Recruiting	74	N	Monthly	95.00%	99.91%	N	Monthly			Y	Monthly
BPO	FARVV W-9	232	N	Monthly	95.00%	100.00%	N	Monthly	94.38%	94.38%	N	Monthly
BPO	Follow up Email	7,927	N	Monthly	95.00%	99.15%	N	Monthly	90.00%	91.57%	N	Monthly
BPO	Follow up LVM	5,500	N	Monthly	95.00%	99.15%	N	Monthly	90.00%	91.57%	N	Monthly
BPO	Follow up phone	16,173	N	Monthly	95.00%	99.15%	N	Monthly	90.00%	91.57%	N	Monthly
BPO	Freddie Additional Review	965	N	Monthly	95.00%	98.28%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	Freddie mac Auto QC	4,268	N	Monthly	95.00%	98.22%	N	Monthly			Y	Monthly
BPO	Freddie Mac Delivered	4,896	N	Monthly	95.00%	98.61%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	Freddie Mac Escalated	588	N	Monthly	95.00%	98.61%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	Help Emails	5,255	N	Monthly	95.00%	99.35%	N	Monthly			Y	Monthly
BPO	Inbound calls	6,795	N	Monthly	95.00%	97.42%	N	Monthly			Y	Monthly

BPO	Individual Mails	3,567	N	Monthly	95.00%	98.15%	N	Monthly	91.57%	91.57%	N	Monthly
BPO	Litton Additional Review	790	N	Monthly	95.00%	99.27%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	Litton Delivered	2,217	N	Monthly	95.00%	99.14%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	Litton Escalated	297	N	Monthly	95.00%	99.14%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	New Order Research	6,576	N	Monthly	95.00%	96.99%	N	Monthly			Y	Monthly
BPO	Panel Inbox	1,535	N	Monthly	95.00%	99.97%	N	Monthly			Y	Monthly
BPO	QC-Level 1 - Delivered	18,315	N	Monthly	95.00%	99.05%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	QC-Level 1 - Escalated	192	N	Monthly	95.00%	98.67%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	QC-Level 2 - Delivered	18,227	N	Monthly	95.00%	98.37%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	QC-Level 2 - Escalated	1,481	N	Monthly	95.00%	98.15%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	QC-Level 3 - Delivered	3,630	N	Monthly	95.00%	98.60%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	QC-Level 3 - Escalated	464	N	Monthly	95.00%	99.20%	N	Monthly	100.00%	100.00%	N	Monthly
BPO	UCN Inbound	2,514	N	Monthly	95.00%	98.38%	N	Monthly			Y	Monthly
Fractional FTE/ Bulk Processes (1)
BPO	QC Follow Up - Email	4	N	Monthly	95.00%	98.03%	N	Monthly			Y	Monthly
BPO	QC Follow Up - LVM	4	N	Monthly	95.00%	98.03%	N	Monthly			Y	Monthly
BPO	QC Follow Up - Phone	19	N	Monthly	95.00%	98.03%	N	Monthly			Y	Monthly
BPO	New FA's Added	107	N	Monthly	95.00%	99.52%	N	Monthly			Y	Monthly
BPO	QC Level 1- OF	—	Y	Monthly	95.00%	NA	Y	Monthly			Y	Monthly
BPO	Transferred To OF	35	N	Monthly	95.00%	98.15%	N	Monthly			Y	Monthly
BPO	Freddie Mac	1,866	N	Monthly	95.00%	99.03%	N	Monthly			Y	Monthly
BPO	Signature upload	385	N	Monthly	95.00%	98.95%	N	Monthly			Y	Monthly
BPO	Results Delivered	5,468	N	Monthly	95.00%	99.02%	N	Monthly			Y	Monthly
BPO	Photos / Faxes	3,433	N	Monthly	95.00%	98.95%	N	Monthly			Y	Monthly

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.6a	BIS-OTS Key Measurements

3.6a		Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.6a.a
High Criticality Application Availability - Availability of all high criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval
		TBD	TBD	Y	Monthly	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of high criticality applications for the monitoring interval
3.6a.b
Medium Criticality Application Availability - Availability of all medium criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval
		TBD	TBD	Y	Monthly	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of medium criticality applications for the monitoring interval
3.6a.c
Low Criticality Application Availability - Availability of all low criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval
		TBD	TBD	Y	Monthly	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of low criticality applications for the monitoring interval
3.6a.d	Quality - Percentage of times a defect was tested and rejected during User Acceptance Testing	TBD	TBD	Y	Monthly	TBD
3.6a.e	Value - Distribution of points (%) in a sprint to fix unknown or unaccounted defects vs. adding new feature functionality	TBD	TBD	Y	Monthly	TBD
3.6a.f	Value - Ratio of projects hours spent on Dev vs QA	TBD	TBD	Y	Monthly	TBD
3.6a.g	Sustainability - % of BIS - OTS team members working above 45 hours / week	TBD	TBD	Y	Monthly	TBD
3.6a.h	Successful Release - Percentage of application releases that achieve production acceptance within 5 days of release	TBD	TBD	Y	Monthly	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.6b	BIS-OTS Key Measurements

3.6b		Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.6b.a
Medium Criticality Application Availability - Availability of all medium criticality applications in this process area. "Available" means that the Applications, Platform, Services and AVMs available to perform its required function and operation in accordance with business requirements and has not suffered any degradation or interruption during the monitoring interval
		TBD	TBD	Y	Monthly	Sum of the actual uptimes of applications during the monitoring interval / Sum of the scheduled uptimes of medium criticality applications for the monitoring interval
3.6b.b	Response Time - Severity 3 (Med/Low): Percent of BIS - OTS Severity 3 issues with less than a 8 hour gap between recording of the incident and acknowledgement that ticket is being worked	TBD	TBD	Y	Monthly	Number of responses to severity 3 issues within 8 business hours / Total number of severity 3 issues within the monitoring interval
3.6b.c	Restoration Time - Severity 3 (Med/Low): Percent of BIS - OTS Severity 3 issues restored within 12 hours during the monitoring interval	TBD	TBD	Y	Monthly	Number of severity 3 incident tickets restored in less than 12 hours during the monitoring interval / The total number of severity 3 incidents during the monitoring interval
3.6b.d	Quality - Percentage of times a defect was tested and rejected during User Acceptance Testing	TBD	TBD	Y	Monthly	TBD
3.6b.e	Value - Distribution of points (%) in a sprint to fix unknown or unaccounted defects vs. adding new feature functionality	TBD	TBD	Y	Monthly	TBD
3.6b.f	Value - Ratio of projects hours spent on Dev vs QA	TBD	TBD	Y	Monthly	TBD
3.6b.g	Sustainability - % of BIS - OTS team members working above 45 hours / week	TBD	TBD	Y	Monthly	TBD
3.6b.h	Successful Release - Percentage of application releases that achieve production acceptance within 5 days of release	TBD	TBD	Y	Monthly	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Key Measurements			Volume					Quality					TAT					Productivity
Work Group Corporate / Custodial / Operations	Work Group	Process Name	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula	Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
Corporate	Quality Assurance	Order suspension QS		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Agency Recovery Report QA		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Check Request QA		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Files placed to outside agency QA		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Corporate Payable - FASDS Expense Report Quality Review QA		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Quality Assurance	Corporate Payable- FASDS AP PROCCESSING QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Cash Application - QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Prepayment Unapplied QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Custodial Payable- FAFS AP QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Custodial Payable- FARETS AP QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	REO - AP Vendor maintenance QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	REO - Processing QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Cash Application - QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Quality Assurance	Invoice and Customer - QA	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Sales	Account matching	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	Sales	Customers Add to Siebel	2,686	20,556	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Sales	Doc Solutions Accounts from SalesForce	14	216	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Sales	SSC PIPELINE and SR reports		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Sales	Uploading of Agreements		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Payable	Workorder Approval QC	15	81	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Payable	Reuse of Ghost Headers	145	307	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Payable	Blocked Job QC	116	239	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Payable	Client Check Request Forms	2,567	3,413	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Payable	Client Billing	10	13	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Payable	FHUD Creation	3,711	2,921	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	Accounts Payable	SJBC	1,129	828	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	2-Way & 3-Way Matched Audit report	7,000	8,224	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Attaching PO Back up to Purchase Orders		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Audit Lease PO Closure		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Audit of PO’s for capital item approval		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	FARVV W9 Tin Matching		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Open Purchase Order Report		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Open Purchase Orders for Co. 105		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	PO Coding Audit		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Promise Date change for SigmaNet Inc		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Purchase	Reporting - Sourcedocs Duplicates and non attachments		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	Vendor cleanup		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Purchase	YTD Co.105 Purchases		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Cash Reconciliation		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Cash Reconciliation JV	11	12	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Fixed Assets Reconciliation		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Hyperion Updation (QTR)	19	22	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Imprest Account Reconciliation	11	5	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Intercompany reconciliation	4	5	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Payroll JV's	13	29	N	Monthly	TBD	100%	99.99%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Balance Sheet Reconciliation for Co Code 920	11	15	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	General Ledger	Balance Sheet Reconciliation for Co Code 921	14	16	N	Monthly	TBD	100%	99.97%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Balance Sheet Reconciliations-Paul	15	18	N	Monthly	TBD	100%	99.97%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Balance Sheet Reconciliations-Company 9xx Series	16	17	N	Monthly	TBD	100%	99.97%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	AR-Balance Sheet Recons	83	62	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Ecommerce Part 1	36	6	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Ecommerce Part 2		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Balance Sheet Reconciliations-Cherry		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	BOFA Cash Recon for A/c# 101200		2	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Petty Cash Recon for Co# 261 & 262		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Additions		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	General Ledger	CITG PO Accrual Report	14	16	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Cost and Reserve Detail Report (QTR)		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Discoverer General Ledger Report	35	11	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Expense Review-All Accounts (Company 100,105 and 200)	6	5	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Fixed Asset data-Insurance policy	3	3	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Fixed Asset Details-FASDS Books	1	—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Lease Expiration -Image ware		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	General Ledger	Oracle JE Count Details		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Repair & Maintenance and other Expense Account Review		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	General Ledger	Review of A/c No.140900 & 147300.	1	1	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Roll Forward Reco	1	1	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Operational Recons	32	38	N	Monthly	TBD	100%	99.99%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Hyperion	305	343	N	Monthly	TBD	99.67%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Fixed Assets Recons	19	22	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	FARETS Monthly Cash Recons	12	14	N	Monthly	TBD	93.33%	99.83%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	FAFLO Cash Reconciliation	2	2	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	FARETS Cash Reconciliation	1	1	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Payroll JE	5	5	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	CLRES Cash Reconciliation	2	2	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Monthly GL Stats	2	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	General Ledger	Revoeries Reconciliation		#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	General Ledger	Fixed Assets Reporting		#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Reconciliation of Bank activity to ledger activity in Oracle Bank Rec Module	34	35	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Custodial Journal Entries	119	136	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	SourceBridge Bank Account Reconciliation for Non Chase clients	120	129	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	SourceBridge Bank Account Reconciliation for Chase clients	2	7	N	Monthly	TBD	75%	97.47%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	USDA Bank Reconciliations for funding and disbursement accounts	2	3	N	Monthly	TBD	50%	93.99%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Cook County Reconciliation for 170350 only	2	2	N	Monthly	TBD	50%	90.91%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Custodial	General Ledger	Creation /Reconciliation of Bank Statement for Chase Tax Refunds Bank acct	2	2	N	Monthly	TBD	—%	81.82%	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Creating Daily Bank Statement for RETFM Lockbox acct#036263	20	21	N	Monthly	TBD	100%	99.98%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	RETFM Lockbox file processing in Oracle	20	21	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Litton Bank Account Reconciliation for funding and disbursement accounts	19	20	N	Monthly	TBD	90.48%	99.89%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Sovereign Bank Account reconciliation	2	2	N	Monthly	TBD	—%	88.64%	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	REEPT Bank Account Reconciliation for cash (101200) and tax advance (170310)	1	1	N	Monthly	TBD	—%	72.73%	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Custodial	General Ledger	RETFM Lockbox Bank Account Reconciliation	4	4	N	Monthly	TBD	75%	97.67%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	RETFM Disbursment Bank Account Reconciliation	2	2	N	Monthly	TBD	50%	95%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	MSP Funding Acct# 11763 (Bi Monthly Recon)	1	#VALUE!	N	Monthly	TBD	100%		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	CHASE TR ZBA Acct# 3003 Reconciliation	2	#VALUE!	N	Monthly	TBD	100%		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	CHASE MSP ZBA Acct# 11755 Reconciliation	2	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Cook County 3way Settlement Bank Reconciliation	2	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Flagstar Custodial JE	2	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	RETFM 4 Way Recon	21	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Custodial	General Ledger	Tax Refunds Reconciliation for A/c# 700-170320	2	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Balancing RETFM Deposit Aging		#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Daily Cash Log reconc	1	#VALUE!	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	General Ledger	Void & Stop Report	20	21	N	Monthly	TBD	95.65%	99.96%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	ACH and Wires Clearing	36	48	N	Monthly	TBD	100%	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	BAI2 Download & Upload-JPMC		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	Corp wire logs to Bank statement Reconciliation		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	FADV Positive Pay		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	FAIOS Cash Analysis		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	FAIOS Daily Cash Report		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	Flagstar Reconciliation		—	N	Monthly	TBD			N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Treasury	Monthly Bank Statements Upload - Wells Fargo Bank Statements	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	Oracle BRS - Wellsfargo	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	Weekly Custodial Report	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Treasury	Wire Reconciliation	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Inhouse / Outside Commissions	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Access control Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Outlook Termination	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Process Documentation	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Wilks Small Claims Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Lock Box	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	ICP Review-TAT	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit on Open Debit Memos	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Source Docs	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	Audit on Accruals	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	PVCS Tracker Access & Anafin Access Control Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	ImageNow Access	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit on Credit Memo Approval	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit on Open Credit Memos	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	DTI Clarifications and Open Items Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Scope of Debit Memo Approval Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Chargeback Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Manual Check Request Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Miami Chargeback audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Iprocurement	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Temp Payment	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	ICP Review-Backup checking	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Spot Check	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Notes on Call tracking	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	BofA Audit(Manual)	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	BofA Audit(Electronic)	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	AP Invoice Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	AR Refund Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Security Audit for Credit Card Information	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit on Employee Feed Variance Process	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Loan Performance Chargeback Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Prepayment Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit on reapplication	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	SOD Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	List Source Charge Back Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Oracle Access Audit-FIC employees	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Dead beat audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	JV Linking Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Consultant Over Payment Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit on Capitalization of Assets	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Purchase Order Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Invoice Linking in Image Now Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Tax Dept. Check Request Audit (Business Tax)	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Review of Chargeback amounts reflecting in Commission payment file	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	IOS AP Invoice Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Fulfillment Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	National Account Commissions	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Audit of Soft Dollar ICPs	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	FADS Commissions	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Oracle Access Control Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Expense Report	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	FALTS LOANSTAR VENDOR NAME PROJECT.	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Reviewing Collections call notes and follow-up	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Overtime Audit of IOS & D&A/ IOS audit of temps and consultants	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	FARETS AP Invoice Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	REO Invoice Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	REO Cash Application Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Credit Memo analysis audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Custodial Payable- FARETS Vendor Maintenance	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	FASDS Duplicate Payment Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	DSI Access Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Use Tax Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Corporate payable vendor maintenance	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Electronic Placement Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	FARETS vendor maintenance	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	Corporate Payables vendor maintenance	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	FAFLO Adjustment Audit (Aug 10 to Oct 10)	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Commision overage	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Transaction register vs Adjustment register balances validation	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Corporate Expense Report Audit ( Sep 09 to Oct 10)	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Corp Sales Tax Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Corp Airfare Audit Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	CIP Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	AR Sales Tax Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Audit	Order Cancellation Audit	—	N	Monthly	TBD	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Audit	Markview Pending Invoice Audit		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Receivable	BofA down Load		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Adjustments Review		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	CM Project (4)	150	391	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Commitment Report		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Credco Debits, Credits, WO, Refunds Reporting		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	intercompany Reconciliation Receivables (24)		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Reporting - Open Credit and Debit Memo Review		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Special ProjectAllUnapplied Comments		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	Special Projects	Unapplied Receipts and CMs over 350		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Unapplied Tracking Report		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP Trade Reconciliations – Custodial		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP-Checks Stats. Report		#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP-Custodial Re-issue Number Process		#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	CCR Non-Standard Payee Changes	241	3,209	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP-Navision REO Sales Tax Report	153	618	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP-Processing QA		#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	Client Escrow 1000 Match		#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	GL Accounting Re-class for AP		#VALUE!	N	Monthly	TBD	—%	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Custodial	Accounts Payable	Papervision tracking	#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	Source Bridge Weekly Outstanding Report	#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP-Chase Stale Reports for Resolution	#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Custodial	Accounts Payable	AP-Over 60days Outstanding Checks Report	#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Balance Sheet Review andf Clean up Reconciliation (24)	#VALUE!	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Cash Reconciliations (24)	—	N	Monthly	TBD	(1,700)%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Interncompany reconcilian Revenu (24)	—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Open Items Reconciliation- Bobby's	—	N	Monthly	TBD	—%	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Open Items Reconciliation- Diana	—	N	Monthly	TBD	—%	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	Special Projects	Revenue Recognition Reconciliations		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Special Projects	Unapplied Comments Report -Bobby		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
corporate	Compliance	Documentation Review and Reporting		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Finance	BU/Segment and Management Report	6	13	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Finance	Chargeback		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Finance	Top 20 Report and review		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	HR	E-Workforce		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	HR	Temp and Consultant Review and Update		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Revenue Billing	FAFLO AR Invoice Reclass Process		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Revenue Billing	Posting AR to GL		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Accounts Payable	AP Trade Reconciliaton ( AP with GL Balance)		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Check Request Audit	70	80	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Corporate Card Reconciliation	7,355	9,165	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Direct Deposit Recon		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Expence reports Audit - QA	2	4	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Invocie Processing - QA	1,223	1,508	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	FAREIS Credit Card Outstanding Charges Report	2,985	3,673	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	FEDEX Cost Allocations Reporting		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Fedex Invoice Reports	23,100	38,767	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Corporate	Accounts Payable	Payment Register Audit	14	16	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Reporting - AR Refund	59	16	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Review - Due Membership Fee	1,620	1,885	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Review - Employee Exception list	25	53	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	Client Invoice Review		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Corporate	Accounts Payable	FA Check Request	229	141	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Accounts Receivable	Cash Posting Auditing(24)		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Bankruptcy Forms	5,555	11,978	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	CCS & Tracker Match	6	12	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	CCS Database Cleanup		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Collection Attachments		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

Operations	Collections	Collections by Collectors	66	97	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Collections FDL		—	N	Monthly	TBD		N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Outside Collections Agency Commissions	72	85	N	Monthly	TBD	99.89%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	RES Account Release Holds	4	8	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Ring Clear Call updation in 10.7 & 11i	239	729	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Sales DND Notes updation	1,012	1,120	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD
Operations	Collections	Skipping Process		34	N	Monthly	TBD	100%	N	Monthly	TBD	TBD	TBD	Y	Monthly	TBD	TBD	TBD	Y	Monthly	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.9	D&A Software Support Key Measurements

3.9		Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.9.a	Quality - Percentage of application releases with > x unknown and unaccounted defects found by customers/users	TBD	Baseline	Y	Monthly	Number of application releases with > x unknown and unaccounted defects / Number of application releases during the monitoring interval
3.9.b	Sustainability - % of D&A team members working above 45 hours / week	TBD	TBD	Y	Monthly	Number of D&A team member working above 45 hours / Number of D&A team members
3.9.c	Predictable System Response - Percentage of application releases that cause degradation in predictable system response	TBD	TBD	Y	Monthly	Number of application releases that cause decrease in benchmarked system response time / Number of application releases during the monitoring interval
3.9.d	Quality - Percentage of times a defect was tested and rejected during User Acceptance Testing	TBD	TBD	Y	Monthly	TBD
3.9.e	Value - Ratio of projects hours spent on Dev vs QA	TBD	TBD	Y	Monthly	Number of project hours spent on dev / Number of project hours spent on QA
3.9.f	Predictability - % of backlog items that are groomed for a release and / or in the next 3 sprints that have NULL (or large points can be in the next version) assigned.	TBD	TBD	Y	Monthly	TBD
3.9.g	Value - Failure demand vs. value demand (Maximize value demand)	TBD	TBD	Y	Monthly	TBD
3.9.h	Quality - System availability as measured by TOPAZ monitoring	TBD	TBD	Y	Monthly	TBD
3.9.i	Predictability - Velocity variance in a sprint compared to historical trend (with +/- 15% variance)	TBD	TBD	Y	Monthly	TBD
3.9.j
Value - Amount of work (% change in the story points for a backlog item after it is committed; suggested % - > 10% will be counted as churn) handed-off between product and dev team and re-worked between teams: Requirements Churn within a sprint.
		TBD	TBD	Y	Monthly	TBD
3.9.k	Sustainability - Overall attrition rate by geography	TBD	TBD	Y	Monthly	TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.10	D&A Prod Sppt Svcs

3.10		Minimum Service Level	Expected Service Level	To be Baselined (Y/N)	Monitoring Interval	Formula
3.10.a	Supplement Percentage Rate - Percentage of work completed without Supplements	85%	89%	N	Monthly	Total number of files completed divided by the total number of files completed with supplements

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-3.2
Service Level Definitions

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-3.2
Service Level Definitions

1.	INTRODUCTION

1.1
Agreement. This Schedule A-3.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4
Purpose. This Schedule sets forth the descriptions and definitions of the Service Levels. All definitions reflect calculations for the applicable Monitoring Interval specified in Schedule A-3.1 (e.g., monthly, quarterly).

2.	SERVICE LEVEL DEFINITIONS
The Parties will work in good faith to agree upon the descriptions and definitions of the Service Levels within ninety (90) days after the Supplement Effective Date, unless another period of time is agreed upon between the Parties. Prior to descriptions and definitions of the Service Levels being agreed upon and set forth in this Schedule A-3.2, the Parties will use the descriptions and definitions of the Service Levels set forth in Schedule A-3.1 for purposes of calculating the Service Levels.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-3.3
Critical Deliverables

This document contains proprietary and confidential information of CoreLogic and
Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-3.3
Critical Deliverables

1.	INTRODUCTION

1.1
Agreement. This Schedule A-3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011 (the “MPSA”).

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3	Purpose. This Schedule sets forth the Critical Deliverables under Supplement A.

2.	CRITICAL DELIVERABLES

2.1	In accordance with Section 7.1 of Schedule A-3, the Critical Deliverables under Supplement A are as follows:
None as of the Supplement Effective Date.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4
Pricing and Financial Provisions

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4
Pricing and Financial Provisions

1.	INTRODUCTION.

1.1    Agreement. This Schedule A-4 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011 (the “MPSA”).

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule 1 to the MPSA or the other Schedules to the MPSA.

1.4    *** on ***. *** hereby grants *** a *** in the *** under the Agreement (either the *** under this Supplement A or any other Supplement, or *** agreed by the Parties for ***), *** the *** of *** ($***) ***, which may only be *** during the *** the Supplement Effective Date as follows: (i) $*** during the *** after the Supplement Effective Date (the “***”) and (ii) $*** between the *** of the *** and the end of the *** after the Supplement Effective Date (the “***”). With respect to the ***, *** may, in its sole discretion, designate the *** during the *** in which the *** shall be ***, as well as the specific *** which such *** shall be ***. With respect to the ***, *** may, in its sole discretion, designate the *** during the *** in which the *** shall be ***, as well as the specific *** such *** shall be ***.  For clarity, *** may designate that the *** of the *** will be *** Charges within a ***, or against *** over *** at *** and *** to be designated by ***; provided that the *** of such *** does not *** $*** in the *** or $*** in the ***.

2.	SCHEDULES.
The following documents are attached to and incorporated by reference in this Schedule:
Schedule A-4.1    FTE Baseline Charges
Schedule A-4.2    Base Workforces
Schedule A-4.3    FTE Rates and Hourly Rates
Schedule A-4.4    Transaction Units
Schedule A-4.5    Reserved
Schedule A-4.6    Form of Invoice

3.	DEFINITIONS.
“Activity Category” means a category of activities performed by Supplier for one or more Service Areas.
“Base Workforce” has the meaning given in Section 5.2.
“FTE Rate” means the monthly rate for (i) a Chargeable FTE within a Base Workforce, (ii) an Incremental FTE Charge associated with adding a Chargeable FTE to a Base Workforce in accordance with Section 5.3(d)(i) and (iii) a Reduced FTE Credit associated with removing a Chargeable FTE from a Base Workforce in accordance with Section 5.3(d)(ii), as specified in the “Rate Per Month” Tab of Schedule A-4.3.
“Chargeable FTE” shall mean an FTE who (i) has been included in a Base Workforce pursuant to this Schedule A-4 or (ii) is added by the Parties in accordance with Section 5.3.
“***” has the meaning given in Section 7.2.
“Fixed Fee” means a Charge that is not subject to adjustment unless otherwise agreed by the Parties.
“FTE” or “Full Time Equivalent” means the full-time equivalent of a Supplier Personnel performing Services for a minimum of *** Productive Hours per Contract ***. Each non-dedicated FTE shall be deemed to be a fraction of an FTE equal to the number of Productive Hours worked by such non-dedicated FTE in a Contract *** divided by ***.
“FTE-Based Charges” has the meaning given in Section 5.1(a).
“FTE-Based Services” means Services designated in a Supplement as “FTE-Based Services”, Supplier's performance of which shall be charged as FTE-Based Charges.
“FTE Baseline Charge” has the meaning given in Section 5.2.
“Incremental FTE Charge” has the meaning given in Section 5.3(d)(i).
“On-Going Fixed Fees” has the meaning given in Section 8.2.
“Productivity Commitments” has the meaning given in Section 6.1.
“Productive Hours” has the meaning given in Section 10.3(a)
“Project Charges” has the meaning given in Section 10.1.
“Reduced FTE Credit” has the meaning given in Section 5.3(d)(ii).
“Resource Unit” or “RU” means, with respect to Transaction-Based Services, a unit of consumption of resources that is to be measured under Supplement A to determine CoreLogic's actual utilization compared to the applicable baseline for such Resource Unit. Resource Units and their associated baselines will be established by the Parties in accordance with Section 7. For the avoidance of doubt, as of the Supplement Effective Date, there are ***, and *** may *** be *** by the Parties pursuant to Section 7.
“Service Area” means the Services associated with each Statement of Work set forth in Schedule A-2 (e.g., Escrow Flood and Spatial Services), provided that, with respect to the Escrow Services Tax Services set forth in Schedule A-2.2, the EST Tax Servicing (BPO) Services set forth in Schedule A-2.2.1 and the EST Outsourcing (BPO) Services set forth in Schedule A-2.2.2 shall each be separate Service Areas.
“Supplier Overhead Functions” has the meaning given in Section 18.
“Transaction-Based Charges” has the meaning given in Section 7.1.
“Transaction-Based Charges Start Month” has the meaning given in Section 7.2.
“Transaction-Based Services” has the meaning given in Section 7.1.
“Transaction Unit” means, with respect to FTE-Based Services, a unit of consumption of resources that is to be measured under Supplement A to determine the volume of Services being performed by Supplier with respect to an applicable Service Area. For purposes of the FTE-Based Services, Transaction Units (i) shall be tracked and reported by either Supplier or CoreLogic, as designated in Schedule A-4.4 and (ii) do not affect the calculation of the FTE-Based Charges described in Section 5, except as used by the Parties pursuant to Section 5.3(c)(i) in determining whether a Discussion Triggering Event has occurred with respect to an applicable Base Workforce. Schedule A-4.4 identifies the Transaction

Units for each Service Area, as well as the baseline volumes for such Transaction Units as of the Supplement Effective Date.
“Transaction Unit Baseline” means, for each Transaction Unit, the baseline volume of such Transaction Unit as of the Supplement Effective Date, as set forth in Schedule A-4.4.
“Transaction Unit Baseline Category” means, for each Transaction Unit Baseline, the associated designation given in Schedule A-4.4.

4.	TYPES OF CHARGES.

4.1    Generally. The Charges for the Services provided under this Agreement for each month shall consist of the following, as they may be adjusted pursuant to Sections 13 (Economic Change Adjustment) and 14 (Other Adjustments) and subject to any applicable credits:

(a)	FTE-Based Charges for such month, in accordance with Section 5;

(b)	Transaction-Based Charges for such month, *** the *** pursuant to Section 7.

(c)	Fixed Fees for such month, in accordance with Section 8;

(d)	Charges for New Services, in accordance with Section 9 (which may include Charges for New Services performed as Projects, in accordance with Section 10);

(e)	Charges for Transition Services, in accordance with Section 11;

(f)	Termination Charges, in accordance with Section 15;

(g)	Charges for Disengagement Services, in accordance with Section 20.8(d) of the MPSA; and

(h)	Reimbursable Amounts, in accordance with and to the extent permitted by the MPSA.

4.2    Full Compensation. The Charges specified in Section 4.1 shall fully compensate Supplier for providing the Services. CoreLogic shall not be required to pay Supplier any amounts for the Services in addition to such Charges. Supplier is responsible for the accuracy and completeness of the operational and financial assumptions and dependencies underlying its pricing, and if such assumptions, except those assumptions expressly stated in this Schedule A-4 or the applicable Work Order, are incorrect or incomplete, Supplier shall not be entitled to adjust its pricing or any other terms of the MPSA, or to assess additional fees for the Services. If an assumption is explicitly stated in this Schedule A-4 or the applicable Work Order, Supplier shall have the right to adjust its pricing or the other terms of this Agreement or assess additional fees for the Services *** that the *** states the *** of the assumption being *** and, if applicable, the *** or *** for *** such adjustment.

4.3    First and Last Month's Charges. The Charges for the first and last months of the Supplement Term in which such Charges are owed Supplier under the MPSA shall be prorated on a per diem basis based on the number of days the applicable Services are provided by Supplier to CoreLogic in the relevant month.

4.4    Charging Method For *** Service ***. As of the Supplement Effective Date, the *** for *** Service *** shall be performed as *** Services, which will be charged as *** Charges.

5.	CHARGES FOR FTE-BASED SERVICES.

5.1    Overview.

(a)
FTE-Based Charges. All FTE-Based Services shall be charged in accordance with this Section 5 (such Charges, “FTE-Based Charges”). FTE-Based Charges consist of FTE Baseline Charges, as adjusted by Incremental FTE Charges and Reduced FTE Credits. For clarity, FTE-Based Charges shall be calculated in accordance with Section 5.1(b) below (i.e., based upon Supplier's committed volume of Chargeable FTEs associated with such Services, rather than the actual number of FTEs used by Supplier in the performance of such Services).

(b)
Calculation of FTE Charges. The total FTE-Based Charges for each applicable Service Area shall be equal to the sum of all FTE Baseline Charges and Incremental FTE Charges for such Service Area, less any Reduced FTE Credits for such Service Area, all as described in this Section 5.

(c)	FTE-Based Charges are Cost-Inclusive. For the avoidance of doubt, the FTE-Based Charges include:

(i)
All direct and indirect labor costs of Supplier with respect to the Supplier Personnel performing the FTE-Based Services, including costs associated with supervision and management of such Supplier Personnel.

(ii)
Other than Reimbursable Amounts, which shall be invoiced in accordance with Article 12 of the MPSA, all other costs and expenses for all resources, supplies, systems, materials, products and deliverables to be used or provided by Supplier in the provision of the FTE-Based Services.

(d)
Measurement and Reporting of Actual FTEs and Transaction Units. Subject to and without limiting Section 5.1(a), Supplier shall, for each calendar month of the Supplement Term, track (a) the number of FTEs actually utilized to deliver the FTE-Based Services by Service Area and Activity Category during such month and (b) the number of all Transaction Units performed or consumed during such month. Supplier shall provide such information to CoreLogic as part of the applicable monthly invoice. Consistent with Section 5.1(a), Supplier shall *** CoreLogic on the basis of this information.

5.2    Base Workforces and FTE Baseline Charges. Schedule A-4.2 sets forth the number of Chargeable FTEs for each Service Area, further delineated by Activity Category (e.g., Escrow Flood and Spatial Services/BPO) (each, a “Base Workforce”) for each month of the Supplement Term. Each Base Workforce has a corresponding Charge, which shall be equal to the number of Chargeable FTEs in such Base Workforce multiplied by the applicable FTE Rate for such Base Workforce (each, a “FTE Baseline Charge”). Schedule A-4.1 lists the FTE Baseline Charge for each Base Workforce.

5.3    Incremental FTEs and Reduced FTEs.

a.
General. This Section 5.3 describes the process by which the Parties may agree to increase or reduce the number of Chargeable FTEs for an applicable Service Area as compared to the Base Workforces for such Service Area, and the Charges or credits associated with such increases or reductions. For the avoidance of doubt, (i) any such Charges and credits shall be invoiced separately from, and shall not change the amount of, the FTE Baseline Charge for the applicable Base Workforce (as described in Section 5.2) and (ii) any reductions in Charges made pursuant to this Section 5.3 shall be subject to CoreLogic's obligations with respect to the Minimum Revenue Commitment set forth in Schedule 11 to the MPSA.

b.
Transaction Unit Baselines. With respect to any Transaction Unit Baselines that are not designated as “TUB Ready Day 1” in Schedule A-4.4, the Parties shall work in good faith and determine the Transaction Unit Baseline Category (either “TUB to be Defined”, “TUB to be Validated” or “TUB to be Baselined”) associated with such Transaction Unit Baselines within sixty (60) days after the Supplement Effective Date, unless, with respect to one or more individual Transaction Unit Baselines, the Parties mutually agree that additional time for such determination is necessary.

c.	Discussion Triggering Event for Chargeable FTEs.

i.
A “Discussion Triggering Event” occurs whenever (A) with respect to Service Areas that have Transaction Unit Baselines identified in Schedule A-4.4, the then-current aggregate volume of a Transaction Unit being processed for a Service Area increases or decreases by more than the percentage designated in Schedule A-4.4 for the applicable Service Area, as compared to the Transaction Unit Baseline for such Transaction Unit set forth in Schedule A-4.4, for *** and the Parties *** such increase or decrease to *** in ***; (B) with respect to Service Areas that do not have Transaction Unit Baselines identified in Schedule A-4.4, where either Party approaches the other Party, and such approaching Party demonstrates to the other Party that Service output volumes were *** higher or lower than such output volumes were as of the Supplement Effective Date for a period of *** and are *** to continue in *** or (C) CoreLogic requires a change to Supplier's obligations under the Agreement or this Supplement (e.g., a change in security requirements or a change in priorities by CoreLogic), and such change results in a net increase in the amount of work performed by Supplier Personnel or requires any additional non-Supplier Personnel resources (such as additional software or Equipment), but only to the extent such change cannot be performed by Supplier Personnel then staffed on CoreLogic's account.

ii.
Upon the occurrence of a Discussion Triggering Event, either Party shall have the right to *** that the Parties *** the addition or removal of a Chargeable FTE to or from the applicable Base Workforce for future months ***. In addition, notwithstanding the definition of Discussion Triggering Event set forth above, the Parties may mutually agree to proceed with the discussions described in this Section 5.3(c)(ii) without waiting for *** of the level of Transaction Unit volume increases or decreases required by such definition, so long as the Parties *** such increases or decreases to *** in ***. Within ten (10) days following such proposal, the Parties shall, in good faith, determine whether to add or remove Chargeable FTEs, and if so, how many. Where applicable *** (as defined below) is available for a Service Area, the Parties will *** to *** in determining how many Chargeable FTEs to add or remove solely to account for the increase or decrease in Service output volumes. “***” means, with respect to Services performed for a Service Area where *** and/or where the Parties have ***, the *** that have been *** (or an ***) during a *** such Services for *** prior to the Supplement Effective Date, as set forth in Schedule A-4.4 or as mutually agreed by the Parties. The Parties also recognize that *** and *** data may be useful in determining when a Discussion Triggering Event has occurred pursuant to Section 5.3(c)(i)(B), but only for the sole purpose of assessing if the *** are *** either (A) as of the Supplement Effective Date or (B), where the *** associated with a Service Area has *** as a result of an agreement by the Parties due to a prior Discussion Triggering Event, at the time of such adjustment. Notwithstanding the foregoing, the Parties agree that *** data shall not be used at any time during the term of the Supplement to *** associated with the *** as of the Supplement Effective Date. Each Party will provide all reasonable information reasonably requested by the other Party to assist in such determination. In order for the Parties to *** a Chargeable FTE, *** must *** to *** that (x) the Discussion Triggering Event is expected to cause an increase in Supplier's work effort associated with the applicable Transaction Unit, (y) Supplier's performance of the Services for the applicable Transaction Unit has *** in *** and (z) Supplier is not seeking to add a Chargeable FTE in order to *** due to Supplier's *** set forth in Section 6. The Parties shall take into account the following factors in making said determination:

1.	Improvements or reductions in efficiency.

2.	Changes in the nature of the processes or transactions (e.g. different processes added through mergers and acquisitions of a new entity).

3.	Changes in the mix of volumes of applicable transactions.

4.	The status and efficiency of other related Base Workforces, including within a Supplier Facility, for the applicable Service Area and Activity Category.

5.	Applicable improvements in technology and automation.

6.	Changes in applicable laws, rules or regulations, to the extent such changes affect the volumes of the applicable Transaction Units.

d.	Incremental FTE Charges and Reduced FTE Credits.

i.
If, as a result of any discussion described in Section 5.3(c)(ii) following a Discussion Triggering Event, *** supplement the applicable Base Workforce with one or more incremental Chargeable FTEs, beginning the month immediately following such agreement and continuing each month thereafter (unless subsequently adjusted by the Parties in accordance with this Section 5.3(d)), Supplier shall invoice CoreLogic for such additional Chargeable FTEs in an amount equal to the number of such incremental Chargeable FTEs multiplied by the applicable FTE Rate set forth in Schedule A-4.3 for such Chargeable FTEs (each such Charge, an “Incremental FTE Charge”); provided that, with respect to the addition of Supplier Personnel who are not, as of the date of such agreement, providing Services to CoreLogic, Supplier shall refrain from invoicing CoreLogic for Incremental FTE Charges associated with Supplier Personnel until the month in which such Supplier Personnel commence the provision of such Services to CoreLogic (and in so doing, Supplier will use its good faith efforts to avoid any pattern of adding new Supplier Personnel to CoreLogic's account unduly late in the month or removing Supplier Personnel unduly early in the month, and the Parties will promptly meet and address any concerns CoreLogic may have if any such pattern arises).

ii.
If, as a result of any discussion described in Section 5.3(c)(ii) following a Discussion Triggering Event, *** fewer Chargeable FTEs are required to perform the applicable Services than the number of Chargeable FTEs in the applicable Base Workforce, beginning the date that is *** following such agreement (for the calendar first month of applicability, prorated based on the number of days remaining in such calendar month as a percentage of the total days in such calendar month) and continuing each month thereafter (unless subsequently adjusted by the Parties in accordance with this Section 5.3), Supplier shall issue CoreLogic a credit for the number of fewer Chargeable FTEs agreed by the Parties in an amount equal to the number of such Chargeable FTEs multiplied by the applicable FTE Rate set forth in Schedule A-4.3 for such Chargeable FTEs (each such credit, a “Reduced FTE Credit”).

iii.	The Parties shall not add or remove Chargeable FTEs on a fractional basis (i.e., any addition or removal of Chargeable FTEs shall be on an entire-FTE basis).

iv.
In no event shall an addition or reduction of Chargeable FTEs be implemented without ***. Unless *** Incremental FTE Charges or Reduced FTE Credits, the Charges for the FTE-Based Services associated with an applicable Base Workforce shall be equal to the FTE Baseline Charge for such Base Workforce, regardless of the number of FTEs or other resources Supplier actually uses to perform the applicable Services.

6.	SUPPLIER ***
6.1    General. Supplier agrees that, during the Supplement Term, Supplier will become *** in its performance of the Services. As a result, Supplier has committed to the *** set forth in this Section 6 (“***”). Notwithstanding the Productivity Commitments described in this Section 6, Supplier shall continue to provide no less than the same amount and quality of Services as required by the Statements of Work, the Service Levels and the Agreement applicable at the time each Productivity Commitment becomes effective.

6.2    FTE-Based Services.

(a)
Base Workforces. The Base Workforces set forth in Schedule A-4.2 (and their respective FTE Baseline Charges set forth in Schedule A-4.1) reflect year-on-year *** of Chargeable FTEs that reflect Supplier's *** associated with such Base Workforces.

(b)
Incremental FTEs. When adding additional Chargeable FTEs pursuant to Section 5.3(d)(i), the Parties will, discuss and agree to applicable *** associated with such added Chargeable FTEs, which shall be consistent with the level of *** associated with the Base Workforce associated with such additional Chargeable FTEs. Thereafter, the Parties will apply such *** to such Chargeable FTEs on an annual basis consistent with the timing of the annual Base Workforce *** specified in Schedule A-4.2

6.3    Transaction-Based Services. If and to the extent the Parties convert any FTE-Based Services to Transaction-Based Services in accordance with Section 7, the Parties will convert the *** associated with such FTE-Based Services into *** of the *** for the applicable Resource Units that are established as part of such conversion.

7.	CHARGES FOR TRANSACTION-BASED SERVICES

7.1    General. Pursuant to Section 4.4, as of the Supplement Effective Date, the Services for *** Service *** shall be performed as FTE-Based Services. It is the intention of the Parties to convert the pricing model for *** of the Services from the FTE-Based Charges model to a pricing model based upon Resource Units with baselines and rates (“Transaction-Based Charges”, with such Services identified as “Transaction-Based Services”) during the course of the Supplement Term; provided that *** the right to determine the scope and timing of such conversions *** (provided that *** will discuss its plans regarding such conversions with *** in advance of *** such *** in its ***). Without limiting the foregoing, *** shall have the right to provide *** with conversion proposals for all or a portion of the Services, and *** shall consider all such proposals in good faith.

7.2    Charges Conversion. At any time after Contract Year *** (or any earlier time that is mutually agreed by the Parties), *** may, after discussing its intentions with *** in good faith in accordance with Section 7.1, notify *** that it has *** to convert *** or *** of the FTE-Based Services to Transaction-Based Services (each, a “Charges Conversion”). Any such notice shall designate the month in which the relevant portion of the FTE-Based Services shall convert to Transaction-Based Services (the “Transaction-Based Charges Start Month”). Promptly following such notice, the Parties shall convert the Charges for the FTE-Based Services to Transaction-Based Charges, subject to the processes for establishing such Charges Conversions set forth in Section 7.3 and the requirements for Charges Conversions set forth in Section 7.4. Beginning upon the Transaction-Based Charges Start Month, the applicable Services shall be Transaction-Based Services charged on a Transaction-Based Charges basis in accordance with provisions established by the Parties for the calculation of such Transaction-Based Charges, based upon the Resource Unit Rates established pursuant to this Section. Notwithstanding the foregoing, at any time prior to the completion of a Charges Conversion, *** may elect to discontinue the discussions between the Parties associated with such Charges Conversion and, instead, rely upon the *** by the Parties.

7.3    Establishment of Resource Units, Baselines and Rates.
For each Charges Conversion, the Parties shall meet in good faith and *** establish Resource Units associated with the scope of such Charges Conversion, as well as rates and baselines for such Resource Units, using as *** factors for such establishment: (i) the types of *** associated with the scope of such Charges Conversion, (ii) the *** of such ***, and (iii) the *** and *** of *** (in contrast to the *** of *** by ***) associated with the performance of Services associated with ***. In addition, the Parties shall amend this Schedule A-4 to include provisions necessary to reflect the charging mechanisms associated with Transaction-Based Services.
7.4    Charges Conversion Requirements. The Charges Conversion *** result in the aggregate Transaction-Based Charges for the applicable Services being *** than the aggregate FTE-Based Charges for such Services if such Services had remained as FTE-Based Services. For clarity, the aggregate Transaction-Based Charges *** from *** after the Charges Conversion in accordance with the provisions established by the Parties for the calculation of such Transaction Charges based upon the volume of Resource Units actually consumed.

8.	FIXED FEES.

8.1    If this Schedule A-4 specifies a Charge for a Service without specifying a Resource Unit or an FTE-Based Charge, such Charge shall be a Fixed Fee. For Services specified to be performed as a Fixed Fee, unless otherwise specified in this Schedule A-4, Charges for all resources, systems, supplies, materials, products and deliverables to be used or provided by Supplier are included with the Fixed Fees, other than amounts due on account of Reimbursable Amounts not paid directly by CoreLogic, which shall be invoiced in accordance with Article 12 of the MPSA.

8.2    “On-Going Fixed Fees” shall mean recurring Fixed Fees that are not subject to adjustment based on consumption of Resource Units or Supplier's use of FTEs. For avoidance of doubt, Fixed Fees for Transition Services are not On-Going Fixed Fees. Unless otherwise specified in this Schedule A-4 or an applicable Work Order, Charges for all FTEs, resources, systems, supplies, materials, products and deliverables to be used or provided by Supplier are included with the On-Going Fixed Fees, other than amounts due on account of Reimbursable Amounts not paid directly by CoreLogic, which shall be invoiced in accordance with Article 12 of the MPSA.

8.3    All On-Going Fixed Fees shall be specifically set forth in this Schedule A-4 or the applicable Work Order. If this Schedule A-4 or the applicable Work Order specifies a monthly On-Going Fixed Fee, Supplier shall invoice the amount of such On-Going Fixed Fee for the applicable month. If the applicable Work Order or Supplement specifies an annual On-Going Fixed Fee, Supplier shall invoice CoreLogic in each month when such On-Going Fixed Fee applies an amount equal to such On-Going Fixed Fee divided by twelve (12).

9.	NEW SERVICES.
If, and to the extent that, CoreLogic authorizes Supplier to perform any New Services in accordance with the Agreement, the Charges for such New Services shall be priced in accordance with the applicable Change Order, Work Order, or Supplement, and approved by CoreLogic in accordance with Section 4.3 of the MPSA. CoreLogic may direct Supplier to perform activities that constitute New Services on a Project basis in accordance with Section 10.

10.	New Services Performed as Projects

10.1    Overview. Notwithstanding Section 4.4(a) of the MPSA, work activities can only be performed and charged by Supplier as a Project to the extent such activities are New Services, and only if the Parties mutually agree that New Services are to be performed as a Project in accordance with this Section 10. If the Parties mutually agree that Supplier will perform such New Services on a Project basis, Supplier shall perform such New Services in accordance with this Section 10, and such New Services will be charged as “Project Charges”.

10.2    Remuneration Models for Projects.
CoreLogic may engage Supplier to perform New Services as Projects in accordance with an applicable Work Order that will be established by the Parties for such Project. Examples of pricing mechanisms that may be used for such Projects upon mutual agreement of the Parties are as follows:

(a)
Fixed Fee Projects. To the extent that a Project is identified as a “Fixed Fee Project”, Supplier shall perform the New Services specified in the applicable Work Order for the Fixed Fees that are specified in such Work Order. Fixed Fees are not adjusted based on the actual time expended by Supplier Personnel in the performance of the New Services. Unless otherwise specified in a Work Order, the Fixed Fee shall be invoiced based Supplier's achievement of applicable milestones identified in such Work Order. Each Work Order should specify the portion of the Fixed Fees to be invoiced by Supplier upon Supplier's achievement of each applicable milestone. If the applicable Work Order does not specify the portion of the Fixed Fees associated with each milestone, then Supplier shall invoice the portion of the Fixed Fees allocated to a specific month in the month after the month Supplier's achieves all applicable milestones that were to be achieved in such month. With respect to each Fixed Fee Project, Supplier shall provide a breakdown of the fees by milestone (the “Fixed Fee Breakdown”). The Parties shall cooperate with each other to share data reasonably necessary for the Parties to understand the basis for the Fixed Fee Breakdown, and any Fixed Fees proposed by Supplier for such Fixed Fee Project shall be subject to the requirements of clauses (i) through (iv) of Section 4.3(a) of the MPSA. The Parties acknowledge and agree that the preferred remuneration model for Projects is Fixed Fee.

(b)
Time and Materials (T&M) Projects. To the extent a Project is identified as a “T&M Project”, payment shall be based, subject to Section 10.3, on the number of Productive Hours spent by Supplier Personnel in performing the Services and providing CoreLogic the Deliverables as defined in the applicable Work Order.

10.3    T&M Project Calculation Rules.

(a)	“Productive Hours” means the number of hours actually worked by Supplier Personnel to provide the Services. Productive Hours do not include:

(i)	Vacation time, holiday time, medical leave, military leave, *** and other analogous time,

(ii)	Time expended by Supplier Personnel to *** or ***,

(iii)	Time not authorized under an applicable Work Order or otherwise in writing by CoreLogic, or

(iv)	Time devoted to any ***.

(b)	Supplier will invoice CoreLogic in each month for, and CoreLogic will pay in accordance with Sections 12.1 and 12.2 of the MPSA, with respect to each individual Supplier Personnel, the product of:

(i)	the hourly rate applicable to him or her in his or her role in such month as set forth in the hourly rate card set forth in the “Rate Per Hour Tab of Schedule A-4.3 multiplied by

(ii)	subject to the limitations in Section 10.3(c), the number of Productive Hours that he or she devoted to providing Services during such month.

(c)	Invoicing is subject to the following limitations:

(i)	If the Parties have expressly agreed on a *** of *** in a Work Order, Supplier will not *** for *** beyond such ***.

(ii)
Unless otherwise agreed between the Parties in writing in a Work Order or otherwise, the *** number of hours Supplier may *** CoreLogic in any month for a *** Services under such Work Order shall *** the quotient of (x) the number of Productive Hours specified in the *** and (y) ***. As used in this Section 10.3, “position” means an authorized role (e.g., Senior Programmer).

10.4    FTE Hours Reports. Supplier shall provide a monthly report showing all Productive Hours worked by Supplier Personnel for all work performed for T&M Projects and Capped T&M Projects.

10.5    Project Termination. CoreLogic may terminate a Work Order for Project Services for convenience by providing Supplier at least *** business days (or such other period as may be otherwise agreed in an applicable Work Order) notice prior to the effective date of such termination. In such case, CoreLogic shall pay (i) with respect to all such Work Orders except Fixed Fee Project Work Orders, for all Services rendered by Supplier under such Work Order through the effective date of such termination in accordance with the pricing mechanism specified in such Work Order, (ii) with respect to Fixed Fee Project Work Orders, for all Services rendered by Supplier under such Work Orders through the effective date of such termination as though such Project was a T&M Project, provided that the maximum number of person days included in the calculation of such early termination payment shall not exceed the planned Supplier hours (in accordance with the then-current project plan) through the effective date of such termination by more than *** percent (*** %) (iii) in any case, any and all amounts due on account of Reimbursable Expenses not paid directly by CoreLogic and (iv) costs, if any, that are incurred by Supplier at the request of CoreLogic, but only to the extent such costs (A) are incurred by

Supplier due to a ***, (B) have been *** and *** in a *** by CoreLogic *** Supplier ***, (C) are *** as “***” in such *** and (D) are *** over the term of such Work Order on an *** that is *** to *** the amount of *** that would be paid by CoreLogic in the event of CoreLogic's termination of such Work Order before completion of the Services thereunder. To the extent payments have already been made under such Work Orders, the amount to be paid shall be reduced by the amount of such payments.

10.6    Project Services Out-of-Pocket Expenses. Unless otherwise agreed in the applicable Work Order, CoreLogic shall reimburse Supplier for actual and necessary travel and living expenses reasonably incurred by Supplier Personnel in providing Project Services under T&M Projects, subject to and in accordance with the terms set forth below:

(a)
The travel and living expenses to be reimbursed by CoreLogic shall not exceed the cap agreed upon and specified in the applicable Work Order, which shall not be greater than *** percent (*** %) of the budgeted Charges under such Work Order, unless agreed otherwise.

(b)
Supplier will comply with CoreLogic's travel policies communicated to Supplier in advance. If compliance with Supplier's travel policies will result in lower reimbursable expenses for CoreLogic, Supplier shall report such policies to CoreLogic and upon CoreLogic's approval, comply with such policies

(c)	Unless otherwise agreed by the Parties, CoreLogic shall not be obligated to pay or reimburse Supplier or Supplier Personnel for ***.

(d)
Unless otherwise agreed by CoreLogic, CoreLogic shall *** to reimburse Supplier for *** incurred by Supplier Personnel in performing Project Services at any CoreLogic Facility *** the *** that individual's *** and his or her ***.

(e)
CoreLogic *** to pay *** incurred by Supplier Personnel who are working on a Project (e.g., if Supplier elects to transfer an existing Supplier employee from one city to another instead of using a local employee or hiring a new employee locally, or if Supplier hires a new employee from elsewhere in the country who thus must move to start work).

(f)
Air transportation reimbursable hereunder shall be coordinated in accordance with the CoreLogic travel policy communicated to Supplier in advance in writing and any entertainment by or on behalf of Supplier Personnel shall be at no cost to CoreLogic or the Eligible Recipients.

(g)
Supplier shall provide a summary report of expenses broken down by major categories. CoreLogic or Eligible Recipient-specific requirements for this report may vary by Work Order. In addition, Supplier shall maintain documentation for all invoiced travel and living expenses and, at CoreLogic's request, shall provide CoreLogic with copies of such documentation.

11.	*** TRANSITION SERVICES.
There shall be *** associated with Supplier's performance and completion of the Transition Services for Supplement A. Notwithstanding the foregoing, Sections *** and *** of Schedule *** set forth *** in connection with the Provident Fund and retention bonuses for Continued Employees, respectively.

12.	RESERVED.

13.	ECONOMIC CHANGE ADJUSTMENT.

13.1    Overview. Other than with respect to currency-related adjustments for *** pursuant to Section 17, this Section 13 sets forth the sole adjustments to the Charges and rates under Supplement A to account for cost-of-living or other economic changes during the Term, including any extension periods designated by CoreLogic pursuant to Section 23 of Supplement A.

13.2    Definitions.

(a)
“Actual Inflation” means, with respect to an applicable Contract Year, the percentage difference between (i) the Applicable Index as of the first day of such Contract Year and (ii) the Applicable Index as of the first day of the prior Contract Year; provided that, if the Applicable Index specified clause (i) is less than the Applicable Index in clause (ii), there shall be no Actual Inflation, and the percentage difference between the Applicable

Indices specified in clauses (i) and (ii) shall be “Actual Deflation”. As of the Supplement Effective Date, the Labor Bureau that publishes the Applicable Index provides a “point-to-point rate of inflation” that calculates a twelve (12) month look-back percentage rate of inflation for each month (e.g., calculating the rate of inflation between July of the current year and July of the previous year), and the Parties shall rely upon the latest published twelve (12) month look-back percentage rate to establish Actual Inflation for as long as the Labor Bureau continues to publish such percentage rates.

(b)
“Inflation Factor” means, for an applicable Contract Year, the lower of (i) Actual Inflation for such Contract Year and (ii) either (x) *** percent (*** %) if the Cumulative Inflation Gap is less than or equal to the *** Inflation Gap *** or (y) *** (*** %) if the Cumulative Inflation Gap is greater than the *** Inflation Gap ***.

(c)
“Annual Inflation Gap” means, for each applicable Contract Year where there is Actual Inflation, the Actual Inflation minus the Inflation Factor, and each resulting percentage point shall be a “Gap Point”. For example, if, for a Contract Year, Actual Inflation is *** % and the Inflation Factor is *** %, the Annual Inflation Gap would be 2%, or 2 Gap Points.

(d)
“Cumulative Inflation Gap” means, with respect to an applicable Contract Year, the cumulative, aggregate number of Gap Points from each Annual Inflation Gap calculated from each of the Contract Years prior to the applicable Contract Year.

(e)	“*** Inflation Gap ***” means *** and *** Gap Points.

(f)
“Applicable Index” means *** published by the ***. As of the Supplement Effective Date, this Applicable Index is published at ***. If the *** stops publishing the Applicable Index or substantially changes its content, format or calculation methodology, the Parties shall substitute another comparable index published at least annually by a mutually agreeable source.

13.3    Application of Inflation Factor. The FTE Rates and *** Resource Units Rates that are created by the Parties in accordance with Section 7 *** shall not be subject to any ECA Adjustment (as defined below) during the ***. At the beginning of each Contract Year thereafter during the Term (including any extension periods designated by CoreLogic pursuant to Section 22 of Supplement A), the FTE Rates and the Resource Units Rates shall be adjusted by the Inflation Factor for such Contract Year, provided that if there is no Actual Inflation for such Contract Year, and instead there is Actual Deflation, the FTE Rates and Resource Unit Rates shall be reduced by the percentage of Actual Deflation. Any such rate adjustment (each, an “ECA Adjustment”) shall be effective as of the first day of such Contract Year and shall remain unchanged until the next ECA Adjustment, if any, becomes effective.

13.4    Example. The following is an example of the ECA Adjustment model described in this Section 13, showing hypothetical Actual Inflation and Actual Deflation values over Contract Years during the Initial Term, and the consequences resulting therefrom:

(a)	For Contract Year 1, there would be no ECA Adjustment.

(b)
If, for Contract Year 2, Actual Inflation is 3%, each of the FTE Rates and Resource Unit Rates would be *** by *** % as of the first day of Contract Year 2, and the Annual Inflation Gap would be zero (i.e., there would be no Gap Points).

(c)
If, for Contract Year 3, there is no Actual Inflation, and Actual Deflation is 2%, each of the FTE Rates and Resource Unit Rates would be *** by *** % as of the first day of Contract Year 3, and there would be no *** or *** for such Contract Year.

(d)
If, for Contract Year 4, Actual Inflation is *** %, each of the FTE Rates and Resource Unit Rates would be *** by *** % (rather than *** %, due to *** of the definition of Inflation Factor) as of the first day of Contract Year 4, and the *** would be *** % (i.e., there would be ***).

(e)
If, for Contract Year 5, Actual Inflation is *** %, each of the FTE Rates and Resource Unit Rates shall be *** by *** % (rather than *** %, due to *** of the definition of Inflation Factor) as of the first day of Contract Year 6, the *** would be *** % (i.e., there would be *** Gap Points), and the *** would be *** % (thus *** the *** Inflation Gap *** for purposes of determining the Inflation Factor for the *** Contract Years).

(f)
If, for Contract Year 6, Actual Inflation is ***%, each of the FTE Rates and Resource Unit Rates shall be *** by ***% (since the *** Inflation Gap *** was *** in Contract Year 5, resulting in *** of the definition of Inflation Factor (i.e., *** of *** from *** % to *** %) being applicable) as of the first day of Contract Year 6, there would be *** Annual Inflation Gap, and the *** would *** at ***%.

(g)
If, for Contract Year 7, Actual Inflation is ***%, each of the FTE Rates and Resource Unit Rates shall be *** by *** % (since the *** Inflation Gap *** was *** in Contract Year 5, resulting in *** of the definition of Inflation Factor (i.e., *** of *** from *** % to *** %) being applicable) as of the first day of Contract Year 7, the Annual Inflation Gap would be *** % (i.e., there would be *** Gap Points), and the *** would be ***% (however, the *** Inflation Gap *** would have *** been ***, so there would be *** effect associated with such Cumulative Inflation Gap ***).

14.	OTHER ADJUSTMENTS.
The pricing in this Schedule A-4 may be subject to additional adjustments pursuant to Section 11.4 (Extraordinary Events) and Section 11.6 (CoreLogic Benchmarking Reviews) of the MPSA.

15.	Termination Charges.
The Termination Charges associated with this Supplement A are set forth in (a) Schedule 11 (Minimum Revenue Commitment and Termination Charges) of the MPSA and (b) Section 10.5 above with respect to the payment of amounts identified in clauses (i) through (iv) therein in connection of a termination of a Work Order for Project Services, and the Parties agree that there are no additional Termination Charges that are applicable to this Supplement A. Notwithstanding the foregoing, pursuant to Section *** of *** (*** to ***), if *** elects to exercise its rights to *** in connection with a termination of Supplement *** for ***, *** shall be responsible for *** of the applicable *** for *** set forth therein.

16.	Invoicing.
All invoices shall be in accordance with Section 12.1 of the MPSA and in the applicable format set forth in Schedule A-4.6.

17.	CURRENCY.

17.1
Overview. All Charges and rates under Supplement A shall be in U.S. Dollars. The Charges and rates under Supplement A shall *** be adjusted based on exchange rates *** set forth in Section 21 of Supplement A (i.e., through the *** of Contract Year ***). If CoreLogic elects to *** the *** for *** or *** (each such ***, “***”) pursuant to Section 21 of Supplement A, the FTE Rates and Resource Unit Rates shall be *** at the beginning of *** such *** in accordance with this Section 17 (each ***, a “***”).

17.2	Definitions.

(a)
“Exchange Rate” means the number of Indian Rupees that are equal to one (1) U.S. Dollar at a point in time, as published by Reuters after the then most recent end-of-day close of the U.S. financial markets.

(b)	“Applied Exchange Rate” means *** and ***, as such number may be updated in accordance with Section 17.3.

(c)	“Then-Current Exchange Rate” means, at the time of the applicable Currency-Based Charges Adjustment, .the *** of the *** published by Reuters over the ***.

17.3	*** Year Rate Adjustments. At the beginning of each *** the Parties shall adjust the FTE Rates and Resource Unit Rates as follows:

(a)
The Parties will compare the current Applied Exchange Rate and the Then-Current Exchange Rate and arrive at a numeric value that is *** such Exchange Rates. Such numeric value shall represent the *** for such ***. The ratio of the prior Applied Exchange Rate divided by the current Applied Exchange Rate shall be the “Rate Adjustment Factor”.

(b)	For example:

(i)	If the Applied Exchange Rate is *** and the Then-Current Exchange Rate is ***, the Applied Exchange Rate shall be updated to be equal to *** for ***. The Rate Adjustment Factor would be *** / *** = ***.

(ii)
If the Applied Exchange Rate is *** and the Then-Current Exchange Rate is ***, the Applied Exchange Rate shall be updated to be equal to *** for ***. The Rate Adjustment Factor would be *** / *** = ***.

(c)
The Parties will then *** each FTE Rate and Resource Unit Rate by the Rate Adjustment Factor, resulting in updated FTE Rates and Resource Unit Rates that shall be applicable from the beginning of the applicable *** until the next Currency-Based Rate Adjustment ***.

18.	SUPPLIER OVERHEAD FUNCTIONS.
Supplier shall perform Supplier Overhead Functions as part of the Services. In addition, Supplier Overhead Functions shall not constitute ***. Unless otherwise agreed by the Parties in an applicable Work Order, “Supplier Overhead Functions” mean functions performed by Supplier to support its business or delivery of Services, including the following:

(a)	Management other than by project managers, project staff, team leaders/supervisors and their immediate managers;

(b)	Performing any back office functions;

(c)
Performing monitoring, measurement and reporting activities to measure Supplier's performance and resource usage, including Service Level administration, monitoring, and metrics/measurement tools implementation;

(d)	Performing any resource management activities, such as resource management or administration, staffing and human resources-related functions;

(e)	Performing any account management functions, such as performing as a member of Supplier's pricing, financial or accounting teams;

(f)	Performing any administrative functions, such as billing functions, administrative and secretarial assistance, promotion, publicity and internal management;

(g)	Performing *** activities to *** Supplier's performance, except to the extent such activities are expressly described as Services that are chargeable in a Work Order for a Project;

(h)	Providing management reporting (both internal and to CoreLogic) as required under the MPSA;

(i)	All planning-related activities (technology, business, financial/budget, data center capacity support, etc.);

(j)
Performing all activities required to train Supplier Personnel, including skills training, orientation on all applicable CoreLogic safety, security and environmental rules, policies and procedures, and orientation to the CoreLogic environment, but not including training required by CoreLogic that is specific to CoreLogic's business and not general to the Services provided by Supplier;

(k)
Performing project management activities to *** Supplier's performance, such as the implementation, application, or execution of project management methodologies, the development, implementation and execution of *** for Supplier Personnel and the *** of standard project management processes and methodologies;

(l)	Implementing activities and tools to promote efficient use of service delivery resources;

(m)
Performing work to develop *** as a result of any Service Level Default and work associated with *** that is due to the fault of Supplier or for which Supplier is otherwise responsible for the cost of performing under the MPSA;

(n)	Preparing all cost estimates and proposals for New Services (including New Services performed as Projects); and

(o)
Performing all activities associated with *** Supplier Personnel to the ***, including with respect to new or replacement personnel, and *** as necessary or appropriate for the provision of the Services.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.1
FTE Baseline Charges

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.3

FTE Rates and Hourly Rates

1.    INTRODUCTION

1.1    Agreement. This Schedule A-4.3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4    Purpose. This Schedule sets forth the FTE Baseline Charges under Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

All Blended Rates in USD

Monthly FTE Baseline Charges
Activity Category	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
BPO	$********	$********	$********	$********	$********	$********	$********
Software & Development	$********	$********	$********	$********	$********	$********	$********
BPO	$********	$********	$********	$********	$********	$********	$********
BPO	$********	$********	$********	$********	$********	$********	$********
Software & Development	$********	$********	$********	$********	$********	$********	$********
BPO	$********	$********	$********	$********	$********	$********	$********
BPO	$********	$********	$********	$********	$********	$********	$********
Software & Development	$********	$********	$********	$********	$********	$********	$********
Software & Development	$********	$********	$********	$********	$********	$********	$********
Software & Development	$********	$********	$********	$********	$********	$********	$********
BPO	$********	$********	$********	$********	$********	$********	$********
Software & Development	$********	$********	$********	$********	$********	$********	$********
BPO	$********	$********	$********	$********	$********	$********	$********

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.2
Base Workforce

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.2

Base Workforce

1.    INTRODUCTION

1.1    Agreement. This Schedule A-4.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4    Purpose. This Schedule sets forth the Base Workforces under Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Base Workforces

Schedule	Service Area	Activity Category	Volume of Chargeable FTEs By Contract Year
			Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
A-2.1.1	Escrow Flood and Spatial (BPO) Services	BPO	***	***	***	***	***	***	***
A-2.1.2	Escrow Flood and Spatial (ITO) Services	Software & Development	***	***	***	***	***	***	***
A-2.2.1	EST Tax Servicing (BPO) Services	BPO	***	***	***	***	***	***	***
A-2.2.2	EST Outsourcing (BPO) Services	BPO	***	***	***	***	***	***	***
A-2.3	BIS Technology Tax (ITO) Services	Software & Development	***	***	***	***	***	***	***
A-2.4	OTS (BPO) Services	BPO	***	***	***	***	***	***	***
A-2.5	Valuation (BPO) Services	BPO	***	***	***	***	***	***	***
A-2.6.1	BIS Technology OTS Valuation (ITO) Services	Software & Development	***	***	***	***	***	***	***
A-2.6.2	BIS Technology OTS (ITO) Services	Software & Development	***	***	***	***	***	***	***
A-2.7	Corporate Software (ITO) Services	Software & Development	***	***	***	***	***	***	***
A-2.8	Corporate Production (BPO) Services	BPO	***	***	***	***	***	***	***
A-2.9	Data and Analytics Software Support (ITO) Services	Software & Development	***	***	***	***	***	***	***
A-2.10	Data and Analytics Production Support (BPO) Services	BPO	***	***	***	***	***	***	***

Note: Within 180 days after the Supplement Effective Date, Supplier may elect to hire up to *** Supplier Personnel for the positions set forth in the "Open Requisitions" tab of this Schedule A-4.2 and add such Supplier Personnel as additional Chargeable FTEs above the Base Workforces without obtaining CoreLogic's prior approval (as otherwise would be required pursuant to Section 5.3 of Schedule A-4).  Any such Chargeable FTE additions shall be charged as Incremental FTE Charges pursuant to Section 5.3(d)(i) of Schedule A-4 and shall not result in a restatement of the Base Workforces. Furthermore, notwithstanding anything to the contrary in Supplement A, such Chargeable FTE additions described above shall thereafter be deemed Chargeable FTEs under Section 5.3(d)(i) as though they had been mutually agreed to be added by the Parties pursuant to that Section.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Open Requisitions

	Designation	Grade Level	Cost Center Name	Number Request
BPO	Analyst	l1	CLGX-FA- Quality Assurance (DAS) BLR	***
	Analyst - Finance	l1	CLGX-FA-RES Finance (DAS)BLR	***
	Assistant Manager	l5	CLGX-FA--General Accounting(DAS) BLR	***
	Assistant Manager	l5	CLGX-FA-Internal Audit (DAS)BLR	***
	Assistant Manager Opeartions	l5	BIS-TAX-OperationsMLR	***
	Associate Counsel	l3	CLGX-LC-Legal ReviewBLR	***
	Executive - Accounts	l1	CLGX-FA-Accounts Receivable (DAS)BLR	***
	Executive - Accounts	l1	CLGX-FA- Accounts Payable (DAS) BLR	***
	Executive - Accounts	l1	CLGX-FA-Accounts Payable ServicesHYD	***
	Executive - Accounts	l1	CLGX-FA-Accounts Payable (DAS)BLR	***
	Executive - Accounts	l1	BIS-REO- Accounts and Financel-HYD	***
	Executive - Accounts	l1	BIS-REO-Finance And AccountingBLR	***
	Executive Accounts	l1	CLGX-FA-Accounts-Purchase(DAS)BLR	***
	Executive -Accounts	l1	CLGX-FA--Accounts Recievable(DAS) BLR	***
	Financial Analyst	l1	CLGX-FA-RES Finance (DAS)BLR	***
	Lead-Work Force Management	l4	BIS-ES-TAX-MLR-LAS Support	***
	Senior Analyst-MIS Reporting	l2	BIS-OTS-GOS-BLR-Shared Services	***
	Sr. Analyst - MIS	l2	BIS-OTS-GOS HYD-Shared Services	***
	Sr. Executive	l2	Accounts Receivable (D&Amp;A)	***
	Sr. Process Associate	l2	BIS-CMS-OperationsHYD	***
	Tax Analyst	l1	CLGX-FA-Accounts Tax (DAS)HYD	***
	Team Coordinator	l3	BIS-GOS-Mortgage BPOHYD	***
	Reporting Analyst	l3	IOS-OTS-HydFAFLOBPO	***
	Team Coordinator	l3	BIS-ES-TAX-MLR-LAS NOC Non Voice	***
	Team Lead	l4	BIS-OTS-FS-MLR-Operations	***
	Team Lead	l4	CLGX-FA-Treasury (BIS)HYD-GL	***
	Team Lead	l4	BIS-ES-TAX-MLR-LAS NOC Non Voice	***
	Trainee	l0	BIS-OTS-REO-MLROperations	***
	Executive	l0	BIS-GOS-Shared ServicesBLR	***
	Assistant Manager Quality	l5	BIS-TAX-OperationsMLR	***
	Quality Coach	l3	BIS-TAX-OperationsBLR	***
	AGM	l9	BIS-TAX-OperationsBLR	***
	Voice Coach	l3	Process & Performance Management team	***
	TL	L4	BIS-GOS-Shared ServicesBLR	***
	Senior Manager	L8	BIS-TAX-OperationsHYD	***
	Assistant Manager	l5	BIS-TAX-OperationsHYD	***
	Trainee	l0	BPO	***
	Trainee	l0	BIS-TAX-OperationsMLR	***
	Executive - Accounts	l1	Revenue Billing (BIS)	***
	Trainee	l0	Flood Operations	***
	Executives	l1	Flood Operations	***
	Executives	l1	BIS-TAX-OperationsMLR	***
	Team Coordinator	l3	Shared Services	***
	TL	l4	Operations	***
	TL	l4	BIS-TAX-OperationsMLR	***

	AM Legal	l5	Legal Review	***
	Sr Executive Legal	l2	Legal Review	***
	Legal analyst	l3	Legal Review	***

	BPO Total			***
	Designation	Grade Level	Cost Center Name	Number Request
Software	Associate System Analyst	3	BIS-CBPOS-Software DevelopmentBLR	***
	Software Engineer-QA	1	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
	Senior Software Engineer-QA	2	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
	Senior Software Engineer-QA	2	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
	Senior Software Engineer-QA	2	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
	Senior Software Engineer	2	DAS-RES-ETL DBAHYD	***
	Software Engineer	1	RES-ETL DBABLR	***
	Modeler	1	LP - BlrAnalytics	***
	Software Engineer	1	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Software Engineer	1	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Sr.Modeler	2	Economics - BlrAnalytics	***
	Software Engineer	1	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Sr.Software Engineer	2	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Sr.Software Engineer	2	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Architect	6	DAS-Software DevelopmentHYD	***
	Sr.Software Engineer	2	DAS-Software DevelopmentHYD	***
	Sr.Software Engineer	2	DAS-Software DevelopmentHYD	***
	GIS Engineer	1	BIS-ES-FDS-HYD-Spatial Solutions	***
	Tech Lead	4	CLGX-FA-Oracle FinancialsBLR	***
	Module Lead	3	BIS-DT-Software DevelopmentBLR	***
	Tech Lead	4	DARES-LP-TS	***
	Sr.Software Engineer	2	DAS-SNA-BlrSoftwareDev	***
	Software Engineer	1	DAS-LP-BlrSoftwareDev	***
	Trainee	—	IOS-OTSGOS-BlrSoftwareDev	***
	Module Lead	3	DAS-CRD-IT OperationsITPL	***
	Senior Software Engineer	1	DAS-RES-Software Development-SNABLR	***
	Module Lead	3	RES-ETL DBABLR	***
	Module Lead	3	DAS-RES-ETL DBAHYD	***
	Module Lead	3	BLR-DARES-LP-TS	***
	Software Engineer	1	BIS-RETS-Data QualityBLR	***
	Senior Software Engineer	2	IOS-LendingProducts-BlrFloodSoftwareDev	***
	Senior Analyst-IT Services	2	DAS-CITG-BlrOperations	***
	Senior Software Engineer	2	BIS-CBPOS-Software DevelopmentBLR	***
	GIS Engineer	1	IOS-LendingProducts-BlrFloodSoftwareDev	***
	Consultant	2	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
	Senior Software Engineer-QA	2	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
	Software Engineer	1	BIS-RETS-Data QualityBLR	***
	Sr.Modeler	3	LP - BlrAnalytics	***
	Module Lead	3	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Software Engineer	1	BIS-RETS-Data Solutions Group - Software DevelopmentBLR	***
	Senior Software Engineer	2	CLGX-FA-Oracle FinancialsBLR	***
	Software Engineer	1	DAS-LP-BlrSoftwareDev	***
	Software Engineer	1	BIS-RETS-Data QualityMLR	***
	Associate Project Manager	5	DAS-CRD-Software Development - FAMSITPL	***
	Senior Software Engineer	2	DAS-CRD-Software Development - FAMSITPL	***
	Module Lead	3	DAS-CRD-Software Development - FAMSITPL	***

Senior Software Engineer	1	DAS-RES-Software Development-SNABLR	***
Senior Software Engineer	2	DAS-RES-Software Development-SNABLR	***
Software Engineer	1	DAS-RES-Software Development-SNABLR	***
Associate Project Manager	5	MktLinx-HYD-PMO	***
Associate Project Manager	5	BIS-RETS-Data QualityBLR	***
Project Manager	6	DAS-RES-Project Management OfficeMLR	***
Modeler	3	BlrAnalytics	***
Senior Software Engineer	3	FAFS-BlrSofware Dev	***
Functional Specialist - Oracle Apps	2	CLGX-FA-Oracle FinancialsBLR	***
Software Engineer	1	RES-ETL DBABLR	***
Senior Software Engineer	2	DAS-RES-Software Development-SNABLR	***
Sr. Database Administrator	3	DAS-CRD-IT OperationsITPL	***
Senior Software Engineer-QA	2	BIS-IT - BIS-Shared Services -Quality AssuranceBLR	***
Software Engineer	1	DAS-RES-ETL DBAHYD	***
Software Engineer	1	DAS-RES-ETL DBAHYD	***
Lead	4	DAS-CRD-Software Development - FAMSITPL	***
Senior Software Engineer	2	DAS-CRD-Software Development - FAMSITPL	***
Project Manager	6	DAS-SNA-BlrSoftwareDev	***
Senior Software Engineer	2	Software Development	***
Senior Software Engineer	2	Quality Assurance	***
Lead	3	DAS-Software DevelopmentHYD	***

Software Total			***

Total			***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.3
FTE Rate and Hourly Rates

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 4.3

FTE Rates and Hourly Rates

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-4.3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.4              Purpose. This Schedule sets forth the FTE Rates and Hourly Rates under Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.3 - FTE Role Definition

Schedule	Service Area	Activity Category	Role Description
A-2.1.1	Escrow Flood and Spatial (BPO) Services	BPO
Resources in this Service Area work on processes such as  in Property Research, Flood Zone Determination, Flood and Parcel Map Digitization. Resources work on CoreLogic internal software, geospatial technology and are proficient with analysis of maps and other spatial resources to evaluate property risks. (non complex).

A-2.1.2	Escrow Flood and Spatial (ITO) Services	Software & Development
Resources in this Service Area work on various software platforms customized for clients. Special project requests  involve development of spatial or hazard models and map digitization projects to support Spatial products.  GIS resources are proficient with digitization software.

A-2.2.1	EST Tax Servicing (BPO) Services	BPO
Resources in this Service Area perform services on processes such as Loan Boarding and Searches, Data Integrity and Maintenance, Tax Amount Reporting, Tax Payments and Disbursements, and Claims and Recoveries. Resources frequently interact with thousands of taxing agencies and interpret rules and requirements as well as comply with numerous operating procedures.

A-2.2.2	EST Outsourcing (BPO) Services	BPO
Resources in this Service Area perform services including Loan Boarding and Searches, Data Integrity and File Maintenance, Tax Amount Reporting, Tax Payments and Disbursement, Returns and Refunds and Research. Resources frequently interact with thousands of taxing agencies and interpret rules and requirements as well as comply with numerous operating procedures.

A-2.3	Business Information Solutions (BIS) Technology Tax (ITO) Services	Software & Development
Resources in this Service Area support the tax technology platforms. This includes the full range of software development, enhancements, maintenance, lights-on support, quality assurance and data integration support, along with the research, tax analytics and ad-hoc analysis. Resources are skilled on multiple technologies and databases required to support these platforms.

A-2.4	Outsourcing Technology Solutions (OTS) (BPO) Services	BPO
Resources in this Service Area work on processes including Legal BPO Processing, Mortgage BPO processing, GOS Data(SOLEX), Foreclosure processing, Bank and other claims Process, REO operations, Default Support processes have extensive experience with loan servicing and, in particular, with the activities associated with loans in default and real estate owned (“REO”) status.

A-2.5	Valuation (BPO) Services	BPO
Resources in this Service Area work on processes including Appraisal Management & Research Services and Broker Price Opinion & Research Services and are skilled in monitoring function for Appraisal and Broker Price Opinion vendors; it includes email and phone interactions to facilitate and track progress.

A-2.6.1	BIS Technology OTS Valuation (ITO) Services	Software & Development
Resources in this Service Area provide a full range of software development, enhancement, maintenance and lights-on support for the Broker Price Opinion and Appraisal Technology platforms. Resources are skilled on multiple technologies and databases required to support these platforms.

A-2.6.2	BIS Technology OTS (ITO) Services	Software & Development
Resources in this Service Area provide a full range of software development, enhancement, maintenance and lights-on support for multiple platforms including GOS technology, Default technology, Reo & Bank/Nextgen technology, Field Services technology and Loan Production Services etc. Resources are skilled on multiple technologies and databases required to support these platforms.

A-2.7	Corporate Software (ITO) Services	Software & Development
Resources in this Service Area provide software development, enhancement, maintenance, lights-on support, database support and project management for Global Services Software, Oracle CRM, Oracle Finance and Accounting software and DORADO. In addition to this, resources also provide CITG infrastructure support for LAN management, IT Security management, change/release management, IT service center, IT service desk and server administration. Resources are skilled on multiple technologies and databases required to support these platforms.

A-2.8	Corporate Production (BPO) Services	BPO
Resources in this Service Area support various processes including Support Information Security, Finance and Accounting Processing, Legal Processing, REO accounting. Resources are skilled across various technology platforms, tools and databases.

A-2.9	Data and Analytics Software Support (ITO) Services	Software & Development
Resources in this Service Area are proficient in various skills including Project Management, Feasibility Studies, Sprint Management, Requirements Management, Estimation, Architecture and Design, Coding, Testing, Deployment, Release Management, Change Management, Operational Support and Maintenance, Data Management, Database Development and Administration, System Administration, User Manual Documentation, and Ad-hoc Research and Analysis.

A-2.10	Data and Analytics Production Support (BPO) Services	BPO
Resources in this Service Area provide voice support for outbound calling processes to bank or lending organizations as well as the borrowers to gather missing data required for producing comprehensive credit reports.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Monthly Rates                                    All Blended Rates in USD

Schedule	Service Area	Activity Category	Monthly FTE Rates
A-2.1.1	Escrow Flood and Spatial (BPO) Services	BPO	********
A-2.1.2	Escrow Flood and Spatial (ITO) Services	Software & Development	********
A-2.2.1	EST Tax Servicing (BPO) Services	BPO	********
A-2.2.2	EST Outsourcing (BPO) Services	BPO	********
A-2.3	Business Information Solutions (BIS) Technology Tax (ITO) Services	Software & Development	********
A-2.4	Outsourcing Technology Solutions (OTS) (BPO) Services	BPO	********
A-2.5	Valuation (BPO) Services	BPO	********
A-2.6.1	BIS Technology OTS Valuation (ITO) Services	Software & Development	********
A-2.6.2	BIS Technology OTS (ITO) Services	Software & Development	********
A-2.7	Corporate Software (ITO) Services	Software & Development	********
A-2.8	Corporate Production (BPO) Services	BPO	********
A-2.9	Data and Analytics Software Support (ITO) Services	Software & Development	********
A-2.10	Data and Analytics Production Support (BPO) Services	BPO	********

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Hourly Rates                                    All Blended Rates in USD

Schedule	Service Area	Activity Category	Hourly FTE Rates
A-2.1.1	Escrow Flood and Spatial (BPO) Services	BPO	********
A-2.1.2	Escrow Flood and Spatial (ITO) Services	Software & Development	********
A-2.2.1	EST Tax Servicing (BPO) Services	BPO	********
A-2.2.2	EST Outsourcing (BPO) Services	BPO	********
A-2.3	Business Information Solutions (BIS) Technology Tax (ITO) Services	Software & Development	********
A-2.4	Outsourcing Technology Solutions (OTS) (BPO) Services	BPO	********
A-2.5	Valuation (BPO) Services	BPO	********
A-2.6.1	BIS Technology OTS Valuation (ITO) Services	Software & Development	********
A-2.6.2	BIS Technology OTS (ITO) Services	Software & Development	********
A-2.7	Corporate Software (ITO) Services	Software & Development	********
A-2.8	Corporate Production (BPO) Services	BPO	********
A-2.9	Data and Analytics Software Support (ITO) Services	Software & Development	********
A-2.10	Data and Analytics Production Support (BPO) Services	BPO	********

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.4
Transaction Units

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 4.4

Transaction Units

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-4.4 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Purpose. This Schedule sets forth the Base Workforces under Supplement A.

1.4              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

In accordance with Schedule A-4, the Transaction Unit Baseline Categories are as follows:

(a) “TUB Ready Day 1” shall mean the applicable Transaction Unit Baseline is effective as of the Supplement Effective Date.

(b) “TUB To Be Validated” shall mean the applicable Transaction Unit Baseline is presumed to be correct but will be validated by Supplier and approved by CoreLogic within sixty (60) days after the Supplement Effective Date.

(c) “TUB To Be Baselined” shall mean the applicable Transaction Unit Baseline will be baselined by Supplier and approved by CoreLogic within 180 days after the Supplement Effective Date.

(d) “TUB To Be Defined” shall mean the applicable Transaction Unit Baseline will be defined, measured and baselined by Supplier and approved by CoreLogic within 270 days after the Supplement Effective Date.

In accordance with Schedule A-4, "RPH" means, with respect to Services performed for a Service Area where RPH data is available and/or where the Parties have designated an applicable RPH, the number of applicable Service outputs that have been historically completed by an FTE (or an FTE-equivalent) during a single hour spent providing such Services for periods prior to the Supplement Effective Date, as set forth in Schedule A-4.4 or as mutually agreed by the Parties.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Transaction Unit	Transaction Unit Definition	Transaction Unit Baseline Category	Transaction Unit Baseline	Percentage Change in Transaction Unit Required for Discussion Triggering Event	Baseline RPH
Loan determinations achieved	Volume of loan determinations completed monthly	TUB To Be Validated	******	TBD	TBD
LOLA transactions	Volume of LOLA determinations completed monthly	TUB To Be Validated	******	TBD	TBD
Flood Mapping and Footprint Extraction	Flood mapping includes (data download, map reading, georeferencing, production, QC & upload) for city and costal areas with high dense flood zones.	TUB To Be Baselined		TBD	TBD
Parcel Mapping and Boundary Layer Alignment	Parcel mapping activities that include preprocessing, production, QC, final deliverable.	TUB To Be Baselined		TBD	TBD
Application Development Successful Releases		TUB To Be Defined		TBD	TBD
Application Maintenance		TUB To Be Defined		TBD	TBD
Tax transactions		TUB To Be Defined		TBD	TBD
TUB To Be Defined
Property ETL	Number of property work requests that are successfully processed monthly	TUB To Be Baselined		TBD	TBD
Tax Payment ETL	Number of tax payment work requests that are successfully processed monthly	TUB To Be Baselined		TBD	TBD
Tax Amount ETL	Number of property work requests that are successfully processed monthly	TUB To Be Baselined		TBD	TBD
Application Development		TUB To Be Defined		TBD	TBD
Application Maintenance		TUB To Be Defined		TBD	TBD
Claims transactions		TUB To Be Defined		TBD	TBD
Default Support transactions		TUB To Be Defined		TBD	TBD
Field Services transactions		TUB To Be Defined		TBD	TBD
Legal BPO transactions		TUB To Be Defined		TBD	TBD
Mortgage BPO transactions		TUB To Be Defined		TBD	TBD
REO transactions		TUB To Be Defined		TBD	TBD

AMC transactions		TUB To Be Defined		TBD	TBD
BPO transactions		TUB To Be Defined		TBD	TBD
Application Maintenance		TUB To Be Defined		TBD	TBD
Application Development		TUB To Be Defined		TBD	TBD
Application Maintenance		TUB To Be Defined		TBD	TBD
Application Development		TUB To Be Defined		TBD	TBD
Application Maintenance		TUB To Be Defined		TBD	TBD
Application Development		TUB To Be Defined		TBD	TBD
CITG Processing	Number of work requests completed monthly	TUB To Be Baselined		TBD	TBD
AR Cash Posting	Number of items posted monthly	TUB To Be Validated	******	TBD	TBD
Expense Report Processing	Number of expense reports processed monthly	TUB To Be Validated	******	TBD	TBD
AP Invoices	Number of invoices processed monthly	TUB To Be Validated	******	TBD	TBD
Custodial AP Urgent Invoice	Number of invoices processed monthly	TUB To Be Validated	******	TBD	TBD
Bank Statement Reconciliation	Number of bank statements reconciled monthly	TUB To Be Validated	******	TBD	TBD
Review and Research	Total number of items open for review and research that are closed out within 30 days monthly	TUB To Be Validated	******	TBD	TBD
Tax Filing	Number of tax filings completed monthly	TUB To Be Baselined		TBD	TBD
Revenue Invoices	Number of revenue invoices generated monthly	TUB To Be Validated	******	TBD	TBD
Custodial General Accounting	Number of stale date reconciliations monthly	TUB To Be Validated	******	TBD	TBD
Custodial General Accounting - Review & Research	Number of custodial accounting reconciliations monthly	TUB To Be Validated	******	TBD	TBD
License Amendment and Agreement Requests	Number of license agreement and amendment requests monthly	TUB To Be Baselined		TBD	TBD
Public Records	Number of public records reviewed and processed	TUB To Be Baselined		TBD	TBD
Application Maintenance		TUB To Be Defined		TBD	TBD
Agile Application Development		TUB To Be Defined		TBD	TBD
Waterfall Application Development		TUB To Be Defined		TBD	TBD
Other Metrics		TUB To Be Defined		TBD	TBD
Residential Mortgage Credit Reports(RMCR)	Volume of Residential Mortgage Credit Reports completed monthly	TUB To Be Validated	******	TBD	TBD
Merge Plus Reports (MP)	Volume of Merge Plus Reports completed monthly	TUB To Be Validated	******	TBD	TBD
Amends Reports	Volume of Amends Reports completed monthly	TUB To Be Validated	******	TBD	TBD

Supplemental Reports	Volume of Supplemental Reports completed monthly	TUB To Be Validated	******	TBD	TBD
Anthem Reports	Volume of Anthem Reports completed monthly	TUB To Be Validated	******	TBD	TBD

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.5
Reserved

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.6

Form of Invoice

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either company without the prior written permission of the other Party.

Schedule A-4.6
Form of Invoice

1.	INTRODUCTION

1.1    Agreement. This Schedule A-4.6 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Purpose. In accordance with Section 12.1(b) of the MPSA, this Schedule sets forth the forms of invoice under this Supplement.

1.4    Schedules. The following Schedules are hereby incorporated by reference into this Schedule:

Schedule A-4.6.1        Form of Individual SOW Invoice
Schedule A-4.6.2        Form of Invoice Summary
Schedule A-4.6.3        Form of Invoice Annexure

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.6.1 - Form of Individual SOW Invoice

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011
Supplement A
Mortgage Support Services

August 17, 2011

Schedule A-4.6.1

Form of Individual SOW Invoice

This document contains proprietary and confidential information of CoreLogic and
Cognizant. The information contained in this document may not be disclosed outside either company without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.6.1 - Form of Individual SOW Invoice
INVOICE

[Cognizant Logo] Cognizant Passion for building stronger businesses	Cognizant Technology Solutions US Corporation 500, Glenpointe Center West Teaneck, NJ 07666 Federal Tax ID 13-3924155

Bill to:	Ship to:	Page:
Invoice:
Invoice Date:
Payment Terms:
Due Date:
Billing Period:

Customer Contact:	Sold to:	Customer Numb
Project ID:
Project Name:

Cognizant Contact:		Contract:

PO:
Customer SOW No:
Customer SOW Date:
Total Amount Due:

Project Description	Net Amount

Total Amount Due

Amount in Words:

Remarks:

PAYABLE

By Check Mailing Address Cognizant Technology Solutions US Corp P.O. Box *** Philadelphia, PA 19182-2347	By Wire Transfer Bank Name: PNC Bank, N.A. 060 Routing Number: 031207607 Account Name: Cognizant Technology Solutions Corp Account Number: ***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.6.2
Form of Invoice Summary

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.6.2

Form of Invoice Summary

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-4.6.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Cognizant Technology Solutions
US Corporation
500 Frank W. Burr Boulevard,
Teaneck, NJ 07666

Federal Tax ID 13-3924155

Invoice Summary

Bill To:	Ship to:	Page	1 of 1
Invoice No
Invoice Date
Payment Terms
Due Date
Billing Period

Customer Contact	Sold to:	Customer Number

Cognizant Contact		Contract
PO
Customer SOW No:
Customer SOW Date:
Total Amount Due

SOW Reference	Invoice Number	****	Net Amount

XXX

	—%	—

		XXX	USD

Remarks:

PAYABLE

By Check Mailing Address	By Wire Transfer
Cognizant Technology Solutions US Corp	Bank Name: JP Morgan Chase
Lockbox No ******	Routing Number: 021000021
24721 Network Place	Account Name: Cognizant Technology Solutions US Corp
Chicago	Account Number: ********
IL 60673-1247	Swift Code: CHASUS33

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-4.6.3
Form of Invoice Annexure

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-4.6.3

Form of Invoice Annexure

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-4.6.3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Remarks:

PAYABLE

By Check Mailing Address	By Wire Transfer
Cognizant Technology Solutions US Corp	Bank Name: JP Morgan Chase
Lockbox No ******	Routing Number: 021000021
24721 Network Place	Account Name: Cognizant Technology Solutions US Corp
Chicago	Account Number: ********
IL 60673-1247	Swift Code: CHASUS33

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
[Date]

Schedule A-5

Human Resource Provisions

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-5
Human Resource Provisions

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-5 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated [________], 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.
Purpose. This Schedule describes the obligations with respect to the employment and retention of the employees of CoreLogic Global Services Private Limited by Supplier and the Employing Supplier Affiliate(s).

1.4.	Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-5.1    Key Supplier Personnel
Schedule A-5.2    Knowledge Transfer Personnel
Schedule A-5.3    Excluded Employees
Schedule A-5.4    Company Benefit Plans
Schedule A-5.5    Other Compensation Plans
Schedule A-5.6    Retention Bonuses

1.5.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

“Basic Pay” shall mean the basic salary component of a Continuing Employee's CTC.
“Benefit Plan” has the meaning given in Section 3.2.
“Company” shall mean CoreLogic Global Services Private Limited.
“Continuing Employee” means an employee of Company immediately prior to the Effective Date who becomes an employee of an Employing Supplier Affiliate on or immediately after the Effective Date as a result of the transactions contemplated by the Stock Purchase Agreement, dated as of [______], by and between CoreLogic, Data Tree LLC, the Company and Cognizant (Mauritius) Ltd. and/or any subsequent transfer of the employment of the applicable Continuing Employee.
“CTC” has the meaning given in Section 3.1.
“Employing Supplier Affiliate” means the Supplier, Supplier Affiliate(s) or other entities, as applicable, that will employ any of the Continuing Employees at any given time.
“Excluded Employees” means those personnel set forth on Schedule A-5.3, whose employment has been, or will be prior to the Effective Date, transferred from Company to an Affiliate of CoreLogic or to CoreLogic, and who, for the avoidance of doubt, are not Continuing Employees.
“Initial Service Stabilization Period” means the *** (***) *** immediately following the Effective Date during which transition and integration efforts will be completed.
“New Participant” has the meaning given in Section 3.3(a).

“Other Compensation Plans” means all other compensation plans, such as long-term compensation plans or deferred compensation plans not included in Continuing Employees' CTC and as set out in Schedule A-5.5.
“Paid Time Off” or “PTO” means compensation for time for which an employee does not work (which time may include vacation, sick or personal leave).
“Provident Fund” means a fund constituted by the employer of the Continuing Employees in compliance with certain specified statutory requirements under Indian laws.
“Salary Review Cycle” shall mean Supplier's standard annual salary review process by which Supplier may adjust an employee's salary.

1.6.
Termination. Notwithstanding anything to the contrary in the Agreement, a breach by Supplier or an Affiliate of Supplier of their obligations set forth in this Schedule A-5 shall not be grounds for termination of the Agreement (in whole or in part) or any portion of the Services, including pursuant to Section 20.1(a). CoreLogic shall not claim or allege under any theory that a breach of this Schedule A-5, whether cured or uncured, gives rise to a right to terminate the Agreement (in whole or in part), nor shall such breach be factored into or considered in connection with any other breaches for purposes of Section 20.1(a)(iv).

2.	OBLIGATIONS WITH RESPECT TO CONTINUING EMPLOYEES

2.1.	General.

(a)
From the Effective Date until (i) the date that is *** (***) months after the Effective Date with respect to any Continuing Employees who are Key Supplier Personnel and any Knowledge Transfer Personnel (as defined in Schedule 1 to the MPSA) and (ii) the end of the Initial Service Stabilization Period with respect to all other Continuing Employees, Supplier shall, and as applicable, shall cause each Employing Supplier Affiliate to, employ and retain the Continuing Employees and to fulfill other requirements as described in this Schedule A-5, provided that nothing contained herein shall require Supplier or the applicable Employing Supplier Affiliate to so retain or fulfill such requirements with respect to a Continuing Employee whose employment is terminated due to voluntary resignation, involuntary termination for cause, significant family considerations, illness, disability or death. Supplier may also *** the removal of any Continuing Employees for failure to perform his/her functions, and CoreLogic shall not *** of such ***. For the avoidance of doubt, except as specifically set forth in clause (i) above, nothing in this Schedule shall require Supplier or the applicable Employing Supplier Affiliate to provide any level of employment, compensation or benefits to any Continuing Employee after the date that is *** (***) *** after the Effective Date.

(b)	The Parties expressly agree that nothing in this Schedule shall constitute or be evidence of joint employment between Supplier and CoreLogic and/or their respective Affiliates.

2.2.
Non-Solicitation of Excluded Employees. For clarity, (a) Excluded Employees are, as of the Effective Date, employees of CoreLogic or its Affiliates for which Supplier's non-solicitation obligations set forth in Section 21.14 of the MPSA are applicable and (b) Continuing Employees are employees of an Employing Supplier Affiliate with respect to which CoreLogic's non-solicitation obligations set forth in Section 21.14 of the MPSA are applicable.

3.	TERMS OF EMPLOYMENT FOR CONTINUING EMPLOYEES

3.1.
Compensation ***. During the Initial Service Stabilization Period, Supplier shall ensure that Supplier or the Employing Supplier Affiliate shall provide total annual compensation for each Continuing Employee which includes total annual cash compensation (including basic salary, allowances, and targeted variable pay (“CTC”)) that is *** the annualized CTC that such Continuing Employee received from Company immediately prior to the Effective Date. Thereafter, Supplier shall ensure that each Continuing Employee shall be eligible for CTC available to *** employees of Supplier and/or its applicable Employing Supplier Affiliate(s).

3.2.
Benefits. During the Initial Service Stabilization Period, Supplier shall ensure that Supplier or the Employing Supplier Affiliate shall provide to each Continuing Employee benefits that are *** to benefits provided by Supplier or the applicable Employing Supplier Affiliate to *** employees of Supplier or such Employing Supplier Affiliate. To the extent necessary to provide a Continuing Employee with such benefits, with respect to any Benefit Plans of Supplier in which a Continuing Employee participates after the the Effective Date, Supplier shall exercise commercially reasonable efforts to cause its insurance providers to (i) *** as to *** with respect to participation and coverage requirements applicable to such Continuing Employee under any such plan in which such Continuing Employee may be eligible to participate after the Effective Date; provided, however, that *** shall *** to *** or any dependent thereof, who was, immediately prior to the Effective Date, *** from *** maintained or contributed to the *** of *** by *** such *** and (ii) recognize *** of the *** the *** for purposes of eligibility to participate, *** (other than benefit accrual under a *** and for ***) in any benefit plan, program or arrangement in which such Continuing Employee may be eligible to participate on or after the Effective Date, except to the extent such treatment would result in duplicative benefits or benefits more favorable to the Continuing Employee than those provided to such *** employees. CoreLogic represents and warrants that Schedule A-5.4 sets forth a true, complete and correct list of each benefit plan that covers any Continuing Employee (each, a “Benefit Plan”). A summary description of each such Benefit Plan has been supplied to the Supplier. In the case of any such Benefit Plan which is not in written form, CoreLogic represents and warrants that Supplier has been supplied with an accurate description of such Benefit Plan as in effect on the Effective Date.

3.3.	Provident Fund.

(a)	Provident Fund Participation as of the Effective Date.

(i)
As of the Effective Date, with respect to any Continuing Employee who is not currently enrolled in the Provident Fund (each, a “New Participant”), Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, enroll each such New Participant into the Provident Fund through automatic salary deduction into such New Participant's Provident Fund account at a employee contribution rate of INR 9,360 per annum. Supplier shall, and shall cause each applicable Employing Supplier Affiliate to contribute an employer contribution amount to each New Participant's Provident Fund account in an amount equal to each New Participant's employee contribution rate. Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, *** each New Participant's CTC a total of INR 18,720 to *** the New Participants' participation in the Provident Fund so that such New Participant's *** pay *** such New Participant's net pay prior to the Effective Date.

(ii)
As of the Effective Date, with respect to any Continuing Employee who is currently enrolled in the Provident Fund and contributing less than INR 9,360 per annum, Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, *** such Continuing Employee's contribution through automatic salary deduction into such Continuing Employee's Provident Fund account, *** INR 9,360. Supplier shall, and shall cause each applicable Employing Supplier Affiliate to *** the employer's contribution amount to such Continuing Employee's Provident Fund account *** INR 9,360. Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, *** such Continuing Employee's CTC *** a total of INR 18,720 to *** such Continuing Employee's participation in the Provident Fund so that such Continuing Employee's *** pay *** such Continuing Employee's *** pay *** the Effective Date.

(iii)
As of the Effective Date, with respect to any Continuing Employee who is currently enrolled in the Provident Fund at a contribution rate at least INR 9,360 or twelve percent (12%) of such Continuing Employee's Basic Pay (and which is equal to or greater than INR 9360), Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, make a one-time *** such Continuing Employees' CTC in an amount equal to INR 9360.

(b)
Funding of Provident Fund Contributions and Salary Adjustments for Continuing Employees. Provided that Supplier complies with its obligations with respect to Continuing Employees' contributions to the Provident Fund and associated *** adjustments (as set forth in Section 3(a), CoreLogic shall reimburse Supplier up to a maximum of $*** USD for such contributions and salary adjustments; provided, that prior to incurring such costs, Supplier provides CoreLogic with written documentation of individual Continuing Employee CTC adjustments and related Provident Fund contributions and total costs. For the avoidance of doubt, Supplier shall be solely responsible for any amount above $*** USD.

3.4.
PTO. PTO balances for Continuing Employees will transfer with the Continuing Employees upon the Effective Date. Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, allow each Continuing Employee to retain and use its accrued PTO balance through the end of the calendar year in which the Effective Date occurs, and Supplier or the applicable Employing Supplier Affiliate shall be *** for such Continuing Employee upon termination of such Continuing Employee's employment, if applicable, during such calendar year and thereafter. Beginning as of the Effective Date, Continuing Employees will begin to accrue vacation, sick and personal leave based on the Supplier's or the applicable Employing Supplier Affiliates leave policy. After the end on the calendar year in which the Effective Date occurs, Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, (i) convert each Continuing Employee's accrued PTO balance to *** and, (ii) to the extent a Continuing Employee's accrued PTO balance exceeds the maximum allowed *** of such Continuing Employee's PTO in accordance with such Continuing Employee's CTC. For the avoidance of doubt, *** payments to Continuing Employees.

3.5.
Service ***. During the entire period of each Continuing Employee's employment within the organizations of Supplier and/or any Employing Supplier Affiliate, Supplier shall, or shall cause its applicable Employing Supplier Affiliate(s) to, *** for purposes of calculating all relevant compensation, severance, benefits, Paid Time Off, and other service recognition and entitlement programs offered to similarly situated employees under the plans of Supplier and/or its applicable Employing Supplier Affiliate(s).

3.6.
Retention Bonuses. From and after the Effective Date, Supplier shall, and shall cause each applicable Employing Supplier Affiliate to, honor the retention, loyalty or success payments and similar obligations contained in the agreements referenced in Schedule A-5.6 with respect to Continuing Employees.  CoreLogic shall, and shall cause its Affiliates to, reimburse Supplier in an amount equal to *** percent (***%) of the amount of any such costs, not to exceed USD $***. CoreLogic shall not be responsible for payment or reimbursement of any retention arrangements or similar payment obligations to which Supplier or its Affiliates agree with any Continuing Employees in excess of, or in modification of, the terms or amounts referenced in Schedule A-5.6 as it existed prior to the Effective Date.

3.7.
Other Compensation Plans. From and after the Effective Date, Supplier shall, or shall cause each applicable Employing Supplier Affiliate to, honor compensation obligations associated with Other Compensation Plans in the manner and within the timeframe as set forth for each Continuing Employee under the agreements referenced in Schedule A-5.5.  For the avoidance of doubt, Supplier shall be solely responsible for any and all compensation payments set out or referenced in Schedule A-5.5.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-5.1

Key Supplier Personnel

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-5.1
Key Supplier Personnel

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-5.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule lists the Key Supplier Personnel under this Supplement.

2.	KEY SUPPLIER PERSONNEL

2.1.1.
In accordance with Section 8.2 of the MPSA, the following positions are Key Supplier Personnel positions under this Supplement and, to the extent applicable, an individual listed for a position is approved by CoreLogic to hold such position as of the Supplement Effective Date:

Emp No	Name	Level	Title
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name	Level	Title
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name	Level	Title
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name	Level	Title
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

2.1.2.	In accordance with Section 8.2 of the MPSA, the following roles are Key Supplier Personnel positions under this Supplement:

Title	Costcenter Title	Location
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-5.2

Knowledge Transfer Personnel

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-5.2
Knowledge Transfer Personnel

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-5.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule lists the Knowledge Transfer Personnel under this Supplement.

2.	KNOWLEDGE TRANSFER PERSONNEL
In accordance with Section 8.2 of the MPSA, the following positions are Knowledge Transfer Personnel positions under this Supplement and, to the extent applicable, an individual listed for a position is approved by CoreLogic to hold such position as of the Supplement Effective Date:

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

Emp No	Name of Individual	Level	Position
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-5.3
Excluded Employees

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-5.3
Excluded Employees

1.	INTRODUCTION

1.1    Agreement. This Schedule A-5.3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.
1.3    Purpose. This Schedule lists the Excluded Employees under this Supplement.

2.    EXCLUDED EMPLOYEES

In accordance with Schedule A-5, the following individuals are Excluded Employees under this Supplement as of the Supplement Effective Date:

EE#	Individual Approved for Position	Excluded Employee Position
14,405	Bhaskar Parashuram	Associate General Manager, Information Security
21,264	Genny George	Deputy Manager, Compliance
17,916	Mohammed Habeebulla	Associate General Manager, Operations
30,594	Sridhar Hosavalike	Program Delivery Manager
53,796	Davendhar Baguri	Sr. Manager, Operations
54,361	Sreekanthan Battu	Technical Consultant QA
53,537	Sreedhar Nagisetty	Senior Software Engineer
15,979	Kiran Pallamreddy	Associate Consultant - BI
19,733	Sanoj A V	Senior Software Engineer
19,284	Naga Venkata Swapna Bondada	Project Leader
20,374	Laxmi Narayan Behera	Technical Lead
17,193	Bhanu Murthy	Associate Technical Consultant
19,122	Kishore Kumar Mareddy	Technical Consultant
20,420	N.M. Reddy Arimanda	Associate Technical Architect
20,422	Eshant Garg	It Operation Engineer
53,545	Eswara Rao Varanasi	Associate Technical Consultant
10,174	Sunil Padmanabhan	Development Manager
20,424	Dinesh Krishnamoorthy	Lead DBA

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-5.4

Benefit Plans

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either company without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS
Schedule A-5.4
Benefit Plans

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-5.4 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.
Purpose. This Schedule sets forth the Benefit Plans under this Supplement. Schedule A-16 (Transition Plan) describes the manner in which benefits provided to Continuing Employees under certain Benefit Plans set forth in this Schedule will *** under Supplier's comparable benefits plans and policies to the extent such benefit plans and policies are currently provided to ***. Subject to the foregoing sentence and Section 3.2 of Schedule A-5, the Parties acknowledge and agree that certain of the Benefit Plans and associated benefits will not be provided to any Continuing Employees after the Effective Date.

2.	BENEFIT PLANS
In accordance with Section 3.2 of Schedule A-5, this Section 2 sets forth the Benefit Plans as of the Supplement Effective Date. The details of each Benefit Plan may be found in the location specified in the applicable table below.

2.1.	External Benefit Plans.

Benefit Plan Name	Carrier	Policy Number	Effective Dates
***	***	***	***
***	***	***	***
***	***	***	***

2.2.	CoreLogic Internal Benefit Plans.

Benefit Plan Name	Benefit Plan Location
	*** (***)	*** (***)	*** (***)	*** (***)	*** (***)

***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-5.5
Other Compensation Plans

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either company without the prior written permission of the other Party.

Schedule A-5.5
Other Compensation Plans

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-5.5 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule describes the Other Compensation Plans and associated compensation commitments for Continuing Employees under this Supplement.

2.	OTHER COMPENSATION PLANS FOR CONTINUING EMPLOYEES

2.1.
In accordance with Section 3.7 of Schedule A-5, below is a listing of Other Compensation Plans, including outstanding deferred compensation plans, long-term incentives, and other compensation due to applicable Continuing Employees after the Supplement Effective Date (as further described in each applicable Other Compensation Plan).

(a)	***

EE#	Name	Title	2010 LTI Actual Award USD	3 Year Vesting 9/20/11, 9/20/12 and 9/20/13 USD
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***	***	***	$***	$***
***

(b) ***

EE#	Employee Name	Series	Date of Award	USD
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***

***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
***	***	***	***	$***
Total Amount due	$***
(c) ***
EE#	Name	Role	Date of Award	Amount Due USD	Due Date

***	***	***	***	$***	***
***	***	***	***	$***	***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-5.6
Retention Agreements

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-5.6
Retention Agreements

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-5.6 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule describes retention agreement commitments for Continuing Employees under this Supplement.

2.	RETENTION COMMITMENTS FOR CONTINUING EMPLOYEES AND SUPPLIER PERSONNEL

2.1.	In accordance with Section 3.6 of Schedule A-5, below is a listing of outstanding retention, loyalty or success obligations due to Continuing Employees through ***.

EE#	Name	Role	Total Retention Award Potential (USD)
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***

***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***
***	***	***	$***

	Total		$***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-6

Governance

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-6
Governance

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-6 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule sets forth the governance processes and committees by which the Parties will manage the Parties' relationship under Supplement A.

1.4.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.5.	Schedules. The following schedules are incorporated herein by reference:
Schedule A-6.1 (Change Control Procedures)
Schedule A-6.2 (Committee Members)

2.	Overview

2.1.	Development and Implementation of the Governance Operating Model. *** shall be responsible for developing and implementing the governance operating model by:

(a)	using good faith business practices;

(b)	leveraging its expertise, templates, tools and personnel resources; and

(c)	complying with its obligations set forth in the Agreement.

2.2.	CoreLogic Governance Strategy. CoreLogic shall dictate its overall governance strategy and participate in the development and implementation of the governance operating model as set forth herein.

3.	Governance Organization and Staffing

3.1.
Communication, Management and Interface Processes. The CoreLogic Relationship Manager and Supplier Account Executive shall work together to establish appropriate communication, management and interface processes among the Supplier Governance Organization, the CoreLogic Governance Organization, CoreLogic corporation, CoreLogic business units, Supplier and any Third Parties within the terms of the Agreement.

3.2.
Supplier's Governance Organization. Supplier shall put in place a governance organization that contains the roles required for the performance of its obligations under the Agreement and the obligations of any Supplier Affiliates under the Agreement and/or companion agreement(s) to the Agreement, and to fulfill the objectives of governance as described herein (the “Supplier Governance Organization”).

3.3.	CoreLogic's Governance Organization. CoreLogic shall put in place a governance organization that contains the roles required for the performance of its obligations under the Agreement and the obligations of CoreLogic Affiliates under the Agreement and/or companion agreement(s) to the Agreement, and to fulfill the objectives of governance as described herein (the “CoreLogic Governance Organization”).

3.4.
Use of Third Parties. *** reserves the right to use selected third parties to fulfill roles within the ***; provided that such third parties may not include any *** or its Affiliates set forth in *** without the express written consent of ***. The roles within the CoreLogic Governance Organization to be performed by such third parties shall be determined ***.

4.	Key Governance Roles

4.1.
CoreLogic Governance Roles. As of the Effective Date, CoreLogic shall assign individuals to the following key governance roles (and responsibilities associated with such roles may be modified ***, from time to time):

(a)
CoreLogic Relationship Manager - who will be responsible for managing the global relationship with Supplier on a day-to-day basis, as well as managing and coordinating the performance of the obligations described in this Schedule and acting as the primary contact between the CoreLogic and Supplier executive management. Primary responsibilities of the CoreLogic Relationship Manager may include:

(i)	chairing the Executive Steering Committee;

(ii)	providing leadership and guidance to the CoreLogic Governance Organization.

(iii)	working with Supplier leadership (e.g. Supplier Account Manager), as appropriate, to progress the goals and objectives of the Agreement;

(iv)	resolving escalated issues in accordance with the governance escalation procedures set out in Schedule 6; and

(v)	providing liaison activities and guidance with Supplier's corporate executive leadership in regard to the strategic needs of CoreLogic.

(b)
CoreLogic Contract Manager - who will have primary operational responsibility for CoreLogic's management of the Agreement and monitoring all Supplier deliverables and commitments. Primary responsibilities of the CoreLogic Contract Manager include:

(i)	monitoring Supplier's and CoreLogic's compliance with the obligations of the Agreement;

(ii)	tracking Supplier's fulfillment of all deliverables;

(iii)	confirming audit ability of Supplier processes;

(iv)	managing any related benchmarking activities;

(v)	staffing and managing the CoreLogic Governance Organization;

(vi)	resolving escalated issues according to the governance escalation procedures set out in Schedule 6;

(vii)	approving (or declining) all work requests that are in excess of pre-established expenditure amounts or circumstances;

(viii)	evaluating Service Level Credits and approving any action plans resulting from Critical Service Level failures; and

(ix)	approving, authorizing and overseeing all Agreement-related policies and procedures.

(c)
CoreLogic Contract Administrator - who will have primary administrative responsibility for CoreLogic's management of the Agreement, including the management of CoreLogic's receipt and processing of all Supplier reporting, and updates to the Agreement in accordance with the Change Control Procedures set forth in Section 9.6 of the MPSA and Schedule A-6.1. Primary responsibilities include:

(i)	ensuring receipt and review of all Supplier reports required under the Agreement;

(ii)	developing standard reporting and communication procedures between Supplier and various staff and organizations within CoreLogic;

(iii)
developing and assisting with negotiations related to all addendums and updates to the Agreement that are required during the Term, in accordance with the Change Control procedures set forth in Section 9.6 of the MPSA and Schedule A-6.1; and

(iv)	assisting with interpretation and intent of the Parties in regard to the terms and conditions of the Agreement.

(d)
CoreLogic Transition Manager(s) - who shall have the overall responsibility for fulfilling CoreLogic's obligations under the Transition Plan and any transformations as described in Schedule A-16 (Transition Plan), and who shall report to the CoreLogic Contract Manager. Primary responsibilities include:

(i)	approving the Transition Plan; and

(ii)	managing CoreLogic's obligations under the Transition Plan.

(e)	CoreLogic's Finance Manager - who shall oversee all of CoreLogic's financial activities related to the Agreement and the delivery of Services by Supplier. Primary responsibilities include:

(i)
without limiting Supplier's obligations under Section 11.7 of the MPSA, establishing (with Supplier's input to the extent requested by CoreLogic) and managing the overall CoreLogic budget in connection with the Agreement;

(ii)	monitoring savings to ensure that Supplier is meeting CoreLogic's savings objectives for the Agreement ;

(iii)	reviewing all financial analyses for all Supplier sponsored initiatives to ensure financial viability;

(iv)	assisting in and supporting, as needed, the review of monthly Charges to assure the accuracy of the Charges, CoreLogic retained costs and Pass-Through Expenses;

(v)	ensuring that anticipated and agreed-upon Supplier financial responsibilities are not converted to CoreLogic retained or Pass-Through Expenses;

(vi)	investigating variances in forecasted expenses or usage; and

(vii)	establishing and maintaining the CoreLogic chargeback processes and systems.

(f)
CoreLogic Service Managers - will have the primary responsibility to monitor and support Supplier's performance of the Services associated with each Functional Service Area. Primary responsibilities include:

(i)	reviewing all Service Levels and contractual commitments for each Functional Service Area;

(ii)	assisting, to the extent necessary as determined by CoreLogic, CoreLogic and, to the extent requested by Supplier and agreed to by CoreLogic, Supplier with forecasting resource requirements;

(iii)
coordinating the appropriate business process policies and associated IT standards of CoreLogic, and working with Supplier to develop the annual and long range plans required under the Agreement, of Schedule A-2 (Statements of Work); and

(iv)	reviewing and approving specific project plans and Change Control activities for each Functional Service Area.

4.2.	Supplier Governance Roles. As of the Effective Date, Supplier shall assign individuals to the following key governance roles:

(a)
Supplier Account Manager - who shall manage the global relationship between CoreLogic and Supplier and will have complete authority and responsibility to deliver all Services by Supplier to CoreLogic. Primary responsibilities shall include:

(i)	managing the overall relationship regarding Supplier and CoreLogic;

(ii)	ensuring the successful completion of any Transition Services;

(iii)	ensuring that Supplier fulfills all of its obligations under the Agreement;

(iv)	working with the CoreLogic governance team described in Section 4.1 above to establish, manage, and meet commitments, requirements, and expectations of the Agreement and CoreLogic;

(v)
working with CoreLogic executives and CoreLogic business unit managers to align the delivery of Services with the strategic needs of CoreLogic, with all such activities being performed with the approval and in conjunction with the CoreLogic Contract Manager; and

(vi)	informing CoreLogic about new corporate capabilities and developments within Supplier's organization, and proposing ideas and solutions that will provide ongoing benefit to CoreLogic.

(vii)
preparing and presenting high level trend analysis to the CoreLogic executive(s), including CoreLogic's and Supplier's behavior patterns, process requests, and synergy opportunities for CoreLogic with other clients of Supplier

(b)
Supplier Account Director - who shall have primary business operating performance responsibility for the CoreLogic account and who will assure that all delivery commitments and deliverables required under the Agreement are met. Primary responsibilities shall include:

(i)	working with the CoreLogic Contract Manager to manage and meet commitments, requirements and expectations of the Agreement and CoreLogic;

(ii)	ensuring that all Service Levels are met;

(iii)	ensuring that Suppliers' performance requirements as they relate to CoreLogic's business requirements and business objectives are satisfied;

(iv)	ensuring operational compliance with the Agreement and ensuring that Supplier fulfills its obligations under the Agreement, including all obligations relating to Deliverables;

(v)	establishing and executing the account management disciplines, business management processes, and associated reporting;

(vi)	ensuring prompt identification and resolution of Service delivery issues;

(vii)
ensuring that Supplier's performance requirements as they relate to the CoreLogic' strategic business planning (e.g., business and IT architecture, strategic options, business assessment, and business operating plans) requirements are met; and

(viii)	staffing and leading Supplier management team and project staff.

(c)
Supplier Transition Manager - who shall have the overall responsibility for fulfilling Supplier's obligations under the Transition Plan and any transformations as described in Schedule A-16 (Transition Plan), while *** that Service Levels *** are maintained. Primary responsibilities shall include:

(i)	establishing the CoreLogic Services account infrastructure necessary to operate the account, including all financial, human resources, security, facilities and communication;

(ii)	developing and implementing the Service delivery plan including, any macro and detailed transition plans;

(iii)	installing all Service delivery processes and ensuring that the Service Level reporting mechanisms are established and operational;

(iv)	assuring fulfillment of Supplier deliverables; and

(v)	Transitioning all of CoreLogic's in-scope processes including, where applicable, third party contractors, seamlessly to Supplier.

(d)	Supplier Service Delivery Managers - who shall be responsible for Supplier's delivery of the Services associated with each Functional Service Area. Primary responsibilities shall include:

(i)	managing Supplier's performance in accordance with Service Levels and contractual commitments for the respective Functional Service Areas;

(ii)	staffing all Service delivery with the appropriate level of trained personnel and in accordance with Section 8.5 of the MPSA;

(iii)	forecasting and managing resource requirements;

(iv)
coordinating the appropriate business process standards and associated IT services standards of CoreLogic, and working with Supplier to develop the annual and long range plans required under the Agreement, including Schedule A-2 (Statements of Work);

(v)	managing Supplier's support to CoreLogic, Eligible Recipients, and Authorized Users in connection with Supplier providing the Services;

(vi)	implementing Supplier's service management methodology and related processes as tailored to meet CoreLogic's policies relating to the Services;

(vii)	managing all Service Level reporting in accordance with the applicable procedures for such; and

(viii)	managing the implementation of, and compliance with, the requirements of the CoreLogic business continuity and disaster recovery plans.

(ix)	communicating to the Executive Steering Committee any Supplier-proposed contract changes and for providing a risk analysis for review and consideration for approval by the Steering Committee.

(e)
Supplier Finance Manager - who shall have primary responsibility for all Supplier's financial, billing, contractual compliance and Supplier's new business management functions. Primary responsibilities shall include:

(i)	managing Supplier's provision of the Monthly Invoice(s) and all account billing and reporting functions in accordance with the provisions related to such as provided in the Agreement;

(ii)	managing Supplier financial systems including time recording, labor reporting, billing, budgeting, forecasting, and annual planning, including Supplier's implementation thereof;

(iii)
performing extensive financial reviews of Supplier, and inform the CoreLogic Relationship Manager of Work Order and project order volume forecasts, resource allocation, audits, and applicable invoices for approval

(iv)	communicating the monthly performance reviews made by the Service Management Committee to the Steering Committee.

(v)	acting as the primary Supplier contact for New Services for CoreLogic; and

(vi)	managing Supplier's provision of all financial reporting, including exception reporting, to CoreLogic, in accordance with Schedule A-13.

5.	COMMITTEES AND TEAMS
The committees listed below represent groups of CoreLogic Personnel and Supplier Personnel that will provide governance over the relationship between the Parties with respect to Supplement A. The Parties may add governance committees throughout the Term of Supplement A, to the extent mutually agreed upon by the Parties. The Parties agree that responsibilities of each committee (as further described below) are not meant to alter or limit the Parties' obligations under the MPSA or elsewhere under the Agreement.

5.1.	Executive Steering Committee

(a)
As of the Effective Date, the Parties will establish an Executive Steering Committee, consisting of both CoreLogic and Supplier executives, which shall oversee the Services. The Executive Steering Committee will also direct the CoreLogic / Supplier relationship and assist the CoreLogic Contract Manager and Supplier Account Director in decisions that directly affect the Agreement.

(b)	The purpose of the Steering Committee is to manage the overall strategic direction of the relationship between CoreLogic and Supplier.

(c)	The Executive Steering Committee shall be comprised as follows:

(i)	CoreLogic Relationship Manager;

(ii)	CoreLogic Contract Manager;

(iii)	Supplier Account Manager;

(iv)	Supplier Account Director; and

(v)	other CoreLogic and Supplier Personnel as required.

(vi)
The names and/or titles of the representatives serving, as of the Effective Date, on the Executive Steering Committee are listed in Schedule A-6-2 to Supplement A. Subsequent members will be listed in Schedule A-6-2 and/or the Governance Manual.

(d)	The Executive Steering Committee shall be chaired by *** the decisions of the Executive Steering Committee or any other committee described in this Schedule.

(e)
The CoreLogic Contract Manager and Supplier Account Director will be appointed by the Parties to liaise with the Executive Steering Committee and to monitor and resolve, where possible, any issues raised by the Service Manager(s) and Supplier Service Delivery Manager(s).

(f)
Meetings. CoreLogic, with reasonable assistance from Supplier as requested by CoreLogic, shall be responsible for setting the meeting agenda. Supplier will develop presentation materials for meetings of the Executive Steering Committee and presentation materials shall be submitted to CoreLogic prior to the meeting, for review and consideration for approval by CoreLogic. The Executive Steering Committee shall meet on an ad hoc basis, as requested by the CoreLogic Relationship Manager (provided that reasonable notice is given to all required attendees prior to such meeting), but in no case more than *** (***) times each calendar year unless otherwise mutually agreed between the Parties.

(g)	The *** shall have authority to set the strategic direction for the relationship between the Parties.

(h)	Key responsibilities of the Executive Steering Committee shall include:

(i)	ensuring business alignment between the Parties, analysis of CoreLogic business plans and delivery of associated activities, and oversight of new or modified Services during the Term;

(ii)	developing strategic requirements and plans associated with the Services or New Services during the Term;

(iii)
ensuring the annual and long range plans required under the Agreement, are in accordance with the CoreLogic's business needs and the terms of the Agreement and any additional objectives set by the Executive Steering Committee;

(iv)
periodically reviewing and revising, if necessary, the scope of authority of the committees described in this Schedule and the makeup of the individual members of the Management Committee and the Service Delivery Committee;

(v)
approving the Management Committee reports and recommendations, including review, execution and/or approval of the following activities (each Party's obligations with respect to such activities are further described in the Agreement):

(1)	Transition Plan implementation, including progress and achievement of any macro or detailed transition plans, Critical Deliverables and key activities;

(2)	Service Level reports and modifications;

(3)	continuous improvement and quality assurance measures;

(4)	reset/change of Service Levels in accordance with Schedule A-3;

(5)	financial issues and performance;

(6)	customer satisfaction surveys and associated improvement plans;

(7)	audit results and associated improvement plans;

(8)	Benchmarking results; and

(9)	resolving issues escalated by the Management Committee.

(i)
As part of the Services and in connection with its participation on the Executive Steering Committee, *** the following Reports in accordance with *** and the general reporting requirements described in ***:

(1)	Balanced Score Card Report (i.e., a set of performance metrics that are balanced between economic, personnel management, quality, and Service Level performance);

(2)	Key Issues & Risks Report;

(3)	Key Decisions / Policies Report; and

(4)	Minutes of Executive Steering Committee meetings; and holding initial *** meetings, changing to time periods as agreed by the Parties.

5.2.	Management Committee

(a)
As of the Effective Date, the Parties will establish a Management Committee. The names and/or titles of the representatives serving on the Management Committee as of the Effective Date are listed in Schedule A-6.2. Subsequent members will be listed in Schedule A-6.2 and/or the Governance Manual.

(b)	The purpose of the Management Committee is to manage the ongoing planning process and tactical activities associated with the relationship.

(c)
The Management Committee shall make recommendations to the Executive Steering Committee about the strategic direction of the Parties' relationship, and shall implement strategies as directed by the Steering Committee.

(i)	The Management Committee shall be responsible for advising and counseling the Operations Committee.

(ii)	The Management Committee shall act as the first level of issue resolution for issues escalated by any operations team.

(iii)
Supplier Contract Manager(s) shall be responsible for assisting and counseling Supplier Service Delivery Manager(s) and the CoreLogic Service Manager(s) in connection with the management of the relationship.

(iv)	Supplier Contract Manager(s) will work with the Operations Committee to assist with adherence to all operational processes.

(d)	The Management Committee shall be chaired by *** and will be comprised as follows:

(i)	CoreLogic Contract Manager;

(ii)	CoreLogic Contract Administrator;

(iii)	CoreLogic Finance Manager;

(iv)	Supplier Account Director;

(v)	Supplier Finance Manager; and

(vi)	Other CoreLogic and Supplier personnel, as required by CoreLogic.

(e)
Meetings. CoreLogic, with reasonable assistance from Supplier as requested by CoreLogic, shall be responsible for setting the meeting agenda. Supplier will develop presentation materials for meetings and presentation materials shall be submitted to CoreLogic prior to the meetings for review and consideration for approval by CoreLogic. The Management Committee(s) shall meet on an ad hoc basis if called by the CoreLogic Contract Manager (provided that reasonable notice is given to all required attendees prior to such meeting), *** (***) ***, unless otherwise mutually agreed, to review the following:

(i)	contract management and Change Control;

(ii)	Service delivery;

(iii)	Transition management (as required);

(iv)	transformation management (as required);

(v)	change management; and

(vi)	technical planning.

(f)
The responsibilities and authorities of the CoreLogic and Supplier Service Management Committee representatives will be determined and delegated in each case by the Executive Steering Committee and may include:

(i)
If mutually agreed, the Supplier Contract Manager(s) may provide a complete financial review of Supplier contracts for the review and consideration for approval of the respective CoreLogic Contract Manager(s). In addition, Supplier Contract Manager(s) may also be responsible for:

(1)	reviewing all Work Orders and project order volume forecasts from the CoreLogic Operations Manager(s) and Supplier Operations Manager(s).

(2)	reviewing issues and risks related to each individual Work Orders and project order with the CoreLogic Operations Manager(s) and the Operations Committee.

(3)	providing reasonable assistance to the CoreLogic Operations Manager(s) and Supplier Operations Manager(s) (e.g., on applicable application of resources, audits, etc.).

(4)	review of forecasts and resource plans for review and consideration for approval by the CoreLogic Contract Manager(s)

(ii)	Other Management Committee responsibilities include:

(1)	recommending changes to the Agreement, including additions, modifications, and/or removal of Services;

(2)	operational, technical, financial, and general management oversight of the Agreement;

(3)	resolving issues escalated by the Service Delivery Committee;

(4)	managing the performance of the Parties' respective roles and responsibilities under the Agreement and proactively resolving issues preventing delivery of such responsibilities;

(5)	managing risks and opportunities for improvement of the Services;

(6)	monitoring Supplier's delivery of the Services and Transition Services via reporting and coordination with the Service Delivery Committee;

(7)	considering and approving, where possible, operational and technical changes in accordance with the Change Management procedures set out in Schedule A-6.1;

(8)	considering and approving, where possible, changes to the Agreement and to the Services in accordance with the Change Control procedures set out in Schedule A-6.1;

(9)	seeking to resolve any issues escalated by the Service Delivery Committee in accordance with Schedule 6;

(10)
managing the following and reporting, as required, to the Executive Steering Committee with respect to the following activities (and each Party shall perform such activities in accordance with their obligations as further described in the Agreement):

(A)	review of Supplier's compliance with the Service Levels;

(B)	assessment of Service Level Credits in accordance with Schedule A-3 (Service Level Methodology);

(C)	continuous improvement and quality assurance measures;

(D)	periodic review of the Service Levels to ensure that the Service Levels align with CoreLogic's then-current business needs;

(E)	review, approval and implementation of proposals for changes to the Service Levels in accordance with Schedule A-3 (Service Level Methodology);

(F)	review of financial performance;

(G)	Charges;

(H)	Penalties, including associated and agreed to baselining, forecasting, and resenting protocols, in addition to the dispute resolution process specifically attributable to penalties

(I)	customer satisfaction surveys;

(J)	audit results; and

(K)	Benchmarking results;

(11)	monitoring and reviewing any ongoing status of Third Party Contracts as appropriate;

(12)	initiating, as appropriate, the recommendations and suggestions made by the Executive Steering Committee relating to the Services and/or this Agreement;

(13)	ensuring the implementation of Service processes, related policies, infrastructure, financial and resource plans;

(14)	reviewing business and technical proposals as submitted by CoreLogic and/or Supplier Personnel;

(15)	recommending new proposals to the Executive Steering Committee;

(16)	providing advice and direction to the Service Delivery Committee for performance improvement;

(17)	delegating any powers it considers appropriate to the Services Delivery Committee;

(g)	As part of the Services and in connection with its participation on the Management Committee, *** the following Reports in accordance with *** and the general reporting requirements described in ***:

(A)	Summary Executive Reports;

(B)	Global Management Reports;

(C)	Service Level Reports;

(D)	Transition / Transformation Reports; and

(E)	Minutes of Management Committee meetings;

5.3.	Service Delivery Committee

(a)
In connection with the provision of the Services, the Service Delivery Committee is intended to facilitate the day to day operations. Supplier may propose modifications to CoreLogic's current practices for CoreLogic's review and approval, in order to comply with mutually agreed changes in policies, and to provide business requirements for projects, including CoreLogic's regulatory and industry compliance requirements. If a Party believes that the other Party is not meeting its requirements under the Agreement, the Party may escalate the specific issue to the Service Delivery Committee, and, if necessary, declare a Dispute as set forth below.

(b)
As of the Effective Date, the Parties will establish a Service Delivery Committee. The names and/or titles of the representatives serving on the initial Service Delivery Committee are listed in Schedule A-6.2. Subsequent members will be listed in Schedule A-6.2 and/or the Governance Manual.

(c)	Members: The Service Delivery Committee will be comprised as follows:

(i)	CoreLogic Service Manager(s);

(ii)	CoreLogic Business Unit coordinator(s)/manager(s) (as required by CoreLogic);

(iii)	CoreLogic and / or Supplier Facilities Managers (as required by CoreLogic);

(iv)	Supplier Service Delivery Managers; and

(v)	other CoreLogic and Supplier Personnel, as required by CoreLogic.

(d)
Meetings. CoreLogic, with reasonable assistance from Supplier as requested by CoreLogic, shall be responsible for setting the meeting agenda. Supplier will develop presentation materials for meetings and presentation materials shall be submitted to CoreLogic prior to the meetings, for review and consideration for approval by the CoreLogic Business Unit Manager(s). The Service Delivery Committee shall meet on an ad hoc basis as requested by the CoreLogic Service Manager (and provided that reasonable notice is given to all required attendees prior to such meeting), *** (***) *** (***) *** period, unless otherwise mutually agreed, to review:

(i)	contract issues;

(ii)	Service delivery;

(iii)	Transition management and issues (as required); and

(iv)	projects (as required).

(e)
Key Responsibilities: The responsibilities and authorities of the CoreLogic and Supplier Service Delivery Committee representatives will be determined and delegated in each case by the Management Committee and may include:

(i)	Identifying opportunities to optimize Services through standardizations, and report any findings for review and consideration by the CoreLogic Business Unit Managers.

(ii)	Performing portfolio and financial management activities and shall report any findings for the review and consideration for approval by the CoreLogic Business Unit Managers, including the following:

(1)	Reviewing applicable Statement of Work and project order forecasts;

(2)	Coordinating and allocating resources applicable to the relevant Statement of Work or project order;

(3)	Supporting audits as set forth in the Agreement;

(4)	Processing invoices applicable to the relevant Statement of Work or project order; and

(5)	Providing general reporting applicable to the relevant Statement of Work or project order, including weekly and monthly activity status.

(iii)	Submitting proposed amendments to the applicable Statement of Work or project orders for review and consideration for approval by the CoreLogic Business Unit Manager(s).

(iv)	Ensuring that Supplier delivers and completes projects on time and within budgets and responsible for managing risk on a function, process, and project basis.

(v)	Other Service Delivery Committee responsibilities include:

(1)	review and approval, where possible, of the short-term and long-term policies, business alignment plans and activities in regard to the delivery of the Services;

(2)	upward notification of all opportunities or issues that might result in the addition, deletion, or modification of the Services, or the terms of the Agreement, irrespective of the initiating Party;

(3)	agreement of local Service delivery initiatives, where approved by appropriate CoreLogic management;

(4)	implementing the Transition Plan and monitoring the Service delivery;

(5)	monitoring Critical Deliverables and Service Levels;

(6)	coordinating and communicating day-to-day Service delivery issues; addressing, co-coordinating and prioritizing the issues affecting the provision of the Services to CoreLogic;

(7)	reviewing and escalating operational problems and issues in accordance with the Governance Manual;

(8)	reviewing and scheduling Change Requests in accordance with the Change Control Procedures set out in Schedule A-6.1 (Change Control Procedures);

(9)	ensuring efficient flow of documentation as required by the Agreement;

(10)	handling disputes within the authority of the CoreLogic and Supplier representatives, and referring others to the Management Committee in accordance with Schedule 6;

(11)	submitting issues concerning the relationship between the Parties to the Management Committee for its guidance and recommendations;

(12)	advising the Management Committee of new opportunities and proposals;

(13)	identifying and referring matters outside the authority of CoreLogic and Supplier representatives to the Management Committee;

(14)	reviewing and presenting recommendations and suggestions made by CoreLogic representatives and Supplier representatives relating to the Services and initiating appropriate actions;

(15)
identifying issues that may have an impact outside the relevant CoreLogic facilities and/or Supplier Facilities and referring these to the Management Committee and, as appropriate, to other CoreLogic facilities and Supplier Facilities, as required;

(16)	monitoring and reviewing the ongoing status of Third Party Contracts as appropriate;

(17)	reviewing and adjusting the following, as directed by the Management Committee and in accordance with the Parties' obligations as set forth in the Agreement:

(A)	Service Levels;

(B)	Continuous improvement and quality assurance measures;

(C)	Customer satisfaction surveys;

(D)	Audits; and

(E)	Benchmarking results;

(f)
As part of the Services and in connection with its participation on the Service Delivery Committee, *** the following Reports in accordance with *** and the general reporting requirements described in ***:

(A)	Regional/Management Reports;

(B)	Service Levels and Service delivery results (as required); and

(C)	Minutes of Service Delivery Committee meetings

5.4.	Technology Steering Committee

(a)
As soon as reasonably practicable following the Effective Date, a Technology Steering Committee will be established by the Parties to focus primarily on the development of the annual and long range plans required under the Agreement, including Schedule A-6.1 (Change Control Procedures).

(b)
Meetings. The Technology Steering Committee shall meet on an ad hoc basis as requested by the CoreLogic Service Manager (and provided that reasonable notice is given to all required attendees prior to such meeting), but in no case less than *** each calendar for review. Unless otherwise directed by CoreLogic, the Technology Steering Committee shall not be involved in day-to-day operational issues.

(c)	The Technology Steering Committee shall be chaired by *** (or equivalent position) and will be comprised as follows:

(i)	CoreLogic Contract Manager or his/her nominated deputy;

(ii)	CoreLogic IT Architecture Manager (or equivalent position);

(iii)	CoreLogic Applications Development and Maintenance Manager (or equivalent position);

(iv)	CoreLogic Business Unit coordinators/managers;

(v)	Supplier Account Director;

(vi)	Supplier-assigned Enterprise Architect (or equivalent position) for CoreLogic

(vii)	Supplier Application Development and Maintenance Manager (or equivalent position);; and

(viii)	CoreLogic and Supplier Subject Matter Experts (SMEs) as mutually agreed by the Parties.

(d)	The responsibilities of the Technology Steering Committee include:

(i)
reviewing and aligning CoreLogic's IT strategy and IT policies with the annual and long range IT plans required under the Agreement, including Schedule A-2 (Statements of Work) for authorization by the Executive Steering Committee;

(ii)	recommending changes to such plans for approval by the Executive Steering Committee;

(iii)	reviewing Supplier's proposals for implementing such plans;

(iv)
using management reports described in the Agreement, including Schedule A-13 (Reports), and any other appropriate sources, to research, develop, review and approve technical initiatives to address CoreLogic's business problems and opportunities as agreed by the Executive Steering Committee and/or the Management Committee;

(v)
providing advice and guidance to the Management Committee for technical improvement and making recommendations directly to CoreLogic and Supplier on issues affecting the technical infrastructure that supports the CoreLogic business operations;

(vi)
ensuring compliance, in accordance with the MPSA and Schedule 8, to CoreLogic and CoreLogic Customer information security, disaster recovery and business continuity planning requirements, including supporting and facilitating required audits under the MPSA;

(vii)	reviewing technical policy standards and making recommendations to the Management Committee; and

(viii)	reviewing any proposals for reductions in the costs of the Services driven by new technology.

5.5.	Transition Oversight Committee

(a)	As of the Effective Date, the Parties will establish the Transition Oversight Committee to focus on the Transition of Services.

(b)
Meetings. The Transition Oversight Committee shall meet upon request by CoreLogic, at a time and location to be agreed between the Transition Committee representatives. The first such meeting of the Transition Oversight Committee shall be held within the first ten (10) days after the Effective Date.

(i)
Either Party may call an extraordinary meeting of the Transition Oversight Committee on giving one (1) day's prior written notice to the other Party where there are circumstances which the notifying Party reasonably considers exceptional. Any such notice to the other Party shall specify the reasons and background to the calling of an extraordinary meeting.

(c)	The Transition Oversight Committee shall be comprised as follows:

For Transition related matters:

-	CoreLogic Relationship Manager;

-	CoreLogic Contract Manager;

-	CoreLogic Contract Transition Manager(s);

-	Supplier Account Manager

-	Supplier Account Manager; and

-	Supplier Transition Manager(s)

(d)	Two representatives from each Party are required for a valid meeting of the Transition Oversight Committee.

(e)	The responsibilities of the Transition Oversight Committee shall be as follows:

(i)	review all new and modified Transition Plans and proposals, including any macro or detailed Transition Plans;

(ii)	review at a summary level all Transition Services project variances, milestones, cross-functional issues, and Critical Deliverables;

(iii)	share knowledge and best practices that have applicability across locations and facilities;

(iv)	make strategic recommendations to the Executive Steering Committee for overall enterprise transformation;

(v)	review and make recommendations to the Executive Steering Committee on Transformation Services investments, strategic changes, key communications and timing of transitions;

(vi)	resolve Transition Services critical issues during the Term and specifically as they relate to Transition issues that are escalated from project teams;

(vii)	oversee new plans related to Transition Services associated with CoreLogic's acquisitions, reorganizations, and divestitures.

(f)	Transition Reports

(i)
On a *** basis during which Supplier is providing Transition Services (and continuing until the Transition is complete, in accordance with the applicable Transition Plan), Supplier Transition Manager(s) shall provide CoreLogic with a written status report including the following:

(1)	an updated version of the Transition Plan (or any component thereof) detailing the status of all tasks;

(2)	an executive level summary of Transition Services progress-to-date, including an updated summary project plan and project highlights;

(3)	a listing of all Transition Milestones including estimated time to completion, days overdue, target completion date, actual completion date and comments;

(4)
a listing of all unresolved issues related to the Transition Plan execution, including those for which CoreLogic has primary responsibility, along with due dates, priority, responsible party, recommended fixes, potential/actual business and impact assessment; and

(5)	a description of any staffing changes that deviate from estimates with the rationale and recommended next steps.

(g)
Once every *** during any period in which Supplier is providing Transition Services, Supplier shall participate in a Transition Milestone review work session (which session will be facilitated by the CoreLogic Relationship Manager) with appropriate participants from both Parties to determine progress in the Transition Services (e.g., how far the Transition Services are from being on-schedule, what must happen to move ahead complete the Transition Services in accordance with the applicable Transition Plan).

6.	Governance Manual

6.1.
Overview. As part of the Services and at no additional cost to CoreLogic, Supplier will develop, with approval and reasonable assistance from CoreLogic, specific procedures which the Parties will use to manage the Parties' relationship during the Term, which procedures are to be set out in a governance manual (the “Governance Manual”). The Governance Manual will be developed by Supplier and approved by CoreLogic no later than the end of the Transition Services period set forth in Schedule A-16. Unless otherwise mutually agreed, the Governance Manual will include the types of content set forth in Section 6.2.

6.2.	Governance Manual Content

(a)
This Section provides the general organization and content of the Governance Manual to be developed by Supplier. Although not intended to replicate the Agreement, the Governance Manual should provide comprehensive documentation of the procedures that will be followed by Supplier to manage the Agreement and the overall relationship between the Parties. Specific references to detailed text or requirements in the Agreement may be incorporated within the Governance Manual.

(b)
Relevant responsibilities of Supplier and CoreLogic with respect to the matters contemplated by Section 6.2(c) below should be clearly indicated within the Governance Manual (including specific responsibilities by job title or function). The Governance Manual will be used jointly by the Parties to assist with overall coordination and communication regarding the Agreement.

(c)	The Governance Manual will include the following content:

(i)	Organizational Overview
◦CoreLogic Governance Organization.
◦Supplier Management and Delivery Organization.
◦Key Contacts - CoreLogic.
◦Key Contacts - Third Parties

(ii)	Performance Management Procedures, including with respect to:
◦Performance Monitoring and Reporting Procedures
◦Problem Management and Escalation Procedures
◦Root Cause Analysis Procedures
◦Service Level Measurement and Reporting Procedures
◦Work Authorization Procedures
◦Project Management Procedures
◦Change Management - Operational and Technical Procedures
◦Long Range Business Planning

◦Physical Access & Security Procedures
◦Network Access & Security Procedures
◦Applications and Data Access and Security Procedure
◦Disaster Recovery and Business Continuity Procedures
◦Other relevant procedures

(iii)	Financial Management Procedures, including with respect to:
◦Invoicing
◦Forecasting
◦Performance Credits
◦Other relevant procedures

(iv)	Relationship Management Procedures, including with respect to:
◦Customer Satisfaction Surveys
◦Authorized Users
◦Third Party Contractors
◦Other Third Parties
◦Other relevant procedures

(v)	Supplier Operational Procedures, including with respect to:
◦Operational Procedures (by function, as applicable).

(vi)	The Governance Manual may make reference to any existing Cognizant procedures. In such cases, appropriate link to the content will be provided in the Governance Manual

7.	Other Governance Activities/Meetings

7.1.
Strategic Meetings. In addition to meetings in the normal course of business to address the quality and timely provision of the Services, Supplier and CoreLogic will meet on a regular basis to review and address more strategic aspects of the Services. Such meetings will include:

(a)
Service Innovation Meetings - Representatives of CoreLogic and Supplier shall attend such meetings, which shall be held annually. Unless otherwise agreed by the Parties, such meetings shall be of one day's duration and held on the premises of Supplier. During these meetings Supplier shall share relevant service innovations and directions with CoreLogic.

(b)
Service Task Force - Supplier shall no less than twice a year during the Term co-ordinate a joint Supplier/CoreLogic review meeting that shall review the Services and the opportunities for development of the Services, use of new products and best practices with the objective of identifying additional and innovative cost effective improvements to the Services.

(c)
Annual Contract Review - Unless otherwise directed by CoreLogic, CoreLogic shall hold a review meeting of the Agreement not less than once during each Contract Year during the Term, and such meeting shall be of two days' duration at a location to be agreed by the Parties. Appropriate representatives of Supplier and CoreLogic shall attend such meetings.

7.2.	Contract Administration. Supplier shall maintain its own copies of all contracts, schedules, exhibits and amendments related to the Agreement.

7.3.
Communications Road Show. The initial communications package and presentations to the CoreLogic internal stakeholders that describe the purpose and intent of the relationship, key deal elements, scope of Services, Key Supplier Personnel, roles and responsibilities, high-level decision rights and the fundamentals of the Transition Plan shall be repeated as mutually agreed between the Parties./

7.4.
CoreLogic's Policies and Strategies. As part of the Governance Procedures, CoreLogic shall have the opportunity to communicate to Supplier's account management team its reasonable corporate policies, strategies and procedures (such as with respect to budgeting, CoreLogic processing, etc.) on a regular basis at least ***, or as special events occur as reasonably determined by CoreLogic. Supplier's governance team shall use such information in connection with the other governance responsibilities herein.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-6.1
Change Control Procedures

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-6.1
Change Control Procedures

1.0	INTRODUCTION

1.1.
Agreement. This Schedule A-6.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule sets forth the Change Control Procedures.

1.4.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following terms have the meanings set forth below:

1.1.1.
“Change” shall mean any change in the standards, processes, procedures or controls or associated technologies, architectures, standards, products, Software, Equipment, Systems, Services or Materials provided, operated, managed, supported or used in connection with the Services.

1.1.2.	“Change Order” shall mean a document authorizing and describing the actual impact of a Change. The form of Change Order shall be mutually agreed by the Parties.

1.1.3.	“Change Request” shall mean a document requesting a Change. The form of Change Request shall be mutually agreed by the Parties.

1.1.4.	“Change Response” shall mean a document describing the estimated impact of a Change, in accordance with the Change Control Procedures set forth in this Schedule and Section 9.6 of the MPSA.

1.1.5.	“CoreLogic Approval Process” shall mean CoreLogic's internal Change approval process.

2.0	CHANGE CONTROL PROCEDURES

2.1.
General. As Changes arise, both CoreLogic and Supplier will jointly manage documentation of these Changes in accordance with the Change Control Procedures. A Change Order will be used to document and manage each Change consistent with the terms and conditions of the MPSA and as set forth in these Change Control Procedures. *** as *** in Sections ***of ***, Changes shall be made only by mutual agreement of the Parties through a Change Order and the implementation of any and all Changes that meet the definition of New Services shall be handled in accordance with Section 4.3 of the MPSA.

2.2.
Exceptions to the Change Control Procedures. Where *** has a right in the MPSA or any Supplements or Schedules to make a *** the *** of ***, or to *** policies, procedures and standards, *** may use the Change Control Procedures to document such Change, such Change shall *** be *** to ***, and *** shall comply with such Change as *** by ***.

2.3.
Step 1 - Change Request. All Changes initiated by CoreLogic shall be communicated in writing to Supplier via a Change Request. All Change Requests initiated by Supplier shall be communicated in writing to CoreLogic via a Change Request. The Supplier Account Manager or his or her designee shall participate in the CoreLogic Approval Process on an agreed schedule for the purpose of reviewing Change Requests submitted by either Party and establishing priorities. Change

Requests will include the following information at a high level to the extent available: (i) a detailed description of the Change, and (ii) the business, technical or financial justification for the Change. For Changes initiated by CoreLogic, after receiving a Change Request from CoreLogic, Supplier shall prepare and provide to CoreLogic a Change Response. For Changes initiated by Supplier, subsequent to submitting a Change Request and its approval for due diligence through the CoreLogic Approval Process, Supplier shall prepare and provide to CoreLogic a Change Response.

2.4.
Step 2 - Change Response. A Change Response shall describe the expected impact, if any, of the proposed Change on (i) the Charges (subject to Section 4.3 of the MPSA), (ii) Supplements and Schedules, including but not limited to CoreLogic's obligations related to the same, (iii) scope of Services, (iv) Service Levels, (v) Project priorities or additional resource requirements, and (vi) an estimate of the total resource utilization required to complete the Change. In addition, Supplier shall inform CoreLogic of any other business impact that Supplier believes to be relevant to an evaluation of the Change Request.

2.5.
Step 3 - Decision on Change Request. For Changes initiated by CoreLogic, after receiving the Change Response from Supplier, CoreLogic shall approve, reject or withdraw the Change Request. If CoreLogic approves the Change Request, the Parties will execute a Change Order. Subject to Section 2.7 below, for Changes initiated by Supplier, after receiving the Change Response from Supplier, CoreLogic shall approve or reject the Change Request.

2.6.	Step 4 - Change Order. If CoreLogic approves a Change Request, Supplier will prepare a Change Order to be reviewed by CoreLogic.

2.7.
Step 5 - Negotiation of Change Orders. Subject to Section 2.2 of this Schedule, the CoreLogic Relationship Manager and Supplier Account Manager will have the authority to negotiate Change Orders. In addition, in the event that (i) a Change initiated by Supplier is not approved for due diligence through the CoreLogic Approval Process or CoreLogic otherwise rejects a Change Request initiated by Supplier or (iii) the CoreLogic Relationship Manager and Supplier Account Manager do not agree on any element of a Change Order, the next level in the governance organization for both Parties will review such Change Request and Change Order and will attempt to resolve the disagreement. Subject to ***, any continuing disputes regarding Change Requests or Change Orders shall be subject to Section 19.1 of the MPSA.

2.8.
Change Order Content. The Parties agree that from time to time during the Term of the MPSA, a Change may be requested that may require an extension in the schedule and/or an increase or decrease in the Charges (subject to Section 4.3 of the MPSA) and/or an increase or decrease in the work Supplier is to perform, including (a) a change in the prioritization or manner in which Supplier is performing the Services; (b) a change to the scope of the Services; or (c) a change in the Service Levels at which the Services are to be performed.

The terms of a Change Order shall be based upon the information contained in the Change Request that has been approved by CoreLogic, and shall include:

a)	a detailed description of the proposed Change, and, where appropriate, a project plan relating to the implementation of the Change;

b)	any new responsibilities or changes to the existing responsibilities of CoreLogic and Supplier in connection with the proposed Change;

c)	any fees to be paid by CoreLogic as a result of implementing the proposed Change, or changes to the charges (subject to Section 4.3 of the MPSA); and

d)	any related changes to a Work Order or the descriptions of the Services, the savings, the Service Levels, and/or other Schedules to the MPSA relating to the manner in which the Services are provided.

2.9.
Effect of Change Orders and Compliance. A Change Order may be executed ***, and shall be effective as to both Parties, for any Change where *** in the MPSA or any Supplements or Schedules to make a Change *** the ***, or *** the policies, procedures and standards. *** signed by the CoreLogic Relationship Manager and the Supplier Account Manager (or by individuals to whom such persons have delegated their authority in a written notice to the other Party). The CoreLogic Relationship Manager and the Supplier Account Manager, or their designees, will communicate their respective requirements to CoreLogic personnel and Supplier Personnel as appropriate. Each Party shall promptly comply with each executed Change Order, and will communicate its requirements to its personnel and contractors, as appropriate.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-6.2
Committee Members

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-6.2

Committee Members

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-6.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule sets forth the members of the governance committees described in Schedule A-6 as of the Supplement Effective Date.

1.4.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

2.	Members of the Executive Steering Committee (as of the Supplement Effective Date)
A.    CoreLogic Relationship Manager: ***
B.    CoreLogic Contract Manager: ***
C.    Supplier Account Director: ***
D.    Supplier Account Manager: ***

3.	Members of the Management Committee (as of the Supplement Effective Date)
A.    CoreLogic Contract Manager: ***
B.    CoreLogic Contract Administrator: ***
C.    CoreLogic Finance Manager: ***
D.    Supplier Account Director: ***
E.    Supplier Finance Manager: ***

4.	Members of the Service Delivery Committee (as of the Supplement Effective Date)

A.
CoreLogic Service Manager(s): *** (Flood), *** (Tax), *** (OTS and Vluations), *** (Corporate Production Services), *** (D&A Production), *** (BIS Tax), *** (BI SOTS), *** (BI SOTS), *** (D&A Software), *** (D&A Software), *** (CITG)

B.    CoreLogic Business Unit coordinator(s)/manager(s) (as required): To be determined by CoreLogic
C.    CoreLogic Facilities Managers (as required): To be determined by CoreLogic

D.	Supplier Service Delivery Managers: ***

E.	Supplier Facilities Managers (as required): TBD

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-7
Facilities

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-7
Facilities

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-7 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.	Purpose. This Schedule sets forth the Supplier Facilities and the CoreLogic Facilities.

1.4.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

2.	CORELOGIC FACILITIES
None.

3.	SUPPLIER FACILITIES

Service Area	Sub-Service Area	Supplier Facility
		Bangalore Bagmane	Bangalore ITPL	Hyderabad	Mangalore
		Corporate Office	Branch Office	Branch Office	Branch Office
		5th Floor, Block A, Lake View, Bagmane Technology Park, C.V.Raman Nagar Byrasandra, Bangalore - 560093, India	Unit no.7 & 8, 4th floor, Creator Building, ITPL , Whitefield road, Bangalore-560066 India	Unit Number 2, 505-520, Swarna Jayanthi Commercial Complex, Ameerpet, S.R. Nagar Post, Hyderabad- 500038, India	7th floor, Manasa Towers, M.G.Road, Kodailbail, Mangalore-575003 India
***	***	X			X
	***	X			X
	***	X			X
	***	X			X
	***	X
***	***	X		X	X
	***				X
	***	X		X
	***	X			X

***	***	X		X
	***	X		X
	***	X		X
	***	X		X
	***	X		X
	***	X		X
***	***	X
	***	X
	***	X
	***	X		X	X
***	***	X		X
	***	X			X
	***	X		X
	***	X		X
	***	X		X
	***			X	X
	***	X
	***	X		X
***	***	X			X
	***	X			X
***	***	X
	***	X
	***	X		X
	***	X		X
	***	X		X
	***	X
	***	X		X
	***	X		X
***	***	X
	***	X
	***	X
	***	X
	***	X		X
	***	X	X	X
***	***	X		X
	***	X
	***	X
	***	X		X
	***	X

***	***		X
	***			X
	***		X
	***		X
	***	X		X
	***	X		X	X
	***				X
	***	X		X
	***	X		X
	***		X
	***	X
	***	X
	***	X
***	***		X
***	***	X		X
	***	X
	***	X

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-8

Information Technology Infrastructure

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-8
Information Technology Infrastructure

1.	INTRODUCTION

1.1.
Agreement. This Schedule A-8 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2.	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3.
Purpose. This Schedule sets forth CoreLogic's network and telecommunications architecture as of the Effective Date. CoreLogic may, in its sole discretion, update its network and telecommunications architecture and/or this Schedule from time to time.

1.4.
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

1.5.	Schedules. The following Schedules are hereby incorporated by reference into this Schedule:
Schedule A-8.1:    Network and Telecommunications Architecture

2.	CORELOGIC NETWORK AND TELECOMMUNICATION REQUIREMENTS

2.1.
Voice and Data Circuits. Supplier shall provide voice and data circuits that are, with respect to bandwidth, redundancy and reliability, sufficient for CoreLogic to receive the Services with a level of quality, reliability, availability and timeliness no worse than that which was provided by the circuits identified below and that are sufficient for Supplier to perform the Services.  Subject to Section 9.6 of the MPSA, Supplier may elect to make changes to the types and configuration of such circuits during the Term .

(a)	Bagame

(i)	***MB ***

(ii)	***MB ***

(iii)	***MB ***

(iv)	***MB ***

(v)	***MB *** to *** to ***

(b)	ITPL

(i)	***MB ***

(ii)	***MB *** to ***

(c)	Hyderabad

(i)	***MB ***

(ii)	***MB ***

(d)	Mangalore

(i)	***MB ***

(ii)	***MB ***

(e)	Voice and data traffic is carried on the same circuit. Supplier will provide a ***MB QoS for voice on each line.

2.2.
Handsets and TelePresence. Supplier shall provide handsets of a make and model that are sufficient for CoreLogic to receive the Services with a level of quality, availability, and timeliness no worse than that which was provided by the handsets identified below and that are sufficient for Supplier to perform the Services.  Subject to Section 9.6 of the MPSA, Supplier may elect to make changes to the make and model of such circuits during the Term, but only in compliance with the immediately prior sentence

(a)	*** Handset (Primary)

(b)	*** Handset

(c)	*** Handset

(d)	*** Handset

(e)	*** Handset

(f)	*** TelePresence

3.	CORELOGIC HARDWARE AND SOFTWARE REQUIREMENTS

3.1.
Hardware. Supplier shall be responsible for providing all desktops, monitors, laptops, VoIP phones, telepresence equipment, printers, scanners, switches, firewall, routers, servers and storage devices of the make and model equal to or greater than the ones used by CoreLogic prior to the Supplement Effective Date or of the make and model required to perform the Services. *** current asset, asset refresh, asset implementation, asset upgrades/enhancements and asset maintenance.

3.2.
Desktop Software. Supplier shall be responsible for providing desktop Software equal to or greater than the Software listed below or the Software required to perform the Services. Supplier is financially responsible for implementation, maintenance and upgrades associate with such Software.

(a)	*** (or Successor or Predecessor Desktop OS)

(b)	***

(c)	***

(d)	***

(e)	***

(f)	***

(g)	***

(h)	***

(i)	***

(j)	***

(k)	***

3.3.
Server and Additional Software. Supplier shall be responsible for providing Microsoft Software products equal to or greater than the ones listed below or the Software products required to perform the Services. Supplier is financially responsible for implementation, maintenance and upgrades associated with such Software.

(a)	***

(b)	***

(c)	***

(d)	***

(e)	***

(f)	***

(g)	***

(h)	***

(i)	***

(j)	***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-8.1
The following diagram represents CoreLogic's network and telecommunications architecture as of the Supplement Effective Date.
***

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services

Schedule A-9
Reserved

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services

Schedule A-10
Reserved

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-11
Software Inventory

This document contains proprietary and confidential information of CoreLogic. The information contained in this document may not be disclosed outside your company without the prior written permission of CoreLogic.

Schedule A-11

Software Inventory

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-11 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Purpose. This Schedule sets forth Software, Applications, and tools that Supplier will use to provide the Services under Supplement A.

1.4              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

1.5 Schedules. This Schedule includes the following documents that are incorporated herein by reference:

Schedule A-11.1 Application Inventory
Schedule A-11.2 Tools Inventory

Schedule A-11.1 sets forth the Software for which Supplier will provide Services described in Schedule A-2 (e.g., testing, development, maintenance). To the extent (i) CoreLogic expects Supplier to provide Services for such Software and/or (ii) CoreLogic provided any other Software to CoreLogic Global Services Private Ltd. during the twelve (12) months immediately preceding the Supplement Effective Date and CoreLogic expects Supplier to provide Services for such Software, CoreLogic will, at its sole cost and expense, provide access to such Software so that Supplier can continue to provide such Services.

Schedule A-11.2 sets forth Software and tools that are necessary for Supplier to perform the Services, and , subject to Article 5 of the MPSA, such Software and tools shall be provided by CoreLogic at its sole cost and expense during the Term for so long as such Software and tools remain necessary for Supplier to provide the Services. Additionally, to the extent CoreLogic provided any other Software and tools to CoreLogic Global Services Private Ltd. during the twelve (12) month period immediately preceding the Supplement Effective Date and such Software and tools are necessary for Supplier to provide the Services, CoreLogic will, subject to Article 5 of the MPSA, provide such other Software and tools at its sole cost and expense to Supplier during the Term for so long as such Software and tools remain necessary for Supplier to provide the Services.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-11.1
Application Inventory

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-11.1

Application Inventory

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-11.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Purpose. This Schedule sets forth the Applications that Supplier will support to provide the Services under Supplement A.

1.4              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Applications Inventory

		Application Overview				Type of support provided by Continuing Employees prior to the Effective Date			Organization Details
S.No	Application Name	Description	Platform / Programming Language	Data Center Location	Application Type	Production Application Support	QA/Testing Support	Development Support	Business Segment	Business Division	Business Unit
1	***
*** application is used for *** during *** which primarily consists on *** who need company *** need to go through *** are based on ***policies which ensure that ***is ***, is in ***, has a *** and ***provided to *** is not ***.
			Microsoft, Java	Onshore	Custom	***	***	***	DAS	DAS	Credco
2	***	*** application ***	Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
3	***	*** is a leading provider of *** software to the ***	ACI	Onshore	Third Party	***	***	***	BIS	Valuation Services	Valuation Services
4	Active PDF	Converts doc, docx, etc to PDF	Active PDF	Onshore	Third Party	***	***	***	BIS	DTS	Default Technologies
5	ActiveReports Professional 2 Upgrade	Reporting Tool used to produce management reports for BPO Business unit.	DataDynamics / .NET	Onshore	Third Party	***	***	***	BIS	Valuation Services	Valuation Services
6	***	***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services

7	***	* Primary Users are *** * Manages *** and ***	Microsoft, SQL Server, VB.net	Onshore	Custom	***	***	***	DAS	DAS	Credco
8	***	*** files to ***of new orders to *** is created to *** and *** to the ***	MF, COBOL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
9	***	*** Application used to ***	MF, Java,/J2EE, COBOL, DB2	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
10	Agency Customer Cross Refernce	Cross Reference by agency for each customer's *** codes, etc.	MF, JAVA, Java,/J2EE, COBOL, DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
11	Agency Management System	Definition of all *** Authorities and their related data	MF, COBOL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
12	Agency Registration	Agency Registration Notices generic	MF, COBOL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
13	Agency Resistration (ME2)	Agency registrations, specific to ***.	MF, COBOL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
14	Alerter	Alerter app	Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
15	***	Interface with *** system	MF/Cobol	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
16	ALSB	Oracle ESB (Enterprise Service Bus) Tool	ALSB, Oracle ESB tool, Java	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
17	***	*** management	.Net, C#,ASP.NET,SQL server	Onshore	Custom	***	***	***	BIS	DTS	REO Services
18	***	*** is a *** system that alows users to ***. It also handles *** . The users *** needs to run *** through ***.	AIX, Microsoft, C++, Perl, Java	Onshore	Custom	***	***	***	DAS	DAS	Credco
19	***	*** Interface with ***	MF, COBOL, DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
20	***	***applications(s)	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services

21	***	***	Windows, Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
22	***	***comparisons	MF, Cobol, Adabas	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
23	***	*** of *** data to*** database to *** the *** data for *** processing	Linux, Pentaho 3.2, Postgres 8.2	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
24	***	***	MF, Web, JAVA, COBOL, Java, JSP, DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
25	***	Performs an ***and ***, based on ***	MF, COBOL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
26	***	*** is to *** from *** so as to*** the *** of the data being used***	Linux, Sun Solaris, Informatica 8.5, Oracle 9.2.0.1.0	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
27	***
*** is a platform which provides *** products for ***. It is also one of the *** which deals with ***. It is an interface for *** which mitigate ***. In the process of *** uses *** which can be *** to provide ***.
			Java	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
28	***	***	Java	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
29	***	*** related items	Java	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
30	***	* Primary Users are *** * *** system - ***processed by *** servicing applications ***	Microsoft, VB .Net	Onshore	Custom	***	***	***	DAS	DAS	Credco
31	***	Process to allow the users to *** to *** various files or request ***	MF, NATURAL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
32	***	*** update process for ***	MF, Cobol, Adabas	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
33	Bill Request	Based on Bill Availability Dates, sends requests to tax agencies for tax bill information (returned in TAF).	MF, COBOL, NATURAL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

34	Billing	Billing apps	.Net, ASP.Net, C#,SQL server	Onshore	Custom	***	***	***	BIS	DTS	Global Offshore Services
35	***	*** is a *** tool to *** the distributed Data to *** and *** it to the***.	Linux, MySQL, Java, MS SQL 2008, UNIX and LINUX Scripting	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
36	***	Rules engine leveraged by ***	Java and .Net	Onshore	Third Party	***	***	***	BIS	DTS	Field Services
37	Borrower Name and Address	Used to create letters to borrowers soliciting bills (in Homeowner Areas) or warning of delinquencies (B-Service). Used in ***.	MF, COBOL, NATURAL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
38	***	***	iSeries / ILE RPG / KAPOW	Offshore	Custom	***	***	***	DAS	DAS	SafeRent
39	***	Solution developed to use *** to create *** without going back to the *** and ***.	Java, .Net	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
40	***	***Helps analyze *** info. Allows user to ***o	Windows, MS SQL 2005, SSIS	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
41	***	T3 Business Intelligence interfaces	Windows, C++, C#.NET	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
42	***	***	.NET, VB, Oracle	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
43	***
*** Services provide a central source for clients to request ***. Clients benefit from ease in access to *** of *** with the *** and system navigation. CoreLogic's. *** provide clients the confidence to *** based on information ***.
			Linux, PHP	Onshore	Custom	***	***	***	DAS	DAS	Credco
44	***	Budget Tool Requirement Documents	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
45	***	This Soultion was created to *** that were part of *** software ***	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD

46	***	*** application	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
47	***	*** Sub-System Name	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
48	***	***	Java, Web, Java, DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
49	***	*** tool used *** to ***	iSeries / ILE RPG	Onshore	Custom	***	***	***	DAS	DAS	SafeRent
50	***	*** tool for Database to allow ***	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
51	***	Not worked upon	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
52	***	*** compares	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
53	***	Project for ***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
54	***	*** Research items and *** processing for ***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
55	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
56	***	Internal *** User Access system	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
57	***	*** was created as a way to consolidate ***. The main focus was to enforce***.	Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
58	***	***	Java, JSP, Servlets, J2EE, SQL Server, Hibernate,	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
59	***	*** offers the most advanced high-volume *** services	.NET, BPM	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
60	***	*** information - Search	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

61	***	*** information ***	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
62	***	***	iSeries / ILE RPG	Offshore	Custom	***	***	***	DAS	DAS	SafeRent
63	***	Integrates *** with *** platforms ***	C#	Onshore	Custom	***	***	***	BIS	DTS	Default Technologies
64	***	*** application for ***	ASP.NET, C#	Onshore	Custom	***	***	***	BIS	DTS	Default Technologies
65	***	Bridge between ***. Also *** and *** and *** to internal ***.	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
66	***	*** only, no updates	Windows/.net	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
67	***	*** System	iSeries / ILE RPG	Onshore	Custom	***	***	***	DAS	DAS	SafeRent
68	***	*** for *** information	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
69	***	*** Management	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
70	***	*** with *** product and custom	Windows, Informatica Tool, MF batch processes	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
71	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
72	***	*** Management *** tool	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
73	***	*** Management	.Net/Windows	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
74	***	*** management ***	Windows, .net	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
75	***	*** platform	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

76	***	*** load for ***	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
77	***	***	unix/Windows/.net	Onshore	Custom	***	***	***	BIS	Escrow Services	Commerical Real Estate Services
78	***	*** Management tool	Linux, Vmware (Virtual host)	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
79	***	*** plugins necessary for *** projects.	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
80	***	*** and stores to database ***.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
81	***	Creates *** file for *** upload	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
82	***	*** downloads daily *** files and *** files.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
83	***	Creates *** files for testing.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
84	***	*** uploads *** files.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
85	***	Creates *** files for ***, providing results of ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
86	***	*** is a system developed to provide *** and efficient method to *** and other entities. The major use cases are ***	Microsoft, Java	Onshore	Custom	***	***	***	DAS	DAS	Credco

87	Consumer Relation Application	Application used by Consumer Relation Department	iSeries / ILE RPG	Onshore	Custom	***	***	***	DAS	DAS	SafeRent
88	***	***	Windows, .Net, Cold Fusion, Ektron	Onshore	Custom	***	***	***	Corporate	CITG	CTO
89	***	*** Including assemblies re-used in them.	Windows, C++, C#.NET,SAS	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
90	Credco.com	Credco.com is First American Credco's internet facing website that ***. It also has an internal ***	Windows, ASP.net 3.5, C#, AJAX, JASON	Onshore	Custom	***	***	***	DAS	DAS	Credco
91	CredcoConnect
CredcoConnect is an internet facing protocol adapter (HTTP to CRX) to allow external customers to send requests to the DHQ and PFM systems via HTTPS post. It offers two authentication methods: Client Cert and Rotating Password. It is a system-to-system interface only. it has no user interface.
			Windows, Java	Onshore	Custom	***	***	***	DAS	DAS	Credco
92	***	Used internally by ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
93	***	Uses *** to request *** to database.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
94	***	***	iSeries / ILE RPG	Offshore	Custom	***	***	***	DAS	DAS	SafeRent
95	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
96	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
97	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

98	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
99	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
100	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
101	***	Cross Reference of ***	MF, JAVA, COBOL, NATURAL, ADBAS, JAVA/J2EE, Hibernate, Spring, Portlets	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
102	***	Extracts *** data from ***. Online application to maintain ***information	Customer , Extracts CUSTOMER and AGENCY-NEW data from ADABAS Sends reports to customers on contracts with 90-days of expiration. Online application to maintain customer information	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
103	***
*** is a self-serve *** that gives administrators the ability to *** and monitor usage activity. *** offers the following features and benefits: * Maximize operational efficiencies by ***. * Manage *** information ***
			Linux , Web, Java, JSP, Oracle	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
104	***	Internal and external tool for managing ***	Java, Oracle, Adobe Flex	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
105	***	***	Cobol, zOS MF	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

106	***	*** when combined with *** produces ***	Java, Oracle	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
107	***	Application that is being built to ** that is being *** This can be used to *** the *** across ***	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
108	***	The *** handles the ***of data. They have a *** of ***.	MF, Cobol ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
109	***	Moves *** to the ***.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
110	***	Internally utility for ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
111	***	Internally utility for ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
112	***	*** is an application suite to ***and other ***. It includes a desktop software ***, a *** and an***.	Windows, VB 6.0	Onshore	Custom	***	***	***	DAS	DAS	Credco
113	***	*** is a real-time *** application which accepts the requests *** with data ***. ***acquires the data ***.	Data HQ Online ( C++, CORBA, Oracle on Unix ) Data HQ Offline ( C++, Java, CORBA on Unix / Windows) Data Transfer (C++, MQ Series, Oracle) EDM (C++, Oracle) AIX	Onshore	Custom	***	***	***	DAS	DAS	Credco

114	***	***		Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
115	***	*** project source	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
116	***	Web portal for *** to view ***information on products ***	Windows, Java	Onshore	Custom	***	***	***	DAS	DAS	Credco
117	***	***processing System	MF, Natural / FoxPro 9 ,ADABAS / SQL Serrver	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
118	***	***	MF, Cobol, Adabas	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
119	***	***	MF, COBOL, DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
120	***	*** Application used to ***	.NET, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
121	***	Software used to auto complete ***	.Net, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
122	***	*** Application is used for *** related to the ***	Microsoft, Microsoft .Net, SQL Server,Biztalk,SSRS,SSIS	Onshore	Custom	***	***	***	BIS	Valuation Services	Valuation Services
123	***	email management software to manage system-generated email traffic.	.Net	Onshore	Third Party	***	***	***	BIS	Valuation Services	Valuation Services
124	***	email management software to manage system-generated email traffic.	.net	Onshore	Third Party	***	***	***	BIS	Valuation Services	Valuation Services
125	***	* Primary Users are *** * validates *** data, *** and provides functionality to ***	C#	Onshore	Custom	***	***	***	DAS	DAS	Credco
126	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

127	***	***	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
128	***	Main app (desktop install): Used primarily for ***are *** retrieved when *** to generate*** rpts by ***,	Visual Basic	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
129	***	Application supporting *** and ***systems	C#, C++, Flex, PHP, Java, Javascript, HTML	Onshore	Custom	***	***	***	DAS	DAS	Document Solutions
130	***	*** application that allows *** on their *** when things ***	Windows, Web, C#, ASP.NET, Windows 2003, MS SQL 2005	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
131	***	***	ESB	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
132	***	A range of *** developed that*** information to the *** on the ***.	Windows, SQL Server, .Net	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
133	ExternalWebService	Primary B2B web service. Provides ***, viewing reports, and managing members.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
134	***	*** information web site	Java, Oracle, DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
135	***	For ***. An internal application that allows *** to perform ***. Hooks into *** through the ***. , the system *** for the data.	C#/SQL	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
136	***	***	Linux, Postgres 8.1	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
137	***	This application is used within *** to ***	VB6, SQL Server	Onshore	Custom	***	***	***	BIS	DTS	First Lien Outsourcing

138	***	Handles *** for ***. Within ***, but separate ***.	MF, NATURAL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
139	***	*** - the main workflow app for ***.	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
140	***	*** - version within ***	MF, Natural, Adabas, unix, Java,	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
141	***	This is outdated now. All the contents are moved to ***	Linux, Web, Java, JSP	Onshore	Custom	***	***	***	Corporate	CITG	CTO
142	***	*** application. Acts as *** on *** server and *** and *** to mainframe	Windows, C++	Onshore	Custom	***	***	***	DAS	DAS	Shared
143	***	***app	Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
144	Formscape / check printing	Application used with *** for document printing and formats	Windows	Onshore	Third Party	***	***	***	Corporate	CITG	Oracle Financials
145	***	Sends *** information from *** to *** for ***. Also *** for***.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
146	***	The *** platform is the engine for ***. It takes in *** it into the appropriate *** .	Windows / .NET, C#, C++, SQL Server, Linq, WCF	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
147	***	*** is a *** system. Used by ***, it provides a *** .	Fusion - Flex MLXchange/ Tempo 5 - C#, C++, Flex, PHP, Java, Javascript, HTML	Onshore	Custom	***	***	***	DAS	DAS	MarketLinx
148	***	*** for use by ***	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services

149	***	*** webservice that is utilized by *** and provides ***	Linux, Web, Java, JSP, Geo Kettle 3.2 , Postgres 8.3.7	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
150	***	*** is a *** application that provides ***.	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
151	***	*** database	.NET/MS SQL Server	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
152	***	*** System	MF, NATURAL, ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
153	***	*** products that helps *** to know the *** about ***	Linux, Web, Informatica, Microstrategy, SAS	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
154	***	Tool for automating Build and deployments	Linux, Windows, NA (Build and deployment automation tool)	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
155	***	***App	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
156	***	*** is *** system which provides *** between ***. It is adopted by *** as a standard in managing ***.	ASP,ASP.net,C#,SQL server	Onshore	Custom	***	***	***	BIS	DTS	Default Technologies
157	***	*** interface. Provides ability ***.	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
158	***	Internal system used by ***.	iSeries / ILE RPG	Onshore	Custom	***	***	***	DAS	DAS	SafeRent
159	***	Data Information, Transformation and Load 3rd Party Tool for ETL	ETL, Informatica	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
160	***	***	MF, COBOL, ADABAS, NATURAL	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

161	***	***	Liferay poratal, Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
162	***	***	Liferay poratal, Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
163	***	*** Site	Liferay poratal, Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
164	***	*** gives customers *** access to *** .	Liferay poratal, Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
165	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
166	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
167	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
168	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
169	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
170	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
171	***	***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
172	Intranet	Corporate Intranet of the CoreLogic India Operations	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
173	***	Application used for tracking issues	Windows, .NET & SQL 2008	Offshore	Custom	***	***	***	CLI	CLI	CLI
174	***	*** System that is being used by *** to ***	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD

175	***	*** is really an application framework/platform that will support ***	Linux, Web, Adobe Flex, Sun Solaris 10, Oracle 10g, Informatica 8.5	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
176	***	*** is used during ***, to provide ***. It has ***	Windows, .Net, MS SQL, Altiris Workflow, CEPM, SSRS	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
177	***	*** used for *** applications that access *** databases	Linux, Solaris, Sun Solaris, Oracle 9i	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
178	***	A *** system. *** allows the approval of ***. Internal acces is through *** External access is via ***.	MF, Java, COBOL, DB2,JAVA/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
179	***	***	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
180	***	***	Windows, MS SQL2005, MS SSIS	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
181	***	*** approval system	Web, Java JSP ,DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
182	***	*** enables users to *** using the most ***. This product provides : ***	Linux, Java, JSP, Sun Solaris, Oracle 10g	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
183	***	***	Windows, Win2003 SQL 2005	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
184	***	Application used for managing *** for all *** applications	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD

185	LiveChat	Intelligent customer engagement, real-time *** and live help/live support tools	LiveChat	Onshore	Third Party	***	***	***	BIS	Valuation Services	Valuation Services
186	***	***	Windows, Win2003 SQL 2005	Onshore	Third Party	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
187	***	*** approval system	MF, Java, COBOL, DB2,JAVA/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
188	***	*** is an automated *** system that reduces the cost, subjectivity, and time associated with ***. It helps to streamline the *** and provide a more complete *** associated with ***.	Java, Javascript, HTML, C#	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
189	***	Used for *** messages	C#	Onshore	Third Party	***	***	***	DAS	DAS	Teletrack
190	***	***	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
191	***	*** Support	Windows, Win2003 SQL 2005	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
192	MarkView	Imaging system used with Oracle Financials	Oracle	Onshore	Third Party	***	***	***	Corporate	CITG	Oracle Financials
193	***	*** related data for *** related data for ***	MF, Java, COBOL, DB2,JAVA/J2EE	Onshore	Custom	V	***	***	BIS	Escrow Services	Tax Services
194	***	***gets certified through this system in establishing the ***. This is similar to *** . Hooks into *** through the ***, the system queries ***.	C#/SQL	Onshore	Custom	***	***	***	DAS	DAS	Credco
195	***	User Access system for ***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

196	***	Used for enhanced web service functions ***	.NET	Onshore	Third Party	***	***	***	DAS	DAS	Teletrack
197	Microstrategy	***	Microstrategy, Microstrategy	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
198	Microstrategy NARROWCAST	Microstrategy Report delivery	Microstrategy, Microstrategy	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
199	***	*** Support for ***	Windows, Win2003 SQL 2005	Onshore	Custom	***	***	***	DAS	DAS	MarketLinx
200	***	Loading of all the *** from *** which is used by***	Linux, Solaris, Informatica 8.5, Oracle 10.2.0.3	Onshore	Custom	***	***	***	DAS	DAS	MarketLinx
201	***	*** is a web-based software solution that works with *** to automatically validate *** and enforce ***	Other	Onshore	Custom	***	***	***	DAS	DAS	MarketLinx
202	***	portlets, uses *** services	Mortgage Data Products Portal, portlets, uses Entire-X services	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
203	***	*** DB with some ***	SQL Server, Java, SSIS	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
204	***	Internal tool used *** to monitor ***	iSeries / ILE RPG	Onshore	Custom	***	***	***	DAS	DAS	SafeRent
205	***	Database listing ***	Windows, .Net	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
206	***	Enhanced version of *** that is designed to support ***	.Net, C#,ASP.Net,SQL server	Onshore	Custom	***	***	***	BIS	DTS	Default Technologies
207	***	Maintenance Interface from ***	MF, Cobol ,VSAM / Seq Files	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
208	***	Creates files containing reports and various processing results for consumption ***	Windows / .NET, C#, C++, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services

209	***	Processes files received from client for the purpose of ***. Obtains *** and saves***.	Windows / .NET, C#, C++, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
210	***	***	Windows / .NET, C#, C++, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
211	***	Gathers *** data from database and renders ***.	Windows / .NET, C#, C++, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
212	OnBase	OnBase is a document management system	Windows	Onshore	Third Party	***	***	***	DAS	DAS	Credco
213	***	*** system used to manage *** and then *** with the respective ***	Windows, Java, JSP, J2EE, Servlets, SQL Server, Hibernate	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
214	***	*** Application which is being used by CoreLogic India for ***	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
215	Open SSO/***	3rd Party Tool used in ***	Java/J2EE	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
216	***	***	Oracle	Onshore	Custom	***	***	***	Corporate	CITG	Oracle Financials
217	***	***	Oracle iProcurement	Onshore	Third Party	***	***	***	Corporate	CITG	Oracle Financials
218	***	***	Oracle On Demand	Onshore	Third Party	***	***	***	Corporate	CITG	Oracle Financials
219	***	***	MF, Cobol	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
220	***	***	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
221	***	***	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

222	***	***	BPM, Oracle BPM tool (Aqualogic) , Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
223	***	***	MF, Cobol / Natural ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
224	***	*** is a project to unify and integrate *** applications that exchange *** is a web based front end where *** screens allow *** to update and edit *** data.	ColdFusion, Altiris Workflow, SSRS, Cisco Entitlement Policy Manager, Microsoft ForeFront Identity Manager	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
225	***	The set of *** database used in various *** projects.	Java/JEE	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
226	***	***	Parcel Mapping, Digitization of Parcel boundaries through Tax map using GIS tools like ArcGIS and AutoCAD Map	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
227	***	*** and *** service & *** tracking	PL/SQL, Java	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
228	***	It is a *** database. It contains the access information of various ***. It is used by ***	Linux, Solaris, Sun Solaris 10, Oracle 10g	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
229	***	*** order verification for ***.	.Net, ASP.Net,C#,SQL server	Onshore	Custom	***	***	***	BIS	DTS	Shared
230	***	*** interacts with various systems within *** to perform *** of data in a***.	Windows, Java	Onshore	Custom	***	***	***	DAS	DAS	Credco

231	***	*** Support	Windows, Windows 2008 SQL 2008	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
232	***	***	FLEX, JAVA, FLEX, JAVA	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
233	***	*** - Tax Service	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
234	***	***	BPM, J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
235	***	***	BPM, J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
236	***	***	Java/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
237	***
*** is a multi-functional product that will help manage risk in the following ways. . *** that is not monitored with *** can present a risk due to ***. Regular or periodic *** reviews ensure that ***. .Risk identification is critical for *** may be used to complement ***. Risk can be identified early and managed more effectively
			JAVA/J2EE, MF, Cobol, Adabas, DB2, Oracle	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
238	***	***	FLEX, JAVA, FLEX, JAVA	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
239	***	***	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
240	***	*** System . Online *** search tool.	MF, COBOL, ADABAS, NATURAL	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
241	***	Part of the *** suite of products	ASP.NET, C#	Onshore	Custom	***	***	***	BIS	DTS	Field Services

242	***	*** system for Automated reports for ***	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
243	***	This module is used to track ***. This module uses different web services to identify all the ***	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
244	***	This module is used to track the Borrower Bankruptcy and Credit Liability information.	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
245	***	This version of Quandis Business Objects Framework is not in use. We are using the new 2.0 instead of 1.1.3.	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
246	***	This module is used to *** information.	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
247	***	This is the core business module which contains ***.	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
248	***	This is the presentation module for the core business objects.	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
249	***	The Debt module is intended for use in ***	Windows, Web, C#/ ASP.NET	Onshore	Third Party	***	***	***	BIS	DTS	First Lien Outsourcing
250	***	*** Update subsystem - Combines *** into batches.	C#, Linq, WCF, SQL Server,	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
251	***	*** Update subsystem - Calculates ***	C#, Linq, WCF, SQL Server,	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
252	***	*** Update subsystem - Imitates *** purposes.	C#, Linq, WCF, SQL Server,	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
253	***	*** Update subsystem - Creates request files ***	C#, Linq, WCF, SQL Server,	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
254	***	*** order entry website, which is used to *** that will ***	Transact-SQL	Onshore	Custom	***	***	***	BIS	DTS	Document Services

255	***	*** Update subsystem - ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
256	***	*** Update subsystem - Generates ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
257	***	*** Update subsystem - Generates ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
258	***	*** datawarehouse	Windows, Microsoft SSRS	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
259	***	*** datawarehouse;***	Windows, Microsoft SSRS,.Net	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
260	***	Services *** data, *** info, ***	Microstrategy, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
261	***	*** is a web based *** the Leader in providing *** that enhances the ***.	Linux, Web, Java, JSP, Oracle, Sun Solaris 10, Oracle 10g, SQL Server 2005	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
262	***	*** is a web based *** - the Leader in providing *** that enhances the ***.	Java, Oracle, SQL Server, HTML, JavaScript	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
263	***	*** offers an unprecedented ability to search ***l.	Linux, Web, Java, JSP, Oracle	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
264	***	Platform that acts as a web based *** is a *** search engine similar to***	Java, Oracle, C++	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions

265	***	***	Windows, Win2003 SQL 2005	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
266	***	*** System which is being used by ***	Windows, .NET & SQL 2008	Offshore	Custom	***	***	***	CLI	CLI	CLI
267	***	Product is developed as ***	Linux, Web, Java, JSP	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
268	***	***	Windows, Win2003 SQL 2005	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
269	***	***	Linux, Solaris, Oracle 10g, Solaris 10	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
270	***	*** is a CoreLogic *** website that provides consumers ***. We work with ***	Windows / .NET, C#, ASP.NET, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
271	***	Tools to allow *** data and ***	SQL Server, Microsoft stack	Onshore	Custom	***	***	***	DAS	DAS	MarketLinx
272	***	Compares files between ***	MF, Cobol, Adabas	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
273	***	*** is available in both ***. It significantly advances the ***. Drawing on databases *** employs sophisticated *** to *** and forecast a range ***. On top of its proven ability ***	Windows, C++, C#.NET, SAS	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
274	***	****** site thru ******.	BI, ETL	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

275	***	Project for ***	Windows, Unix, JavaJ2EE, Windows Reporting Services	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
276	***	***	.NET	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
277	***	***	Java/J2EE, Teradata, Microstrategy, Informatica	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
278	***	***	MF, Natural ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
279	SAS	Statistical Analytical Software	MF, Windows	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
280	***	*** subsystem ***	Windows / .NET, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
281	***	*** subsystem - ***	Windows / .NET, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
282	***	*** subsystem - ***.	Windows / .NET, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
283	***	*** system used to manage *** these orders with the respective ***	Windows / .NET, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
284	***	Database ***. The *** activity done ***	Windows, .Net, MS SQL Server	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
285	***	*** Module	ASP.NET, C#	Onshore	Custom	***	***	***	BIS	DTS	Default Technologies

286	Service Online
It is an integrated, process-based, best practice framework for managing ***. It supplies guidance for creating and operating a Service Desk that provides efficient communication between the user community and the IT team
			Windows, Java scripting for customization (Third party, service tracking tool)	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
287	Sharepoint 2003	Content migrations from ***	SharePoint	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
288	Sharepoint 2007	Production version	SharePoint	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
289	SharePoint 2010	Enterprise collaboration and content management solution	SharePoint	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
290	***	*** tool	Windows, Java/J2ee	Onshore	Custom	***	***	***	BIS	Escrow Services	Flood Data Services
291	***	*** Monitoring system	Windows, MS SQL2005, MS SSIS	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
292	***	Application that utilizes *** to*** about *** where the ***	SQL Server, Java, SSIS	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
293	***	***	Siebel, Only testing	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
294	***	***	ASP.NET, C#	Onshore	Third Party	***	***	***	BIS	DTS	Default Technologies
295	***	Online system to provided *** access to ***	MF, Natural, Adabas	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
296	***	***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
297	***	2 services: *** Invokes***	MF, Java, JSP,Oracle, JSP, NATURAL	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

298	***	*** system that alows users to ***	Windows, Java, Google Web Tool Kit	Onshore	Custom	***	***	***	DAS	DAS	Credco
299	***	Primary application for ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
300	***	*** system	MF, Cobol ,DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
301	***	Application manages and process ***. It recieves ***. Based on business logic , ***	Microsoft, Asp,Visual Basic,Microsoft .Net, SQL Server,XSL, SSRS	Onshore	Custom	***	***	***	BIS	Valuation Services	BPO Services
302	***	*** appliaction for *** applications	Windows, Java, Google Web Tool Kit	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
303	***	*** program; Being used for *** and plans to use ***	Windows, .Net	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems
304	***	***	MF, NATURAL,ADABAS, JAVA/J2EE	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
305	***	*** System for managing ***	MF, ALC ,ADABAS, COBOL	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
306	***	***	TALON - Archive, Archive Cancelled and Suspended Orders (Will need to add a Purge process eventually)	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

307	***	***
Talon - Billing, Tax Service Talon Billing File to Oracle. The file is created from the mainframe nightly batch update. The file is downloaded to the Oracle box to be used by BEAR in the production on customer invoices.
				Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
308	***	*** update system for ***	TALON - BMU, Transaction-based update system for TALON files.	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
309	***	***	Talon - Contract Master, Contract Master File	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
310	***	***	MF, ALC ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
311	***	***	MF, Natural / Cobol ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
312	***	***	MF, Cobol / ALC ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
313	***	*** System	Talon - Missing Legal, Missing Legal Documentation System	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

314	***	***	TALON - Office Profile, Area Service Centers (ASC) contact info	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
315	***	***	MF, Cobol / ALC ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
316	***	***	Talon - Order Entry, Order Entry	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
317	***	*** Application	Talon - Tax Amount , Tax Amount Application	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
318	***	***	MF, Cobol / ALC ,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
319	***	***	TALON-Acq, Acquisition Reformat	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

320	***	***
Tax Payment Status Reporting, Non-Escrow
Report delinquent and paid property tax information at least once per year. Letters for non-escrow loans with unpaid taxes can be provided with taxing authority information, tax ID numbers, and delinquent tax amounts. TPS reporting is mailed in time to
				Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
321	***	*** System *** related data for *** Tools, additional ***	Taxing Authority System/Mega Matrix, Taxing Authority System (formerly Mega Matrix) Agency related data for Procurement and Search Tools, additional AMS related fields to be added in later waves	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services

322	***	*** System	MF, Cobol / Applinx ,DB2	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
323	***
*** software for real estate professionals to allow managing ***. It is a suite of services that enables ***, facilitates ***. It is a facility for the orderly *** database and software is used *** data stored ***
			Transact-SQL	Onshore	Custom	***	***	***	DAS	DAS	MarketLinx
324	Teradata	Datawarehouse Vendor Name is TeraData. ***. It’s a tool and a Platform. ***	Teradata	Onshore	Third Party	***	***	***	BIS	Escrow Services	Tax Services
325	***	***	MF, Assembler, Adabas	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
326	***	*** utility for ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
327	***	***		Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
328	***	This application is used to determine ***	MF, NATURAL, COBOL,ADABAS	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
329	***	***	Microstrategy, Java, HTML, C#, C++, Python	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
330	***	*** Platform for *** data	Microstrategy, Java, HTML, C#, C++, Python	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
331	***	***	Linux, MicroStrategy, Netezza, Sybase IQ, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
332	***	*** tracks and manages ***	Microsoft, Microsoft .Net, SQL Server,Biztalk, SSRS	Onshore	Custom	***	***	***	BIS	Valuation Services	Valuation Services

333	***	*** for the support of *** application	Linux, Solaris, Pentaho 4.0, Oracle 9.2.0.1.0	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
334	***	*** service that snaps into any ***. It delivers consumers with ***.	Windows, Web, C#, ASP.NET, Postgres 8.x	Onshore	Custom	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
335	***	*** application that allows *** to consume a variety of *** The platform allows users to provide ***. The application then accesses ***. The system has ***	Linux, Web, Java, JSP	Onshore	Custom	***	***	***	DAS	DAS	RES - Risk
336	***	*** app	Linux, Widows, LINUX Redhat Enterprise (4.X, 5.x), MS SQL 2008, Vertica, MS Access.	Onshore	Custom	***	***	***	DAS	DAS	RES - Capital Markets
337	***	*** Application	C#, .net	Onshore	Custom	***	***	***	BIS	DTS	REO Services
338	***	*** is the industry-leading *** solution provides end-to-end *** management ***.	.Net,ASP.Net,C#,SQL server	Onshore	Custom	***	***	***	BIS	DTS	Shared
339	Veracode AVA	Vulnerability assessment tool	Veracode	Onshore	Third Party	***	***	***	Corporate	CITG	Corporate Systems
340	***	This project is used for ***	Microsoft, SQL Server,SSRS	Onshore	Custom	***	***	***	BIS	Valuation Services	Valuation Services
341	***	Used by *** to configure ***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
342	***	Internal tool used by *** to ***	iSeries / ILE RPG	Onshore	Custom	***	***	***	DAS	DAS	SafeRent
343	***	*** interface used by *** to ***	Windows, Java	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services

344	***	For *** to ***. Goes to the ***. Takes the *** then saves to the database ***	Windows, .Net	Onshore	Custom	***	***	***	DAS	DAS	Credco
345	***	Sends***	Windows / .NET, C#, Linq, WCF, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Consumer Services
346	***	Provides*** Reports and *** Information for ***	Windows / .NET, C#, ASP.NET, SQL Server	Onshore	Custom	***	***	***	DAS	Transportation Services	Transportation Services
347	***	*** analytic engine targeting ***	Windows, .NET, SQL Server	Onshore	Custom	***	***	***	DAS	DAS	Credco
348	***	*** application provides a *** as well as access to ***. The overall view of ***. The tools made availabe by *** enable the user to ***	Web, Oracle, Java, JSP, DB2, SQL Server, AS 400	Onshore	Custom	***	***	***	BIS	Escrow Services	Tax Services
349	***	Database of ***	Windows, Java/J2ee, Google &* Bing Api's and Open Source GIS	Onshore	Custom	***	***	***	BIS	Escrow Services	Spatial Solutions
350	***	*** application that lives at ***.	Java	Onshore	Custom	***	***	***	BIS	Escrow Services	Spatial Solutions
351	www.corelogic.in	Corporate Website of CoreLogic India	Windows, .NET & SQL 2008	Onshore	Custom	***	***	***	CLI	CLI	CAD
352	***	***	Java, Applinks			***	***	***	BIS	Escrow Services	Tax Services
353	***		Java, ETL. Webservice			***	***	***	BIS	Escrow Services	Tax Services
354	***	Portlet deployed in ***	Java			***	***	***	BIS	Escrow Services	Tax Services
355	***	Reporting service	.net			***	***	***	BIS	Escrow Services	Tax Services

356	***	Web application	.net	***	***	***	BIS	Escrow Services	Tax Services
357	***	Web application	Java	***	***	***	BIS	Escrow Services	Tax Services
358	***	*** System . Online *** web application/portlet	Java	***	***	***	BIS	Escrow Services	Tax Services
359	***			***	***	***	BIS	OTS	Field services
360	***			***	***	***	BIS	OTS	Valuation
361	***			***	***	***	DAS	DAS	RES - Capital Markets
362	***			***	***	***	DAS	DAS	RES - Capital Markets
363	***			***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
364	***			***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
365	***			***	***	***	BIS	OTS	Field services
366	***			***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
367	***			***	***	***	DAS	DAS	CREDCO
368	***			***	***	***	DAS	DAS	CREDCO
369	***			***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
370	***			***	***	***	DAS	DAS	Consumer Services

371	***	***	***	***	DAS	DAS	Consumer Services
372	***	***	***	***	DAS	DAS	Consumer Services
373	***	***	***	***	DAS	DAS	Consumer Services
374	***	***	***	***	DAS	DAS	Consumer Services
375	***	***	***	***	DAS	DAS	Consumer Services
376	***	***	***	***	DAS	DAS	Consumer Services
377	***	***	***	***	BIS	OTS	Sol-Ex
378	***	***	***	***	BIS	OTS	Sol-Ex
379	***	***	***	***	BIS	OTS	Sol-Ex
380	***	***	***	***	BIS	OTS	Sol-Ex
381	***	***	***	***	BIS	OTS	Default Technologies
382	***	***	***	***	BIS	OTS	Default Technologies
383	***	***	***	***	BIS	OTS	Default Technologies
384	***	***	***	***	BIS	OTS	REO/Default Technologies
385	***	***	***	***	BIS	OTS	Field services
386	***	***	***	***	BIS	OTS	Field services
387	***	***	***	***	BIS	OTS	Field services
388	***	***	***	***	BIS	OTS	Field services/Doc services
389	***	***	***	***	DAS	DAS	Transport Services

390	***	***	***	***	DAS	DAS	Transport Services
391	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
392	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
393	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
394	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
395	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
396	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
397	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
398	***	***	***	***	DAS	DAS	RES - Analytics
399	***	***	***	***	DAS	DAS	RES - Analytics
400	***	***	***	***	DAS	DAS	RES - Analytics
401	***	***	***	***	DAS	DAS	RES - Analytics

402	***	***	***	***	DAS	DAS	RES - Residential Real Estate Solutions
403	***	***	***	***	BIS	Escrow	Flood Services
404	***	***	***	***	BIS	Escrow	Flood Services
405	***	***	***	***	BIS	Escrow	Flood Services
406	***	***	***	***	BIS	OTS	Valuation - CBPOS
407	***	***	***	***	BIS	OTS	Valuation-AMC
408	***	***	***	***	Corporate	CITG	Corporate Systems
409	***	***	***	***	Corporate	CITG	Corporate Systems
410	***	***	***	***	Corporate	CITG	Corporate Systems
411	***	***	***	***	Corporate	CITG	Corporate Systems
412	***	***	***	***	Corporate	CITG	Corporate Systems
413	***	***	***	***	Corporate	CITG	Corporate Systems
414	***	***	***	***	Corporate	CITG	Corporate Systems
415	***	***	***	***	Corporate	CITG	Corporate Systems
416	***	***	***	***	Corporate	CITG	Corporate Systems
417	***	***	***	***	Corporate	CITG	Corporate Systems

418	***	***	***	***	Corporate	CITG	Corporate Systems
419	***	***	***	***	Corporate	CITG	Corporate Systems
420	***	***	***	***	Corporate	CITG	Corporate Systems
421	***	***	***	***	Corporate	CITG	Corporate Systems
422	***	***	***	***	Corporate	CITG	Corporate Systems
423	***	***	***	***	Corporate	CITG	Corporate Systems
424	***	***	***	***	Corporate	CITG	Corporate Systems
425	***	***	***	***	Corporate	CITG	Corporate Systems
426	***	***	***	***	Corporate	CITG	Corporate Systems
427	***	***	***	***	Corporate	CITG	Corporate Systems
428	***	***	***	***	Corporate	CITG	Corporate Systems
429	***	***	***	***	Corporate	CITG	Corporate Systems
430	***	***	***	***	Corporate	CITG	Corporate Systems
431	***	***	***	***	Corporate	CITG	Corporate Systems
432	***	***	***	***	Corporate	CITG	Corporate Systems

433	***	***	***	***	Corporate	CITG	Corporate Systems
434	***	***	***	***	Corporate	CITG	Corporate Systems
435	***	***	***	***	Corporate	CITG	Corporate Systems
436	***	***	***	***	Corporate	CITG	Corporate Systems
437	***	***	***	***	Corporate	CITG	Corporate Systems
438	***	***	***	***	Corporate	CITG	Corporate Systems
439	***	***	***	***	Corporate	CITG	Corporate Systems
440	***	***	***	***	Corporate	CITG	Corporate Systems
441	***	***	***	***	Corporate	CITG	Corporate Systems
442	***	***	***	***	Corporate	CITG	Corporate Systems
443	***	***	***	***	Corporate	CITG	Corporate Systems
444	***	***	***	***	Corporate	CITG	Corporate Systems
445	***	***	***	***	Corporate	CITG	Corporate Systems
446	***	***	***	***	Corporate	CITG	Corporate Systems
447	***	***	***	***	Corporate	CITG	Corporate Systems

448	***	***	Windows, .Net	Onshore	Custom	***	***	***	Corporate	CITG	Corporate Systems

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-11.2
Tools Inventory

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-11.2

Tools Inventory

1.                  INTRODUCTION

1.1              Agreement. This Schedule A-11.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2              References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3              Purpose. This Schedule sets forth the tools that Supplier will use to provide the Services under Supplement A.

1.4              Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Tools Inventory

S.No	Tool Name	Description	Categorization	Vendor
1	***	DBMS	3rd party Application	Software AG
2	Adobe Professional	Application software developed by Adobe Systems to view, create, manipulate, print and manage files in Portable Document Format (PDF)	3rd party Application	Adobe
3	State Agency Websites	Websites with data required ***	Website	NA
4	Altiris Agreement	Service-oriented management software which allows organizations to manage IT assets	3rd party Application	Symantec
5	AMS (Asset Management System)	REO asset disposition management	CoreLogic Application	NA
6	***	***	3rd party Application	ESRI
7	Artifactory	Repository manager	3rd party Application	Jfrog
8	Attorney Client Systems	Systems used to facilitate *** clients under ***.	Website	NA
9	Autodesk DWF Viewer 5.0 English	DWF enables design teams view, mark up, print, and track changes to 2D and 3D drawings, maps, and models	3rd party Application	Autodesk
10	Autodesk Mapguide Viewer 6.5 English	Web mapping technology for delivering CAD, GIS, and asset information	3rd party Application	Autodesk
11	BigFix	Used for managing networked desktop, mobile, and server computers	3rd party Application	IBM
12	***	*** is a *** tool to Stage the distributed Data to multiple *** and finally move it to the ***.	CoreLogic Application	NA
13	CaseAware	Case management system	3rd party Application	KMC
14	Cisco Call Manager	Enterprise-class IP communications processing system	3rd party Application	Cisco
15	***	*** Servicing Platform	Website	NA
16	***	*** Servicing Platform	Website	NA
17	Citrix	Networking and software-as-a-service (SaaS) tools	3rd party Application	Citrix Systems
18	Claims Consolidation	*** – This application consolidates Claims from both *** and ***	CoreLogic Application	NA

19	Claims Database	Proprietary database for managing and tracking claims	CoreLogic Application	NA
20	CMAX
Claims processing system leveraged by various servicing shops. CMAX is a foreclosure claims system consisting of three claims processing modules: FHA, VA and Conventional which all include investor billings. A legacy client-server application
			CoreLogic Application	NA
21	COGNOS	Reporting tool	3rd party Application	IBM
22	County Websites	Websites with data required for BPO processing	Website	NA
23	Cyber trust	Used for managing incoming external threats to its network and reducing vulnerabilities	3rd party Application	Verizon Business
24	Delinquency Life Cycle
Used to create workflow process to route delinquent items to queues based on *** and track Non-Escrow loans for each outsourcing customer. Provides ability to track delinquent orders throughout the life cycle
			CoreLogic Application	NA
25	Delinquency Locator System	Online access to delinquency information	CoreLogic Application	NA
26	Deliquency Letters
Application provides internal and external customers the ability to print [tax] delinquency letters by providing standard templates, interfacing with "B" service reporting, as well as an external print vendor, and the capability to view pdf images of the letters.
			CoreLogic Application	NA
27	Devexpress	Feature-Complete Components, IDE Tools, and Business Application Frameworks for Visual Studio, Delphi and C++Builder	3rd party Application	Devexpress
28	***	*** is a real-time *** application which accepts the requests from customers and produces *** with data pertaining to *** etc.	CoreLogic Application	NA
29	***	A document *** solution platform that included *** and*** of *** document	CoreLogic Application	NA
30	Eagle	Web based simple GUI that interacts with various internal DB's. This app has canned searches and reports.	CoreLogic Application	NA
31	***	Used to generate statistical rpts by operator of *** in *** and ***	CoreLogic Application	NA
32	ERDAS	Earth Resource Data Analysis System	3rd party Application	ERDAS Inc.
33	***	*** is a software tool for data ***(data ***, database *** etc) of custom developed information systems, including databases of *** systems and ***	3rd party Application	CA Technologies

34	ESRI Modeling Tool
System used to author data, maps, globes, and models on the desktop and serve them out for use on a desktop, in a browser, or in the field via mobile devices, depending on the needs of your organization
			3rd party Application	ESRI
35	***	Commercial Tax Service (Escrow)	CoreLogic Application	NA
36	***	Commercial Property Tax system	CoreLogic Application	NA
37	***	***	CoreLogic Application	NA
38	Fannie Mae site	Fannie Mae website with data required for BPO processing	Website	NA
39	***	Reconciles *** batches for ***	CoreLogic Application	NA
40	FEMA	Federal Emergency Management Agency website with data required for BPO processing	Website	NA
41	FHA Connection	The FHA Connection provides FHA-approved lenders and business partners with direct, secure, online access to computer systems of the U.S. Department of Housing and Urban Development.	Website	NA
42	Fidelity	External site used to perform loan boarding activities for certain clients and to support tax research activities	Website	NA
43	File-Aid	File-AID enables developers to focus on their time developing by providing quick and convenient access to the necessary data and files	3rd party Application	Compuware
44	FileNet	FileNet Content: Manager manages images, graphics, video, web content, email, compliance documents, and more	3rd party Application	IBM
45	Fiserv	Information management systems and services to the financial and insurance industries	Website	NA
46	FNMA	Federal National Mortgage Association website with data required for BPO processing	Website	NA
47	Fortify AVA	Application vulnerability assessment tool	3rd party Application	HP
48	Freddie Mac site	Freddie Mac website with data required for BPO processing	Website	NA
49	*** Platform	*** is a *** service system.	CoreLogic Application	NA
50	***	*** is a development tool that helps developers, users, or content experts *** and simple *** into *** documents	3rd party Application	Hot Docs
51	HP BAC	HP BAC enables you to easily and immediately connect your on-premise BAC implementation to the global points of presence (POPs)	3rd party Application	HP

52	HP QTP
HP QuickTest Professional software provides functional and regression test automation for software applications and environments.[1] Part of the HP Quality Center tool suite, HP QuickTest Professional can be used for enterprise quality assurance
			3rd party Application	HP
53	HP Quality Centre	HP Quality Center (QC) is a set of web-based test management software	3rd party Application	HP
54	***	Provides a web based data entry system to Create a ***quickly	3rd party Application	HP
55	HP Sitescope	HP SiteScope is an agentless monitoring software	3rd party Application	HP
56	Hummingbird Exceed 9.0.0.0 English	Exceed is the PC X11 window market leader that empowers companies with high performance access to X applications from Microsoft Windows platforms.	3rd party Application	OpexText
57	IBM MQ Series	IBM WebSphere MQ is a family of network software products	3rd party Application	IBM
58	iClear	A web application provides invoice processing between mortgage servicers and their vendor network	CoreLogic Application	NA
59	ImageWare	Canon's Imageware application converts hard-copy pages into electronic documents and data, stores them in an archive, and distributes them automatically to multiple users	3rd party Application	Cannon
60	Informatica	Data Information, Transformation and Load 3rd party Application Tool for ETL	3rd party Application	Informatica
61	J Profiler	JProfiler is a commercially licensed Java profiling tool	3rd party Application	ej-technologies
62	Kettle	Pentaho Data Integration provides Extraction, Transformation and Loading (ETL) capabilities	3rd party Application	Pentaho
63	Kwiktags	Licensed document manager	3rd party Application	Imagetag
64	***	Intranet used to support the *** and *** process	CoreLogic Application	NA
65	LDRPS	Business continuity planning	3rd party Application	Sungard
66	HP Loadrunner	HP LoadRunner software is an automated performance and load testing product from Hewlett-Packard for examining system behavior and performance, while generating actual load	3rd party Application	HP
67	Loan Boarding and Search	Proprietary tool for supporting loan boarding and search activities for the Tax Services business	CoreLogic Application	NA

68	LSAMS	The LSAMS application is used to create and configure loan setup, billing, payment and delinquency management processes.	3rd party Application	Isgn
69	Market Trend	This is a repository for the Market Trends Product	CoreLogic Application	NA
70	***	*** related data for Procurement and Search Tools	CoreLogic Application	NA
71	MI site	Site to support Mortgage Insurance (MI) research and analysis	Website	NA
72	Microsoft Navision	Microsoft Dynamics NAV is a complete ERP solution for mid-size organizations	3rd party Application	Microsoft
73	Microsoft Silver Light	Microsoft Silverlight is an application framework for writing and running browser plug-ins or other rich internet applications, with features and purposes similar to those of Adobe Flash	3rd party Application	Microsoft
74	Microsoft Team Foundation Server
Team Foundation Server (commonly abbreviated to TFS) is a Microsoft product offering source control, data collection, reporting, and project tracking, and is intended for collaborative software development projects
			3rd party Application	Microsoft
75	Microsoft SharePoint	SharePoint collaboration software helps simplify business intelligence, content management, search, and sharing for intranet and internet sites	3rd party Application	Microsoft
76	Microstrategy	MicroStrategy provides integrated reporting, analysis, and monitoring software	3rd party Application	Microstrategy
77	Microstrategy NARROWCAST	Microstrategy Report delivery	3rd party Application	Microstrategy
78	MortgageServe	MortgageServ loan servicing system	CoreLogic Application	NA
79	MySQL	A relational database management system (RDBMS) that runs as a server providing multi-user access to a number of databases.	3rd party Application	Oracle
80	Neoload	NeoLoad is a load and stress testing tool to measure the performance of the web applications and provide pragmatic solutions to developers	3rd party Application	Neotys
81	Netezza	Data warehouse appliance	3rd party Application	IBM
82	NetQos	Network management software and services, including applications for performance management and response time analysis	3rd party Application	CA Technologies
83	NICE Call Recording	NICE Interaction Recording addresses call centers' needs for regulatory compliance, risk mitigation	3rd party Application	NICE

84	Nitro PDF	Nitro PDF Professional is commercial software application used for creating and editing portable document format (PDF) files	3rd party Application	Nitro PDF
85	Notifind	BCP/DR tool	3rd party Application	Sungard
86	OP Manager	OpManager is a network monitoring software that helps administrators discover, map, monitor and manage complete IT infrastructure	3rd party Application	ManageEngine
87	Oracle 10g	Oracle 10g is a version of the Oracle Database	3rd party Application	Oracle
88	Oracle BI&DW	Oracle Business Intelligence & Data Warehouse	3rd party Application	Oracle
89	Oracle CRM On Demand	Needed for the CRM Project that is in process	3rd party Application	Oracle
90	Oracle Financials / E-Business Suite	Oracle ERP solution (Changed from Oracle 11i)	3rd party Application	Oracle
91	Oracle iProcurement	Oracle ERP solution	3rd party Application	Oracle
92	***	Needed for the CRM Project that is in process	3rd party Application	Oracle
93	Oracle Sales Online	Oracle Sales Online is an HTML-based application for use by field sales representatives, sales managers, and sales executives	3rd party Application	Oracle
94	Oracle Spatial	Oracle Spatial aids users in managing geographic and location-data in a native type within an Oracle database	3rd party Application	Oracle
95	Oracle Weblogic	Oracle WebLogic consists of a Java EE platform product-family	3rd party Application	Oracle
96	OSB	This is Oracle Service Bus	3rd party Application	Oracle
97	PaperVision	Outsourcing 3rd party Application Document Imaging and workflow system	3rd party Application	Datamation
98	PartnerConnect	A transaction management portal which provides the complete workflow of a ***. This has client users as well as support group users. The development activities include enhancements and bug fixes	Website	NA
99	Pentaho BI Suite Enterprise Edition 3.7.0-GA
The Pentaho BI Suite provides a full spectrum of business intelligence (BI) capabilities including query and reporting, interactive analysis, dashboards, data integration/ETL, data mining, and a BI platform that has made it the world's most popular open source BI suite.
			3rd party Application	Pentaho
100	HP Performance Center	HP Performance Center helps to analyse and validate the performance of your applications against business requirements and mitigate the risk associated with application deployment and upgrades.	3rd party Application	HP

101	PM QuickBuild	QuickBuild is a continuous integration and release management server, acting as the central place to produce, test, deploy, and release software builds	3rd party Application	PM Ease
102	Informatica PowerCenter	PowerCenter is a unified enterprise data integration platform for accessing, discovering, and integrating data	3rd party Application	Informatica
103	***
The primary job is to *** the data from the various files to a ***. The files have *** and they do not have a ***. These files are procured from various sources. The *** collects the data and makes it available for the *** for the ***.
			CoreLogic Application	NA
104	***	Part of the *** suite of products	CoreLogic Application	NA
105	***	*** automates the ***and *** of issues across *** in *** and ***	CoreLogic Application	NA
106	QMF	Query and reporting tool set for IBM's DB2 relational database	3rd party Application	IBM
107	IBM Rational Clearcase	The Rational ClearCase family consists of several software tools for supporting SCM (Software Configuration Management ) of source code and other software development assets	3rd party Application	IBM
108	RES.Net	RES.NET provides an array of functional portals, each specifically designed for various aspects of the real estate industry	Website	NA
109	Salesforce.com	This is the CRM used at Credco	Website	NA
110	Shipping Vendors Websites	Various websites for managing and tracking shipments	Website	NA
111	***	Service that delivers *** data	CoreLogic Application	NA
112	***	*** to provided customers direct access to ***	CoreLogic Application	NA
113	SourceNet	Application manages and process BPO's and Appraisal's order in veriours different format client needs it	CoreLogic Application	NA
114	SQL CITG Telecom Expense Management	AKA Tangoe	3rd party Application	Tangoe
115	SSIS	SQL Server Integration Services (SSIS) is a component of the Microsoft SQL Server database software that can be used to perform a broad range of data migration tasks	3rd party Application	Microsoft
116	***	***	CoreLogic Application	NA
117	SybaseIQ	Sybase IQ is a relational database software system used for business intelligence and data warehousing	3rd party Application	SAP
118	***	*** Management System for managing orders and their requestors and service providers.	CoreLogic Application	NA

119	Taxing Authority Websites	Websites with data required for BPO processing	Website	NA
120	Teradata	Datawarehouse and used throughout BIS and supports the "RPS: BSI: Business Intellegence> SMARTweb Cycle Dashboards"	3rd party Application	Teradata
121	Test track pro	TestTrack Pro is a proprietary issue tracking product. It is used as a bug tracking, issue tracking, and project management system	3rd party Application	Seapine
122	Time Matters	Practice management software	3rd party Application	LexisNexis
123	TOAD	Toad is a software application from Quest Software used for development and administration of various relational databases using SQL	3rd party Application	Quest Software
124	***	This application is used to determine *** status and send *** to *** to ***	CoreLogic Application	NA
125	TrueStandings Securities
Analyze, evaluate, benchmark, report securities portfolios, using web-based business intelligence tools and access to the largest loan-level securities database. Data Types: MBS (non-agency prime jumbo securities), Alt-A (securities with alternative underwriting standards) , BC (subprime, nonprime, re-performing, scratch-and-dent, etc.)
			CoreLogic Application	NA
126	***	***-Specific platform used to manage *** assignments with ***	CoreLogic Application	NA
127	***	The *** is an analysis of *** or more *** that can assist lenders and servicers in *** on a specific property	CoreLogic Application	NA
128	Vendorscape	Vendorscape is the industry-leading web solution provides end-to-end default case management between mortgage servicers and their vendor network.	CoreLogic Application	NA
129	Veracode	Vulnerability assessment tool	3rd party Application	Veracode
130	***	Electronic storage, retrieval, management, delivery and authorisation of *** such as *** and ***	3rd party Application	VersionOne
131	Visual Build	Visual Build is GUI software for Windows that enables software developers and build masters to create an automated, repeatable process for software builds	3rd party Application	Kinook
132	***	***specific Quality control module for ***	CoreLogic Application	NA
133	WebEx	On-demand collaboration, online meeting, web conferencing and videoconferencing applications	3rd party Application	Cisco

134	Websense	Internet access management system that allows an organization to monitor, report and manage internal Internet use	3rd party Application	Websense
135	Webstar	For Clients to order credit reports for mortgage, credit union	CoreLogic Application	NA
136	West Law	Online legal research services	Website	NA
137	Win2Data	Legacy web-based application that delivers real estate data thru reports to its customers.	CoreLogic Application	NA
138	Wingspan	The Wingspan application provides a consolidated view of *** information as well as access to tax claims information in a centralized location	CoreLogic Application	NA
139	Work Share	Workshare’s software enables business professionals to create and control content, including confidential information and intellectual property	3rd party Application	Workshare
140	XML Spy	XMLSpy is an XML editor and integrated development environment (IDE)	3rd party Application	Altova
141	XPTR	Legacy web-based application that delivers real estate data thru reports to its customers.	CoreLogic Application	NA

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-12

Third Party Contracts

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-12
Third Party Contracts

1.	INTRODUCTION

1.1    Agreement. This Schedule A-12 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

1.4    Purpose. This Schedule sets forth Third Party Contracts and, subject to Section 5.2 of the MPSA, the Party financially responsible for such Third Party Contracts.

2.	SUPPLIER THIRD PARTY CONTRACTS.

Number	Vendor	Customer	Effective Date	Subject to Section 5.2 of the MPSA, the Party Financially Responsible for the applicable Third Party Contract
	***	CoreLogic Global Services Private Limited	1-Jun-2011	Supplier
	***	CoreLogic Global Services Private Limited	21-May-11	Supplier
	***	CoreLogic Global Services Private Limited	27-Apr-11	Supplier
	***	CoreLogic Global Services Private Limited	13-Jun-11	Supplier
	***	CoreLogic Global Services Private Limited	1-Jan-11	Supplier
	***	First Indian Corporation Private Limited	15-Jan-10	Supplier
	***	First Indian Corporation Private Limited	1-Oct-10	Supplier
	***	CoreLogic Global Services Private Limited	1-Feb-11	Supplier
	***	CoreLogic Global Services Private Limited	1-Oct-10	Supplier
	***	CoreLogic Global Services Private Limited	1-Jan-2011	Supplier
	***	CoreLogic Global Services Private Limited	01-Apr-11	Supplier
	***	CoreLogic Global Services Private Limited	01-May-11	Supplier
	***	CoreLogic Global Services Private Limited	14-Jul-11	Supplier
	***	CoreLogic Global Services Private Limited	01-Apr-11	Supplier
	***	CoreLogic Global Services Private Limited	01-Jan-11	Supplier
	***	CoreLogic Global Services Private Limited	25-Jul-11	Supplier
	***	First Indian Corporation Private Limited	25-Oct-10	Supplier
	***	CoreLogic Global Services Private Limited	01-Oct-10	Supplier
	***	CoreLogic Global Services Private Limited	01-Oct-10	Supplier
	***	CoreLogic Global Services Private Limited	01-Jan-11	Supplier
	***	CoreLogic Global Services Private Limited	15-Jan-11	Supplier
	***	CoreLogic Global Services Private Limited	10-Aug-2010	Supplier

***	CoreLogic Global Services Private Limited	15-Sep-2010	Supplier
***	CoreLogic Global Services Private Limited	10-Aug-2010	Supplier
***	CoreLogic Global Services Private Limited	15-Jun-2011	Supplier
***	CoreLogic Global Services Private Limited	1-Nov-2010	Supplier
***	CoreLogic Global Services Private Limited	1-Apr-11	Supplier
***	CoreLogic Global Services Private Limited	1-Nov-10	Supplier
***	CoreLogic Global Services Private Limited	17-Oct-10	Supplier
***	CoreLogic Global Services Private Limited	15-Sep-10	Supplier
***	CoreLogic Global Services Private Limited	1-Apr-11	Supplier
***	CoreLogic Global Services Private Limited	1-Jan-11	Supplier
***	CoreLogic Global Services Private Limited	1-Jun-11	Supplier
***	CoreLogic Global Services Private Limited	10-Aug-10	Supplier
***	First Indian Corporation Private Limited	1-Jan-09	Supplier
***	CoreLogic Global Services Private Limited	1-May-10	Supplier
***	CoreLogic Global Services Private Limited	1-Jan-09	Supplier
***	First Indian Corporation Private Limited	1-Oct-06	Supplier
***	First Indian Corporation Private Limited	1-Oct-06	Supplier
***	CoreLogic Global Services Private Limited	1-Jun-11	Supplier
***	CoreLogic Global Services Private Limited	11-Aug-10	Supplier
***	CoreLogic Global Services Private Limited	14-Feb-11	Supplier
***	CoreLogic Global Services Private Limited	1-May-11	Supplier
***	CoreLogic Global Services Private Limited	1-Jun-11	Supplier
***	CoreLogic Global Services Private Limited	15-Sep-10	Supplier
***	CoreLogic Global Services Private Limited	2-May-11	Supplier
***	CoreLogic Global Services Private Limited	19-Jul-11	Supplier
***	CoreLogic Global Services Private Limited	24-Dec-10	Supplier
***	CoreLogic Global Services Private Limited	27-Feb-11	Supplier
***	CoreLogic Global Services Private Limited	19-Jul-11	Supplier
***	First Indian Corporation Private Limited	8-Jun-09	Supplier
***	First Indian Corporation Private Limited	12-Dec-08	Supplier
***	First Indian Corporation Private Limited	21-Sep-08	Supplier
***	CoreLogic Global Services Private Limited	2-Aug-10	Supplier

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-13
Reports

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either company without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-13
Reports

1.	INTRODUCTION

1.1    Agreement. This Schedule A-13 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

1.4    Purpose. This Schedule sets forth the Reports that Supplier will create and deliver as part of the Services.

2.	SUPPLIER REPORTING OBLIGATIONS

2.1    Standard Reports.

(a)
Without limiting its obligations under Section 9.2 of the MPSA, Supplier shall produce and distribute all reports related to the Services or this Agreement that, as of the Effective Date, are being produced by the Continuing Employees and/or are automatically generated by CoreLogic Software, Systems or other tools that are provided to Supplier.

(b)
Supplier shall, *** to ***, provide reasonable assistance with the design and construction of any new standard Reports, as may be requested from time to time by CoreLogic and to the extent mutually agreed by Supplier.

2.2    *** Performance Reports.

a.
Supplier shall produce a *** performance Report (the “*** Performance Report”), which shall be delivered to CoreLogic within *** (***) days after the last day of each *** during the Term. The *** Performance Report will describe Supplier's performance of the Services in such *** and, at a minimum, shall include the following elements:

i.	summarize Supplier's performance in each Functional Service Area;

ii.	describe whether Supplier has attained or failed to attain the Service Levels for each Functional Service Area;

iii.	explain and provide reasoning for any Service Level Default and include a plan for corrective action where appropriate

iv.	describe the status of corrective action efforts, ongoing projects, and other Service initiatives;

v.
set forth a record of the material Equipment, Software and Supplier Personnel changes (including any changes to Key Supplier Personnel) that pertain to the Services, and describe planned changes during the upcoming month that may affect the Services; and

vi.	include such *** and *** as *** to *** with the terms and conditions of the Agreement.

2.3    *** Reports.

a.	Supplier shall produce and distribute Reports on *** or *** basis in accordance with Section 9.2 of the MPSA and the following guidelines:

i.	*** Reports shall be produced and distributed processed through the CoreLogic Contract Manager or administrator and/or his/her designate.

ii.	*** Reports shall not be duplicative in nature or content, but different in nature or form from one country unit to another or within a country unit.

2.4    Governance Reports:

a.	Supplier shall produce and distribute the reports required in Schedule A-6 (Governance), in accordance with the general reporting requirements set out in this Schedule

2.5    Existing “SLA Books”

a.
Supplier shall produce the *** SLA Books (in the same format and with the same content as such SLA Books are produced by CoreLogic as of the Effective Date, or in a format as otherwise agreed between Supplier and CoreLogic) that are used by CoreLogic to monitor various Functional Service Areas (e.g., flood, tax, and outsourcing technology solutions (“OTS”)).

b.
Such SLA Books shall not supersede anything contained in Schedule A-3 (Service Level Methodology). In the event of a conflict between Schedule A-3 (Service Level Methodology) and the monthly SLA Books, Schedule A-3 (Service Level Methodology) shall take precedence.

2.6    Other Reports.

a.	Supplier's reporting obligations shall include producing and distributing the following reports, *** for:

i.	Transition meetings and transition charges;

ii.	Duplicate payments;

iii.	Status of late Third Party Contractor invoices;

iv.	Third Party Contractor interaction and support;

v.	Supplier's general customer satisfaction survey reporting obligations;

vi.	Business continuity and disaster recovery plans.

3.	FORMAT OF REPORTS

3.1    Supplier shall provide all Reports in both paper format and an electronic format as reasonably requested by CoreLogic and which is compatible with CoreLogic's Systems. Upon *** and ***, Supplier will modify the elements and/or the format of reports. Supplier shall also provide CoreLogic with detailed supporting information for each Report in an electronic format compatible with CoreLogic's Systems.

3.2    At some time during the Term, *** (in ***) to build its own performance reporting portal. If CoreLogic builds its own reporting portal, instead of CoreLogic retrieving data off Supplier's Systems, or integrating the data feeds, Supplier will, at ***, provide to CoreLogic data *** for use in CoreLogic's portal and to the extent Supplier agrees to provide such data.

3.3    At a minimum, all Reports provided by Supplier, subject to Section 4 below, shall be no less comprehensive or detailed than CoreLogic's relevant written internal reporting as of the Effective Date;

4.	REPORT LIST.
Supplier will provide the Reports set forth in this Section 4 as part of the Services. Within thirty (30) days after the Supplement Effective Date, the Parties will discuss and verify the following list of Reports in this Section 4; provided, that any changes to such list of Reports will be mutually agreed upon by the Parties. The Parties agree to periodically review the list of Reports in this Section 4 in order to update such list, including the elimination of unnecessary or redundant Reports; provided, that any changes to such list of Reports will be mutually agreed upon by the Parties.

Report Name	Frequency	Description
Schedule A-2.1 Escrow Services - Flood and Spatial
*** Production Report- Regular	***	Provides the individual details of completed orders, skip orders, and hours spend on production & non production activities.

*** Production Report- LOLA	***	Provides the individual details of completed orders, skip orders, and hours spend on the production activities.
*** Production Report- Compliance	***	Provides the individual details of completed orders, skip orders, and hours spend on the production activities.
*** Skip Audit Report	***	Provides the details No of skip audits, good skip and bad skip details
*** Hrs Report	***	This Report provides the individual details of hours spent on production and production related activities for a ***
*** Dashboard Report	***	*** Dashboard Report provides the details of production, utilization, staffing details, volume trend, productivity trend, completion percentage, special project details and *** updates.
*** Hrs Report	***	This Report provides the individual details of hours spent on production and production related activities for the ***.
Pre SLA Report	***	This Report provides the details of production, quality score, details of special projects, UPD details and the *** highlights
SLA Report	***
SLA Report gives the details of BA expectations, forward plan, metrics - which includes, production, quality, UPD, completion percentage and segment details, issues and concerns, escalation matrix, succession plan and score card.

Attrition Report	***	Provides the attrition details for Blr and Mlr teams.
Seat Utilization Report	***	Provided the seat utilization details for Blr and Mlr teams.
Escrow Transaction Report	***
Provides details on manpower utilization, head count trends, attrition, shift seat availability, shift seat utilization, fully loaded cost, fully loaded cost per ***, hiring status, issues, *** budget vs actual and SLA rating

Flood Quarterly Review	***
Quarterly report that covers: organization structure, staff matrix, productivity, quality, attrition and utilizations, completion %, UPD, avg. cost per head, avg. cost per doc. and areas of opportunity.

*** Production Report- Regular	***	Provides the individual details of completed orders, skip orders, and hours spend on the production & non production activities.
*** Production Report- LOLA	***	Provides the individual details of completed orders, skip orders, and hours spend on the production activities.
Schedule A-2.2 Escrow Services Tax (Tax Servicing and Outsourcing)
Inventory & Production Report	*** throughout the ***
Provides *** reconciliation of work volume with details on escalation, exceptions, in progress, completions, and quality along with target versus actual ***, capacity, production, and quality for each Work Type with summary consolidations by Core Function, operational unit, and business unit.

Employee Productivity Report	*** throughout the ***
Each day provides details by employee tenure in the process, attendance, along with target versus actual productivity,  exception, escalation, and quality for each Work Type with summary consolidations by Core Function, operational unit and business unit

Operations Highlight Report	***	Key accomplishments of the operation (operational enhancement projects, training, reporting, quality assurance, and compliance). Performance metrics summary and issues and concerns.

SLA Report	***
SLA report provides details on key performance metrics and the related score card, including client expectations, forward plans, issues and concerns, escalations, action and mitigation plan, succession plan, productivity, quality, turn time adherence, resource utilization, attrition, etc.

Dashboard Report	***	Provides monthly snapshot summary of performance metrics from the detailed SLA reports for each business unit and the underlying core functions
*** Report	***
Provides summary of key performance metrics, organization structure, staff matrix, cost per *** and unit, production, quality, resource utilization, attrition, trends, new business status, major accomplishment for the period under review, goals and initiatives for the next ***

Schedule A-2.3 BIS Technology - Tax
LAS IT + BIS QA - CLI *** Resource Report EOD as of Date	*** on ***	Excel list of all resources by cost center. includes open reqs, upcoming terminations, contractors and employees (including those on LOA)
PMO - *** Report	***	Email - Brief status of each project in progress
Replicator Health Report	***	Email - Status of data replication jobs
Invoice Clarifications Report	***	Email & Excel - Variance explanations and detail in support of *** invoice
Recruitment Status Report	*** on ***	Email - Status and counts of open positions, offers, contractors, grad trainees, expected new hires
CIO Update Report	***	Powerpoint outlining top 3 - 5 accomplishments, challenges or opportunities, csat rating trend, productivity trend, headcount stats
Occupancy Chart Report	***	Excel - Task assignments for resources (projects, tickets, other, timeoff, etc…)
*** Productivity Reports	***	E-mail with current tasks in queue, *** completed tasks, outstanding QA efforts
Schedule A-2.4 Outsourcing and Technology Solutions (OTS)
*** Production Report	***	Certain processes require a productivity report (summary and detail) at the *** of each ***.
*** Production Report	***	All processes that do not require *** shift production reports require a productivity report (summary and detail) that summarizes the prior 3 *** activities (*** cycle - A, B, and C).
*** Dashboard Report	***	By account or business unit provides summary of processes within that account (approved HC, available HC, volumes received, processed, etc.)
*** Dashboard Report	***	*** Dashboard Report provides the details of production, utilization, staffing details, volume trend, productivity trend, completion percentage, special project details and *** updates.
Resource Tracker Report	***	Central repository that tracks all resources on OTS accounts. Includes pertinant individual details including account, client, and process assignments.
Cross Training Matrix Report	***	Provides the details of all agents on the account and all processes. Details which agents are active in production, trained with credentials, and trained with no credentials.
User ID Tracking Report	***	Tracks access for required systems and user IDs for all agents on each account.
System Downtime/Issue Log Report	***	*** tracking log for each account recording any system downtime or issue/error log.

*** Dashboard Report	***	*** dashboard presentation provides the details of production, utilization, staffing details, volume trend, productivity trend, completion percentage, special project details and *** updates.
*** Production Summary Report	***	All processes have a monthly summary produced in summary of the daily production report.
SLA Report	***
SLA Report gives the details of BA expectations, forward plan, metrics - which includes, production, quality, UPD, completion percentage and segment details, issues and concerns, escalation matrix, succession plan and score card.

Overtime Report	***	Provide the overtime details for all teams.
Attrition Report	***	Provide the attrition details for all teams.
Seat Utilization Report	***	Provide the seat utilization details for all teams.
Schedule A-2.5 Valuation Services
See A-2.4 Outsourcing and Technology Solutions (OTS)
Schedule A-2.6 BIS Technology - OTS
None
Schedule A-2.7 Corporate Production Services
None
Schedule A-2.8 Corporate Production Services
25K Over 60 Days Report (8)	***	This is a list of Customer who are having more than $*** balances in Over 60 days past due in a specified format at the end of each ***
510 ENT Telecom Journal Entries	***	Report used to prepare the out charge allocation journal entry
*** Roll forward	***	This report will notify the different departments and different status of ICP in order to fix the issues in a timely manner.
Accrual Report for Corporate Real Estate	***	Identifying the Open PO's for the PR's prepared by "Dawn Laffoon".
Accrual Report-All (24)	***	A report highlighting accruals made
ADI Reports (5)	***	A formatted financial report pulled from the Oracle ADI application used for analysis.
Agency Placement and Uploading data to CCS	***	Report used to assign past due accounts for outside agency placement after all in-house actions had taken place.
Agency Recovery Report for all the billing system	***
Agency Recovery reports used to extract a Debit Memo report from Oracle Discoverer against payment received from the customers for the invoices which were previously written-off as Bad Debt or the Write-off is unable to be cancelled and has been assigned to Outside Collection Agency.

Agency status report	***
Agency Status report received from Collection Agencies and used to update the status of all the accounts from the report into CCS. The accounts indicating PIF (Paid in Full) & SIF (Settled in Full) in the report will be taken separate along with the payment details.

All companies Top 20 Report (9)	***	Top 20 Customer balances in a specified format at the end of each month for all Companies
Allowance Percent Analysis	***	This is an analysis of Adjustments and Credit memos booked against Invoices billed which will be used to calculate the provision for sales allowance
Allowance Percent Analysis Reporting	***	Reporting on the allowance percentage for sales commission
AP Trade Reporting	***	Review of unpaid invoices from Oracle for unpaid invoices.
AR Metrics report	***	Accounts receivable reporting
Asset Inventory Report ( QTR )	***	To send the asset details to the managers based on the Cost center
ATB Aging Report (9)	***	Invoice wise 7 Bucket Customer aging balances report in a specified format
Audit JE logs vs. Oracle report	***	Journal Entry audit report used to manage pending Journal Entries
AVD Analytics Aging Report	***	Invoice aging report used for analysis
AZ Sales Tax Returns	***
Sales tax is computed for various cities in the state of Arizona and for the state of Arizona. The forms are filled in with information as needed by the city and state tax department and sent to US for filing every ***.

BARS Aging Report	***
Accounts Receivable Aging Report broken down into categories by length of time outstanding pulled from BARS system and segregated based on client requirement (For e.g. National, Regional, Automotive, 60+ delinquent, PRC, etc)

Billing Data Mart *** Tableau Report	***	*** billing report with pricing analysis
Billing Data Mart *** Tableau Report	***	Pricing graph published through Tableau Software
Billing Data Mart Tableau Report	***	Pricing analysis reports
Billing Report	***	Cost wise billing details for analysis report
BIS IC Aging Report (12)	***	Intercompany balances report for BIS for the ***
BIS Management Aging Report (6)	***	Customer aging report for the BIS business segment
BIS *** Aging Report - (2)	***	*** Aging Report for BIS receivables
Business Unit Report	***	Report used to separate the PDF reports by business unit from the crystal report
Capital Account Report	***	Report to track the Capital Item PO's where the line item is less than $1,000.00.
Capital Expenditure Report	***	Report to track the CEA Number for the Capital PO's raised during a particular period with detailed information.
Cash Balancing ( DTI") -All (24)	***	Cash balancing report used for analysis

CCR Cleared & Void Check Report	***	Report prepared to know the cleared and void check details for a given period for FARETS company.
CCS & Tracker Match	***	The report between two systems to ensure the written off accounts are captured in the billing system match the collections data base
CDW - Products without PO	***	Report used to identify the CDW products without PO.
Chart of Accounts Reporting	***	The new GL accounts added in a month
Check Requests for all the Environmental fee returns	***	Check requests are prepared to cut the checks for filing the return with the state or county.
Checklist	***	Excel sheet that is used as a log to see what returns are due and on when they are required to be filed.
Checks Over $10K	***	List of the checks that need to be renamed over $10K which need to be uploaded to SharePoint.
CITG Report	***	Report to identify No. of PO's raised for company code #105 with the Product Numbers purchased during the month
Collections & credits by collectors report	***	Used to report on the effectiveness of collectors.
Collections & credits by Collectors report	***	Report used to manage collectors to determine if credits offset the past due amount and provides past due amounts for collection calls
Commitment report	***	Commitment of funds report
Commitment report	***	For pre paid accounts this report is used to ensure the invoice is attached to the payment.
CoreLogic International Billing Report	***	To pull the reports from discoverer and see the transactions which are occurring outside the US
Courthouse Reconciliation	***	Courthouse reconciliation reports
CP - Holds Reporting	***	This report will include and encompass a wide array of data reporting such as type of accounts, hold reasons, error totals, total sales
Credit Memo analysis	***	Reporting related to credit memo activity around volumes and amounts
Customer Data Report	***	Report used to display customer billing details for RVV and E- App IT
Customer delinquency report - Miami	***	A report showing the delinquent customers in the Miami region.
*** ISC Report	***	Updating spreadsheet with bank activities on a *** basis
Data Ops Report	***	Oracle and Essbase Report in a Specified Format used for Data Operations
Data Ops Report	***	Oracle and Essbase Report in a Specified Format for Data Operations
Distress Customer Report (17)	***	List of Distressed and Bankrupt customer balances in a specified format for BIS companies
DND Report (2)	***	Consolidated Webstar & BARS Aging Report to help collection team to disable customer accounts

Documentation status	***	Monthly reporting used to determine the status of processes being documented.
DSI Collections Report	***	DSI Aging report for Miami is the invoice aging report used for Miami customers which is used to get the details of the customer and if any ICP's have been created for the corresponding account.
E Commerce Worksheet	***	Various E-commerce reports are pulled to analyze the tax in each state and are updated in the sales tax liability spreadsheet accordingly.
E Mail BU Reports to BU Contacts.	***	Business Unit reporting
Environmental Fee Returns	***	This is an annual project and the returns are filed based on the number of employees working in the state of CA during the ***.
Estimated Revenue Report	***	Provides the estimated revenue generated for the previous ***
EXP Report / Invoices for Co. 705	***	Report that lists invoices processed under company 705 for a given ***
Expense Report Not Paid	***	Report used to review the site address on expense reports which is used to determine method of payment (Direct Deposit or Check) to employees.
FACL Taxation Liability Worksheet	***	Sales Tax report from Oracle AR inquiry is pulled and formatted to generate the values of Sales Tax for each state and are updated in the Sales Tax Liability Spreadsheet.
FACL Taxation Reserve Analysis Spreadsheet	***	Data is pulled for certain companies to show the tax reserve balance and analyze if there was a change in balance for that particular *** due to payments made
FACL Taxation reserve B/S Reports	***	Reports are exported out of Oracle to show the Tax reserve account balances for certain companies.
FADS Billing Report	***	Billing report for FADS (cost wise) used for analysis
FAREIS Journal Entry Reserve Report of company 105	***	Reserve reporting requirements for company code #105
FARETS Flow Service report	***	BU reporting used for follow up
Financial Reporting	***	GL reports, Trend reports and Variance reports sent to US managers based on the Cost Center.
Flow Service Report	***	To know the purchase entries made for this account and find out the loan refunded and loan transferred
Flux Reporting	***	To compare the sales reported for prior weeks to the current ***
GL Discoverer Report with Journal Entry Creation Date	***	Extracting the GL Discover report with creation date based on the client request
GL Discoverer Report with Journal Entry Creation Date	***	Reporting with the dates for GL reports
GL Reports	***	Report used to pull the GL report and format it.
GL to US Sales FACL Taxation Reconciliation	***	Pulling the Sales tax reports from GL and AR Inquiry and reconciling the amounts to check if there are any differences in the two reports.

Headcount Report	***	Headcount Reporting for CLI processes offshore
IC Bill to & Ship to Address	***	Providing the address details of intercompany affiliate customers on revenue report
ICP creation reporting	***	*** ICP creation report show the count of ICPs created for different reasons for that *** and a summary tab that would show the *** change in the count & percentage *** on ***.
ICP Queue Status	***	Continuous follow-up on ICPs with the concerned person following a 7 day TAT
Incomplete Transactions Report	***	To pull the reports from Oracle and provide the comments for the open transactions which include invoice, debit memos, credit memos
Incorrect Codes Report	***	This *** cognos report identifies invalid codes entered on invoice & vendor comment cards
Individual State's FACL Taxation Returns Worksheet	***	Each state has a sales tax worksheet that is updated using the sales tax report generated for the particular ***.
Infinity Cleared Checks Report	***	Report pulled from Discoverer to display infinity checks cleared in previous ***
Intercompany Receivable report	***	Intercompany receivables reporting
Intercompany Revenue report	***	Intercompany revenue reporting
IOS IC Aging Report	***	Inter company aging report at *** end for BIS
Journal Entry Reserve Report of company 105	***	Fixed assets data of Company Code 105 sent to management
License ADI Reports	***	Financial Statements for Licensing Department from Oracle ADI Application
Management Report	***	Report used to separate the PDF documents by manager from crystal reports
Marketing Report	***	Discoverer Report for some cost centers in a specified format for company code 200
MarketLinx Capital Expenditure Report	***	Report to find all the PO lines created for Capital Items
Mass90	***	Report identifying items that need to be stored in CSV format
Metrics - Contract	***
This metrics report is prepared after the 11i AR close. It gives the count and dollars of all open items aged 120 days and above sorted by due date for FACL & Marketlinx billing systems. Also the details on the demand letters sent, active accounts with collection agencies, and headcount details for the previous ***.

Metrics (2) Collections activities	***
Reports used to understand collection metrics such as the number of FDL letters mailed to FACL & MarketLinx, dollar value of all FACL accounts aging 120 days and above for RES, Miami and MarketLinx. Number of accounts with outside agencies.

Metrics (2) Revenue Billing	***	Used to analyze revenue billing volume for the month for items such as manual invoices
Metrics Dallas Desktop	***	Format the metrics
Metrics payables	***	Metrics prepared to know the number of ACH, Wire, Manual, Quick, System checks processed on *** basis
Metrics PO	***	Number of PO's created in a ***
Metrics shared services	***	Format the metrics
Month end Payables Report	***	Report used to generate the *** end payables due from Sourcenet. The details indicate items to be included in the payment run.
Monthly Cancellation Report	***	Report outlining cancelled checks
Monthly reporting on outside agency placements	***	Used to monitor the volume of outside reports to outside agencies.
Monthly reporting on outside agency placements	***	Report used to track placed, paid and closed accounts as well as the overall % collected.
Naveed ADI Reports	***	Financial Statements for DAR company from Oracle ADI Application
Navision Properties not in AMS	***	This report lists those case numbers that are not set up in AMS. The job card for these properties must be blocked in Navision so as to keep any invoices from being posted inadvertently.
NY Credit Memo Adjustment	***	Pulling the Credit memo details from discoverer and calculating the adjustments based on the tax rates for the counties in NY
Office Listing	***	Reporting of change in employees compared to previous ***
On-hold Report	***	Information extracted from Oracle to reach out to the requestor.
Open & Close Cancellation Report	***	Report of open and closed CM ICP details
Open DM & CM analysis	***	Open debit and credit memo reporting
Open DM & CM analysis	***	Reports run and reviewed against the customer's account to see the open balance and whether there is a need to apply to an open invoice, adjust, or send a refund check.
Open PR's (No PO's Issued)	***	Generation of Report for identifying the Open PR's which is not associated with PO.
Open Purchase Order Report for 800 Series Co.	***	Identifying the Open PO's for company code # 800
Outstanding checks for C/F	***	Report prepared to forecast or manage the fund flow for the ***
Outstanding checks report	***	Reports prepared to find out the outstanding check details on a *** basis
Outstanding Invoice Report	***	Report used to run outstanding Invoice/Billing reports from Discoverer
Outstanding revenue	***	Provides the information of outsourcing revenue from the clients for the particular month.
Papervision	***	Report that contains daily deposits that have gone through papervision

Payment Inquiry	***	Report with the replies to all the queries on AP invoices made by vendors and employees
Pipeline Report	***	Details of orders which are in Pipeline, which will be uploaded to an access database which are used for analysis by the sales team in the US.
Pitney Bowes Postage Daily Balance	***	Sending Pitney Bowes postage balance information to all the concerned managers for follow up
PO Confirmation Report	***	Report to identify the status of PO's. which are confirmed.
PO Marketing Report	***	Identifying the PO's which are created during the *** for Marketing Team to the prescribed cost centers only.
PR created by “Christine Rankin”	***	Identifying the PR's which are created by Christine Rankin.
Pre-Disable Report	***
This report is prepared on *** of *** to provide the details of all open items which are aged *** days & above from the invoice date. This report once reviewed and modified by US will be sent to India for disabling/suspending the orders which show a minimum 45 days aging due to non payment by the customer.

Preparation of Corp IT Returns Decision HR, USA Inc	***
Preparation of workbooks and tax returns for corporations and computing the taxable income for federal and state purposes using the information provided by the respective companies' accounts departments and filing the tax returns.

Previously entered -Rent invoices	***	Report used to review recurring rent invoices which are already entered for payment
Product and Tech. open order report	***	Report on identifying the PO's created for the Cost Center 22211, 22219, 22220, 22221 & 22232 and the Expiration Date of any Blanked PO for these cost centers.
PR's Awaiting for Rasic Michael's Approval	***	Identifying the PR's which are waiting for Michael Rasics Approval
RBU Aging Reports	***
RBU Aging report will be prepared to understand the aged receivables details of the RBU. We will provide other details regarding Sales Rep on Order, Customer Contact Name & Contact Number and Ship to city & state. We will also provide a Summary on Company, Sales Rep, Region, Channel & Region and Account above 60 day & $5K in different tabs.

Reporting FDL Running Total	***	Monthly FDL Running Total report is the consolidated details of Collections FDL which are used to send out to customers every ***.
Requisition greater than $200k	***	Identifying the PO's which are greater than 200k
RES Prepayment Unapplied	***	Report used to process RES prepayment receipts to order matching or open Invoices.

RES Unapplied	***	Daily working report on RES for unidentified receipts posted by processors on daily RES Lockbox on Cash applications.
RevLoan Count	***	Report used to generate FARETS RevLoan Count
Run reports in oracle sales tax	***	These are the reports that we generate from Oracle in order to work on the monthly sales tax files
Segment Report	***	Used analyze the actual charges against budget for each segment for past ***.
Service Online scrubbing	***	Format the metrics
Siebel Run & Send Account Detail Reports	***	Activity which is performed to run each accounts information under the tab labeled Account Details in Siebel
Supplier Report (3)	***	Generating of *** Supplier Report as a backup for the supplier created in Oracle on a *** basis.
Tax Servicing Periodic and Loan Count Report	***	Production report to manage loans
Tax Svc Periodic and Loan Count Rpt.	***	Tax report used to get the loan count and fee types for various customers
Telecom Voice JE	***	Report which breaks out allocation of circuits and shared circuits based on the head count
Temp & Contract Labor Details	***	Details used to reconcile hours worked by contractors to submit to HR
Temp and Consultant Report (5)	***	Report used for sending emails as requested with pertinent information
*** Update Tableau and Pipeline Reports	***	Details of the orders that are in Pipeline, which are uploaded to the access databases and linked/refreshed using Tableau software.
Top 25 Report (8)	***	Top 25 Customer balances in a specified format at the end of each month
Tracker Data Pull file	***	Tracker Data Pull file
TSA Pricing and Exception Report	***	Preparation of pricing failure information.
UKV AR 7 bucket aging report	***	Specified customer aging report
UKV customers Itemized Details	***	*** UKV AR AGING report.
UKV Report	***	This is Revenue and Expense details (Both Actual and Budget) updated from Essbase for Cost center 925111-UK Valuations-US
Unapplied Comments report	***	Comments that have not been incorporated into fields
Unapplied Comments report	***	Report with comments reviewed and sent to the business unit to have the payment applied to the invoices, kept unapplied, written off or refunded back
Unapplied Receipt Register Report (3)	***	List of unapplied Receipts in a Specified format for CTS
Unapplied Receipts and CMs over 350 report	***	Tracks unapplied receipts and credit memos over a designated time frame
Unapplied Tracking report	***	Tracking report for unapplied cash
Unapplied Tracking report	***	Report used to ensure that notes are being placed in the appropriate status and accounts are taken care of in a timely manner

Unblocked Valuation Properties	***	This report lists any properties that are coded as “Valuation” that are not blocked in Navision.
Variance and Trend Report	***	Variance and trend report used for analysis
Web Hosting Allocation	***	Allocation of internet charges to various business units
***Expected Receipt Report	***	This process is to find out the number of expected Purchase Order receipt for all Vendors under all FADV orgs.
Schedule A-2.9 Data and Analytics Software Support Services
Balanced Scorecard	***	This report requires collaboration with CoreLogic to measure defined software development KPIs used to measure team effectiveness
Staffing Report	***	This report is used to provide status on resource backlogs, staffing, recruitment, team alignment, attrition and training
DARES Team Assessment	***	This report is used to measure team satisfaction to upper management and to help teams constantly improve
KPI Dashboard	***	This report is used to measure application availability, response time and defects
QA Metrics	***	This report is used to measure project time, applications issues, QA, CRS, etc.
Schedule A-2.10 Data and Analytics Production Support Services
Production Report	***	Contains production by processor, hours worked and production reports per employee.
Telephone Report	***	Statistics for the previous day which included calls in, calls out, ASA, duration of call, abandoned after threshold and % abandoned after threshold
Attendance Report	***	Staffing report of attendance
Branch Statistical Report	***	India volume, staffing efficiency, time service and QA for month
Incentive Report	***	Employee names, scores and incentive they qualify for.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

SCHEDULE A-14

CUSTOMER SATISFACTION SURVEYS

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-14
Customer Satisfaction Surveys

1.	INTRODUCTION

1.1    Agreement. This Schedule A-14 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Purpose. This Schedule sets forth the customer satisfaction surveys that Supplier will conduct as part of the Services.

1.4    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following capitalized terms shall have the meaning given below:

(a)
“Executive Customer Satisfaction Survey” means the customer satisfaction survey in the form approved by CoreLogic and distributed by Supplier to the group of CoreLogic executives, as reasonably determined by CoreLogic.

(b)
“Business Unit Head Customer Satisfaction Survey” means the customer satisfaction survey in the form approved by CoreLogic and distributed by Supplier to the group of CoreLogic business and process unit management members, as reasonably determined by CoreLogic.

(c)
“End User Customer Satisfaction Survey” means the customer satisfaction survey in the form approved by CoreLogic and distributed by Supplier to the group of CoreLogic employees as reasonably determined by CoreLogic.

1.5    Schedules. The following schedules are incorporated herein by reference:
Schedule A-14.1    (Sample Business Unit Head Customer Satisfaction Survey)
Schedule A-14.2    (Sample Executive Customer Satisfaction Survey)
Schedule A-14.3    (Sample End User Customer Satisfaction Survey)

2.	GENERAL

2.1    CoreLogic's Involvement. CoreLogic will have overall review and final approval of the customer satisfaction surveys that are to be performed by Supplier as part of the Services, including approval of and input in relation to survey recipients, format, survey methodology and questions. CoreLogic will provide reasonable assistance to Supplier (e.g., through communications to its personnel) to allow Supplier to attain a high response rate to such customer satisfaction surveys.

2.2    Supplier will conduct the following customer satisfaction surveys:

(a)	Executive Customer Satisfaction Survey

(b)	Business Unit Head Customer Satisfaction Survey

(c)	End User Customer Satisfaction Survey

3.	Customer Satisfaction Objectives

3.1    Cooperation. The Parties agree that their objective is to develop and implement a best-practice approach to tracking and reporting on customer satisfaction that shall create actionable outcomes and shall assist both Parties in positioning and managing the Services through the governance procedures set forth in Schedule A-6 (Governance).

3.2    Timeliness. Supplier shall administer each customer satisfaction survey in accordance with this Schedule A-14 (Customer Satisfaction Surveys) and shall submit the results of each customer satisfaction survey to CoreLogic within the required timeframe for each survey, as set forth in this Schedule A-14 (Customer Satisfaction Surveys); provided that Supplier has received the completed survey from such persons within the relevant timeframe. The Parties agree that each survey shall remain open for (i.e., be conducted for a duration of) at least three (3) weeks, unless a different duration is mutually agreed upon by the Parties.

3.3    CoreLogic Participation. To the extent Supplier's obligations hereunder are dependent upon participation of or information from CoreLogic, CoreLogic shall provide such reasonable levels of participation and information. In addition, the Parties agree to coordinate the customer satisfaction surveys described in this Schedule A-14 (Customer Satisfaction Surveys) with other customer satisfaction surveys (i) being conducted by CoreLogic, as CoreLogic deems appropriate and (ii) being conducted by Supplier to accommodate Supplier's annual C-SAT survey, as agreed by CoreLogic.

3.4    Disputes. Any disputes regarding customer satisfaction shall be resolved in accordance with the dispute resolution process set out in Section 19.1 of the MPSA.

4.	Supplier's Responsibilities
Supplier's responsibilities under this Schedule A-14 (Customer Satisfaction Surveys) shall include:
4.1    Initiating at least one customer satisfaction survey within *** months after the applicable Commencement Date, or at a later time if approved by the CoreLogic Relationship Manager.

4.2    Conducting the following customer satisfaction surveys on the frequency defined below, or as may be otherwise mutually agreed:

a.	Executive Customer Satisfaction Survey - on an ***

b.
Business Unit Head Customer Satisfaction Survey - every *** months for business process-related Function Service Areas and on a monthly basis for technology and software-related Functional Service Areas

c.	End User Customer Satisfaction Survey - on an ***

4.3    Measuring customer satisfaction in all customer satisfaction surveys for the following general attributes, to the extent such attributes can be measured based on the surveys provided by CoreLogic:

a.	Responsiveness;

b.	Performance;

c.	Knowledge;

d.	Overall satisfaction.

4.4    Developing the materials and methodology for all customer satisfaction surveys, and submitting such materials and methodology to CoreLogic for its approval at least *** days prior to the scheduled start date for such surveys.

4.5    Tracking response rates to all customer satisfaction surveys and working with the CoreLogic Relationship Manager, and using commercially reasonable efforts to obtain no less than a *** response rate. Communicating with CoreLogic and any applicable Authorized Users (to whom a customer survey(s) has been submitted) on a proactive basis to achieve at least the minimum response rate (as specified in Section 4.5 or as otherwise specified by CoreLogic).

4.6    Receiving completed surveys from Authorized Users and tabulating results from all customer satisfaction surveys.

4.7    Reporting such results within *** weeks to:

a.	The CoreLogic Relationship Manager;

b.	If ***, the Authorized User group that was asked to respond to the survey; and

c.	As otherwise ***.

4.8    To the extent mutually agreed, using customer satisfaction survey results to plan and implement improvement programs for areas requiring attention in activities conducted from Supplier Facilities.

5.	Supplier Reporting Methodology

5.1    Administration methodology. Customer satisfaction surveys can be administered through phone, email and/or web based applications. The actual medium will be approved by CoreLogic once factors such as survey volume, frequency and customer preference have been considered.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

SCHEDULE A-14.1

SAMPLE BUSINESS UNIT HEAD CUSTOMER SATISFACTION SURVEY

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-14.1

Sample Business Unit Head Customer Satisfaction Survey

1.	INTRODUCTION

1.1
Agreement. This Schedule A-14.1 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3	Purpose. This Schedule sets forth the customer satisfaction surveys that Supplier will conduct as part of the Services.

1.4
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

2.	SAMPLE BUSINESS UNIT HEAD CUSTOMER SATISFACTION SURVEY
Below is a sample Business Unit Head Customer Satisfaction Survey, which may be modified by the Parties from time to time, subject to CoreLogic's review and approval.

Rating Guidelines
LEVEL	GRADE	LEVEL DESCRIPTION
Level - 0	Not Relevant	When the line item is not applicable to your process at this point of time
Level - II	Marginal	Performance fails to meet the expected level of performance in some areas and needs to improve.
Level - III	Effective	Performance meets the expected level of performance in all areas.
Level - IV	Commendable	Performance exceeds the expected level of performance in some area, some of the time.
Level - V	Exemplary	Performance exceeds the expected level of performance in most areas, most of the time .

CoreLogic Customer Satisfaction Survey

CoreLogic Business Unit Name			Process start date at Supplier
Supplier Process Name			Location	Bangalore / Hyderabad / Mangalore
CoreLogic US Manager's name			Supplier Manager name
Title / Designation of CoreLogic US Manager			Current Supplier Team size

Read all of the questions below as beginning with "How satisfied are you with...?”

#	Parameter	Questions	Rating	Comments
Transition
1	Transition Document	Transition support provided by the Supplier team in sharing : 1)Transition Guidelines & Operational Best Practices 2)Transition Plans & methodologies 3)Business & Process documentation 4)Key Contacts
3		Do you think Supplier is able to hire resources with appropriate skills and on time to meet your business's requirement
4	IT	Timeliness & effectiveness in providing connectivity & equipment

5	Process / product / technology Training	Process/product/technology training provided to employees
6	Learning Curve	The time taken by the teams to come up the learning curve
7	Support & co-ordination	Support and co-ordination of the Supplier team in effective project transition
Sustained Delivery
8	Knowledge	Domain, business and process/product/technology knowledge of the supervisory team
9		Process/product/technology knowledge of the employees
10		Implementation of this knowledge for better delivery and process/product improvement
11		Team's ability to progressively increase this knowledge and take on high end processes/technology
12	Communication	Communication skills (written, verbal, technological, participatory etc.) of Supplier supervisory team.
13		Proactiveness of the team in soliciting inputs and feedback from you
14	Responsiveness	Effectiveness of resolving problems/ escalations/ issues
15		Managers, supervisors and team members "sense of urgency" to meet business needs
16		Teams ability to maintain quality while continuing to improve on productivity /delivery

17	SLA / Customer satisfaction	SLA / Customer satisfaction measurement & computation system
18		Effectiveness of monthly SLA/Customer satisfaction process
19	Documentation	Process documentation and effective communication of updates within the team
20	Sustainability of delivery	Independent management of the Supplier team to sustain delivery; covering for the local dynamics of absenteeism and attrition
Value Add
21	Quality and Continuos Improvements	Quality initiatives of Six Sigma/Kaizen/FTR for continuous process improvement
22	Infosec	InfoSec/SAS 70 programs currently implemented and monitored
24	Learning & Development (Trainings)	Business /domain & Soft skills trainings provided by the training teams
General
27	Tools and Technologies	Regular IT support on timelines and capabilities
28	Flexibility	Team's willingness to accept process changes, volume fluctuations and to work client business hours
29	Off shoring	Supplier's ability in meeting your off shoring objectives
30	Billing / invoice	Submission of monthly billing / invoice on time and accuracy of invoice
32	Progress	Team has shown improvement from previous year

33	Overall	Please identify potential areas Supplier should
A		Start Doing
B		Continue Doing
C		Stop Doing
34		Overall Rating

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

SCHEDULE A-14.2

SAMPLE EXECUTIVE CUSTOMER SATISFACTION SURVEY

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

Schedule A-14.2

Sample Executive Customer Satisfaction Survey

1.	INTRODUCTION

1.1
Agreement. This Schedule A-14.2 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3	Purpose. This Schedule sets forth the customer satisfaction surveys that Supplier will conduct as part of the Services.

1.4
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

2.	SAMPLE EXECUTIVE CUSTOMER SATISFACTION SURVEY

2.1	The Parties will develop the Executive Customer Satisfaction Survey within ninety (90) days after the Supplement Effective Date and in accordance with Schedule A-14.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

SCHEDULE A-14.3

SAMPLE END USER CUSTOMER SATISFACTION SURVEY

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either company without the prior written permission of the other Party.

Schedule A-14.3
Sample End User Customer Satisfaction Survey

1.INTRODUCTION

1.1
Agreement. This Schedule A-14.3 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2	References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3	Purpose. This Schedule sets forth the customer satisfaction surveys that Supplier will conduct as part of the Services.

1.4
Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A.

2.	SAMPLE END USER CUSTOMER SATISFACTION SURVEY

2.1	The Parties will develop the End User Customer Satisfaction Survey within ninety (90) days after the Supplement Effective Date and in accordance with Schedule A-14.

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services

Schedule A-15
Reserved

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation
August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-16
Transition Plan

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-16
Transition Plan

1.	INTRODUCTION

1.1    Agreement. This Schedule A-16 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Purpose. This Schedule describes the obligations with respect to the Transition Services that Supplier will provide to CoreLogic.

1.4    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Exhibit 1 to the MPSA or elsewhere in the Agreement.

1.5    Schedules. The following Schedules are attached to and incorporated by reference in this Schedule:

•	Schedule A-16.1 Transition Milestones

•	Schedule A-16.2 Transition Timeline

2.	GENERAL

2.1    Transition Services. Supplier shall provide the Transition Services described in this Schedule in accordance with Section 4.2 of the MPSA and the criteria set forth in this Schedule. Supplier shall perform the Services required to smoothly transfer responsibility for the services to be transitioned from CoreLogic (or Third Party Contractors where applicable) to Supplier, including those Services described in this Transition Plan. Supplier shall perform the Transition Services described in this Transition Plan in accordance with the timetable and the Transition Milestones set forth herein.

2.2    Knowledge Transfer. Supplier shall conduct knowledge transfer activities from existing CoreLogic Personnel and *** to Supplier Personnel with minimal loss of institutional knowledge specific to CoreLogic and without unnecessary disruption to the Services.

3.	TRANSITION MILESTONES

3.1    Completion and Acceptance. Section 4.2 of the MPSA sets forth Supplier's obligations with respect to completion and Acceptance of Deliverables and Transition Milestones set forth in Schedule A-16.1.

4.	TRANSITION PERSONNEL
Supplier shall assign a dedicated Supplier Transition Manager for the transition period and named work stream leads to oversee the transition of the Services. Any changes to Supplier Transition Manager and key work stream leads shall be subject to mutual agreement. Supplier shall also establish a Transition Project Office, which will be responsible for managing the transition status meetings between the Parties and reporting on the status of all Transition Services to CoreLogic.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-16.1
Transition Milestones

Transition Milestone	Transition Milestone Deadline (Expressed in Calendar Days after Supplement Effective Date)	Description	Deliverables	Acceptance Criteria
HR.1	*** Days
Human Resources (“HR”) Integration
Finalize employee base / final headcount
Prepare policy gap-analysis and recommendations (Comp & Benefits)
Define performance management (OE & PM) processes
Perform compensation structuring (Comp & Benefits)
Set up employees in HR Systems
Conduct recruitment planning (TAG team)
Perform level mapping (OE & PM + HR TM + C&B)
Conduct employee engagement & communication planning
Perform employee portal planning
Obtain statutory and legal compliances (HR Shared Services)
Define training & development processes (Cognizant Academy)
Conduct employee engagement and connect sessions
Conduct new hire induction sessions
Perform Ongoing employee engagement and post integration surveys
			HR Integration Plan	***
IT.1	*** Days
IT Infrastructure Integration - Phase I
Firewall / Websense access
Admin Access to local Infrastructure
Local helpdesk set up
Compliance checks complete
Infrastructure documentation gathered
Service contract(s) reviewed
Software contract(s) reviewed
IT procurement pipeline reviewed
			Interim IT Infrastructure Integration Plan	***
IT.2	*** Days	IT Infrastructure Integration - Phase II Plan End state network architecture design with associated approvals	End State Network Architecture Design	***

IT.3	*** Days
IT Infrastructure Integration - Phase II Execution
Data migration
Other Service Provider (OSP) license transfer
Remote access to various business users
Websense policy
Final Mode of Operations (FMO) for network
HR, Finance data migration
Facility Management Services (FMS) operations
			End-State IT Infrastructure Integration Plan	***
IS.1	*** Days	Info Security Integration GIS Support plan Websense policy finalization Information security team mapping Compliance review / check Incident management	Information Security Integration Plan	***
AD.1	*** Days
Administration Integration - Phase I
Asset master and scope of services finalization
Statutory compliance
Administrative process mapping
Facility management contract review
Facility health check
Administration roles and responsibilities
Cost management process definition
Administrative tools integration
Phase I ID card creation
			Interim Admin Integration Plan	***
AD.2	*** Days
Administration Integration - Phase II
Admin process integration
Admin system integration (e.g. Seating, Transportation, Query Management)
Roll out of Access control- Corp 1000 norms
Phase II ID card creation
			End-State Admin Integration Plan	***
FI.1	*** Days
Finance Integration
Migrate to PeopleSoft asset management
Migrate to PeopleSoft accounts payable
Complete audit and records
Migrate to GL balances to PeopleSoft
Complete tax filings
Prepare treasury / bank accounts
Migrate Travel & Expense processes
Complete legal registrations
Set up reporting hierarchies
Create revenue assurance and invoicing processes
Create new payroll accounting processes
			Finance Integration Plan	***
PR.1	*** Days	Procurement Integration Plan Migrate vendor management to PeopleSoft Statutory compliance (gather leases) Inventory of assets in-line with the Bond Register Review Contracts review	Procurement Integration Plan	***
ITO.1	*** Days	ITO Integration - Phase I Projects set-up Implement SLA framework and engagement level reporting	ITO SLA Framework and Reporting Design and Procedure	***

ITO.2	*** Days
ITO Integration - Phase II
US managers on-boarding
Project quality process set-up
Project resourcing / assessment
Account support group overviews
Project reporting setup
Cut-over to Cognizant network
Assessment of additional space
Project training
Appraisal system setup
			Mid-Term ITO Integration Plan	***
ITO.3	*** Days	ITO Integration - Phase III Introduction to Cognizant ITO initiatives and assets Introduction to horizontal organization and capabilities Create learning plans	End-State ITO Integration Plan	***
BPO.1	*** Days	BPO Integration - Operations Manuals and Process Documentation SOP inventory and catalog New SOP development Documentation alignment with Cognizant requirements	BPO SOP Inventory Development Plan Updated Ops Manual	***
BPO.2	***Days	BPO Integration - SLAs SLA inventory and catalog New SLA development Deploy new SLA framework and reporting mechanisms	BPO SLA Framework and Reporting Design and Procedure	***
BPO.3	*** Days	BPO Integration - Training Migrate to Cognizant training requirements, organization and Cognizant Academy	BPO Training Integration Plan	***
BPO.4	*** Days	BPO Integration - Tools Set up tools for CL delivery in Cognizant ecosystem	BPO Tool Integration Plan	***
BPO.5	*** Days	BPO Integration - People Assess resources and adjust for new operating model	BPO People Integration Plan	***
BPO.7	*** Days	BPO Integration - Quality and Process Excellence Assess and align with Cognizant quality requirements	BPO Quality Integration Plan	***
BPO.8	*** Days	BPO Integration - Audits Define go-forward audit plans	BPO Audit Integration Plan	***
BPO.9	*** Days	BPO Integration - Systems, Platforms and Databases Inventory of delivery systems	BPO System Integration Plan	***
BPO.10	*** Days	BPO Integration - Business Continuity Management Gather BCP requirements Create BCP plans/procedures	BPO Business Continuity Management Plan	***

MASTER PROFESSIONAL SERVICES AGREEMENT

between

CoreLogic Real Estate Solutions, LLC

and

Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011
Schedule A-16.2

Transition Timeline

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL Consolidated Plans
ID	Task Name	Duration	Start	Finish	Prede
1	Lotus Integration Plan- Consolidated across tracks	194 days?	June 14, 2011	March 9, 2012
2	Define Cognizant and CL Integration teams	4 days	June 14, 2011	June 17, 2011
3	Design Integration Plan and Governance	10 days	June 14, 2011	June 27, 2011
4	Sign	0 days	July 26, 2011	July 26, 2011	770,2
5	HR Integration Plan	88 days	June 16, 2011	October 17, 2011
6	Initiate meetings with CLI teams	2 days	June 16, 2011	June 17, 2011
7	Request meetings with CLI HR teams	2 days	June 16, 2011	June 17, 2011
8	Identify Core integration team from CLI	1 day	June 16, 2011	June 16, 2011
9	Prepare schedules, agenda and identify outcomes for track-level discussions	2 days	June 16, 2011	June 17, 2011
10	Schedule discussions and send invites	1 day	June 17, 2011	June 17, 2011
11	Track: Employee base / Final Headcount	39 days	June 22, 2011	August 15, 2011
12	Finalize the FTE headcount for id generation in HCM + Updates on ongoing joining & separation	38 days	June 22, 2011	August 12, 2011
13	Finalize the contractor headcount in the scope of this transition	38 days	June 22, 2011	August 12, 2011
14	Determine the format of the data migration; Cognizant to share the db fields format	3 days	June 22, 2011	June 24, 2011
15	Procure list of Key Supplier Personnel	3 days	June 22, 2011	June 24, 2011
16	Procure list of Knowledge Transition Personnel	3 days	June 22, 2011	June 24, 2011
17	Identify the teams / individual that are excluded employees (out-of scope) of this transition	3 days	June 22, 2011	June 24, 2011
18	Get sign-off from CL Leadership team on the final headcount	1 day	August 15, 2011	August 15, 2011	12,13
19	Track: Policy Gap-Analysis and recommendations (Comp & Benefits)	6 days	June 22, 2011	June 29, 2011
20	Jointly validate the understanding of all policies, gaps identified and proposed transition plan	5 days	June 22, 2011	June 28, 2011
21	Provide recommendations	5 days	June 22, 2011	June 28, 2011
22	Update project plan with findings	5 days	June 22, 2011	June 28, 2011
23	Review with CLI Leadership team and get recommendations signed off	5 days	June 22, 2011	June 28, 2011
24	Policy gap Analysis and sign off	1 day	June 29, 2011	June 29, 2011	23,20
25	Track: Performance Management (OE & PM)	4 days	June 22, 2011	June 27, 2011
26	Validate understanding on performance philosophy / evaluation	3 days	June 22, 2011	June 24, 2011
27	Understanding the Competency/Goal data	3 days	June 22, 2011	June 24, 2011
28	Validate understanding on process of Ranking / Normalization	3 days	June 22, 2011	June 24, 2011
29	Promotion Process, frequency, historical data	3 days	June 22, 2011	June 24, 2011
30	Provide recommendations	1 day	June 27, 2011	June 27, 2011	26,27
31	Track: Compensation Structuring (Comp & Benefits)	17 days	June 23, 2011	July 15, 2011
32	Compensation headings & tax saving	4 days	June 23, 2011	June 28, 2011
33	Payroll processing	4 days	June 23, 2011	June 28, 2011
34	Retention Bonus Plans	4 days	June 23, 2011	June 28, 2011
35	Payroll Costs & HR Overheads Forecast, and entitlement costing	4 days	June 23, 2011	June 28, 2011
36	Loans, Employee Liabilities, and reimbursement dues	4 days	June 23, 2011	June 28, 2011
37	Accelerate deferred compensation plans vesting (including EquityPlus) of CLI staff and inform staff accordingly	13 days	June 23, 2011	July 11, 2011
38	Provide recommendation for Functional Due Diligence and Cost impact - Policy wise	4 days	July 11, 2011	July 14, 2011
39	Update Project Plan with findings	1 day	July 15, 2011	July 15, 2011
40	Review with CLI Leadership team and get recommendations signed off	1 day	July 15, 2011	July 15, 2011	32,33
41	Track: Set up employees in HR Systems	43 days	June 29, 2011	August 26, 2011
42	Mutually agree on the superset of employee data and records to transfer to Cognizant	2 days	June 29, 2011	June 30, 2011
43	Confirm approach, mechanism and timing for HR data transfer	2 days	June 29, 2011	June 30, 2011
44	Share need for 2011 data on rating, appraisal, salary revisions, bonus payout, awards	2 days	June 29, 2011	June 30, 2011
45	Recommendations on the continuity of the Folklore HRIS system and its implications	5 days	June 29, 2011	July 5, 2011
46	Mutually agree on the database format, Mandatory fields and validation rules	1 day	June 29, 2011	June 29, 2011
47	Obtain employee data in agreed template from CL	4 days	June 30, 2011	July 5, 2011	46
48	Bulk upload of HRIS data to move all CL employees to Cognizant's Peoplesoft system	9 days	August 16, 2011	August 26, 2011	18,47
49	NA	0 days	June 29, 2011	June 29, 2011

50	Validate data in the Peoplesoft system - confirm employee id creation	1 day	August 12, 2011	August 12, 2011
51	Agree on Performance Data BCP: backup of the Performance data	4 days	August 9, 2011	August 12, 2011
52	Agree on Payroll Data BCP: backup of the Payroll data	4 days	August 9, 2011	August 12, 2011
53	Confirm data movement and employee set up (inactive state) is successful	0 days	August 13, 2011	August 13, 2011	44,50
54	Track: Recruitment Planning (TAG team)	30 days	June 27, 2011	August 5, 2011
55	Understand CV Sourcing, Recruitment contracts and Interview Process - IT & BPO tracks	4 days	June 27, 2011	June 30, 2011
56	Offer fitment and Appointment process	4 days	June 27, 2011	June 30, 2011
57	Dependencies in the system	4 days	June 27, 2011	June 30, 2011
58	Resource Requirements and Joining follow-up Process	4 days	June 27, 2011	June 30, 2011
59	Offers in transit	4 days	August 1, 2011	August 4, 2011
60	Agency Contracts and Renewal	4 days	August 1, 2011	August 4, 2011
61	Update project plan with findings	4 days	August 1, 2011	August 4, 2011
62	Impact Analysis and Recommendation for Recruitment Integration	1 day	August 5, 2011	August 5, 2011	55,56
63	Track: Level Mapping (OE & PM + HR TM + C&B)	76 days	June 17, 2011	September 30, 2011
64	Validate findings on the proposed levels with the CLI HR team and take recommendations	51 days	June 17, 2011	August 26, 2011
65	Focus on the Level Mapping exercise for Key Personnel identified by CLI Leadership	72 days	June 17, 2011	September 26, 2011
66	Present the recommendations and get sign-off from the CLI Leadership Team	3 days	September 27, 2011	September 29, 2011
67	Level mapping signed off	1 day	September 30, 2011	September 30, 2011	64,65
68	Track: HR Operations (HR Shared Services)	68 days	June 27, 2011	September 28, 2011
69	Validate understanding on all employee related joining and separation processes	30 days	June 27, 2011	August 5, 2011
70	ID, Access card and Leave & Attendance Data Management and Shift and transport process management	30 days	June 27, 2011	August 5, 2011
71	Mandatory Orientation Programs, Code of Ethics, NDA	30 days	August 17, 2011	September 27, 2011
72	HR Metrics - reporting process, templates, frequency of reporting and source of data	30 days	August 17, 2011	September 27, 2011
73	Review Current Separation process , Establish linkages to Cognizant Process and Publish New Process	30 days	June 27, 2011	August 5, 2011
74	Review and track project plan	1 day	September 28, 2011	September 28, 2011	69,70
75	Employee Engagement & Communication Planning	61 days	June 17, 2011	September 9, 2011
76	Formulation of the detailed HR Communication Plan	6 days	June 17, 2011	June 24, 2011
77	Manager Communications - Readiness Briefings, Change Management, FAQs, Leadership Connect sessions	7 days	July 25, 2011	August 2, 2011
78	Employee Communications- Readiness Briefings and “What to Expect” Sessions, FAQs, Open Houses, Policy Harmonization. Interaction with acquired entities employees	20 days	July 25, 2011	August 19, 2011
79	Conduct Change Management Workshops - Transform While you Perform (TWP) workshops	5 days	August 8, 2011	August 12, 2011
80	Finalize communication plan based on inputs from TWP workshops	5 days	August 15, 2011	August 19, 2011	79
81	Plan for Employee Engagement Initiatives	5 days	September 5, 2011	September 9, 2011
82	Employee Portal Planning	29 days	June 20, 2011	July 28, 2011
83	Content for Employee Onboarding Portal	23 days	June 20, 2011	July 20, 2011
84	Design and development of the Employee portal	23 days	June 20, 2011	July 20, 2011
85	Frequently Asked Questions	21 days	June 20, 2011	July 18, 2011
86	Key Messages	21 days	June 20, 2011	July 18, 2011
87	Ensure website is available for launch	2 days	July 21, 2011	July 22, 2011	84
88	Ensure availability of key leaders	1 day	July 22, 2011	July 22, 2011	83
89	Announcement day communication	1 day	July 25, 2011	July 25, 2011	88
90	Finalize structure, attendees & deck for announcement	20 days	June 27, 2011	July 22, 2011
91	Confirm the Logistics Plan for launch	4 days	July 20, 2011	July 25, 2011
92	Setting up the Helpdesks and Grievance cell	3 days	July 26, 2011	July 28, 2011	89
93	Track : Statutory and Legal Compliances (HR Shared Services)	17 days	July 26, 2011	August 17, 2011

94	Filing of Returns and Attending to Inspections & Assessments and tracker -PF/ESIC	14 days	July 26, 2011	August 12, 2011
95	Verify personal files & record maintenance & confirm data on employee background check process is available	14 days	July 26, 2011	August 12, 2011
96	Provide detailed impact analysis and recommendation for all functional activities	14 days	July 26, 2011	August 12, 2011
97	Review with CLI Leadership team and get recommendations signed off	2 days	August 16, 2011	August 17, 2011	94,95
98	Track: Training & Development (Cognizant Academy)	6 days	July 18, 2011	July 25, 2011
99	Understand the current training set-up including courses, certifications and training calendars	2 days	July 18, 2011	July 19, 2011
100	Decision on Element K	5 days	July 18, 2011	July 22, 2011
101	Evaluate integration 'Gurukul' with Cognizant Academy (Technology certification training)	2 days	July 18, 2011	July 19, 2011
102	Compliance training - CBT	2 days	July 18, 2011	July 19, 2011
103	New hire training, Voice training to be evaluated	2 days	July 18, 2011	July 19, 2011

104	Develop the plan for rolling-out Academy sessions across the organization	2 days	July 20, 2011	July 21, 2011
105	Understand the need for client specific training sessions for BPO, KPO and IT services	2 days	July 18, 2011	July 19, 2011
106	Evaluate options to encourage employees to complete basic graduation through Cognizant Academy tie-ups	2 days	July 20, 2011	July 21, 2011
107	Update project plan with findings	1 day	July 25, 2011	July 25, 2011	99,100
108	Employee engagement and connect sessions	32 days	August 15, 2011	September 27, 2011
109	Leadership connect programs	30 days	August 17, 2011	September 27, 2011
110	Portal refresh with updates and FAQs	4 days	August 17, 2011	August 22, 2011
111	Cognizant Cultural Drivers sessions	2 days	August 17, 2011	August 18, 2011
112	Open House with BU Leaders across locations	27 days	August 15, 2011	September 20, 2011
113	Welcome Kit Roll-out and Induction sessions	24 days	July 18, 2011	August 18, 2011
114	Plan for distribution of kits across the 4 locations	13 days	July 18, 2011	August 3, 2011
115	Ensure logistics is planned for conducting Induction sessions across all locations	15 days	July 18, 2011	August 5, 2011
116	Prepare the Welcome Kit ( End on 10 August)	8 days	August 4, 2011	August 15, 2011
117	Welcome Kit distribution ( 16th- 18th August)	3 days	August 16, 2011	August 18, 2011	116
118	New Hire Induction Sessions	27 days	July 25, 2011	August 30, 2011
119	Build the Induction Program for all CLI associates	9 days	August 18, 2011	August 30, 2011
120	Ensure all HR associates have access to their systems and appropriate data sources	9 days	August 18, 2011	August 30, 2011
121	Sensitize Managers and Leads on Timesheets	9 days	August 18, 2011	August 30, 2011
122	Conduct Induction Sessions across all locations	9 days	August 18, 2011	August 30, 2011
123	Policy roadshows across all locations	17 days	July 25, 2011	August 16, 2011
124	PeopleSoft HCM & ESA learning for all employees	9 days	August 18, 2011	August 30, 2011
125	Career Compass Launch	9 days	August 18, 2011	August 30, 2011
126	Roll-out employee training sessions through Cognizant's ELM application	9 days	August 18, 2011	August 30, 2011
127	Roll-out Manager Training and leadership Development programs	9 days	August 18, 2011	August 30, 2011
128	Ongoing employee engagement and post integration surveys	44 days	August 17, 2011	October 17, 2011
129	Leadership connect sessions - Power Lunch, 'Straight from the Heart'	18 days	August 17, 2011	September 9, 2011
130	Implement Cognizant Rewards & Recognition program	18 days	August 17, 2011	September 9, 2011
131	Conduct 30 day employee surveys to gauge the effectives of the integration	1 day	September 16, 2011	September 16, 2011
132	Conduct 60 day employee surveys to gauge the effectives of the integration	1 day	October 17, 2011	October 17, 2011

133	IT Infrastructure \ Network and System Services(NSS) Integration Plan	92 days	July 11, 2011	November 15, 2011
134	Cognizant NSS and CL India Infra Integration Plan - Phase 1	35 days	July 11, 2011	August 26, 2011
135	NSS Support to CL India	14 days	July 27, 2011	August 15, 2011
136	Identify Points of Contact from Cognizant NSS for support for all the locations	5 days	July 27, 2011	August 2, 2011	4
137	Identify Points of Contact from CL India for support for all the locations	5 days	July 27, 2011	August 2, 2011	4
138	Prepare and Publish NSS operating model for CL India facilities (Roles & Responsibilities of NSS team members)	5 days	August 3, 2011	August 9, 2011	136,13
139	Setup the support process for assisting CL India IT Infra during first month of closing for assisting the users to access Cognizant websites and mails	5 days	August 1, 2011	August 5, 2011
140	Setup temporary helpdesk support for managing user queries with regards to Cognizant NSS post close	6 days	August 8, 2011	August 15, 2011	4
141	Conduct Cognizant NSS Induction sessions for CL India IT Infra team for getting awareness of NSS operations	5 days	August 8, 2011	August 12, 2011
142	Firewall / Websense access	10 days	July 11, 2011	July 22, 2011
143	Provide the list of websites and URLs required to enable CL India employees to access Cognizant intranet sites thru the Internet (during Phase 1).	1 day	July 11, 2011	July 11, 2011
144	Provide access approvals, open the necessary accesses for CL India employees in CL India firewall and add the URLs to the whitelist	5 days	July 15, 2011	July 21, 2011	143
145	Test access	1 day	July 22, 2011	July 22, 2011	144
146	CL India IT Infra team mapping to Cognizant NSS team, with help from HR	3 days	July 18, 2011	July 20, 2011
147	Administrative accesses to the local infrastructure	3 days	July 27, 2011	July 29, 2011
148	Get the security clearance / approval for continuation of administrative access to the local IT infrastructure (Exchange servers, local servers, desktops, laptops, firewall, IDS, etc) as deemed required.	3 days	July 27, 2011	July 29, 2011	4
149	GSD Helpdesk	5 days	August 8, 2011	August 12, 2011
150	Setup GSD helpdesk, create additional Category, Type and Item (CTI) in remedy to address CL India calls	5 days	August 8, 2011	August 12, 2011
151	New employee onboarding the CL projects	20 days	August 1, 2011	August 26, 2011

152	Define process for CL ID, mail, access requirements for new entrants onboarding CL projects	20 days	August 1, 2011	August 26, 2011
153	Compliance review / check	11 days	July 27, 2011	August 10, 2011
154	Check for the legal aspects of continuation of the required access permissions of CL India employees to CLUS and CL India network post integration. (From current level of native access to partner access.)	11 days	July 27, 2011	August 10, 2011	4
155	Security to provide consent for continued access to source code post integration	11 days	July 27, 2011	August 10, 2011	4
156	Document requests	22 days	July 27, 2011	August 25, 2011
157	Provide the latest systems infrastructure details (including Desktops, Servers, Backup, Printers, network equipments, etc.)	6 days	July 27, 2011	August 3, 2011
158	Provide the access information from the business units for various applications being accessed from CLUS. This inCLudes RDP, Citrix, etc	22 days	July 27, 2011	August 25, 2011
159	Provide the latest connectivity diagrams for various customers	16 days	July 27, 2011	August 17, 2011
160	Provide the latest inventory of Licenses / homegrown aplications need to be identified and tracked in the inventory sheet	13 days	July 27, 2011	August 12, 2011
161	Service contracts	20 days	July 27, 2011	August 23, 2011
162	Review various contracts and prepare plan for contract extension or transition	20 days	July 27, 2011	August 23, 2011
163	Software license procured in India and which are under AMC	20 days	July 27, 2011	August 23, 2011	4
164	MPLS contracts - need to start discussion with the MPLS vendors to extend the service contract	20 days	July 27, 2011	August 23, 2011
165	Local link (Internet, Point to point) contracts	20 days	July 27, 2011	August 23, 2011
166	FMS contracts - Continue using the current support contracts till it expires and have Cognizant vendor take it over… in Sep 2011	20 days	July 27, 2011	August 23, 2011
167	AMC contracts	20 days	July 27, 2011	August 23, 2011
168	Telepresence service contract	20 days	July 27, 2011	August 23, 2011
169	IDS, IPS	20 days	July 27, 2011	August 23, 2011

170	GIS Data feeds	20 days	July 27, 2011	August 23, 2011
171	Voice bridge contracts (Local and International)	20 days	July 27, 2011	August 23, 2011
172	Identify the cost impact of various contracts (US software license usage , MPLS contracts) for the period between close and transition and provide estimate to Cognizant.	20 days	July 27, 2011	August 23, 2011
173	Software ownership	20 days	July 27, 2011	August 23, 2011
174	List of applications and tools (including homegrown) to be prepared for the ownership of various applications post integration.	20 days	July 27, 2011	August 23, 2011	4
175	Procurements in pipeline	10 days	August 1, 2011	August 12, 2011
176	Check and identify the dependencies for ordering equipments during first 3 months of announcement. [Open Item]	10 days	August 1, 2011	August 12, 2011
177	Cognizant NSS and CL India Infra Integration Plan - Phase 2	80 days	July 27, 2011	November 15, 2011
178	Deploying Equipments for post closure phase	60 days	July 27, 2011	October 18, 2011
179	Finalize the Phase 2 network architecture	10 days	July 27, 2011	August 9, 2011
180	Approval from security teams for Phase 2 architecture	3 days	August 10, 2011	August 12, 2011	179
181	Finalize the Bill of Material (BOM), Budget preparation, budget approvals and order placing	7 days	August 15, 2011	August 23, 2011	180
182	Arrange for the Network feasibility study by telecom vendors for links connecting to CL India	6 days	July 28, 2011	August 4, 2011
183	Material receipt, customs clearance.	6 days	September 30, 2011	October 7, 2011	181
184	Deploy the separate isolated Cognizant environment within CL India Facilities	5 days	October 10, 2011	October 14, 2011	183
185	Test connectivity, access.	2 days	October 17, 2011	October 18, 2011	184
186	NSS Communication to users	8.67 days	August 4, 2011	August 16, 2011
187	NSS Welcome Letter - Communication to users about Cognizant mail ID, user ID, pwd (Open Item)	5 days	August 4, 2011	August 10, 2011
188	Publish NSS induction calendar for CL India IT Infra team with the help of HR/Academy	1.67 days	August 15, 2011	August 16, 2011
189	Data Migration	66 days	August 16, 2011	November 15, 2011
190	Identify the data and file shares (User, project, department ) which need to be moved to Cognizant network	20 days	August 16, 2011	September 12, 2011
191	Prepare a plan for Data migration for the respective users , departments (tentative finish date)	46 days	September 13, 2011	November 15, 2011	190
192	Other Service Provider (OSP) License transfer	25 days	July 28, 2011	August 31, 2011
193	Prepare a plan and work with the Legal team for possibility of extension (during integration phase) and transfer of OSP(DoT) license from CL India to Cognizant (tentative finish date).	25 days	July 28, 2011	August 31, 2011
194	Remote access to various business users	15 days	August 15, 2011	September 2, 2011

195
Plan the alternate mechanism for the CL India business users to enable them to get connected to CLUS network for supporting applications thru CLUS VPN gateways (Home and 24x7 support users) (tentative finish date).
		15 days	August 15, 2011	September 2, 2011
196	Websense Policy	6.5 days	September 21, 2011	September 29, 2011
197
Prepare a plan for a separate websense policy for CL India users for internet usage during phase 1 and phase 2 so that there is no business impact. CL India to provide current policy details (tentative finish date).
		6.5 days	September 21, 2011	September 29, 2011
198	Final Mode of Operations (FMO) for Network	36 days	July 27, 2011	September 14, 2011
199	Provide categorywise (Voice, Data, video) traffic utilization details to Cognizant for planning the bandwidth calculations	13 days	July 27, 2011	August 12, 2011
200	Decision to be taken for keeping the exchange servers and the required AD, DNS infrastructure within Cognizant environment or transitioned back to US (tentative finish date).	13 days	August 29, 2011	September 14, 2011
201	Provide connectivity options to CITG to start the internal discussions on FMO architecture	10 days	July 27, 2011	August 9, 2011
202	HR, Finance data migration from existing applications to Cognizant	31 days	September 5, 2011	October 17, 2011
203	HR and finance team leads to provide the necessary information of all the relevant applicaions and databases installed locally in India to Cognizant (tentative finish date).	31 days	September 5, 2011	October 17, 2011	459,49
204	Facility Management Services (FMS) operations	45 days	August 15, 2011	October 14, 2011
205	Cognizant FMS support to be operational during last week of Aug and the Cognizant team should shadow the current Wipro FMS team to get the knowledge transition.	45 days	August 15, 2011	October 14, 2011
206	Incident Management	63 days	July 27, 2011	October 21, 2011
207	Continue using the current incident management system / Tool until FMO. (OPEN ITEM)	63 days	July 27, 2011	October 21, 2011

208	Vendor Management Office staff	43 days	July 27, 2011	September 23, 2011
209	Access to the facilities and network for VMO personnel.Lotus to provide list of such personnel to Cognizant. Cognizant to work internally to provide the necessary infrastructure. (OPEN ITEM)	43 days	July 27, 2011	September 23, 2011
210	CLUS domain ID, mail access	23 days	August 15, 2011	September 14, 2011
211	List of associates not requiring CL ID and mail access post integration. (OPEN ITEM)	23 days	August 15, 2011	September 14, 2011
212	Info Security Integration Plan	31 days?	July 13, 2011	August 24, 2011
213	GIS	31 days	July 13, 2011	August 24, 2011
214	Identify Point of Contacts from Cognizant GIS for support in all the locations	2 days	July 13, 2011	July 14, 2011
215	Identify Point of Contacts from CL India for support in all the locations	2 days	July 13, 2011	July 14, 2011
216	Detailed Gap Assessment of CL India - Cognizant security and CL client contracts/ commitments	10 days	August 1, 2011	August 12, 2011	215
217	Prepare and publish GIS operating model for CLI operations (Roles & Responsibilities of GIS team members)	11 days	July 27, 2011	August 10, 2011
218	Setup the support process for assisting CLI IT Infra during first month of closing for assisting the users to access Cognizant websites and mails	3 days	August 3, 2011	August 5, 2011
219	Setup temporary helpdesk support for managing user queries with regards to GIS post closure	2 days	August 8, 2011	August 9, 2011	218
220	Conduct GIS Induction sessions for CLI IT Infra, HR & IS team for getting awareness of GIS operations	5 days	August 15, 2011	August 19, 2011
221	Budget preparation	15 days	August 1, 2011	August 19, 2011
222	Budget approvals	1 day	August 22, 2011	August 22, 2011	221
223	Equipment ordering	2 days	August 23, 2011	August 24, 2011	222
224	Websense Policy Finalisation	5 days	August 1, 2011	August 5, 2011
225	Finalise Websense Policy for CLI	5 days	August 1, 2011	August 5, 2011
226	Publish GIS induction calendar for associates with the help of HR/Academy	5 days	August 1, 2011	August 5, 2011
227	CLI Information Security Team mapping with help from HR	3 days	August 10, 2011	August 12, 2011
228	Compliance review / check	9 days	July 26, 2011	August 5, 2011
229
Check for the legal aspects of continuation of the required access permissions of CL India employees to CLUS and CL India network post integration. (From current level of native access to partner access.)
		9 days	July 26, 2011	August 5, 2011
230	Security to provide consent for continued access to source code post integration	9 days	July 26, 2011	August 5, 2011
231	Incident Management	10 days?	July 27, 2011	August 9, 2011
232	Continue using the current incident management system / Tool until Final Mode of Operations (for security incidents).	8 days	July 27, 2011	August 5, 2011
233	Finalize BCP Requirements from CoreLogic	5 days?	August 1, 2011	August 5, 2011
234	Review the BCP Requirements	10 days	July 27, 2011	August 9, 2011
235	Admin Integration Plan	109 days	July 14, 2011	December 13, 2011
236	Cognizant and CL Integration Plan - Phase 1	29 days	July 14, 2011	August 23, 2011
237	Asset master and scope of services finalization	12.5 days	July 27, 2011	August 12, 2011
238	Obtain asset master	1 day	July 27, 2011	July 27, 2011	4

239	Physical verification of entire Asset inventory (Physical assets, Hardware & Software- in Admin Ops team) including information of existing integration partners and support contracts	5 days	July 28, 2011	August 3, 2011	238
240	Match asset availability against Asset Master and identify gaps- HUDA and BTP	5 days	July 28, 2011	August 3, 2011	238
241	Account for the gaps and resolve the final Asset Master view- HUDA and BTP	0.5 days	August 4, 2011	August 4, 2011	239,24
242	Match asset availability against Asset Master and identify gaps- Manasa and ITPL	1 day	August 4, 2011	August 4, 2011	240
243	Account for the gaps and resolve the final Asset Master view- Manasa and ITPL	0.5 days	August 4, 2011	August 4, 2011	241
244	Take possession of designs, drawings, SLD and match with As Built status for all assets- all 4 facilities	5 days	July 28, 2011	August 3, 2011	238
245	Asset master verified and scope of services finalized and documented	1.5 days	August 11, 2011	August 12, 2011	241,27

246	Statutory Compliance	10 days	July 25, 2011	August 5, 2011
247	Lease for BTP- From Procurement, Legal and Admin Ops angles	10 days	July 25, 2011	August 5, 2011
248	Lease for ITPL- From Procurement, Legal and Admin Ops angles	10 days	July 25, 2011	August 5, 2011
249	Lease for HUDA- From Procurement, Legal and Admin Ops angles	10 days	July 25, 2011	August 5, 2011
250	Lease for Manasa- From Procurement, Legal and Admin Ops angles	10 days	July 25, 2011	August 5, 2011
251	Building completion certificates for all 4 facilities	1 day	August 3, 2011	August 3, 2011
252	Approved building drawing and floor plans for all 4 facilities	1 day	August 3, 2011	August 3, 2011
253	As built drawing for all 4 facilities	1 day	August 3, 2011	August 3, 2011
254	Fire NOC for all 4 facilities	1 day	August 3, 2011	August 3, 2011
255	Approved Bldg plans for all 4 facilities	1 day	August 3, 2011	August 3, 2011
256	Shops and establishment act license for all 4 facilities	1 day	August 4, 2011	August 4, 2011
257	Contract labour act license & relevant form 5 for all 4 facilities	1 day	August 4, 2011	August 4, 2011
258	PCB- Consent to operate for HUDA and Manasa	1 day	August 4, 2011	August 4, 2011
259	PROCESS MAPPING- study and gap analysis of scope of services provided to CL Associates, governing policies and procedures	17 days	July 14, 2011	August 5, 2011
260	Obtain and study the admin / facilities process documents	2 days	July 15, 2011	July 18, 2011
261	Map against cognizant process and identify overlap / gaps	2 days	July 15, 2011	July 18, 2011
262	Office temp help- Contract review, adequacy, quality, SLA	1 day	July 14, 2011	July 14, 2011
263	Plan for Handover task ownership to appropriate corporate function and signoff- GIT for Visa and Passport services	0.5 days	August 3, 2011	August 3, 2011
264	Plan for Handover task ownership to appropriate corporate function and signoff- NSS for BB, etc	0.5 days	August 3, 2011	August 3, 2011
265	Plan for Handover task ownership to appropriate corporate function and signoff- Procurement on STPI documentation	0.5 days	August 4, 2011	August 4, 2011
266	Plan for Handover task ownership to appropriate corporate function and signoff- Travel Process	0.5 days	August 4, 2011	August 4, 2011
267	Plan for Handover task ownership to appropriate corporate function and signoff- Healthclub, Medical Services, concierges services operations	0.5 days	August 5, 2011	August 5, 2011
268	Seat Management process - Planning, allocation, accounting and monitoring, reporting, automation levels	3 days	August 3, 2011	August 5, 2011
269	Review of the Facility Management related contracts and plan integration to Cognizant model.	21 days	July 15, 2011	August 12, 2011
270	Obtain list of vendors and service providers by each category	1 day	July 15, 2011	July 15, 2011
271	Obtain copy of contracts and P O s	1 day	July 15, 2011	July 15, 2011
272	Study scope of services SLA, rates, validity, payment terms & tax rates	2 days	July 15, 2011	July 18, 2011
273	Check payment records and obtain balance due statements	2 days	August 10, 2011	August 11, 2011
274	Facility management related document frozen	1 day	August 12, 2011	August 12, 2011	271,27
275	Facility Health Check and adequacy confirmation	12 days	July 27, 2011	August 12, 2011
276	Check AMC, O&M and Services contracts and Warranty details- all 4 facilities	4 days	July 28, 2011	August 2, 2011	238
277	Check Infra adequacy as per Cognizant norms and plan for making up deficiency if any- all 4 facilities	4 days	July 28, 2011	August 2, 2011
278	Check and review major Infra Incidents and root cause analysis, remedial measures implemented- all 4 facilities	4 days	July 28, 2011	August 2, 2011
279	Power system distribution	4 days	July 28, 2011	August 2, 2011
280	Power connection	4 days	July 28, 2011	August 2, 2011
281	DG	4 days	July 28, 2011	August 2, 2011
282	UPS	4 days	July 28, 2011	August 2, 2011
283	Earthing pits and lightning arrestors	4 days	July 28, 2011	August 2, 2011
284	Fuel Supply agreements	4 days	July 28, 2011	August 2, 2011

285	Water Supply	0.5 days	July 28, 2011	July 28, 2011
286	Water connection, metering, supply and distribution, drainage, Plumbing	0.5 days	July 28, 2011	July 28, 2011

287	Water Coolers / Drinking water arrangements	0.5 days	July 28, 2011	July 28, 2011
288	HVAC System and integration	1 day	July 28, 2011	July 28, 2011
289	HVAC- AHU, Stand alone Units, ductable splits	1 day	July 28, 2011	July 28, 2011
290	IBMS & Integration with fire safety devices	0.25 days	July 28, 2011	July 28, 2011
291	eSecurity and safety	4 days	July 28, 2011	August 2, 2011
292	CCTV / DVR	4 days	July 28, 2011	August 2, 2011
293	Access Control	4 days	July 28, 2011	August 2, 2011
294	Smoke / fire detection	4 days	July 28, 2011	August 2, 2011
295	Fire Alarm System, hooters, Emerency apparatus	4 days	July 28, 2011	August 2, 2011
296	Fire fighting equipment- Foam extinguishers, CO2 Extinguishers, etc, Wet risers/ Fire Hydrants	4 days	July 28, 2011	August 2, 2011
297	Elevators- High level checks	0.25 days	July 28, 2011	July 28, 2011
298	LCD Projectors / VTC / LCD Display	1 day	July 28, 2011	July 28, 2011
299	EHS Track	3 days	July 28, 2011	August 1, 2011
300	Constitution of ERT, records review of Emergency evacuation drills, training, adequacy of exits and signages	3 days	July 28, 2011	August 1, 2011
301	Lab testing for Air, food and water	1 day	July 28, 2011	July 28, 2011
302	Security services	9 days	July 27, 2011	August 8, 2011
303	Scope of contract, compliance with statutory norms (at BTP)	1 day	July 27, 2011	July 27, 2011
304	Threat assessment for location and manning standards and deployment	8 days	July 28, 2011	August 8, 2011	303
305	Cognizant process orientation for each of the four locations	8 days	July 27, 2011	August 5, 2011
306	F&B Services	2 days	August 2, 2011	August 3, 2011
307	Cafeteria arrangement	1 day	August 2, 2011	August 2, 2011
308	Snack bar	1 day	August 3, 2011	August 3, 2011	307
309	Vending machines	1 day	August 3, 2011	August 3, 2011	307
310	Transport services	3.5 days	August 3, 2011	August 8, 2011
311	Cab 24 X 7 (All locations)	3 days	August 3, 2011	August 5, 2011
312	Cab executive	0.5 days	August 8, 2011	August 8, 2011	311
313	Parking management - Cars, two wheelers, buses, visitors	0.5 days	August 8, 2011	August 8, 2011	311
314	Local hospitality	1 day	August 2, 2011	August 2, 2011
315	Hotels	1 day	August 2, 2011	August 2, 2011
316	Guest houses	1 day	August 2, 2011	August 2, 2011
317	Admin Services	5 days	August 5, 2011	August 12, 2011
318	Helpdesk / admin services	1 day	August 5, 2011	August 5, 2011
319	Stationery, Printing, Photocopy	0.5 days	August 8, 2011	August 8, 2011	318
320	Courier	0.5 days	August 5, 2011	August 5, 2011
321	Backup data media transfer	0.5 days	August 5, 2011	August 5, 2011
322	Cellular phones - Policy, deployment, billing, recovery	1 day	August 8, 2011	August 8, 2011

323	Telephone / land line - Policy, deployment, billing, recovery	1 day	August 9, 2011	August 9, 2011
324	News papers and periodicals	0.25 days	August 10, 2011	August 10, 2011
325	Health services	0.25 days	August 10, 2011	August 10, 2011
326	Gym Operations (Maintenance, Instructor)	0.5 days	August 11, 2011	August 11, 2011
327	In-house recreation / entertainment	0.5 days	August 11, 2011	August 11, 2011
328	Documentation of Facility check list frozen	0 days	August 12, 2011	August 12, 2011	303,30
329	Detailed mapping of roles and responsibilities of personnel and avenues for integrating the two teams for an optimized org structure	2 days	August 22, 2011	August 23, 2011
330	Scope of Admin function, SLA, feed back of ISS etc to be reviewed	1 day	August 22, 2011	August 22, 2011
331	Admin Org Chart and current mapping	1 day	August 23, 2011	August 23, 2011	330
332	Understand the Cost Management process in place and plan integration aspects of Budget Management	3 days	August 15, 2011	August 17, 2011
333	Study Opex of CL, Actual incurrence, identify gaps against budgets and headcounts	1 day	August 15, 2011	August 15, 2011
334	Prepare/ annotate realistic Opex budget for rest of 2011	2 days	August 16, 2011	August 17, 2011	333
335	Study and obtain access to tools (online & Manual) used by CL for Admin Helpdesk, Facilities management, Cab services etc.	3 days	August 3, 2011	August 5, 2011
336	Listing of tools made, integration with other internal IT systems mappped, license checked	3 days	August 3, 2011	August 5, 2011

337	Phase 1 ID card creation	17 days	July 19, 2011	August 12, 2011
338	Employee information received from HR	0 days	July 19, 2011	July 19, 2011
339	ID card generation across locations	4 days	July 20, 2011	July 25, 2011	338
340	Verification and Reconciliation	4 days	July 21, 2011	July 26, 2011	339FF
341	Handover to HR (across locations)	0 days	August 12, 2011	August 12, 2011	340
342	Cognizant and CL Integration Plan- Phase 2	100 days	July 27, 2011	December 13, 2011
343	Commonizing Admin Ops management approach and Tools implementation	23 days	August 16, 2011	September 15, 2011
344	Process Integration	22 days	August 16, 2011	September 14, 2011
345	Work Environment Policy to be understood by Admin team and gaps to be plotted	4 days	August 18, 2011	August 23, 2011
346	Facilities Management organization- High level interaction with the Agencies	5 days	August 24, 2011	August 30, 2011
347	Electrical HVAC and DG/UPS Power DU management- Interaction with Vendors	8 days	August 29, 2011	September 7, 2011
348	Fire & Smoke detection, Access control, DVR, IBMS systems and compatibility with Cognizant- Interaction with vendors	5 days	September 8, 2011	September 14, 2011	347
349	Helpdesk, Remedy equiivalent tool	2 days	August 16, 2011	August 17, 2011
350	Workspace management- Forecast to accounting- process orientation to all Corp functions	3 days	August 17, 2011	August 19, 2011
351	Client visits and Corp Local Hospitality- Policy to be understood	3 days	August 22, 2011	August 24, 2011
352	Plan for integration of Admin systems such as Seating, Transportation, Query Management	24 days	August 16, 2011	September 16, 2011
353	Review existing tools used	7 days	August 16, 2011	August 24, 2011
354	Receive HCM and ESA inputs on Empl_Id, BU_Codes, Facility_Codes, Project codes etc	1 day	August 16, 2011	August 16, 2011
355	Sign off the roll out plans for each system with EAS	1 day	August 25, 2011	August 25, 2011	353
356	User Identity creation	6 days	August 16, 2011	August 23, 2011
357	Prepare list of all likely Admin Users for each system	1 day	August 16, 2011	August 16, 2011
358	Acquire data from Vendors for respective personnel	4 days	August 17, 2011	August 22, 2011
359	Complete C-Hire and CWR id creation	1 day	August 23, 2011	August 23, 2011	358
360	Map the user name, email id and relevant rights to all systems	2 days	August 16, 2011	August 17, 2011

361	Seat Management and allocation norms	17 days	August 25, 2011	September 16, 2011
362	Explain the concept of GSMS to Admin, Finance and GWFM teams in CL	2 days	August 25, 2011	August 26, 2011
363	Capture Seat data	15 days	August 29, 2011	September 16, 2011	362
364	Capture occupancy data	15 days	August 29, 2011	September 16, 2011	362
365	Role mapping	15 days	August 29, 2011	September 16, 2011	362
366	Upload Data	15 days	August 29, 2011	September 16, 2011	362
367	Data Verification	15 days	August 29, 2011	September 16, 2011	362
368	Correction	15 days	August 29, 2011	September 16, 2011	362
369	User Awareness sessions for PM and PMO	15 days	August 29, 2011	September 16, 2011	362
370	Awareness campaign amongst Associates	15 days	August 29, 2011	September 16, 2011	362
371	BAU status achieved	15 days	August 29, 2011	September 16, 2011	362
372	Monitor and hand hold the User team for a week	15 days	August 29, 2011	September 16, 2011	362
373	Rollout of Remedy	12 days	August 18, 2011	September 2, 2011
374	Align Floating license of Bangalore- SJB and Hyde- Pioneer to CL requirement	4 days	August 18, 2011	August 23, 2011
375	Create Location/ facility in Remedy- dovetailed with NSS/ GIS/ Payroll etc	1 day	August 24, 2011	August 24, 2011	374
376	Training of helpdesk, FM agencies and Admin FTE	1 day	August 25, 2011	August 25, 2011	375
377	Awareness campaign amongst associates	1 day	August 26, 2011	August 26, 2011	376
378	Launch	1 day	August 29, 2011	August 29, 2011	377
379	Monitor and hand hold the User team for a week	5 days	August 29, 2011	September 2, 2011
380	Rollout of Transport related Policy and Tools	19 days	August 16, 2011	September 9, 2011
381	24X7 cabs workflow	13 days	August 16, 2011	September 1, 2011
382	Discussions with Admin Ops team on Policy, rules, procedures and gaps	2 days	August 16, 2011	August 17, 2011
383	Identify SPOC from Projects	1 day	August 17, 2011	August 17, 2011	384
384	Gather data of users, shift log in log out, etc	1 day	August 16, 2011	August 16, 2011
385	Create vendor master	1 day	August 16, 2011	August 16, 2011
386	Educate Tpt Coordinators	1 day	August 17, 2011	August 17, 2011	385
387	Educate vendors	1 day	August 18, 2011	August 18, 2011	386
388	educate Associates	1 day	August 19, 2011	August 19, 2011	387
389	Receive Rosters	1 day	August 23, 2011	August 23, 2011
390	Vendor Invoice certification (New) process to be discussed and implemented	1 day	August 24, 2011	August 24, 2011	389
391	Upload, verify and assign cabs	1 day	August 25, 2011	August 25, 2011	390
392	share results	1 day	August 26, 2011	August 26, 2011	383,38
393	educate CTHD team on new location/ facilities and vendor base and rules	1 day	August 29, 2011	August 29, 2011	392
394	Awareness campaign	1 day	August 30, 2011	August 30, 2011	393
395	improve refine and modulate	1 day	August 31, 2011	August 31, 2011	394
396	BAU status achieved	1 day	September 1, 2011	September 1, 2011
397	Bus transport workflow	7 days	September 1, 2011	September 9, 2011
398	Discussions with Admin Ops team on Policy, rules, procedures and gaps	1 day	September 1, 2011	September 1, 2011
399	Work out recovery of bus pass through payroll mode	1 day	September 2, 2011	September 2, 2011	398

400	Monitor and hand hold the User team for a week	5 days	September 5, 2011	September 9, 2011	399
401	Roll out of Admin Services module	8 days	September 2, 2011	September 13, 2011
402	Map the process of issuing Id card, access card, Business cards, access rights, etc	1 day	September 2, 2011	September 2, 2011
403	Meet up with Stationary, and other vendors	2 days	September 5, 2011	September 6, 2011
404	Train Admin Helpdesk on the system	1 day	September 5, 2011	September 5, 2011
405	Launch awareness campaign	1 day	September 6, 2011	September 6, 2011	404
406	Monitor and hand hold the User team for a week	5 days	September 7, 2011	September 13, 2011	404,40
407	Roll out of Physical Security Systems	17 days	August 16, 2011	September 7, 2011
408	Educate CL team on Physical Security Policy, process and procedures	12 days	August 16, 2011	August 31, 2011
409	Train the security team on usage of systems- IVS and VMS	12 days	August 16, 2011	August 31, 2011
410	Create associates among Associates	12 days	August 16, 2011	August 31, 2011
411	launch the system	12 days	August 16, 2011	August 31, 2011
412	Monitor and hand hold the User team for a week	5 days	September 1, 2011	September 7, 2011	408,40
413	Roll out of Access control- Corp 1000 norms	46 days	August 16, 2011	October 18, 2011
414	Assess the possibility of using Corp 1K cards in existing ACCS of CL	1 day	August 16, 2011	August 16, 2011
415	Plan relevant changes to enable co-existance of 2Bit and Corp 1K cards on all ACCS devices and controllers	1 day	August 17, 2011	August 17, 2011	414
416	Procure relevant SW or HW from JCI	27 days	August 18, 2011	September 23, 2011	415
417	Procure Corp 1K cards for CL associates	27 days	August 18, 2011	September 23, 2011
418	secure data of previous cards and back up for future	6 days	August 19, 2011	August 26, 2011
419	Map the new cards data to associates data	6 days	September 26, 2011	October 3, 2011	417
420	Make changes in Controllers to accept the new cards	2 days	September 26, 2011	September 27, 2011	416
421	Issue new access cards to associates	4 days	October 4, 2011	October 7, 2011	419
422	take back the old cards for each card issued	4 days	October 4, 2011	October 7, 2011
423	deactivate all cards so retrieved from associates	4 days	October 10, 2011	October 13, 2011	422
424	deactivate all other cards held by associates absent through the period	6 days	October 10, 2011	October 17, 2011
425	Port data to C Prompt	1 day	October 18, 2011	October 18, 2011	424
426	Phase 2 ID card creation	100 days	July 27, 2011	December 13, 2011
427	Entity Name change completed by Finance - CS Group	58 days	July 27, 2011	October 14, 2011
428	ID card generation across locations	5 days	October 3, 2011	October 7, 2011	476
429	Verification and Reconciliation	5 days	November 29, 2011	December 5, 2011
430	Handover to employees (across locations)	6 days	December 6, 2011	December 13, 2011	429
431	Finance Integration Plan	70 days	June 27, 2011	September 30, 2011
432	Track - Core Finance (AM)	35 days	July 14, 2011	August 31, 2011
433	CL India to provide insurance details for all assets. Last renewal happened on March 31, 2011. Details of the insurance available in E-room	17 days	July 14, 2011	August 5, 2011
434	Inputs on Physical verification of all CL India assets to be done by Cognizant - Admin + Procurement	28 days	July 25, 2011	August 31, 2011
435	Access to Cognizant's CAR system to relevant CL India stake holders. All assets requests to be routed through CAR system. Dependency (Admin / NSS / Procurement)	4 days	August 16, 2011	August 19, 2011
436	Track - Core Finance (AP)	40 days	July 19, 2011	September 12, 2011
437	Send PO Template to CL India to capture all open PO's details	5 days	July 19, 2011	July 25, 2011
438	Bring vendor invoices close to zero (settle the payables as much as possible).	5 days	August 8, 2011	August 12, 2011

439	Settlement of corporate credit cards with Citibank. Currently only 4-5 credit cards are among employees and will be closed by August 31st.	31 days	August 1, 2011	September 12, 2011
440	Evaluate infrastructure requirement (scanners / fax machines / etc) needed for VAULT implementation. Dependency - NSS.	2 days	August 4, 2011	August 5, 2011
441	Implement Cognizant AP scanning solution (VAULT) for invoices at CL India premises. Dependency - NSS.	3 days	August 8, 2011	August 10, 2011	440
442	CL India to provide Balance Confirmation from all their vendors. Get balance confirmations from vendors as on the desired date.	5 days	August 8, 2011	August 12, 2011
443	List out all items (invoice mailing address, No Due certificate etc…) that needs to be included in mailers to all CL India vendors. Dependency (Procurement)	16 days	July 26, 2011	August 16, 2011
444	Track -Core Finance - Audit & Records	48 days	June 27, 2011	August 31, 2011
445	CL India Auditors to provide LOR (letter of representation). Last 3 years of LOR represent in E-room. To be verified by Cognizant.	18 days	July 13, 2011	August 5, 2011
446	Cognizant need list of CL India Finance employees who are custodians of Financial & other documents.	3 days	August 8, 2011	August 10, 2011
447	March 2011 Audit by PWC to be completed before August 2011. Board meeting to be completed as well.	48 days	June 27, 2011	August 31, 2011
448	Track - Core Finance - GL Balance	16 days	July 27, 2011	August 17, 2011
449	Chart of Accounts mapping between the two general Ledgers (GL) to be completed	10 days	July 27, 2011	August 9, 2011
450	Template to be sent by Cognizant to CL India in order to port the data.	10 days	August 1, 2011	August 12, 2011
451	Open balances from date of cut over to be ported into Cognizant systems.	5 days	August 11, 2011	August 17, 2011
452	Track - Core Finance - Taxation	40 days	July 7, 2011	August 31, 2011
453	Document reqd. from PWC stating that they are comfortable with 10%/ 15% TP (transfer pricing) - completed	1 day	July 7, 2011	July 7, 2011
454	STPI merger letters related to Bangalore & Hyderabad available in E-room. Cognizant needs to validate the documents.	1 day	August 12, 2011	August 12, 2011
455	Need mail from Sriram that no MPR (Monthly performance report) file of any STPI location which shows "0" (zero) employees exists.	3 days	August 10, 2011	August 12, 2011
456	Legal to confirm whether subsequent filing for MAP will be done by CL USA or Cognizant.	5 days	July 13, 2011	July 19, 2011
457	Transfer pricing information to be reviewed by Cognizant tax team. To be marked as closed once the letter is received by Cognizant team.	1 day	July 8, 2011	July 8, 2011	453
458	Index of physical documents and file structure of soft files and CL India touch points	9 days	August 2, 2011	August 12, 2011
459	Financial Data dump of last 10 years to be provided by CL India to Cognizant in a "readable" format.	20 days	August 4, 2011	August 31, 2011
460	Oracle Financials "Read-Only" access required for at least 3 years to 4 Cognizant Finance team members post close.	20 days	August 4, 2011	August 31, 2011
461	Computation of Capital Gains to compute the Withholding Tax (on Capital gains for Cognizant to deduct taxes).	9 days	August 2, 2011	August 12, 2011
462	Set up delegation of authority (DoA) for PR approvals, PO approvals, invoice approvals and bank signatories for CLGS and approval mechanism.	5 days	August 17, 2011	August 23, 2011
463	CLI to provide Fair Value Certificate for Tax Assessment purposes.	7 days	August 4, 2011	August 12, 2011
464	Cognizant team to evaluate the Fair Price Computation report provided by CLI	11 days	August 12, 2011	August 26, 2011
465	Cognizant Mauritius to obtain PAN card. Mauritius Embassy needs 10 working days.	13 days	July 18, 2011	August 3, 2011
466	Tax Deduction Certificate	13 days	July 27, 2011	August 12, 2011
467	Track - Core Finance - Treasury	32 days	August 15, 2011	September 27, 2011
468
Cognizant needs consolidated bank statement in BRC (bank realization certificate) format for the last 3 years from CL India. (CL India currently have relationship with ICICI, SBI & Citibank in Bangalore, Oriental bank in Hyderabad.)
		10 days	August 15, 2011	August 26, 2011
469	CL India Employee's gratuity is maintained with LIC. Cognizant team to get back to CL India on transfer of LIC group gratuity funds (LIC group gratuity Trust investments for employee gratuity)	30 days	August 17, 2011	September 27, 2011
470	Track - Core Finance T&E	26 days	August 2, 2011	September 6, 2011
471	CL India to close out all open travel / other expense claims prior to close	11 days	August 2, 2011	August 16, 2011
472	CL India to provide data on open / in transit claims to Cognizant	15 days	August 17, 2011	September 6, 2011	471
473	Track - Finance / Legal	46 days	July 29, 2011	September 30, 2011
474	Internal communication to set expectations on invoicing and management reports with CL US	13 days	July 29, 2011	August 16, 2011
475	Legal actions to be initiated in India to give effect to SPA and name change and timelines available	13 days	July 29, 2011	August 16, 2011
476	Entity Name Change (see attached notes for details)	33 days	August 17, 2011	September 30, 2011	474

477	Track - FP & A	14 days	July 25, 2011	August 11, 2011
478	ESA hierarchies post acquisition for internal reporting	10 days	July 25, 2011	August 5, 2011
479	Set up of Internal Departments/Projects to absorb support staff from CL India	13 days	July 26, 2011	August 11, 2011
480	Track - Finance / NSS	11 days	August 15, 2011	August 29, 2011
481	Access to ESA for Invoicing for CL India employees.	11 days	August 15, 2011	August 29, 2011	53,14
482	Access to ESA for Expense module for all CL India employees.	11 days	August 15, 2011	August 29, 2011	53,14

483	Track - Revenue Assurance	45 days	August 1, 2011	September 30, 2011
484	Create Customer ID mapped as per SoW in ESA system	1 day	August 8, 2011	August 8, 2011
485	Create Project ID mapped as per SoW in ESA system with rate set up.	4 days	August 8, 2011	August 11, 2011
486	Assignment - Associates mapping to project	12 days	August 2, 2011	August 17, 2011
487	Contract Creation in ESA	7 days	August 12, 2011	August 22, 2011
488	Cognizant to provide dummy invoice & Annexure to CL US for review	4 days	August 9, 2011	August 12, 2011
489	Closing Receivables of CL India & to ensure this is minimum, to collect all before 31st July	11 days	August 1, 2011	August 15, 2011
490	Training on ESA - Revenue and Billing Systems	8 days	September 21, 2011	September 30, 2011
491	Track - Finance - Payroll	13 days	July 13, 2011	July 29, 2011
492	CL India to check if dual employee ID's & change in Logo etc. is possible with their existing payroll system vendor.	13 days	July 13, 2011	July 29, 2011
493	Procurement Integration Plan	49 days	July 13, 2011	September 19, 2011
494	Vendor Management	38 days	July 13, 2011	September 2, 2011
495	Cognizant Vendor Template to be shared with CLI	6 days	July 13, 2011	July 20, 2011
496	Create Vendor master details (need all mandatory vendor details like bank/ wire transfer) in Cognizant system (PeopleSoft).	15 days	August 11, 2011	August 31, 2011	495
497	Transfer data from CLI IProcure to Cognizant PeopleSoft systems	20 days	August 8, 2011	September 2, 2011
498	CLI to provide its resource name to have access to Cognizant CAR system to record all assets bought after August 1st 2011	5 days	August 16, 2011	August 22, 2011
499	Review 3rd Party Vendor contracts (Only Facilities) for all locations	15 days	August 1, 2011	August 19, 2011
500	Statutory Compliance	49 days	July 13, 2011	September 19, 2011
501	Lease for BTP- From Procurement, Legal and Admin Ops angles	10 days	July 13, 2011	July 26, 2011
502	Lease for ITPL- From Procurement, Legal and Admin Ops angles	10 days	July 13, 2011	July 26, 2011
503	Lease for HUDA- From Procurement, Legal and Admin Ops angles	10 days	July 13, 2011	July 26, 2011
504	Lease for Manasa- From Procurement, Legal and Admin Ops angles	10 days	July 13, 2011	July 26, 2011
505	Hyderabad CLI location Customs License renewal	30 days	August 9, 2011	September 19, 2011
506	Inventory of assets inline with the Bond Register Review	13 days	August 10, 2011	August 26, 2011
507	Obtain Bond Register - Imports and Indigenous	8 days	August 17, 2011	August 26, 2011
508	Comparisons of Assets Master (Bonded assets) with the Bond Register (across 3 locations - 4 facilities)	13 days	August 10, 2011	August 26, 2011
509	Contracts Review	35 days	July 15, 2011	September 1, 2011
510	Guest House Contract Review	2 days	July 19, 2011	July 21, 2011
511	FM (Soft services) contract review- (- HKPG / Carpet / Chairs/ façade cleaning / furniture repairs)	0.5 days	July 15, 2011	July 15, 2011
512	O&M Contract of E&M services	2 days	July 15, 2011	July 18, 2011
513	O&M Contract review for all Equipments	2 days	July 15, 2011	July 18, 2011
514	Maintenance Consumables & insurance spares	2 days	July 15, 2011	July 18, 2011

515	Misc Equipment maintenance contracts	2 days	July 19, 2011	July 20, 2011
516	Office services contracts	0.5 days	July 19, 2011	July 19, 2011
517	HK Consumables- procurement, consumption monitoring, scope adequacy	0.5 days	July 19, 2011	July 19, 2011
518	Personal Consumables- procurement, consumption monitoring, scope adequacy	0.5 days	July 19, 2011	July 19, 2011
519	Hyderabad CLI location Lease Agreement Renewal	20 days	August 5, 2011	September 1, 2011
520	Delivery-ITO Integration Plan	180 days	July 4, 2011	March 9, 2012
521	Availability of Employee IDs for all new Employees	0 days	July 19, 2011	July 19, 2011
522	Availability of SOW vs. Employee ID mapping	0 days	August 11, 2011	August 11, 2011	485
523	Confirmation on continuation of all subcontractors	0 days	July 21, 2011	July 21, 2011
524	Confirmation on access to Production Data and remote access for Off-hours support	0 days	July 21, 2011	July 21, 2011
525	Integration Plan (30 Days)	68 days	July 4, 2011	October 5, 2011
526	Integration Support team Setup (Cognizant ITO/PMO)	8 days	July 4, 2011	July 13, 2011
527	Access to Cognizant's internal systems from all four CL India premises	0 days	July 22, 2011	July 22, 2011	145
528	ESA Customer Creation / Verification of attributes	2 days	August 15, 2011	August 16, 2011	522SS
529	ESA Projects Creation	3 days	August 17, 2011	August 19, 2011	528
530	Projects Setup	49 days	July 29, 2011	October 5, 2011
531	ESA Project Setup	30 days	August 17, 2011	September 28, 2011	529SS
532	ESA Project PM, AM and DM allocations and setup	8 days	August 23, 2011	September 1, 2011	487

533	Contract Creation	16 days	August 17, 2011	September 8, 2011
534	Availability of signed contracts	0 days	August 17, 2011	August 17, 2011
535	SOW uploads to ARC System	5 days	September 2, 2011	September 8, 2011	532,53
536	Availability of approved Financial Model for the deal	18 days	August 18, 2011	September 12, 2011
537	Billing Setup	13 days	September 2, 2011	September 20, 2011
538	Customer Contact creations (Bill To)	10 days	September 2, 2011	September 15, 2011	532
539	Ship To Details	10 days	September 2, 2011	September 15, 2011	532
540	Billing Milestone Setup	10 days	September 2, 2011	September 15, 2011	532
541	Contract Approvals from Finance	8 days	September 9, 2011	September 20, 2011	535
542	Resource Allocations	15 days	September 2, 2011	September 22, 2011	532
543	SO Creation	10 days	September 2, 2011	September 15, 2011
544	Team members Allocations and verification	15 days	September 2, 2011	September 22, 2011
545	Invoicing Readiness Verification	4 days	September 23, 2011	September 28, 2011	537,54
546	Revenue Forecasting for the month and rest of the year	9 days	September 23, 2011	October 5, 2011
547	Training	3 days	September 23, 2011	September 27, 2011	537,54
548	Data Entry	3 days	September 28, 2011	September 30, 2011	547
549	Verification and finalization	3 days	October 3, 2011	October 5, 2011	548
550	Invoicing for 1st Month	31 days	July 29, 2011	September 9, 2011
551	ESA timesheet fill-out and approval	3 days	August 29, 2011	August 31, 2011
552	PAS Approval	2 days	September 1, 2011	September 2, 2011	551

553	Invoice Delivery	3 days	September 5, 2011	September 7, 2011	552
554	Availability of Annexure format	0 days	July 29, 2011	July 29, 2011
555	Feasibility of generating invoices from existing Time Tracker	15 days	August 5, 2011	August 25, 2011	554SS
556	Generation of Annexures for Invoices	5 days	September 5, 2011	September 9, 2011	553SS
557	SLA Framework and Engagement Level Reporting	115 days	July 27, 2011	January 3, 2012
558	Prepare	25 days	July 27, 2011	August 30, 2011
559	Prioritize measures, identify teams, roles and sources	15 days	July 27, 2011	August 16, 2011
560	Identify responsibilities and framework	10 days	August 3, 2011	August 16, 2011	559SS
561	Determine infrastructure and resource availability for measurement	10 days	August 17, 2011	August 30, 2011	560
562	Measure	90 days	August 31, 2011	January 3, 2012	558
563	Perform trial and measure	90 days	August 31, 2011	January 3, 2012
564	Confirm measures and attribute results to teams	15 days	October 12, 2011	November 1, 2011	563SS
565	Record exceptions and process requirements	15 days	November 2, 2011	November 22, 2011	564
566	Align with staffing levels and team structure	15 days	November 23, 2011	December 13, 2011	565
567	Agree / Go-Live	15 days	December 14, 2011	January 3, 2012
568	Agree on targets	10 days	December 14, 2011	December 27, 2011	566
569	Go-live	5 days	December 28, 2011	January 3, 2012	568
570	Plan for Periodic Review	2 days	January 2, 2012	January 3, 2012	569SS
571	Integration Plan (30 - 150 Days)	100 days	September 12, 2011	January 27, 2012	556
572	US Managers' Onboarding	25 days	October 6, 2011	November 9, 2011	525
573	Create Onboarding Pack for US Managers (changes in Operating Model)	10 days	October 6, 2011	October 19, 2011
574	Walk-through / Sessions on Onboarding Pack	10 days	October 20, 2011	November 2, 2011	573
575	Availability of approved Onboarding Pack	0 days	November 9, 2011	November 9, 2011	574FS
576	Project Quality Process Setup	45 days	September 23, 2011	November 24, 2011	544
577	Cognizant Quality Process overview (In Batches)	5 days	September 23, 2011	September 29, 2011
578	C2.0 Training (In Batches)	15 days	September 23, 2011	October 13, 2011
579	Project set up in C2.0	15 days	September 23, 2011	October 13, 2011
580	Project Process Package Configuration	15 days	September 23, 2011	October 13, 2011
581	Creation of WMP	15 days	September 23, 2011	October 13, 2011
582	Usage of SWB for tracking	15 days	September 23, 2011	October 13, 2011
583	Defect tracking using C2.0	15 days	September 23, 2011	October 13, 2011
584	Issue Tracking	15 days	September 23, 2011	October 13, 2011
585	Integration of C2.0 with Prolite for Project Metrics	15 days	September 23, 2011	October 13, 2011
586	Collaboration using C2.0	15 days	September 23, 2011	October 13, 2011
587	C2.0 as a Process enabler	15 days	September 23, 2011	October 13, 2011
588	Projects setup in C2.0	45 days	September 23, 2011	November 24, 2011
589	Process Definitions	30 days	September 23, 2011	November 3, 2011
590	Metrics Setup	30 days	September 23, 2011	November 3, 2011
591	Process Document Creation	30 days	September 23, 2011	November 3, 2011

592	Project Risk Identification and Portal Updates	30 days	September 23, 2011	November 3, 2011
593	Start up Audits	15 days	November 4, 2011	November 24, 2011	592
594	Project Resourcing	25 days	September 12, 2011	October 14, 2011	533
595	High Level overview of WFM function and introduction with Account WFM team	3 days	September 12, 2011	September 14, 2011
596	Cognizant policy for buffers and CATs inclusion	3 days	September 12, 2011	September 14, 2011
597	Resourcing Assessment	25 days	September 12, 2011	October 14, 2011
598	Assessment of existing resource spread (Pyramid, Onsite:offshore)	10 days	September 12, 2011	September 23, 2011
599	Critical Requirements Identifications (including Buffers)	10 days	September 12, 2011	September 23, 2011
600	Assessment of ramp up / ramp down plans	10 days	September 12, 2011	September 23, 2011	598SS
601	SO Creations and requirements sharing with WFM	3 days	September 12, 2011	September 14, 2011	599SS
602	Requirement fulfillment with help from WFM	10 days	September 12, 2011	September 23, 2011	601SS
603	CAT allocations to projects (as needed)	10 days	September 12, 2011	September 23, 2011	599SS
604	Travel Readiness of the team	25 days	September 12, 2011	October 14, 2011
605	Assessments of travel readiness of team	10 days	September 12, 2011	September 23, 2011	598SS
606	Travel requirements Identification	5 days	September 26, 2011	September 30, 2011	605
607	Appropriate Visa initiations	15 days	September 26, 2011	October 14, 2011	606SS
608	Introduction with Account Support groups / Horizontals	15 days	September 19, 2011	October 7, 2011	550FS
609	WFM	15 days	September 19, 2011	October 7, 2011
610	CBC	15 days	September 19, 2011	October 7, 2011
611	TCG	15 days	September 19, 2011	October 7, 2011
612	Testing	15 days	September 19, 2011	October 7, 2011
613	IT IS	15 days	September 19, 2011	October 7, 2011
614	Admin	15 days	September 19, 2011	October 7, 2011
615	NSS	15 days	September 19, 2011	October 7, 2011
616	Others	15 days	September 19, 2011	October 7, 2011
617	Project Reporting Setup	90 days	September 12, 2011	January 13, 2012
618	RHMS set-up and supervisor validation in HCM	5 days	September 12, 2011	September 16, 2011
619	Introduction with Cognizant reporting requirement and Process	20 days	September 12, 2011	October 7, 2011
620	Cognizant Internal Reporting Requirements and Process	10 days	September 12, 2011	September 23, 2011
621	Cognizant standard customer reporting process	10 days	September 12, 2011	September 23, 2011
622	Cognizant standard reporting templates	10 days	September 12, 2011	September 23, 2011
623	Data capturing process review and updates	5 days	September 12, 2011	September 16, 2011
624	Reporting Process Setup	15 days	September 19, 2011	October 7, 2011	623
625	Readiness for complying with Cognizant's internal reporting requirements	0 days	September 16, 2011	September 16, 2011	623SS
626	Knowledge Repository Setup	70 days	October 10, 2011	January 13, 2012	619
627	Analysis of Existing knowledge Management process	5 days	October 10, 2011	October 14, 2011
628	GAP Analysis (with Cognizant Best Process)	15 days	October 17, 2011	November 4, 2011	627
629	KR Setup Plan preparation	15 days	November 7, 2011	November 25, 2011	628
630	KR Setup implementation	35 days	November 28, 2011	January 13, 2012	629

631	SharePoint Setup	10 days	November 28, 2011	December 9, 2011
632	Channel One Setup	5 days	November 28, 2011	December 2, 2011
633	New Artifacts Preparation	30 days	December 5, 2011	January 13, 2012	632
634	Existing KR Migration	10 days	December 5, 2011	December 16, 2011	632
635	Other KR activities (Identified in GAP Analysis)	10 days	December 5, 2011	December 16, 2011	632
636	Cut-over to Cognizant Network	31 days	October 28, 2011	December 9, 2011
637	Readiness for cut-over to Cognizant Network	0 days	October 28, 2011	October 28, 2011
638	Test plan for testing connectivity	20 days	October 28, 2011	November 24, 2011	637
639	Go / No-Go decision for cutover	0 days	November 25, 2011	November 25, 2011	638FS
640	Import of Assets into Cognizant RAMS	0 days	November 25, 2011	November 25, 2011	639
641	RAMS Training	10 days	November 28, 2011	December 9, 2011	640
642	Assessment of additional Space	10 days	December 9, 2011	December 23, 2011	636
643	Availability of space in Bangalore / Hyderabad in Cognizant Premises	0 days	December 9, 2011	December 9, 2011
644	Plan for moving CLI resources in Cognizant facility	10 days	December 12, 2011	December 23, 2011	643
645	Project Training	10 days	January 16, 2012	January 27, 2012	617
646	Customer application training to new team members (Cognizant team)	10 days	January 16, 2012	January 27, 2012
647	Customer Dashboard	5 days	January 23, 2012	January 27, 2012	646FF
648	Appraisal System Setup	65 days	September 26, 2011	December 23, 2011	617SS
649	Mapping of existing Appraisal System with Cognizant System (Ratings and Goals)	10 days	September 26, 2011	October 7, 2011
650	Cognizant System Synchronization	45 days	September 26, 2011	November 25, 2011
651	HCM Synchronization	25 days	September 26, 2011	October 28, 2011
652	Data Migration	15 days	September 26, 2011	October 14, 2011
653	Data Validation	10 days	October 17, 2011	October 28, 2011	652
654	Goal Synchronization	45 days	September 26, 2011	November 25, 2011
655	Data Migration	30 days	September 26, 2011	November 4, 2011
656	Data Validation	15 days	November 7, 2011	November 25, 2011	655
657	HCM Training (In Batches)	5 days	November 28, 2011	December 2, 2011	656
658	Goals and Appraisal submission	5 days	November 28, 2011	December 2, 2011
659	Performance Management	5 days	November 28, 2011	December 2, 2011
660	Goals Discussion and Setup	15 days	December 5, 2011	December 23, 2011	657
661	Goal Definition in GOAL System	15 days	December 5, 2011	December 23, 2011
662	Goal Definition in HCM	15 days	December 5, 2011	December 23, 2011
663	Integration Plan (Beyond 150 Days)	30 days	January 30, 2012	March 9, 2012
664	Introduction with Cognizant initiatives and assets	30 days	January 30, 2012	March 9, 2012	645
665	Cognizant Clarity Program	30 days	January 30, 2012	March 9, 2012
666	Cognizant accelerators	30 days	January 30, 2012	March 9, 2012
667	Cognizant 4C	30 days	January 30, 2012	March 9, 2012
668	Channel One	30 days	January 30, 2012	March 9, 2012
669	Cognizant Innovation	30 days	January 30, 2012	March 9, 2012

670	Introduction with Horizontal Organization and Capabilities	15 days	January 30, 2012	February 17, 2012	645
671	Testing	15 days	January 30, 2012	February 17, 2012
672	IT IS	15 days	January 30, 2012	February 17, 2012
673	DWBI	15 days	January 30, 2012	February 17, 2012
674	DACoE	15 days	January 30, 2012	February 17, 2012
675	Content Management and Portal Coe	15 days	January 30, 2012	February 17, 2012
676	Learning	25 days	January 30, 2012	March 2, 2012	645
677	Associate Skill database preparation	5 days	January 30, 2012	February 3, 2012
678	Identification of required learning's	5 days	January 30, 2012	February 3, 2012
679	Essential required learning	15 days	January 30, 2012	February 17, 2012
680	Learning Plan creation with Delivery Manager	10 days	February 20, 2012	March 2, 2012	679
681	Learning Plan Creation for Associates by PM	10 days	February 20, 2012	March 2, 2012	679
682	Revisit to Learning plans based on goals	5 days	January 30, 2012	February 3, 2012	660
683	Delivery-BPO Integration Plan	144 days?	June 14, 2011	December 30, 2011
684	BPO Track - Operations Manuals and Process Documentation	110 days	August 1, 2011	December 30, 2011
685	Maintaining access rights to existing CL documentations and repository	19 days	August 1, 2011	August 25, 2011	148
686	Identify Existing Documentation Organization and structure and list any gaps	66 days	August 1, 2011	October 31, 2011
687	Catalog SOPs and process documents like Checklists, FAQs, other learning material for all in-scope Processes - Escrow Tax, Flood, OTS, Valuations, CP services, D&A Production Support	66 days	August 1, 2011	October 31, 2011
688	Map back all the existing SOPs with SOWs at worktype level and identify gaps - identify full details of last signed-off dates, last updates, version control	66 days	August 1, 2011	October 31, 2011
689	Plan for SOPs where they do not exist, with signed-off timelines	66 days	August 1, 2011	October 31, 2011
690	Identify new Documentation Organization and structure and relate with Cognizant doc requirements (eSCM, ISO etc)	110 days	August 1, 2011	December 30, 2011
691	Identify all job aids & learning databases that were created as a result of operations for last few years and check for any system licenses requirements thereon	66 days	August 1, 2011	October 31, 2011
692	BPO Track - SLAs	65 days	July 11, 2011	October 7, 2011
693	Identify existing QA organization and structure and Process and list gaps if any	33 days	July 18, 2011	August 31, 2011
694	Understand existing QC methodology and % and Levels of QC done	33 days	July 18, 2011	August 31, 2011
695	Catalog complete laundry list of existing SLA Books - Service Levels, Metrics and Service Definitions as exist today	33 days	July 18, 2011	August 31, 2011
696	Understand how metrics and service levels are reported at present - Reporting framework (How data is extracted, Data massaged, data presented, dashboarded and reported)	15 days	August 11, 2011	August 31, 2011
697	Train new team on new SLA framework, definitions, reporting and agree	38 days	July 11, 2011	August 31, 2011
698	Interview resources to Validate 12 month actual data - Volumes, SLA compliance, QC%, RPH, FTE requirement	38 days	July 11, 2011	August 31, 2011
699	Identify target QA Organisation and structure in changed scenario	38 days	July 11, 2011	August 31, 2011
700	Identify New Governance teams from Cognizant and CL Onsite and new Governance framework - protocol, frequency, members, communication Mode	38 days	July 11, 2011	August 31, 2011
701	Identify new reporting structure (if any changes from existing)	38 days	July 11, 2011	August 31, 2011
702	Dashboarding Critical Service Metrics and Key Metrics	24 days	July 29, 2011	August 31, 2011
703	Baselining for presumptive SLAs	50 days	August 1, 2011	October 7, 2011
704	BPO Training	45 days	August 1, 2011	September 30, 2011
705	Identify existing Training organisation and structure - Centralised/decentralised for each process - done from which location, owner and list gaps if any	45 days	August 1, 2011	September 30, 2011
706	Understand systems used for delivering training and Knowledge Management and databases used for storing and managing training resources including documents	45 days	August 1, 2011	September 30, 2011
707	Catalog existing training framework - Domain, process and Technology	45 days	August 1, 2011	September 30, 2011
708	Identify gaps in existing training framework	45 days	August 1, 2011	September 30, 2011

709	Relate the above with Cognizant BPO training organisation and Cognizant Academy	45 days	August 1, 2011	September 30, 2011
710	Onboard resources onto Learning Management system	45 days	August 1, 2011	September 30, 2011
711	Provide training to resources and training team on training systems, new training framework	15 days	August 1, 2011	August 19, 2011
712	Provide training on Cognizant Academy, course offered, access, Calendar, end to end process	45 days	August 1, 2011	September 30, 2011
713	Identify new training organisation and structure and training governance	45 days	August 1, 2011	September 30, 2011
714	BPO Track - Tools	65 days	October 3, 2011	December 30, 2011
715	Identify and catalog all tools used internally at present and understand usage, utility, extendability, scalability	65 days	October 3, 2011	December 30, 2011
716	Consolidate and sunset tools that are not required or have parellel widely used tool at Cognizant	65 days	October 3, 2011	December 30, 2011
717	Identify the existing team that manages these tools - set up, development etc (Launchpad is critical - find out how this will integrate with the Cognizant Bpo tools team or remains with ITO)	65 days	October 3, 2011	December 30, 2011
718	Conduct training on Cognizant tools - basic ones for running ops - ProMIS, Omega, Qsmart, Epiplex, KM Portal, eCARES	65 days	October 3, 2011	December 30, 2011
719	Identify new team which will manage tools in Cognizant scenario	65 days	October 3, 2011	December 30, 2011
720	Set up above tools for CL delivery on Cognizant ecosystem	65 days	October 3, 2011	December 30, 2011
721	Understand any customization requirements and mark that for future development	65 days	October 3, 2011	December 30, 2011
722	BPO Track - People	50 days	June 14, 2011	August 22, 2011
723	Resource impact of the announcement	40 days	June 16, 2011	August 10, 2011
724	Identify key people for every sub-process level & location	41 days	June 15, 2011	August 10, 2011
725	Understand existing Org Structure	1 day	June 14, 2011	June 14, 2011
726	Identify gaps in Org structure w.r.t scale-up, sustainenace, BCP and Risk perspective	33 days	June 15, 2011	July 29, 2011
727	Draw up new Org structure	33 days	June 29, 2011	August 12, 2011
728	Conduct 1-1 discussions to understand aspirations	19 days	July 27, 2011	August 22, 2011
729	Conduct joint townhalls at all four locations	19 days	July 27, 2011	August 22, 2011
730	BPO Track - In-flight Projects	45 days	August 1, 2011	September 30, 2011
731	Identify all inflight projects / initiatives targetted at operational improvements	45 days	August 1, 2011	September 30, 2011
732	BPO Track - Quality and Process Excellence	40 days	August 8, 2011	September 30, 2011
733	Identify available training catalogue	40 days	August 8, 2011	September 30, 2011
734	Framework for monitoring process hygine	40 days	August 8, 2011	September 30, 2011
735	Calender of training programs	40 days	August 8, 2011	September 30, 2011
736	Existing organization structure for quality and PEx	40 days	August 8, 2011	September 30, 2011
737	On-going quality initiatives in the pipeline	40 days	August 8, 2011	September 30, 2011
738	PEx governence road map (training), bootcamps, workshops, etc.	40 days	August 8, 2011	September 30, 2011
739	Training material allignment	40 days	August 8, 2011	September 30, 2011
740	BPO Track - Audits	23 days	August 1, 2011	August 31, 2011
741	Relate to MSA requirements w.r.t eSCM, SAS70, CMMi, ISO etc.	23 days	August 1, 2011	August 31, 2011
742	Identify additional audit requirements for operations driven from end customer requirements	23 days	August 1, 2011	August 31, 2011
743	BPO Track - PMO	46 days	June 29, 2011	August 31, 2011
744	Understand existing PMO organisation and structure	46 days	June 29, 2011	August 31, 2011
745	Draw up new PMO organisation in view of Critical service levels to be tracked	23 days	August 1, 2011	August 31, 2011
746	BPO Track - Systems, Platforms and Databases	64 days	July 5, 2011	September 30, 2011
747	List all systems, platforms and databases used per process to complete required tasks as per Operations Manuals	29 days	July 5, 2011	August 12, 2011

748	Planning of system testing (Refer to NSS tracks)	29 days	August 11, 2011	September 20, 2011
749	Testing of the systems before the cutoff dates	5 days	September 14, 2011	September 20, 2011
750	Forecast Q3 requirements of procurement of hardware / software to ensure business continuity	29 days	August 11, 2011	September 20, 2011
751	Joiner Mover Leaver processes / ELCM	29 days	July 22, 2011	August 31, 2011
752	List of helpdesk items required during transitions	60 days	July 11, 2011	September 30, 2011
753	Contracts/SOWs / Billing	75 days?	June 20, 2011	September 30, 2011
754	SOW sign off	27 days?	June 20, 2011	July 26, 2011
755	SOW Cost Center Mapping	23 days?	June 20, 2011	July 20, 2011
756	Validate and finalize the SOW Cost center Mapping	17 days?	July 21, 2011	August 12, 2011	755
757	SOW Integration Phase 1	48 days	July 27, 2011	September 30, 2011
758	Conduct one-on-one meetings with Delivery leads to provide details about the new SOWs	48 days	July 27, 2011	September 30, 2011	4
759	Timesheeets Training	9 days	August 16, 2011	August 26, 2011	4
760	Access to people for entering timesheet	4 days	August 16, 2011	August 19, 2011
761	FTE & Revenue Reconciliation	12 days	July 26, 2011	August 10, 2011
762	Reconcile FTEs by levels by signed SOWs (level wise FTE mapping)	9 days	July 26, 2011	August 5, 2011
763	Set-up monthly invoicing process (Non ESA Activites, such as Invoice Annexure etc.) and identify the key stakeholders to Execute this on ongoing basis	12 days	July 26, 2011	August 10, 2011
764	BPO Track - Business Continuity Management	21 days	October 3, 2011	October 31, 2011
765	Validate current BCP arrangements and documentation for each sub-process - intercity and identify gaps for execution and plan timelines	21 days	October 3, 2011	October 31, 2011
766	Validate current BCP arrangements and conformity with CL BCP requirements	21 days	October 3, 2011	October 31, 2011
767	Final communication to delivery leads on BCP plans/procedures	21 days	October 3, 2011	October 31, 2011
768	Commence identification of alternative BCP plans and documentation following Close	21 days	October 3, 2011	October 31, 2011
769	Communication Plan	69 days	June 20, 2011	September 22, 2011
770	Announcement Day Plan (Refer Announcement Day Plan in excel)	8 days	June 20, 2011	June 29, 2011
771	Ongoing Communication	49 days	July 18, 2011	September 22, 2011
772	C-sense workshop (Leadership connect program)	39 days	July 27, 2011	September 19, 2011
773	Schedule Workshop at all locations	20 days	July 27, 2011	August 23, 2011	4
774	Conduct workshops	39 days	July 27, 2011	September 19, 2011	4
775	Transform while you perform sessions	15 days	August 8, 2011	August 26, 2011
776	Schedule Meetings & Invites	4 days	August 8, 2011	August 11, 2011	4
777	Conduct workshops	10 days	August 15, 2011	August 26, 2011	4
778	Manager Communications	17 days	July 18, 2011	August 9, 2011
779	Readiness briefings communication draft (to handle employee concerns & queries)	7 days	July 18, 2011	July 26, 2011
780	Change Management communication draft	7 days	July 18, 2011	July 26, 2011
781	Manager communication rollout	10 days	July 27, 2011	August 9, 2011	4

782	Employee Communications	17 days	July 18, 2011	August 9, 2011
783	What to expect sessions draft	7 days	July 18, 2011	July 26, 2011
784	Open Houses invitations drafts	7 days	July 18, 2011	July 26, 2011
785	Employee Communications rollout	10 days	July 27, 2011	August 9, 2011	4
786	Onboarding portal content refresh	42 days	July 27, 2011	September 22, 2011
787	Monitor and respond to queries in portal	42 days	July 27, 2011	September 22, 2011	4
788	Update FAQs	21 days	July 28, 2011	August 25, 2011	4
789	Employee Change communication	17 days	July 18, 2011	August 9, 2011
790	Build the draft of 'What will not change/What will change' across all tracks	7 days	July 18, 2011	July 26, 2011
791	Communicate What will not change/What will change (for the better)	10 days	July 27, 2011	August 9, 2011	784
792	Preparation for Commencement day (Close)	18 days	July 1, 2011	July 26, 2011
793	Employee Handbook preparation	18 days	July 1, 2011	July 26, 2011
794	Content Creation	8 days	July 1, 2011	July 12, 2011
795	Content Review and Sign Off	2 days	July 13, 2011	July 14, 2011	794
796	Design & Layout	4 days	July 15, 2011	July 20, 2011	795
797	Printing	4 days	July 21, 2011	July 26, 2011	796
798	Cognizant branding for Commencement day	10 days	July 11, 2011	July 22, 2011
799	Plan for Cognizant branding for all locations	5 days	July 11, 2011	July 15, 2011
800	Create Posters / Standees / Branding material for all locations	3 days	July 18, 2011	July 20, 2011	799
801	Ensure coordination with other groups on Commencement day branding	4 days	July 19, 2011	July 22, 2011
802	Post Commencement date activities	23 days	August 1, 2011	August 31, 2011
803	Cognizant's Mandatory Training	6 days	August 1, 2011	August 8, 2011
804	Mail on "Know Cognizant" & Culture	6 days	August 1, 2011	August 8, 2011
805	Mail on "Know Cognizant Leaders"	6 days	August 1, 2011	August 8, 2011
806	Communication on Code of Ethics	6 days	August 1, 2011	August 8, 2011
807	Communication on Acceptable Usage policy	6 days	August 1, 2011	August 8, 2011
808	Communication on Peoplesoft E-learning	6 days	August 1, 2011	August 8, 2011
809	Communication to current Cognizant Employees	2 days	August 1, 2011	August 2, 2011
810	Mail to Cognizant BFS associates on synergy	2 days	August 1, 2011	August 2, 2011
811	Mail to Cognizant BPO associates on synergy	2 days	August 1, 2011	August 2, 2011
812	Mail to Cognizant B'lore & H'bad associates on synergy	2 days	August 1, 2011	August 2, 2011
813	Leadership Connect Sessions Planning	14 days	August 1, 2011	August 18, 2011
814	Ongoing Leadership interaction sessions	14 days	August 1, 2011	August 18, 2011
815	Branding Makeover Plan	23 days	August 1, 2011	August 31, 2011
816	Additional Tasks Added	1 day?	August 30, 2011	August 30, 2011
817	HR - Confirm peripheral employee data movement and check if set up (inactive state) is successful - 54	1 day?	August 30, 2011	August 30, 2011
818	Close	0 days	August 16, 2011	August 16, 2011	449,45

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

MASTER PROFESSIONAL SERVICES AGREEMENT
between
CoreLogic Real Estate Solutions, LLC
and
Cognizant Technology Solutions U.S. Corporation

August 17, 2011

Supplement A
Mortgage Support Services
August 17, 2011

Schedule A-17
Supplier-Caused Customer Claims

This document contains proprietary and confidential information of CoreLogic and Cognizant. The information contained in this document may not be disclosed outside either Party without the prior written permission of the other Party.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule A-17
Supplier-Caused Customer Claims

1.	introduction.

1.1    Agreement. This Schedule A-17 (this “Schedule”) is attached to and incorporated by reference in Supplement A to that certain Master Professional Services Agreement by and between CoreLogic and Supplier dated August 17, 2011.

1.2    References. All references in this Schedule to articles, sections and exhibits shall be to this Schedule, unless another reference is provided.

1.3    Purpose. This Schedule describes the agreement between the Parties with respect to financial responsibility for Supplier-Caused Customer Claims (as such term is defined in this Schedule). Notwithstanding anything to the contrary in the Agreement, including Section 18.2(g) (Acknowledged Direct Damages) of the MPSA, with respect to the allocation of financial responsibility for Supplier-Caused Customer Claims, this Schedule shall take precedence over any conflicting provision in the Agreement.

1.4    Definitions. Terms used in this Schedule with initial capitalized letters but not defined in this Schedule shall have the respective meanings set forth in Schedule A-1 to Supplement A, Schedule 1 to the MPSA or the other Schedules to the MPSA or Supplement A. The following terms have the meanings set forth below:
“***% Threshold” means, for a given Contract Year in which the aggregate amount of Supplier-Caused Customer Claims with a Claim Date in such Contract Year is *** for such Contract Year, an amount equal to the Baseline multiplied by *** (***%).
“***% Threshold” means, for a given Contract Year in which the aggregate amount of Supplier-Caused Customer Claims with a Claim Date in such Contract Year is *** for such Contract Year, an amount equal to the Baseline multiplied by *** (***%).
“Below-Baseline Amount” means, for a given Contract Year in which the aggregate amount of Supplier-Caused Customer Claims with a Claim Date in such Contract Year is less than the Baseline for such Contract Year, an amount equal to (a) the Baseline for such Contract Year, minus (b) the aggregate amount of such Supplier-Caused Customer Claims.
“Claim Date” means the date on which CoreLogic or a CoreLogic Affiliate is notified of a Customer Claim.
“Customer Claim” means a claim made by a CoreLogic Customer for reimbursement of fines, penalties or other damages that results in a payment for such claim by CoreLogic or a CoreLogic Affiliate to (a) a CoreLogic Customer, or (b) a government agency or other third party on behalf of such CoreLogic Customer, in each case only to the extent arising from the performance of Services within the following Service Areas: ***. Any such claim by a CoreLogic Customer becomes a Customer Claim on the applicable Claim Date.
“Supplier-Caused Customer Claim” means a Customer Claim to the extent such Customer Claim is caused by Supplier's failure to perform the Services in accordance with the Agreement and the Policy and Procedures Manual.

2.	Financial Responsibility for Supplier-Caused Customer Claims.

2.1    Supplier-Caused Customer Claim Baseline.

(a)
Establishment of Determination Process. During the first six (6) months after the Supplement Effective Date, the Parties will review the process in place for determining whether a Customer Claim is a Supplier-Caused Customer Claim. The Parties will mutually agree on an appropriate process for determining that a Customer Claim is a Supplier-Caused Customer Claim and will document such process in the Policy and Procedures Manual (the “Determination Process”).

(b)
Creation of Provisional Baseline. At least sixty (60) days prior to the beginning of Contract Year 2, the Parties shall mutually agree on a Supplier-Caused Customer Claim baseline for Contract Year 2 based upon data for the amount of Supplier-Caused Customer Claims from Contract Year 1, as determined by using the Determination Process (the “Provisional Baseline”). For the avoidance of doubt, although the Parties will track the amount of Supplier-Caused Customer Claims against the Provisional Baseline, as provided in Section 2.2(a), *** shall be financially responsible for *** Supplier-Caused Customer Claims with a Claim Date in Contract Year 1 and Contract Year 2.

(c)
Creation of Initial Baseline. At least sixty (60) days prior to the beginning of Contract Year 3, the Parties shall mutually agree on a Supplier-Caused Customer Claim baseline for Contract Year 3 based upon the Provisional Baseline, CoreLogic data for prior years and data for the amount of Supplier-Caused Customer Claims from Contract Year 2, as determined by using the Determination Process (the “Initial Baseline”).

(d)
Annual Baseline Reset. At least sixty (60) days prior to the beginning of each Contract Year after Contract Year 3, the Parties shall mutually agree on a new baseline (each a “Subsequent Baseline” and, collectively and together with the Initial Baselines, the “Baselines”) for such Contract Year; provided that a Baseline may only be *** for a subsequent Contract Year as a result of circumstances that are *** and/or *** to *** to *** the *** (e.g., the *** of a *** by *** for which a *** of fines and penalties may be incurred).

2.2    Financial Responsibility for Supplier-Caused Customer Claims.

(a)
Financial Responsibility and Cap. *** shall be financially responsible for *** (i) Supplier-Caused Customer Claims with a Claim Date in Contract Years 1 or 2, and (ii) Customer Claims that are not Supplier-Caused Customer Claims, regardless of the Claim Date. *** shall not be responsible for *** amounts to be paid in connection with any such Customer Claims referenced in the preceding sentence. For Supplier-Caused Customer Claims with a Claim Date during the term of Supplement A but in a Contract Year after Contract Year 2: (i) *** shall be financially responsible for such Supplier-Caused Customer Claims up to the applicable Baseline for such Contract Year; and (ii) *** shall be financially responsible for, and shall promptly *** for, all Supplier-Caused Customer Claims in excess of the applicable Baseline, the “Baseline Excess Amounts”) for such Contract Year, up to a maximum aggregate amount per Contract Year of $*** (the “*** Claims Cap”).

(b)
*** shall be financially responsible for all amounts in excess of the *** Claims Cap (the “*** Cap Excess Amounts”); provided that, if the Baseline Excess Amounts for Supplier-Caused Customer Claims with a Claim Date in a given Contract Year are greater than $***, then *** shall have the option to *** for all of the Baseline Excess Amounts for such Contract Year within thirty (30) days of the beginning of the subsequent Contract Year. If *** elects to not *** in accordance with the foregoing sentence, *** shall have *** days to determine whether it intends to *** the *** giving *** to the Supplier-Caused Customer Claims under Supplement A. If *** delivers a written notice of its intent to so *** within such ***-day period, *** shall have the option to *** for all of the Baseline Excess Amounts for the prior Contract Year within *** (***) days after the date of *** (the “Second *** Period”). If *** elects to not *** in accordance with the foregoing sentence, *** shall have the right to *** the *** Services *** to the Supplier-Caused Customer Claims under Supplement A with effect no earlier than *** (**) days after the expiration of the Second *** Period upon written notice to ***. Such right of *** will be deemed a ***.

(c)
Below-Baseline Amounts. If the aggregate amount of Supplier-Caused Customer Claims with a Claim Date in a given Contract Year is less than the Baseline for such Contract Year, then *** shall have the right to *** on the *** for the subsequent Contract Year for, and *** to ***, an *** (the “***”) calculated in accordance with the following:

(i)	if the Below-Baseline Amount is less than or equal to the ***% Threshold, the *** shall be equal to the product of the Below-Baseline Amount multiplied by *** percent (***%);

(ii)
if the Below-Baseline Amount is greater than the ***% Threshold and less than or equal to the ***% Threshold, the *** shall be equal to the sum of: (A) the product of the ***% Threshold multiplied by *** percent (***%); and (B) the product of the portion of the Below-Baseline Amount in excess of the ***% Threshold multiplied by *** percent (***%); and

(iii)	if the Below-Baseline Amount is greater than the ***% Threshold, the *** shall be equal to the sum of: (A) the product of the ***% Threshold multiplied by *** percent (***%); (B) the product of the

***% Threshold multiplied by *** percent (***%); and (C) the product of the portion of the Below-Baseline Amount in excess of the ***% Threshold multiplied by *** percent (***%).